FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-286968-01

PROSPECTUS

$691,826,000 (Approximate)

BBCMS Mortgage Trust 2025-C35

(Central Index Key Number 0002074653)

as Issuing Entity

Barclays Commercial Mortgage Securities LLC

(Central Index Key Number 0001541480)

as Depositor
Barclays Capital Real Estate Inc.

(Central Index Key Number 0001549574)

UBS AG
(Central Index Key Number 0001685185)

German American Capital Corporation
(Central Index Key Number 0001541294)

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

Societe Generale Financial Corporation

(Central Index Key Number 0001755531)

Goldman Sachs Mortgage Company

(Central Index Key Number 0001541502)

Bank of America, National Association

(Central Index Key Number 0001102113)

LMF Commercial, LLC

(Central Index Key Number 0001592182)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2025-C35

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2025-C35 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates identified under “Summary of Certificates”) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2025-C35. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in August 2025. The rated final distribution date for the offered certificates is the distribution date in July 2058.

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$9,224,000		4.66900%	Fixed(5)	July 2030
Class A-4	$100,000,000		5.28900%	Fixed(5)	March 2035
Class A-5	$416,956,000		5.58600%	WAC Cap(6)	July 2035
Class A-SB	$11,907,000		5.46100%	Fixed(5)	February 2035
Class X-A	$538,087,000	(7)	0.85832%	Variable(8)	NAP
Class A-S	$82,635,000		5.84300%	WAC Cap(6)	July 2035
Class B	$41,317,000		6.12400%	WAC Cap(6)	July 2035
Class C	$29,787,000		6.31914%	WAC minus 0.0515%(9)	July 2035

(Footnotes on table on pages 3 and 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 59 and page 61, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, SG Americas Securities, LLC, UBS Securities LLC, Bancroft Capital, LLC or Academy Securities, Inc., will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 49.3% of each class of offered certificates, Deutsche Bank Securities Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 20.1% of each class of offered certificates, J.P. Morgan Securities LLC is acting as co-lead manager and joint bookrunner with respect to approximately 12.1% of each class of offered certificates, SG Americas Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 7.1% of each class of offered certificates, Goldman Sachs & Co. LLC is acting as co-lead manager and joint bookrunner with respect to approximately 6.0% of each class of offered certificates, BofA Securities, Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 5.4% of each class of offered certificates and UBS Securities LLC is acting as co-lead manager and joint bookrunner with respect to approximately 0.0% of each class of offered certificates. Bancroft Capital, LLC and Academy Securities, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about July 24, 2025. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately 106.6% of the aggregate certificate balance of the offered certificates, plus accrued interest from July 1, 2025, before deducting expenses payable by the depositor.

Barclays	BofA Securities	Deutsche Bank Securities
Goldman Sachs & Co. LLC	J.P. Morgan	Société Générale
UBS Securities LLC
Co-Lead Managers and Joint Bookrunners
Academy Securities	Bancroft Capital, LLC

Co-Managers

July 10, 2025

BBCMS Mortgage Trust 2025-C35

Commercial Mortgage Pass-Through Certificates, Series 2025-C35

Utah
1 property
$12,800,000
1.6% of total
Illinois/Iowa
1 property
$5,700,000
0.7% of total
Illinois
1 property
$8,650,000
1.1% of total
Wisconsin
3 properties
$24,061,213
3.0% of total
Indiana
2 properties
$9,074,750
1.1% of total
Pennsylvania
1 property
$5,650,000
0.7% of total
New York
19 properties
$216,471,100
27.2% of total
Massachusetts
9 properties
$103,750,000
13.0% of total
Michigan
1 property
$3,757,219
0.5% of total
Oregon
1 property
$70,000,000
8.8% of total
Connecticut
1 property
$2,671,031
0.3% of total
Ohio
2 properties
$4,438,688
0.6% of total
New Jersey
4 properties
$45,300,000
5.7% of total
Nevada
1 property
$5,000,000
0.6% of total
Delaware
1 property
$2,926,406
0.4% of total
California
6 properties
$91,830,000
11.5% of total
Maryland
1 property
$74,691,878
9.4% of total
Virginia
2 properties
$35,531,219
4.5% of total
South Carolina
1 property
$1,062,563
0.1% of total
North Carolina
5 properties
$9,787,500
1.2% of total
Georgia
3 properties
$17,228,219
2.2% of total
Percentage of Initial Pool Balance
0.1% – 2.0%
2.1% – 8.0%
8.1% – 27.2%
Texas
3 properties
$26,660,000
3.4% of total
Louisiana
2 properties
$6,220,281
0.8% of total
Tennessee
4 properties
$5,507,438
0.7% of total
Alabama
3 properties
$4,825,406
0.6% of total
Florida
2 properties
$1,745,156
0.2% of total

Summary of Certificates(*)

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$9,224,000		30.000%	4.66900%	Fixed(5)	July 2030	2.77	8/25 – 7/30
A-4	$100,000,000		30.000%	5.28900%	Fixed(5)	March 2035	9.57	2/35 – 3/35
A-5	$416,956,000		30.000%	5.58600%	WAC Cap(6)	July 2035	9.82	3/35 – 7/35
A-SB	$11,907,000		30.000%	5.46100%	Fixed(5)	February 2035	7.35	7/30 – 2/35
X-A	$538,087,000	(7)	NAP	0.85832%	Variable(8)	NAP	NAP	NAP
A-S	$82,635,000		19.250%	5.84300%	WAC Cap(6)	July 2035	9.98	7/35 – 7/35
B	$41,317,000		13.875%	6.12400%	WAC Cap(6)	July 2035	9.98	7/35 – 7/35
C	$29,787,000		10.000%	6.31914%	WAC minus 0.0515%(9)	July 2035	9.98	7/35 – 7/35
Non-Offered Certificates
X-B	$153,739,000	(10)	NAP	0.35987%	Variable(11)	NAP	NAP	NAP
X-D	$24,022,000	(12)	NAP	1.87064%	Variable(13)	NAP	NAP	NAP
X-E	$17,295,000	(14)	NAP	2.87064%	Variable(15)	NAP	NAP	NAP
D	$24,022,000		6.875%	4.50000%	Fixed(5)	July 2035	9.98	7/35 – 7/35
E	$17,295,000		4.625%	3.50000%	Fixed(5)	July 2035	9.98	7/35 – 7/35
J-RR	$11,531,000		3.125%	6.37064%	WAC(16)	July 2035	9.98	7/35 – 7/35
K-RR	$24,022,173		0.000%	6.37064%	WAC(16)	July 2035	9.98	7/35 – 7/35
R(17)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(*)	The Class VRR certificates are not offered pursuant to this Prospectus. Information regarding the Class VRR certificates is set forth in the table entitled “Summary of Class VRR Certificates” below and under “Credit Risk Retention” in this Prospectus. The certificate balance of the Class VRR certificates is not included in the certificate balance or notional amount of any class of certificates set forth under “Offered Certificates” and “Non-Offered Certificates” in the table above.
(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate. The approximate initial credit support percentages shown in the table above take into account the Class VRR certificates. The Class VRR certificates provide credit support only to the limited extent that they are allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between the Class VRR certificates, on the one hand, and the non-VRR certificates (other than the Class X-A, Class X-B, Class X-D and Class X-E certificates), on the other hand, pro rata, in accordance with their respective percentage allocation entitlement. See “Description of the Certificates”.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(5)	The pass-through rates for the Class A-1, Class A-4, Class A-SB, Class D and Class E certificates (collectively with the Class A-5, Class A-S, Class B, Class C, Class J-RR and Class K-RR certificates, the “principal balance certificates”) for any distribution date will be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate as set forth opposite such class in the table.
(6)	The pass-through rates for the Class A-5, Class A-S and Class B certificates for any distribution date will be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (a) a fixed rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a variable rate per annum (described in the table as “Variable”) equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-4, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)	The pass-through rate for the Class C certificates for any distribution date will be a variable rate per annum (described in the table as “WAC minus 0.0515%”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus 0.0515%. For the purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
3

(10)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-B certificates for any distribution date will be a variable rate per annum (described in the table as “Variable”) equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.
(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a variable rate per annum (described in the table as “Variable”) equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class X-E certificates are notional amount certificates. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates outstanding from time to time. The Class X-E certificates will not be entitled to distributions of principal.
(15)	The pass-through rate for the Class X-E certificates for any distribution date will be a variable rate per annum (described in the table as “Variable”) equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(16)	The pass-through rate for the Class J-RR and Class K-RR certificates, in each case and on each distribution date, will be a per annum rate (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year of twelve 30-day months).
(17)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

4

Summary of Class VRR Certificates

Non-Offered Eligible Vertical Interest(1)	Approximate Initial VRR Certificate Balance	Approximate Initial VRR Interest Rate	VRR Interest Rate Description	Assumed Final Distribution Date(2)	Weighted Average Life (Years)(3)	Expected Principal Window(3)
Class VRR	$26,643,893	6.37064%	(4)	July 2035	9.71	8/25 – 7/35

(1)	The Class VRR certificates will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and are expected to be acquired and retained by Barclays Capital Real Estate Inc.(or its “majority-owned affiliate”, as such term is defined in the Credit Risk Retention Rules) as described under “Credit Risk Retention”. The Class VRR certificates represent the right to receive approximately 3.35% of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the certificates on each distribution date, as further described under “Credit Risk Retention”.
(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(3)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the Class VRR certificates are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates of the mortgage loans or whole loans.
(4)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the Class VRR certificates will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

The Class X-B, Class X-D, Class X-E, Class D, Class E, Class J-RR, Class K-RR, Class VRR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates is presented solely to enhance your understanding of the offered certificates.

5

TABLE OF CONTENTS

Summary of Certificates(*)	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in This Prospectus	16
Summary of Terms	27
Summary of Risk Factors	59
Risks Relating to the Mortgage Loans	59
Risks Relating to Conflicts of Interest	60
Other Risks Relating to the Certificates	60
Risk Factors	61
Risks Related to Market Conditions and Other External Factors	61
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	61
Risks Relating to the Mortgage Loans	62
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	62
Risks of Commercial and Multifamily Lending Generally	62
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	64
General	64
A Tenant Concentration May Result in Increased Losses	65
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	66
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	66
Mortgaged Properties Leased to School Tenants Also Have Risks	66
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	67
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	67

Early Lease Termination Options May Reduce Cash Flow	68
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	69
Mixed Use Properties Have Special Risks	69
Retail Properties Have Special Risks	69
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers	70
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector	70
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants	71
Office Properties Have Special Risks	72
Multifamily Properties Have Special Risks	73
Leased Fee Properties Have Special Risks	76
Industrial Properties Have Special Risks	76
Hotel Properties Have Special Risks	77
Risks Relating to Affiliation with a Franchise or Hotel Management Company	79
Self-Storage Properties Have Special Risks	80
Healthcare-Related Properties Have Special Risks	81
Condominium Ownership May Limit Use and Improvements	83
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	84
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors

6

May Disproportionately Increase Losses	85
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	86
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	88
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	89
Risks Related to Zoning Non-Compliance and Use Restrictions	91
Risks Relating to Inspections of Properties	92
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	92
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	93
Insurance May Not Be Available or Adequate	93
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	95
Terrorism Insurance May Not Be Available for All Mortgaged Properties	95
Risks Associated with Blanket Insurance Policies or Self-Insurance	96
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	97
Limited Information Causes Uncertainty	97
Historical Information	97
Ongoing Information	97
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	98
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	98
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	99

Static Pool Data Would Not Be Indicative of the Performance of this Pool	100
Appraisals May Not Reflect Current or Future Market Value of Each Property	100
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	102
The Borrower’s Form of Entity May Cause Special Risks	102
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	104
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	105
Other Financings or Ability to Incur Other Indebtedness Entails Risk	106
Tenancies-in-Common May Hinder Recovery	107
Risks Relating to Delaware Statutory Trusts	108
Risks Relating to Enforceability of Cross-Collateralization	108
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	108
Risks Associated with One Action Rules	109
State Law Limitations on Assignments of Leases and Rents May Entail Risks	109
Various Other Laws Could Affect the Exercise of Lender’s Rights	109
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	110
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	111
Risks Related to Ground Leases and Other Leasehold Interests	112
Increases in Real Estate Taxes May Reduce Available Funds	113
Risks Relating to Tax Credits	114
State and Local Mortgage Recording Taxes May Apply

7

Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	114
Risks Related to Conflicts of Interest	114
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	114
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	117
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	118
Potential Conflicts of Interest of the Operating Advisor	120
Potential Conflicts of Interest of the Asset Representations Reviewer	121
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	122
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	123
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	125
Other Potential Conflicts of Interest May Affect Your Investment	125
Other Risks Relating to the Certificates	126
EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements	126
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	128
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	131
General	131
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	132
Your Yield May Be Adversely Affected By Prepayments

Resulting From Earnout Reserves	133
Losses and Shortfalls May Change Your Anticipated Yield	134
Risk of Early Termination	134
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	134
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	135
You Have Limited Voting Rights	135
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	136
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	138
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	139
Risks Relating to Modifications of the Mortgage Loans	140
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	141
Payments Allocated to the Class VRR Certificates Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the Class VRR Certificates	142
Risks Relating to Interest on Advances and Special Servicing Compensation	142
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	142

8

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	143
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	144
The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	144
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	145
Tax Considerations Relating to Foreclosure	145
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	145
REMIC Status	146
Material Federal Tax Considerations Regarding Original Issue Discount	146
General Risks	146
The Certificates May Not Be a Suitable Investment for You	146
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	147
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	147
Other Events May Affect the Value and Liquidity of Your Investment	147
The Certificates Are Limited Obligations	148
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	148
Legal and Regulatory Provisions Affecting Investors Could

Adversely Affect the Liquidity of the Offered Certificates	149
Description of the Mortgage Pool	150
General	150
Co-Originated and Third-Party Originated Mortgage Loans	152
Certain Calculations and Definitions	152
Definitions	153
Mortgage Pool Characteristics	165
Overview	165
Property Types	166
Mixed Use Properties	167
Retail Properties	168
Office Properties	168
Multifamily Properties	168
Leased Fee Properties	169
Industrial Properties	169
Hotel Properties	169
Self Storage Properties	170
Specialty Use Concentrations	170
Mortgage Loan Concentrations	171
Top Fifteen Mortgage Loans	171
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	171
Geographic Concentrations	173
Mortgaged Properties with Limited Prior Operating History	174
Tenancies-in-Common or Diversified Ownership	174
Delaware Statutory Trusts	174
Condominium and Other Shared Interests	175
Fee & Leasehold Estates; Ground Leases	175
Environmental Considerations	178
Mortgaged Properties Subject to Local Law 97	184
Redevelopment, Renovation and Expansion	184
Assessment of Property Value and Condition	186
Litigation and Other Considerations	186
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	189
Tenant Issues	190
Tenant Concentrations	190
Lease Expirations and Terminations	191
Expirations	191
Terminations	192
Other	192
Purchase Options and Rights of First Refusal	193
Affiliated Leases	194

9

Competition from Certain Nearby Properties	195
Insurance Considerations	195
Use Restrictions	197
Appraised Value	200
Non-Recourse Carveout Limitations	200
Real Estate and Other Tax Considerations	201
Delinquency Information	201
Certain Terms of the Mortgage Loans	202
Amortization of Principal	202
Due Dates; Mortgage Rates; Calculations of Interest	202
Single Purpose Entity Covenants	203
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	204
Voluntary Prepayments	204
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	205
Defeasance	206
Releases; Partial Releases	207
Escrows	210
Mortgaged Property Accounts	211
Exceptions to Underwriting Guidelines	212
Additional Indebtedness	213
General	213
Whole Loans	213
Mezzanine Indebtedness	213
Other Secured Indebtedness	215
Preferred Equity	215
Other Unsecured Indebtedness	215
The Whole Loans	216
General	216
The Serviced Pari Passu Whole Loans	222
Intercreditor Agreement	222
Control Rights with respect to Serviced Pari Passu Whole Loans	223
Certain Rights of each Non-Controlling Holder	223
Sale of Defaulted Mortgage Loan	224
The Non-Serviced Pari Passu Whole Loans	224
Intercreditor Agreement	224
Control Rights	225
Certain Rights of each Non-Controlling Holder	225
Custody of the Mortgage File	226
Sale of Defaulted Mortgage Loan	227
Additional Information	234
Transaction Parties	234

The Sponsors and Mortgage Loan Sellers	234
Barclays Capital Real Estate Inc.	235
General	235
Barclays’ Securitization Program	235
Review of Barclays Mortgage Loans	236
Barclays’ Underwriting Guidelines and Processes	237
Compliance with Rule 15Ga-1 under the Exchange Act	240
Retained Interests in This Securitization	241
UBS AG New York Branch	241
General	241
UBS AG New York Branch’s Securitization Program	241
Review of the UBS AG New York Branch Mortgage Loans	242
UBS AG New York Branch’s Underwriting Standards	244
Exceptions	246
Compliance with Rule 15Ga-1 under the Exchange Act	246
Retained Interests in This Securitization	250
German American Capital Corporation	250
General	250
GACC’s Securitization Program	251
Review of GACC Mortgage Loans	251
DB Originators’ Underwriting Guidelines and Processes	253
Exceptions to DB Originators’ Underwriting Guidelines	258
Compliance with Rule 15Ga-1 under the Exchange Act	258
Retained Interests in This Securitization	258
JPMorgan Chase Bank, National Association	258
General	258
JPMCB’s Securitization Program	259
Review of JPMCB Mortgage Loans	260
JPMCB’s Underwriting Standards and Processes	261
Compliance with Rule 15Ga-1 under the Exchange Act	266
Retained Interests in This Securitization	269
Starwood Mortgage Capital LLC	269

10

General	269
Starwood’s Securitization Program	269
Review of SMC Mortgage Loans	269
SMC’s Underwriting Guidelines and Processes	271
Exceptions to SMC’s Disclosed Underwriting Guidelines	274
Servicing	275
Compliance with Rule 15Ga-1 under the Exchange Act	275
Retained Interests in This Securitization	275
Societe Generale Financial Corporation	275
General	275
Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program	275
Societe Generale Financial Corporation’s Underwriting Standards	276
Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor	279
Compliance with Rule 15Ga-1 under the Exchange Act	282
Retained Interests in This Securitization	282
Goldman Sachs Mortgage Company	282
General	282
GSMC’s Commercial Mortgage Securitization Program	282
Review of GSMC Mortgage Loans	283
The Goldman Originator	284
Goldman Originator’s Underwriting Guidelines and Processes	286
Servicing	291
Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines	291
Compliance with Rule 15Ga-1 under the Exchange Act	291
Retained Interests in This Securitization	291
Bank of America, National Association	292
General	292
Bank of America’s Securitization Program	292

Bank of America’s Commercial Mortgage Loan Underwriting Standards	292
Review of Bank of America Mortgage Loans	299
Retained Interests in This Securitization	305
LMF Commercial, LLC	305
General	305
LMF’s Securitization Program	305
LMF’s Underwriting Standards and Loan Analysis	305
Review of Mortgage Loans for Which LMF is the Sponsor	309
Compliance with Rule 15Ga-1 under the Exchange Act	311
Retained Interests in This Securitization	311
The Depositor	311
The Issuing Entity	312
The Master Servicer	312
The Special Servicer	321
The Certificate Administrator and Trustee	324
The Operating Advisor and Asset Representations Reviewer	327
Credit Risk Retention	329
General	329
Material Terms of the Class VRR Certificates	329
General	329
VRR Available Funds	330
Allocation of VRR Realized Losses	330
Priority of Distributions on the Class VRR Certificates	330
Yield Maintenance Charges and Prepayment Premiums	331
Qualifying CRE Loans; Required Credit Risk Retention Percentage	331
HRR Certificates	332
General	332
Material Terms of the Eligible Horizontal Interest	333
The Third-Party Purchaser	333
Hedging, Transfer and Financing Restrictions	334
Operating Advisor	334
Representations and Warranties	336
Description of the Certificates	336
General	336
Distributions	339
Method, Timing and Amount	339
Available Funds	339
Priority of Distributions	341
Pass-Through Rates	344
Interest Distribution Amount	346

11

Principal Distribution Amount	347
Certain Calculations with Respect to Individual Mortgage Loans	348
Application Priority of Mortgage Loan Collections or Whole Loan Collections	350
Allocation of Yield Maintenance Charges and Prepayment Premiums	352
Assumed Final Distribution Date; Rated Final Distribution Date	354
Prepayment Interest Shortfalls	354
Subordination; Allocation of Realized Losses	356
Reports to Certificateholders; Certain Available Information	358
Certificate Administrator Reports	358
Information to be Provided to Risk Retention Consultation Party	364
Information Available Electronically	365
Voting Rights	369
Delivery, Form, Transfer and Denomination	370
Book-Entry Registration	370
Definitive Certificates	373
Certificateholder Communication	373
Access to Certificateholders’ Names and Addresses	373
Requests to Communicate	373
List of Certificateholders	374
Description of the Mortgage Loan Purchase Agreements	374
General	374
Dispute Resolution Provisions	384
Asset Review Obligations	384
Pooling and Servicing Agreement	384
General	384
Assignment of the Mortgage Loans	384
Servicing Standard	385
Subservicing	386
Advances	387
P&I Advances	387
Servicing Advances	388
Nonrecoverable Advances	389
Recovery of Advances	390
Accounts	391
Withdrawals from the Collection Account	393
Servicing and Other Compensation and Payment of Expenses	396
General	396
Master Servicing Compensation	400
Special Servicing Compensation	404
Disclosable Special Servicer Fees	408
Certificate Administrator and Trustee Compensation	409
Operating Advisor Compensation	409

Asset Representations Reviewer Compensation	410
CREFC® Intellectual Property Royalty License Fee	411
Appraisal Reduction Amounts	411
Maintenance of Insurance	417
Modifications, Waivers and Amendments	420
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	424
Inspections	425
Collection of Operating Information	426
Special Servicing Transfer Event	426
Asset Status Report	428
Realization Upon Mortgage Loans	432
Sale of Defaulted Loans and REO Properties	434
The Directing Certificateholder	437
General	437
Major Decisions	438
Asset Status Report	441
Replacement of the Special Servicer	442
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	442
Servicing Override	444
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	444
Rights of the Holders of Serviced Pari Passu Companion Loans	445
Limitation on Liability of Directing Certificateholder	445
The Operating Advisor	445
General	445
Duties of Operating Advisor at All Times	446
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	449
Recommendation of the Replacement of the Special Servicer	449
Eligibility of Operating Advisor	449
Other Obligations of Operating Advisor	450
Delegation of Operating Advisor’s Duties	451
Termination of the Operating Advisor With Cause	451
Rights Upon Operating Advisor Termination Event	452
Waiver of Operating Advisor Termination Event	452

12

Termination of the Operating Advisor Without Cause	452
Resignation of the Operating Advisor	453
Operating Advisor Compensation	453
The Asset Representations Reviewer	453
Asset Review	453
Asset Review Trigger	453
Asset Review Vote	455
Review Materials	455
Asset Review	456
Eligibility of Asset Representations Reviewer	458
Other Obligations of Asset Representations Reviewer	459
Delegation of Asset Representations Reviewer’s Duties	459
Assignment of Asset Representations Reviewer’s Rights and Obligations	459
Asset Representations Reviewer Termination Events	459
Rights Upon Asset Representations Reviewer Termination Event	460
Termination of the Asset Representations Reviewer Without Cause	461
Resignation of Asset Representations Reviewer	461
Asset Representations Reviewer Compensation	461
Limitation on Liability of Risk Retention Consultation Party	461
Replacement of the Special Servicer Without Cause	462
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	464
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	465
Termination of the Master Servicer or Special Servicer for Cause	466
Servicer Termination Events	466
Rights Upon Servicer Termination Event	467
Waiver of Servicer Termination Event	469
Resignation of the Master Servicer or Special Servicer	469
Limitation on Liability; Indemnification	469
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	472

Dispute Resolution Provisions	473
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	473
Repurchase Request Delivered by a Party to the PSA	473
Resolution of a Repurchase Request	474
Mediation and Arbitration Provisions	476
Servicing of the Non-Serviced Mortgage Loans	477
General	477
Rating Agency Confirmations	482
Evidence as to Compliance	484
Limitation on Rights of Certificateholders to Institute a Proceeding	485
Termination; Retirement of Certificates	485
Amendment	486
Resignation and Removal of the Trustee and the Certificate Administrator	489
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	490
Certain Legal Aspects of Mortgage Loans	491
General	492
Types of Mortgage Instruments	492
Leases and Rents	493
Personalty	493
Foreclosure	493
General	493
Foreclosure Procedures Vary from State to State	493
Judicial Foreclosure	494
Equitable and Other Limitations on Enforceability of Certain Provisions	494
Nonjudicial Foreclosure/Power of Sale	494
Public Sale	495
Rights of Redemption	496
Anti-Deficiency Legislation	496
Leasehold Considerations	496
Bankruptcy Laws	497
Environmental Considerations	503
General	503
Superlien Laws	503
CERCLA	503
Certain Other Federal and State Laws	504
Additional Considerations	504
Due-on-Sale and Due-on-Encumbrance Provisions	505
Subordinate Financing	505
Default Interest and Limitations on Prepayments	505
Applicability of Usury Laws	505

13

Americans with Disabilities Act	506
Servicemembers Civil Relief Act	506
Anti-Money Laundering, Economic Sanctions and Bribery	507
Potential Forfeiture of Assets	507
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	507
Interim Servicing Arrangements	509
Interim and Other Custodial Arrangements	509
Pending Legal Proceedings Involving Transaction Parties	510
Use of Proceeds	510
Yield and Maturity Considerations	510
Yield Considerations	510
General	510
Rate and Timing of Principal Payments	511
Losses and Shortfalls	512
Certain Relevant Factors Affecting Loan Payments and Defaults	512
Delay in Payment of Distributions	513
Yield on the Certificates with Notional Amounts	513
Weighted Average Life	514
Pre-Tax Yield to Maturity Tables	518
Material Federal Income Tax Considerations	522
General	522
Qualification as a REMIC	522
Status of Offered Certificates	524
Taxation of Regular Interests	525
General	525
Original Issue Discount	525
Acquisition Premium	527
Market Discount	527
Premium	528

Election To Treat All Interest Under the Constant Yield Method	528
Treatment of Losses	528
Yield Maintenance Charges and Prepayment Premiums	529
Sale or Exchange of Regular Interests	529
Taxes That May Be Imposed on a REMIC	530
Prohibited Transactions	530
Contributions to a REMIC After the Startup Day	530
Net Income from Foreclosure Property	530
REMIC Partnership Representative	531
Taxation of Certain Foreign Investors	531
FATCA	532
Backup Withholding	532
Information Reporting	533
3.8% Medicare Tax on “Net Investment Income”	533
Reporting Requirements	533
Certain State and Local Tax Considerations	533
Method of Distribution (Underwriter)	534
Incorporation of Certain Information by Reference	537
Where You Can Find More Information	537
Financial Information	538
Certain ERISA Considerations	538
General	538
Plan Asset Regulations	539
Administrative Exemptions	539
Insurance Company General Accounts	541
Legal Investment	542
Legal Matters	543
Ratings	543
Index of Defined Terms	545

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
14

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1
Annex F:	Assumed Principal Payment Schedule for the 340 Mt Kemble Mortgage Loan	F-1

15

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

16

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth on the table of contents of this prospectus, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the BBCMS 2025-C35 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.
17

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EEA RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “EU PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EEA PRIIPS REGULATION.

EU PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ONLY, EACH AS DEFINED IN MIFID II; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURER’S TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURER’S TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); OR (II) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; OR (III) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA.

18

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

UK PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ONLY ELIGIBLE COUNTERPARTIES, AS DEFINED IN THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK, AND PROFESSIONAL CLIENTS, AS DEFINED IN REGULATION (EU) NO 6000/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS’ TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)    IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129; AND

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

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(B)    it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any OFFERED CERTIFICATES to any UK Retail Investor in the UK. For the purposes of this provision:

(i) THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(B) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(C)    IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(D)    IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

EU SECURITIZATION REGULATION AND UK SECURITIZATION FRAMEWORK

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS NOR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION TRANSACTION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (AS AMENDED, THE “EU SECURITIZATION REGULATION”) OR (B) (I) THE SECURITISATION REGULATIONS 2024 (si 2024/102) OF THE UK, (II) THE SECURITISATION SOURCEBOOK OF THE HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE UK’S FINANCIAL CONDUCT AUTHORITY AND (III) THE SECURITISATION PART OF THE RULEBOOK OF PUBLISHED POLICY OF THE PRUDENTIAL REGULATION AUTHORITY OF THE BANK OF ENGLAND, TOGETHER WITH THE RELEVANT PROVISIONS OF THE FSMA ((I), (II) AND (III) TOGETHER THE “UK SECURITIZATION FRAMEWORK”). IN PARTICULAR, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION FRAMEWORK.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

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FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU Securitization Regulation and UK Securitization regulation Due Diligence Requirements” IN THIS PROSPECTUS.

UK FINANCIAL PROMOTION REGIME AND PROMOTION OF COLLECTIVE INVESTMENT
SCHEMES REGIME

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”) or (iv) are any other persons to whom it may otherwise lawfully be communicated or directed; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. Any persons other than Relevant Persons should not act or rely on this PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

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PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

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W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in section 4A(1)(c) of the SFA) pursuant to section 274 of the SFA (each an “Institutional Investor”), (ii) to a relevant person (as defined in section 275(2) of the SFA) pursuant to section 275(1), or any person pursuant to section 275(1A), and in accordance with the conditions specified in section 275 of the SFA, provided always that none of such person shall be an individual other than an individual who is an accredited investor (as defined in section 4A(1)(a) of the SFA) (each a “Relevant Investor”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

●	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR
•	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,

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•	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:
●	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;
●	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;
●	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR
●	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

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JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA” ) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE” ). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT” ), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	BBCMS Mortgage Trust 2025-C35, Commercial Mortgage Pass-Through Certificates, Series 2025-C35.
Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.
Issuing Entity	BBCMS Mortgage Trust 2025-C35, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage Loan Sellers;

Originators	The sponsors of this transaction are:
●	Barclays Capital Real Estate Inc., a Delaware corporation
●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (referred to herein as “UBS AG New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank
●	German American Capital Corporation, a Maryland corporation
●	JPMorgan Chase Bank, National Association, a national banking association
●	Starwood Mortgage Capital LLC, a Delaware limited liability company
●	Societe Generale Financial Corporation, a Delaware corporation
●	Goldman Sachs Mortgage Company, a New York limited partnership
●	Bank of America, National Association, a national banking association
●	LMF Commercial, LLC, a Delaware limited liability company

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

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The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.

Sellers of the Mortgage Loans
Mortgage Loan Seller(1)	Number of Mortgage Loans(2)	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.	5	$110,100,000	13.8%
UBS AG(3)	6	$188,190,000	23.7%
German American Capital Corporation(3)(4)(5)	7	$160,150,000	20.1%
JPMorgan Chase Bank, National Association(4)(6)	4	$96,600,372	12.1%
Starwood Mortgage Capital LLC	6	$70,800,000	8.9%
Societe Generale Financial Corporation(4)	5	$56,761,213	7.1%
Goldman Sachs Mortgage Company(4)(5)	2	$47,850,000	6.0%
Bank of America, National Association(6)	1	$42,838,481	5.4%
LMF Commercial, LLC	3	$22,050,000	2.8%
Total	33	$795,340,067	100.0%

(1)	Certain of the mortgage loans were co-originated by the related mortgage loan seller and one or more unrelated entities or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the Number of Mortgage Loans does not equal the total due to certain loans being contributed by multiple loan sellers.
(3)	With respect to the Rentar Plaza mortgage loan (9.9%), German American Capital Corporation is contributing one or more notes with an aggregate outstanding principal balance of $55,000,000 and UBS AG is contributing one or more notes with an aggregate outstanding principal balance of $24,000,000.
(4)	With respect to the BioMed MIT Portfolio mortgage loan (9.4%), JPMorgan Chase Bank, National Association is contributing one or more notes with an aggregate outstanding principal balance of $18,750,000, Societe Generale Financial Corporation is contributing one or more notes with an aggregate outstanding principal balance of $18,750,000, Goldman Sachs Mortgage Company is contributing one or more notes with an aggregate outstanding principal balance of $18,750,000 and German American Capital Corporation is contributing one or more notes with an aggregate outstanding principal balance of $18,750,000.
(5)	With respect to the Washington Square mortgage loan (8.8%), German American Capital Corporation is contributing one or more notes with an aggregate outstanding principal balance of $40,900,000 and Goldman Sachs Mortgage Company is contributing one or more notes with an aggregate outstanding principal balance of $29,100,000.
(6)	With respect to the Marriott World Headquarters mortgage loan (9.4%), Bank of America, National Association is contributing one or more notes with an aggregate outstanding principal balance of $42,838,481 and JPMorgan Chase Bank, National Association is contributing one or more notes with an aggregate outstanding principal balance of $31,853,397.

All of the mortgage loans were originated or co-originated by their respective mortgage loan sellers or affiliates thereof. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

Each of the Washington Square, Rentar Plaza, BioMed MIT Portfolio and Marriott World Headquarters mortgage loans (collectively, 37.6%) consist of notes sold by two or more mortgage loan sellers and are referred to herein as “jointly sold mortgage loans”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

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Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal commercial mortgage master servicing offices of the master servicer are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The master servicer for each non-serviced mortgage loan is set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	CWCapital Asset Management LLC, a Delaware limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and any related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of CWCapital Asset Management LLC is located at 900 19th Street NW, 8th Floor, Washington, D.C. 20006. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select (and may remove and replace without cause) a separate

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special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

CWCapital Asset Management LLC is expected to be appointed as the special servicer by Blackstone Real Estate Services LLC, which, on the closing date, is expected to be appointed as the initial directing certificateholder (other than with respect to any excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder”.

CWCapital Asset Management LLC or an affiliate assisted BREC Securities Holdings, LLC (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	BellOak, LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.
Asset Representations Reviewer	BellOak, LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans and (ii) any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances there may be no directing certificateholder even if there is a controlling class, and in other circumstances there will be no controlling class.

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With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan as to which the directing certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any control termination event) and with respect to which, the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder”. As of the closing date, the BioMed MIT Portfolio Mortgage Loan will be an excluded controlling class loan based on the fact that Blackstone Real Estate Services LLC is a borrower party with respect to such mortgage loan.

The controlling class will be, as of any date of determination, the most subordinate class of the Class J-RR and Class K-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. As of the closing date, the controlling class will be the Class K-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

On the closing date (i) BREC Securities Holdings, LLC, will purchase the Class E, Class X-E, Class J-RR and Class K-RR certificates and (ii) Blackstone Real Estate Services LLC or an affiliate will be the initial controlling class certificateholder and be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (a) any non-serviced mortgage loans or (b) any excluded loan with respect to the directing certificateholder).

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Risk Retention Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will be the party selected by the retaining sponsor. Barclays Bank PLC (a majority-owned affiliate of Barclays Capital Real Estate Inc.) is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party (or the retaining sponsor entitled to appoint such risk retention consultation party) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

Certain Affiliations and

Relationships	The originators, the sponsors, the underwriters and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in July 2025 (or, in the case of any mortgage loan that has its first due date after July 2025, the date that would have been its due date in July 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about July 24, 2025.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in August 2025.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

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Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Florida, Kansas, North Carolina, New York, Pennsylvania, Texas or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution
Date; Rated Final

Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	July 2030
Class A-4	March 2035
Class A-5	July 2035
Class A-SB	February 2035
Class X-A	NAP
Class A-S	July 2035
Class B	July 2035
Class C	July 2035

The rated final distribution date for the offered certificates will be the distribution date in July 2058.

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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below (the following illustration does not take into account the sale of any non-offered certificates):

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2025-C35:
●	Class A-1
●	Class A-4
●	Class A-5
●	Class A-SB
●	Class X-A
●	Class A-S
●	Class B
●	Class C

The certificates of this Series will consist of the above classes (referred to as the “offered certificates”) and the following classes that are not being offered by this prospectus: Class X-B, Class X-D, Class X-E, Class D, Class E, Class J-RR, Class K-RR, Class VRR and Class R certificates (referred to as the “non-offered certificates”). The offered certificates and the non-offered certificates are collectively referred to as the “certificates”. The Class J-RR and Class K-RR certificates are collectively referred to as the “HRR certificates”. The certificates (other than the Class VRR certificates and the Class R certificates) are collectively referred to as the “non-VRR certificates”.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. % of Cut-off Date Balance	Approx. Initial Credit Support(2)
Class A-1	$9,224,000	1.160%	30.000%
Class A-4	$100,000,000	12.573%	30.000%
Class A-5	$416,956,000	52.425%	30.000%
Class A-SB	$11,907,000	1.497%	30.000%
Class X-A	$538,087,000	NAP	NAP
Class A-S	$82,635,000	10.390%	19.250%
Class B	$41,317,000	5.195%	13.875%
Class C	$29,787,000	3.745%	10.000%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial credit support with respect to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates represents the approximate initial credit enhancement for the Class A-1, Class A-4, Class A-5 and Class A-SB certificates in the aggregate. The Class VRR certificates provide credit support only to the limited extent that they are allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between the Class VRR certificates, on the one hand, and the non-VRR certificates, on the other hand, pro rata, in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention”.

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Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate is set forth below for each class of offered certificates:
Class	Approximate Initial Pass-Through Rate(1)
Class A-1	4.66900%
Class A-4	5.28900%
Class A-5	5.58600%
Class A-SB	5.46100%
Class X-A	0.85832%
Class A-S	5.84300%
Class B	6.12400%
Class C	6.31914%

(1)	The pass-through rates for the Class A-1, Class A-4 and Class A-SB certificates for any distribution date will be a per annum rate equal to a fixed rate. The pass-through rates for the Class A-5, Class A-S and Class B certificates for any distribution date will be a per annum rate equal to a variable rate equal to the lesser of (a) a fixed rate as set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-4, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class C certificates for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus 0.0515%. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A, Class X-B, Class X-D and Class X-E certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

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C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00135% to 0.05125%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.01185%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

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As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan) at a per annum rate equal to 0.00181%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00031%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from

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sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loans
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
BioMed MIT Portfolio	0.00010%	0.15%
Washington Square	0.00125%	0.25%
Coastal Equities Portfolio(2)	0.00125%	0.25%
32 Old Slip - Leased Fee	0.00125%	0.25%
340 Mt Kemble	0.00125%	0.25%
Adini Portfolio	0.00125%	0.25%

(1)	Each primary servicing fee rate described in the table and footnotes thereto is included as part of the servicing fee rate.
(2)	From and after the securitization of the related controlling pari passu companion loan, such mortgage loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.

Distributions

A. Allocation between

       Class VRR Certificates

and Non-VRR Certificates	The aggregate amount available for distributions to holders of the non-VRR certificates and the Class VRR certificates on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the Class VRR certificates, on the one hand, and for distribution to the non-VRR certificates, on the other hand. The portion of such amount allocable to (a) the Class VRR certificates will at all times be the product of such amount multiplied by the VRR percentage and (b) the non-VRR certificates will at all times be the product of such amount multiplied by the non-VRR percentage, in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlement”.

The “non-VRR percentage” is an amount expressed as a percentage equal to 100% minus the VRR percentage. At all times, the sum of the VRR percentage and the non-VRR percentage will equal 100%.

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The “VRR percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial certificate balance of the Class VRR certificates, and the denominator of which is the aggregate initial certificate balance of all of the classes of principal balance certificates and the Class VRR certificates.

B. Amount and Order of

       Distributions on the

Non-VRR Certificates	On each distribution date, funds available for distribution to the non-VRR certificates (other than any yield maintenance charges and prepayment premiums) and the Class R certificates will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-E certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero, (d) fourth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero and (e) fifth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, to reimburse the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class

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with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-B, Class X-D, Class X-E and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of non-VRR certificates and the Class VRR certificates can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—Material Terms of the Class VRR Certificates—Priority of Distributions on the Class VRR Certificates”. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

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A description of the amount of principal required to be distributed to each class of non-VRR certificates entitled to principal and the Class VRR certificates on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—Material Terms of the Class VRR Certificates”, respectively.

D. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the holders of the Class VRR certificates, on the one hand, and to the holders of certain of the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the non-VRR certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination, Allocation of

Losses and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of non-VRR certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-VRR certificates. On any distribution date, the aggregate amount available for distributions on the certificates will be allocated between the Class VRR certificates and the non-VRR certificates in accordance with their respective percentage allocation. It also shows the manner in which mortgage loan losses are allocated between the Class VRR certificates and the non-VRR certificates and the manner in which losses allocated to the non-VRR certificates are further allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R certificates and the Class VRR certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D and Class X-E certificates although principal payment and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-E certificates and, therefore, the amount of interest they accrue.

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(*)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.
(**)	The Class X-A, Class X-B, Class X-D and Class X-E certificates are interest-only certificates and the Class X-B, Class X-D, Class X-E and Class VRR certificates are not offered by this prospectus.
(***)	Other than the Class X-B, Class X-D, Class X-E, Class VRR and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the Class VRR certificates is pro rata and pari passu with the right to payment of holders of the non-VRR certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the Class VRR certificates, on the one hand, and the non-VRR certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-D, Class X-E or Class R certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-4, Class A-

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5 and Class A-SB certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class D certificates. The notional amount of the Class X-E certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class E certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—Material Terms of the Class VRR Certificates” for more detailed information regarding the subordination provisions applicable to the non-VRR certificates and the Class VRR certificates and the allocation of losses to the non-VRR certificates and the Class VRR certificates.

F. Shortfalls in Available Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the Class VRR certificates and non-VRR certificates. The reduction in amounts available for distribution to the non-VRR certificates will reduce distributions to the classes of non-VRR certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer will be allocated between the Class VRR certificates, on the one hand, and the non-VRR certificates,

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on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the non-VRR certificates are required to be further allocated among the classes of non-VRR certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) and any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

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●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to, and the applicable special servicer may, make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

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The Mortgage Pool
The Mortgage Pool	The issuing entity’s primary assets will be thirty-three (33) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in eighty (80) commercial or multifamily properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $795,340,067.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the thirty-three (33) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of (i) the related mortgage loan and (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and (iii) in the case of one (1) mortgage loan in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
Rentar Plaza	$79,000,000	9.9%	$ 81,000,000	N/A	32.3%	2.92x	17.8%	32.3%	2.92x	17.8%
BioMed MIT Portfolio	$75,000,000	9.4%	$772,000,000	$478,000,000	35.3%	2.75x	16.6%	55.2%	1.66x	10.6%
29-33 Ninth Avenue	$75,000,000	9.4%	$ 60,000,000	N/A	58.4%	1.30x	9.0%	58.4%	1.30x	9.0%
Marriott World Headquarters	$74,691,878	9.4%	$176,272,832	N/A	51.7%	1.76x	12.0%	51.7%	1.76x	12.0%
Washington Square	$70,000,000	8.8%	$270,000,000	N/A	51.9%	2.07x	12.1%	51.9%	2.07x	12.1%
Coastal Equities Portfolio	$45,000,000	5.7%	$115,000,000	N/A	66.9%	1.66x	11.8%	66.9%	1.66x	11.8%
32 Old Slip - Leased Fee	$36,000,000	4.5%	$131,000,000	N/A	74.2%	1.10x	6.3%	74.2%	1.10x	6.3%
The Hollywood Collection	$25,680,000	3.2%	$ 24,000,000	N/A	71.8%	1.48x	10.5%	71.8%	1.48x	10.5%
340 Mt Kemble	$13,950,000	1.8%	$ 59,000,000	N/A	61.8%	1.61x	14.3%	61.8%	1.61x	14.3%
Adini Portfolio	$ 996,975	0.1%	$ 48,851,795	N/A	36.9%	1.69x	12.5%	36.9%	1.69x	12.5%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related subordinate companion loan(s) and any related mezzanine debt.
(2)	Calculated including any related pari passu companion loan(s) and any related subordinate companion loan(s) but excluding any related mezzanine debt.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is

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referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
BioMed MIT Portfolio	BX 2025-LIFE	9.4%	KeyBank National Association	KeyBank National Association	Computershare Trust Company, National Association
Washington Square	BMO 2025-C12	8.8%	Trimont LLC	Rialto Capital Advisors, LLC	Citibank, N.A.
Coastal Equities Portfolio(3)	BANK 2025-BNK50	5.7%	Trimont LLC(4)	K-Star Asset Management LLC	Computershare Trust Company, National Association
32 Old Slip - Leased Fee	BMO 2025-C12	4.5%	Trimont LLC	Rialto Capital Advisors, LLC	Citibank, N.A.
340 Mt Kemble	BMO 2025-C11	1.8%	Midland Loan Services, a Division of PNC Bank, National Association	KeyBank National Association	Computershare Trust Company, National Association
Adini Portfolio	BANK 2025-BNK50	0.1%	Trimont LLC(4)	K-Star Asset Management LLC	Computershare Trust Company, National Association
Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Initial Directing Party(2)
BioMed MIT Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	N/A	N/A	Brookfield Asset Management Credit and Insurance Solutions Advisor LLC
Washington Square	Citibank, N.A.	Citibank, N.A.	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	RREF V – D AIV RR, LLC
Coastal Equities Portfolio(3)	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	JP Morgan Chase Bank, National Association
32 Old Slip - Leased Fee	Citibank, N.A.	Citibank, N.A.	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	RREF V – D AIV RR L, LLC
340 Mt Kemble	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	SDOF III MB, LP
Adini Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	KREF Securities Holdings, LLC

(1)	As of the closing date of the related securitization.
(2)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related trust and servicing agreement, pooling and servicing agreement or intercreditor agreement, as applicable.
(3)	After the securitization of the related controlling pari passu companion loan, the related whole loan (referred to in this prospectus as a “non-serviced servicing shift whole loan”) will be serviced under (and by the service provider parties thereto) and the initial directing certificateholder will be the initial directing certificateholder under the related trust and servicing agreement or the pooling and servicing agreement for that securitization transaction.
(4)	Midland Loan Services, a Division of PNC Bank, National Association acts as primary servicer of the Coastal Equities Portfolio whole loan (prior to the securitization of the controlling pari passu companion loan) and the Adini Portfolio whole loan.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) or any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or preferred equity. The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

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Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$795,340,067
Number of mortgage loans	33
Number of mortgaged properties	80
Range of Cut-off Date Balances	$996,975 to $79,000,000
Average Cut-off Date Balance	$24,101,214
Range of Mortgage Rates	4.84000% to 7.40000%
Weighted average Mortgage Rate	6.18403%
Range of original terms to maturity	120 months
Weighted average original term to maturity	120 months
Range of remaining terms to maturity	115 months to 120 months
Weighted average remaining term to maturity	118 months
Range of original amortization terms(2)(3)	272 months to 360 months
Weighted average original amortization term(2)(3)	347 months
Range of remaining amortization terms(2)(3)	272 months to 360 months
Weighted average remaining amortization term(2)	345 months
Range of Cut-off Date LTV Ratios(4)(5)	27.5% to 80.0%
Weighted average Cut-off Date LTV Ratio(4)(5)	53.3%
Range of LTV Ratios as of the maturity date(4)(5)	27.5% to 80.0%
Weighted average LTV Ratio as of the maturity date(4)(5)	51.9%
Range of U/W NCF DSCRs(3)(5)(6)	1.10x to 3.49x
Weighted average U/W NCF DSCR(3)(5)(6)	1.87x
Range of U/W NOI Debt Yields(3)(5)	6.3% to 23.3%
Weighted average U/W NOI Debt Yield(3)(5)	12.4%
Percentage of Initial Pool Balance consisting of:
Interest-only	79.2%
Amortizing Balloon	14.3%
Partial Intertest-Only Balloon(3)	4.7%
Interest-only, Amortizing Balloon, Interest Only	1.8%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes twenty-two (22) mortgage loans (collectively, 79.2%) that are interest-only for the entire term.
(3)	With respect to the 340 Mt Kemble mortgage loan (1.8%), which provides for amortizing debt service payments based on the non-standard amortization schedule set forth on Annex F to this prospectus, the UW NCF DSCR of such mortgage loan is calculated based on the aggregate debt service during the 12-month period commencing on September 1, 2026.
(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.
(5)	In the case of ten (10) mortgage loans (collectively, 62.3%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratios and debt yield have been calculated including the related pari passu companion loan(s). With respect to the BioMed MIT Portfolio mortgage loan (9.4%), (a) the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date, and underwritten net operating income debt yield including the related subordinate companion loans are, 1.66x, 55.2%, 55.2% and 10.6%, respectively.
(6)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates

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thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

With respect to the 29-33 Ninth Avenue mortgage loan (9.4%), the prior mezzanine lender agreed to waive $1,000,000 of accrued interest at payoff. A portion of proceeds from the mortgage loan were used to repay the prior mezzanine loan in full on February 4, 2025.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on

Limited Operating Histories	With respect to seven (7) of the mortgaged properties (collectively, 10.7%), such mortgaged properties (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—

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Barclays’ Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”.

Additional Aspects of Certificates
Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Barclays Capital Real Estate Inc., as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of European Union Regulation (EU) 2017/2402, including as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act

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2018. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, LSEG, DealX, Recursion Co. and CRED iQ;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.pnc.com/midland.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates and the Class VRR certificates), (iii) such holder (or holders) pay an amount equal to the Class VRR certificates’ proportionate share

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of the price specified in this prospectus and (iv) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage

Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller (or Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc.) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with respect to any jointly sold mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by such mortgage loan seller to the depositor as if the note(s) contributed by such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, subject to the consent rights of the holders of the companion loans (if any) under the related co-lender agreement in the case of any mortgage loan that is part of a whole loan, under certain circumstances, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best

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interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan(s), then that special servicer will be required to sell the related non-serviced mortgage loan together with the related pari passu companion loan(s), and in the case of the A/B whole loan, the related subordinate companion loan(s), in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity as two (2) separate REMICs (the “lower-tier REMIC” and the “upper-tier REMIC”) for federal income tax purposes. The upper-tier REMIC and the lower-tier REMIC will be designated as the “trust REMICs”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class X-A certificates will be issued with original issue discount and that the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

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Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., retail, multifamily, office, mixed use, industrial, self storage and hospitality) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
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●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Certificateholder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing certificateholder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing certificateholder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. Hackers engage in attacks against organizations from time to time that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not be subject to attacks and suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

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Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
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●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	the availability of water in the related geographic area;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
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●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

All of the mortgage loans have 10 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 10 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or

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●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could

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Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Mortgaged Properties Leased to School Tenants Also Have Risks

Certain of the mortgaged properties may be occupied by a tenant operating a school. The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans. Enrollment at a private school may decrease due to, among other factors:

●	changing local demographics;
●	competition from other schools;
●	increases in tuition and/or reductions in availability of student loans, government grants or scholarships;
●	poor performance by teachers, administrative staff or students; or
●	mismanagement at the private school.

Some school tenants are for-profit institutions that rely on tuition from students, many of which finance their education by utilizing the federal financial assistance Title IV of the Higher Education Act of 1965 (“Title IV Financial Aid”). A for-profit education company will become ineligible for enrolling students that utilize the Title IV Financial Aid for at least two fiscal years, if during the immediately preceding two consecutive fiscal years such institution derives more than 90% of its revenues from the enrollment of students that obtain Title IV Financial Aid. A reduction in student enrollment may impact the ability of the

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school to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent. In addition, there is proposed legislation that could potentially change the Title IV Financial Aid funding methods, which may negatively affect the for-profit education companies.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See the representations and warranties in Annex D-1 and the identified exceptions, if any, to those representations and warranties in Annex D-2.

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Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions (or transfers the other property to a third party without recording a restrictive covenant evidencing the restricted use),
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations,
●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

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Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

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Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

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Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

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Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;
●	an economic decline in the business operated by the tenant;
●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;
●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);
●	the desirability of the area as a business location;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and
●	in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants may operate co-working businesses through which they sublease their space to sublessees under subleases of varying duration. The ability of any such co-working tenants to make payments under their respective leases may depend on the availability of such sublessees and the ability of such sublessees to make payments under their respective subleases. Further, some of these subleases may be short-term, or may be to individuals or entities that are more susceptible to economic downturns, in which case their short-term nature, or the nature of the underlying sublessees, may lead to

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income volatility for any such co-working tenants. In addition, office tenants that operate co-working businesses may principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;
●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	outstanding building code violations or tenant complaints at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely
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affect occupancy, the proximity of the property to the college or university compared to that of competing properties, whether or not parent guarantees are required, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and the concentration of lease expirations in a short period between school years;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies; and
●	certain multifamily and student housing properties may be master leased in whole or part to a company or educational institution in order to provide housing for employees or students of such company or educational institution. In such event, the non-renewal of the master lease may result in a large number of units at the mortgaged property becoming vacant simultaneously.

We cannot assure you that recent action taken, or any additional action that may be taken in the future, by the federal government to freeze payments on certain grants and loans supporting certain federal financial assistance programs will not result in delays or reductions in payments to tenants at mortgaged properties that rely on federal, state or local assistance programs to partially or fully fund their rental payments.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to

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fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

Certain of the mortgaged properties may contain co-living space, which is generally leased on a per bedroom basis, and may have characteristics similar to student housing, such as common living areas, kitchens and/or amenities. Co-living space is typically leased to subtenants for shorter terms than typical for leases of multifamily housing; for example, for periods of three to 12 months. Accordingly, turnover may be higher than for traditional multifamily space. Co-living space may also be more sensitive to economic fluctuations than traditional multifamily space. Further, co-living space may be leased in blocks; for example, by a company for certain of its employees. In such event, expiration or termination of the related leases may result in a large block of space being unoccupied. Tenants that operate co-living space may experience high operating costs, and revenues may lag expenses until the co-living space is subleased. Further, if multifamily rents decrease, shorter-term co-living space users may move to properties with lower rent, while tenants that operate co-living space would be left with longer-term lease obligations. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

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See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See representation and warranty no. 35 on Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use;
●	the location of the property; and
●	the property may be leased pursuant to a master lease with the related borrower.
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Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;
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●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, increased border security measures, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Hotel properties also continue to face competition from new channels of distribution in the travel industry. Additional sources of competition could include “daily deal” websites, such as Groupon Getaways, or peer-to-peer inventory sources, such as Airbnb. Airbnb and similar websites facilitate the short-term rental of homes and apartments from owners, thereby providing an alternative to hotel rooms. The growth of peer-to-peer inventory sources could affect the demand for the property managers’ services in facilitating reservations at hotel properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have

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a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

In addition, multiple countries, including the United Kingdom and Germany, have updated travel guidance for their citizens to reflect the strict enforcement of entry rules by the United States (including the possibility of arrest or detention). We cannot assure you that such actions will not adversely affect the perception of the United States as a destination for international tourism, and a reduction in travel to the United States could negatively impact hospitality properties that currently derive a significant portion of their revenue from international guests.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.
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The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements, comfort letters and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property. Additionally, certain comfort letters that require a replacement comfort letter to be issued to the issuing entity after the closing date of the securitization may not be enforceable by the trust until such time as the replacement comfort letter is issued in the name of the issuing entity.

In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Self-Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
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●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, because the cost to replace the improvements at a self-storage property is typically low, the insurable value of a self-storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there is no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Healthcare-Related Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Multifamily Properties Have Special Risks” above, other factors may adversely affect the financial performance and value of healthcare-related properties that provide assisted living, memory care and/or independent living services.

Healthcare-related properties may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;
●	retroactive rate adjustments;
●	administrative rulings;
●	policy interpretations;
●	delays by fiscal intermediaries; and
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●	government funding restrictions.

Providers of assisted living and other medical services are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers. The foregoing can adversely affect revenues from the operation of a healthcare related property.

Providers of assisted living and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;
●	facility inspections;
●	rate setting;
●	reimbursement policies; and
●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment personnel operating policies and maintenance of and additions to facilities and services.

In the event of foreclosure, we cannot assure you that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser (or an operator on its behalf) may have to apply in its own right for those licenses and approvals. We cannot assure you that a new license could be obtained or that a new approval would be granted.

Healthcare-related properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of healthcare related properties may be subject to regulatory approvals under state and, in some cases, federal law that is not required for transfers of most other types of commercial properties.

We cannot assure you that any licensing requirements related to services provided at healthcare-related mortgaged real properties will not adversely impact operations at or the value of the mortgaged real properties or that any such licenses or permits will be renewed or kept in place.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
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●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a

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foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

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Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

A property manager or borrower may also be subject to cyberattacks or other forms of security breaches, or similar events, as described under “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Remaining Term to Maturity in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are mixed-use, retail, multifamily, office and other properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. For example, mortgaged real properties located in California may be more

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susceptible to certain hazards (such as earthquakes or widespread fires) than mortgaged real properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods, droughts, tornadoes and oil spills have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the eastern, mid-Atlantic and Gulf Coast regions of the United States and certain other parts of the eastern and southeastern United States. A number of the mortgaged real properties may be located in areas that are susceptible to such hazards. The geographic locations of the mortgaged real properties are indicated on Annex A-1. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”. Further, we cannot assure you that any damage caused by such events would be covered by insurance. See “—Insurance May Not Be Available or Adequate” below.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, Massachusetts, California, Maryland, Oregon and New Jersey. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including

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Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity, or the special servicer assumes operation of the property, the special servicer will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

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Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

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Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

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Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, car washes, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular

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office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Certain retail properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases. In addition, certain properties may have one or more tenants that operate a medical marijuana dispensary. Although such operations may comply with applicable state law, the possession and sale of marijuana for medicinal purposes remains illegal under applicable federal law.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any

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contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association, may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the

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imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, the cost of insurance has increased in certain jurisdictions and, as a result, some borrowers may have difficulty in obtaining appropriate insurance or maintaining insurance coverage at the related mortgaged properties. The cost of force-placed insurance, correspondingly, may be prohibitively high to provide sufficient coverage for a mortgaged property. The additional cost of force-placed insurance or insurance required to be maintained on any REO properties may adversely impact the operation at the mortgaged property and/or reduce liquidation proceeds from any REO properties.

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In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

As a result of the higher cost of hazard insurance policies, certain borrowers may have obtained insurance policies with relatively high deductibles. In the event a borrower makes a claim under its policies, the relatively high out of pocket cost associated with higher deductibles may adversely impact the cash flow at the related mortgaged property. See representation and warranty no. 17 in Annex D-1 and the identified exceptions to those representations and warranties in Annex D-2.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on September 30, 2025. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

We cannot assure you that any damage caused by hurricanes, windstorms, floods, droughts, tornadoes, wildfires, oil spills or other events will be covered by insurance, or even if covered by insurance, that the insurer will have sufficient financial resources to make any payment on the insurance policy or that the insurer will not challenge any claim resulting in a delay or reduction of the ultimate insurance proceeds. Any such lack of coverage, insufficiency of resources or challenge to a claim could have a material adverse effect on the performance of the certificates.

In addition, losses from cyberattacks or other security breaches may be excluded from coverage under the insurance policies covering the mortgaged properties. Separate insurance policies covering such losses may not be available or may not be available at commercially reasonable rates. See “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

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We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 17 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United

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States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks, and may not cover cyberattacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of

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the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representations and warranties no. 17 and no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations”.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History”.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will

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be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered

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certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction and the mortgage loan seller relied on third party reports or other information obtained in connection with the origination in conducting such review, and we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects

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represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. In certain cases, appraisals were obtained a significant amount of time prior to the date hereof, and the market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

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In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—LMF Commercial, LLC—LMF’s

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Underwriting Standards and Loan Analysis” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”. See “Description of the Mortgage Pool–Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect general partner or managing member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be

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replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans may have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the

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assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, to the extent certain borrowers and the related guarantors have significant recourse obligations, such obligations may increase the risk of consolidation in the event of a bankruptcy of such guarantor or certain principals or affiliates of such borrowers. While a non-consolidation opinion may be delivered in such cases, such opinion may exclude or not expressly address the impact of such guaranteed obligations on the opinion. We cannot assure you that a bankruptcy court would not consider the additional recourse obligations as a reason to consolidate the assets of such borrowers with the guarantor, sponsor or affiliates in a bankruptcy of such guarantor, sponsor or affiliates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 32 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” and “—Risks Relating to Delaware Statutory Trusts” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Risks Relating to Delaware Statutory Trusts”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a

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loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal

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will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.
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Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty no. 8 in Annex D-1 and the matters scheduled in Schedule D-1 and Schedule D-2 in Annex D-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in

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recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment

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premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Certain of the rating agencies may have downgraded the U.S. Government’s credit rating below “AAA”. In the event that such rating agency thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining any rating agency confirmation. Subsequent to any such defeasance(s), there can be no assurance that such rating agency would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or, with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

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●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property assessed clean energy (commonly referred to as “PACE”) financing unenforceable. Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida. See also “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). Other banks have also come under pressure as a result of the failure of SVB and Signature Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Such downgrades may trigger the obligation to transfer accounts held at certain institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as required by the loan documents.

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Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Most of the mortgage loans that provide for amortization have amortization schedules that are significantly longer than their respective terms to maturity and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan. In addition, certain of the borrowers may have obtained a reduced interest rate on its mortgage loan by making an upfront payment to the originator at the time of origination. We cannot assure you that any borrower would be able to obtain refinancing at maturity at the interest rate of the related mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, retail, office, industrial, mixed use, multifamily, hospitality or self storage real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

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None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

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Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and/or the exceptions, if any, to representation and warranty no. 35 in Annex D-1 (as indicated in Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes”

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program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order

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to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of (i) Barclays Capital Real Estate Inc., one of the sponsors and originators, (ii) Barclays Bank PLC, the expected holder of the Class VRR certificates (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.) and the expected initial risk retention consultation party and (iii) Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their

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self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.) is expected to hold the Class VRR certificates as described in “Credit Risk Retention” and is expected to be appointed as the initial risk retention consultation party. The risk retention consultation party may, in certain circumstances and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the retaining party by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or retaining sponsor holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is a risk retention consultation party or retaining sponsor by whom such risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.) (as holder of the Class VRR certificates and as the risk retention consultation party) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, its employees, personnel or affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that any of Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.) as holder of the Class VRR certificates or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage

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loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, notwithstanding that, consistent with applicable laws, including Rule 192 described below, any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. Although Securities Act Rule 192 (Prohibition Against Conflicts of Interest in Certain Securitizations) (“Rule 192”) prohibits underwriters, sponsors and certain other securitization participants from engaging in certain “conflicted transactions”, including certain short sale and credit derivatives transactions, that rule contains exceptions for certain market-making transactions, risk-mitigating hedging transactions and liquidity commitment transactions. As a result, it is possible that the Underwriter Entities, consistent with applicable laws, including Rule 192, nonetheless may take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or

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investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. The expected holder of the Class VRR certificates and the party expected to be designated to consult with the special servicer on its behalf as a risk retention consultation party is an Underwriter Entity. There can be no assurance that any actions that these parties take in these capacities will necessarily be aligned with the interests of the holders of any class of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage

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loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS 2025-C35 non-offered certificates. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the

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offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer is expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

Blackstone Real Estate Services LLC (or its affiliate) is expected to be designated as the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan, or (ii) any excluded loan as to the directing certificateholder). CWCapital Asset Management LLC is expected to act as the special servicer. The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

BellOak, LLC, a limited liability company organized under the laws of the State of Delaware, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the

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special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, BellOak, LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, BellOak, LLC or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity. Consequently, personnel of BellOak, LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for BellOak, LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

BellOak, LLC, a limited liability company organized under the laws of the State of Delaware, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, BellOak, LLC or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity. Consequently, personnel of BellOak, LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for BellOak, LLC.

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In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Blackstone Real Estate Services LLC will be the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and other than with respect to any excluded loan), take actions with respect to the specially serviced loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any excluded loan, any non-serviced mortgage loan or any servicing shift mortgage loan as to which it does not have control rights) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans (or, if applicable, a controlling noteholder), may direct the special servicer or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the expected securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

The special servicer, upon consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart under “Summary of Terms—The Mortgage Pool—Non-Serviced Whole Loans” above as the controlling noteholder has certain consent and/or consultation rights with respect to a non-serviced mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan and have similar conflicts of interest with the holders of other

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certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing certificateholder and its affiliates (and the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan as to which the directing certificateholder or the holder of the majority of the controlling class would otherwise be entitled to exercise control rights (not taking into account the effect of any control termination event), referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class J-RR and Class K-RR certificates, which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may

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desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, although Rule 192 may be applicable to actions taken by any entity with a contractual right to direct or cause the direction of the structure, design or assembly of any asset-backed security, or the composition of the underlying asset pool, the B-piece buyer may enter into certain hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer and/or directing certificateholder will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The B-piece buyer, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and as and to the extent provided in the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Control Rights”.

BREC Securities Holdings, LLC will purchase the Class E, Class X-E, Class J-RR and Class K-RR certificates and is an affiliate of Blackstone Real Estate Services LLC, which will be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan or any excluded loan with respect to the directing certificateholder).

CWCapital Asset Management LLC is expected to act as a special servicer and it or an affiliate assisted BREC Securities Holdings, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

The Servicing of the Non-Serviced Servicing Shift Whole Loan Will Shift to Other Servicers

Initially, the servicing and administration of the Coastal Equities Portfolio whole loan will be governed by the BANK 2025-BNK50 pooling and servicing agreement until the securitization of the related lead servicing pari passu companion loan. At that time, the servicing and administration of the related whole loan will shift to the applicable master servicer and the applicable special servicer under the related pooling and servicing agreement and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such master servicer or special servicer has been determined. In addition, the provisions of the pooling and servicing agreement that govern the securitization of such lead servicing pari passu companion loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any such master servicer or special servicer, nor will they have any assurance as to the particular terms of the pooling and servicing agreement except to the

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extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of related whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of the lead servicing pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Control Rights”.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or with respect to any mortgage loan with one or more subordinate companion loans, prior to the occurrence and continuance of a “control appraisal period” or “control termination event” under the related intercreditor agreement with respect to the related subordinate companion loan, the holder of the related subordinate companion loan) will be entitled, under certain circumstances, to remove the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, if applicable, a non serviced whole loan, the holder of the related controlling companion loan under the pooling and servicing agreement for this securitization or under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties; and
●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions

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might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements

Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the EU (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (a) institutions for occupational retirement provision and investment managers and authorized entities appointed by such institutions; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “EU CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the EU CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS). The EU Due Diligence Requirements apply also to certain consolidated affiliates institutional investors that are subject to the EU CRR. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor.”

The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Framework) being: (a) insurance undertakings and reinsurance undertakings, each as defined in the FSMA; (b) the trustees or managers of occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to such appointment, are authorized for the purposes of the FSMA; (c) AIFMs, as defined in the Alternative Investment Fund Managers Regulations 2013 (the “AIFM Regulations”) that have permission under the FSMA for managing AIFs (as defined in the AIFM Regulations) and market or manage AIFs in the UK, and small registered UK AIFMs, as defined in the AIFM Regulations; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; and (e) CRR firms and FCA investment firms, each as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”). The UK Due Diligence Requirements apply also to certain consolidated of institutional investors that are subject to the UK CRR. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor.”

EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” EU Securitization Regulation and UK Securitization Framework are each “Securitization Rules” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Rules or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Framework, a country other than the UK.

The EU Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless, among other things, it has verified:

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(a)	that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the EU Securitization Regulation, and the risk retention is disclosed to the EU Institutional Investor (the “EU Risk Retention Requirement”);
(b)	that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder. In its report to the European Parliament and Council on the functioning of the EU Securitization Regulation on 10 October 2022, the European Commission stated that it is of the view that an EU Institutional Investor assuming an exposure to any securitization (including where the SSPE and any originator and sponsor are outside of the European Union, as is the case in the transaction contemplated herein) is required to verify compliance in full by the relevant originator, sponsor or SSPE with Article 7 of the EU Securitization Regulation; and
(c)	that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The UK Due Diligence Requirements restrict a UK Institutional Investor from investing in a securitization unless, among other things, it has verified that:

(a)	that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than 5% in the securitization in accordance with the UK Retention Framework and the risk retention is disclosed to the UK Institutional Investor (the “UK Risk Retention Requirement” and together with the EU Risk Retention Requirement, the “Risk Retention Requirements”);
(b)	that the originator, sponsor or SSPE has made available sufficient information to enable the institutional investor independently to assess the risks of holding the securitization position and has committed to make further information available on an ongoing basis, as appropriate, including: (i) on at least a quarterly basis, details of the underlying exposures and (ii) on at least a quarterly basis investor reports providing periodic updates on the credit quality and performance of the underlying exposures, any relevant financial or other triggers contained in the transaction documentation including information on events which trigger changes to the priority of payments or a substitution of any counterparty to the transaction, data on the cash flows generated by the underlying exposures and by the liabilities of the securitization and the calculation and modality of retention of a material net economic interest in the transaction by the originator, sponsor or original lender; and
(c)	that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Rules, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the

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underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Rules.

Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor, nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy either of the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, a certificateholder’s ability to transfer its certificates, or the price it may receive upon its sale of certificates, may be adversely affected.

Consequently, the offered certificates may not be a suitable investment for any Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the Due Diligence Requirements and their compliance with any applicable Due Diligence Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
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●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

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Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the Pooling and Servicing Agreement, the certificate administrator and trustee are required to maintain certain minimum

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credit ratings, which may be satisfied in certain cases by the master servicer maintaining specified minimum credit ratings. Failure to maintain the ongoing rating requirements or requirements for a supplemental agreement by the master servicer, certificate administrator or trustee may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those requirements. See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the Pooling and Servicing Agreement. In addition, accounts established and maintained under the Pooling and Servicing Agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the Pooling and Servicing Agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the Pooling and Servicing Agreement were downgraded below the applicable eligibility criteria and a Rating Agency Confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the Mortgage Loans and may also adversely impact the performance, ratings, liquidity and/or value of your Certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the offered certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may

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occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:
●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the

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mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-4, Class A-5 and Class A-SB certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in the Class X-A certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance

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charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-VRR certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of non-VRR certificates and the Class VRR certificates, pro rata, based on their respective percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-VRR certificates and the Class VRR certificates, pro rata, based on their respective percentage allocation entitlement as described in this prospectus on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first to the Class K-RR certificates, then the Class J-RR certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-4, Class A-5 or Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold

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will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocated to the non-VRR certificates will generally be subordinated to those of the holders of the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-E certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement, as applicable, or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan.

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In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan and any excluded loan) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reductions and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent) of the related securitization trust holding the controlling note for the non-serviced whole loans, as applicable, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect a non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of each non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to each non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and as and to the extent provided in the related intercreditor agreement and by the operating advisor if a consultation termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or equivalent entity) under such pooling and servicing agreement or trust and servicing

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agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party, the controlling companion loan holder with respect to any AB whole loan and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)               may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)            may act solely in the interests of the holders of the controlling class, the Class VRR certificates or the controlling companion loan, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan);

(iii)         does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of the risk retention consultation party, the retaining sponsor that appointed such risk retention consultation party;

(iv)          may take actions that favor the interests of the holders of the controlling class, the Class VRR certificates or the controlling companion loan, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)              will have no liability whatsoever (other than, in the case of the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (if any) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if with respect to any mortgage loan or serviced whole loan, when the certificate balance of the classes of the HRR certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is reduced to 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not

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adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement or trust and servicing agreement, as applicable, that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The BioMed MIT Portfolio Whole Loan”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates representing a majority of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates whose holders voted on the matter (provided that the holders of the principal balance certificates that so voted on the matter (i) hold principal balance certificates representing at least 20% of the voting rights on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement or trust and servicing agreement relating to each mortgage loan to the extent that the trust does not hold the controlling note. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

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The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans (except in the case of the BioMed MIT Portfolio whole loan), the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with respect to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan; however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of

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certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may

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reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Capital Real Estate Inc. in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, Barclays Capital Holdings Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective Barclays Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. in connection with any repurchase by Barclays Capital Real Estate Inc. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc.) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to each of the jointly sold mortgage loans, each related mortgage loan seller (or any other entity so obligated by the related mortgage loan purchase agreement) will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

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Each sponsor (or in the case of mortgage loans sold by Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc.) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc.) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence. In addition, a financial failure or insolvency proceeding involving a mortgage loan seller may interfere with or prevent the trust’s enforcement of the mortgage loan seller’s obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties.

See “Description of the Mortgage Loan Purchase Agreements”.

Payments Allocated to the Class VRR Certificates Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the Class VRR Certificates

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-VRR certificates and the Class VRR certificates, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-VRR certificates will not be available to satisfy any amounts due and payable to the Class VRR certificates. Likewise, amounts received and allocated to the Class VRR certificates will not be available to satisfy any amounts due and payable to the non-VRR certificates. Accordingly, any losses incurred by the issuing entity will also be effectively allocated between the non-VRR certificates (collectively) and the Class VRR certificates, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, such an “ipso facto” provision would most likely be unenforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The

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bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the FDIC from its repudiation powers for securitizations sponsored by insured depository institutions. In any event, the FDIC safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy and bank insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. In any event, we cannot assure you that the FDIC (as conservator or receiver in a bank insolvency proceeding), a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

UBS AG New York Branch is an uninsured Federal branch of a foreign bank regulated and authorized by the Office of the Comptroller of the Currency (the “OCC”) and also regulated by the Federal Reserve System under the International Banking Act of 1978, as amended (the “IBA”). In the event of the insolvency of UBS AG, as an uninsured Federal branch of a foreign bank, the UBS AG New York Branch would not be subject to the Bankruptcy Code, the receivership provisions of the FDIA, or the provisions of

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the OLA (as defined below). Rather, the receivership of Federal branches of foreign banks is governed by the IBA. If UBS AG New York Branch were to become subject to a receivership, the proceeding would be administered by a receiver appointed by the OCC pursuant to the IBA. We are not aware of any instance in which a Federal branch has been placed in receivership and, as a result, there is no practical guidance regarding who the OCC would appoint as the receiver for an uninsured Federal branch.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then-acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party.

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Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In addition, proceeds received from any mortgaged property located in a foreign jurisdiction may be reduced by the application of the applicable foreign taxes. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of applicable Treasury regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of

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the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with applicable Treasury regulations. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the Code.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks

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and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

During the financial crisis of 2007-2008 and the resulting recession, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases and may continue to do so as a result of recently imposed tariffs. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

The Trump administration has instituted a broad review of federal spending, including freezing of previously promised funds. The federal government may be a tenant at one or more mortgaged properties, and we cannot assure you that they will remain in occupancy or pay scheduled rent. Additionally, certain tenants may receive income from the federal government, including in the form of grants or as reimbursement for services such as medical care under Medicare, and such funds may no longer be available. Furthermore, a widespread reduction in federal spending could have an adverse effect on the economy as a whole.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, cyber security incidents (domestic or abroad), military conflicts, geopolitical instability, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or
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may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the Class VRR certificates, on one hand, and the non-VRR certificates, on the other hand, as described in “Credit Risk Retention—Material Terms of the Class VRR Certificates”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the certificates may be impacted by changes in any regulatory requirements applicable to marketing and selling of, and issuing quotations with respect to, commercial mortgage-backed securities generally. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

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Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.
●	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.
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●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor and the third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of thirty-three (33) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of approximately $795,340,067 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in July 2025 (or, in the case of any Mortgage Loan that has its first due date after July 2025, the date that would have been its due date in July 2025 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Ten (10) Mortgage Loans (collectively, 62.3%) are each part of a larger whole loan, each of which is comprised of (i) the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loan(s)”) and (ii) in the case of one (1) Mortgage Loan (9.4%), one or more loans that are subordinate in right of payment to the related Mortgage Loan and the related Pari Passu Companion Loans (each referred to in this prospectus as a “Subordinate Companion Loan(s)”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to herein as the “Companion Loan(s)”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole

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Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans(2)	Number of Mortgaged Properties(2)	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.	5	8	$110,100,000	13.8%
UBS AG(3)	6	7	$188,190,000	23.7%
German American Capital Corporation(3)(4)(5)	7	14	$160,150,000	20.1%
JPMorgan Chase Bank, National Association(4)(5)(6)	4	47	$96,600,372	12.1%
Starwood Mortgage Capital LLC	6	6	$70,800,000	8.9%
Societe Generale Financial Corporation	5	12	$56,761,213	7.1%
Goldman Sachs Mortgage Company(4)(5)	2	9	$47,850,000	6.0%
Bank of America, National Association(6)	1	1	$42,838,481	5.4%
LMF Commercial, LLC	3	3	$22,050,000	2.8%
Total	33	80	$795,340,067	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties do not equal the total due to certain loans being contributed by multiple loan sellers.
(3)	With respect to the Rentar Plaza Mortgage Loan (9.9%), German American Capital Corporation is contributing one or more notes with an aggregate outstanding principal balance of $55,000,000 and UBS AG is contributing one or more notes with an aggregate outstanding principal balance of $24,000,000.
(4)	With respect to the BioMed MIT Portfolio Mortgage Loan (9.4%), JPMorgan Chase Bank, National Association is contributing one or more notes with an aggregate outstanding principal balance of $18,750,000, Societe Generale Financial Corporation is contributing one or more notes with an aggregate outstanding principal balance of $18,750,000, Goldman Sachs Mortgage Company is contributing one or more notes with an aggregate outstanding principal balance of $18,750,000 and German American Capital Corporation is contributing one or more notes with an aggregate outstanding principal balance of $18,750,000.
(5)	With respect to the Washington Square Mortgage Loan (8.8%), German American Capital Corporation is contributing one or more notes with an aggregate outstanding principal balance of $40,900,000 and Goldman Sachs Mortgage Company is contributing one or more notes with an aggregate outstanding principal balance of $29,100,000.
(6)	With respect to the Marriott World Headquarters Mortgage Loan (9.4%), Bank of America, National Association is contributing one or more notes with an aggregate outstanding principal balance of $42,838,481 and JPMorgan Chase Bank, National Association is contributing one or more notes with an aggregate outstanding principal balance of $31,853,397.

Other than as described below under “—Co-Originated and Third-Party Originated Mortgage Loans”, all of the Mortgage Loans were originated or co-originated by their respective sellers or affiliates thereof.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other

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similar security instruments (each, a “Mortgage”) creating a first lien on a fee, sub-leasehold and/or fee/leasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property”). For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

None of the borrowers, property managers, borrower sponsors or franchisors have reviewed this prospectus, and nothing contained herein should be construed as an endorsement by any borrower-related party.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●	The Rentar Plaza Mortgage Loan (9.9%) is part of a Whole Loan that was co-originated by DBR Investments Co. Limited and UBS AG New York Branch. Such Mortgage Loan was underwritten pursuant to each related Mortgage Loan Seller’s underwriting guidelines.
●	The BioMed MIT Portfolio Mortgage Loan (9.4%) is part of a Whole Loan that was co-originated by JPMorgan Chase Bank, National Association, Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Deutsche Bank AG, New York Branch, and Societe Generale Financial Corporation. Such Mortgage Loan was underwritten pursuant to each related Mortgage Loan Seller’s underwriting guidelines.
●	The Marriott World Headquarters Mortgage Loan (9.4%) is part of a Whole Loan that was co-originated by Bank of America, National Association, Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association. Such Mortgage Loan was underwritten pursuant to each related Mortgage Loan Seller’s underwriting guidelines.
●	The Washington Square Mortgage Loan (8.8%) is part of a Whole Loan that was co-originated by German American Capital Corporation, Goldman Sachs Bank USA, Bank of Montreal, JPMorgan Chase Bank, National Association and Morgan Stanley Bank, N.A. Such Mortgage Loan was underwritten pursuant to each related Mortgage Loan Seller's underwriting guidelines.
●	The 32 Old Slip – Leased Fee Mortgage Loan (4.5%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, Barclays Capital Real Estate Inc. and Morgan Stanley Mortgage Capital Holdings LLC. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.'s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or

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Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on July 24, 2025 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Rentar Plaza Mortgage Loan or the Rentar Plaza Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, the Rentar Plaza Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Rentar Plaza Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan based on a 365-day year;
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period; and
●	with respect to the 340 Mt Kemble Mortgage Loan (1.8%), which provides for amortizing debt service payments based on the non-standard amortization schedule set forth on Annex F to this prospectus, the Annual Debt Service is calculated based on the aggregate debt service during the 12-month period commencing on September 1, 2026.
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Monthly debt service and the debt service coverage ratios are also calculated using the average (with respect to monthly debt service) or aggregate (with respect to the debt service coverage ratios) of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Cash Flow Analysis” means, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under the definition of “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under the definition of “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in

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calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below and as described in the following paragraphs, a value other than the “as-is” Appraised Value or on a portfolio basis).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)(1)	Maturity Date LTV Ratio (Other Than “As-Is”)(1)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)(1)	Maturity Date LTV Ratio (“As-Is”)(1)	“As-Is” Appraised Value
Coastal Equities Portfolio(2)	5.7%	66.9%	66.9%	$ 239,000,000	69.1%	69.1%	$ 231,500,000

(1)	LTV calculations include any Pari Passu Companion Loan(s), as applicable, but exclude any related Subordinate Companion Loan(s).
(2)	The Other Than “As-Is” Appraised Value represents the “Hypothetical – As-If Funded” Portfolio value of $239,000,000 as of February 1, 2025, which (a) is inclusive of a 3.2% premium over the aggregate “As Is” appraisal value of the individual Mortgaged Properties, excluding the Plaza North Shopping Center, which used the “Market Value As-Is (Includes Surplus Land Lots 3A, 5A, 5B)” value, and Anniston Plaza, which used the “Market Value As-Is - Including Surplus Land” value, and (b) assume that $2,000,000 in tenant improvements and leasing commissions have been escrowed. The related borrowers were required to reserve $2,000,000 at loan origination. In addition, the aggregate appraised value of the portfolio of the Mortgaged Properties was $231,500,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 69.1%.

With respect to the BioMed Portfolio Mortgage Loan (9.4%), the Appraised Value represents the “As-Portfolio” value of the BioMed MIT Portfolio Mortgaged Properties of $2.4 billion, which includes a 3.0% portfolio premium, and results in a Mortgage Loan and Whole Loan Cut-off Date LTV and Maturity Date LTV of 35.3% and 55.2%, respectively. Based on the aggregate of the individual “As-Is” appraised values of the BioMed MIT Portfolio Mortgaged Properties of approximately $2.33 billion, the BioMed MIT Portfolio Whole Loan results in a Mortgage Loan and Whole Loan Cut-off Date LTV and Maturity Date LTV of 36.3% and 56.9%, respectively.

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With respect to the Washington Square Mortgage Loan (8.8%), the appraisal is based on the assumption that DICK’s Sporting Goods (the third largest tenant), which currently leases 90,000 square feet on a month-to-month basis, will execute a ground lease for a DICK’s House of Sport on a pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by DICK’s Sporting Goods. A lease with DICK’s Sporting Goods dated May 20, 2025 for the land on which the former Sears store was located was entered into after origination. DICK’s Sporting Goods is continuing to lease 90,000 square feet on a month-to-month basis while its new store is constructed. However, there can be no assurance that such month-to-month lease will continue in effect or as to whether or when the new store will open.

With respect to the Adini Portfolio Mortgage Loan (0.1%), the Other Than “As-Is” Appraised Value represents the “As Is” Portfolio value of $135,000,000 as of March 11, 2025, which is inclusive of a 2.7% portfolio premium over the aggregate “As Is” appraisal value of the individual Mortgaged Properties. The related appraisal reports for the portfolio of the Mortgaged Properties provided the aggregate “as-is” appraised value as of various dates in March 2025 of $131,450,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 37.9% and 28.8%, respectively.

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date, assuming all principal payments required to be made on or prior to the related maturity date (not including the Maturity Date Balloon Payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at Maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. See also the footnotes to Annex A-1. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

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“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1. With respect to the 340 Mt Kemble Mortgage Loan (1.8%), Annual Debt Service for the U/W NCF DSCR was calculated based upon the sum of the first 12 principal and interest payments on the 340 Mt Kemble Mortgage Loan following the Closing Date based on the non-standard amortization schedule set forth on Annex F.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Jointly Sold Mortgage Loans” means any of the Rentar Plaza, BioMed MIT Portfolio, Marriott World Headquarters and Washington Square Mortgage Loans.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the principal balance referenced in clause (a) of the immediately

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preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the Occupancy As-Of Date; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the Occupancy As-Of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the Occupancy As-Of Date; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the Occupancy As-Of Date, depending on borrower reporting. In the case of parking garage properties, Occupancy Rate is not applicable. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As-Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

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“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

“D or YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

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“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each

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related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that

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certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Flawed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related

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Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the U/W NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

The amounts representing net operating income, Underwritten NOI and U/W NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and U/W NCF set forth in this prospectus intended to represent such future cash flow.

The U/W NCFs and U/W NOIs used as a basis for calculating the U/W NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the U/W NCFs used as a basis for calculating U/W NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, U/W NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and

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subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units” or “Rooms” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, or (c) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$795,340,067
Number of Mortgage Loans	33
Number of Mortgaged Properties	80
Range of Cut-off Date Balances	$996,975 to $79,000,000
Average Cut-off Date Balance	$24,101,214
Range of Mortgage Rates	4.84000% to 7.40000%
Weighted average Mortgage Rate	6.18403%
Range of original terms to maturity	120 months
Weighted average original term to maturity	120 months
Range of remaining terms to maturity	115 months to 120 months
Weighted average remaining term to maturity	118 months
Range of original amortization terms(2)(3)	272 months to 360 months
Weighted average original amortization term(2)(3)	347 months
Range of remaining amortization terms(2)(3)	272 months to 360 months
Weighted average remaining amortization term(2)(3)	345 months
Range of Cut-off Date LTV Ratios(4)(5)	27.5% to 80.0%
Weighted average Cut-off Date LTV Ratio(4)(5)	53.3%
Range of LTV Ratios at Maturity(4)(5)	27.5% to 80.0%
Weighted average LTV Ratio at Maturity(4)(5)	51.9%
Range of U/W NCF DSCRs(3)(5)(6)	1.10x to 3.49x
Weighted average U/W NCF DSCR(3)(5)(6)	1.87x
Range of U/W NOI Debt Yields(3)(5)(7)	6.3% to 23.3%
Weighted average U/W NOI Debt Yield(3)(5)	12.4%
Percentage of Initial Pool Balance consisting of:
Interest-Only, Balloon	79.2%
Partial Interest-Only Balloon(3)	4.7%
Amortizing Balloon	14.3%
Interest-Only, Amortizing Balloon, Interest-Only	1.8%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes twenty-two (22) Mortgage Loans (collectively, 79.2%) that are interest-only for the entire term.
(3)	With respect to the 340 Mt Kemble Mortgage Loan (1.8%), which provides for amortizing debt service payments based on the non-standard amortization schedule set forth on Annex F to this prospectus, the UW NCF DSCR of such Mortgage Loan is calculated based on the aggregate debt service during the 12-month period commencing on September 1, 2026.
(4)	Loan-to-value ratios (such as, for example, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity, as applicable) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.
(5)	In the case of ten (10) Mortgage Loans (collectively, 62.3%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the DSCR, LTV Ratio and Debt Yield have been calculated including the related pari passu companion loan(s). With respect to the Mortgage Loan identified as the BioMed MIT Portfolio Mortgage Loan (9.4%), (a) the LTV Ratio, Debt Yield and DSCR include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The U/W NCF DSCR, related Cut-off Date LTV Ratio, related LTV Ratio at Maturity or ARD, and U/W NOI DY including the related subordinate companion loans are, 1.66x, 55.2%, 55.2% and 10.6%, respectively.

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(6)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

The issuing entity will include twelve (12) Mortgage Loans (collectively, 49.8%) that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Mixed Use	11	$247,000,000	31.1%
Retail / Industrial	1	79,000,000	9.9
Lab / Office	8	75,000,000	9.4
Retail	1	75,000,000	9.4
Office / Retail	1	18,000,000	2.3
Retail	33	$227,540,000	28.6%
Anchored	30	139,782,781	17.6
Super Regional Mall	1	70,000,000	8.8
Unanchored	1	14,000,000	1.8
Single Tenant	1	3,757,219	0.5
Office	3	$104,791,878	13.2%
CBD	1	74,691,878	9.4
Suburban	2	30,100,000	3.8
Multifamily	21	$ 95,608,189	12.0%
Garden	5	41,711,213	5.2
Mid Rise	14	40,714,336	5.1
Student Housing	1	12,800,000	1.6
High Rise	1	382,639	0.0
Other	4	$ 59,850,000	7.5%
Leased Fee	4	59,850,000	7.5
Industrial	4	$30,550,000	3.8%
Flex / R&D	2	20,000,000	2.5
Warehouse / Distribution	1	5,500,000	0.7
Warehouse	1	5,050,000	0.6
Hospitality	2	$16,000,000	2.0%
Limited Service	2	16,000,000	2.0
Self Storage	2	$14,000,000	1.8%
Self Storage	2	14,000,000	1.8
Total	80	$795,340,067	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
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Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	With respect to the Rentar Plaza Mortgage Loan (9.9%), the fifth largest tenant, Abco Refrigeration Supply Corp., in a draft estoppel (which ultimately was not signed), noted that it had raised concerns with the borrower on multiple occasions related to its overall management of the Mortgaged Property and continued submission of what the borrower had identified as “extraordinary expenses” separate and apart from the reconciliation of operating expenses, some of which the tenant disputes are eligible for pass-through. The draft estoppel also stated that after the borrower’s installation of an updated sprinkler system, there had been two leaks which resulted in damages in excess of $350,000, and that the tenant was looking to the borrower to repair the sprinkler system and reimburse the tenant for its damages.
●	In addition, with respect to the Rentar Plaza Mortgage Loan (9.9%), the borrower is party to a revocable consent agreement between the New York City Department of Transportation, as grantor, and the borrower, as grantee, which consents to the borrower’s use and maintenance of certain structures including a retaining wall, 14 light poles, snow melting pipes, 2 stairways and 5 planted areas located on city property in front of the Mortgaged Property. The agreement expires June 30, 2026 and the borrower may petition the city for a renewal of the consent. The grantor’s consent is revocable at any time. Upon expiration or termination of such agreement, the borrower is required, at its own cost, to cause the structures to be removed or deactivated at the discretion of the grantor and the affected streets to be restored to their proper condition to the satisfaction of the grantor. The borrower represented in the loan agreement that the failure to renew, or any termination of, such agreement will not have consequences that would materially and adversely affect the condition (financial or other) or operations of borrower or its properties (or the value thereof) or might have consequences that would adversely affect its performance under the loan agreement.
●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.4%), the portfolio is comprised of eight mixed-use properties totaling 1,314,481 square feet. Across the portfolio, 1,260,760 square feet (approximately 95.9% of total net rentable area) is used for life science laboratory space, 53,221 square feet (approximately 4.0% of total net rentable area) is used for office space, and 500 square feet (approximately 0.0% of total net rentable area) is used for storage space. In addition, 65 Landsdowne Mortgaged Property includes a standalone parking garage located across the street from the main portion of the Mortgaged Property, and the related parking revenue thereon represents a significantly higher portion of the 65 Landsdowne Mortgaged Property’s total revenue, ranging from approximately 36.4% in 2022 to 42.0% in 2024, than the 9.2% underwritten for the entire portfolio.
●	With respect to the 29-33 Ninth Avenue Mortgage Loan (9.4%), in order to maintain compliance with the ADA, the borrower installed and maintains a platform lift with metal stairs and platforms at the Mortgaged Property. The foregoing equipment is partially located on a public sidewalk which required the borrower to enter into a consent agreement with the New York City Department of Transportation so that the borrower has the right to maintain such equipment on the sidewalk. Pursuant to the consent agreement, the New York City Department of Transportation has authorized the construction, maintenance and use of the foregoing platform lift with metal stairs and platforms. The borrower pays a per annum fee for the right to use the sidewalk pursuant to the consent agreement. The consent agreement is revocable by the New York City Department of Transportation and expires by its terms on June 30, 2028 unless the borrower renews the same. If the consent agreement is not renewed, the borrower is required to cure any non-compliance with the ADA within 90 days of the expiration or termination of the consent agreement, which 90 days may be extended under certain conditions.
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See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 and the footnotes thereto.

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the 1550 Broadway Mortgage Loan (1.5%), approximately 36.8% of the underwritten base rent is income from billboards and other signage located at the Mortgaged Property, which are generally leased for short term periods of a year or less.
●	In addition, with respect to the 1550 Broadway Mortgage Loan (1.5%), $10,340,000 of the proceeds of the Mortgage Loan were used to pay real estate tax arrears on the Mortgaged Property. During the initial phases of the COVID-19 pandemic, the sole tenant at the Mortgaged Property was required to close due to the pandemic, and ceased to pay rent, and the borrower defaulted on an agreement with the New York City Department of Finance to pay delinquent taxes, and accrued further delinquencies. The payment at origination covered all real estate taxes then due and payable (including arrears).
●	With respect to the 87th Street Retail Mortgage Loan (1.1%), the largest tenant, Floor & Décor, which leases 61.4% of the net rentable area at the Mortgaged Property, has stated in its estoppel that $776,218.34 is due to it from the borrower as a tenant allowance. Commencing in July 2025, Floor & Décor has the right to offset such amount against its monthly base rent. At origination, the borrower reserved with the lender the full amount claimed to be owed by Floor & Décor. Commencing in August 2025 and ending in November 2026, if Floor & Décor offsets its rent, the amount of monthly rent due under its lease will be withdrawn from such reserve and disbursed (x) if a cash management trigger is continuing, to the cash management account and (y) otherwise to the borrower; provided that if the lender receives satisfactory evidence that Floor & Décor is paying full unabated rent and all outstanding tenant improvement allowances have either been paid or offset against rent, the full remaining amount in the reserve will be disbursed in the same manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, and “—Specialty Use Concentrations” below.

Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

In the case of the multifamily properties set forth in the above chart, we note the following:

●	With respect to the Norton Links Mortgage Loan (3.6%), pursuant to a recorded regulatory and use agreement entered into and the permit issued in connection with the development of the Mortgaged Property, the Mortgaged Property is subject to certain affordable housing restrictions including, among other things, that (i) 25% of the related multifamily units must be leased to persons or families whose annual incomes do not exceed 80% of the median income for the local area (the “AMI”), (ii) the annual rental expense for each affordable unit may not exceed 30% of 80% of the AMI, adjusted for household size (as calculated under the related regulatory agreement), and (iii) any increases to monthly rent beyond a schedule of initial annual rents set
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forth in the regulatory agreement are subject to requirements set forth therein, including certain review rights by the Department of Housing and Community Development.

●	With respect to the Hampton Heights Portfolio Mortgage Loan, Silver Swan Portfolio Mortgage Loan and Hopkins Street Portfolio Mortgage Loan (collectively, 3.0%), all of the multifamily units at the related Mortgaged Property are leased on a month-to-month basis.
●	With respect to the Monticello Meadows Mortgage Loan (1.5%), 23 of the 176 total units at the Mortgaged Property are rented by tenants utilizing Section 8 vouchers. If such tenants fail to receive the Section 8 subsidies or other government assistance program rental subsidies, it could result in delinquent rent payments and/or reduced occupancy rates at the Mortgaged Property.
●	With respect to the Adini Portfolio Mortgage Loan (0.1%), 98 of the 284 total residential units comprising the Mortgaged Property are rent-regulated.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Leased Fee Properties

In the case of the leased fee properties set forth in the above chart, we note the following:

●	With respect to the 32 Old Slip – Leased Fee Mortgage Loan (4.5%), the non-collateral improvements on the Mortgaged Property are operated as an office property. The tenant under the related ground lease obtained a leasehold mortgage in the amount of $404 million on April 9, 2019, which is secured by (i) the leasehold interest and (ii) the non-collateral improvements on the Mortgaged Property, and is scheduled to mature in December 2025. We cannot assure you that the tenant under the related ground lease will be able to repay or refinance such loan or that additional debt will not be imposed on the non-collateral improvements on the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee Properties Have Special Risks”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	All such hotel properties are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
Holiday Inn Express Forsyth	$10,750,000	0.7%	2/18/2039	6/6/2035
La Quinta Douglasville	$5,250,000	1.4%	8/31/2042	6/6/2035
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See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

For more information regarding the 15 largest Mortgage Loans secured by hotel properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

Self Storage Properties

In the case of the self storage properties set forth above, see “Risk Factors—Risks Relating to the Mortgage Loans—Self-Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Gym, fitness center, spa or a health club(1)	3	16.8%
Grocery store(2)	19	14.9%
Restaurant/Bakery(3)	4	13.8%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(4)	10	12.9%
Theater/entertainment venue(5)	1	9.4%
Clean room/lab space(6)	8	9.4%

(1)	Includes the Mortgaged Properties identified on Annex A-1 as 29-33 Ninth Avenue, The Hollywood Collection and Davis Ford Crossing.
(2)	Includes the Mortgaged Properties identified on Annex A-1 as Rentar Plaza, Westown Square, Rodney Village Shopping Center, Athens Town Center, Northeast Plaza, Hungarybrook Shopping Center, Plaza North Shopping Center, Ahoskie Commons, Cummings Park Plaza, Boulevard Plaza, Summer Commons, Centre Plaza, Cordele Corners, Meeting Square, Northland Plaza, Homosassa Square, Laurens Plaza, Plank Plaza and El Toro.
(3)	Includes the Mortgaged Properties identified on Annex A-1 as El Toro, Crown Valley Center, 1550 Broadway and 29-33 Ninth Avenue.
(4)	Includes the Mortgaged Properties identified on Annex A-1 as 45 - 75 Sidney, 40 Landsdowne, 35 Landsdowne, 65 Landsdowne, 88 Sidney, 64 Sidney, 38 Sidney, 26 Landsdowne, 340 Mt Kemble and Crown Valley Center.
(5)	Includes the Mortgaged Property identified on Annex A-1 as 29-33 Ninth Avenue.
(6)	Includes the Mortgaged Properties identified on Annex A-1 as 45 - 75 Sidney, 40 Landsdowne, 35 Landsdowne, 65 Landsdowne, 88 Sidney, 64 Sidney, 38 Sidney and 26 Landsdowne.

In addition, the Davis Ford Crossing Mortgaged Property (4.2%) includes one or more tenants that operate an on-site gas station or automobile repair and servicing company.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

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Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
Rentar Plaza	$79,000,000	9.9%	104.24	2.92x	32.3%	Mixed Use
BioMed MIT Portfolio	$75,000,000	9.4%	478.74	2.75x	35.3%	Mixed Use
29-33 Ninth Avenue	$75,000,000	9.4%	1,542.21	1.30x	58.4%	Mixed Use
Marriott World Headquarters	$74,691,878	9.4%	337.57	1.76x	51.7%	Office
Washington Square	$70,000,000	8.8%	341.86	2.07x	51.9%	Retail
Coastal Equities Portfolio	$45,000,000	5.7%	46.72	1.66x	66.9%	Retail
32 Old Slip - Leased Fee	$36,000,000	4.5%	3,959.60	1.10x	74.2%	Other
Davis Ford Crossing	$33,250,000	4.2%	214.43	1.46x	67.3%	Retail
Norton Links	$28,750,000	3.6%	287,500.00	1.23x	68.6%	Multifamily
The Hollywood Collection	$25,680,000	3.2%	274.78	1.48x	71.8%	Retail
Leeton Leased Fee Portfolio	$23,850,000	3.0%	37.91	1.10x	80.0%	Other
CorePharma Portfolio	$20,000,000	2.5%	217.92	1.38x	56.0%	Industrial
Menlo Center	$18,000,000	2.3%	334.53	2.25x	30.1%	Mixed Use
Beltramo Office	$16,150,000	2.0%	599.77	2.69x	40.1%	Office
Natson Portfolio	$16,000,000	2.0%	76,555.02	1.89x	53.2%	Hospitality
Top 3 Total/Weighted Average	$229,000,000	28.8%		2.33x	41.8%
Top 5 Total/Weighted Average	$373,691,878	47.0%		2.17x	45.7%
Top 15 Total/Weighted Average	$636,371,878	80.0%		1.91x	53.2%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate, but excludes any Subordinate Companion Loan(s). In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than approximately 9.9% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the

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extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut- off Date Balance	Approx. % of Initial Pool Balance
BioMed MIT Portfolio	$ 75,000,000	9.4%
Coastal Equities Portfolio	$ 45,000,000	5.7%
Leeton Leased Fee Portfolio	$ 23,850,000	3.0%
CorePharma Portfolio	$ 20,000,000	2.5%
Natson Portfolio	$ 16,000,000	2.0%
Adini Portfolio	$ 996,975	0.1%
Total	$ 180,846,975	22.7%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, in addition to portfolios comprised of multiple Mortgaged Properties, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may comprise Mortgaged Properties owned by separate borrowers.

For example, with respect to each of the BioMed MIT Portfolio–65 Landsdowne Mortgaged Property, the Leeton Leased Fee Portfolio–Quad Cities Mortgaged Property, the CorePharma Portfolio – Middlesex Mortgaged Property, the 46 & 47 Mercer Street Mortgaged Property, the Hampton Heights Portfolio Mortgaged Property, the Silver Swan Portfolio Mortgaged Property and the Hopkins Street Portfolio Mortgaged Property (collectively, 8.0%), the related Mortgaged Property is comprised of multiple separate parcels, which are non-contiguous.

Two (2) group(s) of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

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The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Hampton Heights Portfolio	1	$ 8,723,277	1.1%
Silver Swan Portfolio	1	$ 8,203,594	1.0%
Hopkins Street Portfolio	1	$ 7,134,342	0.9%
Total for Group 1:	3	$ 24,061,213	3.0%
Group 2:
Golden State Storage - Oak Avenue	1	$ 9,000,000	1.1%
Golden State Storage - Tropicana	1	$ 5,000,000	0.6%
Total for Group 2:	2	$ 14,000,000	1.8%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 40 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	19	$216,471,100	27.2%
Massachusetts	9	$103,750,000	13.0%
California	6	$91,830,000	11.5%
Maryland	1	$74,691,878	9.4%
Oregon	1	$70,000,000	8.8%
New Jersey	4	$45,300,000	5.7%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty (20) other states, with no more than approximately 4.5% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Ten (10) Mortgaged Properties (collectively, 22.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property located in
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seismic zones 3 or 4 has a seismic expected loss greater than 18.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

●	Twenty-one (21) Mortgaged Properties (collectively, 13.0%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Alabama, Florida, Georgia, South Carolina, North Carolina, Texas, Virginia, Louisiana or Puerto Rico, and are therefore more susceptible to hurricanes. See representations and warranties no. 17 and no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

Mortgaged Properties with Limited Prior Operating History

Seven (7) of the Mortgaged Properties (collectively, 10.7%) (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Three (3) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as 32 Old Slip – Leased Fee, 340 Mt Kemble and 87th Street Retail (collectively, 7.4%) each have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the University Gardens Mortgage Loan (1.6%), the Mortgage Loan is structured as a Delaware statutory trust, which permits up to 50 investors.

Delaware Statutory Trusts

With respect to the University Gardens Mortgage Loan (1.6%), the related borrower is a Delaware statutory trust. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the Mortgaged Property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. The Mortgage Loan documents contemplate the lender’s ability to terminate the trust agreement and convert the borrower into a limited liability company upon the occurrence of (a) any event that causes the signatory trustee to cease to be the signatory trustee of the borrower, (b) any event resulting in the dissolution of the borrower, (c) an event of default under the Mortgage Loan, or (d) any date on or after April 7, 2035. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

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Condominium and Other Shared Interests

The 29-33 Ninth Avenue Mortgage Loan, Marriott World Headquarters Mortgage Loan and the Leeton Leased Fee Portfolio Mortgage Loan (collectively, 21.8%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the Marriott World Headquarters Mortgaged Property (9.4%), such Mortgaged Property represents one of two units in a condominium known as the “Bethesda Center Commercial Condominium” (for purposes of this paragraph, the “Condo”). The Marriott World Headquarters Mortgaged Property represents the “Office/Garage Unit” and the adjacent Marriott hotel represents the hotel unit (the “Hotel Unit”). The Hotel Unit is owned by an entity affiliated with The Bernstein Companies, which is a 50% owner of the borrower and the borrower sponsor. The Condo is operated by a Council of Unit Owners (for purposes of this paragraph, the “Council”), which also maintains the common elements of the Condo. A board of directors has not been appointed. The Council is made up of two members, with each unit owner being a member. A unanimous vote of the unit owners is required for any action by the Council, giving the borrower a veto right. Marriott International Administrative Services, Inc, the sole tenant at the Marriott World Headquarters Mortgaged Property, administers the budgeting and payment of general common expenses. The borrower has a 79.3% interest in the general common elements. The Council has agreed to provide to the lender copies of any notice of default under the Condo documents delivered by the Council to the borrower, including for any unpaid general common expenses or other charges or assessments, and the Council has agreed that it will accept a cure of any such borrower default from the lender as mortgagee.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	71	$702,340,067	88.3%
Sub-Leasehold	8	75,000,000	9.4%
Fee / Leasehold(3)	1	18,000,000	2.3%
Total	80	$795,340,067	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.
(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties or a combination of the fee estate and leasehold estate in the same commercial property owned by unaffiliated entities.
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In general, except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.4%), each individual Mortgaged Property is subject to a prime ground lease (or in the case of 65 Landsdowne Street, two prime ground leases) (collectively, the “Prime Leases”) with Massachusetts Institute of Technology, a Massachusetts educational corporation (“MIT”), as ground lessor (the “Prime Lessor”), and a wholly-owned subsidiary of MIT, as ground lessee (the “Prime Lessee”), and a sub-ground lease (or in the case of 65 Landsdowne Street, one sub-ground lease for each of the two applicable Prime Leases) (collectively, the “Ground Leases”) with the Prime Lessee as ground lessor (the “Ground Lessor”) and the applicable borrower, as ground lessee (the “Ground Lessee”). Each mortgage is secured by the applicable borrower’s sub-leasehold interest in the applicable Ground Lease and does not encumber the Prime Leases or the fee estate of the Prime Lessor.

Each of the Ground Leases is structured with base rent and percentage rent components, with percentage rent driven by revenue at the BioMed MIT Portfolio properties (the “Percentage Rent”). Each borrower has fully prepaid the base rent and the Percentage Rent (subject to certain exceptions described in the immediately following two sentences) for the period beginning on July 1, 2024, and ending on June 30, 2032 (the “Eight Year Period”), and for the extension term beginning on the date set forth in the applicable Ground Lease and expiring on April 30, 2099 (the “Extension Term”). In the event the applicable borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to any tenant during the Eight Year Period that, in the aggregate, are in excess of the total amount of rent that the tenant would have otherwise paid during the remaining portion of the Eight Year Period, the applicable borrower must pay percentage rent equal to 15% of such excess during the year such payment was received from the tenant. In addition, if a tenant is relocated to another premises outside of the applicable Mortgaged Property that is owned by the applicable borrower or an affiliate and located within 70 miles of the applicable Mortgaged Property and the applicable borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to the termination of the tenant’s lease during the Eight Year Period, the applicable borrower must pay percentage rent equal to 15% on a percentage of the gross revenues received by the borrower, which percentage is calculated by dividing (i) the net present value as of the date of lease termination using a discount rate of 8% of rent payments due under the applicable lease following the Eight Year Period until the end of the applicable lease term and (B) the net present value using a discount rate of 8% of all rent payments due under the applicable lease for the remainder of the lease term as of the date of lease termination. Each borrower is required to resume regular payments of base rent and percentage rent upon the expiration of the Eight Year Period and continuing until the commencement of the Extension Term.

In addition to base rent, each Ground Lessee is required to pay percentage rent at an annual rate equal to 15% of annual gross revenues from the applicable Mortgaged Property in excess of the applicable percentage rent threshold, which is equal to the amount of annualized gross revenues attributable to 90% of the gross rentable area of the subject premises on the date that Ground Lessee first receives rents from occupants attributable to 90% or more of the gross rentable area (the “Percentage Rent Threshold”). Under certain Ground Leases, gross revenues exclude, among other items, deemed tenant improvement reimbursements equal to the tenant improvement allowance amortized over the tenant’s lease term at the Prime Rate plus 1.50%. The Percentage Rent Threshold may be increased or decreased in connection with a refinancing as provided in the Ground Leases based on increases or decreases in the debt service based on

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the type of refinancing due under any loan(s) secured by the applicable BioMed MIT Portfolio property.

With respect to each Mortgaged Property, the related Ground Lessor is also entitled to 15% of (a) the allocable share of a direct or indirect financing or (b) the gross proceeds received by the applicable Ground Lessee from any refinancing of the improvements or Ground Lessee’s interest under the Ground Lease less the greater of (i) outstanding mortgage debt on the leasehold interests or (ii) the purchase price paid by the Ground Lessee to a previous ground lessee which occurs within 10 days prior to such refinancing, and less certain other deductions set forth in the Ground Leases.

With respect to each Mortgaged Property, the related Ground Lessor is also entitled to 15% of the gross proceeds received by Ground Lessee from any sale or resale of the improvements or Ground Lessee’s interest under the Ground Lease, either directly or indirectly, by sale of the stock, shares or other beneficial interest in Ground Lessee (other than certain upper-tier non-controlling minority interests) less the greater of (a) outstanding mortgage debt or (b) the purchase price paid by the Ground Lessee to a previous ground lessee, and less certain other deductions set forth in the Ground Leases.

The Ground Leases provide certain rights restrictions by the Ground Lessors with regard to any future mortgage financing, mezzanine financing and/or transfer of the Mortgaged Properties. The Ground Leases also provide certain mortgagee protections for mortgage lender provided that such lenders qualify as “Approved First Mortgagees” (as defined below). Pursuant to the estoppels delivered to mortgage lender in connection with the Whole Loan, each Ground Lessor acknowledged each mortgage lender as an Approved First Mortgagee, as applicable. Future mortgage and mezzanine lenders will be subject to each Ground Lessor’s consent in accordance with the Ground Lease and associated estoppels.

An “Approved First Mortgagee”, as applicable, includes, among other things, (i) any bank, trust company or national banking association, (ii) any insurance company, (iii) any pension or retirement trust or fund for which any bank, trust company, national banking association or registered investment adviser is acting as trustee or agent, or if self-managed, having gross assets of at least $50 million, (iv) any investment company as defined in the Investment Company Act of 1940, (v) any government or public employees’ pension or retirement system, (vi) any REIT, (vii) certain charitable foundations and (viii) any federal or Massachusetts state government agency, in each case (other than clause (viii)), subject to certain other conditions set forth in the Ground Leases.

Transfers of the sub-leasehold interest are prohibited without each Ground Lessor’s consent, unless such transferee meets certain criteria set forth in the Ground Leases, including that such transferee is required to (i) have a reputation of high quality and to operate the improvements in a first-class manner, and (ii) have, in the reasonable opinion of such Ground Lessor, the qualifications, experience and financial responsibility required to fulfill the obligations contained in the subject Ground Leases for the continued first class management and operation of the BioMed MIT Portfolio properties, or otherwise would be required to hire a manager that would meet such experience test.

In the event that a Ground Lease is terminated for any reason, including rejection of such Ground Lease in any bankruptcy or insolvency proceeding, at the request of the mortgage lenders delivered in writing to the related Ground Lessor within 15 days after receipt of notice of such termination, such Ground Lessor is required to, upon compliance with the requirements set forth in the related Ground Lease, enter into a new lease directly with the mortgage lenders for the remainder of the term and having the same priority as the related Ground Lease.

In the event that the Prime Lease is terminated for any reason (including in the event of a rejection in bankruptcy, insolvency or similar proceeding involving Prime Lessee) prior to the expiration date of the Prime Lease, including an event where the Ground Lease would be

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deemed terminated solely as a result of termination of the Prime Lease, the Ground Lease (excluding any amendments thereto that have not been consented to by Prime Lessor in writing) will automatically continue in full force and effect for the balance of the term of the Ground Lease and be deemed for all purposes to be a direct lease between Prime Lessor and the applicable borrower, upon the terms and conditions of, and having the same priority as, the Ground Lease (the “Direct Lease”), provided that the borrower is not in default of the Ground Lease beyond all applicable notice and cure periods of borrower and the mortgage lender or any mezzanine lender such that the Prime Lessee had the right to terminate the Ground Lease at the time of termination of the Prime Lease.

See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for additional information.

●	With respect to the Coastal Equities Portfolio Mortgage Loan (5.7%), the applicable individual borrower (each, an “Individual Borrower”) is permitted to ground lease to any party (who may be an affiliate of such Individual Borrower (other than another individual borrower of a Mortgaged Property or the managing member thereof)) an outparcel (each, an “Outparcel”) and the lender will permit the construction of improvements by the ground lessee or any sub-lessee of the ground lessee on the applicable Outparcel thereunder upon satisfaction of the certain conditions set forth in the Mortgage Loan documents, including, without limitation, the following: (a) the ground lease is for nominal consideration (other than with respect the Outparcel located at the Anniston Plaza Mortgaged Property, which is required to include ground rent reasonably acceptable to the lender) and is otherwise on commercially reasonable terms and does not contain any terms which would materially affect the lender’s rights under the Mortgage Loan documents; (b) the applicable Individual Borrower submits to the lender a notice setting forth the projected commencement date of construction, to be no less than 30 days from the date of such notice and other various plans related to the construction satisfactory to the lender in accordance with the Mortgage Loan documents; (c) the Individual Borrower pays all reasonable costs and expenses of the lender incurred in evaluating the ground lease and construction on the applicable Outparcel, including, without limitation, reasonable attorneys’ fees and (d) upon completion of such construction, the applicable Individual Borrower is required to cause to be delivered to the lender (i) an as-built survey of the applicable individual Mortgaged Property showing such completed construction, (ii) an endorsement to the title policy delivered to the lender in connection with the Mortgage Loan, updated through the completion of construction and free of any exceptions not reasonably acceptable to the lender, (iii) any UCC and lien searches requested by the lender, and (iv) copies of certificates of occupancy for the completed construction.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than ten (10) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate

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certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 41 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Rentar Plaza Mortgage Loan (9.9%), the related ESA identified two business environmental risks (each a “BER”), relating, respectively, to (i) four underground storage tanks (“USTs”) abandoned in place in 1997-1998, and (ii) the prior occupancy of the Mortgaged Property, from circa 1939 to 1973, by Western Electric, a business of a type that typically uses hazardous materials and petroleum products and generates hazardous wastes. The ESA noted that although the consultant could not completely dismiss the potential impacts from BERs, (i) in the case of the USTs, tank removal documentation was provided to the New York State Department of Environmental Conservation and the USTs are listed as closed with no action required and (ii) in the case of the occupancy by Western Electric, there are no documented releases, the Mortgaged Property has been substantially redeveloped and greater than 50 years have elapsed. The consultant concluded that based on the above factors, further action does not appear to be warranted at the time. The borrower obtained a Beazley ECLIPSE (Enviro Covered Location Insurance Policy (Site Environmental) policy for the Mortgaged Property which names the borrower as named insured and the lender as an additional named insured. The policy also covers several other (non-collateral) properties and several other insured parties. Accordingly such policy provides less protection than would a dedicated policy; however, pursuant to the environmental indemnity, the borrower has agreed that no additional properties may be added to the policy. The policy has limits of $10 million per pollution condition in the aggregate, a $50,000 deductible per pollution condition and expires June 10, 2035 (prior to the loan maturity date of July 6, 2035). Pursuant to the environmental indemnity executed by the borrower, the borrower is required to (i) maintain such policy during the loan term, and (ii) at least two years prior to the end of the policy term, either renew such policy or bind replacement environmental insurance coverage, which in either case (A) has coverages, terms and conditions no less favorable to the lender than those provided under such policy, (B) has a policy term that extends at least three years beyond the end of the loan term, and (C) has a premium for such policy term that has been fully funded at renewal or binding, as the case may be.
●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.4%), the related ESAs identified controlled recognized environmental conditions (“CRECs”) at two of the related Mortgaged Properties, as follows:
●	With respect to the 45-75 Sidney Mortgaged Property (2.0%), the review of the historical data available for the Mortgaged Property and the regulatory database identified that an industrial cable and wire manufacturer was located at the Mortgaged Property and southeast and northwest adjoining properties from at least the 1880s to the late 1960s. Additionally, a City of Cambridge Water & Sewer Department storage and vehicle/equipment maintenance yard was located on the Mortgaged Property between Auburn and Pilgrim Streets from the 1880s to the 1940s before use by the cable and wire manufacturer. Historical operations included the use of underground storage tanks (USTs), hazardous materials and substances, hazardous waste generation and wastewater treatment areas. The cable and wire manufacturing facility reportedly ceased operations by 1969 with structures on the northeast, south and southeast portions demolished in the 1970s and the remaining portions demolished in the late 1980s. Soil and groundwater impacts associated with historical uses were identified and two release cases were assigned to the Mortgaged Property, by the Massachusetts Department of Environmental Protection (“MassDEP”). A Response Action
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Outcome (RAO) (i.e., a permanent solution indicating that regulatory closure has been achieved) was filed with MassDEP for each case in 1998 and 1999, respectively, with an activity and use limitation in place. Based on this information, the former use of the Mortgaged Property as an industrial facility represents a CREC. The ESA recommended continued compliance with the activity and use limitations. Otherwise, no further action or investigation was recommended in the ESA.

●	With respect to the 88 Sidney Mortgaged Property (1.0%), such Mortgaged Property was historically part of the above-described wire and cable manufacturing facility from approximately the 1920s to 1969. Soil and groundwater impacts, including lead in soil and DCE in groundwater, was identified during redevelopment of the Mortgaged Property in the early 2000s. Approximately 2,950 cubic yards of lead-impacted soil were excavated and disposed offsite, and the current building was constructed with a vapor barrier. A Notice of Activity and Use Limitation (AUL) was filed in 2006 to restrict certain activities and exposure to the remaining subsurface impacts. In addition, sub-slab soil gas and indoor air sampling were conducted in 2010 and constituents of concern were not identified in indoor air above method detection limits, which were set well below the applicable regulatory standards. A Method 3 Risk Characterization was also conducted in 2010 and indicated a level of No Significant Risk for present and future land uses based on the implementation of the AUL. A Class A-3 RAO was filed with MassDEP in 2010. Based on this information, the former use of the Mortgaged Property represents a CREC. The ESA recommended continued compliance with the activity and use limitation. Otherwise, no further action or investigation was recommended in the ESA.
●	With respect to the Washington Square Mortgage Loan (8.8%), the related ESA identified a REC at the related Mortgaged Property in connection with the operation of a dry cleaner 200 feet northeast of the Mortgaged Property and 400 feet from the closest occupied building on the Mortgaged Property. Based on these distances, the environmental consultant determined the risk for a vapor encroachment condition to exist in the subsurface of the Mortgaged Property to be minimal. Since (a) no releases were confirmed from the dry cleaning facility and (b) the responsible party for any impacts to the Mortgaged Property would fall on the owner of the dry cleaning facility, the environmental consultant did not recommend further investigation. Under the related environmental indemnity agreement, the borrower sponsor is required to take certain actions, including effectuating remediation of any release of a hazardous substance as required by environmental law and performing any environmental site assessment or other investigation of environmental conditions, if the REC becomes an issue for the Mortgaged Property.
●	With respect to the Coastal Equities Portfolio Mortgage Loan (5.7%), the following RECs were identified by the related ESAs:
●	The ESA provided in connection with the Coastal Equities Portfolio – Westown Square Mortgaged Property (0.4%) indicated that a portion of the Mortgaged Property was previously used by an industrial facility associated with coal furnace manufacturing from at least 1932 to 1963, with some of the related operations including a machine shop, chemical storage areas, welding areas, painting, and railroad siding tracks. A prior Phase II ESA conducted in 2015 identified no impacts to soil by chemicals; however, potential hazardous substance impacts were subsequently identified within a single groundwater sample collected at the Mortgaged Property. Given that these operations most likely involved the use of paints, various petroleum products and various solvents, the ESA identified the former manufacturing plant as a REC, and recommended a Phase II subsurface investigation.
●	The ESA provided in connection with the Coastal Equities Portfolio – Rodney Village Shopping Center Mortgaged Property (0.4%) indicated that a dry cleaner has operated at the Mortgaged Property since 2009, but with no other information. The ESA identified such current presence of a dry cleaner as a REC, and recommended a Phase II subsurface investigation.
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●	The ESA provided in connection with the Coastal Equities Portfolio – Hungarybrook Shopping Center Mortgaged Property (0.3%) identified the presence of a soil and groundwater impacts attributed to the operations at the on-site dry cleaner. The ESA noted that the Mortgaged Property was identified on the Virginia Voluntary Remediation Program listed site due to releases of halogenated solvents, and that an operating sub-slab vapor mitigation system appears to be mitigating vapors and soil gases from the historic releases, but that no evidence that the case has closed existed. The ESA concluded that the presence of solvent-impacted soil, groundwater and soil gas at the property and the lack of evidence of closure is considered a REC, and recommended achieving regulatory closure of the Virginia Voluntary Remediation Program case related to the drycleaner.
●	The ESA provided in connection with the Coastal Equities Portfolio – Ahoskie Commons Mortgaged Property (0.2%) indicated that the Mortgaged Property has been impacted by an adjacent leaking underground storage tank (“LUST”) site and that up to nine monitoring wells are located onsite. The ESA identified the foregoing a REC, and recommended providing onsite access, as necessary, to the responsible party for the adjacent LUST case to pursue regulatory closure.
●	The ESA provided in connection with the Coastal Equities Portfolio – Anniston Plaza Mortgaged Property (0.2%) indicated that the city directories from 1971 and 1976 listed a dry cleaner, but with no other information. The ESA identified such former presence of a dry cleaner as a REC, and recommended a Phase II subsurface investigation.

In lieu of recommended Phase II subsurface investigations for the aforementioned properties, the borrower obtained a pollution legal liability coverage provided by SiriusPoint Specialty Insurance Corporation, with a limit of $5,000,000 for each pollution condition and $10,000,000 in the aggregate, and a deductible of $50,000 for each pollution condition, and a coverage period beginning on April 30, 2025, and expiring on April 30, 2038.

●	With respect to the Davis Ford Crossing Mortgage Loan (4.2%), the 7-Eleven tenant’s onsite gasoline station at the Mortgaged Property has active USTs containing gasoline, which were installed in 1994 and fueling activities have occurred at the facility since installation. The related ESA identified a REC related to the presence of active USTs and fueling activities for over 30 years. The environmental consultant noted that the lease agreement for the gas station stipulates that any release, and resulting remediation, from the operation of the filling station at the site will be the sole responsibility of the tenant. The landlord is provided with full environmental indemnification for any releases or remedial events resulting from the operation of the filling station. As such, the environmental consultant did not recommend any additional investigation pertaining to the filling station and advised that if petroleum-impacted soils and/or groundwater are encountered during future tank system upgrades or replacements, the appropriate regulatory agency (i.e., VDEQ) should be notified in accordance with applicable regulations.
●	With respect to the Beltramo Office Mortgage Loan (2.0%), the related ESA identified a CREC related to the Mortgaged Property being listed on EnviroStor, along with the northeast adjoining property, as a voluntary cleanup site with a status of Certified/Operations & Maintenance. Subsurface investigations at the site detected elevated concentrations of perchloroethylene (“PCE”) and groundwater. The source of the PCE contamination appears to be from a former dry cleaning facility located at 1438 El Camino Real, located approximately 50 feet southeast of the Mortgaged Property. A Voluntary Cleanup Agreement was executed between the California Department of Toxic Substances Control (“DTSC”) and the Mortgaged Property on May 22, 2009, to provide oversight of site assessment and remediation activities. Environmental investigations performed at the Mortgaged Property between 2006 and 2009 showed soil vapor and groundwater have been impacted by PCE. Human Health Risk Assessments (“HHRA”) were prepared in 2009. The HHRA identified potential human health impacts due to the PCE contamination in soil and soil vapor. To prevent soil vapor migration from entering into future buildings constructed on the Mortgaged Property, the DTSC recommended the implementation of
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engineering controls. In 2012, in preparation for the redevelopment of the Mortgaged Property and northeast adjoining property, the areas of soil with elevated concentrations of PCE were excavated to a depth of 10 feet below ground surface and disposed of offsite. Sidewall and bottom samples collected after the excavation did not identify concentrations of PCE above screening levels.

A new Voluntary Cleanup Agreement with respect to the Beltramo Office Mortgaged Property was executed on December 18, 2013. Based on a review of the preliminary assessment documents, the DTSC determined that a Land Use Covenant to prohibit sensitive uses and the installation of a soil vapor mitigation system were necessary to protect human health and the environment. The properties were redeveloped with the current office building and the northeast adjoining residences. In order to mitigate the potential risks to workers and occupants a redundant vapor mitigation system was installed during building construction. The vapor mitigation systems include both a vapor barrier and passive gas collection and venting system. In 2015, the DTSC approved completion of the vapor intrusion mitigation system.

In 2017, the DTSC signed an Operation and Maintenance Agreement (“O&M”) with respect to the Beltramo Office Mortgaged Property to oversee owner monitoring of the installed vapor mitigation systems. Land use covenants (“LUC”) were recorded in 2017 that restricted land uses and required soil disturbance activities to get pre-approval from DTSC. Annual LUC and O&M inspections are required. The most recent Vapor Mitigation System and Land Use Covenant inspection was submitted on February 22, 2023. The inspection found that the site remains in compliance with the land use covenants and the vapor mitigation system appeared to be in good working condition. The next five year review is to be submitted on April 30, 2027. Based on the ongoing monitoring and regulatory status, the PCE impacts represent a CREC.

●	With respect to the Crown Valley Center Mortgage Loan (1.8%), the related ESA identified a REC at the Mortgaged Property in connection with the historical operation of dry cleaning facilities at the Mortgaged Property from approximately 1990 to 2010. The environmental engineer reported that there are no known violations or reported spills in connection with the dry cleaning facilities, but that the history of solvent use, hazardous waste generation and the lack of subsurface data in connection with the historic dry cleaning operations represent a REC. The environmental engineer estimated a worst case cost of $2,435,000 and recommended a Phase II subsurface investigation. At origination, in lieu of obtaining a Phase II ESA, the borrower obtained a lender’s pollution legal liability insurance policy from Lloyd’s Syndicate 3623, listing the lender as first named insured, with a per incident and aggregate limit of $3,000,000 and a self-insured retention amount of $25,000. Lloyd’s Syndicate 3623 is rated A+ by A.M. Best. The policy expires June 18, 2038, which is approximately three years past the maturity date of the Mortgage Loan.
●	With respect to the 46 & 47 Mercer Street Mortgage Loan (1.4%), the ESA provided in connection with the origination of the Mortgage Loan noted a historical REC related to a 1,000-gallon UST located on the 44-46 Mercer Street parcel (“Building A”) at the Mortgaged Property. The UST was reported as located beneath the current landscaped area abutting Building A to the south. The UST was removed in 2001 and contamination identified. As such, the 46 & 47 Mercer Street Mortgaged Property was assigned Case No. 01-01-18-1132-43 Program Interest (PI) No. G000061269. A cleanup agreement was entered into between 47 Mercer Street, LLC, one of the borrowers and the state of New Jersey, and the site was remediated. The New Jersey Department of Environmental Protection issued a letter of no further action on April 25, 2011. Based on the removal of the UST, remedial action taken, and the regulatory closure for unrestricted use, the former UST is considered as an HREC with no further action warranted.
●	With respect to the El Toro Mortgage Loan (1.1%), the related ESA identified a REC related to prior occupancy of the Mortgaged Property by a dry cleaning facility from approximately 1974 to 2020. According to regulatory agencies, the dry cleaning facility used halogenated/chlorinated solvents since 2009; however, use of chlorinated solvents may have occurred since the operation first began. Furthermore, the site contains numerous documentation and record-keeping
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violations associated with historical dry cleaning operations between 1993 and 2017. A prior release was remediated in 1998. Dry cleaning facilities have also been identified as potential sources of per- and polyfluoroalkyl substances (“PFAS”), which can leach from clothing and fabrics during the cleaning process. PFAS may be present in wastewater, emissions, lint, and generated waste from these facilities. The application of PFAS to textiles has been common since the 1970s. Previous investigations have identified chlorinated solvent contamination but did not include analysis for perfluorooctane acid or perfluorooctane sulfonate (“PFOA/PFOS”). Given the long-term use of the property during a period when PFAS were applied to clothing and the known prior release of percluoroethylene at the facility, the property may be a source of PFOA/PFOS contamination. Based on the facility's prolonged operation, history of prior releases, extended use of halogenated solvents, record-keeping concerns, vapor intrusion concern, and potential for PFAS impacts, the former dry cleaning facility represents a REC for the Mortgaged Property. The ESA recommended further evaluation of former dry cleaner impacts to the subsurface, including potential for vapor intrusion and PFAS impacts related to dry cleaning operations. An opinion of probable cost was obtained which estimated the cost to remediate as between $665,000 to $1,095,000. In lieu of obtaining a Phase II ESA or performing further investigation, the borrower purchased a site lender environmental asset protection (SLEAP) insurance policy covering the Mortgaged Property from Beazley (Lloyd’s Syndicates 3623) in the name of the lender with limits of $3,000,000 per pollution condition and in the aggregate, a $25,000 deductible per pollution condition and a 13-year term expiring June 4, 2038.

●	With respect to the 87th Street Retail Mortgage Loan (1.1%), the related ESA identified a CREC at the Mortgaged Property related to the prior use of the Mortgaged Property for industrial and manufacturing uses. Recognized environmental conditions were identified in the past that prompted enrollment of the Mortgaged Property in the Illinois Site Remediation Program (“SRP”). A Phase II environmental site assessment conducted in 2015 identified the following exceedances above the applicable remediation objectives (“ROs”): tetrachloroethylene (“PCE”), polynuclear aromatic hydrocarbons (“PNAs”), arsenic, lead, and polychlorinated biphenyl (PCB) Aroclor 1254 exceeded the industrial/commercial soil ingestion ROs; PCE and trichloroethylene (“TCE”) exceeded the industrial/commercial outdoor soil inhalation ROs; antimony, cadmium, lead, and PCB Aroclor 1254 exceeded the construction worker soil ingestion ROs; chlorobenzene, PCE, TCE, naphthalene, and mercury exceeded the construction worker inhalation ROs; PCE, TCE, cis-1,2-Dichloroethene (cis-1,2-DCE), vinyl chloride, benzo(a)anthracene, and antimony exceeded the soil migration to groundwater ROs; and PNAs and iron exceeded the groundwater ingestion ROs. None of the contaminants of concern (“COCs”) exceeded their respective indoor inhalation RO. Engineered barriers consisting of concrete (existing building foundation), concrete pavement, and asphalt pavement were used to exclude the soil ingestion and soil inhalation exposure routes. A construction worker site safety plan was also used. Fate and transport modeling indicated that impacted groundwater would not migrate off-site, with the exception of iron. A City of Chicago groundwater use ordinance prohibiting the installation and use of potable water supply was implemented as an institutional control to exclude the groundwater ingestion exposure routes on-site. An off-site notification was issued due to the modelled off-site migration of iron groundwater impacts. Further, the land use was restricted to industrial/commercial use. The Illinois Environmental Protection Agency approved the proposed engineering and institutional controls and issued a No Further Remediation Letter on August 5, 2019. Based on the conditional closure that was issued consisting of a land use limitation, engineered barrier requirements, and institutional controls (groundwater use restriction), the ESA concluded that the closed SRP listing at the Mortgaged Property is considered to be a CREC and no further investigation appears warranted. Additionally, the ESA concluded that based on the absence of exceedances relative to the indoor inhalation ROs, a vapor encroachment condition does not appear to exist and therefore, no further investigation is warranted.
●	With respect to the Adini Portfolio Mortgage Loan (0.1%), the related ESA provided in connection with the 638 East 14th Street individual Mortgaged Property noted a historical REC related to a pair of spill incidents in 2007 reportedly from the fuel oil fill line at the Mortgaged Property. The
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ESA indicated that, in connection with each spill incident, soil sample was obtained and tested, and showed concentrations of volatile organic chemicals and semi-volatile organic compounds that were not atypical for the area. Based on the foregoing, the environmental consultant did not recommend further action. In addition, the ESA noted an “Other Environmental Consideration” related to records of an active 1,500-gallon aboveground storage tank that was reported installed in 1920 and had its registration expire in 2022. The ESA indicated that, although no evidence of leakage was observed around the tank, the entire tank cannot be visually assessed because it is fully encased in concrete masonry units and that it should be classified as an underground storage tank. In addition, the ESA indicated that the signage posted on the tank encasement showed a capacity of 2,000 gallons. Therefore, the ESA noted that the registration of the tank should be updated to identify an inactive 2,000-gallon tank. The ESA recommended that documentation should be reviewed to confirm that the tank has been properly closed or, if shown as not properly closed, that the tank should be properly closed or removed.

See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Mortgaged Properties Subject to Local Law 97

With respect to the Rentar Plaza and Adini Portfolio Mortgage Loans (10.1%), in each case, the related Mortgaged Properties are located in New York City and are subject to Local Law 97. See “Risk Factors—Risks Relating to the Mortgage Loans—Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool”.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the 15 largest Mortgage Loans with material redevelopment, renovation, expansion or PIP amounts exceeding 10% of the related Cut-off Date Balance.

●	With respect to the Rentar Plaza Mortgage Loan (9.9%), The City of New York Department of Transportation, which leases 120,000 square feet at the Mortgaged Property (7.8% of net rentable area), as part of space leased by the largest tenant, The City of New York, aggregating 43.9% of net rentable area, has the right under its lease, by no later than November 1, 2028 (the “Request Deadline”), to request that the landlord make alterations and improvements (the “Work”) to the tenant’s demised premises with a scope to be reasonably agreed upon by the parties, and with a landlord’s contribution no lower than $900,000. The lease further provides that the tenant will reimburse the landlord for its “Reimbursable Costs” which are defined to include all costs and expenses (other than construction loan interest and financing costs) charged to the landlord for design services fees, filing fees for submission of plans to governmental authorities, Work costs for all items of Work performed in accordance with the approved final plans, and certain contractor’s fees; provided that the landlord must pay the first $900,000 as the landlord’s contribution, and must initially pay the Reimbursable Costs subject to reimbursement by the tenant upon substantial completion (as determined pursuant to the lease). The Mortgage Loan documents require that, within ten business days following receipt of notice from the tenant of such a request, the borrower must deposit $900,000 into a reserve for such alterations and improvements. In the event that the borrower fails to deposit such amount, such failure will not constitute an event of default, but all excess cash will be required to be deposited into such reserve (unless another cash trap period is in effect requiring a different application of excess cash flow), until the amount on deposit in such reserve equals $900,000. In the event that the issuing entity took title to the Mortgaged Property pursuant to a foreclosure or deed in lieu of foreclosure prior to the Request Deadline, and the tenant subsequently requested such alterations and improvements, we cannot assure you that the issuing entity would have the funds
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or otherwise have the ability to pay for or perform any such alterations or improvements. In such event the tenant may seek remedies against the issuing entity, such as offsetting the required tenant allowance against its rent, seeking specific performance or terminating its lease. In addition, in the event that the tenant does not request that the Work be performed by the Request Deadline, the tenant will be entitled to a rent abatement of $900,000, and if the Work is performed and the final Reimbursable Costs are less than $900,000, the tenant will be entitled to a rent abatement in the amount of the excess of $900,000 over the Reimbursable Costs.

●	In addition, with respect to the Rentar Plaza Mortgage Loan (9.9%), the Mortgaged Property is currently undergoing retail and common area upgrades totaling approximately $9.6 million scheduled to be completed by January 2026. Such upgrades are not required or reserved for under the related Whole Loan documents.
●	With respect to the Washington Square Mortgage Loan (8.8%), the borrower and/or borrower sponsor is renovating a vacant former Sears (approximately 60,000 square feet) for the construction of a two-level, approximately 141,980 square foot DICK’s House of Sport with an additional 20,000 square feet for an exterior playing field adjacent to the improvements. Such renovations are not required or reserved for under the related loan documents. We cannot assure you as to the timing of such construction or as to whether or when such new store will open.
●	With respect to The Hollywood Collection Mortgage Loan (3.2%), the Mortgaged Property is subject to a City of Los Angeles seismic retrofit program, which requires properties built with non-ductile concrete before 1978 (including a 61,316 square-foot portion (formerly called the Peterson Building; tenants are La Land and Marshalls), of the total 126,864 square-foot Mortgaged Property) to perform structural upgrades to enhance protection during earthquakes. The retrofit program requires three actions for compliance from the date that the Order to Comply was sent on January 4, 2018: (i) completion of the Los Angeles Department of Building and Safety ("LADBS") checklist within three years (e.g. January 4, 2021), (ii) submission of retrofit plans to LADBS within 10 years (e.g. January 4, 2028) and (iii) completion of the retrofit work within 25 years (e.g. January 4, 2043) or eight years beyond loan maturity. The seller provided the LADBS checklist on October 16, 2020 and the borrower is required to submit plans for the retrofit work on January 4, 2028. Failure to meet the deadline will trigger an event of default under the Mortgage Loan documents and recourse for any related losses. The Mortgage Loan is also structured with a springing payment guaranty in the event of a default during the loan term. The guaranty would be equal to the amount required to complete the work, currently estimated by a third-party contractor to be approximately $2.4 million.
●	With respect to the Natson Portfolio Mortgage Loan (2.0%), the related borrowers are performing the following franchisor-mandated PIPs: (i) a $2,946,300 PIP at the Holiday Inn Express Forsyth Mortgaged Property and (ii) a $367,120 change-of-ownership PIP at the La Quinta Douglasville Mortgaged Property, of which an estimated $53,000 of work remains outstanding. In each instance, the related PIPs include, among other things, updates to the guestrooms and common areas at the respective Mortgaged Properties. At origination, the borrower deposited $2,999,300 with the lender, representing 100% of the estimated cost to complete the respective PIPs.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

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Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than ten (10) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the 32 Old Slip – Leased Fee Mortgage Loan (4.5%), the related borrower sponsor and non-recourse carveout guarantor, Leon Melohn (“Melohn”), entered into a settlement agreement with the United States Department of Justice and the Department of Health and Human Services in February 2023 to resolve allegations of installing unlicensed operators who oversaw the provision of “worthless services” at a nursing home owned by Melohn and a family trust in which Melohn was a trustee, as well as knowingly presenting false and fraudulent claims for payment to the Medicaid Program. The New York State Department of Health cited the nursing home for failing to, among other things, ensure that residents were free of significant medical errors, prevent unnecessary falls and injuries, provide sufficient staffing and maintain adequate pest control, which conditions “placed the residents’ health and safety in immediate jeopardy”. In March 2019 the nursing home was placed on the Center for Medicare Services’ Special Focus Facilities list, which represents the facilities in each state that received the highest number of deficiency citations and/or whose deficiency citations were greater in scope of severity as compared to other facilities in the same state. Melohn and the other settling parties agreed to pay $4,750,000 to settle the civil claims, and Leon Melohn was placed on a list of excluded individuals and entities that may not participate in Medicaid and all other federal healthcare programs for 10 years.
●	With respect to the Norton Links Mortgage Loan (3.6%), A.R. Building Company, Inc. (“ARB”), the related property manager and an affiliate of the borrower sponsor, was a defendant in a civil
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action filed by the Commonwealth of Pennsylvania (the “Commonwealth”) in November 2023 alleging three counts of unfair trade practice and consumer protection, landlord and tenant and fair credit law violations in connection with ARB’s lease and rental practices. Pursuant to a settlement agreement executed in August 2024, ARB agreed (i) to pay the Commonwealth the following monetary payments: (x) $35,000 in restitution, (y) $5,000 in civil penalties, and (z) $10,000 for public protection and education purposes and (ii) to adjust its practices so that, among other things (v) when assessing damages for repairs to a rental unit when a tenant moves out, such damages do not include (1) a surcharge for damages resulting from ordinary wear and tear or (2) vacancies related to standard and anticipated turnover time, (w) when invoicing for actual damages related to a tenant’s breach of a lease, ARB will provide an itemized statement of the damages and charges, (x) ARB will utilize a lease form that does not misrepresent the rights and obligations of landlord and tenants, (z) ARB will clearly and conspicuously disclose to tenants the conditions of all recurring fees due under ARB’s lease, and (z) ARB will not utilize collection letters that include false threats or seek collection of debts not authorized by contract or law. In addition, ARB was a defendant in a civil action filed by the State of Rhode Island in December 2024 alleging wrongdoing in certain practices engaged by ARB with respect to tenancy applications including, among other things, (i) in assessing improper administrative fees to prospective tenants and (ii) pre-screening tenants for disability status or the need for a service or emotional support animal. Pursuant to a settlement agreement executed in April 2025, ARB agreed to, among other things, (i) no longer charge a $250 administrative fee to prospective applicants, (ii) use best efforts to refund administrative fees ARB charged to prospective tenants between January 1, 2024 and January 30, 2025, and (ii) not inquire as to any prospective tenant’s disability status or ask prospective tenants if they need a service or emotional support animal.

●	With respect to the Leeton Leased Fee Portfolio Mortgage Loan (3.0%), the related borrower sponsors are defendants in a civil action filed by certain minority owners of a recreational summer camp for children in which the borrower sponsors acquired a controlling ownership interest on or around August 28, 2013. The plaintiffs allege that the borrower sponsors partook in a hostile takeover of the operating company of the camp by demanding 51% of the ownership interests in the operating company even though plaintiffs claim the defendants initially agreed to only take a 50% ownership interest (with the plaintiffs owning the other 50%) and are seeking an undetermined amount of damages and to compel the operating company of the summer camp to make disbursements. Although an initial action filed by the plaintiffs in January 2020 which contained causes of action for: (a) breaches of (i) employment contracts due to the plaintiffs being discharged and (ii) various other side letters, purchase agreements and contracts, (b) fraud by scheming to defraud the plaintiffs of their ownership in the camp and (c) breach of fiduciary duty by (i) denying access to books and records and (ii) failing to cause the operating company to make disbursements, the parties agreed to dismiss the action with prejudice. The plaintiffs filed a new action in May 2021 which contained causes of action for (a) breach of fiduciary duty in connection with (i) granting William Yahr (the camp director) an ownership interest in the operating company and (ii) failing to cause the operating company of the camp to make distributions and (b) breach of contract by granting Yahr an ownership interest in operating company. The borrower sponsors filed a motion for summary judgment in which the court dismissed the cause of action claiming a breach of fiduciary duty by granting Yahr an ownership interest in the operating company, but denied the remainder of the motion. The borrower sponsor appealed the decision, which is still pending before the court. In addition, the borrower sponsors are defendants in a civil action filed in 2024. The plaintiff alleges he was retained by the borrower sponsors to identify certain commercial properties for acquisition in exchange for a salary of $50,000 and a 20% interest in any entities formed to own such properties. The plaintiff alleges that the borrower sponsors fraudulently induced the plaintiff into locating properties for the borrower sponsors by promising a 20% interest in any entities which were formed to own properties found by the plaintiff, breached their fiduciary duty by failing to give plaintiff 20% ownership interest in the entities formed to own the properties and excluded the plaintiff from management and is seeking 20% ownership in the entities formed to own the properties and damages in excess of $3,500,000. Oral arguments were held in April 2025 on a motion to dismiss
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filed by the borrower sponsor, which is pending decision by the related court. We cannot assure you that an adverse judgment in either of the foregoing actions will not have a material adverse impact on the related borrowers, the related Mortgaged Properties or the ability of the borrower sponsors to perform under the related guaranty.

●	With respect to the 46 & 47 Mercer Street Mortgage Loan (1.4%), one of the borrowers, 47 Mercer Street, LLC (the “47 Mercer Borrower”) is a named plaintiff in litigation relating to a contract to acquire real property located at 78 Summit Avenue, New Jersey (the “78 Summit Property”). According to the 47 Mercer Borrower’s counsel, the 47 Mercer Borrower initially entered into the contract to purchase the 78 Summit Property and subsequently assigned its rights to a separate purchasing entity, an affiliate of the 47 Mercer Borrower (the “78 Summit Purchaser”). After the 78 Summit Purchaser closed the transaction, the 78 Summit Purchaser discovered alleged defects at the 78 Summit Property and brought claims against the seller of the 78 Summit Property, including for intentional concealment. Although the 47 Mercer Borrower assigned its interest in the purchase contract before the 78 Summit Property closing, it remains named as a plaintiff because it was the original contract party. The litigation is ongoing. The Mortgage Loan Agreement provides representations from the 47 Mercer Borrower that the 47 Mercer Borrower has no ownership interest in the 78 Summit property and that the litigation is not reasonably expected to have a material adverse effect on the 47 Mercer Borrower’s ability to perform. An additional loss recourse carveout was added for any loss to the lender in connection with the litigation.
●	With respect to the Hampton Heights Portfolio Mortgage Loan, Silver Swan Portfolio Mortgage Loan and Hopkins Street Portfolio Mortgage Loan (collectively 3.0%), the related borrower sponsor and non-recourse carveout guarantor and his affiliated property management company (collectively, the “Defendants”) were defendants in a civil action filed by the State of Wisconsin (the “State”) in November 2021 alleging that the Defendants regularly violated certain state trade, consumer protection and landlord-tenant laws across the portfolio of multifamily properties owned and/or managed by the Defendants (which may include the related Mortgaged Properties) through a pattern of conduct that included, among other things, (i) including prohibited provisions in their rental agreements, such as (x) requiring tenants to pay attorney fees or costs incurred by the landlord in any legal action or dispute arising under the rental agreement, (y) waiving landlord liability for property damage or negligent acts or omissions of the landlord and (z) waiving the landlord’s statutory duty to maintain appliances furnished at the related premises, (ii) failure to return security deposits or unauthorized security deposit deductions, (iii) unauthorized entry into units without giving required notice or obtaining tenant consent for the purpose of making non-emergency alterations to the related premises, (iv) constructive eviction of tenants through renovation projects of newly acquired buildings, including blocking tenant access to dwellings, changing locks to doors, leaving hazards in walkways and creating unreasonable noise and air pollution, (v) confiscating personal property through seizing tenant property during the related tenancy and disposing of the property without permission or agreement from the tenant, (vi) charging late fees not authorized by the related rental agreement and (vii) fraudulent representations to tenants, including telling tenants, before and after the date the Defendants took over new buildings that the Defendants had purchased, that the related tenants had 30 days to vacate their apartment even if they had a valid rental agreement for longer (collectively, the “Violations”). On February 4, 2025, the Defendants and the State entered a Consent Judgment (the “Consent Judgment”) with the presiding court whereby the Defendants are required to, among other things, (i) comply with updated leasing and property management practices, including retention of tenant records and delivering annual compliance reports to the State for a period of four years, (ii) pay restitution in the amount of $250-$750 each to any tenants affected by the practices identified in the Consent Judgment, (iii) fund certain community-based rental assistance and eviction diversion programs over a four year period in the maximum aggregate amount of $2,050,000, and (iv) pay a civil forfeiture penalty to the State in the amount of $1,500,000 plus cost reimbursement in the amount of $249,225, each in monthly installment payments over a 36-month period. Per the terms of the Consent Judgment, and in lieu of personal liability for any future breach of the Consent Judgment, the Defendants have posted a
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letter of credit with Northern Trust Bank as security for all monetary obligations under the Consent Judgment. There can be no assurance that the payment of the monetary obligations under the foregoing Consent Judgment will not have a material adverse impact on the related borrowers, the related guarantor or the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Twenty-five (25) of the Mortgage Loans (collectively, 81.1%) were originated in connection with borrower’s refinancing of a previous mortgage loan.
●	Three (3) of the Mortgage Loans (collectively, 10.4%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.
●	With respect to the 29-33 Ninth Avenue Mortgage Loan (9.4%), the prior mezzanine lender agreed to waive $1,000,000 of accrued interest at pay off. A portion of proceeds from the Mortgage Loan were used to repay the prior mezzanine loan in full on February 4, 2025.
●	Five (5) of the Mortgage Loans (collectively, 8.5%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity. For example:

●	With respect to the Washington Square, BioMed MIT Portfolio, 32 Old Slip - Leased Fee, Davis Ford Crossing, Norton Links, The Hollywood Collection and University Gardens Mortgage Loans (collectively, 35.4%), (a) within the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower or principal bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans in addition to the defaults described above, we note the following:

●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.4%), affiliates of the borrower sponsor have sponsored other real estate projects that have been the subject of mortgage loan defaults, foreclosure proceedings and/or deeds-in-lieu of foreclosure.
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●	With respect to the Washington Square Mortgage Loan (8.8%), the borrower sponsor has disclosed that it has sponsored other commercial real estate projects that have been the subject of mortgage loan defaults and foreclosures or deeds-in-lieu of foreclosure on loans secured by such projects within the last 10 years.
●	With respect to the 32 Old Slip - Leased Fee Mortgage Loan (4.5%), an entity in which the related borrower sponsor owned a 1% interest and a trust in which he was the trustee owned a property that was subject to a deed-in-lieu of foreclosure in 2020. In addition, the borrower sponsor is the borrower sponsor of a loan that was transferred into special servicing but has been returned to the related master servicer.
●	With respect to the Davis Ford Crossing Mortgage Loan (4.2%), Gary D. Rappaport, one of the two borrower sponsors and guarantors, has disclosed that an entity in which he and affiliates own a 92.5% interest (the “Worldgate Borrower”) owns a commercial property (unrelated to the collateral) that is the subject of a maturity extension default since May 2024. A forbearance agreement was entered into with the special servicer in July 2024. In November 2024, due to cash flow limitations, the Worldgate Borrower requested the special servicer to take over control of the asset. Such special servicer asked that the affiliated property manager (Rappaport Management Company, also the affiliated property manager of the Mortgaged Property) continue to manage and lease such property and has begun the process of identifying a receiver to begin the foreclosure process. As of the origination date of the Davis Ford Crossing Mortgage Loan, a receiver has not been engaged and no foreclosure has occurred. According to the borrower sponsor, foreclosure is expected to take place sometime this year.
●	With respect to the Norton Links Mortgage Loan (3.6%), the related borrower sponsor previously sponsored an office property securing a loan that went into default and was foreclosed upon in February 2023.
●	With respect to The Hollywood Collection Mortgage Loan (3.2%), Kamyar Mateen, one of the related borrower sponsors and guarantors, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings, deeds-in-lieu of foreclosure and discounted payoffs.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 39 and no. 40 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Seven (7) of the Mortgaged Properties (collectively, 15.9%) have a tenant that leases over 50% (by net rentable area) of the Mortgaged Property (other than the single tenant Mortgaged Properties identified below).
●	Four (4) of the Mortgaged Properties (collectively, 12.6%) are each leased to a single tenant (excluding any that are part of a portfolio with Mortgaged Properties leased to two or more tenants in the aggregate). See Annex A-1.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A

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Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in this prospectus.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties identified on Annex A-1 as Rentar Plaza, BioMed MIT Portfolio, Washington Square, Davis Ford Crossing, The Hollywood Collection and Beltramo Office.

The Mortgaged Properties identified in the table below are occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date.

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
BioMed MIT Portfolio – 40 Landsdowne	1.7%	No	6/30/2030	6/9/2035
BioMed MIT Portfolio – 35 Landsdowne	1.6%	No	6/30/2030	6/9/2035
BioMed MIT Portfolio – 65 Landsdowne	1.1%	No	8/31/2026	6/9/2035
BioMed MIT Portfolio – 88 Sidney	1.0%	No	2/29/2028	6/9/2035
FedEx Ground Alexandria	0.7%	No	5/30/2030	7/6/2035
Coastal Equities Portfolio – The Home Depot	0.5%	No	11/30/2028	5/1/2035

In addition, with respect to the 1550 Broadway Mortgage Loan (1.5%), Broadway Cameras/Val Café, which leases 69.9% of the Mortgaged Property and is the sole tenant leasing space within the Mortgaged Property (which also receives income from billboard leases), has a lease expiration of December 31, 2034, prior to the maturity date of such Mortgage Loan on June 6, 2035.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

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Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 and the accompanying footnotes for additional information, as well as the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties identified on Annex A-1 as Rentar Plaza and The Hollywood Collection.

Set forth below are certain government leases and non-government leases that have termination rights if government funding is reduced or eliminated that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights or are otherwise unilaterally terminable by the tenant.

Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
Rentar Plaza(1)	9.9%	City of New York	43.9%	42.1%

(1)	The City of New York Department of Citywide Administrative Services, which leases 516,115 square feet at the Mortgaged Property, may terminate its lease without penalty as of February 10, 2031 with notice no later than February 10, 2030. The City of New York Department of Transportation, which leases 120,000 square feet at the Mortgaged Property, may terminate its lease without penalty at any time on or after September 30, 2028 upon 180 days’ notice given no earlier than March 31, 2028. The City of New York Department of Correction, which leases 38,478 square feet at the Mortgaged Property, may terminate its lease without penalty on or after November 12, 2028 upon 180 days’ notice.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property, as set forth below:

●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.4%), certain of the tenants at the Mortgaged Properties are currently dark with respect to, in aggregate, 69,658 square feet, representing approximately 5.3% of the net rentable area at the Mortgaged Properties, including Agios Pharmaceuticals, the second largest tenant at the Mortgaged Properties (approximately 15.3% of net rentable area and approximately 15.7% of underwritten base rent), with respect to 12,995 square feet of its leased space at the 38 Sidney Mortgaged Property and 35,157 square feet of its leased space at the 64 Sidney Mortgaged Property.
●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.4%), certain of the tenants at the Mortgaged Properties are currently subleasing their respective spaces to third-party subtenants with respect to, in aggregate, 53,992 square feet, representing approximately 4.1% of the net rentable area at the Mortgaged Properties, including Agios Pharmaceuticals, the second largest tenant at the Mortgaged Properties currently occupying 201,593 square feet (approximately 15.3% of net rentable area and approximately 15.7% of underwritten base rent), which is subleasing 7,407 square feet of its leased space to Watershed Informatics in suite 100 at the 64 Sidney Mortgaged Property at a sublease rate of $50.00 per square foot. The underwritten base rent per square foot under the prime lease is $100.36.
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●	With respect to the 29-33 Ninth Avenue Mortgage Loan (9.4%), the third largest tenant, European Crystal (Baccarat) has accepted its space and is completing its buildout. Baccarat’s rent commencement date was June 1, 2025.
●	With respect to the Washington Square Mortgage Loan (8.8%), one of the anchor tenants, DICK’s Sporting Goods, is currently leasing its space pursuant to a month-to-month lease. A ground lease with DICK’s Sporting Goods dated May 20, 2025 was entered into after origination, for which the leased premises comprise a to-be-constructed two story DICK’s House of Sport store expected to contain approximately 141,980 square feet of leasable floor area, and an outdoor athletic field consisting of approximately 20,000 square feet of land, to be located on a former Sears pad site. DICK’s Sporting Goods was underwritten based on the current month-to-month lease. There can be no assurance that such month-to-month lease will continue in effect until the new store is open, or as to whether or when the new store will open.
●	With respect to the 340 Mt Kemble Mortgage Loan (1.8%), the largest tenant, CIT/First-Citizens Bank & Trust, leasing approximately 53.4% of the net rentable area at the related Mortgaged Property, subleases approximately (i) 72,478 square feet of its space to Marcum LLP, (ii) 52,500 square feet of its space to Endurance Services Limited and (iii) 20,628 square feet of its space to Clyde & Co. The term of each of the related subleases is coterminous with the prime lease, provided that Clyde & Co. has the right to terminate its sublease effective as of April 29, 2033, with written notice to CIT/First-Citizens Bank & Trust no later than March 31, 2032.

In particular, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or are not yet fully operational. For more information see Annex A-3 and the accompanying footnotes, in particular those related to the Mortgaged Properties identified on Annex A-1 as CorePharma Portfolio.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For more information see Annex A-3 and the accompanying footnotes for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	The BioMed MIT Portfolio, Coastal Equities Portfolio – Northeast Plaza, Coastal Equities Portfolio – Mattatuck Plaza, 32 Old Slip – Leased Fee and Leeton Leased Fee Portfolio Mortgaged Properties (collectively, 17.6%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender, the owner of the related fee interest or another third party. See “Yield and Maturity Considerations” in this prospectus. See representations and warranties no. 6 and no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.4%), each of the individual Mortgaged Properties is subject to (i) a lease by the Massachusetts Institution of Technology, as the landlord
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(“MIT”), and a wholly-owned subsidiary of MIT, as the tenant (the “Prime Lessee”) (the “Prime Ground Lease”) and (ii) a lease by the Prime Lessee, as the landlord (in such capacity, the “Sub-Landlord”), and the borrower, as the tenant (the “Sub-Ground Lease”). Pursuant to each of the Sub-Ground Leases, the borrower has granted to the Sub-Landlord a right of first refusal to purchase the leasehold interest in the premises and its interest in the improvements in the event that the borrower receives a bona fide offer from any third party to purchase its leasehold interest. In each of the Sub-Ground Leases, the right of first refusal does not apply in connection with an offer or bid received in connection with a deed or grant in lieu of foreclosure, the sale in foreclosure by a first mortgagee, or a sale by a first mortgagee or its nominee subsequent to acquiring title through a deed or grant in lieu of foreclosure. Sub-Landlord assigned its right of first refusal contained in each of the Sub-Ground Leases to MIT. Each of the Prime Ground Leases also contains the foregoing right of first refusal, granted in favor of MIT, which does not apply in connection with a foreclosure of the Prime Lessee’s interest in the Prime Ground Lease. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” for additional information.

●	With respect to the Coastal Equities Portfolio Mortgage Loan (5.7%), with respect to the Northeast Plaza Mortgaged Property and the Mattatuck Plaza Mortgaged Property, in each case, if the landlord receives an offer to purchase the building, the tenant has a right of first refusal to purchase the property at the price and on the terms of said offer within 30 days following the offer.
●	With respect to the 32 Old Slip – Leased Fee Mortgage Loan (4.5%), provided that the tenant under the related ground lease is not in default under such ground lease, the tenant under the related ground lease has a right of first offer in respect of the sale of the Mortgaged Property by the landlord, with certain excluded transfers (including foreclosures (or deeds in lieu of foreclosures) by fee mortgagees and the first transfer following a foreclosure (or a deed in lieu of foreclosure) by a fee mortgagee). In addition, in the 60th lease year, the tenant under the related ground lease has an option to purchase the land (together with the landlord’s reversionary interest) with 180 days’ written notice and delivery of a required deposit amount under the related ground lease to the borrowers. The tenant under the related ground lease has no assets other than its leasehold interest under the ground lease and its ownership of the non-collateral improvements on the Mortgaged Property.
●	With respect to the Leeton Leased Fee Portfolio Mortgage Loan (3.0%), the ground tenant at the Quad Cities Mortgaged Property has a right of first refusal to purchase such Mortgaged Property in the event of a proposed transfer of the Mortgaged Property. The right of first refusal does not apply to an acquisition of the Mortgaged Property by the lender in connection with a foreclosure, deed-in-lieu thereof or otherwise, or to any subsequent sale thereafter.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties, excluding master leases with respect to Mortgage Loans identified under “—Mortgage Pool Characteristics–Delaware Statutory Trusts,” at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

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●	With respect to the 29-33 Ninth Avenue Mortgage Loan (9.4%), the second largest tenant at the Mortgaged Property, HC Leaseco LLC (Chez Margaux), representing 11% of the net rentable square footage at the Mortgaged Property, is an affiliate of the borrower sponsor. The lease expires on February 28, 2035.
●	With respect to the Leeton Leased Fee Portfolio Mortgage Loan (3.0%), the Mortgage Loan is secured by the related borrowers’ leased fee interest in each of the related Mortgaged Properties. The ground tenant under each respective ground lease is an affiliate of the borrowers.
●	With respect to the CorePharma Portfolio Mortgage Loan (2.5%), CorePharma, LLC, the sole tenant at the Mortgaged Properties and an affiliate of the borrower sponsor, leased 100.0% of the approximately 33,500 square feet of net rentable area at the Somerset Mortgaged Property under its lease which commenced on August 6, 2024. As part of the subject financing, CorePharma, LLC extended its lease through February 28, 2038, at a base rental rate of $20.25 per square foot, triple net. The lease does not feature any rent escalations and has no termination options. CorePharma, LLC currently subleases approximately 15,000 square feet to Solaris Pharma Corp. under a sublease which commenced on September 1, 2024, and expires on December 31, 2030. Solaris Pharma Corp. pays a base rent of $23.50 per square foot per annum with $0.50 per square foot annual rent escalations. Solaris Pharma Corp. has two, five-year options with a nine-month notice period. Solaris Pharma Corp. is contracted by CorePharma, LLC to conduct R&D research at the Somerset Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.4%), the borrower sponsor is currently developing a new building in the Cambridge market for the largest tenant at the portfolio, Takeda.
●	With respect to the Beltramo Office Mortgage Loan (2.0%), the related borrower sponsor or its affiliates owns other office properties in the related market that may compete with the related Mortgaged Property.
●	With respect to the Natson Portfolio Mortgage Loan (2.0%), the related borrower sponsor or its affiliates owns other hotel properties in the related markets that may compete with the related Mortgaged Properties.

Additionally, borrower sponsors may own or operate other properties that are directly or indirectly competitive with the Mortgaged Properties. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid

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the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Ten (10) of the Mortgaged Properties (collectively, 22.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 18% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to twenty-four (24) Mortgage Loans (collectively, 85.7%) the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representations and warranties nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

●	With respect to the Marriott World Headquarters Mortgage Loan, 32 Old Slip – Leased Fee Mortgage Loan, Leeton Leased Fee Portfolio, FedEx Ground Alexandria and CorePharma Portfolio Mortgage Loan (collectively, 20.1%), the related borrower may rely on the single tenant’s, owner’s association, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s, owner’s association or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant or owner’s association fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions, if any, to representation and warranty nos. 17 and 30 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).
●	With respect to the 32 Old Slip - Leased Fee Mortgage Loan (4.5%), the Mortgage Loan documents permit the borrowers, as ground lessor, to rely on the insurance maintained by the related ground lessee provided that such insurance satisfies the conditions set forth in the Mortgage Loan documents. The Mortgage Loan documents require restoration and use of insurance proceeds in respect of a property loss to be governed by the related ground lease. The ground lease provides that the ground lessee may elect whether or not to restore the improvements at the Mortgaged Property following a casualty. If the ground lessee elects to restore the improvements at the Mortgaged Property and the insurance proceeds are less than
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$15,000,000, the insurance proceeds will be paid to the ground lessee or its qualifying leasehold mortgagee. If the ground lessee elects to restore the improvements at the Mortgaged Property and the insurance proceeds are $15,000,000 or more, the insurance proceeds will be paid to a qualifying leasehold mortgagee or, if there is no qualifying leasehold mortgage, to an institutional lender selected by the fee mortgagee, or if there is no fee mortgage, to an institutional lender selected by the ground lessor. In each case, the insurance proceeds will be held in a trust in an eligible account to be applied to the repair or restoration of the improvements at the Mortgaged Property. If the ground lessee elects not to restore the improvements at the Mortgaged Property, the ground lessee will receive the insurance proceeds only after it has provided a letter of credit to the landlord under the ground lease in an amount equal to the pro rata portion of the present value of all base rent payable through the remainder of the term based on the percentage of space lease revenue affected by the casualty. Pursuant to the terms of the Mortgage Loan documents, following a casualty the borrower is obligated to (upon its receipt) furnish either such insurance proceeds (which such insurance proceeds would be treated as loss proceeds under the terms of the Mortgage Loan documents) or such letter of credit to the lender (which such letter of credit is to be held by the lender as additional collateral for the loan, subject to the terms of the ground lease).

●	With respect to the Leeton Leased Fee Portfolio Mortgage Loan (3.0%), the Mortgage Loan documents permit the borrowers to rely on insurance provided by the related ground tenants provided that, among other conditions, such insurance satisfies the requirements set forth in the Mortgage Loan documents and the borrowers submit or cause such ground tenants to submit proof to the lender of payment of each monthly insurance premium installment. Notwithstanding the foregoing, the Mortgage Loan documents permit the ground tenant for the Eastchase Mortgaged Property to pay insurance premiums through a third-party financing company so long as (i) the borrowers submit or cause such ground tenant to submit to the lender evidence of payment of each installment due under the insurance premium financing documents and (ii) the borrowers fund any amounts required under the Mortgage Loan documents into the “Force Place Insurance Reserve Account” established in connection with such insurance premium financing arrangement. At origination, the borrowers deposited $129,844.40 with the lender into such reserve, representing approximately one year of annual premiums for the financed policy. In addition, the Mortgage Loan documents provide recourse to the guarantor for any losses to the lender arising out of or in connection with any insurance premium financing or the borrower failing to provide the lender with at least ten (10) days prior notice of the cancellation of any insurance policies.

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty no. 17 and no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements

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benefiting the Mortgaged Property. See “—Mortgage Pool Characteristics—Environmental Considerations” and “—Real Estate and Other Tax Considerations”.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. Certain of the Mortgaged Properties are subject to such restrictions or have other zoning issues. For example:

●	With respect to the 32 Old Slip – Leased Fee Mortgage Loan (4.5%), certain fire code, housing and preservation and building department violations are open at the Mortgaged Property. The Mortgage Loan documents require the borrowers to use commercially reasonable efforts to cause the related ground tenant to promptly pay, satisfy or otherwise fully discharge such violations. If the current ground lease ceases to be in full force and effect and the borrower has not entered into a replacement ground lease in accordance with the terms of the related loan agreement, the borrowers are required to promptly pay, satisfy or otherwise fully discharge such violations.
●	With respect to the Leeton Leased Fee Portfolio Mortgage Loan (3.0%), the portion of the Quad Cities Mortgaged Property located in Moline, Illinois (comprised of 70 multifamily units) is legal non-conforming as to use as multifamily developments in excess of 50 dwelling units are no longer permitted under the current zoning code without a special use permit (and the related borrower has not obtained such a permit). If a structure containing a legal non-conforming use is damaged in excess of 50% or more of the fair market value, such structure may be restored to its existing number of units so long as the structure and property are in compliance with all other regulations of the related zoning code (i.e. all property conditions other than density are brought into conformance). The Mortgage Loan documents provide recourse to the guarantor for any losses to the lender arising out of or in connection with an inability to restore the portion of the Quad Cities Mortgaged Property located in Moline, Illinois to the same use with the same number of rentable square feet following a casualty.
●	With respect to the Monticello Meadows Apartments Mortgage Loan (1.5%), the Mortgaged Property was constructed prior to changes to the current zoning code and is considered a pre-existing legal non-conforming use. The non-conforming use may be continued but may not be changed to another non-conforming use and no additions to or extensions of the non-conforming building or use may be made that exceed 50% of the existing non-conforming footprint of the existing building. Any non-conforming use conducted all or partially in the open may not be expanded by more than 50% of the service capacity of the use conducted all or partially in the open. The vacation of a non-conforming building or use for a consecutive period of one year will be deemed a permanent vacation and thereafter the building may not be reoccupied except in conformity with the regulations for the district in which it is located. Law and ordinance insurance has been obtained for the Mortgaged Property.
●	With respect to the 46 & 47 Mercer Street Mortgage Loan (1.4%), the 47 Mercer Street parcel is considered preexisting legal non-conforming as to structure, as the existing height exceeds the maximum allowed height up to one-story. Additionally, both parcels are considered legal non-conforming with respect to parking as there is no parking at either parcel. The current zoning code requires 21 parking spaces at the 47 Mercer Street parcel and seven parking spaces at the 46 Mercer Street parcel. Following a casualty or condemnation (at either parcel), in the event that the borrower and the zoning officer are unable to agree with respect to any nonconforming structure or use which has been damaged by fire, explosion, flood, windstorm or act of God, or condemned, said structure will be examined by the following three people: the zoning officer; the
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borrower or architect or engineer selected by the borrower; and a third person agreed to by the zoning officer and the borrower whose fee will be agreed to and be paid in equal portions by the City of Jersey City and the borrower. If in the opinion of a majority of the above three people the damage or condition warranting condemnation is greater than 50% of the value of replacing the entire structure at such parcel, the structure or use will be considered completely destroyed and may be rebuilt to the original non-conforming specifications only upon approval of a use variance as provided by state statute. In the event of a condemned structure, or where the damage is less than 50% of the value of replacing the entire structure in the opinion of the majority of the above three people, the nonconforming structure or use may be rebuilt and the Mortgaged Property repaired to the original non-conforming specifications provided that (i) it does not exceed any height, area and volume of the original structure, (ii) the site plan application is filed within 90 days of the receipt of written notice of the determination of damage by the above three people, and (iii) the reconstruction commences within one year and 90 days from the date the structure was damaged or condemned and the reconstruction is carried on without interruption. The Mortgaged Property has law and ordinance insurance to bring the Mortgaged Property into compliance with the current zoning code and, in the event proceeds are applied to the repayment of the debt in lieu of rebuilding, the Mortgage Loan is recourse to the guarantor for any shortfall.

●	With respect to the Golden State Storage – Oak Avenue Mortgage Loan (1.1%), the Mortgaged Property was constructed prior to changes to the current zoning code and is considered a pre-existing legal non-conforming use. If a structure that does not comply with the property development standards prescribed for the zone in which the structure is located is destroyed by fire or other calamity by 50% or more, the structure may be restored and the non-conforming use may be continued, provided that (a) the restoration is started within two years from the date of such calamity and (b) the restoration is diligently pursued to completion. If a structure is damaged less than 50%, the structure will be replaced to its legal non-conforming status or replaced with a structure that conforms to the code. Law and ordinance insurance has been obtained for the Mortgaged Property.
●	With respect to the Lindham Court Mortgage Loan (0.7%), the borrower leases certain ancillary storage units at the Mortgaged Property to non-tenants. The ancillary self-storage use for non-tenants or third parties is considered an illegal non-conforming use, as rentals to non-tenants or third parties is not permitted under the current zoning code. The borrower is required to terminate the ancillary storage unit leases to non-tenants as such leases expire. Income from the ancillary storage units at the Mortgaged Property leased to non-tenants were excluded from underwriting.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty no. 7 and no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

●	With respect to the 46 & 47 Mercer Street Mortgage Loan (1.4%), the 46 & 47 Mercer Street Property is located within the Grove and Mercer Redevelopment Plan area within the historic Van Horst Historic District. Any alteration, construction, development, rehabilitation, or repair of a property in the Van Vorst Historic District requires approval from the Jersey City Historic Preservation Commission (“HPC”). Prior to performing work, at the Mortgaged Property, the borrower is required to apply for a certificate of appropriateness or a certificate of no effect from HPC.
●	With respect to the Adini Portfolio Mortgage Loan (0.1%), the 740 West End Avenue Mortgaged Property and the 106 East 7th Street Mortgaged Property are each located in a historic district as designated by the Landmarks Preservation Commission, and are subject to certain restrictions setting forth maximum base height and against presence of backyard ancillary dwelling units.
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Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “—Certain Calculations and Definitions—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “—Certain Calculations and Definitions—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Rentar Plaza Mortgage Loan (9.9%), and the related Whole Loan, there is no non-recourse carveout guarantor or separate environmental indemnitor. Only the single-purpose entity borrower is (i) obligated under the non-recourse carveout provisions in the related loan agreement (such provisions are not guaranteed by a separate entity) and (ii) an indemnitor under the environmental indemnity agreement.
●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.4%), there is no separate environmental indemnitor aside from the related borrowers. The borrowers have obtained an environmental insurance coverage (the “PLL Policy”) with a limit of $20,000,000 for each incident and an aggregate of $25,000,000, with a deductible or self-insured retention of no more than $50,000 per incident for clean-up costs and legal liability third-party claims. The borrowers are required to maintain the PLL Policy for terms of at least two years past the then-current maturity date of the related Whole Loan, provided that the borrowers may obtain the PLL Policy for shorter terms so long as the borrowers continue to renew, replace or extend such policy for the required term. In the event that the borrowers fail to renew the PLL Policy as required, the non-recourse carveout guarantor will have loss recourse liability for certain environmental matters capped at the aggregate PLL Policy minimum limits applicable to the related properties. In addition, the non-recourse carveout guarantor’s aggregate liability under the non-recourse carveout guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable third-party attorneys’ fees) incurred by the lender in connection with its enforcement of the guaranty or the preservation of the lender’s rights under the guaranty.
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●	With respect to the Marriott World Headquarters Mortgage Loan (9.4%), there is no non-recourse carveout guarantor or separate environmental indemnitor for the related Whole Loan. Only the single-purpose entity borrower is (i) obligated under the non-recourse carveout provisions in the related loan agreement (such provisions are not guaranteed by a separate entity) and (ii) an indemnitor under the environmental indemnity agreement. The related Mortgage Loan documents require the borrower to maintain an environmental impairment liability insurance policy with a $5,000,000 limit for each incident and in the aggregate and a self-insured retention or deductible of no more than $250,000 for each pollution condition.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.4%), any related individual borrower has the right, without the consent of the lender, to enter into a payment-in-lieu-of-taxes (“PILOT”) lease (“PILOT Lease”) with respect to the entirety of such fee interest to provide the applicable individual Mortgaged Property with the benefit of PILOT (any such arrangement, a “Permitted PILOT Arrangement”), certain conditions, including, among others, (a) the form of PILOT Lease is substantially in the form of a PILOT Lease previously approved by the lender or subject to the lender’s reasonable approval, (b) if customarily provided (in the borrower’s reasonable determination) by the lessee under such PILOT Lease (in such capacity, “PILOT Lessee”) or if expressly provided in the PILOT Lease, the PILOT lessor enters into a fee Mortgage or a joinder to a PILOT leasehold mortgage encumbering the PILOT lessor’s fee interest under the PILOT Lease, and (c) if the Permitted PILOT Arrangement includes a bond financing, all PILOT bonds are required to be pledged to the lender; provided, however, at any time, a PILOT Lessee is permitted, without the consent of the lender, to redeem, terminate or cancel any PILOT Lease and the related documents in connection with the acquisition of the fee interest held by the applicable PILOT lessor in accordance with the terms of the PILOT Lease and the Whole Loan documents.
●	With respect to the Marriott World Headquarters Mortgage Loan (9.4%), the sole tenant at the related Mortgaged Property, Marriott International Administrative Services Inc (“Marriott”), benefits from a State of Maryland tax credit known as the “New Jobs Tax Credit” that incentivized Marriott choosing to retain their corporate headquarters in Bethesda, Maryland. The estimated tax credit is approximately $1,665,734 for the July 1, 2025-June 30, 2026 tax year and will phase out within the next few years, providing Marriott with no credits starting in the 2028/29 tax year. Marriott has an absolute triple-net lease, with Marriott responsible for reimbursing the borrower fully for real estate taxes. Marriott’s lease extends through May 31, 2042.

In addition, certain Mortgaged Properties may benefit from Section 421-a tax abatements as described in “Property Types—Multifamily Properties”. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated

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as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

●	Twenty-two (22) Mortgage Loans (collectively, 79.2%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.
●	Seven (7) Mortgage Loans (collectively, 14.3%) require monthly payments of principal and interest for the entire term to stated maturity.
●	Three (3) Mortgage Loans (collectively, 4.7%) provide for an initial interest-only period that expires between 24 and 60 months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.
●	One (1) Mortgage Loan (1.8%) provides for an initial interest-only period that expires 18 months following the related origination date, then requires monthly payments of principal and interest based on an amortization schedule for a period of 67 months, and thereafter provides for interest-only payments for the remaining term to stated maturity.
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest-Only	22	$629,990,000	79.2%
Amortizing Balloon	7	$113,750,067	14.3%
Interest-Only, Amortizing Balloon	3	$37,650,000	4.7%
Interest Only, Amortizing Balloon, Interest Only	1	$13,950,000	1.8%
Total	33	$795,340,067	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	7	$158,700,067	20.0%
6	25	$561,640,000	70.6%
9	1	$75,000,000	9.4%
Total	33	$795,340,067	100.0%
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The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0(1)	29	$757,328,853	95.2%
5	4	$38,011,213	4.8
Total	33	$795,340,067	100.0%

(1)	With respect to the Marriott World Headquarters Mortgage Loan (9.4%), the related borrower is entitled to one grace period of two business days during any twelve month period and will otherwise have no grace period.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee, leasehold, sub-leasehold and/or fee / leasehold interest or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

With respect to the Hampton Heights Portfolio Mortgage Loan, Silver Swan Portfolio Mortgage Loan and Hopkins Street Portfolio Mortgage Loan (collectively, 3.0%), neither the borrower’s organization documents nor the Mortgage Loan documents require compliance, and the borrower’s operations do not comply, with all of the separateness covenants required for it to be a single-purpose entity; however, the borrower has agreed to certain fundamental covenants, such as owning no other properties (other than the Mortgaged Property that is collateral for the Mortgage Loan) and incurring no other debt (other than the Mortgage Loan and customary trade payables in compliance with the terms of the Mortgage Loan documents). In order to mitigate the risks associated with the foregoing, the guarantor has agreed to be liable on a recourse basis (in addition to the standard recourse provisions) for (i) any losses suffered by the lender resulting from the borrower’s failure to be a fully compliant single-purpose entity, and (ii) the full amount of the debt in the event (x) the borrower is substantively consolidated in a bankruptcy proceeding with any other person or entity, and/or (y) the borrower’s failure to be, and at all times have been, a fully compliant single-purpose entity is cited as a material factor in any involuntary bankruptcy proceeding. There can be no assurance that the non-recourse guarantor will perform its recourse obligations under the guaranty if required to do so.

With respect to the 46 & 47 Mercer Street Mortgage Loan (1.4%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $2,837,500, representing 25% of the original principal balance of the Mortgage Loan. In addition, one of the borrowers, 47 Mercer Street, LLC, entered into a contract to purchase another property and subsequently assigned its rights to an affiliated entity. See “Description of the Mortgage Pool—Litigation and Other Considerations”.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

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Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately four to seven months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Twenty-two (22) of the Mortgage Loans (collectively, 74.1%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	Nine (9) of the Mortgage Loans (collectively, 15.6%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period
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of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) of the Mortgage Loans (8.8%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge for a specified period of time, and then, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	One (1) of the Mortgage Loans (1.5%) permits the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, and then, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4	12	19.2%
5	6	24.7%
6	2	5.8%
7	13	50.4%
Total	33	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth

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in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 31 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Defeasance

The terms of twenty-four (24) Mortgage Loans (the “Defeasance Loans”) (collectively, 84.4%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), then due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable

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obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities (or in certain cases, the borrower is required to deliver such government securities, rather than the Defeasance Deposit), and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and/or an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 33 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.4%), the related borrowers may, at any time after the date that is the earlier of (a) two years after the closing date of the last securitization trust to hold a note comprising the Whole Loan and (b) the third anniversary of the loan origination date, obtain the release of an individual Mortgaged Property (each, a “Release Property”) from the lien of the Whole Loan, subject to the satisfaction of certain conditions, including, but not limited to, (i) (x) if prior to December 9, 2034 (the “Permitted Par Prepayment Date”), the borrowers have completed defeasance of the portion of the Whole Loan in connection with the release of an individual Mortgaged Property (the “Property Partial Defeasance”) by partially defeasing the Whole Loan in an amount equal to the applicable Release Amount (as defined below), plus the applicable lender’s allocation of any amount of the Whole Loan that need to be reduced for the debt service coverage ratio after such partial release to equal the debt service coverage ratio at loan origination or the applicable Low DSCR Release Amount (as defined below), all in accordance with the applicable terms and conditions of the Whole Loan documents or (y) if on or after the Permitted Par Prepayment Date, the borrowers have paid the applicable Release Amount; (ii) after giving effect to such release, the debt service coverage ratio of the Mortgaged Property as of the determination date immediately preceding such release (the “Release DSCR”) is greater than or equal to the debt service coverage ratio at loan origination
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(the “Release DSCR Test”), provided that the Release DSCR Test may be satisfied by (x) partially defeasing a portion of the Whole Loan in accordance with the Whole Loan documents or (y) depositing cash to be held in a reserve account as cash collateral for the Whole Loan, in accordance with the Whole Loan documents, provided, further, that, in the event the foregoing Release DSCR Test is not satisfied and the release of the Mortgaged Property is in connection with an arms-length transaction to a third-party which is not controlled by the borrower sponsor and/or by a fund entity affiliated with Blackstone (as more fully described in the Whole Loan documents) that controls, or is, the borrower sponsor, the borrowers may release such Release Property upon a partial defeasance of the Whole Loan in an amount (the “Low DSCR Release Amount”) equal to the lesser of (I) the mortgage lender’s allocation of 100% of the net sales proceeds derived from the sale of the Release Property and (II) the greater of (x) the applicable Release Amount for the Release Property and (y) an amount necessary to, after giving effect to such release, satisfy the Release DSCR Test (the lesser of (I) and (II), the “Alternate Release Price”); (iii) if any mezzanine loan is outstanding, concurrently with the partial defeasance of the Release Amount (or, if applicable the Alternate Release Price), the related mezzanine borrower will partially defease the related mezzanine loan equal to the applicable release amount under the mezzanine loan (or, if applicable, the Alternate Release Price (as defined in the mezzanine loan agreement)) applicable to such individual Mortgaged Property, together with any related interest, fees, prepayment premiums or other amounts payable as set forth in the mezzanine loan agreement; (iv) the absence of a Whole Loan event of default on the date that the related individual Mortgaged Property is released from the lien of the Whole Loan (except as expressly permitted in the Whole Loan documents); and (v) compliance with REMIC related provisions. As used herein, “Release Amount”, means, for a Mortgaged Property, the lesser of: (a) the outstanding Whole Loan amount (plus interest and any other amounts that may be due); or (b) an amount equal to the allocated loan amount for such Release Property (“Mortgage ALA”) multiplied by (1) 105% until such time that the outstanding Whole Loan amount has been reduced to $927,500,000 and (2) thereafter, 110%.

In addition, a partial release may be made to cure an event of default relating to an individual Mortgaged Property (a “BioMed MIT Portfolio Default Release”), provided that (i) either (x) the borrower demonstrates to the lender that it has in good faith pursued a cure of such event of default (which efforts do not require any capital contributions to be made to the borrower or the use of any income or rents from any other Mortgaged Property to effectuate the cure) or (y) the default relates to an environmental condition and (ii) the default was not caused by the borrower or an affiliate in bad faith to circumvent the requirements of the loan agreement partial release provisions. In connection with a BioMed MIT Portfolio Default Release, the borrower must generally satisfy the conditions set forth above, except that the borrower will not be required to satisfy the debt service coverage ratio test above.

Further, a partial release may be made in order to cure an event of default related to the related ground lease (a “Ground Lease Default Release”), provided that (i) the default relates to an event of default under the related ground lease and (ii) the default was not caused by the borrower or an affiliate in bad faith to circumvent the requirements of the loan agreement partial release provisions. In connection with a Ground Lease Default Release, the borrower must generally satisfy the conditions set forth above, except that the borrower will not be required to satisfy the debt service coverage ratio test above, and further provided that with respect to any transfer of a BioMed MIT Portfolio Ground Lease related to such Ground Lease Default Release to an affiliate of the borrower, the borrower provides an additional insolvency opinion addressing such transfer to an affiliate.

Further, so long as no event of default is continuing, the borrower at its sole option and sole cost and expense, may deliver to the lender a new appraisal (or an update to the existing appraisal) of each individual Mortgaged Property, indicating the value of such individual Mortgaged Properties which are then secured by the mortgages. Upon receipt of such appraisals (or updates to existing appraisals), at the borrower’s request, the lender is required to use reasonable efforts to agree with the borrower, in their reasonable discretion, to reallocate the then outstanding Mortgage

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ALAs related to such individual Mortgaged Properties based on the “as-is” values of such individual Mortgaged Properties (inclusive of any portfolio premium) identified in such appraisals (or updates to such appraisals) so long as after giving effect to such reallocation (i) the aggregate Mortgage ALAs with respect to the Whole Loan are equal to such aggregate amounts immediately prior to such reallocation and (ii) the lender has received an opinion of counsel that, after giving effect to such reallocation, the securitization will not fail to maintain its status as a REMIC trust or be subject the imposition of a tax and the tax on prohibited contributions as a result of such reallocation.

In addition, solely with respect to a partial release of a portion (each, a “Portfolio Release Property”) of any of the Mortgaged Properties that were not separately described in the surveys delivered at origination (each, a “Portfolio Property”), as described in the loan agreement, the borrower will also be required to deliver, among other things, (i) a new survey reasonably acceptable to the lender, (ii) evidence reasonably acceptable to the lender that (a) the Portfolio Release Property does not form part of the same (legally unsubdivided) lot, tract or parcel as the remaining Portfolio Property or has been legally subdivided from the remaining Portfolio Property or that the borrower has taken all action necessary under applicable legal requirements in order for such remaining Portfolio Property to be designated as one or more tax parcels separate from the Portfolio Release Property and (b) such partial release does not materially disrupt the operations of the tenants’ businesses pursuant to leases at the remaining Portfolio Property and/or such tenants’ existing use of the remaining Portfolio Property prior to giving effect to such release. To the extent that a subdivision and tax lot split required in order to release such Portfolio Release Property allocates taxes or other shared obligations as between the Portfolio Release Property and the remaining Portfolio Property in a manner such that the obligations of the remaining Portfolio Property varies by an amount of 10% or more from the assumed allocation of obligations in the appraisals delivered on the origination date, the borrower may (1) deliver an appraisal (or update to the existing appraisal), indicating the value of the applicable Portfolio Property (both inclusive and exclusive of the Portfolio Release Property) and the Mortgage ALA for the Portfolio Release Property or (2) request that the lender reasonably determine the value of the Portfolio Property (both inclusive and exclusive of the Portfolio Release Property) and the Mortgage ALA for the Portfolio Release Property, and, in each case, the Mortgage ALA for the remaining Portfolio Property will each be adjusted to reflect 100% of the difference in the value of the applicable Portfolio Property including the Portfolio Release Property, and excluding the Portfolio Release Property, as set forth in the appraisal or as reasonably determined by the lender, provided that the sum of the Mortgage ALA of the remaining Portfolio Property and the Portfolio Release Property following such adjustment equals the Mortgage ALA of the Portfolio Property prior to such determination.

●	With respect to the Washington Square Mortgage Loan (8.8%), the borrowers have the right to obtain the release of a portion of the related Mortgaged Property occupied by the JCPenney tenant (the “JCP Parcel”) in the event of expiration, without renewal, of JCPenney’s lease on April 20, 2030 (or other earlier termination of the lease) upon satisfaction of the terms and conditions set forth in the Washington Square Whole Loan documents, including, among other things, (i) no event of default is then continuing, (ii) the borrowers prepay the Washington Square Whole Loan in accordance with the Washington Square Whole Loan documents in an amount equal to the release price for the JCP Parcel, together with, if prior to the open prepayment date, payment of a prepayment fee, (iii) the borrowers deliver a REMIC opinion and a rating agency confirmation, (iv) the borrowers have paid all reasonable costs and out-of-pocket expenses of the lender reasonably incurred in connection with such release and (v) satisfaction of REMIC related requirements.
●	With respect to the Coastal Equities Portfolio Mortgage Loan (5.7%), the applicable related individual borrowers (each, an “Individual Borrower”) may obtain the release of eight, primarily non-income producing, outparcels across six individual Mortgaged Properties (in the aggregate accounting for $2,185,000 of the total appraised value for the Mortgaged Properties) from the lien of the Mortgage Loan upon satisfaction of certain conditions set forth in the Mortgage Loan
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documents, including, without limitation: (a) 100% of net sales proceeds from the sale is deposited into the excess collateral reserve account, (b) the debt service coverage ratio for the remaining Mortgaged Property is equal to or greater than the greater of (i) 1.55x and (ii) the debt service coverage ratio immediately preceding such release, (c) the applicable Individual Borrower conveys the outparcel to a person other than another Individual Borrower or the managing member of such Individual Borrower, (d) the applicable Individual Borrower submits an officer’s certificate certifying that as of loan origination and release of such outparcel, such outparcel was non-income producing (other than with respect to the outparcel for the Coastal Equities Portfolio – Anniston Plaza individual Mortgaged Property, for which the in-place tenant accounts for 0.1% of underwritten rent), (e) the applicable Individual Borrower delivers a REMIC opinion, and (f) the customary REMIC conditions are satisfied.

●	With respect to the Natson Portfolio Mortgage Loan (2.0%), after the second anniversary of the Closing Date, the Mortgage Loan documents permit the borrowers to obtain the release of either individual Mortgaged Property in connection with a bona fide third-party sale or refinancing of such Mortgaged Property provided that, among other conditions, (i) the borrowers defease the Mortgage Loan in an amount equal to 125% of the allocated loan amount for the Mortgaged Property to be released, (ii) after giving effect to such release (x) the debt yield for the remaining Mortgaged Property is no less than the greater of (1) the debt yield immediately preceding such release and (2) 13.62%, (y) the debt service coverage ratio for the remaining Mortgaged Property is no less than the greater of (1) the debt service coverage ratio immediately preceding such release and (2) 1.89x, and (z) the loan-to-value ratio for the remaining Mortgaged Property is no less than the greater of (1) the loan-to-value ratio immediately preceding such release and (2) 53.5%, and (iii) the borrowers satisfy customary REMIC requirements.
●	With respect to the Adini Portfolio Mortgage Loan (0.1%), on and after the business day after June 1, 2027, the borrowers may obtain the release of an individual Mortgaged Property (each, an “Individual Property”) from the lien of the Mortgage upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, the following: (a) the borrowers make a prepayment of principal in an amount equal to 110% of the release amount allocated to each applicable Individual Property, (b) if prior to November 2, 2034, the borrowers pay any yield maintenance premium due on the amount of principal being prepaid, (c) satisfaction of the customary REMIC related conditions, and (d) after giving effect to the release of the Individual Property and the prepayment, the debt yield for all of the remaining Mortgaged Properties is equal to or greater than the greater of (i) the debt yield for all of the Mortgaged Properties immediately prior to giving effect to the applicable release and (ii) 12.3%, which is the debt yield as of loan origination.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

Escrows

Twenty-seven (27) Mortgage Loans (collectively, 62.3%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

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Twenty-six (26) Mortgage Loans (collectively, 60.1%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Twelve (12) Mortgage Loans (collectively, 55.1%) are secured in whole or in part by retail, office, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, multifamily, industrial and mixed use properties only.

Seven (7) Mortgage Loans (collectively, 38.7%) provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Thirteen (13) Mortgage Loans (collectively, 16.2%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger, and in certain cases, the borrower sponsor may have been permitted to provide a guaranty in lieu of a reserve.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies or negative tenant events at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing	12	$453,771,878	57.1%
Springing/Springing	19	$304,918,189	38.3%
Hard/In Place	1	$ 23,850,000	3.0%
Soft/In Place	1	$ 12,800,000	1.6%
Total:	33	$795,340,067	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence
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of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Springing/Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. In some cases, upon the occurrence of a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated or acquired with material exceptions to the related mortgage loan seller's guidelines.

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See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of

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certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation
BioMed MIT Portfolio(1)	$ 75,000,000	N/A	65.0%	1.63x	N/A	Yes	No

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted

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foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law. For example:

●	With respect to the Washington Square Mortgage Loan (8.8%), the borrowers have the right to obtain a PACE Loan (as defined below) for an amount not to exceed $10,000,000, without lender consent or rating agency confirmation. “PACE Loan” (as defined in the related loan agreement) means (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.

In addition, with respect to any Mortgaged Properties located in Florida, Florida’s Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers, sponsors or restricted pledge parties of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

●	With respect to the Natson Portfolio Mortgage Loan (2.0%), under the related franchise agreement, the related borrowers have the right to an unsecured “key money” loan in the amount of $180,000 subject to, among other things, completion of the PIP discussed under “—Redevelopment, Renovation and Expansion”. The “key money” loan bears no interest except in the case of a default under the franchise agreement, is not subject to repayment and will be fully forgiven on the August 11, 2042, unless the franchise agreement terminates before the end of its
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related term or there is a transfer of the Mortgaged Property and certain additional conditions set forth in the franchise agreement are not satisfied.

●	With respect to the Natson Portfolio Mortgage Loan (2.0%), one of the related borrowers owes approximately $150,000 under an unsecured Economic Injury Disaster Loan (the “EIDL Loan”) obtained from the Small Business Administration in connection with the COVID-19 pandemic in 2020. The Mortgage Loan documents require the related borrower to diligently and expeditiously pursue a payoff of the EIDL Loan. At origination, the borrower deposited $194,627.34 with the lender in an EIDL Loan reserve, representing 125% of the anticipated cost to repay the EIDL Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Rentar Plaza, BioMed MIT Portfolio, 29-33 Ninth Avenue, Marriott World Headquarters, Washington Square, Coastal Equities Portfolio, 32 Old Slip - Leased Fee, The Hollywood Collection, 340 Mt Kemble and Adini Portfolio Mortgage Loans is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“A/B Whole Loan” means the Non-Serviced A/B Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note (or its designee). As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note (or its designee). As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced A/B Whole Loan” means the BioMed MIT Portfolio Whole Loan.

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“Non-Serviced Certificate Administrator” means with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan below.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Primary Servicing Agreement” means with respect to any Non-Serviced Whole Loan, the primary servicing agreement to the transaction identified under the column entitled “Master Servicer” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool—Whole Loans” above.

“Non-Serviced Primary Servicer” means with respect to any Non-Serviced Whole Loan, the related primary servicer relating to the related Non-Serviced Primary Servicing Agreement.

“Non-Serviced PSA” means with respect to any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled “Note Holder” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool—Whole Loans” above.

“Non-Serviced Servicing Shift Whole Loan” means the Coastal Equities Portfolio Whole Loan.

“Non-Serviced Special Servicer” means with respect to any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans and (ii) the Non-Serviced A/B Whole Loan.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer

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appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Date” means with respect to the Non-Serviced Servicing Shift Whole Loan, the date on which the related Control Note is securitized.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

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Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type/Non-Serviced PSA	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
Rentar Plaza	Serviced	Note A-1	Control	$40,000,000	BBCMS 2025-C35
		Note A-2	Non-Control	$20,000,000	DBRI
		Note A-3-1	Non-Control	$5,000,000	BBCMS 2025-C35
		Note A-3-2	Non-Control	$5,000,000	DBRI
		Note A-4	Non-Control	$10,000,000	BBCMS 2025-C35
		Note A-5	Non-Control	$30,000,000	UBS AG
		Note A-6	Non-Control	$20,000,000	BBCMS 2025-C35
		Note A-7-1	Non-Control	$6,000,000	UBS AG
		Note A-7-2	Non-Control	$4,000,000	BBCMS 2025-C35
		Note A-8	Non-Control	$5,000,000	UBS AG
		Note A-9	Non-Control	$5,000,000	UBS AG
		Note A-10	Non-Control	$5,000,000	UBS AG
		Note A-11	Non-Control	$5,000,000	UBS AG

BioMed MIT Portfolio	Non-Serviced (BX 2025-LIFE)	Note A1-S	Control	$87,400,000	BX 2025-LIFE
		Note A2-S	Non-Control	$87,400,000	BX 2025-LIFE
		Note A3-S	Non-Control	$87,400,000	BX 2025-LIFE
		Note A4-S	Non-Control	$87,400,000	BX 2025-LIFE
		Note A5-S	Non-Control	$87,400,000	BX 2025-LIFE
		Note A1-C1-A	Non-Control	$18,750,000	BBCMS 2025-C35
		Note A1-C1-B	Non-Control	$22,250,000	JPMCB
		Note A1-C2	Non-Control	$41,000,000	JPMCB
		Note A2-C1	Non-Control	$41,000,000	Citi Real Estate Funding Inc.
		Note A2-C2	Non-Control	$41,000,000	Citi Real Estate Funding Inc.
		Note A3-C1-A	Non-Control	$18,750,000	BBCMS 2025-C35
		Note A3-C1-B	Non-Control	$22,250,000	DBNY
		Note A3-C2	Non-Control	$41,000,000	DBNY
		Note A4-C1-A	Non-Control	$18,750,000	BBCMS 2025-C35
		Note A4-C1-B	Non-Control	$22,250,000	Goldman Sachs Bank USA
		Note A4-C2	Non-Control	$41,000,000	Goldman Sachs Bank USA
		Note A5-C1-A	Non-Control	$18,750,000	BBCMS 2025-C35
		Note A5-C1-B	Non-Control	$22,250,000	SGFC
		Note A5-C2	Non-Control	$41,000,000	SGFC
		Note B-1	Non-Control	$38,280,000	BX 2025-LIFE
		Note B-2	Non-Control	$38,280,000	BX 2025-LIFE
		Note B-3	Non-Control	$38,280,000	BX 2025-LIFE
		Note B-4	Non-Control	$38,280,000	BX 2025-LIFE
		Note B-5	Non-Control	$38,280,000	BX 2025-LIFE
		Note C-1	Non-Control	$38,460,000	BX 2025-LIFE
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Mortgage Loan	Mortgage Loan Type/Non-Serviced PSA	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
		Note C-2	Non-Control	$38,460,000	BX 2025-LIFE
		Note C-3	Non-Control	$38,460,000	BX 2025-LIFE
		Note C-4	Non-Control	$38,460,000	BX 2025-LIFE
		Note C-5	Non-Control	$38,460,000	BX 2025-LIFE
		Note D-1	Non-Control	$18,860,000	BX 2025-LIFE
		Note D-2	Non-Control	$18,860,000	BX 2025-LIFE
		Note D-3	Non-Control	$18,860,000	BX 2025-LIFE
		Note D-4	Non-Control	$18,860,000	BX 2025-LIFE
		Note D-5	Non-Control	$18,860,000	BX 2025-LIFE

29-33 Ninth Avenue	Serviced	Note A-1	Control	$40,000,000	BBCMS 2025-C35
		Note A-2	Non-Control	$30,000,000	BMO 2025-C11
		Note A-3	Non-Control	$20,000,000	BBCMS 2025-C35
		Note A-4	Non-Control	$10,000,000	BMO 2025-C11
		Note A-5	Non-Control	$10,000,000	BBCMS 2025-C35
		Note A-6	Non-Control	$10,000,000	UBS AG
		Note A-7	Non-Control	$5,000,000	BMO 2025-C11
		Note A-8	Non-Control	$5,000,000	BBCMS 2025-C35
		Note A-9	Non-Control	$5,000,000	UBS AG

Marriott World Headquarters	Serviced	Note A-1	Control	$43,015,200	BBCMS 2025-C35
		Note A-2	Non-Control	$20,000,000	BANK 2025-BNK49
		Note A-3-1	Non-Control	$21,015,200	BANA
		Note A-3-2	Non-Control	$24,500,000	BANK 2025-BNK50
		Note A-4	Non-Control	$10,000,000	BANK 2025-BNK49
		Note A-5	Non-Control	$5,000,000	BANK 2025-BNK49
		Note A-6-1	Non-Control	$12,250,000	BANK 2025-BNK50
		Note A-6-6-2	Non-Control	$11,984,800	Morgan Stanley Bank, N.A.
		Note A-7	Non-Control	$20,000,000	BANK 2025-BNK49
		Note A-8	Non-Control	$10,000,000	Morgan Stanley Bank, N.A.
		Note A-9-1	Non-Control	$5,000,000	Morgan Stanley Bank, N.A.
		Note A-9-2	Non-Control	$5,000,000	Morgan Stanley Bank, N.A.
		Note A-10	Non-Control	$24,234,800	BBCMS 2025-C35
		Note A-11	Non-Control	$20,000,000	BANK 2025-BNK49
		Note A-12-1	Non-Control	$12,250,000	BANK 2025-BNK50
		Note A-12-2	Non-Control	$7,750,000	BBCMS 2025-C35

Washington Square	Non-Serviced (BMO 2025-C12)	Note A-1-1	Control	$29,100,000	BMO 2025-C12
		Note A-1-2	Non-Control	$10,900,000	BBCMS 2025-C35
		Note A-1-3	Non-Control	$15,000,000	BBCMS 2025-C35
		Note A-1-4	Non-Control	$15,000,000	BBCMS 2025-C35
		Note A-1-5	Non-Control	$15,000,000	GACC
		Note A-1-6	Non-Control	$10,000,000	GACC
		Note A-1-7	Non-Control	$10,000,000	GACC
		Note A-1-8	Non-Control	$8,333,334	GACC
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Mortgage Loan	Mortgage Loan Type/Non-Serviced PSA	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
		Note A-2-1	Non-Control	$17,000,000	BMO 2025-C12
		Note A-2-2-1	Non-Control	$16,550,000	Goldman Sachs Bank USA
		Note A-2-2-2	Non-Control	$450,000	BMO 2025-C12
		Note A-2-3	Non-Control	$17,000,000	BBCMS 2025-C35
		Note A-2-4-1	Non-Control	$12,100,000	BBCMS 2025-C35
		Note A-2-4-2	Non-Control	$4,900,000	Goldman Sachs Bank USA
		Note A-3-1A	Non-Control	$24,500,000	BANK 2025-BNK50
		Note A-3-1B	Non-Control	$15,500,000	JPMCB
		Note A-3-2	Non-Control	$5,333,333	JPMCB
		Note A-4-1	Non-Control	$17,450,000	BMO 2025-C12
		Note A-4-2	Non-Control	$12,000,000	Bank of Montreal
		Note A-4-3	Non-Control	$3,550,000	Bank of Montreal
		Note A-4-4	Non-Control	$9,000,000	Bank of Montreal
		Note A-4-5	Non-Control	$9,000,000	Bank of Montreal
		Note A-4-6	Non-Control	$6,000,000	Bank of Montreal
		Note A-4-7	Non-Control	$6,000,000	Bank of Montreal
		Note A-4-8	Non-Control	$5,000,000	Bank of Montreal
		Note A-5-1-1	Non-Control	$24,500,000	BANK 2025-BNK50
		Note A-5-1-2	Non-Control	$20,833,333	Morgan Stanley Bank, N.A.

Coastal Equities Portfolio(2)	Non-Serviced (BANK 2025-BNK50)	Note A-1	Control	$60,000,000	JPMCB
		Note A-2	Non-Control	$49,000,000	BANK 2025-BNK50
		Note A-3	Non-Control	$25,000,000	BBCMS 2025-C35
		Note A-4	Non-Control	$16,000,000	BBCMS 2025-C35
		Note A-5-1	Non-Control	$6,000,000	JPMCB
		Note A-5-2	Non-Control	$4,000,000	BBCMS 2025-C35

32 Old Slip - Leased Fee	Non-Serviced (BMO 2025-C12)	Note A-1	Control	$40,000,000	BMO 2025-C12
		Note A-2	Non-Control	$31,000,000	Goldman Sachs Bank USA
		Note A-3	Non-Control	$24,000,000	BMO 2025-C12
		Note A-4	Non-Control	$25,000,000	BBCMS 2025-C35
		Note A-5	Non-Control	$11,000,000	BBCMS 2025-C35
		Note A-6	Non-Control	$26,000,000	Morgan Stanley Mortgage Capital Holdings LLC
		Note A-7	Non-Control	$10,000,000	Morgan Stanley Mortgage Capital Holdings LLC

The Hollywood Collection	Serviced	Note A-1	Control	$25,680,000	BBCMS 2025-C35
		Note A-2	Non-Control	$24,000,000	UBS AG

340 Mt Kemble	Non-Serviced (BMO 2025-C11)	Note A-1	Control	$29,000,000	BMO 2025-C11
		Note A-2	Non-Control	$21,000,000	BMO 2025-C11
		Note A-3	Non-Control	$13,950,000	BBCMS 2025-C35
		Note A-4	Non-Control	$9,000,000	BMO 2025-C11
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Mortgage Loan	Mortgage Loan Type/Non-Serviced PSA	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder

Adini Portfolio	Non-Serviced (BANK 2025-BNK50)	Note A-1	Control	$49,000,000	BANK 2025-BNK50
		Note A-2	Non-Control	$1,000,000	BBCMS 2025-C35

(1)	With respect to the A/B Whole Loans, the initial Control Note may become a Non-Control Note if a control appraisal period has occurred and is continuing with respect to the related A/B Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan”.
(2)	The Coastal Equities Portfolio Whole Loan will be initially serviced under the BANK 2025-BNK50 pooling and servicing agreement. From and after the securitization of the related lead servicing pari passu note, the Coastal Equities Portfolio Whole Loan will be serviced under the related pooling and servicing agreement for such future securitization.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

A Jointly Sold Mortgage Loan that is not a Whole Loan will be serviced pursuant to the PSA and in accordance with the terms of the PSA and may be governed by an Intercreditor Agreement. The terms of an Intercreditor Agreement governing a Jointly Sold Mortgage Loan that is not a Whole Loan will be substantially similar to the terms of an Intercreditor Agreement relating to a Serviced Pari Passu Whole Loan set forth in this section.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in
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certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire in a specified period (generally five or ten business days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such specified period (generally five or ten business days) will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned specified period (generally five or ten business days).

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In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a
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pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

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With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire in specified period (generally five or ten business days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such specified period (generally five or ten business days) will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical specified period (generally five or ten business days).

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

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Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced A/B Whole Loan

The BioMed MIT Portfolio Whole Loan

General

The BioMed MIT Portfolio Mortgage Loan (9.4%) is part of a split loan structure (the “BioMed MIT Portfolio Whole Loan”) comprised of the notes listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”, including (a) the BioMed MIT Portfolio Mortgage Loan, (b) five senior promissory notes held by the BX 2025-LIFE trust (the “BioMed MIT Portfolio SASB Pari Passu Companion Loans”), (c) two senior promissory notes held by JPMCB (the “BioMed MIT Portfolio JPMCB Pari Passu Notes”), (d) two senior promissory notes held by Citi Real Estate Funding Inc. (the “BioMed MIT Portfolio CREFI Pari Passu Notes”), (e) two senior promissory notes held by GACC (the “BioMed MIT Portfolio DBNY Pari Passu Notes”), (f) two senior promissory notes held by GSMC (the “BioMed MIT Portfolio GSMC Pari Passu Notes”), (g) two senior promissory notes held by SGFC (the “BioMed MIT Portfolio SGFC Pari Passu Notes” collectively, with the BioMed MIT Portfolio SASB Pari Passu Companion Loans, BioMed MIT Portfolio JPMCB Pari Passu Notes, BioMed MIT Portfolio CREFI Pari Passu Notes, BioMed MIT Portfolio DBNY Pari Passu Notes, BioMed MIT Portfolio GSMC Pari Passu Notes, and BioMed MIT Portfolio SGFC Pari Passu Notes, the “BioMed MIT Portfolio Pari Passu Companion Loans” and, together with the BioMed MIT Portfolio Mortgage Loan, the “BioMed MIT Portfolio Senior Loans”), and (h) 15 subordinate promissory notes held by the BX 2025-LIFE trust (the “BioMed MIT Portfolio Subordinate Companion Loans”).

The BioMed MIT Portfolio Mortgage Loan, the BioMed MIT Portfolio Pari Passu Companion Loans and the BioMed MIT Portfolio Subordinate Companion Loans are referred to herein, collectively, as the “BioMed MIT Portfolio Whole Loan”, and the BioMed MIT Portfolio Pari Passu Companion Loans and the BioMed MIT Portfolio Subordinate Companion Loans are referred to herein as the “BioMed MIT Portfolio Companion Loans”. The BioMed MIT Portfolio Whole Loan excluding the BioMed MIT Portfolio SASB Pari Passu Companion Loans is referred to herein as the “BioMed MIT Portfolio Non-SASB Loans”. The BioMed MIT Portfolio Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the BioMed MIT Portfolio Mortgage Loan. The BioMed MIT Portfolio Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the BioMed MIT Portfolio Mortgage Loan and BioMed MIT Portfolio Pari Passu Companion Loans.

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As of the Closing Date, the weighted average interest rate of the BioMed MIT Portfolio Mortgage Loan is 5.89283% and the weighted average interest rate of the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.

The holders of each promissory note evidencing the BioMed MIT Portfolio Whole Loan (each a “Note Holder”, and collectively the “Note Holders”). The holders of such BioMed MIT Portfolio Senior Loans are collectively referred to as the “BioMed MIT Portfolio Senior Loan Holders” and the holder of such BioMed MIT Portfolio Subordinate Companion Loans are referred to as the “BioMed MIT Portfolio Subordinate Companion Loan Holders”. The holders of the BioMed MIT Portfolio Companion Loans are referred to as the “BioMed MIT Portfolio Companion Loan Holders”. The holders of the BioMed MIT Portfolio Senior Loans are collectively referred to as the “BioMed MIT Portfolio Senior Loan Holders”. The holders of the BioMed MIT Portfolio Non-SASB Loans are collectively referred to as the “BioMed MIT Portfolio Non-SASB Loans Holders”. Each such promissory note is secured by the same mortgage instrument on the same underlying Mortgaged Property, and such promissory notes have an aggregate initial principal balance of $1,325,000,000. The holder of the BioMed MIT Portfolio Mortgage Loan, the BioMed MIT Portfolio Subordinate Companion Loan Holder and the holders of the BioMed MIT Portfolio Pari Passu Companion Loans are subject to the terms of a co-lender agreement (the “BioMed MIT Portfolio Co-Lender Agreement”).

Only the BioMed MIT Portfolio Mortgage Loan is included in the issuing entity. The BioMed MIT Portfolio SASB Pari Passu Companion Loans and the BioMed MIT Portfolio Subordinate Companion Loans have been contributed to a securitization trust (the “BX 2025-LIFE Securitization”) governed by the BX 2025-LIFE Trust and Servicing Agreement (the “BX 2025-LIFE TSA”). The BioMed MIT Portfolio Pari Passu Companion Loans, other than those that have been contributed to the BX 2025-LIFE trust, are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized BioMed MIT Portfolio Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the BioMed MIT Portfolio Whole Loan are subject to a co-lender agreement (the “BioMed MIT Portfolio Co-Lender Agreement”). The following summaries describe certain provisions of the BioMed MIT Portfolio Co-Lender Agreement.

Servicing

The BioMed MIT Portfolio Co-Lender Agreement provides that the administration of the BioMed MIT Portfolio Whole Loan will be governed by the BioMed MIT Portfolio Co-Lender Agreement and the BX 2025-LIFE TSA . The BioMed MIT Portfolio Whole Loan and any related foreclosed BioMed MIT Portfolio Mortgaged Property will be serviced and administered by the master servicer (the “BX 2025-LIFE Master Servicer”) or the special servicer (the “BX 2025-LIFE Special Servicer”) under the BX 2025-LIFE TSA (if the BioMed MIT Portfolio Whole Loan is a Specially Serviced Loan) pursuant to the BX 2025-LIFE TSA. The BX 2025-LIFE Master Servicer and the BX 2025-LIFE Special Servicer will be required to service and administer the BioMed MIT Portfolio Whole Loan in accordance with the Accepted Servicing Practices (as defined in the BX 2025-LIFE TSA), taking into account the interests of the Certificateholders, the owners of the RR Interest under the BX 2025-LIFE trust, and the BioMed MIT Portfolio Companion Loan Holders.

Application of Payments

All amounts tendered by the related borrowers or otherwise available for payment on or with respect to or in connection with the BioMed MIT Portfolio Whole Loan or the BioMed MIT Portfolio Mortgaged Properties or amounts realized as proceeds thereof, whether received in the form of monthly payments, the Balloon Payment, liquidation proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the BioMed MIT Portfolio Whole Loan or insurance proceeds or condemnation proceeds (other than (1) proceeds, awards or settlements to be applied to the restoration or repair of the BioMed MIT Portfolio Mortgaged Properties or released to the borrowers in accordance with the terms of the BioMed MIT Portfolio Whole Loan documents, to the extent permitted by the REMIC provisions, (2) all amounts for required reserves or escrows required by the BioMed MIT Portfolio Whole Loan documents (to the extent and in accordance with the terms of the BioMed MIT Portfolio Whole Loan documents) to be held as reserves or escrows, (3) all amounts received as

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reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the BX 2025-LIFE Master Servicer or the master servicer with respect to any of the securitization trusts holding any portion of the BX 2025-LIFE Whole Loan under the BX 2025-LIFE TSA, (4) all amounts that are then due, payable or reimbursable to any BX 2025-LIFE Master Servicer, certificate administrator under the BX 2025-LIFE TSA (the “BX 2025-LIFE Certificate Administrator”) or trustee under the BX 2025-LIFE TSA (the “BX 2025-LIFE Trustee”) with respect to the BioMed MIT Portfolio Whole Loan pursuant to the BX 2025-LIFE TSA (including, without limitation, reimbursement of servicing advances and administrative advances with respect to the BioMed MIT Portfolio Whole Loan and P&I Advances on the BioMed MIT Portfolio SASB Pari Passu Companion Loans and interest thereon) and (5) any amounts that are then due and payable or reimbursable to any master servicer or trustee with respect to an other securitization trust in respect of any P&I Advances and interest thereon in respect of any BioMed MIT Portfolio Companion Loan (pursuant to a Non-Serviced PSA)) will be applied and distributed by the BX 2025-LIFE Master Servicer in the following order of priority without duplication (and payments will be made at such times as are set forth in the BX 2025-LIFE TSA):

(i)	first, to pay accrued and unpaid interest on the BioMed MIT Portfolio Senior Loans (on a pro rata and pari passu basis) (other than default interest) to each Note Holder of a BioMed MIT Portfolio Senior Loan in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net interest rate;
(ii)	second, to each Note Holder of a BioMed MIT Portfolio Senior Loan (on a pro rata and pari passu basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until the respective principal balances have been reduced to zero;
(iii)	third, to each Note Holder of a BioMed MIT Portfolio Senior Loan (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Note Holder of a BioMed MIT Portfolio Senior Loan in accordance with the terms of “—Workout” or “—Servicing”, plus interest thereon at the applicable net interest rate compounded monthly from the date the related Realized Loss was allocated to such Note Holder of a BioMed MIT Portfolio Senior Loan, such amount to be allocated to such Note Holder of a BioMed MIT Portfolio Senior Loan (on a pro rata and pari passu basis) based on the amount of Realized Losses previously allocated to each such Note Holder;
(iv)	fourth, to pay accrued and unpaid interest on the B notes (on a pro rata and pari passu basis) (other than default interest) to each Note Holder of a B note, in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net interest rate;
(v)	fifth, to each Note Holder of a B note (on a pro rata and pari passu basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until the respective principal balances have been reduced to zero;
(vi)	sixth, to each Note Holder of a B note (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Note Holder of a B note in accordance with the terms of “—Workout” or “—Servicing”, plus interest thereon at the applicable net interest rate compounded monthly from the date the related Realized Loss was allocated to each B note, such amount to be allocated to such Note Holder of a B note (on a pro rata and pari passu basis) based on the amount of Realized Losses previously allocated to each such Note Holder;
(vii)	seventh, to pay accrued and unpaid interest on the C Notes (on a pro rata and pari passu basis) (other than default interest) to each Note Holder of a C note, in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net interest rate;
(viii)	eighth, to each Note Holder of a C note (on a pro rata and pari passu basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until the respective principal balances have been reduced to zero;
(ix)	ninth, to each Note Holder of a C note (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Note Holder of a C note in accordance with the terms of “—Workout” or “—Servicing”, plus interest thereon at the applicable net interest rate compounded monthly from the date the related Realized Loss was
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allocated to each C note, such amount to be allocated to such Note Holder of a C note (on a pro rata and pari passu basis) based on the amount of Realized Losses previously allocated to each such Note Holder;

(x)	tenth, to pay accrued and unpaid interest on the D notes (on a pro rata and pari passu basis) (other than default interest) to each Note Holder of a D note, in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net interest rate;
(xi)	eleventh, to each Note Holder of a D note (on a pro rata and pari passu basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until the respective principal balances have been reduced to zero;
(xii)	twelfth, to each Note Holder of a D note (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Note Holder of a D note in accordance with the terms of “—Workout” or “—Servicing”, plus interest thereon at the applicable net interest rate compounded monthly from the date the related Realized Loss was allocated to each D note, such amount to be allocated to such Note Holder of a D note (on a pro rata and pari passu basis) based on the amount of Realized Losses previously allocated to each such Note Holder;
(xiii)	thirteenth, to pay yield maintenance default premiums then due and payable in respect of first, the BioMed MIT Portfolio Senior Loan (on a pro rata and pari passu basis), second, the B notes (on a pro rata and pari passu basis), third, the C notes (on a pro rata and pari passu basis), and fourth, the D notes (on a pro rata and pari passu basis);
(xiv)	fourteenth, to pay default interest and late payment charges then due and owing under the BioMed MIT Portfolio Whole Loan, all of which will be applied in accordance with the lead securitization servicing agreement and the BioMed MIT Portfolio Co-Lender Agreement; and
(xv)	fifteenth, if any excess amount is available to be distributed in respect of the BioMed MIT Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xiv), any remaining amount will be paid pro rata to each Note Holder of a note based on their initial principal balances.

Notwithstanding anything to the contrary herein, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of one or more of the BioMed MIT Portfolio Mortgaged Properties (including following a condemnation) from the lien of the applicable Mortgage and BioMed MIT Portfolio Whole Loan documents must be allocated to reduce the principal balance of the BioMed MIT Portfolio Whole Loan in the manner permitted by such REMIC provisions if, immediately following such release, the loan-to value ratio of the BioMed MIT Portfolio Whole Loan exceeds 125% (based solely on real property and excluding any personal property and going concern value).

Each of the BioMed MIT Portfolio Non-SASB Loan Holders agrees to pay its pro rata share of (i) any property protection advances or administrative advances and any interest accrued and payable on such Advances at the advance rate and (ii) any trust fund expenses and any other fees, costs or expenses incurred in connection with the servicing and administration of the BioMed MIT Portfolio Whole Loan (including, without, limitation, any indemnification amounts and any costs, fees and expenses related to obtaining any Rating Agency Confirmation) in accordance with the BX 2025-LIFE TSA and the BioMed MIT Portfolio Co-Lender Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the Borrowers for payment of such amounts have been applied to pay such amounts.

In the event that the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer has determined that expected proceeds of the BioMed MIT Portfolio Whole Loans or any foreclosed BioMed MIT Portfolio Mortgaged Property would be insufficient for reimbursement of (i) any property protection advances or administrative advances and any interest accrued and payable on such Advances at the advance rate, (ii) any indemnification amounts and (iii) any other trust fund expenses and any other fees, costs or expenses incurred in connection with the servicing and administration of the BioMed MIT Portfolio Whole Loan or BioMed MIT Portfolio Mortgaged Properties (including, without, limitation, any fees, costs and expenses related to obtaining any Rating Agency Confirmation), each of the BioMed MIT

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Portfolio Non-SASB Loans Holders will be required to, promptly following notice from the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, pay the BX 2025-LIFE Master Servicer, the BX 2025-LIFE Special Servicer, the BX 2025-LIFE Certificate Administrator, the BX 2025-LIFE Trustee or the BX 2025-LIFE trust, as applicable, such BioMed MIT Portfolio Non-SASB Loans Holders pro rata share of the insufficiency from general collections on the other mortgage loans in the securitization of the related BioMed MIT Portfolio Non-SASB Loan.

Workout

Subject to the terms and conditions of the BX 2025-LIFE TSA, and the obligation to act in accordance with the Accepted Servicing Practices, if the BX 2025-LIFE Special Servicer, in connection with a workout or proposed workout of the BioMed MIT Portfolio Whole Loan, modifies the terms thereof such that (i) the Principal Balance of the BioMed MIT Portfolio Whole Loan is decreased, (ii) any note rate is reduced, (iii) payments of interest or principal on any note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the BioMed MIT Portfolio Whole Loan, such modification will not alter, and any modification of the BioMed MIT Portfolio Whole Loan documents will be structured to preserve, the sequential order of payment of the notes pursuant to the priority of payment described under “—Application of Payments” above will be made as though such workout did not occur, with the payment terms of each BioMed MIT Portfolio Senior Loan remaining the same as they were on the closing date of the BX 2025-LIFE trust, and the full economic effect of all waivers, reductions or deferrals of amounts due on the BioMed MIT Portfolio Whole Loan attributable to such workout will be borne, first, by the Note Holders of the D notes (on a pro rata and pari passu basis) (up to their respective principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each Note Holder of the D notes, as applicable), second, by the Note Holders of the C notes (on a pro rata and pari passu basis) (up to their respective principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each Note Holder of the C notes, as applicable), third, by the Note Holders of the B notes (on a pro rata and pari passu basis) (up to their respective principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each Note Holder of the B notes, as applicable) and fourth, by the Note Holders of the BioMed MIT Portfolio Senior Loans (on a pro rata and pari passu basis) (together with accrued interest thereon at the related note rate and any other amounts due to each Note Holder of the BioMed MIT Portfolio Senior Loans, as applicable).

Sale of Specially Serviced Whole Loan

Upon the BioMed MIT Portfolio Whole Loan becoming a Specially Serviced Loan, the BX 2025-LIFE Special Servicer may sell the BioMed MIT Portfolio Whole Loan evidencing one whole loan in accordance with the terms of the BX 2025-LIFE TSA.

However, the BX 2025-LIFE Special Servicer will not be permitted to sell a Specially Serviced Loan without the written consent of each of the BioMed MIT Portfolio Non-SASB Loan Holders (provided that such consent is not required if such the BioMed MIT Portfolio Non-SASB Loan Holder is a borrower affiliate) unless the BX 2025-LIFE Special Servicer has delivered to each of the BioMed MIT Portfolio Non-SASB Loan Holder: (a) at least 15 Business Days prior written notice of any decision to attempt to sell the BioMed MIT Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the BX 2025-LIFE Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the BioMed MIT Portfolio Whole Loan, and any documents in the servicing file reasonably requested by such Companion Loan Holder that are material to the price of the BioMed MIT Portfolio Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer in connection with the proposed sale; provided that the BioMed MIT Portfolio Non-SASB Loan Holder may waive any of the delivery or timing requirements described in this sentence. Subject to the BX 2025-LIFE TSA, each BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof) that is not a borrower affiliate is permitted to submit an offer at any sale of the BioMed MIT Portfolio Whole Loan.

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Control and Consultation Rights of the Controlling Class

The BioMed MIT Portfolio Co-Lender Agreement provides that the Controlling Class or any other party assigned the right to exercise the rights of the “Controlling Holder” under the BioMed MIT Portfolio Co-Lender Agreement will have certain control rights set forth in the BX 2025-LIFE TSA.

Pursuant to the BioMed MIT Portfolio Co-Lender Agreement, neither the BX 2025-LIFE trust nor the Controlling Class will have liability to the other Note Holders or any other person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to the BioMed MIT Portfolio Co-Lender Agreement or the BX 2025-LIFE TSA, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence.

The controlling noteholder under the BioMed MIT Portfolio Co-Lender Agreement (the “BioMed MIT Portfolio Directing Certificateholder”) will be entitled to advise (1) the BX 2025-LIFE Special Servicer with respect to all major decisions related to a “Specially Serviced Whole Loan” (as defined in the BX 2025-LIFE TSA) and (2) the BX 2025-LIFE Special Servicer with respect to all major decisions for which the BX 2025-LIFE Master Servicer must obtain the consent or deemed consent of the BX 2025-LIFE Special Servicer, and except as described below, (i) the BX 2025-LIFE Master Servicer will not be permitted to implement any major decisions unless it has obtained the prior consent of the BX 2025-LIFE Special Servicer and (ii) prior to a Control Event (as defined in the BX 2025-LIFE TSA), the BX 2025-LIFE Special Servicer will not be permitted to consent to the BX 2025-LIFE Master Servicer’s implementing any major decisions nor will the BX 2025-LIFE Special Servicer itself be permitted to implement any Major Decision as to which the BioMed MIT Portfolio Directing Certificateholder has objected in writing within 10 Business Days after receipt of a written report by the BX 2025-LIFE Special Servicer. The BioMed MIT Portfolio Directing Certificateholder may also direct the BX 2025-LIFE Special Servicer to take, or to refrain from taking, such other actions with respect to the BioMed MIT Portfolio Whole Loan as the BioMed MIT Portfolio Directing Certificateholder may deem advisable.

In the event that the BX 2025-LIFE Special Servicer or the BX 2025-LIFE Master Servicer (if the BX 2025-LIFE Master Servicer is otherwise authorized by the BX 2025-LIFE TSA to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of, or consultation with, the BioMed MIT Portfolio Directing Certificateholder is necessary to protect the interests of the Note Holders (as a collective whole) and the BX 2025-LIFE Special Servicer has made a reasonable effort to contact the BioMed MIT Portfolio Directing Certificateholder, the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as the case may be, may take any such action without waiting for the BioMed MIT Portfolio Directing Certificateholder’s response.

Consultation Rights of the Companion Loan Holders

Pursuant to the BioMed MIT Portfolio Co-Lender Agreement, the BX 2025-LIFE Special Servicer will be required (1) to provide to each BioMed MIT Portfolio Non-SASB Loan Holder (provided that the BX 2025-LIFE Special Servicer is not aware that none of such BioMed MIT Portfolio Non-SASB Loan Holder is a borrower affiliate) (i) notice, information and reports with respect to any major decisions (similar to such notice, information and report it would have been required to deliver to the BioMed MIT Portfolio Directing Certificateholder pursuant to the BX 2025-LIFE TSA) (for this purpose, without regard to whether such items are actually required to be provided to the BioMed MIT Portfolio Directing Certificateholder under the BX 2025-LIFE TSA due to the occurrence of a Control Termination Event) and (ii) a summary of the Asset Status Report relating to the BioMed MIT Portfolio Whole Loan (at the same time as it would have been required to deliver to the BioMed MIT Portfolio Directing Certificateholder pursuant to the BX 2025-LIFE TSA) (for this purpose, without regard to whether such items are actually required to be provided to the BioMed MIT Portfolio Directing Certificateholder under the BX 2025-LIFE TSA due to the occurrence of a Control Termination Event); and (2) to consult with each BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof) on a strictly non-binding basis with respect to any major decision or the implementation of any recommended actions in the summary of the Asset Status Report relating to the BioMed MIT Portfolio Whole Loan, and consider alternative actions recommended by the related BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof).

However, after the expiration of 10 Business Days from the delivery to a BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof) by the BX 2025-LIFE Special Servicer of written notice of a proposed action, together with copies of the notice, information and report required to be provided to such BioMed MIT Portfolio Non-SASB Loan Holder , the BX 2025-LIFE Special Servicer will no longer be

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obligated to consult with such BioMed MIT Portfolio Non-SASB Loan Holder (or its representative) whether or not such Companion Loan Holder (or its representative) has responded within such 10 Business Days (unless the BX 2025-LIFE Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-Business Day period will begin anew from the date of such proposal and delivery of all information relating thereto).

Despite the consultation rights of any BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof) set forth in the immediately preceding paragraph, the BX 2025-LIFE Master Servicer or BX 2025-LIFE Special Servicer, as applicable, may make any major decision or take any action set forth in the Asset Status Report before the expiration of the 10 Business Day period if the BX 2025-LIFE Master Servicer or BX 2025-LIFE Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Note Holders. In no event will the BX 2025-LIFE Master Servicer or BX 2025-LIFE Special Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any of the BioMed MIT Portfolio Non-SASB Loan Holder (or its representative).In addition, each BioMed MIT Portfolio Non-SASB Loan Holder will have the right to attend annual meetings (either by telephone or in person, in the discretion of the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable) with the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer at the offices of the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable, in which servicing issues related to the BioMed MIT Portfolio Whole Loan are discussed. However, each BioMed MIT Portfolio Non-SASB Loan Holder , at the request of the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable, will be required to execute a confidentiality agreement in form and substance satisfactory to such BioMed MIT Portfolio Non-SASB Loan Holder , the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable, and the BX 2025-LIFE trust.

Notwithstanding anything to the contrary stated in the BioMed MIT Portfolio Co-Lender Agreement, a BioMed MIT Portfolio Non-SASB Loan Holder will not be able to exercise (i) its consent rights with respect to a sale of the Specially Serviced Whole Loan, (ii) its consultation rights or (iii) its right to direct appointment of a replacement BX 2025-LIFE Special Servicer following a Special Servicer termination event if such BioMed MIT Portfolio Non-SASB Loan Holder is a borrower affiliate.

Special Servicer Appointment Rights

The BioMed MIT Portfolio Co-Lender Agreement provides that the BioMed MIT Portfolio Directing Certificateholder may, with or without cause, replace the BX 2025-LIFE Special Servicer and appoint a replacement special servicer at any time.

Any designation by the BioMed MIT Portfolio Directing Certificateholder of a person to serve as BX 2025-LIFE Special Servicer will be made by delivering to the Companion Note Holders, the BX 2025-LIFE Master Servicer, the then existing BX 2025-LIFE Special Servicer and other parties to the BX 2025-LIFE TSA written notice stating such designation and satisfying the other conditions to such replacement set forth in the BX 2025-LIFE TSA (including a Rating Agency Confirmation if required by the BX 2025-LIFE TSA). The BioMed MIT Portfolio Directing Certificateholder will be solely responsible for any expenses incurred in connection with any such replacement without cause.

If a BX 2025-LIFE Special Servicer termination event has occurred with respect to the BX 2025-LIFE Special Servicer that affects a BioMed MIT Portfolio Non-SASB Loan Holder, such BioMed MIT Portfolio Non-SASB Loan Holder will have the right to direct the BX 2025-LIFE Trustee to terminate the BX 2025-LIFE Special Servicer under the BX 2025-LIFE TSA. Any successor special servicer appointed to replace the BX 2025-LIFE Special Servicer that was terminated for cause at any BioMed MIT Portfolio Non-SASB Loan Holder’s direction cannot at any time be the person (or an Affiliate thereof) that was so terminated without the prior written consent of such BioMed MIT Portfolio Non-SASB Loan Holder. The applicable BioMed MIT Portfolio Non-SASB Loan Holder will be solely responsible for reimbursing the BX 2025-LIFE Trustee’s or the controlling Note Holder’s, as applicable, costs and expenses, if not paid within a reasonable time by the terminated special servicer and, in the case of the BX 2025-LIFE Trustee, that would otherwise be reimbursed to the BX 2025-LIFE Trustee from amounts on deposit in the Collection Account or a subaccount maintained for the benefit of the BioMed MIT Portfolio Non-SASB Loan Holder.

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Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL - Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in June 2025 and ending on the hypothetical Determination Date in July 2025. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Capital Real Estate Inc., Societe Generale Financial Corporation, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, German American Capital Corporation, Starwood Mortgage Capital LLC, DBR Investments Co. Limited, Deutsche Bank AG, New York Branch, Bank of America, National Association, Goldman Sachs Bank USA, LMF Commercial, LLC and JPMorgan Chase Bank, National Association are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Barclays Capital Real Estate Inc., Societe Generale Financial Corporation, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, German American Capital Corporation, Starwood Mortgage Capital LLC, Bank of America, National Association, Goldman Sachs Mortgage Company, LMF Commercial, LLC and JPMorgan Chase Bank, National Association on or about July 24, 2025 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

None of the mortgage loan sellers or any of their affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against any of the mortgage loan sellers for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by the related mortgage loan seller in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

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Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor, a mortgage loan seller and the retaining sponsor, is an affiliate of the depositor and Barclays Capital Inc., one of the underwriters and Barclays Bank PLC (as a “majority-owned affiliate” of Barclays), the expected initial Risk Retention Consultation Party and the expected holder of the Class VRR certificates. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on June 5, 2025, Barclays or its affiliates were the loan sellers in approximately 265 commercial mortgage-backed securitization transactions. Approximately $65.81 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

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The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022, 2023, 2024 and through April 18, 2025.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2025*	$ 4,031,194,693
2024	$ 5,885,080,762
2023	$ 2,463,932,012
2022	$ 5,482,697,941
2021	$ 7,251,700,536
2020	$ 3,078,111,026
2019	$ 4,982,776,203
2018	$ 3,916,450,689
2017	$ 4,970,804,850
2016	$ 3,035,842,410
2015	$ 5,275,015,201
2014	$ 3,227,137,803
2013	$ 2,794,488,744
2012	$ 1,919,346,250
*Through April 18, 2025

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, Barclays, and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;
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●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending

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situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are generally required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

In addition, Barclays may in some instances have reduced the term interest rate that Barclays would otherwise charge on a Barclays mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Barclays mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Barclays mortgage loan satisfied Barclays’ minimum debt service coverage ratio underwriting requirements for such Barclays mortgage loan.

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Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.
●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required
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to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.
●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Midland Loan Services, a Division of PNC Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Processes” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above.

In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on February 13, 2025 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. As of March 31, 2025, it has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga 1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

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Retained Interests in This Securitization

Neither Barclays nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Barclays Bank PLC (as a “majority-owned affiliate” of Barclays) is expected to retain the Class VRR certificates. In addition, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates (other than the Class VRR certificates) at any time. Barclays Bank PLC (as a “majority-owned affiliate” of Barclays) will be required to retain the Class VRR certificates for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

UBS AG New York Branch

General

UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG New York Branch is a branch of UBS AG and the branch’s executive offices are located at 11 Madison, 8th Floor, New York, New York 10010.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG New York Branch’s Securitization Program

UBS AG New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG New York Branch has previously securitized an aggregate of approximately $23,265,417,594 of multifamily and commercial mortgage loans. UBS AG New York Branch is a branch of UBS AG and its executive offices are located at 11 Madison, 8th Floor, New York, New York 10010.

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UBS AG New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG New York Branch into a commercial loan securitization sponsored by UBS AG New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus on Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements”.

Neither UBS AG New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG New York Branch Mortgage Loans

Overview. UBS AG New York Branch, in its capacity as the sponsor of the UBS AG New York Branch Mortgage Loans, has conducted a review of the UBS AG New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG New York Branch’s affiliates and certain third party consultants engaged by UBS AG New York Branch (the “UBS AG New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG New York Branch during the underwriting process. After origination of each UBS AG New York Branch Mortgage Loan, the UBS AG New York Branch Deal Team updated the information in the database with respect to the UBS AG New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG New York Branch Deal Team.

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A data tape (the “UBS AG New York Branch Data Tape”) containing detailed information regarding each UBS AG New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG New York Branch Data Tape was used by the UBS AG New York Branch Deal Team to provide the numerical information regarding the UBS AG New York Branch Mortgage Loans in this prospectus.

With respect to the Rentar Plaza Mortgage Loan (9.9%), which is part of a Whole Loan that was co-originated by DBR Investments Co. Limited and UBS AG New York Branch, and portions of which are being sold by German American Capital Corporation and UBS AG New York Branch, the German American Capital Corporation Data Tape was used to provide the numerical information regarding such Mortgage Loan in this prospectus.

Data Comparison and Recalculation. UBS AG New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG New York Branch, relating to information in this prospectus regarding the UBS AG New York Branch Mortgage Loans. These procedures included:

(i)              comparing the information in the UBS AG New York Branch Data Tape against various source documents provided by UBS AG New York Branch;

(ii)           comparing numerical information regarding the UBS AG New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG New York Branch Data Tape; and

(iii)        recalculating certain percentages, ratios and other formulae relating to the UBS AG New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG New York Branch Mortgage Loan reviewed UBS AG New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Origination counsel also assisted in the preparation of the UBS AG New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG New York Branch Mortgage Loan, UBS AG New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG New York Branch conducted a search with respect to each borrower under a UBS AG New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG New York Branch Mortgage Loan. If UBS AG New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG New York Branch Mortgage Loan, UBS AG New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

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The UBS AG New York Branch Deal Team also consulted with UBS AG New York Branch to confirm that the UBS AG New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG New York Branch determined that the disclosure regarding the UBS AG New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG New York Branch also determined that the UBS AG New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG New York Branch’s origination procedures and underwriting criteria. UBS AG New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG New York Branch to render any tax opinion required in connection with the substitution.

UBS AG New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG New York Branch must be approved by a loan committee which includes senior

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personnel from UBS AG New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

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Depending on the findings of the initial environmental assessment, UBS AG New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG New York Branch. Furthermore, UBS AG New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG New York Branch may vary from the specific UBS AG New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG New York Branch, UBS AG New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG New York Branch Mortgage Loans was originated with any material exceptions from UBS AG New York Branch’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG New York Branch most recently filed a Form ABS-15G on February 14, 2024. UBS AG New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including March 31, 2025, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG New York Branch as required by Rule 15Ga-1.

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Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG New York Branch	29	419,904,949.00	59.5%	1	30,000,000.00	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000.00	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG New York Branch	18	309,268,780.00	47.8%	1	55,000,000.00	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000.00	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C13	X	UBS AG New York Branch	20	336,586,045.00	47.1%	1	26,110,941.17	4.54%	0	—	0.0%	0	—	0.0%	1	26,110,941.17	4.54%	0	0	0.0%	0	__	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii)  which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.
4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.
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The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced.” In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.
7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.
8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

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Retained Interests in This Securitization

Neither UBS AG New York Branch nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG New York Branch or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG New York Branch” has been provided by UBS AG New York Branch.

German American Capital Corporation

General

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor, a mortgage loan seller and an originator in this securitization transaction. DBR Investments Co. Limited (“DBRI”) and Deutsche Bank AG, New York Branch (“DBNY”), each an affiliate of GACC, and GACC, originated or co-originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans, except with respect to the Mortgage Loans set forth under “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans” for which GACC is identified as a mortgage loan seller.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of (i) DBRI, an originator, (ii) Deutsche Bank Securities Inc., an underwriter and (iii) DBNY, an originator. The principal offices of GACC are located at 1 Columbus Circle, New York, New York 10019. It is expected that DBRI will be the holder of the companion loans (if any) for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” after the Closing Date in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. .. . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Neither GACC nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against GACC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by GACC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

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GACC’s Securitization Program

GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with GS Mortgage Securities Corporation II, J.P. Morgan Chase Commercial Mortgage Securities Corp. and Citigroup Commercial Mortgage Securities Inc, and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both ﬁxed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through March 31, 2025 is approximately $118.756 billion.

GACC or its affiliates have purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or its affiliates purchase loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and/or certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as the sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus.

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GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originators during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

With respect to BioMed MIT Portfolio Mortgage Loan (9.4%), which was co-originated by JPMCB, Citi Real Estate Funding Inc., GS Bank, DBNY and SGFC, portions of which are being sold by GACC, GSMC, JPMCB and SGFC, the JPMCB Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by the applicable DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

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GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by a DB Originator, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with the applicable DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originators’ Underwriting Guidelines and Processes

General. DBRI, DBNY and GACC are each an originator and are affiliated with one another and Deutsche Bank Securities Inc., one of the underwriters. DBNY, DBRI and GACC are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan), the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator’s underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

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Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, a DB Originator may in some instances have reduced the term interest rate that such DB Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such DB Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (a report dated within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the

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information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if a DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

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Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by a DB Originator. The typical required escrows for mortgage loans originated by a DB Originator are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased
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to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originators’ Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described

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above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to DB Originators’ Underwriting Guidelines

Disclosed above are the DB Originator’s general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DB Originator’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, a DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, the applicable DB Originator made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria.

The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above, except as described in “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 13, 2025. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including April 1, 2022 to and including March 31, 2025, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither GACC nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, GACC and/or its affiliates may acquire or own in the future certain classes of certificates issued by the issuing entity. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation (“JPMC”) whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter, and of the depositor. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2024, of JPMC, and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMC, as they become available, may be obtained without charge by each person to whom this prospectus is delivered at the SEC’s website at www.sec.gov. The 2024 annual report of JPMC is available on JPMC’s website at www.jpmorganchase.com. None of the documents that JPMC files with the SEC or any of the information on, or accessible through, either the SEC’s website or JPMC’s website, is part of, or incorporated by reference into, this prospectus.

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JPMCB’s Securitization Program

The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, manufactured housing community and multifamily properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2024, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $196 billion. Of that amount, approximately $150 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2024, JPMCB originated approximately $12 billion of commercial mortgage loans, of which approximately $5 billion were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

Pursuant to certain interim servicing arrangements between Midland Loan Services, a Division of PNC Bank, National Association (“Midland”) and JPMCB, a sponsor and a mortgage loan seller, or Midland and certain affiliates of JPMCB, Midland acts as primary servicer with respect to certain mortgage loans owned by JPMCB and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the JPMCB Mortgage Loans. There are currently no outstanding servicing advances made by Midland in regard to any JPMCB Mortgage Loan that is serviced by Midland prior to its inclusion in the trust fund.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and

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Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans it is selling to the depositor (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

With respect to the Marriott World Headquarters Mortgage Loan (9.4%), which was co-originated by JPMCB, BANA and Morgan Stanley Bank, N.A., portions of which are being sold by JPMCB and BANA, the BANA Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;
●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed

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JPMCB’s representations and warranties set forth on Annex E-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-1, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Standards and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Standards and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance

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with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Information” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine

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debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may also reflect prospective or hypothetical values on an “as-stabilized”, “as-complete,” “as-if-subdivided” and/or “hypothetical as-is” basis. The “as-stabilized,” “as-complete” or “as-if-subdivided” value may be based on certain assumptions, such as subdivision, future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more

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than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy;
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(ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

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Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Standards and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are JPMCB’s general underwriting guidelines with respect to the JPMCB Mortgage Loans. One or more JPMCB Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more JPMCB Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the JPMCB Mortgage Loans were originated with variances from the underwriting guidelines disclosed above.

Compliance with Rule 15Ga-1 under the Exchange Act

JPMCCMSC’s most recently filed Form ABS-15G that includes information related to JPMCB was filed with the SEC on February 7, 2025, which is the same date as JPMCB’s most recently filed Form ABS-15G for this asset class. The Central Index Key (or CIK) number for JPMCCMSC is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by JPMCB (or a predecessor), which activity occurred during the period from April 1, 2022 to March 31, 2025 (the “Rule 15Ga 1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH (CIK # 0001743796)		JPMorgan Chase Bank, National Association	1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH MZ		JPMorgan Chase Bank, National Association	1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2019-MFP		JPMorgan Chase Bank, National Association	1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	(1)
Total by Issuing Entity			1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00
FRESB 2018-SB50 Mortgage Trust		Basis Multifamily Capital, LLC	4	$11,500,046	2.3%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Capital One Multifamily Finance, LLC	49	$156,779,498	31.0%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		CBRE Capital Markets, Inc.	57	$138,218,839	27.4%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	2	$2,494,225	0.8%	(2)
		Greystone Servicing Corporation, Inc.	9	$34,746,480	6.9%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Hunt Mortgage Partners, LLC	16	$48,417,516	9.6%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		PennyMac Corp.	2	$5,473,341	1.1%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Pinnacle Bank	16	$41,659,124	8.2%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		RED Mortgage Capital, LLC	6	$20,777,248	4.1%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		The Community Preservation Corporation	21	$47,604,463	9.4%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			180	$505,176,555	100%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	2	$2,494,225	0.8%	(2)
Total by Asset Class			182	$1,413,676,555.00		3	$644,337,344		0	0.00		0	0.00		2	$644,337,344		0	0.00		0	$2,494,225	0.8%

(1)	On November 26, 2024, a new repurchase demand was made. The repurchase demand previously reported on the Form ABS-15G filed on August 13, 2024 remains in dispute.
(2)	The assets subject to each repurchase request were paid off in August 2022. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.

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Explanatory Note:

In connection with the preparation of this table, JPMCB undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which we are a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in our records regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any Repurchase obligations of the party or parties making those representations or warranties based on our records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to us. Our ability to Provide Reportable Information that is not already in our records is significantly dependent upon the cooperation of those other Demand Entities. Any applicable Reportable Information that is not contained herein is unknown and is not available to us without unreasonable effort or expense, because some Demand Entities are no longer in existence, some Demand Entities have not agreed to provide Reportable Information, some Demand Entities may not have provided complete Reportable Information, and some Demand Entities may be unable or unwilling to provide Reportable Information without unreasonable effort or expense (or without imposing unreasonable expense on us).

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Retained Interests in This Securitization

Neither JPMCB nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, JPMCB or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC” and, together with its subsidiaries, “Starwood”), is a sponsor, seller and originator of certain mortgage loans into the securitization described in this prospectus. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of SMC are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. SMC also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

Pursuant to interim custodial agreements between Computershare and SMC, Computershare acts as interim custodian with respect to all of the SMC Mortgage Loans (8.9%).

Starwood’s Securitization Program

This is the 145th commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $18.92 billion of commercial loans in its prior securitizations.

SMC originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self-storage and industrial properties located in North America. SMC’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, SMC may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures. In general, SMC does not hold the loans it originates until maturity.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of SMC or one or more of its affiliates (the “SMC Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the SMC Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental

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assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the SMC Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the SMC Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the SMC Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;
●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s asset summary report for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the SMC Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which SMC was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The SMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, SMC determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. SMC also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten (or acquired and reunderwritten) in accordance with SMC’s underwriting criteria, except as described below under “—Exceptions to SMC’s Disclosed Underwriting

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Guidelines”. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMC, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and reunderwritten) by SMC for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by SMC complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2 to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by SMC require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the net cash flow debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided,

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however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, Starwood may in some instances have reduced the term interest rate that Starwood would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied Starwood’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist additional pari passu or subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.
●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-21 entitled, “Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Starwood or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.
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●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures or is required to maintain the insurance and pay the premiums therefor directly to the insurance carrier.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
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●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.
●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Disclosed Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

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Except as described above in this “—Exceptions to SMC’s Disclosed Underwriting Guidelines” section, none of the SMC Mortgage Loans were originated with any material exceptions from the Starwood underwriting guidelines and procedures. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Trimont LLC. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on January 23, 2025. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. In addition, Starwood or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor and a mortgage loan seller in this transaction and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

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●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self-storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through December 31, 2024, Societe Generale Financial Corporation securitized 240 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $9.3 billion.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group

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work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case

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of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved

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environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined

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the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans, the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Societe Generale Financial Corporation Data Tape was used by the Societe Generale Financial Corporation Deal Team to provide the numerical information regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus, except with respect to the BioMed MIT Portfolio Mortgage Loan. With respect to BioMed MIT Portfolio Mortgage Loan (9.4%), which was co-originated by JPMCB, Citi Real Estate Funding Inc., GS Bank, DBNY and SGFC, portions of which are being sold by GSMC, JPMCB, GACC and SGFC, the JPMCB Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparisons and Recalculation. Societe Generale Financial Corporation engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;
●	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this

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prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage

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Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 13, 2025. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including March 31, 2025 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 13, 2025. SGNY’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including March 31, 2025, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans or portions thereof that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”). GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of the depositor, GS Bank, an originator, and Goldman Sachs & Co. LLC, an underwriter.

GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans” for additional information.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Mortgage Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage

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Capital, L.P., GS Bank and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2024, GSMC originated or acquired approximately 3,325 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $165.7 billion. As of December 31, 2024, GSMC had acted as a sponsor and mortgage loan seller on approximately 438 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $2.165 billion, $4.636 billion, $6.586 billion, $5.098 billion, $6.284 billion, $6.972 billion, $11.730 billion, $8.548 billion, $9.960 billion, $6.823 billion, $14.906 billion, $7.173 billion and $5.857 billion of commercial mortgage loans in public and private offerings in calendar years 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022 and 2023, respectively.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates or, in certain circumstances, are consultants engaged by or on behalf of GSMC (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

With respect to BioMed MIT Portfolio Mortgage Loan (9.4%), which was co-originated by JPMCB, Citi Real Estate Funding Inc., GS Bank, DBNY and SGFC, portions of which are being sold by GSMC, JPMCB, GACC and SGFC, the JPMCB Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus. With respect to the Washington Square Mortgage Loan (8.8%), which was co-originated by GACC, GS Bank, Bank of Montreal, JPMCB and Morgan Stanley Bank, N.A., portions of which are being sold by GSMC and GACC, the GACC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;
●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and
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●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five (5) largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Summaries of the Fifteen Largest Mortgage” on Annex A-3. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank, an originator, is affiliated with GSMC, one of the sponsors, and Goldman Sachs & Co. LLC, one of the underwriters. GS Bank is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The

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commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2024	$7.2 billion	$7.3 billion
2023	$4.2 billion	$3.8 billion
2022	$770 million	$1.8 billion
2021	$4.2 billion	$2.6 billion
2020	$2.7 billion	$3.7 billion
2019	$6.0 billion	$5.3 billion
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

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Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2024	$5.9 billion	$5.9 billion
2023	$2.1 billion	$2.1 billion
2022	$4.8 billion	$5.4 billion
2021	$9.5 billion	$12.4 billion
2020	$4.8 billion	$3.1 billion
2019	$6.4 billion	$4.7 billion
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

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After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future. In addition, a Goldman Originator may in some instances have reduced the term interest rate that such Goldman Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such Goldman Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that
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such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A-1.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

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The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating the GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

●	Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are
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conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.
●	Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.
●	Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, the Goldman Originator originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect the Goldman Originator as the payee. GSMC has in the past and may in the future deposit such promissory notes for which the Goldman Originator is named as payee with one or more securitization trusts, while the co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

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Servicing

Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

The GSMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on May 14, 2025. GSMC’s Central Index Key is 0001541502. With respect to the period from and including April 1, 2022 to and including March 31, 2025, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Name of Issuing Entity	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: Commercial Mortgage Backed Securities
GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38.0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, GSMC and/or its affiliates may acquire in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

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Bank of America, National Association

General

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America’s Securitization Program

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2021	2022	2023	2024	Q2 2025
Multifamily	$1,576,830,000	$232,015,000	$0	$650,293,491	$268,550,000
Office	2,238,206,667	591,310,000	789,100,001	2,779,200,000	2,423,480,400
Retail	529,055,000	859,459,375	1,056,100,000	883,685,000	1,413,550,000
Industrial	4,255,654,000	2,053,524,502	0	2,417,080,001	847,058,801
Manufactured Housing	197,260,000	70,735,000	19,000,000	79,715,000	21,022,500
Self Storage	303,825,400	762,467,500	24,150,000	672,673,000	21,563,000
Lodging	970,000,000	1,780,143,333	500,096,295	2,759,843,750	868,800,000
Mixed Use	139,610,000	0	23,750,000	383,800,000	8,960,000
Other	402,510,992	0	0	174,700,000	205,000,000
Total	$10,612,952,059	$6,349,654,710	$2,412,196,296	$10,800,990,242	$6,077,984,701

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview. Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by

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Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America Mortgage Loans (as defined below), see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;
●	existing mortgage verification;
●	credit references;
●	certified financial statements for mortgagor and borrower principals;
●	tenant/resident leases;
●	ground leases;
●	property operating statements;
●	real estate tax bills;
●	purchase contract (if applicable);
●	appraisal;
●	engineering report;
●	seismic report (if applicable);
●	environmental report;
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●	site plan;
●	certificate of occupancy;
●	evidence of zoning compliance;
●	insurance policies;
●	borrower structure/authority documents; and
●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America Mortgage Loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit,

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lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

In addition, Bank of America may in some instances have reduced the term interest rate that Bank of America would otherwise charge on a Bank of America Mortgage Loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Bank of America Mortgage Loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Bank of America Mortgage Loan satisfied Bank of America’s minimum debt service coverage ratio underwriting requirements for such Bank of America Mortgage Loan.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain
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circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.
●	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America Mortgage Loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-

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insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 in Annex D-1 and the exceptions, if any, thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America Mortgage Loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis
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for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.

●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.
●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Marriott World Headquarters Mortgage Loan (9.4%) is part of a Whole Loan that was co-originated by Bank of America in conjunction with Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association and was underwritten pursuant to Bank of America’s underwriting guidelines.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America mortgage loans were originated with (or, with respect to the Marriott World Headquarters Mortgage Loan (9.4%), originated in

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conjunction with one or more third parties) any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of each mortgage loan (each a “Bank of America Mortgage Loan”) that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America Mortgage Loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America Mortgage Loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America Mortgage Loans, including:

●	certain information from the related mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and search results obtained by Bank of America for each of the Bank of America Mortgage Loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. Bank of America engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;
●	comparing numerical information regarding the Bank of America Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and
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●	recalculating certain percentages, ratios and other formulas relating to the Bank of America Mortgage Loans disclosed in this prospectus.

With respect to the Marriott World Headquarters Mortgage Loan (9.4%), which is part of a Whole Loan that was co-originated by Bank of America, N.A., Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association, and portions of which are being sold by Bank of America, N.A. and JPMorgan Chase Bank, National Association, the Bank of America Data File was used to provide the numerical information regarding such Mortgage Loan in this prospectus.

Legal Review. For each Bank of America Mortgage Loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America Mortgage Loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America Mortgage Loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America Mortgage Loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America Mortgage Loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America Mortgage Loans included in the ten (10) largest mortgage loans or (if applicable) groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America Mortgage Loans included in the next five (5) largest mortgage loans or (if applicable) groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America Mortgage Loans in this prospectus is accurate in all material

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respects. Bank of America also found and concluded with reasonable assurance that the Bank of America Mortgage Loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America Mortgage Loan that it elects to substitute for a Bank of America Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Bank of America Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the Bank of America Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing April 1, 2022 and ending March 31, 2025 (the “Bank of America Reporting Period”), the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the quarterly period from January 1, 2025 through March 31, 2025 was set forth in a Form ABS-15G filed by Bank of America on May 9, 2025. The Central Index Key Number of Bank of America is 0001102113.

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Repurchases and Replacements
Asset Class: Commercial Mortgages(1)

Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute(5)			Demand Withdrawn(6)			Demand Rejected(7)
			#	$	%	#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bridger Commercial Funding LLC	55	0	0	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bank of America, N.A.	55	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	15,906,981.76	100.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	0	0	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	PNC Bank, National Association	52	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	Bank of America, N.A.	20	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
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Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute(5)			Demand Withdrawn(6)			Demand Rejected(7)
			#	$	%	#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	20,140,464.51	100.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	CIBC Inc.	16	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Hudson’s Bay Simon JV Trust Commercial Mortgage Pass-Through Certificates 2015-HBFL(9)		JPMorgan Chase Bank, N.A. (52.63%), Bank of America, N.A. (23.68%), Column Financial, Inc. (23.68%), asset co-originated	1	592,986,077.00	0.40	0	0	0	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Commercial Mortgages Total			514	629,033,523.27		1	0	0	0	0		0	0		4	0		0	0		0	0

(1)	Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(2)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.
(3)	Reflects assets subject to new demands to repurchase or replace that were received during the Bank of America Reporting Period. Activity appearing in the other applicable columns of this table (“Assets That Were Repurchased or Replaced”, “Assets Pending Repurchase or Replacement (within cure period)”, “Demand in Dispute”, “Demand Withdrawn” and “Demand Rejected”) may relate to demands received during or prior to the Bank of America Reporting Period. If an asset was subject to a new demand and additional activity during the Bank of America Reporting Period, information regarding the asset will appear in this column and the other applicable column in this table.
(4)	Reflects assets that were repurchased or replaced during the Bank of America Reporting Period.
(5)	Includes assets for which any of the following situations apply as of the end of the Bank of America Reporting Period:
a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by the end of the Bank of America Reporting Period;
b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or
c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the Bank of America Reporting Period.

(6)	Includes assets for which the party demanding the repurchase or replacement of such asset agreed during the Bank of America Reporting Period to rescind its demand.
(7)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Bank of America Reporting Period.
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(8)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and June 30, 2022, or (b) for any asset no longer part of the pool assets at the end of the Bank of America Reporting Period, as zero.
(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial Bank of America Reporting Period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on May 9, 2025. The Central Index Key Number of Bank of America is 0001102113.
(10)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial Bank of America Reporting Period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on May 7, 2025. The Central Index Key Number of BAMLCM is 0001005007.

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Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Bank of America or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Bank of America, National Association” has been provided by Bank of America.

LMF Commercial, LLC

General

LMF Commercial, LLC, a Delaware limited liability company formed in April 2013 (“LMF”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of LMF are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

LMF is a sponsor, a mortgage loan seller and an originator. An affiliate of Barclays has provided warehouse financing to LMF for certain Mortgage Loans originated by LMF that are being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $22,050,000. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the LMF Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In addition, Computershare Trust Company, National Association is the interim custodian with respect to the loan files for all of the LMF Mortgage Loans.

LMF’s Securitization Program

As a sponsor and mortgage loan seller, LMF originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by LMF (the “LMF Mortgage Loans”) were originated, co-originated or acquired from an unaffiliated third party by LMF. This is the 118th commercial real estate debt investment securitization to which LMF is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by LMF may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. LMF securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion, $1.32 billion, $1.54 billion, $687 million, $811 million, $716 million, $431 million and $542 million of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022, 2023 and 2024, respectively.

Neither LMF nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against LMF for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by LMF in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

LMF’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by LMF was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts

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and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, LMF performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of LMF. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of LMF and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, LMF typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. LMF typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, LMF will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to
●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.
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However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, LMF may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by LMF, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, LMF may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. LMF also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to
●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by LMF, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, LMF may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, LMF will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that LMF or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

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Assessments of Property Condition. As part of the origination and underwriting process, LMF will analyze the condition of the real property for a prospective asset. To aid in that analysis, LMF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. LMF will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. LMF requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, LMF may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, LMF may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. LMF generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. LMF will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, LMF uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, LMF generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, LMF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, LMF will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, LMF may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in LMF’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to

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enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by LMF to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, LMF may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. LMF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, LMF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, LMF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and LMF’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, LMF may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, LMF’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time LMF or its affiliates originated or acquired certain assets. In addition, in some cases, LMF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—LMF’s Underwriting Standards and Loan Analysis” above, one or more of the LMF Mortgage Loans may vary from, or not comply with, LMF’s underwriting policies and guidelines described above. In addition, in the case of one or more of the LMF Mortgage Loans, LMF or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the LMF Mortgage Loans were originated with any material exceptions to LMF’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which LMF is the Sponsor

Overview. LMF has conducted a review of each of the LMF Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of LMF or one or more of its affiliates (the “LMF Review Team”). The review procedures described below were employed with respect to the LMF Mortgage Loans. No sampling procedures were used in the review process. LMF is the mortgage loan seller with respect to three (3) Mortgage Loans. Set forth below is a discussion of certain current general guidelines of LMF generally applicable with respect to LMF’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by LMF. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by LMF.

Database. To prepare for securitization, members of the LMF Review Team reviewed a database of loan-level and property-level information relating to the LMF Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LMF Review Team during the underwriting process. Prior to securitization of the LMF Mortgage Loans, the LMF Review Team may have updated the information in the database with respect to the LMF Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating

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statements, rent rolls and leasing activity, and information otherwise brought to the attention of the LMF Review Team, to the extent such updates were provided to, and deemed material by, the LMF Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the LMF Mortgage Loans. A data tape (the “LMF Data Tape”) containing detailed information regarding the LMF Mortgage Loans was created from the information in the database referred to above. The LMF Data Tape was used to provide the numerical information regarding the LMF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. LMF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by LMF and relating to information in this prospectus regarding the LMF Mortgage Loans. These procedures included:

●	comparing the information in the LMF Data Tape against various source documents provided by LMF;
●	comparing numerical information regarding the LMF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the LMF Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the LMF Mortgage Loans disclosed in this prospectus.

Legal Review. LMF engaged legal counsel to conduct certain legal reviews of the LMF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, LMF’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. LMF’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LMF Mortgage Loans. Such assistance included, among other things, (i) a review of certain of LMF’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the LMF Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the LMF Review Team of, a due diligence questionnaire relating to the LMF Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the LMF Mortgage Loans.

Other Review Procedures. The LMF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each LMF Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—LMF’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, LMF determined that the disclosure regarding the LMF Mortgage Loans in this prospectus is accurate in all material respects. LMF also determined that the LMF Mortgage Loans were not originated with any material exceptions from LMF’s underwriting guidelines and procedures, except as described above under “—LMF’s Underwriting Standards and Loan Analysis—Exceptions” above. LMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. LMF will perform a review of any LMF Mortgage Loan that it elects to substitute for a LMF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. LMF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). LMF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by LMF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the

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Exchange Act. Legal counsel will also be engaged by LMF to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

LMF most recently filed a Form ABS-15G on February 3, 2025. LMF’s Central Index Key number is 0001592182. With respect to the period from and including April 1, 2022 to and including March 31, 2025, LMF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LMF nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LMF or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—LMF Commercial, LLC” has been provided by LMF.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an underwriter, and a direct wholly-owned subsidiary of Barclays Capital Real Estate Inc., a sponsor, mortgage loan seller and originator, which is an indirect wholly-owned subsidiary of Barclays Bank PLC, a public limited company registered in England and Wales, the expected holder of the Class VRR certificates (as a “majority-owned affiliate” of Barclays) and the expected initial Risk Retention Consultation Party. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

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The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2025-C35 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Master Servicer”, “—The Special Servicer”, “—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the mortgage loan seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P Global Ratings (“S&P”), Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. (“Morningstar DBRS”) and Kroll Bond Rating Agency, LLC. Midland has received rankings as

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a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch, and Morningstar DBRS. For each category, S&P ranks Midland as “Strong”. Morningstar DBRS ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed.

Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. While Midland recently commenced a work from home strategy for certain personnel, Midland’s policies, operating procedures and business continuity plan contemplate and provide the mechanism for any Midland personnel currently working in the office to transition to work from home as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

In accordance with the PSA, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the PSA, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
●	administering certain aspects relating to reserve account disbursement requests;
●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
●	processing loan and bring current statements and updating receivables;
●	per Midland’s requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
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●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland’s asset managers’ processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the PSA. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the PSA and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CRE Servicing Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CRE Servicing Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CRE Servicing Insight®.

As of March 31, 2025, Midland was master and primary servicing approximately 19,713 commercial and multifamily mortgage loans with a principal balance of approximately $448 billion. The collateral for such loans may be located in all 50 states, the District of Columbia, Puerto Rico, Guam, US Virgin Islands and Canada. Approximately 14,004 of such loans, with a total principal balance of approximately $354 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2022 to 2024.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2022	2023	2024
CMBS	$328	$336	$347
Other	$315	$244	$173
Total	$642	$580	$521

As of March 31, 2025, Midland was named the special servicer in approximately 296 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of

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approximately $105 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 165 assets with an outstanding principal balance of approximately $4.3 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2022 to 2024.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2022	2023	2024
Total	$162	$119	$118

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than Midland.

Midland may enter into one or more arrangements with a Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the Pooling and Servicing Agreement and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

Pursuant to certain interim servicing agreements between Barclays Capital Real Estate Inc., a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Barclays Capital Real Estate Inc. or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Barclays Mortgage Loans.

Pursuant to certain interim servicing agreements between German American Capital Corporation, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain German American Capital Corporation or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GACC Mortgage Loans.

Pursuant to certain interim servicing agreements between Societe Generale Financial Corporation, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Societe Generale Financial Corporation or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Societe Generale Financial Corporation Mortgage Loans.

Pursuant to certain interim servicing agreements between UBS AG, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain UBS AG or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the UBS AG Mortgage Loans.

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Pursuant to certain interim servicing agreements between Goldman Sachs Mortgage Company, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Goldman Sachs Mortgage Company or one of its affiliates’ mortgage loans.

Pursuant to certain interim servicing agreements between JPMorgan Chase Bank, National Association, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain JPMorgan Chase Bank, National Association or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the JPMCB Mortgage Loans.

Midland is also: (i) the master servicer under the BMO 2025-C11 pooling and servicing agreement pursuant to which the 340 Mt Kemble Whole Loan is being serviced and (ii) in connection with the BANK 2025-BNK50 pooling and servicing agreement, pursuant to a primary servicing agreement between Midland as primary servicer and the BNK50 master servicer, Midland is the primary servicer of (A) the Adini Portfolio Whole Loan and (B) the Coastal Equities Portfolio Whole Loan (until the securitization of the controlling pari passu companion loan).

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus (A) with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) (i) if no primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.00125% or (ii) if a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.000625% plus any such primary servicing fee rate or subservicing fee rate payable to a party other than Midland; or (B) with respect to any Non-Serviced Mortgage Loan, 0.000625%, but which may be reduced under certain circumstances as provided in the PSA.

The foregoing information regarding Midland under this section titled “—The Master Servicer” has been provided by Midland. None of the depositor, the underwriters, the special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of any material affiliations, relationships and related transactions between Midland, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The master servicer will have various duties under the PSA. Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Midland, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and

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certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The BANK 2025-BNK50 Primary Servicing Agreement

As part of the BANK 2025-BNK50 transaction, Midland acquired the right to be appointed as the primary servicer of certain mortgage loans and any related serviced companion loans included in the BANK 2025-BNK50 transaction including the Coastal Equities Portfolio Whole Loan (prior to the Servicing Shift Date) and the Adini Portfolio Whole Loan pursuant to a Non-Serviced Primary Servicing Agreement (the “Midland Primary Servicing Agreement”) between Trimont LLC, as Non-Serviced Master Servicer (the “BNK50 Master Servicer”), and Midland, as Non-Serviced Primary Servicer (“Midland”), dated as of June 1, 2025. The primary servicing of the Coastal Equities Portfolio Whole Loan (prior to the Servicing Shift Date) and the Adini Portfolio Whole Loan (collectively, the “Midland Primary Serviced Mortgage Loans”) will be governed by such Midland Primary Servicing Agreement and the pooling and servicing agreement related to BANK 2025-BNK50 (the “BANK 2025-BNK50 Non-Serviced PSA”).

The primary servicing of the Midland Primary Serviced Mortgage Loans is governed by the Midland Primary Servicing Agreement. The following summary describes certain provisions of the Midland Primary Servicing Agreement relating to the primary servicing and administration of the Midland Primary Serviced Mortgage Loans. Any reference to Mortgage Loans (or related defined terms) in this section is intended to only apply to the Midland Primary Serviced Mortgage Loans.

Pursuant to the Midland Primary Servicing Agreement, Midland, as primary servicer, on behalf of the BNK50 Master Servicer, is responsible for certain of the obligations of the BNK50 Master Servicer with respect to the Midland Primary Serviced Mortgage Loans, including, but not limited to: collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the BANK 2025-BNK50 Non-Serviced PSA) to hold such collections; remitting to the BNK50 Master Servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments, funds allocated for payment to any related Serviced Companion Loan Holder, and payments in the nature of additional servicing compensation due to Midland, as primary servicer; collecting borrower reports, budgets, operating statements, income statements, and rent rolls; preparing reports (including, but not limited to, collection reports, monthly remittance reports, and various CREFC® reports) and performing annual inspections of the related Mortgaged Property; promptly notifying the BNK50 Master Servicer of any defaults under the Midland Primary Serviced Mortgage Loans, collection issues or customer issues; provided that Midland will not take any action with respect to enforcing such loans without the prior written approval of the BNK50 Master Servicer; monitoring borrower insurance obligations on such loans and obtaining such property level insurance when the borrower fails to maintain such insurance; maintaining an appropriate fidelity bond and errors and omissions insurance (or self-insurance). Midland will be responsible for performing the primary servicing of the Midland Primary Serviced Mortgage Loans in a manner consistent with the Servicing Standard under the BANK 2025-BNK50 Non-Serviced PSA.

Midland may hold certain original letters of credit on behalf of the BNK50 Master Servicer and certain other relevant parties, but will not hold any other portion of a Mortgage File; provided that from time to time, Midland may temporarily have possession of certain other documents in the Mortgage File in connection with certain servicing duties. Additionally, Midland will be responsible for maintaining the servicing file (or any portion thereof) and releasing files in accordance with the BANK 2025-Non-Serviced PSA and the Midland Primary Servicing Agreement. Any portion of the servicing file or the Mortgage File in Midland’s possession will be required to be held by Midland, on behalf of the BNK50 Master Servicer for the benefit of certain other relevant parties and will be identified in accordance with Midland’s customary procedures by assigning a loan number that will reflect the ownership of the related Mortgage Loan by the related trustee.

Midland will have no obligation to make, or be permitted to make, any principal and interest advance or any servicing advances except as described in the following sentence. With respect to any servicing advance required to be made on an urgent or emergency basis such that Midland is unable to provide the

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BNK50 Master Servicer with sufficient notice to enable the BNK50 Master Servicer to make such servicing advance, Midland may, in Midland’s sole discretion, make such servicing advance with prior notice to the BNK50 Master Servicer if reasonably practicable and the BNK50 Master Servicer will be required to reimburse Midland for such servicing advance and interest thereon within 5 Business Days of receipt of written request therefor.

Midland will not communicate directly with any Rating Agency regarding the Midland Primary Serviced Mortgage Loans or the Midland Primary Servicing Agreement except in limited circumstances set forth in the Midland Primary Servicing Agreement.

For so long as Midland is not the BNK50 special servicer under the BANK 2025-BNK50 Non-Serviced PSA, Midland may not take any action with respect to any major decision or certain other actions as set forth in the Midland Primary Servicing Agreement unless Midland has confirmed with the BNK50 Master Servicer that the BNK50 Master Servicer is either obligated to process or that the BNK50 Master Servicer and the BNK50 special servicer have mutually agreed that the BNK50 Master Servicer will process such request pursuant to the BANK 2025-BNK50 Non-Serviced PSA. Following such confirmation, Midland may not permit or consent to any major decision or take any other action requiring the approval of the BNK50 Master Servicer under the Midland Primary Servicing Agreement without the prior written approval of the BNK50 Master Servicer. Such consent will be subject to the consent of the BNK50 special servicer to the extent set forth in the BANK 2025-BNK50 Non-Serviced PSA.

During any such time that Midland is acting as the BNK50 special servicer under the BANK 2025-BNK50 Non-Serviced PSA (if Midland were to be appointed as a successor to the BNK50 special servicer), and subject to the following paragraph, if pursuant to the BANK 2025-BNK50 Non-Serviced PSA the BNK50 Master Servicer is responsible for processing any major decision or certain other actions as set forth in the Midland Primary Servicing Agreement, then Midland will be required to perform the obligations of the BNK50 Master Servicer with respect to such transaction (including dealing directly with, and obtaining the consent of, the BNK50 special servicer on matters for which the BANK 2025-BNK50 Non-Serviced PSA requires the BNK50 Master Servicer to deal with, or obtain the consent of, the BNK50 special servicer) without the approval of the BNK50 Master Servicer, but subject to all requirements and restrictions set forth in the relevant provisions of the BANK 2025-BNK50 Non-Serviced PSA and the paragraph below; provided, however, that the Midland will be required to copy the BNK50 Master Servicer on all correspondence to the BNK50 special servicer and the related mortgagor regarding such matters and Midland will be required to prepare any package and analysis necessary to obtain any required Rating Agency Confirmation and forward such package to the BNK50 Master Servicer. Midland will process and close any defeasance and obtain any required consent of the BNK50 Master Servicer to such defeasance. Notwithstanding the foregoing, with respect to any assumption, transfer, defeasance, or certain other actions as set forth in the Midland Primary Servicing Agreement for which the BANK 2025-BNK50 Non-Serviced PSA does not require the BNK50 Master Servicer to obtain the consent or approval of the BNK50 special servicer, Midland will not be permitted to consent to any such action without the prior written consent of the BNK50 Master Servicer. With respect to any such proposed action requiring the consent of the BNK50 Master Servicer (and not the consent of the BNK50 special servicer, if Midland is acting in such capacity), Midland will be required to perform and forward to the BNK50 Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the BNK50 Master Servicer and, if the BNK50 Master Servicer consents to any such modification, extension, waiver, consent or other action, Midland will close such transaction or grant such consent. Midland will not be permitted to permit any principal prepayment or defeasance with respect to the Midland Primary Serviced Mortgage Loans without the written consent of the BNK50 Master Servicer.

With respect to any matter described in the prior two paragraphs, the BNK50 Master Servicer (not Midland) will deal with the 17g-5 Information Provider and the related Rating Agencies to the extent required by the BANK 2025-BNK50 Non-Serviced PSA with respect to such matters. Additionally, consistent with the requirements described in the prior two paragraphs, Midland will process and close any defeasance subject to the written consent of the BNK50 Master Servicer.

In the event that Midland, in the good faith and reasonable judgment of the BNK50 Master Servicer, violates the servicing standard or otherwise commits a “Servicer Termination Event” under the BANK

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2025-BNK50 Non-Serviced PSA in connection with the granting or withholding of any approval as described in the prior paragraph, Midland thereafter will no longer be permitted to exercise the approval rights described in the prior paragraph and will thereafter be required to seek the approval of the BNK50 Master Servicer. Midland, in processing each of these transactions, will be required to apprise the BNK50 Master Servicer of its actions from time to time, to the extent and as further set forth in the Midland Primary Servicing Agreement. Midland will also be required to provide all reasonable cooperation to the BNK50 Master Servicer in connection with the BNK50 Master Servicer’s duties under the BANK 2025-BNK50 Non-Serviced PSA to oversee Midland as a sub-servicer.

Midland will also timely provide such certifications, reports and registered public accountant attestations required by the Midland Primary Servicing Agreement or by the BNK50 Master Servicer to permit it to comply with the BANK 2025-BNK50 Non-Serviced PSA and the depositor to comply with its Exchange Act reporting obligations.

With respect to all servicing responsibilities of the BNK50 Master Servicer under the BANK 2025-BNK50 Non-Serviced PSA which are not being performed by Midland under the Midland Primary Servicing Agreement, Midland will be required to reasonably cooperate with the BNK50 Master Servicer to facilitate the timely performance of such servicing responsibilities.

As compensation for its activities under the Midland Primary Servicing Agreement, Midland will be paid a primary servicing fee with respect to the Midland Primary Serviced Mortgage Loans only to the extent that the BNK50 Master Servicer receives the servicing fee with respect to such Midland Primary Serviced Mortgage Loans under the BANK 2025-BNK50 Non-Serviced PSA. Midland will be entitled to certain additional servicing compensation as further set forth in the Midland Primary Servicing Agreement with respect to the Midland Primary Serviced Mortgage Loans, including, but not limited to, a portion of modification fees, assumption fees and defeasance fees, but only from amounts to which the BNK50 Master Servicer is entitled under the BANK 2025-BNK50 Non-Serviced PSA.

Neither Midland nor any partners, directors, officers, shareholders, members, managers, employees or agents of Midland (the “Midland Parties”) will be under any liability to the BNK50 Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Midland Primary Servicing Agreement, or for errors in judgment. However, this will not protect the Midland Parties against any breach of warranties or representations made in the Midland Primary Servicing Agreement, or against any liability that would otherwise be imposed on Midland by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the Midland Primary Servicing Agreement for a breach of the servicing standard) in the performance of its duties under the Midland Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the Midland Primary Servicing Agreement. The Midland Parties will be indemnified by the BNK50 Master Servicer against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) (collectively, the “Losses”) incurred by Midland in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the Midland Primary Servicing Agreement, the Midland Primary Serviced Mortgage Loans or the related securities resulting from the BNK50 Master Servicer’s willful misconduct, bad faith, fraud, or negligence in the performance of duties under the Midland Primary Servicing Agreement or negligent disregard of its obligations under the Midland Primary Servicing Agreement or by reason of breach of any representations or warranties made by the BNK50 Master Servicer. The Midland Parties will be indemnified by the trust, to the extent provided in the BANK 2025-BNK50 Non-Serviced PSA, against any Losses incurred by Midland in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the Midland Primary Servicing Agreement, the Midland Primary Serviced Mortgage Loans or related securities, other than any Losses (i) that are specifically required to be borne by Midland without right of reimbursement pursuant to the terms of the Midland Primary Servicing Agreement, (ii) that are incurred in connection with any breach of representation or warranty made by Midland in the Midland Primary Servicing Agreement, (iii) that are incurred by reason of by reason of willful misconduct, bad faith, or negligence of Midland in the

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performance of its obligations or duties under the Midland Primary Servicing Agreement or negligent disregard of obligations and duties under the Midland Primary Servicing Agreement; provided, however, that the indemnification described in this sentence will be limited to the amount of indemnification received by the BNK50 Master Servicer under the BANK 2025-BNK50 Non-Serviced PSA as a result of pursuing the Trust on behalf of Midland for such indemnification.

Midland will indemnify and hold harmless the BNK50 Master Servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any Losses incurred by the BNK50 Master Servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Midland Primary Servicing Agreement, the BANK 2025-BNK50 Non-Serviced PSA or related securities by reason of (1) any breach by Midland of a representation or warranty made by Midland in the Midland Primary Servicing Agreement or (2) any willful misconduct, bad faith, or negligence by Midland in the performance of its obligations or duties under the Midland Primary Servicing Agreement or under the BANK 2025-BNK50 Non-Serviced PSA or by reason of negligent disregard of such obligations and duties.

The Midland Primary Servicing Agreement may be terminated with respect to a particular Midland Serviced Mortgage Loan or in certain cases the entire Midland Primary Servicing Agreement only if any of the following occurs:

●	the BNK50 Master Servicer (or the depositor to the extent the depositor has the right to terminate Midland under the BANK 2025-BNK50 Non-Serviced PSA) elects to terminate Midland following an event of default under the Midland Primary Servicing Agreement;
●	upon resignation by Midland in accordance with the terms of the Midland Primary Servicing Agreement;
●	at the option of the purchaser of any Midland Primary Serviced Mortgage Loans pursuant to the terms of the BANK 2025-BNK50 Non-Serviced PSA; provided that any such termination pursuant to this clause will only be effective with respect to the purchased Midland Primary Serviced Mortgage Loans and not with respect to the entire agreement;
●	Midland becomes an “affiliate of” a Third Party Purchaser, as defined in 12 C.F.R. 43.2 of the Credit Risk Retention Rules, and Midland is a servicer as contemplated by Item 1108(a)(2) of Regulation AB;
●	upon the later of the final payment or other liquidation of the last Midland Primary Serviced Mortgage Loans and disposition of all REO Property and remittance of all funds thereunder;
●	solely with respect to any servicing shift whole loan, upon the related servicing shift securitization date;
●	upon termination of the BANK 2025-BNK50 Non-Serviced PSA; or
●	by mutual consent of Midland and the BNK50 Master Servicer in writing.

Notwithstanding the foregoing, upon any termination of Midland, Midland will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will remain entitled to all surviving indemnification rights. In such event, Midland is required to cooperate fully with the BNK50 Master Servicer to transition primary servicing of the Midland Primary Serviced Mortgage Loans to the BNK50 Master Servicer or its designee.

None of the depositor, the underwriters, the special servicer, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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The Special Servicer

CWCapital Asset Management LLC, a Delaware limited liability company (“CWCAM”), will be appointed as the special servicer, and in such capacity, CWCAM will be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and REO Properties pursuant to the Pooling and Servicing Agreement. CWCAM maintains a servicing office at 900 19th Street NW, 8th Floor, Washington, D.C. 20006.

CWCAM and its affiliates are involved in the management, investment management and disposition of commercial real estate assets, which may include:

●	special servicing of commercial and multifamily real estate loans;
●	commercial real estate property management and risk management and insurance services;
●	commercial mortgage and commercial real estate brokerage services;
●	commercial mortgage note and commercial real estate sale and disposition services; and
●	investing in, managing, surveilling and acting as special servicer for commercial real estate assets including investment grade, non-investment grade and unrated securities issued pursuant to CRE, CMBS and CDO transactions.

CWCAM was organized in June 2005 and has acted as special servicer for commercial and multifamily loans and other servicing transactions since 2005. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own, manage and sell assets similar in type to the assets of the issuing entity. Accordingly, the assets of CWCAM and its affiliates may, depending on the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth. On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

As of December 31, 2022, CWCAM acted as special servicer with respect to 312 domestic CMBS pools containing approximately 10,865 loans secured by properties throughout the United States with a then current unpaid balance of $214.0 Billion. As of December 31, 2023, CWCAM acted as special servicer with respect to 332 domestic CMBS pools containing approximately 10,778 loans secured by properties throughout the United States with a then current unpaid balance of $217 Billion. As of December 31, 2024, CWCAM acted as special servicer with respect to 336 domestic CMBS pools containing approximately 10,183 loans secured by properties throughout the United States with a then current unpaid balance of $211 Billion. As of March 31, 2025, CWCAM acted as special servicer with respect to 339 domestic CMBS pools containing approximately 10,070 loans secured by properties throughout the United States with a then current unpaid balance of $213 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans.

CWCAM has one primary office (Washington, D.C.) and provides special servicing activities for investments in various markets throughout the United States. As of March 31, 2025, CWCAM had 57 employees responsible for the special servicing of commercial real estate assets. As of March 31, 2025, within the CMBS pools described in the preceding paragraph, 137 assets were actually in special servicing. The assets owned, serviced or managed by CWCAM and its affiliates may, depending on the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower.

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Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls. CWCAM reviews, updates and/or creates its policies and procedures throughout the year as needed to reflect any changing business practices, regulatory demands or general business practice refinements and incorporates such changes into its manual. Refinements within the prior three years include but are not limited to the improvement of controls and procedures implemented for property cash flow, wiring instructions and the expansion of unannounced property and employee audits.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

From time to time, CWCAM is a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Other than as set forth in the following paragraphs, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that are material to the certificateholders.

On December 1, 2017, a complaint against CWCAM and others was filed in the United States District Court for the Southern District of New York styled as CWCapital Cobalt Vr Ltd. v. CWCapital Investments LLC, et al., No. 17-cv-9463 (the “Original Complaint”). The gravamen of the Original  Complaint alleged breaches of a contract and fiduciary duties by CWCAM’s affiliate, CWCapital Investments LLC in its capacity as collateral manager for the collateralized debt obligation transaction involving CWCapital Cobalt Vr, Ltd. In total, there are 14 counts pled in the Original Complaint. Of those 14, 5 claims were asserted against CWCAM for aiding and abetting breach of fiduciary duty, conversion and unjust enrichment. On May 23, 2018, the Original Complaint was dismissed for lack of subject matter jurisdiction.   On June 28, 2018, CWCapital Cobalt Vr Ltd. filed a substantially similar complaint in the Supreme Court of the State of New York, County of New York styled as CWCapital Cobalt Vr Ltd. v. CWCapital Investments LLC, et al., Index No. 653277/2018 (the “New Complaint”).  The gravamen of the New Complaint is the same as the previous complaint filed in the United State District Court for the Southern District of New York.  In total there are 16 counts pled in the New Complaint. Of those 16 counts, 5 claims were asserted against CWCAM for aiding and abetting breach of fiduciary duty, conversion and unjust enrichment, 1 count seeks a declaratory judgement that the plaintiff has the right to enforce the contracts in question and 1 count seeks an injunction requiring the defendants to recognize the plaintiff as the directing holder for the trusts in question. On January 11, 2019, the plaintiff dismissed with prejudice the declaratory judgment and injunction counts. The New Complaint and related summons was not served on the defendants until July 13, 2018 and July 16, 2018. The plaintiff’s motion for a preliminary injunction was denied by the court on July 31, 2018. On August 3, 2018, the defendants, including CWCAM, filed a motion to dismiss the New Complaint in its entirety. On August 20, 2019, the court entered an order granting defendants’ motion almost in its entirety, dismissing 11 of the 16 counts and partially dismissing 2 additional counts. Of the remaining counts, 2 are asserted against CWCAM for aiding and abetting breach of fiduciary duty and unjust enrichment. On September 19, 2019, CWCapital Cobalt Vr Ltd. filed a notice of appeal relating to the August 20, 2019 dismissal order and on September 26, 2019, filed an amended complaint against CWCI and CWCAM attempting to address deficiencies relating to certain of the claims dismissed by the August, 20, 2019 order. CWCI and CWCAM filed its Motion to Dismiss the amended complaint on October 28, 2019. The court heard argument on the Motion to Dismiss the amended complaint on January 22, 2020 and on October 23, 2020, the court granted the motion dismissing the amended claims. On November 30, 2020, CWCapital Cobalt Vr Ltd filed a notice

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of appeal relating to the October 23, 2020 dismissal order. On April 27, 2021, the First Department affirmed the dismissal as to claims against CWCAM that were part of the August 20, 2019 dismissal, but reversed the dismissal of two counts for breach of the Collateral Management Agreement against CWCI. CWCI sought leave to file an appeal of the decision. The plaintiff also sought leave to appeal the dismissal of the claims against CWCAM. Both requests for leave were denied by the First Department. On May 15, 2020, CWCI and CWCAM filed a motion to renew its motion to dismiss as to 4 of the remaining counts (including the remaining two counts against CWCAM for aiding and abetting breach of fiduciary duty and unjust enrichment), based on a decision entered by Judge Failla in a trust instruction proceeding in the US District Court for the Southern District of New York awarding summary judgment in favor of CWCAM. On September 7, 2021, the court denied the motion to renew. CWCI and CWCAM filed a notice of appeal, which they perfected by the filing of their opening brief on July 1, 2022. On November 15, 2022, the First Department affirmed the court’s denial of the motion to renew. On October 1, 2021, CWCI and CWCAM moved to reargue the denial of the motion to renew (or alternatively, the motion to dismiss) with respect to certain of Cobalt’s claims, including the remaining 2 claims against CWCAM, based on the First Department’s April 27, 2021 decision. On March 24, 2022, the court denied the relief sought in the motion to reargue. CWCI and CWCAM appealed the court’s decision on the motion to reargue and filed their opening brief on July 11, 2022. The appeal was dismissed as being non-appealable on August 30, 2022. Discover (both fact and expert) concluded on March 1, 2024. CWCAM and CWCI filed a motion for summary judgment on March 29, 2024, seeking dismissal of all the claims in their entirety. On that same date, the plaintiff cross moved for summary judgment on one of the claims asserted against only CWCI. Summary judgment briefing is scheduled to conclude on June 18, 2024. Oral argument was heard on October 22, 2024 and the court has taken the arguments under consideration. The timing of a decision is unknown. CWCAM believes that it has performed its obligations under the related pooling and servicing agreements in good faith and the remaining allegations in the New Complaint are without merit.

On January 13, 2025, in the Supreme Court of the State of New York, ROC Debt Strategies II Bond Investments LLC (“Bridge Investment Group” or “Bridge”), as Directing Certificateholder (“DCH”) filed suit against CWCAM, alleging breach of the subject Pooling and Servicing Agreement (“Pooling Agreement”) and violation of the Servicing Standard while acting as special servicer for the FREMF 2016-KS06 pool. It is alleged that CWCAM was negligent in the servicing of a portfolio of 9 loans (the “Ranger Portfolio”) that were in special servicing starting in 2022. The suit demands unspecified compensatory damages and a Declaratory Judgment that CWCAM is not entitled to indemnification or payment for expenses from the Trust under the Pooling Agreement. CWCAM disagrees vehemently with these allegations and a Motion to Dismiss was filed by CWCAM on March 14, 2025. A response from the Plaintiff is due at the end of April. CWCAM believes that it has performed its obligations under the Pooling Agreement in good faith and the allegations are without merit.

CWCAM may enter into one or more arrangements with any directing certificateholder, any Controlling Class certificateholder, any person with the right to appoint or remove and replace CWCAM as the special servicer, or any other person (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of CWCAM as special servicer under the Pooling and Servicing Agreement and limitations on the right of such person to replace CWCAM as the special servicer.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer. The special servicer ratings of CWCAM are “STRONG” by S&P, “MOR CS1” by DBRS Morningstar and “CSS-” by Fitch.

The foregoing information regarding the special servicer set forth in this section entitled “—The Special Servicer” has been provided by CWCAM.

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control

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Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of CWCapital Asset Management LLC as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” and “—Inspections” in this prospectus. CWCapital Asset Management LLC’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

CWCapital Asset Management LLC, in its capacity as special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Certificate Administrator and Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator, trustee and custodian under the PSA. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5 billion (USD) in assets as of December 31, 2024. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

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Computershare Trust Company will act as Trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of December 31, 2024, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 583 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $359 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2024, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,294 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $728 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2024, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 427,075 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

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For three CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2024 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2024 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to adjusted coupon rates and allocation of additional cash that resulted in an overpayment to one class of certificates with a corresponding underpayment to another class of certificates. Computershare Trust Company corrected the error within five days of the distribution.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing an interest adjustment in the servicer’s report that resulted in an underpayment to one class of certificates with a corresponding aggregate overpayment to three different classes of certificates. Computershare Trust Company revised the distribution to correct the payment error two months after the payment error occurred and distributed the funds the next month.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the Initial Month’s Interest Deposit Amount that resulted in an underpayment to several classes of certificates with no corresponding overpayment. Computershare Trust Company revised the distribution to correct the payment error prior to the next distribution.

For each of the three CMBS transactions, the related Subject 2024 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates will retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The current long-term issuer ratings of Computershare are “BBBH” by Morningstar DBRS, “BBB+” by Fitch, “A-” by KBRA, “Baa2” by Moody’s and “BBB” by S&P. Such ratings are subject to change by the rating agencies and are only provided as of the date hereof.

The foregoing information regarding Computershare Trust Company set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company. None of the depositor, the underwriters or any other person, other than Computershare Trust Company, makes any representation or warranty as to the accuracy or completeness of such information.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator and trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

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The Operating Advisor and Asset Representations Reviewer

BellOak, LLC (“BellOak”) will act as the operating advisor and asset representations reviewer under the Pooling and Servicing Agreement with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). BellOak has an address at 1717 McKinney Avenue, Dallas, Texas 75202 and its telephone number is (332) 236-8495.

BellOak is a privately held commercial real estate finance advisory firm headquartered in Dallas, Texas. BellOak is a dedicated CMBS Operating Advisor that has been organized to provide the requisite independent, third-party surveillance and oversight on behalf of CMBS certificateholders.

BellOak’s technology utilizes an asset management platform that leverages proprietary software with a dedicated technology team to customize for idiosyncratic needs.

There are no legal proceedings pending against BellOak, or any property of BellOak, that are material to the Certificateholders, nor does BellOak have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As of June 30, 2025, BellOak was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $54.6 billion issued in 71 transactions.

As of June 30, 2025, BellOak was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $21.8 billion issued in 27 transactions.

BellOak satisfies each of the standards of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. BellOak: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P and/or DBRS Morningstar and none of those rating agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates for any such transaction citing concerns with BellOak as the sole or material factor in such rating action; (b) (x) has (or all of the personnel responsible for supervising the obligations of the operating advisor have) been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has (or all of the personnel responsible for supervising the obligations of the operating advisor have) at least five years of experience in collateral analysis and loss projections, and (y) has (or all of the personnel responsible for supervising the obligations of the operating advisor have) at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and is making the representations and warranties as operating advisor set forth in the Pooling and Servicing Agreement; (d) is not the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, any mortgage loan seller, a borrower party, the directing certificateholder, a successor third-party purchaser or a depositor, trustee, certificate administrator, master servicer, or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (e) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the special servicer or the appointment of a successor special servicer to become the special servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than its fees from its role as operating advisor; provided that BellOak, in its capacity as asset representations reviewer, is entitled to receive related fees as set forth in the Pooling and Servicing Agreement.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by BellOak, LLC.

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For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

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Credit Risk Retention

General

This transaction is required to comply with the Credit Risk Retention Rules. Barclays Capital Real Estate Inc. has been designated by the sponsors to act as the “retaining sponsor” under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”) and the Retaining Sponsor intends to satisfy its risk retention requirements of the Credit Risk Retention Rules as follows:

●	The Retaining Sponsor (through its “majority-owned affiliate”, Barclays Bank PLC) is expected to acquire on the Closing Date an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) in the issuing entity that will consist of a “single vertical security” (as defined in the Credit Risk Retention Rules) with an expected initial Certificate Balance of $26,643,893, representing approximately 3.35% of all classes of Principal Balance Certificates and the VRR Interest (the “VRR Interest”); and
●	BREC Securities Holdings, LLC, a Delaware limited liability company, or its affiliate, as the “third-party purchaser” (the “Third-Party Purchaser”), will purchase for cash the Class J-RR and Class K-RR certificates (collectively, the “HRR Certificates”), with an aggregate initial Certificate Balance of $35,553,173 representing approximately 1.72% of the aggregate fair value of all Classes of certificates (other than the Class R certificates). The HRR Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

“Credit Risk Retention Rules” means Regulation RR, 12 C.F.R. Part 244.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of the Risk Retention Requirements. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any requirement of the Risk Retention Requirements. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirement of the Risk Retention Requirements. Consequently, the certificates may not be a suitable investment for investors who are subject to the Risk Retention Requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Third-Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, each of the Retaining Sponsor, the Third-Party Purchaser or any other party may not be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Material Terms of the Class VRR Certificates

General

The right to payment of the Class VRR Certificateholders is pro rata and pari passu with the right to payment of holders of the Non-VRR Certificates (as a collective whole). On each Distribution Date, the portion of Aggregate Available Funds allocable to: (a) the Class VRR certificates will be the product of such Aggregate Available Funds multiplied by the VRR Percentage; and (b) the Non-VRR Certificates will be the product of such Aggregate Available Funds multiplied by the Non-VRR Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the Class VRR certificates, on the

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one hand, and the Principal Balance Certificates, on the other hand, pro rata in accordance with the VRR Percentage and the Non-VRR Percentage, respectively.

VRR Available Funds

The aggregate amount available for distribution to the Class VRR Certificateholders on each Distribution Date will, in general, equal the sum of (i) the product of the VRR Percentage multiplied by the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Aggregate Available Funds”) for such Distribution Date and (ii) the VRR Gain-on-Sale Remittance Amount (such amount, the “VRR Available Funds”).

Allocation of VRR Realized Losses

In addition, on each Distribution Date, any VRR Realized Losses will be allocated to the Class VRR certificates; and, in connection therewith, the Certificate Balance of the Class VRR certificates will be reduced without distribution, as a write-off, to the extent of such VRR Realized Loss.

The “VRR Realized Loss”, with respect to each Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the Class VRR certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period.

In the event that VRR Realized Losses previously allocated to the Class VRR certificates in reduction of the Certificate Balance of the Class VRR certificates are recovered subsequent to such Certificate Balance being reduced to zero, Class VRR Certificateholders may receive distributions in respect of such recoveries (with interest) in accordance with the distribution priorities described under “—Priority of Distributions on the Class VRR Certificates” below.

Priority of Distributions on the Class VRR Certificates

On each Distribution Date, for so long as the Certificate Balance of the Class VRR certificates has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account for distribution to the Class VRR certificates, to the extent of the VRR Available Funds, in the following order of priority:

First, to the Class VRR certificates, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the Class VRR certificates, in reduction of the Certificate Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class VRR certificates has been reduced to zero; and

Third, to the Class VRR certificates, to reimburse (with interest) prior write-offs of the Certificate Balance of the Class VRR certificates up to an amount equal to the unreimbursed VRR Realized Losses previously allocated to the Class VRR certificates, plus interest, in an amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date; provided, however, that to the extent any VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, which evidence the REMIC residual interest in each of the Upper-Tier REMIC and the Lower-Tier REMIC, in compliance with the Code and applicable Treasury Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any

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REMIC securitization and the holder of that interest will incur certain tax liability for the net income of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, Treasury Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

Except for tax reporting purposes, the Class VRR certificates do not have a specified Pass-Through Rate, however, the effective interest rate on the Class VRR certificates will be a per annum rate equal to the WAC Rate for the related Distribution Date (the “VRR Interest Rate”).

The “Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage will equal 100%.

The “VRR Allocation Percentage” will equal a fraction, expressed as a percentage, equal to the VRR Percentage divided by the Non-VRR Percentage.

The “VRR Interest Distribution Amount” with respect to any Distribution Date and the Class VRR certificates will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest distributed on the Non-VRR Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth and Twenty-second in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Principal Distribution Amount” with respect to any Distribution Date and the Class VRR certificates will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of principal distributed on the Non-VRR Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth and Twenty-third in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Realized Loss Interest Distribution Amount”, with respect to any Distribution Date and the Class VRR certificates, an amount equal to the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest on unreimbursed Realized Losses distributed to the holders of the Non-VRR Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first and Twenty-fourth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

Yield Maintenance Charges and Prepayment Premiums

Holders of the Class VRR certificates will be entitled to the VRR Percentage of each yield maintenance charge and prepayment premium collected on the Mortgage Loans, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The sponsors have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

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HRR Certificates

General

The Third-Party Purchaser will purchase the HRR Certificates, consisting of the classes of certificates identified in the table below.

Class of HRR Certificates	Initial Certificate Balance	Fair Value of the HRR Certificates (in % and $)	Purchase Price(1)
Class J-RR	$11,531,000	0.669% / $5,448,983	47.25508%
Class K-RR	$24,022,173	1.047% / $8,522,248	35.47659%

(1)	Expressed as a percentage of the initial Certificate Balance of each related class of HRR Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for such HRR Certificates to be acquired by the Third-Party Purchaser is approximately $13,971,231, excluding accrued interest.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $40,700,447, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates), excluding accrued interest.

The approximate fair value of each class of certificates (other than the Class R certificates) based on actual sales prices and final tranche sizes is set forth below:

Class of Certificates	Fair Value
Class A-1	$ 9,223,786
Class A-4	$ 100,993,330
Class A-5	$ 429,450,504
Class A-SB	$ 12,263,800
Class X-A	$ 27,997,958
Class X-B	$ 3,088,801
Class X-D	$ 3,100,034
Class X-E	$ 2,674,438
Class A-S	$ 85,109,563
Class B	$ 42,556,489
Class C	$ 30,084,227
Class D	$ 17,905,509
Class E	$ 8,319,978
Class J-RR	$ 5,448,983
Class K-RR	$ 8,522,248
Class VRR	$ 27,269,300

The aggregate fair value of all of the classes of certificates (other than the Class R certificates) is approximately $814,008,948, excluding accrued interest.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value (expressed as a percentage of the fair value of all the Classes of certificates (other than the Class R certificates) and as a dollar amount) of the HRR Certificates that will be retained by the Third-Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value (expressed as a percentage of the fair value of all the Classes of certificates (other than the Class R certificates) and as a dollar amount) of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor is required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed below under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the Certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material

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differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on, or a reasonable period after, the Closing Date.

Material Terms of the Eligible Horizontal Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the Certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-E certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class K-RR certificates, second, to the Class J-RR certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh to the Class A-S certificates and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material terms of the classes of HRR Certificates identified in the table above in this “—HRR Certificates” section, see “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

For a description of other material payment terms of the Classes of HRR Certificates identified in the table above in “—General”, see “Description of the Certificates”.

The Third-Party Purchaser

BREC Securities Holdings, LLC, a limited liability company formed in Delaware (the “Third-Party Purchaser”), will purchase for cash consideration the Class E, Class X-E, Class J-RR and Class K-RR Certificates and it or an affiliate may purchase additional certificates. The Third-Party Purchaser has previously purchased in excess of $100 million of commercial mortgage-backed securities. The Third-Party Purchaser is an indirect subsidiary of Blackstone Private Real Estate Credit and Income Fund, a Delaware statutory trust (“BREC”). As of June 30, 2025, BREC holds and manages over $450 million of commercial real estate investments (including CMBS investments). BREC is advised by an affiliate of The Blackstone Group Inc. (NYSE: BX), a global investment firm.

Solely for its own purposes and benefit, the Third-Party Purchaser has completed an independent review of the credit risk of each Mortgage Loan consisting of a review of the sponsors’ underwriting standards as provided by the sponsors, the collateral securing each Mortgage Loan and expected cash flows related to the Mortgage Loans. Such review was based on the Mortgage Loan files and information regarding the Mortgage Loans provided by or on behalf of the sponsors. The Third-Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. The Third-Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the Mortgage Loans and the establishment of other transaction terms. The Third-Party Purchaser’s acceptance of a Mortgage Loan does not constitute, and may not be construed as, an endorsement or approval of any such Mortgage Loan, the underwriting for such Mortgage Loan or of the originator of such Mortgage Loan. The Third-Party Purchaser has not independently verified the truth or accuracy of any representations or warranties of any of the sponsors or any other party to this transaction or any related documents. Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Third-Party Purchaser may have special relationships or interests that conflict with those of the holders of one or more Classes of Certificates. In addition, the Third-Party Purchaser does not have any duties to the holders of any Class of Certificates, may act solely in its own interests, and will have no liability to any Certificateholders for having done so, and no

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Certificateholder may take any action whatsoever against the Third-Party Purchaser or any director, officer, employee, agent or principal of the Third-Party Purchaser for having so acted.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans”.

Hedging, Transfer and Financing Restrictions

Pursuant to the Credit Risk Retention Rules, the Retaining Sponsor will not be permitted to transfer the Class VRR certificates (except to an MOA of the Retaining Sponsor), unless such restrictions expire under the Credit Risk Retention Rules as described below or otherwise no longer apply. See “Pooling and Servicing Agreement—Amendments” in this prospectus. In addition, the Retaining Sponsor and its affiliates will not be permitted to enter into any hedging, financing, pledging, hypothecation or similar transaction or activity with respect to the Class VRR certificates unless such transaction complies with the Credit Risk Retention Rules.

The Third-Party Purchaser will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” related to its ownership of the HRR Certificates consistent with all applicable hedging, transfer and financing restrictions that apply to “third party purchasers” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third-Party Purchaser not to transfer the HRR Certificates (which, in the aggregate, are an “eligible horizontal residual interest” for this securitization) except to a majority-owned affiliate (in accordance with the Credit Risk Retention Rules, such affiliate, an “MOA”) until on and after the fifth anniversary of the Closing Date, subject to such date being modified under the Credit Risk Retention Rules. On and after that date, the Third-Party Purchaser may transfer the eligible horizontal residual interest to a successor third-party purchaser as long as the Third-Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third-party purchaser and the successor third-party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and its affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the earliest of (A) the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Principal Balance Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Principal Balance Certificates as of the Closing Date; or (iii) two years after the Closing Date, (B) with respect to the HRR Certificates only, the date on which all of the Mortgage Loans have been defeased in accordance with 12 C.F.R. §244.7(b)(8)(i) of the Credit Risk Retention Rules or (C) the date that the Credit Risk Retention Rules applicable to a holder of the HRR Certificates or the Class VRR certificates is withdrawn, repealed, amended or modified as it relates to the restrictions on hedging and transfer as to this securitization or the HRR Certificates or the Class VRR certificates.

Operating Advisor

The operating advisor for this securitization transaction will be BellOak, LLC, a Delaware limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loans and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions
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relating to Mortgage Loans (other than Non-Serviced Mortgage Loans) or Serviced Whole Loans, to the extent set forth in the PSA;

●	review reports provided by the special servicer to the extent set forth in the PSA;
●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and
●	issue an annual report generally (if any Mortgage Loan (other than a non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if the operating advisor was entitled to consult with the Special Servicer with respect to any Major Decision during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or (other than in limited circumstances) consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur with respect to any Mortgage Loan or Serviced Whole Loan, when the Certificate Balances of the HRR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) are reduced to 25% or less of the initial Certificate Balances of such classes in the aggregate.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of BellOak, LLC’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by BellOak, LLC under the PSA and satisfaction that no payments have been paid by any special servicer to BellOak, LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, BellOak, LLC qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA

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with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of Barclays, Societe Generale Financial Corporation, UBS AG, GACC, SMC, Bank of America, GSMC, LMF and JPMCB will make the representations and warranties identified in Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2 (the “Exception Schedules”).

At the time of the decision to include its Mortgage Loans in this transaction, each of Barclays, Societe Generale Financial Corporation, UBS AG, GACC, SMC, Bank of America, GSMC, LMF and JPMCB determined either that the risks associated with the matters giving rise to each exception in respect of its Mortgage Loans set forth on Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Barclays, Societe Generale Financial Corporation, UBS AG, GACC, SMC, Bank of America, GSMC, LMF and JPMCB, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Barclays, Societe Generale Financial Corporation, UBS AG, GACC, SMC, Bank of America, GSMC, LMF and JPMCB, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which each of Barclays, Societe Generale Financial Corporation, UBS AG, GACC, SMC, Bank of America, GSMC, LMF and JPMCB based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “Pooling and Servicing Agreement” or “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before

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the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2025-C35 will consist of the following classes: the Class A-1, Class A-4, Class A-5 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-E, Class A-S, Class B, Class C, Class D, Class E, Class J-RR, Class K-RR, Class VRR and Class R certificates.

The Class X-A, Class X-B, Class X-D and Class X-E certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class J-RR and Class K-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates, the Subordinate Certificates and the Class VRR certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates and the Class R Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X Certificates (other than the Class X-B, Class X-D and Class X-E Certificates) and the Class B and Class C certificates are collectively referred to in this prospectus as the “Offered Certificates”. The Class J-RR and Class K-RR certificates are also referred to in this prospectus as the “HRR Certificates” and are expected to be purchased by BREC Securities Holdings, LLC. The Senior Certificates, the Subordinate Certificates, the Class VRR certificates and the Class R Certificates are collectively referred to in this prospectus as the “Certificates”. The Certificates (other than the Class VRR certificates and the Residual Certificates) are collectively referred to in this prospectus as the “Non-VRR Certificates”.

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Upon initial issuance, the Principal Balance Certificates and the Class VRR certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$ 9,224,000
A-4	$100,000,000
A-5	$416,956,000
A-SB	$ 11,907,000
X-A	$538,087,000
A-S	$ 82,635,000
B	$ 41,317,000
C	$ 29,787,000
Non-Offered Certificates
X-B	$153,739,000
X-D	$ 24,022,000
X-E	$ 17,295,000
D	$ 24,022,000
E	$ 17,295,000
J-RR	$ 11,531,000
K-RR	$ 24,022,173
VRR	$ 26,643,893
R	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates or Class VRR certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and the Class VRR certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of certificates on that Distribution Date. In the event that Non-VRR Realized Losses or VRR Realized Losses previously allocated to a class of certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—Material Terms of the Class VRR Certificates—Priority of Distributions on the Class VRR Certificates” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate Certificate Balances of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $538,087,000. The Notional Amount of the Class X-B certificates will equal the aggregate Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $153,739,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $24,022,000. The Notional Amount of the Class X-E certificates will equal the Certificate Balance of the Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-E certificates will be approximately $17,295,000.

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The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”, collectively with the Lower-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in August 2025.

All distributions to Certificateholders (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions to Certificateholders are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer and special servicer are authorized but not required to direct the investment of funds held in the REO Account, Collection Account and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer or the special servicer, as applicable, will be entitled to retain any interest or other income earned on such funds and the master servicer or special servicer, as applicable, will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Non-VRR Gain-on-Sale Reserve Account and the VRR Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the Certificates on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held

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for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums allocable to the Mortgage Loans;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Non-VRR Certificates on each Distribution Date will, in general, equal the sum of (i) the Non-VRR Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Non-VRR Gain-on-Sale Remittance Amount for such Distribution Date(such sum, the “Available Funds”).

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a)(x) the aggregate portion of the Interest Distribution Amount for each Class of Non-VRR Certificates that would remain unpaid as of the close of business on such Distribution Date, divided by (y) the Non-VRR Percentage, and (b)(x) the amount by which the Non-VRR Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Non-VRR Principal Distribution Amount, divided by (y) the Non-VRR Percentage, and (ii) any Non-VRR Realized Losses and VRR Realized Losses outstanding immediately after such Distribution Date, in each case to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the

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inclusion of the Non-VRR Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the VRR Gain-on-Sale Remittance Amount as part of the definition of VRR Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Non-VRR Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Non-VRR Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-VRR Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

The “VRR Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the VRR Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the VRR Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Non-VRR Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-E certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)	prior to the Cross-Over Date,
(a)	to the Class A-SB certificates, in an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,
(b)	to the Class A-1 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero,
(c)	to the Class A-4 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero,
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(d)	to the Class A-5 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero,
(e)	to the Class A-SB certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero,
(ii)	on or after the Cross-Over Date, to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, first, (i) up to an amount equal to, and pro rata in accordance with the aggregate unreimbursed Non-VRR Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Nineteenth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class J-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

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Twenty-second, to the Class K-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class J-RR certificates have been reduced to zero, to the Class K-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class K-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed; and

Twenty-fifth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Non-VRR Realized Losses to those certificates.

Reimbursement of previously allocated Non-VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the VRR Percentage of the amount of such recovery will be added to the Certificate Balance of the Class VRR certificates, up to the lesser of (A) the VRR Percentage of the amount of such recovery and (B) the amount of unreimbursed VRR Realized Loss previously allocated to the Class VRR certificates; (ii) the Non-VRR Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Non-VRR Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-VRR Percentage of the amount of such recovery and (B) the amount of the unreimbursed Non-VRR Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Non-VRR Certificates (other than the Class R certificates) for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down (and correspondingly the Interest Distribution Amount will increase as a result of such increase). If the Certificate Balance of any class of Principal Balance Certificates or the Class VRR certificates is so increased, the amount of unreimbursed Non-VRR Realized Losses or VRR Realized Losses, as applicable, of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Non-VRR Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 4.66900%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to 5.28900%.

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The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to 5.58600%, subject to a maximum rate equal to the WAC Rate for such Distribution Rate.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to 5.46100%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to 5.84300%, subject to a maximum rate equal to the WAC Rate for such Distribution Rate.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to 6.12400%, subject to a maximum rate equal to the WAC Rate for such Distribution Rate.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to the WAC Rate for such Distribution Date minus 0.0515%.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to 4.50000%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to 3.50000%.

The Pass-Through Rate on the Class J-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class K-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-4, Class A-5 and Class A-SB certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-E certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E certificates for the related Distribution Date.

Although the Class VRR certificates do not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective interest rate for the Class VRR certificates will be the VRR Interest Rate.

The Class R certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

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The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect, minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate on the Non-VRR Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Non-VRR Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) the Non-VRR Percentage of any Aggregate Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Non-VRR Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Non-VRR Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of Certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the Certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

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Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)   the Scheduled Principal Distribution Amount for that Distribution Date,

(b)   the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)   the Principal Shortfall for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)  Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Non-VRR Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates will equal the Non-VRR Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date, or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date, or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the Determination Date; and (b) the principal portions of all Liquidation Proceeds, Insurance and

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Condemnation Proceeds and, if applicable, income, rents, and profits from REO Property or otherwise, received with respect to such Mortgage Loan and any REO Property on or prior to the related Determination Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to “Pooling and Servicing Agreement—Advances” in respect of a preceding Distribution Date; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the issuing entity incurred in connection with the related Mortgage Loan.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Aggregate Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Principal Balance Certificates and the Class VRR certificates in respect of such Aggregate Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)              the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)          all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)        the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such

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Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)        any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)              the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)           the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of Non-VRR Realized Losses and VRR Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

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With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA or with respect to any Subordinate Companion Loan, as set forth in the related Intercreditor Agreement.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I

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Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on

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earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (x)(1) to each of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class J-RR and Class K-RR certificates, the product of (a) the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates as described above, (3) to the Class X-B

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certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above, (4) to the Class X-D certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class D Certificates as described above, and (5) to the Class X-E Certificates, any remaining portion of such Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above and (y) to the Class VRR certificates, the VRR Percentage of such Yield Maintenance Charge or Prepayment Premium.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage

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Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	July 2030
Class A-4	March 2035
Class A-5	July 2035
Class A-SB	February 2035
Class X-A	NAP
Class A-S	July 2035
Class B	July 2035
Class C	July 2035

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in July 2058. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest equal to the sum of the Net Mortgage Rate for such Mortgage

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Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the related Determination Date in any calendar month (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, with respect to each Serviced Mortgage Loan and any related Pari Passu Companion Loan, equal to the lesser of:

(i)              the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date; and

(ii)           the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of (i) 0.00125% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan not referred to in clause (A)(ii) hereof, or (ii) a rate of 0.000625% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan with a sub-servicer, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is

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a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Certificate Administrator and Trustee Compensation”.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as an “Aggregate Excess Prepayment Interest Shortfall” and the Non-VRR Percentage of such amount will be allocated on that Distribution Date among each class of Non-VRR Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive the Non-VRR Percentage of distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates.

In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class J-RR and Class K-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class J-RR and Class K-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class J-RR and Class K-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class J-RR and Class K-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Non-VRR Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable allocable to the Non-VRR Certificates to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Non-VRR Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Non-VRR Certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

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Allocation to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Non-VRR Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-4, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Non-VRR Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class J-RR and Class K-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class K-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Non-VRR Realized Loss and the VRR Realized Loss for such Distribution Date.

The “Non-VRR Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Certificate Balance of the Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the Non-VRR Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date. The certificate administrator will be required to allocate any Non-VRR Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class K-RR certificates;

second, to the Class J-RR certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

fifth, to the Class C certificates;

sixth, to the Class B certificates; and

seventh, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Non-VRR Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be

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reduced if the related classes of Principal Balance Certificates are reduced by such Non-VRR Realized Losses. VRR Realized Losses, rather than Non-VRR Realized Losses, will be allocated to the Class VRR certificates. The VRR Realized Losses and the Non-VRR Realized Losses are referred to in this prospectus as “Realized Losses”. See “Credit Risk Retention—Material Terms of the Class VRR Certificates—Allocation of VRR Realized Losses”.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the A/B Whole Loans, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates or Class VRR certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Non-VRR Realized Losses and VRR Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates and the Class VRR certificates, as applicable, in accordance with the payment priorities set forth in “—Distributions—Available Funds” and “—Distributions—Priority of Distributions” above and, with respect to the Class VRR certificates in accordance with the payment priorities set forth in “Credit Risk Retention—Material Terms of the Class VRR Certificates—Priority of Distributions on the Class VRR Certificates”.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the

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related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)   a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)   a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)   a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)   a CREFC® advance recovery report;

(5)   a CREFC® total loan report;

(6)   a CREFC® operating statement analysis report;

(7)   a CREFC® comparative financial status report;

(8)   a CREFC® net operating income adjustment worksheet;

(9)   a CREFC® real estate owned status report;

(10)  a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

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●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® loan periodic update file;
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and
●	No later than two (2) calendar days following each Distribution Date (provided that if the second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending December 31, 2025, a CREFC® operating statement analysis report prepared with respect to each Mortgaged Property or in the aggregate for the portfolio of Mortgaged Properties but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2025, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

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“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder, the Risk Retention Consultation Party or the Class VRR Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer or the Risk Retention Consultation Party) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s), and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be the party selected by Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.). The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of such Risk Retention Consultation Party from Barclays Bank PLC (as confirmed by the certificate registrar). Notwithstanding the foregoing, the Risk Retention Consultation Party will not have any consultation rights with respect to any related Excluded Loan. The initial Risk Retention Consultation Party is expected to be Barclays Bank PLC.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

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“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party. As of the Closing Date, the BioMed MIT Portfolio Mortgage Loan will be an Excluded Controlling Class Loan based on the fact that Blackstone Real Estate Services LLC is a Borrower Party with respect to such Mortgage Loan.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file for the related Excluded Controlling Class Loan).

“Excluded Loan” means any Mortgage Loan or Whole Loan:

(1) with respect to the Directing Certificateholder, a Mortgage Loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, as of any date of determination;

(a) the Directing Certificateholder (except for purposes of determining whether a Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) is a Borrower Party; or

(b) the holder of the majority of the Controlling Class is a Borrower Party; or

(2) with respect to the Risk Retention Consultation Party, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the Class VRR certificates is a Borrower Party.

As of the Closing Date, the BioMed MIT Portfolio Mortgage Loan will be an Excluded Loan based on the fact that Blackstone Real Estate Services LLC is a Borrower Party with respect to such Mortgage Loan.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or

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other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate (including the Class VRR certificates) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the Class VRR certificates) registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

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“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, LSEG, DealX, Recursion Co. and CRED iQ (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) will provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer will be required to deliver or make available electronic copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders (except, with respect to a mortgage loan seller, to the extent necessary for such party to comply with its obligations under the related MLPA, and except for the master servicer, the special servicer and the certificate administrator, acting in such capacities) will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

In the case of a Non-Serviced Mortgage Loan as to which the Directing Certificateholder or the holder of the majority of the Controlling Class has consultation rights, such party may be required to certify that they are not a borrower party, borrower restricted party, restricted holder or any other similar term as defined under the related Intercreditor Agreement, and for such purposes references to “Borrower Party” will be deemed to refer to such analogous term in the related Intercreditor Agreement.

Information to be Provided to Risk Retention Consultation Party

In addition to the reports and other information to be delivered or made available to the Risk Retention Consultation Party, the PSA will provide that for so long as a Control Termination Event has occurred and is continuing, all information to be delivered or made available to the operating advisor will also be delivered or made available to the Risk Retention Consultation Party (except for information relating to an Excluded Loan with respect to such party).

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Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
●	this prospectus;
●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date Statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and
●	the annual reports as provided by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the special servicer;
●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
●	any appraisals delivered in connection with any Asset Status Report;
●	any CREFC® appraisal reduction template received by the certificate administrator; and
●	any notice or documents provided to the certificate administrator by the depositor, master servicer or special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
●	notice of any release based on an environmental release under the PSA;
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●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the certificates;
●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
●	any notice of resignation or termination of the master servicer or special servicer;
●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the issuing entity;
●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);
●	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any Proposed Course of Action Notice;
●	any assessment of compliance delivered to the certificate administrator;
●	any Attestation Reports delivered to the certificate administrator;
●	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab; and
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●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

For purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder, such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Directing Certificateholder or Controlling Class Certificateholder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other

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information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s

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internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)   2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   in the case of any Principal Balance Certificates and the Class VRR certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative

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Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates and the Class VRR certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests. The Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks,
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brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders”, “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the

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Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and

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such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class VRR certificates will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the Class VRR certificates for so long as the Retaining Sponsor requires and in accordance with the PSA. The HRR Certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of all or a portion of a certificate evidencing an HRR Certificate must be consented to by the retaining sponsor and the depositor and may be subject to any additional requirements pursuant to the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator, the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10-D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

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Computershare Trust Company, National Association

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group—BBCMS 2025-C35

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of the respective MLPAs pursuant to which joint Mortgage Loan Sellers are selling Mortgage Loans and the related discussion below, any Jointly Sold Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by each respective Mortgage Loan Seller, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                       the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

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(ii)                    the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)                 an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                   an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)                 the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)             originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)            the original or a copy of the policy or certificate of lender’s title insurance (which may be in electronic form) issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)                any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                   an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)                the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)             the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)          the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)           the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

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(xv)              the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)           the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)        the original or a copy of any related mezzanine intercreditor agreement;

(xviii)     the original or a copy of all related environmental insurance policies; and

(xix)          a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

Notwithstanding anything to the contrary contained herein, with respect to any Jointly Sold Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage note(s) as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. The obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto will be joint and several; provided, however, delivery of such remaining documents by any of the applicable mortgage loan sellers will satisfy the delivery requirements for any of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)                      the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                   the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)                any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)                 all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

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(v)                    the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                 any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)              any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)           any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)               any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                  any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)               any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)            any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)         all related environmental reports; and

(xiv)          all related environmental insurance policies;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property(ies);

(h)       for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

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(i)         a copy of the applicable mortgage loan seller’s asset summary;

(j)         a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)        a copy of all zoning reports;

(l)         a copy of financial statements of the related mortgagor;

(m)     a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of any origination settlement statement;

(r)        a copy of the insurance summary report;

(s)       a copy of organizational documents of the related mortgagor and any guarantor;

(t)        unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)       a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       a copy of any closure letter (environmental); and

(w)      a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the

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value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) will be required to, no later than 90 days following:

(a)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)      cure such Material Defect in all material respects, at its own expense,

(B)      repurchase the affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C)      substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof), and pay a shortfall amount in connection with such substitution; provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that the applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan) (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of the failure of the applicable recording office to have recorded as filed or returned evidence of filing the document (or made such evidence available online) and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and

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substitution obligations of Barclays to the same extent as Barclays) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays) will not be obligated to repurchase the Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loans, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or in the case of Barclays, Barclays Holdings to the same extent as Barclays) and the master servicer or the special servicer, as applicable (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or in the case of Barclays, Barclays Holdings to the same extent as Barclays) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or in the case of Barclays, Barclays Holdings to the same extent as Barclays) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In the case of a Material Defect with respect to any Jointly Sold Mortgage Loan, each applicable Mortgage Loan Seller will be responsible for any remedies solely in respect of the note(s) sold by it as if each note evidencing any Jointly Sold Mortgage Loan was a separate Mortgage Loan.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller (or Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays) is required to repurchase the related Non-Serviced Mortgage Loan;

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provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time, to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, the asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote Election or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to any Jointly Sold Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)       have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

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(f)        have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)       comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)        have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)        constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)       not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)        have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)      not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)       have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)       prohibit defeasance within two years of the Closing Date;

(p)       not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on the issuing entity or either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)       have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)        be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance

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Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, in the case of Barclays, any of that mortgage loan seller and Barclays Holdings) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Barclays) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to any Jointly Sold Mortgage Loan, each applicable Mortgage Loan Seller will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the applicable Mortgage Loan Sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those Mortgage Loan Sellers repurchases its interest in such Mortgage Loan and the other Mortgage Loan Seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing Mortgage Loan Seller’s interest in such Mortgage Loan will be deemed to constitute a “Serviced Pari Passu Companion Loan” or “Non-Serviced Pari Passu Companion Loan”, as applicable, with respect to such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the Pooling and Servicing Agreement or related Non-Serviced PSA, as applicable, and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing Mortgage Loan Seller and the other related Companion Holders and (iv) the repurchasing Mortgage Loan Seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

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Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” below.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

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On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)      any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

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(B)      the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)      the obligation, if any, of the master servicer to make Advances;

(D)      the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)      the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)      any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)      any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

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Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if, among other things, the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer, the certificate administrator or the depositor, under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under any other pooling and servicing agreement governing any related Serviced Companion Loan. The master servicer or special servicer, as applicable, will be required to (A) monitor the performance of sub-servicers retained by it and (B) will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause). However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and

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up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Serviced Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in

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accordance with the servicing standard (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any Specially Serviced Loan, in consultation with, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance. If the special servicer makes such a determination, it must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer who will deliver such notice to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, to the master servicer who will deliver such notice to the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a)(i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, the special servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery

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not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the master servicer and the trustee may conclusively rely on the nonrecoverability determination of the related Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer, the special servicer or the trustee, as applicable, determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the determination by the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed payment advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require,

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prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest compounded annually at the Prime Rate, subject to a floor of 2.0% per annum (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related Due Date and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account promptly (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans and the Serviced Companion Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or Serviced Companion Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged

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Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan distributable to Certificateholders will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan and the Serviced Companion Loans pursuant to the related Intercreditor Agreement.

The master servicer or its sub-servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and, within two business days following the master servicer’s receipt of properly identified funds (to the extent consistent with the related Intercreditor Agreement), deposit amounts collected in respect of each Serviced Whole Loan in the related Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in a Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally to make distributions of interest and principal from (i) Available Funds to the holders of the Non-VRR Certificates and (ii) VRR Available Funds to the holders of the Class VRR certificates, as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—Material Terms of the Class VRR Certificates”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January

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(if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain two accounts (the “Non-VRR Gain-on-Sale Reserve Account” and the “VRR Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Non-VRR Certificates and the Class VRR certificates, respectively To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited (i) into the Non-VRR Gain-on-Sale Reserve Account in an amount equal to the Non-VRR Percentage multiplied by such gains and (ii) into the VRR Gain-on-Sale Reserve Account in an amount equal to the VRR Percentage multiplied by such amounts. Amounts in the Non-VRR Gain-on-Sale Reserve Account and will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (other than the Class VRR certificates) (including to reimburse for Non-VRR Realized Losses previously allocated to such certificates), and amounts in the VRR Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of VRR Available Funds to all amounts due and payable on the Class VRR certificates (including to reimburse for the VRR Realized Losses previously allocated to the Class VRR certificates). Any remaining amounts will be held in the Non-VRR Gain-on-Sale Reserve Account and VRR Gain-on-Sale Reserve Account, as applicable, and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Other accounts to be established pursuant to the PSA include one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Non-VRR Gain-on-Sale Reserve Account, the VRR Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                      to remit on or before each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans, as applicable, on the related Distribution Date, if any;

(ii)                   to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

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(iii)                to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                 to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                    to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                 to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)              to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)           to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)               to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                  to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)               to pay itself the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xii)            to recoup any amounts deposited in the Collection Account in error;

(xiii)         to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiv)          to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)             to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)          to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)       to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing

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entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)     to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xix)        to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xx)           to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)        to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer or the special servicer (with respect to Specially Serviced Loans) must use such efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, the master servicer must use efforts to collect such amount from the holder or holders of the related Serviced Companion Loan regardless of whether such Serviced Companion Loan is a Specially Serviced Loan or Non-Specially Serviced Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor or asset representations reviewer, as applicable, may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

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Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and each REO Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan and any related REO Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on the subject Mortgage Loan (and any related Serviced Companion Loan) for so long as it remains a Corrected Loan and subject to a cap described under “—Special Servicing Compensation”.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	(i) With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and any related REO Property for which	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	the special servicer obtains a full, partial or discounted payoff or any Liquidation Proceeds, Insurance and Condemnation Proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest) and (ii) with respect to each Mortgage Loan and, in certain circumstances described in “—Special Servicing Compensation”, each Serviced Companion Loan, for which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such mortgage loan, an amount calculated by application of 1.00% (or, in the case of the Marriott World Headquarters Mortgage Loan, 0.50%) to the related payment or Loss of Value Payment (exclusive of default interest) and subject to the maximum amount described under “—Special Servicing Compensation”.	to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, loan service transaction fees, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
the annual Certificate Administrator/Trustee Fee.
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each remittance date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) for which the Operating Advisor has consultation obligations pursuant to the PSA or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower pays with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections with respect to the Mortgage Loans on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit with respect to the Mortgage Loans in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan, the sum of: (i) $21,750 multiplied by the number of Delinquent Loans, plus (ii) $2,175 per Mortgaged Property relating to the Delinquent Loans in excess of one Mortgaged Property per Delinquent Loan, plus (iii) $2,875 per Mortgaged Property relating to a Delinquent Loan	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Delinquent Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan, and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account	Monthly
399

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
with respect to the other Mortgage Loans.
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets and maximum amounts as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer with respect to a serviced Mortgage Loan or Serviced Whole Loan (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or REO Loan, equal to (1) with respect to each serviced Mortgage Loan, a rate

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equal to the sum of a master servicing fee rate equal to 0.00125% per annum and a primary servicing fee rate ranging from 0.00125% to 0.00250% per annum; (2) with respect to each Non-Serviced Mortgage Loan, a master servicing fee rate equal to 0.00125% per annum; and (3) with respect to each Serviced Companion Loan, a primary servicing fee rate equal to 0.00125% per annum (or 0.0025% with respect to the Marriott World Headquarters Serviced Companion Loan). The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation with respect to each Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan) and any Serviced Companion Loan, the following amounts to the extent collected from the related borrowers:

●	100% of any defeasance fees actually collected during the related collection period in connection with the defeasance of a Mortgage Loan or Serviced Whole Loan, if applicable (provided, that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	(x) 50% of Excess Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that is a Major Decision or Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action) and (y) 100% of Excess Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that does not involve a Major Decision or Special Servicer Decision;
●	(x) 100% of all assumption fees, waiver fees, loan service transaction fees, earnout fees and other similar fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that does not involve a Major Decision or a Special Servicer Decision, and (y) 50% of assumption fees, waiver fees, loan service transaction fees, earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);
●	100% of assumption application fees and other similar fees collected during the related collection period with respect to Serviced Mortgage Loans (and any related Serviced Companion Loan); for which the master servicer is processing the underlying assumption transaction (whether or not the consent of the special servicer is required);
●	(x) 100% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that does not involve a Major Decision or a Special Servicer Decision, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that is a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);
●	with respect to accounts held by the master servicer, any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans and any Serviced Companion Loan;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers to the extent such items are prepared by the master servicer;
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●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan;
●	interest or other income earned on deposits in the collection or other accounts maintained by the master servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and
●	penalty charges, including 100% of any late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

For the avoidance of doubt, the master servicer will be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related servicing transfer event.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to penalty charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge or waive only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge or waive the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge or waive only its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than with respect to penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than with respect to penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without consent of the master servicer, waive any or all related penalty charges, regardless of when they accrued. If the special servicer has partially waived penalty charges (part of which accrued prior to the related Servicing Transfer Event), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees and loan service transaction fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account, Companion Distribution Account and any other servicing, escrow or reserve accounts in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing

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escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

For the avoidance of doubt, the Master Servicer will not charge a fee in lieu of any fee that is otherwise to be split between the Master Servicer and Special Servicer.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. If such fees are paid by borrower and subservicers do not retain their fees but pay them to the master servicer, the master servicer will be responsible for such borrower-paid fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

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With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee prospectus shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a Special Servicing Fee of $5,000 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan(s) (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds and collections in respect of the related REO Property or Specially Serviced Loan, and then from general collections on all the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated at a rate of 1.00% (or, in the case of the Marriott World Headquarters Mortgage Loan, 0.50%) of payments (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular Corrected Loan. After receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

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If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or REO Property. The Liquidation Fee with respect to each Specially Serviced Loan and REO Property will be payable from the related payment or proceeds (exclusive of default interest) in an amount equal to the lesser of (i) a “Liquidation Fee Rate” of 1.0% (or, in the case of the Marriott World Headquarters Mortgage Loan, 0.50%) to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee of less than $25,000 then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (ii) $1,000,000; provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. With respect to each Mortgage Loan and each Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or prohibited from being paid to the special servicer under the PSA (in each case, under the pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan)) as to which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such Mortgage Loan and Serviced Companion Loan by the applicable mortgage loan seller following the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, the special servicer will be entitled to a fee payable from, and calculated by application of 1.0% to the related payment or Loss of Value Payment (exclusive of default interest), subject to a cap of $1,000,000; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)    within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

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(ii)    the purchase of (A) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan or (B) a Mortgage Loan by the holder of a related Subordinate Companion Loan after it has become a Specially Serviced Loan, in each case, within 90 days following the date that the first purchase option trigger occurs resulting in such purchase option holder’s purchase option becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)    the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the issuing entity,

(iv)    with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)    if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)                     100% of all Excess Modification Fees actually collected during the related collection period with respect to any Specially Serviced Loan (to the extent not prohibited by the related Intercreditor Agreement) or any successor REO Loan;

(ii)                   50% of Excess Modification Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

(iii)                (x) 100% of assumption fees, waiver fees, loan service transaction fees, earnout fees and other similar fees collected during the related collection period with respect to Mortgage Loans

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that are Specially Serviced Loans (and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) and (y) 50% of assumption fees, waiver fees, loan service transaction fees and earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

(iv)                100% of assumption application fees and other similar fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan, if applicable) for which the special servicer is processing the underlying assumption transaction;

(v)                    (x) 100% of consent fees on Mortgage Loans (and any related Serviced Companion Loan) that are Specially Serviced Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) or that are Mortgages Loans that are not Specially Serviced Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) that is a Special Servicer Decision processed by the Special Servicer, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that involves a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

(vi)                100% of charges for beneficiary statements and demand charges actually paid by the related borrowers to the extent such beneficiary statements or demand charges were prepared by the special servicer;

(vii)              with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds; and

(viii)           late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loans since the Closing Date.

For the avoidance of doubt, the special servicer will be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than with respect to penalty charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge or waive only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge or waive the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge or waive only its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to

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charge any fee (other than with respect to penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee (other than with respect to penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without consent of the master servicer, waive any or all related penalty charges, regardless of when they accrued. If the special servicer has partially waived penalty charges (part of which accrued prior to the related Servicing Transfer Event), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

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For the avoidance of doubt, the Special Servicer will not charge a fee in lieu of any fee that is otherwise to be split between the Master Servicer and Special Servicer.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency), property condition report fee and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01185% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a per annum rate equal to 0.00181% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the Mortgage Loans and any REO Loans (but excluding each Companion Loan) and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, and only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to

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waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a rate equal to 0.00031% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to the sum of: (i) $21,750 multiplied by the number of Delinquent Loans, plus (ii) $2,175 per Mortgaged Property relating to the Delinquent Loans in excess of one Mortgaged Property per Delinquent Loan, plus (iii) $2,875 per Mortgaged Property relating to a Delinquent Loan subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Delinquent Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”.

The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

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CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       a payment default has occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the master servicer within 30 days after the default, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred)), (B) the related borrower continues to make its Assumed Scheduled Payments, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date, unless extended by the special servicer in accordance

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with the Mortgage Loan documents or the PSA; and provided, further, if the related borrower has delivered to the master servicer, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the special servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives the related appraisal or conducts a valuation described below, equal to the excess of:

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

1.       the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) at the special servicer’s option, either (i) an MAI appraisal obtained by the special servicer (the costs of which will be paid by the master servicer as an Advance) or (ii) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

c)       all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

2.       the sum as of the Due Date occurring in the month of the date of determination of

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a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the special servicer’s receipt of the MAI appraisal or the valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation. Such report will also be forwarded by the special servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, then (other than for purposes of determining the identity of the Directing Certificateholder or whether a Control Termination Event has occurred and is continuing), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days following the date the special servicer receives such MAI appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. The master servicer will deliver to (via electronic delivery) or provide access to the special servicer of any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within five business days of the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to

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which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer that is in the possession of the master servicer and necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the special servicer. With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above, including the party to the Non-Serviced PSA that calculates the Appraisal Reduction Amount. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated, first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the Class VRR

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certificates (to the extent of the VRR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of Non-VRR Certificates then-outstanding (i.e., first, to the Class K-RR certificates, second, to the Class J-RR certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates to the extent of the Non-VRR Percentage of the reduction in such P&I Advance), on the other hand. See “—Advances”.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the Class VRR certificates, on the one hand, and the Non-VRR Certificates, on the other hand, based on the VRR Percentage and the Non-VRR Percentage, respectively.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. The master servicer will be required to deliver to (via electronic delivery) or provide access to the special servicer of any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan using reasonable efforts to deliver such information within five business days of the special servicer’s reasonable request. None of the master servicer, the operating advisor, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

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“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the VRR Percentage of any Cumulative Appraisal Reduction Amounts will be allocated to the Class VRR certificates to notionally reduce (to not less than zero) the Certificate Balance thereof, and the Non-VRR Percentage of any Cumulative Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce its Certificate Balance until the Certificate Balance of each such class is notionally reduced to zero (i.e., first, to the Class K-RR certificates, second, to the Class J-RR certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, and finally, to the Class A-S certificates).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the Non-VRR Percentage of Collateral Deficiency Amounts allocated to a related AB Modified Loan that is a Mortgage Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class K-RR certificates and second, to the Class J-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated the Non-VRR Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this and the prior paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral

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Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the special servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements

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as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (in respect of any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. In addition, upon the request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, in connection with any such determination of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to

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notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to Specially Serviced Loans) or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided that the Directing Certificateholder will not have more than 30 days to respond to the special servicer’s request for such consent or consultation, as applicable; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Certificateholder, the special servicer will not be required to do so. Each of the master servicer (if the master servicer and the special servicer mutually agree that the master servicer is required to make the determinations described above) and the special servicer (at the expense of the trust fund) will be entitled to rely on insurance consultants in making the determinations described above, and if the master servicer is making such determination, the master servicer will be required to make such determination in the same manner and subject to the same rights and obligations as if the special servicer were to make such determination.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder the holder of any Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such

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additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (or, with respect to modifications, waivers and amendments that are not Special Servicer Decisions or Major Decisions, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or that otherwise does not (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the issuing entity. The master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Special Servicer Decisions or Major Decisions without the consent of the special servicer (which such consent may be deemed received by the master servicer if the master servicer is processing such modification, waiver or amendment and special servicer does not respond within 10 business days of delivery to the special servicer of the analysis and all information reasonably requested by the special servicer in order to grant or withhold such consent, plus the time provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a holder of a Companion Loan under a related intercreditor agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to any non-Specially Serviced Loan except as set forth in the proviso immediately following this definition below, the master servicer will not consent to, process or approve any request by

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a borrower with respect to any of the following, but will forward such request to the special servicer for processing and evaluation (each, a “Special Servicer Decision”):

(1)       approving or denying leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for all leases (other than, in each case, ground leases) in excess of the lesser of (a) 30,000 square feet and (b) 30% of the net rentable area at the related Mortgaged Property;

(2)       approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related mortgage loan documents) with material (more than 10%) increases in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(3)       any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as “performance”, “earn-out” or “holdback” escrows or reserves including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans securing the Mortgaged Properties specifically identified in the PSA, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents as mutually agreed upon by the master servicer and the special servicer or any other funding or disbursement, will not constitute a Special Servicer Decision);

(4)       any requests for the release of collateral or the acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan other than: (a) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan or Serviced Whole Loan; (b) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral, except as provided in clause (9) below; (c) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (d) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

(5)       approving any transfer of an interest in the borrower under a serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (a) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the conditions to the transfer or assumption set forth in the related mortgage loan documents that do not include lender approval or the exercise of lender discretion, including a consent to transfer or assumption to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (b) does not involve incurring new mezzanine financing or a change in control of the borrower;

(6)       requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents;

(7)       approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(8)       approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(9)       agreeing to any modification, waiver, consent or amendment of a Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a Mortgage Loan event of default (but excluding non-

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monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (b) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; and

(10)       determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease (and in any such case, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the related Mortgage Loan is the ground lease).

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any non-Specially Serviced Loan; provided further that the master servicer will, without the need for any such mutual agreement between the master servicer and the special servicer, process any Special Servicer Decision described in subclauses (a) and (b) of clause (9) of this definition of “Special Servicer Decision” with respect to any non-Specially Serviced Loan, in each case subject to the consent (or deemed consent) of the special servicer as obtained pursuant to the PSA.

With respect to non-Specially Serviced Loans except as set forth in the next sentence in this paragraph, the master servicer will not consent to, process or evaluate any borrower request for a Major Decision or Special Servicer Decision but will refer such request to the special servicer. Generally, the special servicer will process the request directly and make the determination whether or not to consent to or approve such request. However, if the master servicer and special servicer mutually agree that the master servicer will process such request, the master servicer will prepare and submit its written analysis and recommendation to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Certificateholder” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus) to approve or disapprove any modification, waiver or amendment that constitutes such a Major Decision or a Special Servicer Decision. In any case with respect to any Major Decision or Special Servicer Decision in connection with a non-Specially Serviced Loan, each of the master servicer and the special servicer will be entitled to 50% of any Excess Modification Fees and assumption, loan service transaction, consent and earnout fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters, whether or not the master servicer processes such request.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y)(a) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder), (b) upon request of the Risk Retention Consultation Party with respect to a Specially Serviced Loan, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder) and (c) with respect to any Major Decision, after the occurrence and during the continuance of a Control Termination Event (or as otherwise required after the occurrence and during

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the continuance of an Operating Advisor Consultation Event), non-binding consultation with the Operating Advisor within the same time period as it would obtain the approval of, or consult with, in each case as provided in the PSA and described in this prospectus and (y) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by applicable Treasury regulations, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver, amendment or forbearance or any other action that would have the effect of an extension of any term of any Specially Serviced Loan if that modification, waiver, amendment, forbearance or other action would:

(1)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a), prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan (or if such Companion Loan is in a securitization, the master servicer of such securitization on its behalf), the operating advisor, the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is

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an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and prior to the occurrence of a Consultation Termination Event) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan), the Directing Certificateholder or the Risk Retention Consultation Party, the holder of any related Companion Loan, the Operating Advisor and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon consultation with the Directing Certificateholder) and with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $35,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, and (z) together with all other Mortgage Loans with which it is cross collateralized or cross-defaulted or together with all other Mortgage Loans with the same or an affiliated borrower, that is one of the ten largest Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any); provided, however, that with respect to clauses (y) and (z) of this paragraph, such Mortgage Loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) with

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respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to such party, the special servicer has obtained the consent of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan as to such party, has consulted with the Directing Certificateholder) and (ii) the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any) if such Mortgage Loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest Mortgage Loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $35,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the Class VRR certificates, upon the request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party, within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $4,000,000 or more at least once every 12 months and (B) less than $4,000,000 at least once every 24 months, in each case, commencing in the calendar year 2026, unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity), and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the

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inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on December 31, 2025 and the calendar year ending on December 31, 2025 and to review such items in connection with the preparation of the CREFC® operating statement analysis reports and the CREFC® NOI adjustment worksheets. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)   as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date, and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (who will be required to promptly forward such written evidence to the special servicer) or special servicer, as of the related maturity date, documentation that is satisfactory in form and substance to the master servicer and the special servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer and the special servicer (and the master servicer or special servicer, as applicable, is required to promptly forward such documentation to the other such party), which provides that a refinancing or sale will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the special servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing or sale, or fails to satisfy any condition of such refinancing or sale or the related borrower fails to pay any Assumed Scheduled Payments on the related due date (subject to any applicable grace period) at any time before the refinancing or sale, (ii) if such refinancing or sale does not occur within 120 days of the

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related maturity date (or within such shorter period as the refinancing or sale is scheduled to occur pursuant to the related refinancing or sale documentation), or (iii) the related refinancing, purchase agreement or sale documentation is terminated before the refinancing or sale is scheduled to occur;

(2)   as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)   as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding; provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period, or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)   as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)   as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)   as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan with respect to such party and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans, as applicable)), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7)   as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan, as applicable)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 60 days (provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (with, unless a Control

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Termination Event has occurred and is continuing, the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” above (each of clause (1) through (7), a “Servicing Transfer Event”).

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer (or, with respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Special Servicer) will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by the other party of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (1) and (2) of the definition of Specially Serviced Loans, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (3), (4), (5) and (7) of the definition of Specially Serviced Loans, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (6) of the definition of Specially Serviced Loans, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan), and, if applicable, any Serviced Whole Loan that becomes and remains a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then-current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence of a Consultation Termination Event);
●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
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●	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or, if such related Serviced Companion Loan has not been included in a securitization transaction, to the holders of the related Serviced Companion Loan;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information to the extent reasonably determinable based on the information that was delivered to the Special Servicer in connection with the transfer of servicing pursuant to the special servicing transfer event:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis
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on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Specially Serviced Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10-business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will follow the Directing Certificateholder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the related Asset Status Report required to be delivered by the special servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Approval Process, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder or the Risk Retention Consultation Party that does not include any communication (other than the Final Asset Status Report) between the special servicer and the Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan. In addition, after the occurrence and during the continuance of an Operating Advisor Consultation Event, no Asset Status Report will be a Final Asset Status Report unless and until the operating advisor is consulted with on a non-binding basis or deemed to have been consulted with pursuant to the Pooling and Servicing Agreement. The special servicer will be required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Certificateholder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the operating advisor and the special servicer. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. The operating advisor is only required to review

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Final Asset Status Reports delivered to it by the special servicer. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final by the special servicer.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following the completion of Directing Certificateholder Approval Process. See “—The Directing Certificateholder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan as to such party and for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action, if any, and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan as to such party, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan as to such party, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans)). For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and, if an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status

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Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then after a Servicing Transfer Event with respect to such defaulted Mortgage Loan, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

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If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and applicable Treasury regulations. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

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Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender (taking into account the pari passu nature of any Companion Loans, as applicable)) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of each Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loans, the special servicer will be entitled to sell (i) (with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the special servicer will be entitled to a Liquidation Fee to the same extent that the special servicer would be entitled to such Liquidation Fee had such Non-Serviced Mortgage Loan been a Serviced Mortgage Loan. In the absence of a cash offer at least equal to the Purchase Price, the special servicer may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) and the Directing Certificateholder and the Risk Retention Consultation Party, not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or the special servicer with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the party receiving such commitment will promptly forward a copy of such commitment or application to the master servicer or the special servicer, as applicable, if it is not evident that a copy has been delivered to such other party); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related

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Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person within 30 days of request therefor, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan as to such party, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event exists) and (ii) the Risk Retention Consultation Party and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the pari passu or subordinate nature of any Companion Loan). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such

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Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the pari passu or subordinate nature of any Companion Loan). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Pari Passu Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the Non-Serviced Special Servicer on a non-binding basis with respect to such sale. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

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The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of the Holders of Serviced Pari Passu Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and (2) the special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, as to all matters constituting Major Decisions, will have the right to replace the special servicer with or without cause and will have certain other rights under the PSA, each as described below. With respect to any matter for which the consent of the Directing Certificateholder is required or for which the Directing Certificateholder has the right to direct the master servicer or the special servicer, to the extent no specific time period for deemed consent is expressly stated, in the event no response from the Directing Certificateholder is received within 10 business days following written request for input and all reasonably requested information on any required consent or direction, the Directing Certificateholder will be deemed to have consented to or approved the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the Class VRR certificates) on a strictly non-binding basis with the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)   absent that selection, or

(2)   until a Directing Certificateholder is so selected, or

(3)   upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loans as to the Directing Certificateholder) is expected to be Blackstone Real Estate Services LLC.

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A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any date of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates and the Class VRR certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class among the Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be Class K-RR certificates.

The “Control Eligible Certificates” will be any of the Class J-RR and Class K-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, is received within ten (10) business days following the written request for input or any required consent or consultation, the Directing Certificateholder or Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Holders of Serviced Pari Passu Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer and (b) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to

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the master servicer’s taking any of the following actions, as to which the Directing Certificateholder has objected in writing (i) with respect to any Major Decision other than clause (xi) below, within 10 business days and (ii) within 30 days with respect to clause (xi) below, in each case, after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the special servicer within such 10-business-day or 30-day period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following is a “Major Decision”:

(i)                      any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)                   any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)                following a default or an event of default with respect to a serviced Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)                 any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted loan that is a Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Purchase Price;

(v)                    any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)                 any release of material collateral or any acceptance of substitute or additional collateral for a serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than (1) the release of collateral securing any Mortgage Loan in connection with a defeasance, (2) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (3) immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)              any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower;

(viii)           any property management company changes with respect to a serviced Mortgage Loan with a principal balance greater than $2,500,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a serviced Mortgage Loan or Serviced Whole Loan, in each case, for which lender consent or approval is required under the Mortgage Loan documents);

(ix)               releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a

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Serviced Whole Loan and for which there is no lender discretion (for the avoidance of doubt, any routine and/or customary escrow and reserve fundings or disbursements will not constitute a Major Decision);

(x)                  any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)               any determination of an Acceptable Insurance Default;

(xii)            any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision;

(xiii)         any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof; provided, however, that any such modification or amendment that would (a) materially increase the scope of the master servicer’s obligations under the subject agreement or the Pooling and Servicing Agreement, (b) reduce any compensation due to master servicer or modify the obligations of noteholders to pay their pro rata share of compensation due to the master servicer, under the subject agreement or the Pooling and Servicing Agreement, (c) change the terms related to any advancing obligations or right to reimbursement, including related to reimbursement of advances, or interest on advances, or the obligations of noteholders to pay their pro rata share of such advances or interest thereon, under the subject agreement or the Pooling and Servicing Agreement, (d) modify the master servicer’s right to reimbursement of any expense or the obligations of noteholders to pay their pro rata share of expenses as provided for in the subject agreement or the Pooling and Servicing Agreement, or cause the master servicer to incur additional expenses other than as provided for in the subject agreement or the Pooling and Servicing Agreement, or (e) modify the timing of reports or remittances required to be delivered by the master servicer under the subject agreement or the Pooling and Servicing Agreement, will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiv)          any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

(xv)             any determination by the master servicer to transfer a Mortgage Loan or Serviced Whole Loan under the circumstances described in clause (5) of the definition of “Specially Serviced Loans”;

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process and obtain the prior consent of the special servicer with respect to any of the Major Decisions with respect to any non-Specially Serviced Loan, and, whether processed by the master servicer or not, with respect to a Major

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Decision, the master servicer and special servicer will each be entitled to 50% of any Excess Modification Fees, consent fees, ancillary fees (other than fees for insufficient or returned checks), assumption fees, transfer fees, earnout fees and similar fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters (see “—Modifications, Waivers and Amendments” in this prospectus).

With respect to any borrower request or other action on a non-Specially Serviced Loan for matters that are Major Decisions or Special Servicer Decisions, the master servicer will not agree to such modification, waiver, amendment, consent, request or other action without the prior written consent of the special servicer. In connection with such consent, if the master servicer is processing such request or action, the master servicer will promptly provide the special servicer with written notice of the request for such modification, waiver, amendment, consent, request or other action, along with the master servicer’s written recommendation and analysis, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written notice and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such modification, waiver, amendment, consent, request or other action will be deemed granted.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence and continuance of an Operating Advisor Consultation Event. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

“Major Decision Reporting Package” means, with respect to any Major Decision for which it is processing, a written report by the master servicer or the special servicer, as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the master servicer or the special servicer, as applicable, and (ii) the proposed course of action recommended, which may, in the case of a Major Decision processed by the special servicer, at the special servicer’s discretion take the form of an Asset Status Report.

In connection with any Major Decision processed by the Special Servicer, the Special Servicer will provide any final Major Decision Reporting Package prepared by it to the Master Servicer promptly after the Directing Certificateholder’s approval of such final Major Decision Reporting Package.

Asset Status Report

With respect to any Specially Serviced Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

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Replacement of the Special Servicer

With respect to any Mortgage Loan (other than an Excluded Loan), so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder or Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to appoint (and may remove and replace with or without cause) an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability for the identity or actions of the newly appointed Excluded Special Servicer, and absent negligence, willful misconduct or bad faith on the part of such resigning special servicer, such resigning special servicer and its directors, members, managers, officers, employees and agents will be entitled to indemnification under the PSA. See “—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such

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Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicts of interest with respect to such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision processed by the special servicer and for which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Control Termination Event, Consultation Termination Event or Operating Advisor Consultation Event.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates and the Class VRR certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates and the Class VRR certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

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For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s or the holder of the Subordinate Companion Loan’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the operating advisor or the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan to the extent described above, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity as and to the extent provided in the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the controlling noteholders of any Non-Serviced Mortgage Loan or their respective designees (e.g. the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor

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will have no duty or liability to any particular class of certificates, any Certificateholder or any third party. The operating advisor is not providing special servicing or sub-servicing services and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. Potential investors should be aware that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to a Non-Serviced PSA), or any related REO Properties. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)   reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)   reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)   reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)   preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)    after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer

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will be required to deliver the foregoing calculations together with information and support materials (including such additional information either in the special servicer’s possession or reasonably obtainable by the special servicer and reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)    if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations, Appraisal Reduction Amounts or Collateral Deficiency Amounts, as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the certificate administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party, or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report.

Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or any approved or

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deemed approved Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor (a) if any Mortgage Loans were Specially Serviced Loans at any time during the prior calendar year and a Final Asset Status Report was delivered to the operating advisor or (b) if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision, prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to (i) report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial or (ii) provide or obtain a legal opinion, legal review or legal conclusion.

Only as used in connection with the Operating Advisor Annual Report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any assessment of compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will be required to identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

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The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—The Directing Certificateholder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                      that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action;

(ii)                   that can and will make the representations and warranties of the operating advisor set forth in the PSA;

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(iii)                that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party, the Third-Party Purchaser, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)                 that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)                    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)                 that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer, (iii) information subject to attorney-client privilege (and which the special servicer has labeled or otherwise communicated as being subject to privilege) and (iv) any Asset Status Report.

The operating advisor will be required to keep all such labeled Privileged Information, confidential and will not be permitted to disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the Special Servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing

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Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on advice of legal counsel), and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency,

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readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), the Risk Retention Consultation Party, any Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to

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notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage

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Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. With respect to any determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2016 (excluding pools with 20% or less of the initial balance remaining), the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between June 1, 2020 to June 30, 2025 was approximately 22.4% excluding all periods for which all loans within the legacy transactions are delinquent. Additionally, the average of the highest delinquency percentages (based on aggregate outstanding principal balance of mortgage loans that were delinquent at least 60 days and inclusive of all Barclays sponsored deals regardless of outstanding loan amount as a percentage of original cut-off balance loan amount) for any reporting period in each of the Barclays sponsored CMBS transactions between June 1, 2020 to June 30, 2025 was approximately 5.1%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two (2) largest Mortgage Loans in the Mortgage Pool represent approximately 19.4% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two (2) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

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CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the aggregate Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)               a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

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(ii)            a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)         a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)          copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)             a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)          a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)       copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of any Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, will promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is

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necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials or (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer will be required to prepare a preliminary report with respect to each Delinquent Loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in such preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing information or documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the master servicer, the special servicer and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset

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representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays), which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to the non-Specially Serviced Loans), the special servicer (with respect to the Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch, KBRA, Moody’s or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Class VRR Certificateholders, the Risk Retention Consultation Party, the Third-Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has neither performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Risk Retention Consultation Party, the Third-Party Purchaser, any party to the PSA or the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, nor been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

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Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that solely if the asset representations reviewer is not acting as the operating advisor, such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

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(i)               any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights of all the then-outstanding Certificates; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)            any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)         any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)          a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)             the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)          the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset

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representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Principal Balance Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of holders of Principal Balance Certificates and Class VRR certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Principal Balance Certificates and the Class VRR certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts) elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA and each Rating Agency. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party in its capacity as Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holder of the Class VRR certificates that would otherwise be imposed

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by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holder of the Class VRR certificates.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the holders of the Class VRR certificates;

(c)       does not have any liability or duties to the holders of any class of certificates other than the holder of the Class VRR certificates;

(d)       may take actions that favor the interests of the holders of one or more classes of certificates, including the Class VRR certificates, over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to a holder of the Class VRR certificates) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, for cause at any time, and without cause by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

With respect to each Serviced Whole Loan, after the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates and the Class VRR certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates and Class VRR certificates on an aggregate basis requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates and Class VRR certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of

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the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates and the Class VRR certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or the Controlling Class Certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all

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Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as the special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s) and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates and the Class VRR certificates representing a majority of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates and Class VRR certificates whose holders voted on the matter (provided that the holders of the Principal Balance Certificates and Class VRR certificates that so voted on the matter (i) hold Principal Balance Certificates and/or and the Class VRR certificates representing at least 20% of the Voting Rights on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates and/or the Class

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VRR certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by such Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the Class VRR certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) or the holder of the related Subordinate Companion Loan to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Third-Party Purchaser (an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of the Third-Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Third-Party Purchaser acquiring an interest in such Impermissible

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Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)   any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting (after any applicable grace periods) required under the PSA and compliance with Regulation AB, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of the master servicer or the special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

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(f)    KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities any Companion Loan Rating Agency, as applicable), within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), KBRA has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)   the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)   Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer, as the case may be, under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of the holders of Voting Rights evidencing at least 25% of the Voting Rights or, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written direction of the holders of Voting Rights evidencing at least 25% of the Voting Rights, or, for so long as a Control Termination Event has not occurred and is not continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as a Control Termination Event has not occurred and is not continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder, which approval may not be

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unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Whole Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Directing Certificateholder) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

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Waiver of Servicer Termination Event

The Certificateholders representing at least 66 2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only by all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset

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representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause either Trust REMIC to fail to qualify as a REMIC or (ii) cause a tax to be imposed on the trust or either Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i) or (ii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms of the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), certificate administrator, asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan, any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable non-serviced securitization trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property (or with respect to the operating advisor and/or asset representations reviewer, incurred in connection with the provision of services for such Non-Serviced Mortgage Loan) under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

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Notwithstanding any of the foregoing, no such indemnification will apply in the case of an asset review or in connection with the dispute resolution provisions described under “Pooling and Servicing Agreement—The Asset Representations Reviewer” or “—Dispute Resolution Provisions”.

In addition, the PSA will provide that none of the depositor, the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision

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of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or if each class is an affected class, of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims, disputes or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to its enforcement of its indemnification under the PSA or relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to it in each capacity for which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the special servicer, as applicable, which will in turn be required to promptly forward it to the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the

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applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the Class VRR certificates) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Certificateholder Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) obtains knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, either a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”) and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to a PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to a PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the

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related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the special servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Directing Certificateholder or a Controlling Class Certificateholder, in each case, related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such PSA Party Repurchase Request, along with the servicing file and all documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such PSA Party Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will, within 15 business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable

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mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder (other than a holder of the Class VRR certificates) or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (in either case, other than of the Class VRR Certificateholder) (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all

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decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and the related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates (other than the Directing Certificateholder or any of its affiliates) will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within thirty (30) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as the case may be. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

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In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement (and, with respect to the Coastal Equities Portfolio Whole Loan, the related Non-Serviced Primary Servicing Agreement). See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

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●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BBCMS Mortgage Trust 2025-C35 mortgage pool, if necessary); provided that, in the case of the Non-Serviced PSA for the BioMed MIT Portfolio Whole Loan, there are no mortgage loans other than the related Non-Serviced Whole Loan serviced under the related Non-Serviced PSA.
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA (however, such fees under the related Non-Serviced PSA may not be subject to the same minimum amounts or caps).
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or the special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
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●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Major Decisions under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less), and not all Non-Serviced PSAs require the related Non-Serviced Master Servicer to make Compensating Interest Payments; in the case of the Non-Serviced PSA for the BioMed MIT Portfolio Whole Loan, the related Non-Serviced PSA does not provide for Compensating Interest Payments.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS 2025-C35 mortgage pool, if necessary).
●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).
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●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	With respect to each Non-Serviced Mortgage Loan as to which the related lead securitization that includes the controlling Pari Passu Companion Loan does not involve the issuance of “eligible vertical interests” (as defined in the Credit Risk Retention Rules), the related Non-Serviced PSA may not provide for “risk retention consultation parties” with certain consultation rights.
●	With respect to the BioMed MIT Portfolio Whole Loan, there is no operating advisor under the related Non-Serviced PSA.
●	With respect to the BioMed MIT Portfolio Whole Loan (i) there is no asset representations reviewer under the related Non-Serviced PSA and (ii) there is no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

In addition, with respect to a Non-Serviced Whole Loan subject to a Non-Serviced Primary Servicing Agreement, the allocation of duties between the Non-Serviced Master Servicer and the Non-Serviced Primary Servicer will be similar in all material respects to the allocation of duties between the Master Servicer and Primary Servicer described in “—The Primary Servicer—Summary of the KeyBank Primary Servicing Agreement”; however, the servicing arrangements and such allocation of duties under such Non-Serviced Primary Servicing Agreement may differ in certain respects. For example:

●	The Non-Serviced Primary Servicing Agreement may differ regarding the holding of original documents, in addition to the original letters of credit, by the Non-Serviced Primary Servicer on behalf of the Non-Serviced Master Servicer and Non-Serviced Trustee for the benefit of the related certificateholders.
●	The Non-Serviced Primary Servicing Agreement may differ regarding the making of (a) any principal and interest advance or (b) any servicing advances required to be made on an urgent or emergency basis by the Non-Serviced Primary Servicer as well as the process for such an advance and reimbursement for such an advance.
●	The Non-Serviced Primary Servicing Agreement may differ regarding the indemnification provisions relating to the Non-Serviced Primary Servicer and Non-Serviced Master Servicer.
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●	The Non-Serviced Primary Servicing Agreement may differ regarding the limited circumstances when the Non-Serviced Primary Servicer may communicate directly with any Rating Agency.
●	The Non-Serviced Primary Servicing Agreement may differ regarding the processing of “Major Decisions” or certain other actions under the Non-Serviced Primary Servicing Agreement.
●	The Non-Serviced Primary Servicing Agreement may differ regarding the processing of any assumption, transfer, defeasance, or certain other actions as set forth in such Non-Serviced Primary Servicing Agreement for which the Non-Serviced PSA does not require the Non-Serviced Master Servicer to obtain the consent or approval of the Non-Serviced Special Servicer.
●	The Non-Serviced Primary Servicing Agreement may differ regarding the content and/or timing of the certifications, reports and registered public accountant attestations required by the Non-Serviced Primary Servicing Agreement.
●	The Non-Serviced Primary Servicing Agreement may differ regarding the compensation of the Non-Serviced Primary Servicer.
●	The Non-Serviced Primary Servicing Agreement may differ regarding the circumstances under which the Non-Serviced Primary Servicer may be terminated with respect to a Non-Serviced Mortgage Loan and/or the entire Non-Serviced Primary Servicing Agreement.

Prospective investors are encouraged to review the full provisions of any Non-Serviced Primary Servicing Agreement and the related Non-Serviced PSA, which, if available, can be obtained by requesting copies from the underwriters.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the BioMed MIT Portfolio Mortgage Loan

The BioMed MIT Portfolio Mortgage Loan is being serviced pursuant to the BX 2025-LIFE trust and servicing agreement. The servicing terms of the BX 2025-LIFE trust and servicing agreement are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

•	The related Non-Serviced Master Servicer under the BX 2025-LIFE trust and servicing agreement earns a primary servicing fee with respect to the BioMed MIT Portfolio Mortgage Loan equal to 0.00010% per annum.
•	Upon the BioMed MIT Portfolio Mortgage Loan becoming a specially serviced loan under the BX 2025-LIFE trust and servicing agreement, the related Non-Serviced Special Servicer under the BX 2025-LIFE trust and servicing agreement will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.15%.
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•	The related Non-Serviced Special Servicer under the BX 2025-LIFE trust and servicing agreement will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.25%.
•	The related Non-Serviced Special Servicer under the BX 2025-LIFE trust and servicing agreement will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.25%.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The BioMed MIT Portfolio Whole Loan”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency

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Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Kroll Bond Rating Agency, LLC (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be

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considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator, the operating advisor and each additional servicer, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance Report”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.
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Each party that is required to deliver an Assessment of Compliance Report will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loans, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 50% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. For the avoidance of doubt, the conditions described in this paragraph do not apply to the rights of Certificateholders to institute proceedings where indemnity is not otherwise required under the PSA as described in “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the Mortgage Loans and each REO Property remaining in the issuing entity, of which (A) an amount equal to the product of (i) the VRR Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the Class VRR certificates in exchange for the surrender of the Class VRR certificates, and (B) an amount equal to the product of (i) the Non-VRR Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in

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clause (b) below in exchange for the then-outstanding Non-VRR Certificates (provided, however, that (a) the aggregate Certificate Balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R certificates and Class VRR certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b)  the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1% of the Cut-off Date Balance. The voluntary exchange of certificates (other than the Class R certificates and the Class VRR certificates) for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan) of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3)  if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA;

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(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or either Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC under the relevant

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provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)    to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)    to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed; or

(k)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller, related additional obligor; under the MLPA or related additional obligor under the MLPA or otherwise change any rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, related additional obligor under the MLPA or related guarantor or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller, related additional obligor under the MLPA or related guarantor under any MLPA or otherwise change the rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller, related additional obligor or related guarantor. In

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addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) in the case of the trustee, an institution (A) whose long-term senior unsecured debt rating or issuer rating is at least “A2” by Moody’s or that has a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided, however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer rating of at least “Baa3” by Moody’s if the master servicer maintains a long-term senior unsecured debt rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s), (B) whose long-term senior unsecured debt rating or issuer credit rating is at least “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a long-term issuer rating of at least “BBB-” by Fitch as long as the master servicer has a long-term unsecured debt rating of “A” by Fitch or a short-term rating of “F1” by Fitch) and (C) if rated by KBRA, rated at least “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, (iii) in the case of the certificate administrator, an institution whose long-term senior unsecured debt is rated at least “Baa3” by Moody’s and “BBB-” by KBRA (or an investment grade rating by any other NRSRO, which may include Moody’s or Fitch) and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator and, prior to the occurrence and continuance of a Control Termination Event, acceptable to the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes

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incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

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Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Nineteen (19) Mortgaged Properties (27.2%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Massachusetts. Nine (9) Mortgaged Properties (13.0%) are located in Massachusetts. Mortgage loans involving real property in Massachusetts are secured by mortgages and foreclosures are accomplished by one of the following methods: judicial foreclosure action, sale under statutory power of sale, peaceable entry and possession for three years, or bill in equity under statute. Foreclosure by sale under the statutory power of sale accompanied by an entry prior to the sale is the more commonly followed method of foreclosure in Massachusetts. If the mortgagor is not a corporation, limited liability company or limited partnership, the mortgagee will generally first obtain a judgment from the Land Court or Superior Court sitting in the county where the property is located barring the rights of any interested party under the Solders’ and Sailor’s Civil Relief Act. Prior to conducting the sale, notice of sale must be published for three successive weeks with the first such publication to take place at least 21 days prior to the date of sale and notice must be delivered by registered mail to the required parties at least 30 days prior to the date of sale. A mortgagor has no right of redemption after a properly conducted foreclosure sale under the power of sale. The Commonwealth of Massachusetts does not have a “one action rule” or “anti-deficiency legislation”; however, a deficiency judgment for a recourse loan cannot be obtained after a foreclosure sale conducted by a power of sale unless certain required steps are taken, including the giving of notice at least 21 days before the sale, the signing of an affidavit within 30 days after the sale, and generally bringing the action within 2 years after the sale. Although very rarely granted, in certain circumstances, the lender may have a receiver appointed. In Massachusetts, contamination on a property may give rise to a “super lien” on the property for costs incurred by the Commonwealth of Massachusetts and such a lien has priority over all existing liens, including those of existing mortgages.

California. Six (6) Mortgaged Properties (11.5%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the

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indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

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Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

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A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual

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amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage

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triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by

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the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is

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defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where “cause” has not been

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shown or the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to

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satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections

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included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was

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about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by, among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of

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the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”,

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however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

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If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to

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reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

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Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”), the Anti-Money Laundering Act of 2020, including the Corporate Transparency Act, and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance. It is currently unclear as to the long-term implications of the Anti-Money Laundering Act of 2020 or the Corporate Transparency Act.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving
Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the offered certificates, and Barclays Bank PLC (as a “majority-owned affiliate” of Barclays), which is expected to be the holder of the Class VRR certificates and the expected initial Risk Retention Consultation Party. Barclays is also the holder of the Class VRR certificates and is the expected initial Risk Retention Consultation Party.

Computershare Trust Company, National Association, the certificate administrator, trustee and custodian, is also the certificate administrator, trustee and custodian under (i) the BX 2025-LIFE trust and servicing agreement, pursuant to which the BioMed MIT Portfolio Whole Loan is serviced, (ii) the BANK

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2025-BNK50 pooling and servicing agreement, pursuant to which (a) the Coastal Equities Portfolio Whole Loan is initially serviced (prior to the securitization of the controlling Pari Passu Companion Loan) and (b) the Adini Portfolio Whole Loan is serviced and (iii) the BMO 2025-C11 pooling and servicing agreement, pursuant to which the 340 Mt Kemble Whole Loan is serviced.

Midland, the master servicer, is also (i) the master servicer under the BMO 2025-C11 pooling and servicing agreement pursuant to which the 340 Mt Kemble Whole Loan is being serviced and (ii) in connection with the BANK 2025-BNK50 pooling and servicing agreement, pursuant to a primary servicing agreement between Midland as primary servicer and the BNK50 master servicer, Midland is the primary servicer of (A) the Adini Portfolio Whole Loan and (B) the Coastal Equities Portfolio Whole Loan (until the securitization of the controlling pari passu companion loan).

BREC Securities Holdings, LLC will purchase the Class E, Class X-E, Class J-RR and Class K-RR certificates and is an affiliate of Blackstone Real Estate Services LLC, which will be appointed as the initial Directing Certificateholder with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan or any Excluded Loan with respect to the Directing Certificateholder).

UBS AG New York Branch, a sponsor, an originator and a mortgage loan seller, is an affiliate of UBS Securities LLC, one of the underwriters. In addition, UBS AG New York Branch currently holds one or more of the Rentar Plaza Companion Loans, 29-33 Ninth Avenue Companion Loans and The Hollywood Collection Companion Loans, but is expected to transfer such Companion Loans to one or more future securitizations.

GACC, a sponsor, an originator and a mortgage loan seller, is an affiliate of DBR Investments Co. Limited, an originator, Deutsche Bank AG, New York Branch, an originator and Deutsche Bank Securities Inc., one of the underwriters.

JPMCB, a mortgage loan seller, a sponsor and an originator, is an affiliate of J.P. Morgan Securities LLC, one of the underwriters. In addition, JPMCB currently holds certain of the BioMed MIT Portfolio Companion Loans, Washington Square Companion Loans and Coastal Equities Portfolio Companion Loans.

SMC is a sponsor, a mortgage loan seller and an originator.

Societe Generale Financial Corporation, a sponsor, a mortgage loan seller and an originator, is an affiliate of SG Americas Securities, LLC, one of the underwriters. In addition, Societe Generale Financial Corporation currently holds certain of the BioMed MIT Portfolio Companion Loans.

GS Bank, an originator and an affiliate of GSMC, a sponsor, and Goldman Sachs & Co. LLC, one of the underwriters. In addition, GS Bank currently holds one or more of the BioMed MIT Portfolio, Washington Square and 32 Old Slip – Leased Fee Companion Loans, but is expected to transfer such Companion Loans (through its affiliate, GSMC) to one or more future securitizations.

Bank of America, a sponsor, an originator and a mortgage loan seller, is an affiliate of BofA Securities, Inc., one of the underwriters. In addition, Bank of America currently holds certain of the Marriott World Headquarters Companion Loans.

LMF is a sponsor, a mortgage loan seller and an originator. An affiliate of Barclays has provided warehouse financing to LMF for certain Mortgage Loans originated by LMF that are being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $22,050,000. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the LMF Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

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In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Interim Servicing Arrangements

Pursuant to certain interim servicing arrangements between each sponsor and Mortgage Loan Seller identified in the table below (and/or certain of its affiliates), on the one hand, and the related interim servicer identified in the table below, which is otherwise a party to this transaction, on the other hand, such interim servicer acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, the specified number of Mortgage Loans contributed by such Mortgage Loan Seller, with the approximate aggregate Cut-off Date Balance and percentage of Initial Pool Balance identified in the table below (which, in the case of any related Jointly Sold Mortgage Loan, includes only the portion thereof being contributed by such Mortgage Loan Seller).

Sponsor/Mortgage Loan Seller	Interim Servicer	Number of Mortgage Loans*	Approximate Aggregate Cut-off Date Balance	Approximate Percentage of Initial Pool Balance
Barclays Capital Real Estate Inc.	Midland Loan Services, a Division of PNC Bank, National Association	5	$110,100,000	13.8%
Societe Generale Financial Corporation	Midland Loan Services, a Division of PNC Bank, National Association	3	$24,061,213	3.0%
UBS AG	Midland Loan Services, a Division of PNC Bank, National Association	6	$194,190,000	24.4%
German American Capital Corporation	Midland Loan Services, a Division of PNC Bank, National Association	7	$154,150,000	19.4%
JPMorgan Chase Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	4	$96,600,372	12.1%

*	In the case of any Jointly Sold Mortgage Loan, such Mortgage Loan is included in each applicable Mortgage Loan Seller’s total Number of Mortgage Loans, regardless of the fact that such Mortgage Loan Seller is only contributing a portion of such Jointly Sold Mortgage Loan.

Interim and Other Custodial Arrangements

Pursuant to interim custodial arrangements between each sponsor and Mortgage Loan Seller identified in the table below (and/or certain of its affiliates), on the one hand, and the related interim custodian, which is otherwise a party to this transaction, identified in the table below, on the other hand, such interim custodian acts as interim custodian with respect to the specified number of Mortgage Loans contributed by such Mortgage Loan Seller, with the approximate aggregate Cut-off Date Balance and percentage of Initial Pool Balance identified in the table below (which, in the case of any related Jointly Sold Mortgage Loan, includes only the portion thereof being contributed by such Mortgage Loan Seller).

Sponsor/Mortgage Loan Seller	Interim Custodian	Number of Mortgage Loans*	Approximate Aggregate Cut-off Date Balance	Approximate Percentage of Initial Pool Balance
Barclays Capital Real Estate Inc.	Computershare Trust Company, National Association	5	$110,100,000	13.8%
Societe Generale Financial Corporation	Computershare Trust Company, National Association	3	$24,061,213	3.0%
UBS AG	Computershare Trust Company, National Association	1	$24,000,000	3.0%
German American Capital Corporation	Computershare Trust Company, National Association	7	$154,150,000	19.4%
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Sponsor/Mortgage Loan Seller	Interim Custodian	Number of Mortgage Loans*	Approximate Aggregate Cut-off Date Balance	Approximate Percentage of Initial Pool Balance
Starwood Mortgage Capital LLC	Computershare Trust Company, National Association	6	$70,800,000	8.9%
Goldman Sachs Mortgage Company	Computershare Trust Company, National Association	1	$18,750,000	9.4%
LMF Commercial, LLC	Computershare Trust Company, National Association	3	$22,050,000	2.8%
JPMorgan Chase Bank, National Association	Computershare Trust Company, National Association	4	$96,600,372	12.1%

*	In the case of any Jointly Sold Mortgage Loan, such Mortgage Loan is included in each applicable Mortgage Loan Seller’s total Number of Mortgage Loans, regardless of the fact that such Mortgage Loan Seller is only contributing a portion of such Jointly Sold Mortgage Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

The sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including, in certain circumstances, actions relating to repurchase claims. However, there are no legal proceedings currently pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the

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Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the Mortgage Loans allocated to the certificates will depend in part on the period of time during which the Class A-1, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the certificates than they were when the Class A-1, Class A-4 and Class A-5 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A certificates with a Notional Amount, applied to reduce its Notional Amount. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in

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reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Non-VRR Realized Loss and VRR Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Principal Balance Certificates, on the one hand, and the Class VRR certificates, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the Principal Balance Certificates and the Class VRR certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of Certificates indicated in the table below as a result of the application of Non-VRR Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$538,087,000	Class A-1, Class A-4, Class A-5 and Class A-SB certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments or performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

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The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$538,087,000	Class A-1, Class A-4, Class A-5 and Class A-SB certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates

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purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—Material Terms of the Class VRR Certificates —Priority of Distributions on the Class VRR Certificates”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in August 2025;
●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate;
●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is
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permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

●	no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;
●	the Closing Date occurs on or about July 24, 2025;
●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;
●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;
●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;
●	no additional trust fund expenses are incurred;
●	no property releases (or related re-amortizations) occur;
●	the optional termination is not exercised;
●	there are no modifications or maturity date extensions in respect of the Mortgage Loans;
●	the 340 Mt Kemble Mortgage Loan (1.8%) amortizes based on the non-standard amortization schedule attached to this prospectus as Annex F; and
●	with respect to each Mortgage Loan with a related Subordinate Companion Loan, for purposes of assumed CPY prepayment rates, prepayments are determined on the basis of the principal balance of the related Mortgage Loan.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

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Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2026	85%	85%	85%	85%	85%
July 2027	67%	67%	67%	67%	67%
July 2028	47%	47%	47%	47%	47%
July 2029	24%	24%	24%	24%	24%
July 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.77	2.77	2.77	2.77	2.77

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031	100%	100%	100%	100%	100%
July 2032	100%	100%	100%	100%	100%
July 2033	100%	100%	100%	100%	100%
July 2034	100%	100%	100%	100%	100%
July 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.57	9.49	9.41	9.32	9.15

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Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031	100%	100%	100%	100%	100%
July 2032	100%	100%	100%	100%	100%
July 2033	100%	100%	100%	100%	100%
July 2034	100%	100%	100%	100%	100%
July 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.82	9.78	9.74	9.68	9.36

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031	79%	79%	79%	79%	79%
July 2032	57%	57%	57%	57%	57%
July 2033	36%	36%	36%	36%	36%
July 2034	13%	13%	13%	13%	13%
July 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.35	7.35	7.35	7.35	7.35

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031	100%	100%	100%	100%	100%
July 2032	100%	100%	100%	100%	100%
July 2033	100%	100%	100%	100%	100%
July 2034	100%	100%	100%	100%	100%
July 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.98	9.98	9.95	9.90	9.63
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Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031	100%	100%	100%	100%	100%
July 2032	100%	100%	100%	100%	100%
July 2033	100%	100%	100%	100%	100%
July 2034	100%	100%	100%	100%	100%
July 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.98	9.98	9.98	9.98	9.64
Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031	100%	100%	100%	100%	100%
July 2032	100%	100%	100%	100%	100%
July 2033	100%	100%	100%	100%	100%
July 2034	100%	100%	100%	100%	100%
July 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.98	9.98	9.98	9.98	9.64

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from July 1, 2025 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this

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prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

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Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.000%	6.288%	6.288%	6.288%	6.288%	6.288%
97.000%	5.867%	5.867%	5.867%	5.867%	5.867%
98.000%	5.452%	5.452%	5.452%	5.452%	5.452%
99.000%	5.044%	5.044%	5.044%	5.044%	5.044%
100.000%	4.642%	4.642%	4.642%	4.642%	4.642%
101.000%	4.246%	4.246%	4.246%	4.246%	4.246%
102.000%	3.856%	3.856%	3.856%	3.856%	3.856%
103.000%	3.471%	3.471%	3.471%	3.471%	3.471%
104.000%	3.092%	3.092%	3.092%	3.092%	3.092%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
97.000%	5.735%	5.738%	5.740%	5.743%	5.749%
98.000%	5.595%	5.597%	5.598%	5.600%	5.604%
99.000%	5.456%	5.457%	5.458%	5.459%	5.460%
100.000%	5.320%	5.319%	5.319%	5.319%	5.319%
101.000%	5.184%	5.183%	5.182%	5.181%	5.179%
102.000%	5.051%	5.049%	5.047%	5.045%	5.040%
103.000%	4.919%	4.916%	4.913%	4.910%	4.904%
104.000%	4.789%	4.785%	4.781%	4.777%	4.769%
105.000%	4.660%	4.655%	4.651%	4.645%	4.636%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.000%	5.758%	5.758%	5.759%	5.759%	5.762%
100.000%	5.622%	5.622%	5.622%	5.622%	5.621%
101.000%	5.487%	5.487%	5.487%	5.486%	5.481%
102.000%	5.355%	5.354%	5.353%	5.352%	5.344%
103.000%	5.223%	5.222%	5.221%	5.219%	5.208%
104.000%	5.094%	5.092%	5.091%	5.088%	5.073%
105.000%	4.966%	4.964%	4.962%	4.958%	4.940%
106.000%	4.839%	4.837%	4.834%	4.830%	4.809%
107.000%	4.714%	4.711%	4.708%	4.704%	4.679%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.000%	5.658%	5.658%	5.658%	5.658%	5.658%
100.000%	5.487%	5.487%	5.487%	5.487%	5.487%
101.000%	5.319%	5.319%	5.319%	5.319%	5.319%
102.000%	5.152%	5.152%	5.152%	5.152%	5.152%
103.000%	4.987%	4.987%	4.987%	4.987%	4.987%
104.000%	4.824%	4.824%	4.824%	4.824%	4.824%
105.000%	4.664%	4.664%	4.664%	4.664%	4.664%
106.000%	4.505%	4.505%	4.505%	4.505%	4.505%
107.000%	4.348%	4.348%	4.348%	4.348%	4.348%
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Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
5.000%	7.416%	7.350%	7.272%	7.162%	6.698%
5.050%	7.178%	7.111%	7.033%	6.922%	6.455%
5.100%	6.943%	6.876%	6.797%	6.686%	6.215%
5.150%	6.712%	6.644%	6.565%	6.453%	5.979%
5.200%	6.484%	6.416%	6.336%	6.223%	5.746%
5.250%	6.260%	6.191%	6.111%	5.997%	5.517%
5.300%	6.039%	5.969%	5.888%	5.774%	5.290%
5.350%	5.820%	5.751%	5.669%	5.554%	5.067%
5.400%	5.605%	5.535%	5.453%	5.337%	4.847%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.000%	6.020%	6.020%	6.020%	6.021%	6.023%
100.000%	5.884%	5.884%	5.884%	5.884%	5.883%
101.000%	5.749%	5.749%	5.749%	5.748%	5.745%
102.000%	5.616%	5.616%	5.616%	5.615%	5.608%
103.000%	5.485%	5.485%	5.484%	5.483%	5.474%
104.000%	5.355%	5.355%	5.354%	5.352%	5.340%
105.000%	5.227%	5.227%	5.226%	5.223%	5.209%
106.000%	5.100%	5.100%	5.099%	5.096%	5.079%
107.000%	4.975%	4.975%	4.974%	4.970%	4.950%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.000%	6.308%	6.308%	6.308%	6.308%	6.311%
100.000%	6.170%	6.170%	6.170%	6.170%	6.169%
101.000%	6.033%	6.033%	6.033%	6.033%	6.029%
102.000%	5.899%	5.899%	5.899%	5.899%	5.891%
103.000%	5.766%	5.766%	5.766%	5.766%	5.755%
104.000%	5.634%	5.634%	5.634%	5.634%	5.620%
105.000%	5.504%	5.504%	5.504%	5.504%	5.487%
106.000%	5.376%	5.376%	5.376%	5.376%	5.355%
107.000%	5.249%	5.249%	5.249%	5.249%	5.225%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
97.000%	6.674%	6.674%	6.675%	6.675%	6.687%
98.000%	6.531%	6.532%	6.532%	6.533%	6.541%
99.000%	6.391%	6.391%	6.392%	6.393%	6.397%
100.000%	6.252%	6.253%	6.253%	6.254%	6.255%
101.000%	6.115%	6.116%	6.116%	6.117%	6.114%
102.000%	5.980%	5.981%	5.981%	5.982%	5.976%
103.000%	5.847%	5.847%	5.847%	5.848%	5.839%
104.000%	5.715%	5.715%	5.715%	5.716%	5.703%
105.000%	5.584%	5.585%	5.585%	5.586%	5.570%
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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, investors subject to the alternative minimum tax and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, collectively, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class A-S, Class B, Class C, Class D, Class E, Class J-RR, Class K-RR and Class VRR certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each class of Lower-Tier Regular Interests will constitute a class of “regular interests” in the Lower-Tier REMIC, (c) each class of Regular Interests will constitute a class of “regular interests” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless

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certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the Startup Day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the

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specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury Regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount (“OID”)) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans... secured by an interest in real property which is... residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, twenty-one (21) of the Mortgaged Properties (collectively, 12.0%) securing or partially securing nine (9) Mortgage Loans are, in whole or in part, multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

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Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury Regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X-A certificates as having no qualified stated interest. Such class will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such class over its issue price (including

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interest accrued prior to the Closing Date). Any “negative” amounts of OID on such class attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPY (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A certificates.

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Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury Regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury Regulations implementing the market discount rules have not yet been proposed, and investors should

527

therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury Regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the

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interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Principal Balance Certificates that are corporations or that otherwise hold the Principal Balance Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Principal Balance Certificates becoming wholly or partially worthless, and that, in general, the holders of the Principal Balance Certificates that are not corporations and do not hold the Principal Balance Certificates in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Principal Balance Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Principal Balance Certificates should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Principal Balance Certificates. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Principal Balance Certificates have been otherwise retired. The IRS could also assert that losses on a class of Principal Balance Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Principal Balance Certificates with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Regular Interestholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the

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Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale or exchange of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the applicable Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury Regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure

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property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Code Section 6223) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the Trust REMICs and the Pooling and Servicing Agreement will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnership representative of each Trust REMIC and will have the authority to utilize, and will be directed to utilize, any election or other exception available to make the holders of the Class R certificates, rather than the Trust REMICs, liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI,

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each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder (i) is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number, or (ii) other than a holder of a Class R certificate, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether

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withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee, at the written direction of the certificate administrator, will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury Regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax

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consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Barclays Capital Holdings Inc. and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-4	Class A-5	Class A-SB
Barclays Capital Inc.	$9,224,000	$100,000,000	$416,206,000	$11,907,000
BofA Securities, Inc.	$0	$0	$0	$0
Deutsche Bank Securities Inc.	$0	$0	$0	$0
Goldman Sachs & Co. LLC	$0	$0	$0	$0
J.P. Morgan Securities LLC	$0	$0	$0	$0
SG Americas Securities, LLC	$0	$0	$0	$0
UBS Securities LLC	$0	$0	$0	$0
Bancroft Capital, LLC	$0	$0	$0	$0
Academy Securities, Inc.	$0	$0	$750,000	$0
Total	$9,224,000	$100,000,000	$416,956,000	$11,907,000
Underwriter	Class X-A	Class A-S	Class B	Class C
Barclays Capital Inc.	$476,600,000	$81,635,000	$38,317,000	$28,500,000
BofA Securities, Inc.	$61,487,000	$1,000,000	$3,000,000	$1,287,000
Deutsche Bank Securities Inc.	$0	$0	$0	$0
Goldman Sachs & Co. LLC	$0	$0	$0	$0
J.P. Morgan Securities LLC	$0	$0	$0	$0
SG Americas Securities, LLC	$0	$0	$0	$0
UBS Securities LLC	$0	$0	$0	$0
Bancroft Capital, LLC	$0	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Total	$538,087,000	$82,635,000	$41,317,000	$29,787,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

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The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 106.6% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from July 1, 2025, before deducting expenses payable by the depositor (such expenses estimated at $9,039,000, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor and an affiliate of Barclays, which is a sponsor, the retaining sponsor, an originator, a mortgage loan seller, an affiliate of Barclays Bank PLC, the expected initial Risk Retention Consultation Party and holder of the Class VRR certificates (as a “majority-owned affiliate” of Barclays). BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, National Association, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the Marriott World Headquarters Companion Loans. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of German American Capital Corporation, which is, a sponsor, a mortgage loan seller, an originator and the holder of certain of the Washington Square Companion Loans, Deutsche Bank AG, New York Branch, an originator and the holder of certain of the BioMed MIT Portfolio Companion Loans, and DBR Investments Co. Limited, an originator and the holder of certain of the Rentar Plaza Companion Loans. Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of Goldman Sachs Mortgage Company, which is a sponsor, an originator, a mortgage loan seller and the holder of one or more BioMed MIT Portfolio, Washington Square and 32 Old Slip – Leased Fee Companion Loans. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMorgan Chase Bank, National Association, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the BioMed MIT Portfolio Companion Loans, Washington Square Companion Loans and Coastal Equities Portfolio Companion Loans. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Societe Generale Financial Corporation, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the BioMed MIT Portfolio Companion Loans. UBS Securities LLC,

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one of the underwriters, is an affiliate of UBS AG New York Branch, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the Rentar Plaza Companion Loans, 29-33 Ninth Avenue Companion Loans and The Hollywood Collection Companion Loans.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of BofA Securities, Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of Deutsche Bank Securities Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of Goldman Sachs & Co. LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of J.P. Morgan Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering and affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1)  the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(2)  the payment by the depositor to Societe Generale Financial Corporation, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Societe Generale Financial Corporation Mortgage Loans (or, with respect to the BioMed MIT Portfolio Mortgage Loan, the portion thereof allocable to Societe Generale Financial Corporation);

(3)  the payment by the depositor to UBS AG New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the UBS AG New York Branch Mortgage Loans (or, with respect to the Rentar Plaza Mortgage Loan, the portion thereof allocable to UBS AG New York Branch);

(4)  the payment by the depositor to German American Capital Corporation, an affiliate of Deutsche Bank Securities Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the German American Capital Corporation Mortgage Loans (or, with respect to each of the Washington Square Mortgage Loan, the Rentar Plaza Mortgage Loan and the BioMed MIT Portfolio Mortgage Loan, the portion thereof allocable to German American Capital Corporation);

(5)  the payment by each of LMF and SMC (if applicable) or, in each case, an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with the subject mortgage loan seller, or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by the subject mortgage loan seller, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to the subject mortgage loan seller in connection with the sale of those Mortgage Loans to the depositor by the subject mortgage loan seller;

(6) the payment by the depositor to Bank of America, National Association, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Bank of America Mortgage Loans (or, with respect to the Marriott World Headquarters Mortgage Loan, the portion thereof allocable to Bank of America, National Association);

(7)  the payment by the depositor to Goldman Sachs Mortgage Company, an affiliate of Goldman Sachs & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Goldman Sachs Mortgage Company Mortgage Loans (or, with respect to each of the Washington Square Mortgage Loan and the BioMed MIT Portfolio Mortgage Loan, the portion thereof allocable to Goldman Sachs Mortgage Company); and

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(8) the payment by the depositor to JPMorgan Chase Bank, National Association, an affiliate of J.P. Morgan Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the JPMorgan Chase Bank, National Association Mortgage Loans (or, with respect to each of the Washington Square Mortgage Loan and the Marriott World Headquarters Mortgage Loan, the portion thereof allocable to JPMorgan Chase Bank, National Association).

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc., SG Americas Securities, LLC, Deutsche Bank Securities Inc., UBS Securities LLC, Goldman Sachs & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-286968-01)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-286968) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

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Copies of all reports of the issuing entity on Forms 10-D, 10-K, 8-K and ABS-EE will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice within the meaning of Section 3(21) of ERISA or Section 4975 of the Code with respect to those assets for a fee or other compensation; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

538

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

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It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of

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an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the issuing entity, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice to the Plan or the fiduciary making the investment decision for the Plan in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are

541

investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that even certain classes of Offered Certificates that may be specified in this prospectus to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

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Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class B and Class C certificates) receive investment grade credit ratings from the three Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class B and Class C certificates receive investment grade credit ratings from two of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the Distribution Date in July 2058. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties or default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the

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ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

1
17g-5 Information Provider	369
1986 Act	524
1996 Act	504
3
30/360 Basis	403
4
401(c) Regulations	541
47 Mercer Borrower	188
7
78 Summit Property	188
78 Summit Purchaser	188
A
A/B Whole Loan	216
AB Modified Loan	415
Accelerated Mezzanine Loan Lender	362
Acceptable Insurance Default	419
Acting General Counsel’s Letter	144
Actual/360 Basis	203
Actual/360 Loans	392
ADA	506
Additional Exclusions	418
Administrative Cost Rate	346
ADR	153
Advances	388
Affirmative Asset Review Vote	455
Aggregate Available Funds	339
Aggregate Excess Prepayment Interest Shortfall	356
Aggregate Gain-on-Sale Entitlement Amount	340
Aggregate Principal Distribution Amount	347
AIFM Regulations	126
ALTA	279
Alternate Release Price	208
AMI	168
Annual Debt Service	153
Appraisal Reduction Amount	412
Appraisal Reduction Event	411
Appraised Value	154

Appraised-Out Class	416
Approved First Mortgagee	177
ARB	186
Assessment of Compliance Report	484
Asset Representations Reviewer Asset Review Fee	410
Asset Representations Reviewer Fee	410
Asset Representations Reviewer Fee Rate	410
Asset Representations Reviewer Termination Event	459
Asset Representations Reviewer Upfront Fee	410
Asset Review	456
Asset Review Notice	455
Asset Review Quorum	455
Asset Review Report	457
Asset Review Report Summary	457
Asset Review Standard	457
Asset Review Trigger	454
Asset Review Vote Election	455
Asset Status Report	428
Assumed Final Distribution Date	354
Assumed Scheduled Payment	348
Attestation Report	484
Available Funds	340
B
Balloon LTV Ratio	157
Balloon Payment	158
BAMLCM	304
BANK 2025-BNK50 Non-Serviced PSA	317
Bank of America	292
Bank of America Data File	299
Bank of America Guidelines	293
Bank of America Mortgage Loan	299
Bank of America Qualification Criteria	301
Bank of America Reporting Period	301
Bank of America Securitization Database	299
Bankruptcy Code	67
Barclays	235
Barclays Data Tape	236
Barclays Holdings	235
Barclays Mortgage Loans	236
Barclays Review Team	236
Base Interest Fraction	353
BellOak	327

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BER	179
BioMed MIT Portfolio Co-Lender Agreement	228
BioMed MIT Portfolio Companion Loan Holders	228
BioMed MIT Portfolio Companion Loans	227
BioMed MIT Portfolio CREFI Pari Passu Notes	227
BioMed MIT Portfolio DBNY Pari Passu Notes	227
BioMed MIT Portfolio Default Release	208
BioMed MIT Portfolio Directing Certificateholder	232
BioMed MIT Portfolio GSMC Pari Passu Notes	227
BioMed MIT Portfolio JPMCB Pari Passu Notes	227
BioMed MIT Portfolio Non-SASB Loans	227
BioMed MIT Portfolio Non-SASB Loans Holders	228
BioMed MIT Portfolio Pari Passu Companion Loans	227
BioMed MIT Portfolio SASB Pari Passu Companion Loans	227
BioMed MIT Portfolio Senior Loan Holders	228
BioMed MIT Portfolio Senior Loans	227
BioMed MIT Portfolio SGFC Pari Passu Notes	227
BioMed MIT Portfolio Subordinate Companion Loan Holders	228
BioMed MIT Portfolio Subordinate Companion Loans	227
BioMed MIT Portfolio Whole Loan	227
BNK50 Master Servicer	317
Borrower Party	361
Borrower Party Affiliate	362
Breach Notice	379
BREC	333
Bridge	323
Bridge Bank	110
Bridge Investment Group	323
BSCMI	259
BX 2025-LIFE Certificate Administrator	229
BX 2025-LIFE Master Servicer	228
BX 2025-LIFE Securitization	228
BX 2025-LIFE Special Servicer	228
BX 2025-LIFE Trustee	229
BX 2025-LIFE TSA	228
C
C(WUMP)O	22

Cash Flow Analysis	154
CERCLA	503
Certificate Administrator/Trustee Fee	409
Certificate Administrator/Trustee Fee Rate	409
Certificate Balance	338
Certificate Owners	371
Certificateholder	363
Certificateholder Quorum	463
Certificateholder Repurchase Request	473
Certificates	337
Class A Certificates	337
Class A-SB Planned Principal Balance	348
Class X Certificates	337
Clearstream	370
Clearstream Participants	372
Closing Date	153, 234
CMBS	147, 312
COCs	183
Code	146, 522
Collateral Deficiency Amount	416
Collection Account	391
Collection Period	341
Commonwealth	187
Communication Request	373
Companion Distribution Account	392
Companion Holder	216
Companion Holders	216
Companion Loan Rating Agency	216
Companion Loan(s)	150
Compensating Interest Payment	355
Computershare	324
Computershare Limited	324
Computershare Trust Company	324
Condo	175
Consent Judgment	188
Constant Prepayment Rate	514
Consultation Termination Event	443
Control Eligible Certificates	438
Control Note	216
Control Termination Event	443
Controlling Class	438
Controlling Class Certificateholder	438
Controlling Holder	216, 232
Corrected Loan	428
Council	175
Covered Transactions	268
CPR	514
CPY	514
CRECs	179
Credit Risk Retention Rules	329
CREFC®	359
CREFC® Intellectual Property Royalty License Fee	411
CREFC® Intellectual Property Royalty License Fee Rate	411

546

CREFC® Reports	359
Cross-Over Date	344
CRR	126
CTS	324
Cumulative Appraisal Reduction Amount	415, 416
Cure/Contest Period	457
Cut-off Date	150
Cut-off Date Balance	155
Cut-off Date Loan-to-Value Ratio	156
Cut-off Date LTV Ratio	156
CWCAM	321
D
D or @%(#)	159
D or YM(#)	159
D or YM@(#)	159
D(#)	159
DB Originators	253
DBNY	250
DBRI	250
DCH	323
Debt Service Coverage Ratio	157
Defaulted Loan	434
Defeasance Deposit	206
Defeasance Loans	206
Defeasance Lock-Out Period	206
Defeasance Option	206
Defendants	188
Definitive Certificate	370
Delinquent Loan	455
Demand Entities	268, 303
Depositaries	370
Determination Date	339
Deutsche Bank	250
Diligence File	376
Direct Lease	178
Directing Certificateholder	437
Directing Certificateholder Approval Process	430
Disclosable Special Servicer Fees	408
Discount Rate	353
Dispute Resolution Consultation	475
Dispute Resolution Cut-off Date	475
Distribution Accounts	392
Distribution Date	339
Distribution Date Statement	359
Distributor	18
DISTRIBUTOR	19
DMARC	251
Dodd-Frank Act	149
DOJ	250
DOL	539
DSCR	157
DTC	370

DTC Participants	370
DTC Rules	371
DTSC	181
Due Date	202, 341
Due Diligence Requirements	126
E
EDGAR	537
EEA	18
EEA Retail Investor	18
Effective Gross Income	154
EIDL Loan	216
Eight Year Period	176
Eligible Asset Representations Reviewer	458
Eligible Operating Advisor	449
Enforcing Party	473
Enforcing Servicer	473
ESA	178, 255, 263
Escrow/Reserve Mitigating Circumstances	240, 257, 265
EU Due Diligence Requirements	126
EU Institutional Investor	126
EU PRIIPS Regulation	18
EU Prospectus Regulation	18
EU Risk Retention Requirement	127
EU Securitization Regulation	20
EU Transparency Requirements	127
Euroclear	370
Euroclear Operator	372
Euroclear Participants	372
EUWA	18, 20
Exception Schedules	336
Excess Modification Fee Amount	404
Excess Modification Fees	403
Excess Prepayment Interest Shortfall	356
Exchange Act	234, 258, 268
Excluded Controlling Class Holder	361
Excluded Controlling Class Loan	362
Excluded Information	362
Excluded Loan	362
Excluded Plan	540
Excluded Special Servicer	463
excluded special servicer loan	119
Excluded Special Servicer Loan	463
Exemption	539
Exemption Rating Agency	539
Extension Term	176
F
FATCA	532
FDIA	142
FDIC	110
FIEL	24

547

Final Asset Status Report	430
Final Dispute Resolution Election Notice	475
Financial Market Publisher	364
Financial Promotion Order	21
FIRREA	144, 254, 263
Fitch	483
Flagstar	110
FPO Persons	21
FSMA	18, 20
G
GACC	250
GACC Data Tape	252
GACC Deal Team	252
GACC Mortgage Loans	251
Garn Act	505
GLA	157
Goldman Originator	284
Government Securities	204
Ground Lease Default Release	208
Ground Leases	176
Ground Lessor	176
GS Bank	282
GSMC	282
GSMC Data Tape	283
GSMC Deal Team	283
GSMC Mortgage Loans	282
H
HHRA	181
Hotel Unit	175
HPC	199
HRR Certificates	329, 337
HSTP Act	75
I
IBA	143
Impermissible Risk Retention Affiliate	465
Impermissible TPP Affiliate	465
Indirect Participants	371
Individual Borrower	178, 209
Individual Property	210
Initial Delivery Date	428
Initial Pool Balance	150
Initial Requesting Certificateholder	473
In-Place Cash Management	157
Institutional Investor	23
Institutional Investors	126
Insurance and Condemnation Proceeds	391
Intercreditor Agreement	216
Interest Accrual Amount	346
Interest Accrual Period	346

Interest Distribution Amount	346
Interest Reserve Account	392
Interest Shortfall	346
Interested Person	436
Investor Certification	362
IRS	145
J
Japanese Retention Requirement	25
JCP Parcel	209
JFSA	25
Jointly Sold Mortgage Loans	157
JPMC	258
JPMCB	258
JPMCB Data Tape	260
JPMCB Deal Team	260
JPMCB Mortgage Loans	260
JPMCB’s Qualification Criteria	261
JPMCCMSC	259
JRR Rule	25
K
KBRA	483
L
L(#)	159
LADBS	185
Lennar	305
Liquidation Fee	405
Liquidation Fee Rate	405
Liquidation Proceeds	392
LMF	305
LMF Data Tape	310
LMF Mortgage Loans	305
LMF Review Team	309
Loan Per Unit	157
Local Law 97	93
Lock-out Period	204
Loss of Value Payment	380
Losses	319
Low DSCR Release Amount	208
Lower-Tier Regular Interests	522
lower-tier REMIC	56
Lower-Tier REMIC	339, 522
Lower-Tier REMIC Distribution Account	392
LTV Ratio	155
LTV Ratio at Maturity	157
LUC	182
LUST	181
M
MAI	382

548

Major Decision	439
Major Decision Reporting Package	441
Marriott	201
MAS	23
MassDEP	179
Master Servicer Proposed Course of Action Notice	474
Material Defect	379
Maturity Date Balloon Payment	158
Melohn	186
Midland	259, 312, 317
Midland Parties	319
Midland Primary Serviced Mortgage Loans	317
Midland Primary Servicing Agreement	317
MiFID II	18, 19
MIT	176, 194
MLPA	374
MOA	334
Modeling Assumptions	514
Modification Fees	403
Moody’s	483
Morningstar DBRS	312, 458
Mortgage	152
Mortgage ALA	208
Mortgage File	374
Mortgage Loans	150
Mortgage Note	151
Mortgage Pool	150
Mortgage Rate	346
Mortgaged Property	152
N
Net Mortgage Rate	346
Net Operating Income	158
New Complaint	322
NI 33-105	25
Non VRR Gain-on-Sale Remittance Amount	341
Non-Control Note	216
Non-Controlling Holder	216
Nonrecoverable Advance	389
Non-Serviced A/B Whole Loan	216
Non-Serviced Certificate Administrator	217
Non-Serviced Companion Loan	217
Non-Serviced Custodian	217
Non-Serviced Directing Certificateholder	217
Non-Serviced Master Servicer	217
Non-Serviced Mortgage Loan	217
Non-Serviced Pari Passu Companion Loan	217
Non-Serviced Pari Passu Mortgage Loan	217
Non-Serviced Pari Passu Whole Loan	217

Non-Serviced Primary Servicer	217
Non-Serviced Primary Servicing Agreement	217
Non-Serviced PSA	217
Non-Serviced Servicing Shift Whole Loan	217
Non-Serviced Special Servicer	217
Non-Serviced Trustee	217
Non-Serviced Whole Loan	217
Non-U.S. Person	532
Non-VRR Certificates	337
Non-VRR Gain-on-Sale Reserve Account	393
non-VRR percentage	40
Non-VRR Percentage	331
Non-VRR Principal Distribution Amount	347
Non-VRR Realized Loss	357
Note Holder	228
Note Holders	228
Notional Amount	338
NRA	158
NRSRO	361
NRSRO Certification	364
O
O&M	182
O(#)	159
OCC	143, 292
Occupancy As Of Date	158
Occupancy Rate	158
Offered Certificates	337
OID	524
OID Regulations	525
OLA	144
Operating Advisor Annual Report	448
Operating Advisor Consultation Event	335
Operating Advisor Consulting Fee	409
Operating Advisor Expenses	410
Operating Advisor Fee	409
Operating Advisor Fee Rate	409
Operating Advisor Standard	447
Operating Advisor Termination Event	451
Operating Advisor Upfront Fee	409
Operating Statements	163
Original Complaint	322
Other Master Servicer	217
Other PSA	218
Other Special Servicer	218
Outparcel	178
P
P&I Advance	387
P&I Advance Date	387

549

PACE	215
PACE Loan	215
PAR	255, 263
Pari Passu Companion Loan(s)	150
Pari Passu Mortgage Loan	218
Participants	370
Parties in Interest	538
Partnership Representative	531
Pass-Through Rate	344
Patriot Act	507
PCE	181, 183
PCR	279, 290
Percentage Interest	339
Percentage Rent	176
Percentage Rent Threshold	176
Periodic Payments	340
Permitted Investments	339
Permitted PILOT Arrangement	201
Permitted Special Servicer/Affiliate Fees	409
PFAS	183
PFOA/PFOS	183
PILOT	201
PILOT Lease	201
PILOT Lessee	201
PIPs	184
Plans	538
PLL Policy	200
PML	290
PNAs	183
Pooling Agreement	323
Pooling and Servicing Agreement	336
Portfolio Property	209
Portfolio Release Property	209
PRC	22
Preliminary Dispute Resolution Election Notice	475
Prepayment Assumption	526
Prepayment Interest Excess	355
Prepayment Interest Shortfall	355
Prepayment Premium	353
Prepayment Provisions	159
Prime Ground Lease	194
Prime Leases	176
Prime Lessee	176, 194
Prime Lessor	176
Prime Rate	391
Principal Balance Certificates	337
Principal Shortfall	348
Privileged Information	450
Privileged Information Exception	451
Privileged Person	361
Professional Investors	22
Prohibited Prepayment	355
Promotion of Collective Investment Schemes Exemptions Order	21

Property Partial Defeasance	207
Proposed Course of Action	474
Proposed Course of Action Notice	474
Prospectus	22
PSA	336
PSA Party Repurchase Request	473
PTCE	541
Purchase Price	381
Q
Qualification Criteria	281, 310
Qualified Replacement Special Servicer	464
Qualified Substitute Mortgage Loan	381
Qualifying CRE Loan Percentage	331
R
RAC No-Response Scenario	482
Ranger Portfolio	323
Rated Final Distribution Date	354
Rating Agencies	483
Rating Agency Confirmation	483
REA	71
Realized Losses	358
REC	179
Record Date	339
Registration Statement	537
Regular Certificates	337
Regular Interestholder	525
Regular Interests	522
Regulation AB	485
Reimbursable Costs	184
Reimbursement Rate	391
Related Proceeds	390
Release Amount	208
Release Date	206
Release DSCR	207
Release DSCR Test	208
Release Property	207
Relevant Investor	23
Relevant Persons	21
Relief Act	506
Remaining Term to Maturity	159
REMIC	522
REO Account	393
REO Loan	349
REO Property	428
Reportable Information	268
Repurchase Request	473
Repurchases	268
Request Deadline	184
Requesting Certificateholder	475
Requesting Holders	417
Requesting Investor	373

550

Requesting Party	482
Required Credit Risk Retention Percentage	331
Requirements	507
Residual Certificates	337
Resolution Failure	473
Resolved	473
Restricted Group	539
Restricted Party	451
Retaining Sponsor	329
Review Materials	455
RevPAR	159
Risk Retention Affiliate	450
Risk Retention Affiliated	450
Risk Retention Consultation Party	361
Risk Retention Requirements	127
ROFO	193
ROFR	193
Rooms	164
ROs	183
Rule 15Ga 1 Reporting Period	266
Rule 15Ga-1	268
Rule 17g-5	364
Rule 192	117
S
S&P	312, 458
Scheduled Principal Distribution Amount	347
SEC	234, 258
Securities Act	484
Securitization Accounts	393
Securitization Regulation	126
SEL	290
Senior Certificates	337
Serviced Companion Loan	218
Serviced Mortgage Loan	218
Serviced Pari Passu Companion Loan	218
Serviced Pari Passu Companion Loan Securities	467
Serviced Pari Passu Mortgage Loan	218
Serviced Pari Passu Whole Loan	218
Serviced Whole Loan	218
Servicer Termination Event	466
Servicing Advances	388
Servicing Fee	400
Servicing Fee Rate	400
Servicing Shift Date	218
Servicing Standard	386
Servicing Transfer Event	428
SF	159
SFA	23
SFO	22
SGFC Entities	275
SGNY	275

Similar Law	538
SMC	269
SMC Data Tape	270
SMC Mortgage Loans	269
SMC Review Team	269
SMMEA	542
Société Générale	275
Societe Generale Financial Corporation	275
Societe Generale Financial Corporation Data Tape	280
Societe Generale Financial Corporation Deal Team	280
Societe Generale Mortgage Loans	276
Special Servicer Decision	421
Special Servicing Fee	404
Special Servicing Fee Rate	404
Specially Serviced Loans	426
Specially Serviced Whole Loan	232
Sq. Ft.	159
Square Feet	159
SRP	183
Standard Qualifications	1
Startup Day	522
Starwood	269
State	188
Stated Principal Balance	348
Structured Product	22
Sub-Ground Lease	194
Subject 2024 Computershare CMBS Annual Statement of Compliance	326
Subordinate Certificates	337
Subordinate Companion Loan	218
Subordinate Companion Loan(s)	150
Subsequent Asset Status Report	428
Sub-Servicing Agreement	387
SVB	110
T
T-12	159
TCE	183
Term to Maturity	160
Termination Purchase Amount	486
Terms and Conditions	372
Tests	456
Third-Party Purchaser	329, 333
Title IV Financial Aid	66
Title V	505
Total Operating Expenses	154
Treasury Regulations	522
TRIPRA	95
Trust	312
trust REMICs	56
Trust REMICs	339, 522
TTM	159

551

U
U.S. Person	532
U/W DSCR	157
U/W Expenses	160
U/W NCF	160
U/W NCF Debt Yield	162
U/W NCF DSCR	157
U/W Net Cash Flow	160
U/W Net Operating Income	162
U/W NOI	162
U/W NOI Debt Yield	163
U/W NOI DSCR	163
U/W Revenues	163
UBS AG New York Branch	27, 241
UBS AG New York Branch Data Tape	243
UBS AG New York Branch Deal Team	242
UBS AG New York Branch Mortgage Loans	242
UBS Qualification Criteria	244
UBSRES	241
UCC	493
UK	18
UK CRR	126
UK Due Diligence Requirements	126
UK Institutional Investor	126
UK PRIIPS Regulation	19
UK Retail Investor	18
UK Risk Retention Requirement	127
UK Securitization Framework	20
Underwriter Entities	117
Underwriting Agreement	534
Underwritten Debt Service Coverage Ratio	157
Underwritten Expenses	160
Underwritten NCF	160
Underwritten NCF Debt Yield	162
Underwritten Net Cash Flow	160
Underwritten Net Cash Flow Debt Service Coverage Ratio	157
Underwritten Net Operating Income	162
Underwritten Net Operating Income Debt Service Coverage Ratio	163
Underwritten NOI	162
Underwritten NOI Debt Yield	163
Underwritten Revenues	163
Units	164

Unscheduled Principal Distribution Amount	347
Unsolicited Information	456
upper-tier REMIC	56
Upper-Tier REMIC	339, 522
Upper-Tier REMIC Distribution Account	392
USTs	179, 181
V
Violations	188
Volcker Rule	149
Voting Rights	369
VRR Allocation Percentage	331
VRR Available Funds	330
VRR Gain-on-Sale Remittance Amount	341
VRR Gain-on-Sale Reserve Account	393
VRR Interest	329
VRR Interest Distribution Amount	331
VRR Interest Rate	331
VRR percentage	41
VRR Principal Distribution Amount	331
VRR Realized Loss	330
VRR Realized Loss Interest Distribution Amount	331
W
WAC Rate	345
Weighted Average Mortgage Rate	164
weighted averages	164
Whole Loan	151
Withheld Amounts	392
Work	184
Workout Fee	404
Workout-Delayed Reimbursement Amount	391
Worldgate Borrower	190
Y
Yield Maintenance Charge	354
YM(#)	159
YM@(#)	160

552

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City
								1	25
1	Loan	1, 2, 4, 7, 12, 23	1	Rentar Plaza	9.9%	100.0%	DBRI, UBS AG	GACC, UBS AG	NAP	NAP	66-26 Metropolitan Avenue	Middle Village
2	Loan	1, 2, 5, 6, 7, 12, 13, 17, 19, 21, 23, 24, 30	8	BioMed MIT Portfolio	9.4%		JPMCB, CREFI, GSBI, DBNY, SGFC	JPMCB, GACC, GSMC, SGFC	NAP	NAP	Various	Cambridge
2.01	Property		1	45 - 75 Sidney	2.0%	21.3%					45-75 Sidney Street	Cambridge
2.02	Property		1	40 Landsdowne	1.7%	18.0%					40 Landsdowne Street	Cambridge
2.03	Property		1	35 Landsdowne	1.6%	16.8%					35 Landsdowne Street	Cambridge
2.04	Property		1	65 Landsdowne	1.1%	11.7%					65 Landsdowne Street	Cambridge
2.05	Property		1	88 Sidney	1.0%	10.2%					88 Sidney Street	Cambridge
2.06	Property		1	64 Sidney	0.8%	8.1%					64 Sidney Street	Cambridge
2.07	Property		1	38 Sidney	0.7%	7.8%					38 Sidney Street	Cambridge
2.08	Property		1	26 Landsdowne	0.6%	6.2%					26 Landsdowne Street	Cambridge
3	Loan	2, 7, 12, 19, 24	1	29-33 Ninth Avenue	9.4%	100.0%	UBS AG	UBS AG	NAP	NAP	29-33 Ninth Avenue	New York
4	Loan	1, 7, 10, 12, 18, 19	1	Marriott World Headquarters	9.4%	100.0%	BANA, MSBNA, JPMCB	BANA, JPMCB	NAP	NAP	7750 Wisconsin Avenue	Bethesda
5	Loan	1, 3, 4, 5, 7, 10, 12, 19	1	Washington Square	8.8%	100.0%	GACC, GSBI, BMO, JPMCB, MSBNA	GACC, GSMC	NAP	NAP	9585 Southwest Washington Square Road	Portland
6	Loan	5, 6, 7, 15, 19, 21, 24	25	Coastal Equities Portfolio	5.7%		JPMCB	JPMCB	NAP	NAP	Various	Various
6.01	Property		1	The Home Depot	0.5%	8.3%					18700 Meyers Road	Detroit
6.02	Property		1	Westown Square	0.4%	7.2%					10604 Lorain Avenue	Cleveland
6.03	Property		1	Rodney Village Shopping Center	0.4%	6.5%					1678 South Governors Avenue	Dover
6.04	Property		1	Mattatuck Plaza	0.3%	5.9%					650 and 670 Wolcott Street	Waterbury
6.05	Property		1	Athens Town Center	0.3%	5.9%					601 US Highway 72 West	Athens
6.06	Property		1	Northeast Plaza	0.3%	5.5%					1018 Summit Avenue	Greensboro
6.07	Property		1	Hungarybrook Shopping Center	0.3%	5.1%					1282 Concord Avenue	Henrico
6.08	Property		1	Plaza North Shopping Center	0.3%	5.1%					1800 Fort Harrison Road	Terre Haute
6.09	Property		1	Henderson Marketplace	0.2%	4.3%					901 South Beckford Drive	Henderson
6.10	Property		1	Ahoskie Commons	0.2%	4.3%					1400 East Memorial Drive	Ahoskie
6.11	Property		1	Cummings Park Plaza	0.2%	4.1%					2220 North Church Street	Burlington
6.12	Property		1	Glenwood Shopping Plaza	0.2%	3.9%					2002-2194 Glenwood Shopping Plaza	Oneida
6.13	Property		1	Boulevard Plaza	0.2%	3.5%					1301 Ward Boulevard	Wilson
6.14	Property		1	Summer Commons	0.2%	3.5%					5124 Summer Avenue	Memphis
6.15	Property		1	Centre Plaza	0.2%	3.3%					1115 North Charles G. Seivers Boulevard	Clinton
6.16	Property		1	Market at Riverdale Bend	0.2%	2.8%					7110 - 7136 Winchester Road	Memphis
6.17	Property		1	Cordele Corners	0.2%	2.7%					1407-1411 East 16th Avenue	Cordele
6.18	Property		1	Anniston Plaza	0.2%	2.7%					3230 McClellan Boulevard	Anniston
6.19	Property		1	Meeting Square	0.2%	2.7%					125 West Broadway Boulevard	Jefferson City
6.20	Property		1	Northland Plaza	0.1%	2.6%					120 West Northern Avenue	Lima
6.21	Property		1	Homosassa Square	0.1%	2.4%					4500 South Suncoast Boulevard	Homosassa Springs
6.22	Property		1	Laurens Plaza	0.1%	2.4%					917 East Main Street	Laurens
6.23	Property		1	Pelham Plaza	0.1%	2.2%					804 Pelham Road South	Jacksonville
6.24	Property		1	Plank Plaza	0.1%	1.6%					5963 Plank Road	Baton Rouge
6.25	Property		1	Collins Plaza	0.1%	1.5%					1803 James L Redman Parkway	Plant City
7	Loan	1, 5, 7, 12, 30	1	32 Old Slip - Leased Fee	4.5%	100.0%	GSBI, Barclays, MSMCH	Barclays	NAP	NAP	32 Old Slip	New York
8	Loan	19	1	Davis Ford Crossing	4.2%	100.0%	UBS AG	UBS AG	NAP	NAP	9860-9972 Liberia Avenue and 10055-10017 Wellington Road	Manassas
9	Loan	16, 19	1	Norton Links	3.6%	100.0%	Barclays	Barclays	NAP	NAP	195 Mansfield Avenue	Norton
10	Loan	7, 12, 15, 19, 23, 30	1	The Hollywood Collection	3.2%	100.0%	UBS AG	UBS AG	NAP	NAP	7021 and 7001-7013 Hollywood Boulevard	Hollywood
11	Loan	5, 6, 16, 17	3	Leeton Leased Fee Portfolio	3.0%		Barclays	Barclays	NAP	NAP	Various	Various
11.01	Property		1	Eastchase	1.4%	47.6%					1600 Eastchase Parkway	Fort Worth
11.02	Property		1	Teal Run	0.9%	28.5%					2302 Windsong Drive	Indianapolis
11.03	Property		1	Quad Cities	0.7%	23.9%					1905 West 40th Street, 970 39th Street and 2104 18th Avenue	Davenport, Bettendorf and Moline
12	Loan	4, 6, 16, 19, 24	2	CorePharma Portfolio	2.5%		UBS AG	UBS AG	NAP	NAP	Various	Various
12.01	Property		1	Middlesex	1.8%	70.4%					236-237 Lackland Drive and 245-249 Wagner Street	Middlesex
12.02	Property		1	Somerset	0.7%	29.6%					49 Napoleon Court	Somerset
13	Loan	2, 17, 19	1	Menlo Center	2.3%	100.0%	SMC	SMC	NAP	NAP	1010 El Camino Real	Menlo Park
14	Loan	18	1	Beltramo Office	2.0%	100.0%	GACC	GACC	NAP	NAP	1460 El Camino Real	Menlo Park
15	Loan	6, 19	2	Natson Portfolio	2.0%		Barclays	Barclays	NAP	NAP	Various	Various
15.01	Property		1	Holiday Inn Express Forsyth	1.4%	67.2%					520 Holiday Circle	Forsyth
15.02	Property		1	La Quinta Douglasville	0.7%	32.8%					1000 Linnenkohl Drive	Douglasville
16	Loan	4, 19	1	Crown Valley Center	1.8%	100.0%	SMC	SMC	NAP	NAP	27620-27680 Marguerite Parkway	Mission Viejo
17	Loan	7, 10, 16, 19, 20, 23, 24, 26, 30	1	340 Mt Kemble	1.8%	100.0%	SGFC	SGFC	NAP	NAP	340 Mount Kemble Avenue	Morris Township
18	Loan	28	1	University Gardens	1.6%	100.0%	SMC	SMC	NAP	NAP	71 South Elizabeth Street	Salt Lake City
19	Loan	29	1	Monticello Meadows Apartments	1.5%	100.0%	SMC	SMC	NAP	NAP	81 and 91 Shaker Heights Drive	Monticello
20	Loan	3, 30	1	1550 Broadway	1.5%	100.0%	DBRI	GACC	NAP	NAP	1550 Broadway	New York
21	Loan		1	46 & 47 Mercer Street	1.4%	100.0%	LMF	LMF	NAP	NAP	46 and 47 Mercer Street	Jersey City
22	Loan	15, 19	1	Mills Pointe	1.3%	100.0%	UBS AG	UBS AG	NAP	NAP	2810 East Trinity Mills Road	Carrollton
23	Loan		1	El Toro	1.1%	100.0%	GACC	GACC	NAP	NAP	23330-23384 & 23402 El Toro Road and 24842-24882 Muirlands Boulevard	Lake Forest
24	Loan		1	Golden State Storage - Oak Avenue	1.1%	100.0%	SMC	SMC	Group B	NAP	26825 Oak Avenue	Santa Clarita
25	Loan	10, 19, 26, 30	1	Hampton Heights Portfolio	1.1%	100.0%	SGFC	SGFC	Group A	NAP	5716 West Hampton Avenue, 4938-4948 West Hampton Avenue and 5230 North Sherman Boulevard	Milwaukee
26	Loan	5, 16, 18, 19, 30	1	87th Street Retail	1.1%	100.0%	GACC	GACC	NAP	NAP	111-125 West 87th Street	Chicago
27	Loan	10, 19, 26, 30	1	Silver Swan Portfolio	1.0%	100.0%	SGFC	SGFC	Group A	NAP	5267 North 90th Street, 5303 North 90th Street, 5304 North Teutonia Avenue, 5760 North 91st Street, 5842–5846 North
76th Street, 5850–5854 North 76th Street, 5858–5862 North 76th Street, 6152 North 35th Street, 6162–6166 North 35th
Street, 7100 West Villard Avenue, 8223–8227 West Thurston Avenue, 8239 West Thurston Avenue and 8246 West
											Medford Avenue	Milwaukee

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City
								1	25
28	Loan	5, 10, 16, 19, 26, 30	1	Hopkins Street Portfolio	0.9%	100.0%	SGFC	SGFC	Group A	NAP	2903 West Michigan Street, 5019 North Hopkins Street, 5175-5177 North Hopkins Street, 5882 North 32nd Street, 10009 West Appleton Avenue and 2839 West Atkinson Avenue	Milwaukee
29	Loan	19	1	Lindham Court	0.7%	100.0%	LMF	LMF	NAP	NAP	1101 Lindham Court	Mechanicsburg
30	Loan	16	1	FedEx Ground Alexandria	0.7%	100.0%	Barclays	Barclays	NAP	NAP	530 Vandenburg Drive	Alexandria
31	Loan		1	PrimeWest Warehouse	0.6%	100.0%	LMF	LMF	NAP	NAP	1920 Primewest Parkway and 21130 Echelon Drive	Katy
32	Loan		1	Golden State Storage - Tropicana	0.6%	100.0%	SMC	SMC	Group B	NAP	4888 East Tropicana Avenue	Las Vegas
33	Loan	5, 6, 7, 12, 18, 24, 30	13	Adini Portfolio	0.1%		JPMCB	JPMCB	NAP	NAP	Various	New York
33.01	Property		1	740 West End Avenue	0.0%	38.4%					740 West End Avenue	New York
33.02	Property		1	217 East 22nd Street	0.0%	8.7%					217 East 22nd Street	New York
33.03	Property		1	106 East 7th Street	0.0%	6.7%					106 East 7th Street	New York
33.04	Property		1	328 East 89th Street	0.0%	6.6%					328 East 89th Street	New York
33.05	Property		1	327 East 89th Street	0.0%	6.4%					327 East 89th Street	New York
33.06	Property		1	640 East 14th Street	0.0%	5.9%					640 East 14th Street	New York
33.07	Property		1	239 East 33rd Street	0.0%	5.5%					239 East 33rd Street	New York
33.08	Property		1	638 East 14th Street	0.0%	4.4%					638 East 14th Street	New York
33.09	Property		1	426 East 77th Street	0.0%	4.0%					426 East 77th Street	New York
33.10	Property		1	67 Saint Marks Place	0.0%	3.9%					67 Saint Marks Place	New York
33.11	Property		1	326 East 89th Street	0.0%	3.7%					326 East 89th Street	New York
33.12	Property		1	237 East 33rd Street	0.0%	3.5%					237 East 33rd Street	New York
33.13	Property		1	324 East 89th Street	0.0%	2.4%					324 East 89th Street	New York

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)
								2	2			3		7, 30	6, 7	6, 7
1	Loan	1, 2, 4, 7, 12, 23	1	Rentar Plaza	Queens	NY	11379	Mixed Use	Retail / Industrial	1973	2008, 2025	1,534,964	SF	104.24	79,000,000	79,000,000
2	Loan	1, 2, 5, 6, 7, 12, 13, 17, 19, 21, 23, 24, 30	8	BioMed MIT Portfolio	Middlesex	MA	02139	Mixed Use	Lab / Office	Various	Various	1,314,481	SF	478.74	75,000,000	75,000,000
2.01	Property		1	45 - 75 Sidney	Middlesex	MA	02139	Mixed Use	Lab / Office	1999	2018	277,174	SF		15,947,943	15,947,943
2.02	Property		1	40 Landsdowne	Middlesex	MA	02139	Mixed Use	Lab / Office	2002	NAP	214,638	SF		13,494,453	13,494,453
2.03	Property		1	35 Landsdowne	Middlesex	MA	02139	Mixed Use	Lab / Office	2002	2016	202,423	SF		12,565,019	12,565,019
2.04	Property		1	65 Landsdowne	Middlesex	MA	02139	Mixed Use	Lab / Office	2001	NAP	122,410	SF		8,757,283	8,757,283
2.05	Property		1	88 Sidney	Middlesex	MA	02139	Mixed Use	Lab / Office	2002	2016	146,034	SF		7,621,981	7,621,981
2.06	Property		1	64 Sidney	Middlesex	MA	02139	Mixed Use	Lab / Office	1989	2019	126,371	SF		6,075,906	6,075,906
2.07	Property		1	38 Sidney	Middlesex	MA	02139	Mixed Use	Lab / Office	1989	2019	122,554	SF		5,874,453	5,874,453
2.08	Property		1	26 Landsdowne	Middlesex	MA	02139	Mixed Use	Lab / Office	1997	2019	102,877	SF		4,662,962	4,662,962
3	Loan	2, 7, 12, 19, 24	1	29-33 Ninth Avenue	New York	NY	10014	Mixed Use	Retail	1903	2003	87,537	SF	1,542.21	75,000,000	75,000,000
4	Loan	1, 7, 10, 12, 18, 19	1	Marriott World Headquarters	Montgomery	MD	20814	Office	CBD	2022	NAP	743,448	SF	337.57	75,000,000	74,691,878
5	Loan	1, 3, 4, 5, 7, 10, 12, 19	1	Washington Square	Washington	OR	97223	Retail	Super Regional Mall	1974, 2005	1995, 2008, 2018-2019	994,568	SF	341.86	70,000,000	70,000,000
6	Loan	5, 6, 7, 15, 19, 21, 24	25	Coastal Equities Portfolio	Various	Various	Various	Retail	Various	Various	Various	3,424,574	SF	46.72	45,000,000	45,000,000
6.01	Property		1	The Home Depot	Wayne	MI	48235	Retail	Single Tenant	1998	2002	139,056	SF		3,757,219	3,757,219
6.02	Property		1	Westown Square	Cuyahoga	OH	44111	Retail	Anchored	1988	2013	176,761	SF		3,259,688	3,259,688
6.03	Property		1	Rodney Village Shopping Center	Kent	DE	19904	Retail	Anchored	1960	2004	213,468	SF		2,926,406	2,926,406
6.04	Property		1	Mattatuck Plaza	New Haven	CT	06705	Retail	Anchored	1978, 1979, 2003	2009	147,010	SF		2,671,031	2,671,031
6.05	Property		1	Athens Town Center	Limestone	AL	35611	Retail	Anchored	1988	NAP	209,124	SF		2,651,625	2,651,625
6.06	Property		1	Northeast Plaza	Guilford	NC	27405	Retail	Anchored	1959	2000	111,296	SF		2,461,500	2,461,500
6.07	Property		1	Hungarybrook Shopping Center	Henrico	VA	23228	Retail	Anchored	1988	NAP	87,190	SF		2,281,219	2,281,219
6.08	Property		1	Plaza North Shopping Center	Vigo	IN	47804	Retail	Anchored	1966	1997	261,418	SF		2,274,750	2,274,750
6.09	Property		1	Henderson Marketplace	Vance	NC	27536	Retail	Anchored	1991	1994	89,100	SF		1,954,688	1,954,688
6.10	Property		1	Ahoskie Commons	Hertford	NC	27910	Retail	Anchored	1987	NAP	193,653	SF		1,949,625	1,949,625
6.11	Property		1	Cummings Park Plaza	Alamance	NC	27217	Retail	Anchored	1963	NAP	200,253	SF		1,842,469	1,842,469
6.12	Property		1	Glenwood Shopping Plaza	Madison	NY	13421	Retail	Anchored	1989	NAP	218,861	SF		1,774,125	1,774,125
6.13	Property		1	Boulevard Plaza	Wilson	NC	27893	Retail	Anchored	1988	NAP	108,568	SF		1,579,219	1,579,219
6.14	Property		1	Summer Commons	Shelby	TN	38122	Retail	Anchored	1974	2008	139,785	SF		1,559,813	1,559,813
6.15	Property		1	Centre Plaza	Anderson	TN	37716	Retail	Anchored	1989	NAP	101,642	SF		1,497,375	1,497,375
6.16	Property		1	Market at Riverdale Bend	Shelby	TN	38125	Retail	Anchored	1998, 2003	NAP	157,695	SF		1,254,094	1,254,094
6.17	Property		1	Cordele Corners	Crisp	GA	31015	Retail	Anchored	1986	NAP	120,868	SF		1,228,219	1,228,219
6.18	Property		1	Anniston Plaza	Calhoun	AL	36201	Retail	Anchored	1965	NAP	129,565	SF		1,198,969	1,198,969
6.19	Property		1	Meeting Square	Jefferson	TN	37760	Retail	Anchored	1984	NAP	94,345	SF		1,196,156	1,196,156
6.20	Property		1	Northland Plaza	Allen	OH	45801	Retail	Anchored	1960	2003	170,037	SF		1,179,000	1,179,000
6.21	Property		1	Homosassa Square	Citrus	FL	34446	Retail	Anchored	1981	NAP	84,765	SF		1,072,406	1,072,406
6.22	Property		1	Laurens Plaza	Laurens	SC	29360	Retail	Anchored	1989	NAP	97,946	SF		1,062,563	1,062,563
6.23	Property		1	Pelham Plaza	Calhoun	AL	36265	Retail	Anchored	1974	NAP	72,430	SF		974,813	974,813
6.24	Property		1	Plank Plaza	East Baton Rouge	LA	70805	Retail	Anchored	1967	NAP	62,280	SF		720,281	720,281
6.25	Property		1	Collins Plaza	Hillsborough	FL	33563	Retail	Anchored	1989	NAP	37,458	SF		672,750	672,750
7	Loan	1, 5, 7, 12, 30	1	32 Old Slip - Leased Fee	New York	NY	10005	Other	Leased Fee	NAP	NAP	42,176	SF	3,959.60	36,000,000	36,000,000
8	Loan	19	1	Davis Ford Crossing	Manassas City	VA	20110	Retail	Anchored	1990, 2003, 2017	2015	155,061	SF	214.43	33,250,000	33,250,000
9	Loan	16, 19	1	Norton Links	Bristol	MA	02766	Multifamily	Mid Rise	2024	NAP	100	Units	287,500.00	28,750,000	28,750,000
10	Loan	7, 12, 15, 19, 23, 30	1	The Hollywood Collection	Los Angeles	CA	90028	Retail	Anchored	1929, 1990	2014	180,797	SF	274.78	25,680,000	25,680,000
11	Loan	5, 6, 16, 17	3	Leeton Leased Fee Portfolio	Various	Various	Various	Other	Leased Fee	Various	Various	629,088	SF	37.91	23,850,000	23,850,000
11.01	Property		1	Eastchase	Tarrant	TX	76120	Other	Leased Fee	1994	2023	261,730	SF		11,350,000	11,350,000
11.02	Property		1	Teal Run	Marion	IN	46229	Other	Leased Fee	1982	2016	184,128	SF		6,800,000	6,800,000
11.03	Property		1	Quad Cities	Rock Island and Scott	IA and IL	52806, 52722 and 61265	Other	Leased Fee	1967	NAP	183,230	SF		5,700,000	5,700,000
12	Loan	4, 6, 16, 19, 24	2	CorePharma Portfolio	Various	NJ	Various	Industrial	Flex / R&D	1982	Various	91,777	SF	217.92	20,000,000	20,000,000
12.01	Property		1	Middlesex	Middlesex	NJ	08846	Industrial	Flex / R&D	1982	2019	58,277	SF		14,089,013	14,089,013
12.02	Property		1	Somerset	Somerset	NJ	08873	Industrial	Flex / R&D	1982	NAP	33,500	SF		5,910,987	5,910,987
13	Loan	2, 17, 19	1	Menlo Center	San Mateo	CA	94025	Mixed Use	Office / Retail	1989	NAP	53,807	SF	334.53	18,000,000	18,000,000
14	Loan	18	1	Beltramo Office	San Mateo	CA	94025	Office	Suburban	2014	NAP	26,927	SF	599.77	16,150,000	16,150,000
15	Loan	6, 19	2	Natson Portfolio	Various	GA	Various	Hospitality	Limited Service	Various	Various	209	Rooms	76,555.02	16,000,000	16,000,000
15.01	Property		1	Holiday Inn Express Forsyth	Monroe	GA	31029	Hospitality	Limited Service	1986	2015	119	Rooms		10,750,000	10,750,000
15.02	Property		1	La Quinta Douglasville	Douglas	GA	30134	Hospitality	Limited Service	2005	2017-2018, 2022	90	Rooms		5,250,000	5,250,000
16	Loan	4, 19	1	Crown Valley Center	Orange	CA	92692	Retail	Unanchored	1992	NAP	42,367	SF	330.45	14,000,000	14,000,000
17	Loan	7, 10, 16, 19, 20, 23, 24, 26, 30	1	340 Mt Kemble	Morris	NJ	07961	Office	Suburban	1982	2021	413,261	SF	176.52	13,950,000	13,950,000
18	Loan	28	1	University Gardens	Salt Lake	UT	84102	Multifamily	Student Housing	1947	2015-2017	193	Beds	66,321.24	12,800,000	12,800,000
19	Loan	29	1	Monticello Meadows Apartments	Sullivan	NY	12701	Multifamily	Garden	1970	NAP	176	Units	68,181.82	12,000,000	12,000,000
20	Loan	3, 30	1	1550 Broadway	New York	NY	10036	Retail	Anchored	1939	NAP	8,436	SF	1,386.91	11,700,000	11,700,000
21	Loan		1	46 & 47 Mercer Street	Hudson	NJ	07302	Multifamily	Mid Rise	1870	NAP	28	Units	405,357.14	11,350,000	11,350,000
22	Loan	15, 19	1	Mills Pointe	Dallas	TX	75006	Retail	Anchored	1985	2016	126,864	SF	80.87	10,260,000	10,260,000
23	Loan		1	El Toro	Orange	CA	92630	Retail	Anchored	1973	2002	53,239	SF	169.05	9,000,000	9,000,000
24	Loan		1	Golden State Storage - Oak Avenue	Los Angeles	CA	91351	Self Storage	Self Storage	1987, 2000	NAP	70,400	SF	127.84	9,000,000	9,000,000
25	Loan	10, 19, 26, 30	1	Hampton Heights Portfolio	Milwaukee	WI	53218, 53209	Multifamily	Garden	1957-1966	2016-2018	81	Units	107,694.78	8,730,000	8,723,277
26	Loan	5, 16, 18, 19, 30	1	87th Street Retail	Cook	IL	60620	Retail	Anchored	1974	2021	123,175	SF	70.23	8,650,000	8,650,000
27	Loan	10, 19, 26, 30	1	Silver Swan Portfolio	Milwaukee	WI	53225, 53209, 53218	Multifamily	Garden	1957-1964	2011-2012	74	Units	110,859.38	8,210,000	8,203,594

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)
								2	2			3		7, 30	6, 7	6, 7
28	Loan	5, 10, 16, 19, 26, 30	1	Hopkins Street Portfolio	Milwaukee	WI	53208, 53209, 53225	Multifamily	Garden	1928-1962	2023	68	Units	104,916.80	7,140,000	7,134,342
29	Loan	19	1	Lindham Court	Cumberland	PA	17055	Multifamily	Garden	1988	NAP	96	Units	58,854.17	5,650,000	5,650,000
30	Loan	16	1	FedEx Ground Alexandria	Rapides	LA	71303	Industrial	Warehouse / Distribution	2015	NAP	83,443	SF	65.91	5,500,000	5,500,000
31	Loan		1	PrimeWest Warehouse	Harris	TX	77449	Industrial	Warehouse	2022, 2023	NAP	37,168	SF	135.87	5,050,000	5,050,000
32	Loan		1	Golden State Storage - Tropicana	Clark	NV	89121	Self Storage	Self Storage	1998	NAP	77,175	SF	64.79	5,000,000	5,000,000
33	Loan	5, 6, 7, 12, 18, 24, 30	13	Adini Portfolio	New York	NY	Various	Multifamily	Various	Various	Various	284	Units	175,523.84	1,000,000	996,975
33.01	Property		1	740 West End Avenue	New York	NY	10025	Multifamily	High Rise	1915	NAP	103	Units		383,800	382,639
33.02	Property		1	217 East 22nd Street	New York	NY	10010	Multifamily	Mid Rise	1920	NAP	35	Units		87,055	86,792
33.03	Property		1	106 East 7th Street	New York	NY	10009	Multifamily	Mid Rise	1900	1985, 2024-2025	12	Units		66,616	66,415
33.04	Property		1	328 East 89th Street	New York	NY	10128	Multifamily	Mid Rise	1920	NAP	10	Units		65,859	65,660
33.05	Property		1	327 East 89th Street	New York	NY	10128	Multifamily	Mid Rise	1920	2022-2023	10	Units		64,345	64,151
33.06	Property		1	640 East 14th Street	New York	NY	10009	Multifamily	Mid Rise	1920	NAP	20	Units		59,046	58,868
33.07	Property		1	239 East 33rd Street	New York	NY	10016	Multifamily	Mid Rise	1925	NAP	19	Units		54,504	54,339
33.08	Property		1	638 East 14th Street	New York	NY	10009	Multifamily	Mid Rise	1920	NAP	20	Units		43,906	43,773
33.09	Property		1	426 East 77th Street	New York	NY	10075	Multifamily	Mid Rise	1910	NAP	15	Units		40,121	40,000
33.10	Property		1	67 Saint Marks Place	New York	NY	10003	Multifamily	Mid Rise	1900	NAP	10	Units		38,607	38,490
33.11	Property		1	326 East 89th Street	New York	NY	10128	Multifamily	Mid Rise	1920	NAP	10	Units		37,093	36,981
33.12	Property		1	237 East 33rd Street	New York	NY	10016	Multifamily	Mid Rise	1926	1957	10	Units		34,822	34,717
33.13	Property		1	324 East 89th Street	New York	NY	10128	Multifamily	Mid Rise	1920	NAP	10	Units		24,224	24,151

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method
					6, 7	30	8		9	9	9	9		11
1	Loan	1, 2, 4, 7, 12, 23	1	Rentar Plaza	79,000,000	5.58100%	0.01697%	5.56403%	NAP	372,518.83	NAP	4,470,225.96	Interest Only	No	Actual/360
2	Loan	1, 2, 5, 6, 7, 12, 13, 17, 19, 21, 23, 24, 30	8	BioMed MIT Portfolio	75,000,000	5.89283%	0.01582%	5.87701%	NAP	373,417.18	NAP	4,481,006.16	Interest Only	No	Actual/360
2.01	Property		1	45 - 75 Sidney	15,947,943
2.02	Property		1	40 Landsdowne	13,494,453
2.03	Property		1	35 Landsdowne	12,565,019
2.04	Property		1	65 Landsdowne	8,757,283
2.05	Property		1	88 Sidney	7,621,981
2.06	Property		1	64 Sidney	6,075,906
2.07	Property		1	38 Sidney	5,874,453
2.08	Property		1	26 Landsdowne	4,662,962
3	Loan	2, 7, 12, 19, 24	1	29-33 Ninth Avenue	75,000,000	6.44000%	0.01697%	6.42303%	NAP	408,090.28	NAP	4,897,083.36	Interest Only	No	Actual/360
4	Loan	1, 7, 10, 12, 18, 19	1	Marriott World Headquarters	62,637,913	5.49100%	0.01822%	5.47278%	425,418.35	NAP	5,105,020.20	NAP	Amortizing Balloon	No	Actual/360
5	Loan	1, 3, 4, 5, 7, 10, 12, 19	1	Washington Square	70,000,000	5.57700%	0.01697%	5.56003%	NAP	329,843.40	NAP	3,958,120.80	Interest Only	No	Actual/360
6	Loan	5, 6, 7, 15, 19, 21, 24	25	Coastal Equities Portfolio	45,000,000	6.35000%	0.01697%	6.33303%	NAP	241,432.29	NAP	2,897,187.48	Interest Only	No	Actual/360
6.01	Property		1	The Home Depot	3,757,219
6.02	Property		1	Westown Square	3,259,688
6.03	Property		1	Rodney Village Shopping Center	2,926,406
6.04	Property		1	Mattatuck Plaza	2,671,031
6.05	Property		1	Athens Town Center	2,651,625
6.06	Property		1	Northeast Plaza	2,461,500
6.07	Property		1	Hungarybrook Shopping Center	2,281,219
6.08	Property		1	Plaza North Shopping Center	2,274,750
6.09	Property		1	Henderson Marketplace	1,954,688
6.10	Property		1	Ahoskie Commons	1,949,625
6.11	Property		1	Cummings Park Plaza	1,842,469
6.12	Property		1	Glenwood Shopping Plaza	1,774,125
6.13	Property		1	Boulevard Plaza	1,579,219
6.14	Property		1	Summer Commons	1,559,813
6.15	Property		1	Centre Plaza	1,497,375
6.16	Property		1	Market at Riverdale Bend	1,254,094
6.17	Property		1	Cordele Corners	1,228,219
6.18	Property		1	Anniston Plaza	1,198,969
6.19	Property		1	Meeting Square	1,196,156
6.20	Property		1	Northland Plaza	1,179,000
6.21	Property		1	Homosassa Square	1,072,406
6.22	Property		1	Laurens Plaza	1,062,563
6.23	Property		1	Pelham Plaza	974,813
6.24	Property		1	Plank Plaza	720,281
6.25	Property		1	Collins Plaza	672,750
7	Loan	1, 5, 7, 12, 30	1	32 Old Slip - Leased Fee	36,000,000	5.65000%	0.01697%	5.63303%	NAP	171,854.17	NAP	2,062,250.04	Interest Only	No	Actual/360
8	Loan	19	1	Davis Ford Crossing	33,250,000	6.66200%	0.01697%	6.64503%	NAP	187,156.71	NAP	2,245,880.52	Interest Only	No	Actual/360
9	Loan	16, 19	1	Norton Links	28,750,000	6.08000%	0.03697%	6.04303%	NAP	147,689.81	NAP	1,772,277.72	Interest Only	No	Actual/360
10	Loan	7, 12, 15, 19, 23, 30	1	The Hollywood Collection	25,680,000	6.68000%	0.01697%	6.66303%	NAP	144,937.44	NAP	1,739,249.28	Interest Only	No	Actual/360
11	Loan	5, 6, 16, 17	3	Leeton Leased Fee Portfolio	23,850,000	6.39500%	0.01697%	6.37803%	NAP	128,865.91	NAP	1,546,390.92	Interest Only	No	Actual/360
11.01	Property		1	Eastchase	11,350,000
11.02	Property		1	Teal Run	6,800,000
11.03	Property		1	Quad Cities	5,700,000
12	Loan	4, 6, 16, 19, 24	2	CorePharma Portfolio	20,000,000	7.30000%	0.01697%	7.28303%	NAP	123,356.48	NAP	1,480,277.76	Interest Only	No	Actual/360
12.01	Property		1	Middlesex	14,089,013
12.02	Property		1	Somerset	5,910,987
13	Loan	2, 17, 19	1	Menlo Center	16,968,662	6.60000%	0.01697%	6.58303%	114,958.59	100,375.00	1,379,503.08	1,204,500.00	Interest Only, Amortizing Balloon	No	Actual/360
14	Loan	18	1	Beltramo Office	16,150,000	6.14100%	0.01697%	6.12403%	NAP	83,795.51	NAP	1,005,546.12	Interest Only	No	Actual/360
15	Loan	6, 19	2	Natson Portfolio	16,000,000	7.09500%	0.01697%	7.07803%	NAP	95,913.89	NAP	1,150,966.68	Interest Only	No	Actual/360
15.01	Property		1	Holiday Inn Express Forsyth	10,750,000
15.02	Property		1	La Quinta Douglasville	5,250,000
16	Loan	4, 19	1	Crown Valley Center	12,888,216	7.02000%	0.01697%	7.00303%	93,330.47	83,037.50	1,119,965.64	996,450.00	Interest Only, Amortizing Balloon	No	Actual/360
17	Loan	7, 10, 16, 19, 20, 23, 24, 26, 30	1	340 Mt Kemble	12,309,364	6.94100%	0.01697%	6.92403%	101,919.22	81,809.81	1,223,030.64	981,717.72	Interest Only, Amortizing Balloon, Interest Only	No	Actual/360
18	Loan	28	1	University Gardens	12,800,000	4.84000%	0.01697%	4.82303%	NAP	52,343.70	NAP	628,124.44	Interest Only	No	Actual/360
19	Loan	29	1	Monticello Meadows Apartments	12,000,000	7.12500%	0.01697%	7.10803%	NAP	72,239.58	NAP	866,875.00	Interest Only	No	Actual/360
20	Loan	3, 30	1	1550 Broadway	11,700,000	6.56300%	0.01697%	6.54603%	NAP	64,877.99	NAP	778,535.88	Interest Only	No	Actual/360
21	Loan		1	46 & 47 Mercer Street	11,350,000	6.54000%	0.01697%	6.52303%	NAP	62,716.63	NAP	752,599.56	Interest Only	No	Actual/360
22	Loan	15, 19	1	Mills Pointe	10,260,000	6.92700%	0.01697%	6.91003%	NAP	60,048.43	NAP	720,581.16	Interest Only	No	Actual/360
23	Loan		1	El Toro	9,000,000	6.57600%	0.01697%	6.55903%	NAP	50,005.00	NAP	600,060.00	Interest Only	No	Actual/360
24	Loan		1	Golden State Storage - Oak Avenue	7,071,215	6.43500%	0.06572%	6.36928%	60,403.61	NAP	724,843.32	NAP	Amortizing Balloon	No	Actual/360
25	Loan	10, 19, 26, 30	1	Hampton Heights Portfolio	7,675,907	7.31500%	0.01697%	7.29803%	59,939.36	NAP	719,272.32	NAP	Amortizing Balloon	No	Actual/360
26	Loan	5, 16, 18, 19, 30	1	87th Street Retail	8,650,000	6.68000%	0.01697%	6.66303%	NAP	48,820.44	NAP	585,845.28	Interest Only	No	Actual/360
27	Loan	10, 19, 26, 30	1	Silver Swan Portfolio	7,206,450	7.24900%	0.01697%	7.23203%	56,001.10	NAP	672,013.20	NAP	Amortizing Balloon	No	Actual/360

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method
					6, 7	30	8		9	9	9	9		11
28	Loan	5, 10, 16, 19, 26, 30	1	Hopkins Street Portfolio	6,254,584	7.17100%	0.01697%	7.15403%	48,325.39	NAP	579,904.68	NAP	Amortizing Balloon	No	Actual/360
29	Loan	19	1	Lindham Court	5,100,515	6.85000%	0.01697%	6.83303%	37,022.15	32,700.03	444,265.80	392,400.36	Interest Only, Amortizing Balloon	No	Actual/360
30	Loan	16	1	FedEx Ground Alexandria	5,500,000	7.40000%	0.06572%	7.33428%	NAP	34,387.73	NAP	412,652.76	Interest Only	No	Actual/360
31	Loan		1	PrimeWest Warehouse	5,050,000	6.75000%	0.01697%	6.73303%	NAP	28,800.78	NAP	345,609.36	Interest Only	No	Actual/360
32	Loan		1	Golden State Storage - Tropicana	3,928,453	6.43500%	0.06572%	6.36928%	33,557.56	NAP	402,690.72	NAP	Amortizing Balloon	No	Actual/360
33	Loan	5, 6, 7, 12, 18, 24, 30	13	Adini Portfolio	758,259	5.38900%	0.01697%	5.37203%	6,074.76	NAP	72,897.12	NAP	Amortizing Balloon	No	Actual/360
33.01	Property		1	740 West End Avenue	291,020
33.02	Property		1	217 East 22nd Street	66,010
33.03	Property		1	106 East 7th Street	50,512
33.04	Property		1	328 East 89th Street	49,938
33.05	Property		1	327 East 89th Street	48,790
33.06	Property		1	640 East 14th Street	44,772
33.07	Property		1	239 East 33rd Street	41,328
33.08	Property		1	638 East 14th Street	33,292
33.09	Property		1	426 East 77th Street	30,422
33.10	Property		1	67 Saint Marks Place	29,274
33.11	Property		1	326 East 89th Street	28,126
33.12	Property		1	237 East 33rd Street	26,404
33.13	Property		1	324 East 89th Street	18,368

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date
					30		30
1	Loan	1, 2, 4, 7, 12, 23	1	Rentar Plaza	120	120	120	120	0	0	6/26/2025	0	6	8/6/2025	NAP
2	Loan	1, 2, 5, 6, 7, 12, 13, 17, 19, 21, 23, 24, 30	8	BioMed MIT Portfolio	120	119	120	119	0	0	6/5/2025	1	9	7/9/2025	NAP
2.01	Property		1	45 - 75 Sidney
2.02	Property		1	40 Landsdowne
2.03	Property		1	35 Landsdowne
2.04	Property		1	65 Landsdowne
2.05	Property		1	88 Sidney
2.06	Property		1	64 Sidney
2.07	Property		1	38 Sidney
2.08	Property		1	26 Landsdowne
3	Loan	2, 7, 12, 19, 24	1	29-33 Ninth Avenue	120	115	120	115	0	0	2/4/2025	5	6	3/6/2025	NAP
4	Loan	1, 7, 10, 12, 18, 19	1	Marriott World Headquarters	0	0	120	116	360	356	2/27/2025	4	1	4/1/2025	4/1/2025
5	Loan	1, 3, 4, 5, 7, 10, 12, 19	1	Washington Square	120	117	120	117	0	0	3/27/2025	3	6	5/6/2025	NAP
6	Loan	5, 6, 7, 15, 19, 21, 24	25	Coastal Equities Portfolio	120	118	120	118	0	0	4/30/2025	2	1	6/1/2025	NAP
6.01	Property		1	The Home Depot
6.02	Property		1	Westown Square
6.03	Property		1	Rodney Village Shopping Center
6.04	Property		1	Mattatuck Plaza
6.05	Property		1	Athens Town Center
6.06	Property		1	Northeast Plaza
6.07	Property		1	Hungarybrook Shopping Center
6.08	Property		1	Plaza North Shopping Center
6.09	Property		1	Henderson Marketplace
6.10	Property		1	Ahoskie Commons
6.11	Property		1	Cummings Park Plaza
6.12	Property		1	Glenwood Shopping Plaza
6.13	Property		1	Boulevard Plaza
6.14	Property		1	Summer Commons
6.15	Property		1	Centre Plaza
6.16	Property		1	Market at Riverdale Bend
6.17	Property		1	Cordele Corners
6.18	Property		1	Anniston Plaza
6.19	Property		1	Meeting Square
6.20	Property		1	Northland Plaza
6.21	Property		1	Homosassa Square
6.22	Property		1	Laurens Plaza
6.23	Property		1	Pelham Plaza
6.24	Property		1	Plank Plaza
6.25	Property		1	Collins Plaza
7	Loan	1, 5, 7, 12, 30	1	32 Old Slip - Leased Fee	120	118	120	118	0	0	5/5/2025	2	6	6/6/2025	NAP
8	Loan	19	1	Davis Ford Crossing	120	120	120	120	0	0	6/25/2025	0	6	8/6/2025	NAP
9	Loan	16, 19	1	Norton Links	120	120	120	120	0	0	6/26/2025	0	6	8/6/2025	NAP
10	Loan	7, 12, 15, 19, 23, 30	1	The Hollywood Collection	120	120	120	120	0	0	6/23/2025	0	6	8/6/2025	NAP
11	Loan	5, 6, 16, 17	3	Leeton Leased Fee Portfolio	120	120	120	120	0	0	6/24/2025	0	6	8/6/2025	NAP
11.01	Property		1	Eastchase
11.02	Property		1	Teal Run
11.03	Property		1	Quad Cities
12	Loan	4, 6, 16, 19, 24	2	CorePharma Portfolio	120	116	120	116	0	0	3/5/2025	4	6	4/6/2025	NAP
12.01	Property		1	Middlesex
12.02	Property		1	Somerset
13	Loan	2, 17, 19	1	Menlo Center	60	59	120	119	360	360	5/22/2025	1	6	7/6/2025	7/6/2030
14	Loan	18	1	Beltramo Office	120	119	120	119	0	0	5/27/2025	1	6	7/6/2025	NAP
15	Loan	6, 19	2	Natson Portfolio	120	119	120	119	0	0	6/5/2025	1	6	7/6/2025	NAP
15.01	Property		1	Holiday Inn Express Forsyth
15.02	Property		1	La Quinta Douglasville
16	Loan	4, 19	1	Crown Valley Center	36	36	120	120	360	360	6/18/2025	0	6	8/6/2025	8/6/2028
17	Loan	7, 10, 16, 19, 20, 23, 24, 26, 30	1	340 Mt Kemble	53	48	120	115	272	272	1/21/2025	5	1	3/1/2025	9/1/2026
18	Loan	28	1	University Gardens	120	120	120	120	0	0	6/24/2025	0	6	8/6/2025	NAP
19	Loan	29	1	Monticello Meadows Apartments	120	120	120	120	0	0	6/9/2025	0	6	8/6/2025	NAP
20	Loan	3, 30	1	1550 Broadway	120	119	120	119	0	0	5/22/2025	1	6	7/6/2025	NAP
21	Loan		1	46 & 47 Mercer Street	120	120	120	120	0	0	6/18/2025	0	6	8/6/2025	NAP
22	Loan	15, 19	1	Mills Pointe	120	120	120	120	0	0	6/20/2025	0	6	8/6/2025	NAP
23	Loan		1	El Toro	120	119	120	119	0	0	6/4/2025	1	6	7/6/2025	NAP
24	Loan		1	Golden State Storage - Oak Avenue	0	0	120	120	300	300	6/20/2025	0	6	8/6/2025	8/6/2025
25	Loan	10, 19, 26, 30	1	Hampton Heights Portfolio	0	0	120	119	360	359	5/22/2025	1	1	7/1/2025	7/1/2025
26	Loan	5, 16, 18, 19, 30	1	87th Street Retail	120	120	120	120	0	0	6/20/2025	0	6	8/6/2025	NAP
27	Loan	10, 19, 26, 30	1	Silver Swan Portfolio	0	0	120	119	360	359	5/20/2025	1	1	7/1/2025	7/1/2025

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date
					30		30
28	Loan	5, 10, 16, 19, 26, 30	1	Hopkins Street Portfolio	0	0	120	119	360	359	5/8/2025	1	1	7/1/2025	7/1/2025
29	Loan	19	1	Lindham Court	24	23	120	119	360	360	5/29/2025	1	6	7/6/2025	7/6/2027
30	Loan	16	1	FedEx Ground Alexandria	120	120	120	120	0	0	6/26/2025	0	6	8/6/2025	NAP
31	Loan		1	PrimeWest Warehouse	120	119	120	119	0	0	6/2/2025	1	6	7/6/2025	NAP
32	Loan		1	Golden State Storage - Tropicana	0	0	120	120	300	300	6/20/2025	0	6	8/6/2025	8/6/2025
33	Loan	5, 6, 7, 12, 18, 24, 30	13	Adini Portfolio	0	0	120	118	300	298	5/1/2025	2	1	6/1/2025	6/1/2025
33.01	Property		1	740 West End Avenue
33.02	Property		1	217 East 22nd Street
33.03	Property		1	106 East 7th Street
33.04	Property		1	328 East 89th Street
33.05	Property		1	327 East 89th Street
33.06	Property		1	640 East 14th Street
33.07	Property		1	239 East 33rd Street
33.08	Property		1	638 East 14th Street
33.09	Property		1	426 East 77th Street
33.10	Property		1	67 Saint Marks Place
33.11	Property		1	326 East 89th Street
33.12	Property		1	237 East 33rd Street
33.13	Property		1	324 East 89th Street

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)
							10	10	12			30	16
1	Loan	1, 2, 4, 7, 12, 23	1	Rentar Plaza	7/6/2035	7/6/2035	0	0	L(24),D(91),O(5)	42,947,760	16,927,455	26,020,305	3/31/2025	T-12	41,762,274
2	Loan	1, 2, 5, 6, 7, 12, 13, 17, 19, 21, 23, 24, 30	8	BioMed MIT Portfolio	6/9/2035	6/9/2035	0	0	L(25),D(88),O(7)	175,871,308	44,899,369	130,971,938	2/28/2025	T-12	176,733,917
2.01	Property		1	45 - 75 Sidney						41,553,368	12,255,620	29,297,748	2/28/2025	T-12	41,408,214
2.02	Property		1	40 Landsdowne						25,790,563	5,914,848	19,875,716	2/28/2025	T-12	25,600,810
2.03	Property		1	35 Landsdowne						24,533,713	5,763,317	18,770,396	2/28/2025	T-12	24,359,988
2.04	Property		1	65 Landsdowne						27,637,235	5,260,138	22,377,096	2/28/2025	T-12	27,913,006
2.05	Property		1	88 Sidney						17,611,487	4,015,330	13,596,157	2/28/2025	T-12	17,446,719
2.06	Property		1	64 Sidney						16,215,004	3,911,501	12,303,502	2/28/2025	T-12	16,109,379
2.07	Property		1	38 Sidney						9,348,721	3,722,623	5,626,098	2/28/2025	T-12	10,840,792
2.08	Property		1	26 Landsdowne						13,181,218	4,055,992	9,125,226	2/28/2025	T-12	13,055,008
3	Loan	2, 7, 12, 19, 24	1	29-33 Ninth Avenue	2/6/2035	2/6/2035	0	0	L(29),D(86),O(5)	10,334,878	2,196,366	8,138,512	11/30/2024	T-12	12,702,059
4	Loan	1, 7, 10, 12, 18, 19	1	Marriott World Headquarters	3/1/2035	3/1/2035	0	0	L(28),D(85),O(7)	28,792,599	0	28,792,599	2/28/2025	T-12	28,730,817
5	Loan	1, 3, 4, 5, 7, 10, 12, 19	1	Washington Square	4/6/2035	4/6/2035	5	0	L(27),DorYM1(86),O(7)	50,385,345	10,332,954	40,052,391	12/31/2024	T-12	47,936,177
6	Loan	5, 6, 7, 15, 19, 21, 24	25	Coastal Equities Portfolio	5/1/2035	5/1/2035	0	0	L(25),YM1(89),O(6)	27,141,524	8,426,388	18,715,136	5/31/2025	T-12	27,289,897
6.01	Property		1	The Home Depot						1,462,619	58,491	1,404,128	5/31/2025	T-12	1,462,286
6.02	Property		1	Westown Square						2,512,795	889,262	1,623,533	5/31/2025	T-12	2,546,515
6.03	Property		1	Rodney Village Shopping Center						1,741,526	437,828	1,303,698	5/31/2025	T-12	1,725,948
6.04	Property		1	Mattatuck Plaza						1,700,916	821,723	879,194	5/31/2025	T-12	1,965,718
6.05	Property		1	Athens Town Center						1,470,759	332,882	1,137,877	5/31/2025	T-12	1,450,027
6.06	Property		1	Northeast Plaza						1,261,748	264,994	996,754	5/31/2025	T-12	1,237,611
6.07	Property		1	Hungarybrook Shopping Center						1,058,040	220,710	837,330	5/31/2025	T-12	1,044,753
6.08	Property		1	Plaza North Shopping Center						1,476,941	543,494	933,447	5/31/2025	T-12	1,524,735
6.09	Property		1	Henderson Marketplace						1,090,577	249,698	840,879	5/31/2025	T-12	1,069,246
6.10	Property		1	Ahoskie Commons						1,077,285	434,275	643,009	5/31/2025	T-12	1,036,929
6.11	Property		1	Cummings Park Plaza						948,780	265,083	683,697	5/31/2025	T-12	957,494
6.12	Property		1	Glenwood Shopping Plaza						1,705,649	822,807	882,842	5/31/2025	T-12	1,741,473
6.13	Property		1	Boulevard Plaza						932,260	251,284	680,977	5/31/2025	T-12	892,272
6.14	Property		1	Summer Commons						1,554,305	616,495	937,810	5/31/2025	T-12	1,586,745
6.15	Property		1	Centre Plaza						887,644	226,503	661,140	5/31/2025	T-12	857,231
6.16	Property		1	Market at Riverdale Bend						1,017,168	489,469	527,699	5/31/2025	T-12	997,986
6.17	Property		1	Cordele Corners						730,531	199,216	531,315	5/31/2025	T-12	722,432
6.18	Property		1	Anniston Plaza						669,661	162,111	507,550	5/31/2025	T-12	661,620
6.19	Property		1	Meeting Square						620,212	170,423	449,789	5/31/2025	T-12	649,582
6.20	Property		1	Northland Plaza						804,721	255,552	549,169	5/31/2025	T-12	830,044
6.21	Property		1	Homosassa Square						685,881	234,464	451,417	5/31/2025	T-12	610,078
6.22	Property		1	Laurens Plaza						470,409	157,188	313,221	5/31/2025	T-12	515,893
6.23	Property		1	Pelham Plaza						453,568	80,123	373,444	5/31/2025	T-12	419,575
6.24	Property		1	Plank Plaza						430,138	124,681	305,457	5/31/2025	T-12	420,468
6.25	Property		1	Collins Plaza						377,389	117,630	259,759	5/31/2025	T-12	363,234
7	Loan	1, 5, 7, 12, 30	1	32 Old Slip - Leased Fee	5/6/2035	5/6/2035	0	0	L(26),D(87),O(7)	NAV	NAV	NAV	NAV	NAV	NAV
8	Loan	19	1	Davis Ford Crossing	7/6/2035	7/6/2035	5	0	L(24),D(89),O(7)	4,455,557	1,156,310	3,299,248	3/31/2025	T-12	4,293,548
9	Loan	16, 19	1	Norton Links	7/6/2035	7/6/2035	0	0	L(24),D(92),O(4)	1,563,290	472,283	1,091,007	5/31/2025	T-6 Ann.	NAV
10	Loan	7, 12, 15, 19, 23, 30	1	The Hollywood Collection	7/6/2035	7/6/2035	0	0	L(24),D(89),O(7)	8,600,471	3,472,110	5,128,361	3/31/2025	T-12	8,671,100
11	Loan	5, 6, 16, 17	3	Leeton Leased Fee Portfolio	7/6/2035	7/6/2035	0	0	L(24),YM1(89),O(7)	NAV	NAV	NAV	NAV	NAV	NAV
11.01	Property		1	Eastchase						NAV	NAV	NAV	NAV	NAV	NAV
11.02	Property		1	Teal Run						NAV	NAV	NAV	NAV	NAV	NAV
11.03	Property		1	Quad Cities						NAV	NAV	NAV	NAV	NAV	NAV
12	Loan	4, 6, 16, 19, 24	2	CorePharma Portfolio	3/6/2035	3/6/2035	0	0	L(28),D(88),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
12.01	Property		1	Middlesex						NAV	NAV	NAV	NAV	NAV	NAV
12.02	Property		1	Somerset						NAV	NAV	NAV	NAV	NAV	NAV
13	Loan	2, 17, 19	1	Menlo Center	6/6/2035	6/6/2035	0	0	L(25),D(91),O(4)	4,469,360	1,553,427	2,915,933	3/31/2025	T-12	4,325,943
14	Loan	18	1	Beltramo Office	6/6/2035	6/6/2035	0	0	L(25),D(88),O(7)	3,484,812	750,669	2,734,143	2/28/2025	T-12	3,476,226
15	Loan	6, 19	2	Natson Portfolio	6/6/2035	6/6/2035	0	0	L(25),D(91),O(4)	5,854,935	3,471,452	2,383,483	3/31/2025	T-12	5,901,228
15.01	Property		1	Holiday Inn Express Forsyth						3,484,387	1,899,629	1,584,758	3/31/2025	T-12	3,482,977
15.02	Property		1	La Quinta Douglasville						2,370,548	1,571,823	798,725	3/31/2025	T-12	2,418,251
16	Loan	4, 19	1	Crown Valley Center	7/6/2035	7/6/2035	0	0	L(24),D(92),O(4)	2,231,556	686,572	1,544,984	4/30/2025	T-12	2,212,301
17	Loan	7, 10, 16, 19, 20, 23, 24, 26, 30	1	340 Mt Kemble	2/1/2035	2/1/2035	5	5	L(30),YM1(83),O(7)	10,835,598	4,678,347	6,157,251	10/31/2024	T-12	NAV
18	Loan	28	1	University Gardens	7/6/2035	7/6/2035	0	0	L(24),D(91),O(5)	2,001,067	624,914	1,376,154	4/30/2025	T-12	1,954,778
19	Loan	29	1	Monticello Meadows Apartments	7/6/2035	7/6/2035	0	0	L(24),D(92),O(4)	2,561,172	949,252	1,611,920	3/31/2025	T-12	2,347,000
20	Loan	3, 30	1	1550 Broadway	6/6/2035	6/6/2035	0	0	YM1(25),DorYM1(90),O(5)	4,185,930	1,415,789	2,770,141	12/31/2024	T-12	3,456,431
21	Loan		1	46 & 47 Mercer Street	7/6/2035	7/6/2035	0	0	L(23),YM1(90),O(7)	1,387,680	416,386	971,294	5/31/2025	T-12	1,327,884
22	Loan	15, 19	1	Mills Pointe	7/6/2035	7/6/2035	0	0	L(24),D(89),O(7)	1,972,593	662,415	1,310,178	4/30/2025	T-12	1,959,298
23	Loan		1	El Toro	6/6/2035	6/6/2035	0	0	L(25),D(90),O(5)	1,022,067	546,502	475,565	12/31/2024	T-12	876,592
24	Loan		1	Golden State Storage - Oak Avenue	7/6/2035	7/6/2035	0	0	L(24),D(92),O(4)	1,450,621	520,263	930,358	5/31/2025	T-12	1,478,889
25	Loan	10, 19, 26, 30	1	Hampton Heights Portfolio	6/1/2035	6/1/2035	5	5	L(35),YM1(81),O(4)	1,137,524	196,959	940,565	12/31/2024	T-12	954,023
26	Loan	5, 16, 18, 19, 30	1	87th Street Retail	7/6/2035	7/6/2035	0	0	L(24),D(91),O(5)	2,452,997	1,206,211	1,246,787	12/31/2024	T-12	2,280,225
27	Loan	10, 19, 26, 30	1	Silver Swan Portfolio	6/1/2035	6/1/2035	5	5	L(35),YM1(81),O(4)	1,171,155	220,443	950,712	3/31/2025	T-12	1,134,507

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)
							10	10	12			30	16
28	Loan	5, 10, 16, 19, 26, 30	1	Hopkins Street Portfolio	6/1/2035	6/1/2035	5	5	L(35),YM1(81),O(4)	958,177	169,660	788,517	3/31/2025	T-12	925,829
29	Loan	19	1	Lindham Court	6/6/2035	6/6/2035	0	0	L(25),D(88),O(7)	1,259,729	507,219	752,510	4/30/2025	T-12	1,254,606
30	Loan	16	1	FedEx Ground Alexandria	7/6/2035	7/6/2035	0	0	L(24),D(92),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
31	Loan		1	PrimeWest Warehouse	6/6/2035	6/6/2035	0	0	L(11),YM1(102),O(7)	631,735	180,456	451,279	4/30/2025	T-12	522,530
32	Loan		1	Golden State Storage - Tropicana	7/6/2035	7/6/2035	0	0	L(24),D(92),O(4)	1,000,231	442,113	558,118	5/31/2025	T-12	990,244
33	Loan	5, 6, 7, 12, 18, 24, 30	13	Adini Portfolio	5/1/2035	5/1/2035	3 (Once per trailing 366-day period)	0	L(25),YM1(89),O(6)	9,919,725	4,820,518	5,099,207	2/28/2025	T-12	9,782,814
33.01	Property		1	740 West End Avenue						4,298,984	2,090,383	2,208,601	2/28/2025	T-12	4,229,637
33.02	Property		1	217 East 22nd Street						1,132,923	513,861	619,062	2/28/2025	T-12	1,125,775
33.03	Property		1	106 East 7th Street						850	259,461	(258,612)	2/28/2025	T-12	5,846
33.04	Property		1	328 East 89th Street						483,106	117,765	365,341	2/28/2025	T-12	489,652
33.05	Property		1	327 East 89th Street						544,911	111,368	433,543	2/28/2025	T-12	544,009
33.06	Property		1	640 East 14th Street						666,654	347,679	318,976	2/28/2025	T-12	667,670
33.07	Property		1	239 East 33rd Street						639,327	270,814	368,513	2/28/2025	T-12	633,752
33.08	Property		1	638 East 14th Street						559,599	291,847	267,753	2/28/2025	T-12	560,452
33.09	Property		1	426 East 77th Street						412,007	189,608	222,399	2/28/2025	T-12	388,884
33.10	Property		1	67 Saint Marks Place						339,089	133,658	205,432	2/28/2025	T-12	337,156
33.11	Property		1	326 East 89th Street						348,090	116,471	231,620	2/28/2025	T-12	338,066
33.12	Property		1	237 East 33rd Street						338,291	206,770	131,521	2/28/2025	T-12	326,834
33.13	Property		1	324 East 89th Street						155,893	170,835	(14,941)	2/28/2025	T-12	135,080

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)
							16					16
1	Loan	1, 2, 4, 7, 12, 23	1	Rentar Plaza	16,609,619	25,152,655	12/31/2024	T-12	36,275,927	15,229,402	21,046,525	12/31/2023	T-12	95.0%	45,477,495
2	Loan	1, 2, 5, 6, 7, 12, 13, 17, 19, 21, 23, 24, 30	8	BioMed MIT Portfolio	46,671,196	130,062,720	12/31/2024	T-12	173,447,650	49,851,854	123,595,795	12/31/2023	T-12	96.6%	182,951,992
2.01	Property		1	45 - 75 Sidney	12,536,787	28,871,427	12/31/2024	T-12	39,535,268	13,105,185	26,430,083	12/31/2023	T-12	100.0%	42,926,154
2.02	Property		1	40 Landsdowne	6,077,135	19,523,675	12/31/2024	T-12	24,543,095	6,332,943	18,210,152	12/31/2023	T-12	100.0%	27,577,180
2.03	Property		1	35 Landsdowne	5,915,644	18,444,344	12/31/2024	T-12	23,362,188	6,133,796	17,228,392	12/31/2023	T-12	100.0%	26,214,627
2.04	Property		1	65 Landsdowne	5,702,624	22,210,383	12/31/2024	T-12	25,908,903	6,548,980	19,359,923	12/31/2023	T-12	100.0%	28,027,439
2.05	Property		1	88 Sidney	4,113,632	13,333,087	12/31/2024	T-12	16,644,554	4,300,594	12,343,960	12/31/2023	T-12	100.0%	18,448,942
2.06	Property		1	64 Sidney	4,100,376	12,009,003	12/31/2024	T-12	15,402,242	4,275,564	11,126,679	12/31/2023	T-12	99.9%	16,656,167
2.07	Property		1	38 Sidney	4,128,744	6,712,048	12/31/2024	T-12	15,628,120	4,881,993	10,746,127	12/31/2023	T-12	62.1%	9,630,596
2.08	Property		1	26 Landsdowne	4,096,254	8,958,755	12/31/2024	T-12	12,423,280	4,272,800	8,150,480	12/31/2023	T-12	100.0%	13,470,887
3	Loan	2, 7, 12, 19, 24	1	29-33 Ninth Avenue	2,056,483	10,645,576	12/31/2023	T-12	12,514,437	2,033,346	10,481,090	12/31/2022	T-12	95.0%	14,653,657
4	Loan	1, 7, 10, 12, 18, 19	1	Marriott World Headquarters	0	28,730,817	12/31/2024	T-12	28,362,110	0	28,362,110	12/31/2023	T-12	96.7%	31,171,210
5	Loan	1, 3, 4, 5, 7, 10, 12, 19	1	Washington Square	10,001,861	37,934,316	12/31/2023	T-12	49,977,230	9,169,354	40,807,876	12/31/2022	T-12	93.7%	52,293,715
6	Loan	5, 6, 7, 15, 19, 21, 24	25	Coastal Equities Portfolio	8,184,386	19,105,510	12/31/2024	T-12	26,853,255	8,203,090	18,650,166	12/31/2023	T-12	87.9%	26,569,295
6.01	Property		1	The Home Depot	58,491	1,403,795	12/31/2024	T-12	1,381,137	55,272	1,325,865	12/31/2023	T-12	95.0%	1,251,715
6.02	Property		1	Westown Square	837,740	1,708,775	12/31/2024	T-12	2,410,507	918,748	1,491,759	12/31/2023	T-12	95.0%	2,396,462
6.03	Property		1	Rodney Village Shopping Center	417,242	1,308,706	12/31/2024	T-12	1,847,172	377,060	1,470,112	12/31/2023	T-12	94.0%	1,799,806
6.04	Property		1	Mattatuck Plaza	823,862	1,141,856	12/31/2024	T-12	2,008,374	911,757	1,096,617	12/31/2023	T-12	92.4%	1,921,219
6.05	Property		1	Athens Town Center	328,534	1,121,493	12/31/2024	T-12	1,478,226	309,928	1,168,299	12/31/2023	T-12	95.0%	1,533,523
6.06	Property		1	Northeast Plaza	269,050	968,560	12/31/2024	T-12	1,084,415	265,611	818,805	12/31/2023	T-12	95.0%	1,239,133
6.07	Property		1	Hungarybrook Shopping Center	190,713	854,041	12/31/2024	T-12	1,035,052	189,038	846,013	12/31/2023	T-12	95.0%	1,017,842
6.08	Property		1	Plaza North Shopping Center	506,427	1,018,308	12/31/2024	T-12	1,870,188	577,928	1,292,260	12/31/2023	T-12	80.4%	1,269,981
6.09	Property		1	Henderson Marketplace	233,736	835,510	12/31/2024	T-12	1,069,717	215,236	854,481	12/31/2023	T-12	95.0%	1,097,243
6.10	Property		1	Ahoskie Commons	419,033	617,896	12/31/2024	T-12	992,872	378,410	614,461	12/31/2023	T-12	95.0%	1,202,906
6.11	Property		1	Cummings Park Plaza	267,744	689,750	12/31/2024	T-12	943,902	252,626	691,276	12/31/2023	T-12	93.2%	915,198
6.12	Property		1	Glenwood Shopping Plaza	796,479	944,994	12/31/2024	T-12	1,589,676	766,894	822,782	12/31/2023	T-12	76.8%	1,569,741
6.13	Property		1	Boulevard Plaza	237,930	654,342	12/31/2024	T-12	944,761	220,574	724,186	12/31/2023	T-12	88.1%	855,333
6.14	Property		1	Summer Commons	617,605	969,140	12/31/2024	T-12	1,582,257	595,397	986,861	12/31/2023	T-12	64.1%	1,203,751
6.15	Property		1	Centre Plaza	214,424	642,807	12/31/2024	T-12	866,260	187,364	678,896	12/31/2023	T-12	88.9%	862,903
6.16	Property		1	Market at Riverdale Bend	491,525	506,462	12/31/2024	T-12	882,970	480,330	402,640	12/31/2023	T-12	95.0%	1,051,404
6.17	Property		1	Cordele Corners	182,690	539,742	12/31/2024	T-12	696,536	181,275	515,261	12/31/2023	T-12	85.1%	738,253
6.18	Property		1	Anniston Plaza	147,438	514,182	12/31/2024	T-12	658,362	197,297	461,065	12/31/2023	T-12	87.1%	669,090
6.19	Property		1	Meeting Square	173,758	475,824	12/31/2024	T-12	601,359	157,121	444,239	12/31/2023	T-12	95.0%	746,376
6.20	Property		1	Northland Plaza	253,783	576,260	12/31/2024	T-12	815,175	266,993	548,182	12/31/2023	T-12	55.7%	684,829
6.21	Property		1	Homosassa Square	249,505	360,573	12/31/2024	T-12	549,059	237,881	311,177	12/31/2023	T-12	95.0%	696,373
6.22	Property		1	Laurens Plaza	153,617	362,275	12/31/2024	T-12	454,747	140,892	313,856	12/31/2023	T-12	95.0%	639,677
6.23	Property		1	Pelham Plaza	71,214	348,361	12/31/2024	T-12	340,836	72,771	268,066	12/31/2023	T-12	79.4%	464,348
6.24	Property		1	Plank Plaza	127,327	293,141	12/31/2024	T-12	407,552	125,289	282,262	12/31/2023	T-12	95.0%	397,532
6.25	Property		1	Collins Plaza	114,520	248,714	12/31/2024	T-12	342,144	121,396	220,747	12/31/2023	T-12	90.0%	344,657
7	Loan	1, 5, 7, 12, 30	1	32 Old Slip - Leased Fee	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	10,481,490
8	Loan	19	1	Davis Ford Crossing	1,096,422	3,197,126	12/31/2024	T-12	4,330,600	1,005,120	3,325,479	12/31/2023	T-12	93.9%	4,569,629
9	Loan	16, 19	1	Norton Links	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	3,060,533
10	Loan	7, 12, 15, 19, 23, 30	1	The Hollywood Collection	3,664,600	5,006,500	12/31/2024	T-12	8,582,700	3,334,800	5,247,900	12/31/2023	T-12	87.7%	8,208,271
11	Loan	5, 6, 16, 17	3	Leeton Leased Fee Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	1,695,000
11.01	Property		1	Eastchase	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.02	Property		1	Teal Run	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.03	Property		1	Quad Cities	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12	Loan	4, 6, 16, 19, 24	2	CorePharma Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,701,244
12.01	Property		1	Middlesex	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,881,295
12.02	Property		1	Somerset	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	819,949
13	Loan	2, 17, 19	1	Menlo Center	1,481,529	2,844,415	12/31/2024	T-12	4,702,403	1,435,100	3,267,303	12/31/2023	T-12	86.4%	4,739,484
14	Loan	18	1	Beltramo Office	756,839	2,719,387	12/31/2024	T-12	2,610,140	714,677	1,895,463	12/31/2023	T-12	95.0%	3,467,673
15	Loan	6, 19	2	Natson Portfolio	3,469,694	2,431,534	12/31/2024	T-12	6,137,984	3,712,749	2,425,235	12/31/2023	T-12	73.1%	5,854,935
15.01	Property		1	Holiday Inn Express Forsyth	1,886,831	1,596,146	12/31/2024	T-12	3,588,215	2,007,712	1,580,503	12/31/2023	T-12	71.8%	3,484,387
15.02	Property		1	La Quinta Douglasville	1,582,863	835,388	12/31/2024	T-12	2,549,769	1,705,036	844,733	12/31/2023	T-12	75.1%	2,370,548
16	Loan	4, 19	1	Crown Valley Center	682,602	1,529,699	12/31/2024	T-12	2,119,114	712,491	1,406,623	12/31/2023	T-12	92.7%	2,347,636
17	Loan	7, 10, 16, 19, 20, 23, 24, 26, 30	1	340 Mt Kemble	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.1%	15,345,687
18	Loan	28	1	University Gardens	605,567	1,349,211	12/31/2024	T-12	1,820,211	512,788	1,307,423	12/31/2023	T-12	95.0%	1,998,756
19	Loan	29	1	Monticello Meadows Apartments	878,700	1,468,300	12/31/2024	T-12	1,947,650	830,600	1,117,050	12/31/2023	T-12	95.0%	2,563,167
20	Loan	3, 30	1	1550 Broadway	1,324,842	2,131,589	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	4,246,643
21	Loan		1	46 & 47 Mercer Street	413,301	914,583	12/31/2024	T-12	1,275,504	402,657	872,847	12/31/2023	T-12	95.5%	1,386,243
22	Loan	15, 19	1	Mills Pointe	671,929	1,287,369	12/31/2024	T-12	1,849,150	627,334	1,221,816	12/31/2023	T-12	81.0%	1,956,658
23	Loan		1	El Toro	399,108	477,484	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	92.7%	1,517,655
24	Loan		1	Golden State Storage - Oak Avenue	538,819	940,070	12/31/2024	T-12	1,634,970	481,078	1,153,892	12/31/2023	T-12	88.2%	1,450,621
25	Loan	10, 19, 26, 30	1	Hampton Heights Portfolio	255,764	698,259	12/31/2023	T-12	806,763	215,762	591,000	12/31/2022	T-12	95.0%	1,245,359
26	Loan	5, 16, 18, 19, 30	1	87th Street Retail	1,302,982	977,243	12/31/2023	T-12	1,999,874	1,174,498	825,376	12/31/2022	T-12	95.0%	2,531,696
27	Loan	10, 19, 26, 30	1	Silver Swan Portfolio	235,828	898,679	12/31/2024	T-12	858,476	265,642	592,834	12/31/2023	T-12	95.0%	1,208,401

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)
							16					16
28	Loan	5, 10, 16, 19, 26, 30	1	Hopkins Street Portfolio	184,755	741,073	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	1,000,438
29	Loan	19	1	Lindham Court	496,074	758,532	12/31/2024	T-12	1,208,742	442,587	766,156	12/31/2023	T-12	92.2%	1,259,729
30	Loan	16	1	FedEx Ground Alexandria	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	633,837
31	Loan		1	PrimeWest Warehouse	205,006	317,524	12/31/2024	T-12	306,000	92,912	213,088	12/31/2023	T-12	95.0%	729,828
32	Loan		1	Golden State Storage - Tropicana	463,551	526,694	12/31/2024	T-12	960,620	463,691	496,929	12/31/2023	T-12	87.1%	1,000,231
33	Loan	5, 6, 7, 12, 18, 24, 30	13	Adini Portfolio	5,227,867	4,554,947	12/31/2024	T-12	7,758,297	4,226,515	3,531,782	12/31/2023	T-12	93.5%	11,116,742
33.01	Property		1	740 West End Avenue	2,105,189	2,124,448	12/31/2024	T-12	3,536,445	2,095,063	1,441,382	12/31/2023	T-12	94.3%	4,611,274
33.02	Property		1	217 East 22nd Street	663,115	462,660	12/31/2024	T-12	1,035,218	276,428	758,790	12/31/2023	T-12	100.0%	1,162,657
33.03	Property		1	106 East 7th Street	290,428	(284,581)	12/31/2024	T-12	152,078	149,488	2,590	12/31/2023	T-12	64.2%	476,723
33.04	Property		1	328 East 89th Street	109,065	380,587	12/31/2024	T-12	198,768	127,169	71,599	12/31/2023	T-12	90.0%	507,138
33.05	Property		1	327 East 89th Street	107,600	436,409	12/31/2024	T-12	502,509	119,012	383,497	12/31/2023	T-12	100.0%	571,478
33.06	Property		1	640 East 14th Street	426,883	240,787	12/31/2024	T-12	589,388	255,684	333,704	12/31/2023	T-12	100.0%	702,503
33.07	Property		1	239 East 33rd Street	272,961	360,791	12/31/2024	T-12	348,554	265,542	83,012	12/31/2023	T-12	94.2%	641,801
33.08	Property		1	638 East 14th Street	358,332	202,120	12/31/2024	T-12	494,741	214,625	280,116	12/31/2023	T-12	100.0%	589,691
33.09	Property		1	426 East 77th Street	238,198	150,686	12/31/2024	T-12	146,797	111,713	35,084	12/31/2023	T-12	100.0%	461,200
33.10	Property		1	67 Saint Marks Place	160,833	176,323	12/31/2024	T-12	409,341	99,213	310,127	12/31/2023	T-12	87.6%	349,498
33.11	Property		1	326 East 89th Street	113,746	224,320	12/31/2024	T-12	147,195	127,108	20,087	12/31/2023	T-12	87.2%	383,789
33.12	Property		1	237 East 33rd Street	211,015	115,819	12/31/2024	T-12	121,018	204,233	(83,215)	12/31/2023	T-12	100.0%	395,300
33.13	Property		1	324 East 89th Street	170,503	(35,423)	12/31/2024	T-12	76,246	181,236	(104,991)	12/31/2023	T-12	88.8%	263,687

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date
						30	15	15		7, 14	7, 14	7	7	5	5
1	Loan	1, 2, 4, 7, 12, 23	1	Rentar Plaza	17,070,675	28,406,820	230,245	1,765,209	26,411,367	3.14	2.92	17.8%	16.5%	495,000,000	As Is	4/21/2025
2	Loan	1, 2, 5, 6, 7, 12, 13, 17, 19, 21, 23, 24, 30	8	BioMed MIT Portfolio	42,158,762	140,793,230	197,172	1,314,481	139,281,577	2.78	2.75	16.6%	16.4%	2,400,000,000	As Portfolio	3/5/2025
2.01	Property		1	45 - 75 Sidney	11,652,405	31,273,749	41,576	277,174	30,954,999					501,300,000	As Is	3/5/2025
2.02	Property		1	40 Landsdowne	5,530,397	22,046,783	32,196	214,638	21,799,950					378,100,000	As Is	3/5/2025
2.03	Property		1	35 Landsdowne	5,404,895	20,809,732	30,363	202,423	20,576,945					356,900,000	As Is	3/5/2025
2.04	Property		1	65 Landsdowne	4,819,787	23,207,652	18,362	122,410	23,066,881					358,400,000	As Is	3/5/2025
2.05	Property		1	88 Sidney	3,663,173	14,785,769	21,905	146,034	14,617,830					224,900,000	As Is	3/5/2025
2.06	Property		1	64 Sidney	3,529,887	13,126,280	18,956	126,371	12,980,953					183,700,000	As Is	3/5/2025
2.07	Property		1	38 Sidney	3,661,066	5,969,530	18,383	122,554	5,828,593					170,600,000	As Is	3/5/2025
2.08	Property		1	26 Landsdowne	3,897,152	9,573,734	15,432	102,877	9,455,426					156,400,000	As Is	3/5/2025
3	Loan	2, 7, 12, 19, 24	1	29-33 Ninth Avenue	2,513,592	12,140,065	17,507	678,700	11,443,857	1.38	1.30	9.0%	8.5%	231,000,000	As Is	12/5/2024
4	Loan	1, 7, 10, 12, 18, 19	1	Marriott World Headquarters	935,979	30,235,231	74,345	0	30,160,887	1.76	1.76	12.0%	12.0%	485,000,000	As Is	1/14/2025
5	Loan	1, 3, 4, 5, 7, 10, 12, 19	1	Washington Square	11,301,353	40,992,362	198,914	994,568	39,798,880	2.13	2.07	12.1%	11.7%	655,000,000	As Is	3/1/2025
6	Loan	5, 6, 7, 15, 19, 21, 24	25	Coastal Equities Portfolio	7,768,777	18,800,517	513,686	1,169,830	17,117,002	1.83	1.66	11.8%	10.7%	239,000,000	Hypothetical - As-If Funded	2/1/2025
6.01	Property		1	The Home Depot	78,894	1,172,821	20,858	55,622	1,096,340					22,300,000	As Is	1/15/2025
6.02	Property		1	Westown Square	794,326	1,602,135	26,514	70,704	1,504,917					15,600,000	As Is	2/7/2025
6.03	Property		1	Rodney Village Shopping Center	372,977	1,426,829	32,020	85,387	1,309,421					14,000,000	As Is	1/9/2025
6.04	Property		1	Mattatuck Plaza	796,603	1,124,616	22,052	58,804	1,043,761					13,700,000	As Is	1/14/2025
6.05	Property		1	Athens Town Center	298,392	1,235,131	31,369	83,650	1,120,113					13,600,000	As Is	1/16/2025
6.06	Property		1	Northeast Plaza	255,764	983,369	16,694	44,518	922,156					12,625,000	As Is	1/16/2025
6.07	Property		1	Hungarybrook Shopping Center	177,928	839,914	13,079	34,876	791,960					11,700,000	As Is	1/25/2025
6.08	Property		1	Plaza North Shopping Center	490,501	779,480	39,213	104,567	635,700					12,100,000	Market Value As-Is (Includes Surplus Land Lots 3A, 5A, 5B)	1/17/2025
6.09	Property		1	Henderson Marketplace	222,700	874,543	13,365	35,640	825,538					10,025,000	As Is	1/16/2025
6.10	Property		1	Ahoskie Commons	403,412	799,495	29,048	77,461	692,985					10,000,000	As Is	1/25/2025
6.11	Property		1	Cummings Park Plaza	253,892	661,306	30,038	80,101	551,167					9,450,000	As Is	1/16/2025
6.12	Property		1	Glenwood Shopping Plaza	758,337	811,404	32,829	87,544	691,031					9,100,000	As Is	2/3/2025
6.13	Property		1	Boulevard Plaza	227,042	628,291	16,285	43,427	568,578					8,100,000	As Is	1/25/2025
6.14	Property		1	Summer Commons	556,856	646,895	20,968	55,914	570,013					8,000,000	As Is	1/27/2025
6.15	Property		1	Centre Plaza	185,340	677,563	15,246	40,657	621,660					7,175,000	As Is	1/16/2025
6.16	Property		1	Market at Riverdale Bend	468,601	582,803	23,654	63,078	496,071					6,000,000	As Is	1/27/2025
6.17	Property		1	Cordele Corners	178,193	560,059	18,130	48,347	493,582					6,300,000	As Is	1/17/2025
6.18	Property		1	Anniston Plaza	144,065	525,025	19,435	51,826	453,764					6,150,000	Market Value As-Is - Including Surplus Land	1/16/2025
6.19	Property		1	Meeting Square	162,267	584,109	14,152	37,738	532,219					5,775,000	As Is	1/16/2025
6.20	Property		1	Northland Plaza	256,016	428,813	25,506	68,015	335,293					5,650,000	As Is	1/28/2025
6.21	Property		1	Homosassa Square	233,224	463,149	12,715	33,906	416,529					5,500,000	As Is	1/20/2025
6.22	Property		1	Laurens Plaza	152,059	487,618	14,692	39,178	433,747					5,450,000	As Is	1/24/2025
6.23	Property		1	Pelham Plaza	70,614	393,734	10,865	28,972	353,897					5,000,000	As Is	1/16/2025
6.24	Property		1	Plank Plaza	124,209	273,322	9,342	24,912	239,068					4,750,000	As Is	1/17/2025
6.25	Property		1	Collins Plaza	106,565	238,092	5,619	14,983	217,490					3,450,000	As Is	1/17/2025
7	Loan	1, 5, 7, 12, 30	1	32 Old Slip - Leased Fee	0	10,481,490	0	0	10,481,490	1.10	1.10	6.3%	6.3%	225,000,000	As Is	3/24/2025
8	Loan	19	1	Davis Ford Crossing	1,117,263	3,452,366	31,012	145,345	3,276,009	1.54	1.46	10.4%	9.9%	49,400,000	As Is	4/12/2025
9	Loan	16, 19	1	Norton Links	856,737	2,203,796	25,000	0	2,178,796	1.24	1.23	7.7%	7.6%	41,900,000	As Is	4/28/2025
10	Loan	7, 12, 15, 19, 23, 30	1	The Hollywood Collection	2,972,767	5,235,504	27,120	227,283	4,981,102	1.56	1.48	10.5%	10.0%	69,200,000	As Is	5/20/2025
11	Loan	5, 6, 16, 17	3	Leeton Leased Fee Portfolio	0	1,695,000	0	0	1,695,000	1.10	1.10	7.1%	7.1%	29,820,000	Leased Fee Value of the Ground Lease	Various
11.01	Property		1	Eastchase	NAV	NAV	NAV	NAV	NAV					14,000,000	Leased Fee Value of the Ground Lease	2/13/2025
11.02	Property		1	Teal Run	NAV	NAV	NAV	NAV	NAV					8,640,000	Leased Fee Value of the Ground Lease	2/12/2025
11.03	Property		1	Quad Cities	NAV	NAV	NAV	NAV	NAV					7,180,000	Leased Fee Value of the Ground Lease	2/4/2025
12	Loan	4, 6, 16, 19, 24	2	CorePharma Portfolio	562,422	2,138,822	18,355	79,009	2,041,457	1.44	1.38	10.7%	10.2%	35,700,000	As Is	2/3/2025
12.01	Property		1	Middlesex	377,693	1,503,602	11,655	53,979	1,437,968					25,100,000	As Is	2/3/2025
12.02	Property		1	Somerset	184,729	635,220	6,700	25,030	603,489					10,600,000	As Is	2/3/2025
13	Loan	2, 17, 19	1	Menlo Center	1,569,649	3,169,834	10,761	53,807	3,105,266	2.30	2.25	17.6%	17.3%	59,900,000	As Is	3/31/2025
14	Loan	18	1	Beltramo Office	757,116	2,710,557	6,732	0	2,703,825	2.70	2.69	16.8%	16.7%	40,300,000	As Is	4/1/2025
15	Loan	6, 19	2	Natson Portfolio	3,442,263	2,412,672	234,197	0	2,178,475	2.10	1.89	15.1%	13.6%	30,100,000	As Is	3/31/2025
15.01	Property		1	Holiday Inn Express Forsyth	1,869,470	1,614,917	139,375	0	1,475,541					20,900,000	As Is	3/31/2025
15.02	Property		1	La Quinta Douglasville	1,572,793	797,755	94,822	0	702,933					9,200,000	As Is	3/31/2025
16	Loan	4, 19	1	Crown Valley Center	699,626	1,648,010	7,626	22,367	1,618,017	1.47	1.44	11.8%	11.6%	27,900,000	As Is	4/5/2025
17	Loan	7, 10, 16, 19, 20, 23, 24, 26, 30	1	340 Mt Kemble	4,927,062	10,418,625	103,315	0	10,315,310	1.63	1.61	14.3%	14.1%	118,100,000	As Is	10/2/2024
18	Loan	28	1	University Gardens	636,728	1,362,028	0	0	1,362,028	2.17	2.17	10.6%	10.6%	26,210,000	As Is	4/2/2025
19	Loan	29	1	Monticello Meadows Apartments	1,028,000	1,535,167	44,000	0	1,491,167	1.77	1.72	12.8%	12.4%	19,300,000	As Is	4/28/2025
20	Loan	3, 30	1	1550 Broadway	1,526,264	2,720,378	1,687	0	2,718,691	3.49	3.49	23.3%	23.2%	42,500,000	As Is	2/25/2025
21	Loan		1	46 & 47 Mercer Street	390,339	995,903	7,000	0	988,903	1.32	1.31	8.8%	8.7%	16,950,000	As Is	4/13/2025
22	Loan	15, 19	1	Mills Pointe	626,596	1,330,062	25,373	94,081	1,210,608	1.85	1.68	13.0%	11.8%	19,560,000	As Is	5/14/2025
23	Loan		1	El Toro	430,452	1,087,202	16,504	39,929	1,030,769	1.81	1.72	12.1%	11.5%	19,600,000	As Is	3/21/2025
24	Loan		1	Golden State Storage - Oak Avenue	495,038	955,583	7,040	0	948,543	1.32	1.31	10.6%	10.5%	14,820,000	As Is	4/3/2025
25	Loan	10, 19, 26, 30	1	Hampton Heights Portfolio	311,340	934,019	25,272	0	908,747	1.30	1.26	10.7%	10.4%	15,100,000	As Is	4/24/2025
26	Loan	5, 16, 18, 19, 30	1	87th Street Retail	1,399,248	1,132,448	24,635	86,223	1,021,590	1.93	1.74	13.1%	11.8%	13,900,000	As Is	1/7/2025
27	Loan	10, 19, 26, 30	1	Silver Swan Portfolio	328,768	879,633	23,458	0	856,175	1.31	1.27	10.7%	10.4%	14,100,000	As Is	4/24/2025

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date
						30	15	15		7, 14	7, 14	7	7	5	5
28	Loan	5, 10, 16, 19, 26, 30	1	Hopkins Street Portfolio	255,201	745,237	18,496	0	726,741	1.29	1.25	10.4%	10.2%	12,100,000	As Portfolio	4/11/2025
29	Loan	19	1	Lindham Court	498,454	761,275	28,608	0	732,667	1.71	1.65	13.5%	13.0%	15,170,000	As Is	3/24/2025
30	Loan	16	1	FedEx Ground Alexandria	14,667	619,170	12,516	18,775	587,879	1.50	1.42	11.3%	10.7%	10,000,000	As Is	5/23/2025
31	Loan		1	PrimeWest Warehouse	177,534	552,294	5,575	18,584	528,135	1.60	1.53	10.9%	10.5%	7,700,000	As Is	3/26/2025
32	Loan		1	Golden State Storage - Tropicana	443,453	556,778	4,631	0	552,147	1.38	1.37	11.1%	11.0%	11,630,000	As Is	4/2/2025
33	Loan	5, 6, 7, 12, 18, 24, 30	13	Adini Portfolio	4,862,038	6,254,703	84,317	0	6,170,386	1.72	1.69	12.5%	12.4%	135,000,000	As Portfolio	3/11/2025
33.01	Property		1	740 West End Avenue	2,198,431	2,412,844	30,580	0	2,382,264					50,600,000	As Is	3/11/2025
33.02	Property		1	217 East 22nd Street	503,845	658,813	10,391	0	648,422					11,500,000	As Is	3/13/2025
33.03	Property		1	106 East 7th Street	222,394	254,329	3,563	0	250,766					8,700,000	As Is	3/13/2025
33.04	Property		1	328 East 89th Street	127,777	379,361	2,969	0	376,392					8,650,000	As Is	3/11/2025
33.05	Property		1	327 East 89th Street	122,472	449,005	2,969	0	446,037					8,400,000	As Is	3/11/2025
33.06	Property		1	640 East 14th Street	343,062	359,441	5,938	0	353,504					7,700,000	As Is	3/12/2025
33.07	Property		1	239 East 33rd Street	269,785	372,017	5,641	0	366,376					7,000,000	As Is	3/12/2025
33.08	Property		1	638 East 14th Street	285,597	304,095	5,938	0	298,157					5,700,000	As Is	3/12/2025
33.09	Property		1	426 East 77th Street	185,727	275,473	4,453	0	271,019					5,300,000	As Is	3/11/2025
33.10	Property		1	67 Saint Marks Place	126,523	222,975	2,969	0	220,007					5,000,000	As Is	3/13/2025
33.11	Property		1	326 East 89th Street	114,291	269,497	2,969	0	266,529					4,900,000	As Is	3/11/2025
33.12	Property		1	237 East 33rd Street	202,030	193,270	2,969	0	190,301					4,800,000	As Is	3/12/2025
33.13	Property		1	324 East 89th Street	160,105	103,583	2,969	0	100,614					3,200,000	As Is	3/11/2025

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date
					5, 7	5, 7	3, 4			21, 22, 30	21	21	21, 23
1	Loan	1, 2, 4, 7, 12, 23	1	Rentar Plaza	32.3%	32.3%	96.6%	6/1/2025	No	City of New York	674,593	43.9%	9/30/2033
2	Loan	1, 2, 5, 6, 7, 12, 13, 17, 19, 21, 23, 24, 30	8	BioMed MIT Portfolio	35.3%	35.3%	95.9%	4/1/2025
2.01	Property		1	45 - 75 Sidney			100.0%	4/1/2025	No	Blueprint Medicines	139,216	50.2%	11/30/2029
2.02	Property		1	40 Landsdowne			100.0%	4/1/2025	Yes	Takeda	214,638	100.0%	6/30/2030
2.03	Property		1	35 Landsdowne			100.0%	4/1/2025	Yes	Takeda	202,423	100.0%	6/30/2030
2.04	Property		1	65 Landsdowne			100.0%	4/1/2025	Yes	Brigham & Women's Hospital	122,410	100.0%	8/31/2026
2.05	Property		1	88 Sidney			100.0%	4/1/2025	Yes	Agios Pharmaceuticals	146,034	100.0%	2/29/2028
2.06	Property		1	64 Sidney			99.6%	4/1/2025	No	Vericel Corporation	57,159	45.2%	2/29/2032
2.07	Property		1	38 Sidney			56.4%	4/1/2025	No	Blueprint Medicines	39,114	31.9%	11/30/2029
2.08	Property		1	26 Landsdowne			100.0%	4/1/2025	No	Beam Therapeutics	38,203	37.1%	9/30/2028
3	Loan	2, 7, 12, 19, 24	1	29-33 Ninth Avenue	58.4%	58.4%	100.0%	11/30/2024	No	Soho House New York LLC	69,984	79.9%	1/31/2034
4	Loan	1, 7, 10, 12, 18, 19	1	Marriott World Headquarters	51.7%	43.4%	100.0%	7/1/2025	Yes	Marriott International Administrative Services Inc	743,448	100.0%	5/31/2042
5	Loan	1, 3, 4, 5, 7, 10, 12, 19	1	Washington Square	51.9%	51.9%	85.6%	3/27/2025	No	JCPenney	210,585	21.2%	8/31/2030
6	Loan	5, 6, 7, 15, 19, 21, 24	25	Coastal Equities Portfolio	66.9%	66.9%	88.6%	4/1/2025
6.01	Property		1	The Home Depot			100.0%	4/1/2025	Yes	The Home Depot	139,056	100.0%	11/30/2028
6.02	Property		1	Westown Square			96.7%	4/1/2025	No	Shoppers World	52,000	29.4%	2/29/2028
6.03	Property		1	Rodney Village Shopping Center			95.2%	4/1/2025	No	Ollie's	39,888	18.7%	5/31/2028
6.04	Property		1	Mattatuck Plaza			88.2%	4/1/2025	No	Red, White, & Blue Thrift	28,570	19.4%	5/31/2034
6.05	Property		1	Athens Town Center			97.4%	4/1/2025	No	Tractor Supply	30,730	14.7%	3/31/2031
6.06	Property		1	Northeast Plaza			97.7%	4/1/2025	No	Compare Foods	24,787	22.3%	12/31/2033
6.07	Property		1	Hungarybrook Shopping Center			100.0%	4/1/2025	No	Food Lion	35,400	40.6%	11/15/2029
6.08	Property		1	Plaza North Shopping Center			62.0%	4/1/2025	No	Trader Bucks Flea Market Inc.	45,000	17.2%	12/31/2027
6.09	Property		1	Henderson Marketplace			100.0%	4/1/2025	No	Planet Fitness	21,175	23.8%	12/31/2029
6.10	Property		1	Ahoskie Commons			99.2%	4/1/2025	No	Roses	43,200	22.3%	1/31/2032
6.11	Property		1	Cummings Park Plaza			79.7%	4/1/2025	No	Roses	45,000	22.5%	8/5/2028
6.12	Property		1	Glenwood Shopping Plaza			77.1%	4/1/2025	No	Eclectic Chic, LLC	54,000	24.7%	12/31/2026
6.13	Property		1	Boulevard Plaza			87.4%	4/1/2025	No	Piggly Wiggly	25,038	23.1%	12/31/2028
6.14	Property		1	Summer Commons			68.3%	4/1/2025	No	Northern Tool	27,125	19.4%	6/30/2027
6.15	Property		1	Centre Plaza			91.1%	4/1/2025	No	United Grocery Outlet	18,225	17.9%	5/31/2027
6.16	Property		1	Market at Riverdale Bend			100.0%	4/1/2025	No	Habitat For Humanity	61,532	39.0%	1/31/2031
6.17	Property		1	Cordele Corners			91.1%	4/1/2025	No	Tractor Supply	29,772	24.6%	3/31/2031
6.18	Property		1	Anniston Plaza			88.0%	4/1/2025	No	Xtreme Sales	28,000	21.6%	3/9/2030
6.19	Property		1	Meeting Square			100.0%	4/1/2025	No	Tractor Supply	27,301	28.9%	3/31/2031
6.20	Property		1	Northland Plaza			68.1%	4/1/2025	No	Chief Super Market, Inc.	35,130	20.7%	6/30/2029
6.21	Property		1	Homosassa Square			100.0%	4/1/2025	No	Ollie's	30,000	35.4%	7/28/2029
6.22	Property		1	Laurens Plaza			100.0%	4/1/2025	No	Ollie's	33,827	34.5%	12/1/2032
6.23	Property		1	Pelham Plaza			85.3%	4/1/2025	No	7 Springs Ministries	15,000	20.7%	5/31/2026
6.24	Property		1	Plank Plaza			100.0%	4/1/2025	No	Piggly Wiggly	35,500	57.0%	5/31/2026
6.25	Property		1	Collins Plaza			92.9%	4/1/2025	No	Tractor Supply	29,000	77.4%	3/31/2031
7	Loan	1, 5, 7, 12, 30	1	32 Old Slip - Leased Fee	74.2%	74.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	19	1	Davis Ford Crossing	67.3%	67.3%	94.8%	6/10/2025	No	LA Fitness	45,000	29.0%	6/30/2029
9	Loan	16, 19	1	Norton Links	68.6%	68.6%	97.0%	5/30/2025	NAP	NAP	NAP	NAP	NAP
10	Loan	7, 12, 15, 19, 23, 30	1	The Hollywood Collection	71.8%	71.8%	86.0%	5/31/2025	No	L.A. Fitness Sports Clubs	43,000	23.8%	4/5/2031
11	Loan	5, 6, 16, 17	3	Leeton Leased Fee Portfolio	80.0%	80.0%	100.0%	6/24/2025
11.01	Property		1	Eastchase			100.0%	6/24/2025	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	Teal Run			100.0%	6/24/2025	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	Quad Cities			100.0%	6/24/2025	NAP	NAP	NAP	NAP	NAP
12	Loan	4, 6, 16, 19, 24	2	CorePharma Portfolio	56.0%	56.0%	100.0%	3/5/2025
12.01	Property		1	Middlesex			100.0%	3/5/2025	Yes	CorePharma, LLC	58,277	100.0%	2/28/2038
12.02	Property		1	Somerset			100.0%	3/5/2025	Yes	CorePharma, LLC	33,500	100.0%	2/28/2038
13	Loan	2, 17, 19	1	Menlo Center	30.1%	28.3%	81.0%	5/20/2025	No	Analysis Group	16,969	31.5%	12/31/2028
14	Loan	18	1	Beltramo Office	40.1%	40.1%	100.0%	5/20/2025	No	A&O Shearman	13,386	49.7%	5/31/2029
15	Loan	6, 19	2	Natson Portfolio	53.2%	53.2%	73.1%	3/31/2025
15.01	Property		1	Holiday Inn Express Forsyth			71.8%	3/31/2025	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	La Quinta Douglasville			75.1%	3/31/2025	NAP	NAP	NAP	NAP	NAP
16	Loan	4, 19	1	Crown Valley Center	50.2%	46.2%	90.1%	6/12/2025	No	DaVita	10,000	23.6%	8/2/2028
17	Loan	7, 10, 16, 19, 20, 23, 24, 26, 30	1	340 Mt Kemble	61.8%	54.5%	94.5%	9/19/2024	No	CIT/First-Citizens Bank & Trust	220,628	53.4%	4/30/2036
18	Loan	28	1	University Gardens	48.8%	48.8%	95.9%	6/18/2025	NAP	NAP	NAP	NAP	NAP
19	Loan	29	1	Monticello Meadows Apartments	62.2%	62.2%	98.3%	4/25/2025	NAP	NAP	NAP	NAP	NAP
20	Loan	3, 30	1	1550 Broadway	27.5%	27.5%	69.9%	5/22/2025	No	Broadway Cameras / Val Café	5,897	69.9%	12/31/2034
21	Loan		1	46 & 47 Mercer Street	67.0%	67.0%	100.0%	7/1/2025	NAP	NAP	NAP	NAP	NAP
22	Loan	15, 19	1	Mills Pointe	52.5%	52.5%	88.7%	6/5/2025	No	Fitness Connection	52,688	41.5%	3/31/2030
23	Loan		1	El Toro	45.9%	45.9%	92.5%	6/2/2025	No	Aldi	23,800	44.7%	11/30/2034
24	Loan		1	Golden State Storage - Oak Avenue	60.7%	47.7%	86.8%	6/16/2025	NAP	NAP	NAP	NAP	NAP
25	Loan	10, 19, 26, 30	1	Hampton Heights Portfolio	57.8%	50.8%	100.0%	4/1/2025	NAP	NAP	NAP	NAP	NAP
26	Loan	5, 16, 18, 19, 30	1	87th Street Retail	62.2%	62.2%	100.0%	6/10/2025	No	Floor & Décor	75,599	61.4%	3/31/2032
27	Loan	10, 19, 26, 30	1	Silver Swan Portfolio	58.2%	51.1%	100.0%	4/1/2025	NAP	NAP	NAP	NAP	NAP

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date
					5, 7	5, 7	3, 4			21, 22, 30	21	21	21, 23
28	Loan	5, 10, 16, 19, 26, 30	1	Hopkins Street Portfolio	59.0%	51.7%	100.0%	4/1/2025	NAP	NAP	NAP	NAP	NAP
29	Loan	19	1	Lindham Court	37.2%	33.6%	99.0%	5/1/2025	NAP	NAP	NAP	NAP	NAP
30	Loan	16	1	FedEx Ground Alexandria	55.0%	55.0%	100.0%	6/26/2025	Yes	FedEx Ground Package System, Inc	83,443	100.0%	5/30/2030
31	Loan		1	PrimeWest Warehouse	65.6%	65.6%	100.0%	5/1/2025	No	Truck Parts Exports Inc.	6,375	17.2%	1/31/2029
32	Loan		1	Golden State Storage - Tropicana	43.0%	33.8%	89.6%	6/16/2025	NAP	NAP	NAP	NAP	NAP
33	Loan	5, 6, 7, 12, 18, 24, 30	13	Adini Portfolio	36.9%	28.1%	94.7%	Various
33.01	Property		1	740 West End Avenue			95.1%	3/10/2025	NAP	NAP	NAP	NAP	NAP
33.02	Property		1	217 East 22nd Street			100.0%	3/1/2025	NAP	NAP	NAP	NAP	NAP
33.03	Property		1	106 East 7th Street			66.7%	5/1/2025	NAP	NAP	NAP	NAP	NAP
33.04	Property		1	328 East 89th Street			90.0%	3/1/2025	NAP	NAP	NAP	NAP	NAP
33.05	Property		1	327 East 89th Street			100.0%	3/1/2025	NAP	NAP	NAP	NAP	NAP
33.06	Property		1	640 East 14th Street			100.0%	3/1/2025	NAP	NAP	NAP	NAP	NAP
33.07	Property		1	239 East 33rd Street			94.7%	3/1/2025	NAP	NAP	NAP	NAP	NAP
33.08	Property		1	638 East 14th Street			100.0%	3/1/2025	NAP	NAP	NAP	NAP	NAP
33.09	Property		1	426 East 77th Street			100.0%	3/1/2025	NAP	NAP	NAP	NAP	NAP
33.10	Property		1	67 Saint Marks Place			90.0%	3/1/2025	NAP	NAP	NAP	NAP	NAP
33.11	Property		1	326 East 89th Street			90.0%	3/1/2025	NAP	NAP	NAP	NAP	NAP
33.12	Property		1	237 East 33rd Street			100.0%	3/1/2025	NAP	NAP	NAP	NAP	NAP
33.13	Property		1	324 East 89th Street			80.0%	3/1/2025	NAP	NAP	NAP	NAP	NAP

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date
					21	21	21	23				23
1	Loan	1, 2, 4, 7, 12, 23	1	Rentar Plaza	Amazon.com Services LLC	298,650	19.5%	7/31/2030	Raymours Furniture Company, Inc.	174,000	11.3%	3/31/2034
2	Loan	1, 2, 5, 6, 7, 12, 13, 17, 19, 21, 23, 24, 30	8	BioMed MIT Portfolio
2.01	Property		1	45 - 75 Sidney	Takeda	78,655	28.4%	1/31/2032	BioNTech	59,303	21.4%	3/22/2026
2.02	Property		1	40 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	35 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	65 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	88 Sidney	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	64 Sidney	Agios Pharmaceuticals	42,564	33.7%	2/29/2028	Voyager Therapeutics	26,148	20.7%	11/30/2026
2.07	Property		1	38 Sidney	Agios Pharmaceuticals	12,995	10.6%	2/29/2028	General Hospital Corp	11,054	9.0%	8/31/2026
2.08	Property		1	26 Landsdowne	Repertoire Immune Medicine	35,943	34.9%	9/30/2028	Fulcrum Therapeutics	28,731	27.9%	6/30/2028
3	Loan	2, 7, 12, 19, 24	1	29-33 Ninth Avenue	HC Leaseco LLC (Chez Margaux)	9,617	11.0%	2/28/2035	European Crystal (Baccarat)	3,995	4.6%	5/31/2035
4	Loan	1, 7, 10, 12, 18, 19	1	Marriott World Headquarters	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 3, 4, 5, 7, 10, 12, 19	1	Washington Square	Nordstrom	180,000	18.1%	2/28/2035	DICK'S Sporting Goods	90,000	9.0%	MTM
6	Loan	5, 6, 7, 15, 19, 21, 24	25	Coastal Equities Portfolio
6.01	Property		1	The Home Depot	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Westown Square	Fashion Gallery, Inc.	23,000	13.0%	4/30/2028	Cleveland Fresh Food	18,000	10.2%	2/28/2030
6.03	Property		1	Rodney Village Shopping Center	Goodwill	20,055	9.4%	12/31/2027	Dollar Tree	19,400	9.1%	12/31/2028
6.04	Property		1	Mattatuck Plaza	Deals on Wheels	24,228	16.5%	6/1/2030	Harbor Freight Tools	16,813	11.4%	1/15/2028
6.05	Property		1	Athens Town Center	Big Lots	29,857	14.3%	1/31/2034	Burke's Outlet	25,312	12.1%	1/31/2030
6.06	Property		1	Northeast Plaza	Dollar Tree	15,920	14.3%	5/31/2030	Shoe Show	11,435	10.3%	9/30/2028
6.07	Property		1	Hungarybrook Shopping Center	Dollar Tree	10,548	12.1%	5/31/2029	Best Beauty, LLC	8,470	9.7%	4/30/2031
6.08	Property		1	Plaza North Shopping Center	Harbor Freight Tools	20,000	7.7%	1/31/2027	Indiana FSAA	17,830	6.8%	12/31/2025
6.09	Property		1	Henderson Marketplace	Dollar Tree	8,450	9.5%	12/31/2030	Ichiban Restaurant	8,000	9.0%	3/31/2026
6.10	Property		1	Ahoskie Commons	Food Lion	34,000	17.6%	3/22/2027	Ollie's	32,000	16.5%	1/17/2026
6.11	Property		1	Cummings Park Plaza	Food Lion	31,426	15.7%	9/30/2025	Schewel Furniture	25,239	12.6%	3/31/2026
6.12	Property		1	Glenwood Shopping Plaza	Movieplex Cinemas	20,230	9.2%	7/31/2026	All Seasoning Ingredients, Inc.	19,685	9.0%	8/31/2031
6.13	Property		1	Boulevard Plaza	Farmers Home Furniture	16,730	15.4%	4/4/2029	Dollar Tree	11,200	10.3%	1/31/2026
6.14	Property		1	Summer Commons	Brooke Valley Thrift Stores, Inc.	26,500	19.0%	1/31/2027	Rio Grande Fresh Market, Inc.	20,126	14.4%	4/30/2032
6.15	Property		1	Centre Plaza	Goodwill	17,204	16.9%	12/31/2027	Faith Promise Church	14,425	14.2%	10/31/2029
6.16	Property		1	Market at Riverdale Bend	Crazy Deals	29,935	19.0%	12/31/2029	Goodwill	28,628	18.2%	1/31/2026
6.17	Property		1	Cordele Corners	Ollie's	26,126	21.6%	1/15/2029	Brady's Best Buys	13,292	11.0%	3/31/2027
6.18	Property		1	Anniston Plaza	Harbor Freight Tools	17,770	13.7%	5/31/2027	Bestway Rental	16,858	13.0%	1/31/2027
6.19	Property		1	Meeting Square	Bealls	21,100	22.4%	1/31/2036	Ashley HomeStore	16,200	17.2%	2/28/2031
6.20	Property		1	Northland Plaza	Ollie's	33,500	19.7%	2/28/2027	Citi Trends	12,000	7.1%	3/31/2029
6.21	Property		1	Homosassa Square	Coastal Outdoor Sports	14,377	17.0%	7/31/2028	Mini Steps Thrift Shop	11,000	13.0%	8/31/2029
6.22	Property		1	Laurens Plaza	Tractor Supply	26,180	26.7%	3/31/2031	Goodwin Group Holdings, LLC	18,018	18.4%	11/30/2030
6.23	Property		1	Pelham Plaza	Dollar Tree	14,700	20.3%	6/30/2027	Northeast Orthopedic	8,400	11.6%	12/31/2032
6.24	Property		1	Plank Plaza	Rainbow Northeast Leasing	10,140	16.3%	1/31/2026	Hair Galleria	8,640	13.9%	7/31/2028
6.25	Property		1	Collins Plaza	Modern Nails	2,000	5.3%	6/30/2033	David Carter - Tires Stores	1,600	4.3%	8/31/2025
7	Loan	1, 5, 7, 12, 30	1	32 Old Slip - Leased Fee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	19	1	Davis Ford Crossing	Staples	20,495	13.2%	5/31/2026	Petco	10,287	6.6%	1/31/2029
9	Loan	16, 19	1	Norton Links	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	7, 12, 15, 19, 23, 30	1	The Hollywood Collection	Target	38,839	21.5%	1/31/2037	Marshalls	31,916	17.7%	1/31/2026
11	Loan	5, 6, 16, 17	3	Leeton Leased Fee Portfolio
11.01	Property		1	Eastchase	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	Teal Run	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	Quad Cities	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	4, 6, 16, 19, 24	2	CorePharma Portfolio
12.01	Property		1	Middlesex	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	Somerset	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	2, 17, 19	1	Menlo Center	Juniper Hill Capital Mgmt LP	6,457	12.0%	10/31/2027	Kepler's 2020 FPC	6,440	12.0%	8/31/2027
14	Loan	18	1	Beltramo Office	USVP Management	9,306	34.6%	2/28/2031	Lawyers Title Company	4,235	15.7%	6/30/2027
15	Loan	6, 19	2	Natson Portfolio
15.01	Property		1	Holiday Inn Express Forsyth	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	La Quinta Douglasville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	4, 19	1	Crown Valley Center	Palm Beach Tan	3,500	8.3%	7/31/2029	Pho the Bowl	3,300	7.8%	8/31/2030
17	Loan	7, 10, 16, 19, 20, 23, 24, 26, 30	1	340 Mt Kemble	Morgan Stanley	116,578	28.2%	4/30/2038	Zelis Healthcare, LLC	53,295	12.9%	4/30/2036
18	Loan	28	1	University Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	29	1	Monticello Meadows Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	3, 30	1	1550 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	46 & 47 Mercer Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	15, 19	1	Mills Pointe	Lin's Asian Buffet	9,471	7.5%	12/31/2028	Dance Institute of Dallas	5,500	4.3%	2/28/2027
23	Loan		1	El Toro	Tula Market	5,028	9.4%	6/30/2030	Pure Ride	3,075	5.8%	2/28/2030
24	Loan		1	Golden State Storage - Oak Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	10, 19, 26, 30	1	Hampton Heights Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	5, 16, 18, 19, 30	1	87th Street Retail	Rainbow Shops	13,770	11.2%	1/31/2031	Beauty One	12,618	10.2%	2/28/2031
27	Loan	10, 19, 26, 30	1	Silver Swan Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date
					21	21	21	23				23
28	Loan	5, 10, 16, 19, 26, 30	1	Hopkins Street Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	19	1	Lindham Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	16	1	FedEx Ground Alexandria	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	PrimeWest Warehouse	SolarPros	3,750	10.1%	1/31/2027	CadTech USA	2,168	5.8%	10/31/2027
32	Loan		1	Golden State Storage - Tropicana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	5, 6, 7, 12, 18, 24, 30	13	Adini Portfolio
33.01	Property		1	740 West End Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.02	Property		1	217 East 22nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.03	Property		1	106 East 7th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.04	Property		1	328 East 89th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.05	Property		1	327 East 89th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.06	Property		1	640 East 14th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.07	Property		1	239 East 33rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.08	Property		1	638 East 14th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.09	Property		1	426 East 77th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.10	Property		1	67 Saint Marks Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.11	Property		1	326 East 89th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.12	Property		1	237 East 33rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.13	Property		1	324 East 89th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA

1	Loan	1, 2, 4, 7, 12, 23	1	Rentar Plaza	BJ'S Wholesale Club, Inc.	135,254	8.8%	1/31/2045	Abco Refrigeration Supply Corp.	86,500	5.6%
2	Loan	1, 2, 5, 6, 7, 12, 13, 17, 19, 21, 23, 24, 30	8	BioMed MIT Portfolio
2.01	Property		1	45 - 75 Sidney	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	40 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	35 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	65 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	88 Sidney	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	64 Sidney	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	38 Sidney	Siena Construction	5,990	4.9%	2/28/2029	NAP	NAP	NAP
2.08	Property		1	26 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	2, 7, 12, 19, 24	1	29-33 Ninth Avenue	Tourneau, LLC (Rolex)	3,941	4.5%	8/31/2030	NAP	NAP	NAP
4	Loan	1, 7, 10, 12, 18, 19	1	Marriott World Headquarters	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 3, 4, 5, 7, 10, 12, 19	1	Washington Square	Pottery Barn	21,246	2.1%	1/31/2026	H&M	19,481	2.0%
6	Loan	5, 6, 7, 15, 19, 21, 24	25	Coastal Equities Portfolio
6.01	Property		1	The Home Depot	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Westown Square	Octapharma Plasma	14,320	8.1%	4/30/2030	Dollar Tree	11,964	6.8%
6.03	Property		1	Rodney Village Shopping Center	Produce Village	17,586	8.2%	5/31/2029	FlyOver Fun Park, LLC	16,862	7.9%
6.04	Property		1	Mattatuck Plaza	Dollar Tree	13,472	9.2%	8/31/2029	Citi Trends	12,000	8.2%
6.05	Property		1	Athens Town Center	Farmers Home Furniture	24,328	11.6%	11/21/2026	Save-A-Lot	18,520	8.9%
6.06	Property		1	Northeast Plaza	Walgreens	10,908	9.8%	11/1/2046	Rainbow Northeast Leasing	8,630	7.8%
6.07	Property		1	Hungarybrook Shopping Center	FamilyLife Services	7,000	8.0%	4/30/2026	Affordable Care	4,883	5.6%
6.08	Property		1	Plaza North Shopping Center	Planet Fitness	17,500	6.7%	12/31/2032	Save-A-Lot	15,000	5.7%
6.09	Property		1	Henderson Marketplace	Big Cheese Pizza	6,990	7.8%	7/30/2030	Beauty World	6,875	7.7%
6.10	Property		1	Ahoskie Commons	Harbor Freight Tools	21,733	11.2%	9/30/2034	Tractor Supply	21,530	11.1%
6.11	Property		1	Cummings Park Plaza	Citi Trends	14,250	7.1%	4/30/2027	Beauty Mae	4,800	2.4%
6.12	Property		1	Glenwood Shopping Plaza	Dollar Tree	12,285	5.6%	6/30/2032	Planet Fitness	10,500	4.8%
6.13	Property		1	Boulevard Plaza	Beauty World	10,080	9.3%	3/31/2035	Carquest/Advance Auto	7,600	7.0%
6.14	Property		1	Summer Commons	Dollar Tree	12,000	8.6%	1/31/2028	T-Mobile	2,400	1.7%
6.15	Property		1	Centre Plaza	Dollar Tree	9,000	8.9%	2/29/2028	Anytime Fitness	6,500	6.4%
6.16	Property		1	Market at Riverdale Bend	Winchester Road Fitness, LLC	17,000	10.8%	6/14/2027	Octapharma Plasma	14,000	8.9%
6.17	Property		1	Cordele Corners	It's Fashion	10,678	8.8%	1/31/2026	Dollar Tree	10,600	8.8%
6.18	Property		1	Anniston Plaza	Beauty for Ashes Thrift	13,239	10.2%	10/31/2028	Citi Trends	10,584	8.2%
6.19	Property		1	Meeting Square	Dollar General	8,640	9.2%	8/31/2028	Shepherd Fitness 3, LLC	7,900	8.4%
6.20	Property		1	Northland Plaza	Dollar General	10,010	5.9%	6/30/2026	Hair World	6,640	3.9%
6.21	Property		1	Homosassa Square	El Mezcal Mexican Restaurant	5,000	5.9%	7/31/2029	Beauty and the Barber	3,478	4.1%
6.22	Property		1	Laurens Plaza	BYESSENCE LAURENS, LLC	11,168	11.4%	4/11/2029	The Dance Shop	8,753	8.9%
6.23	Property		1	Pelham Plaza	Petsense	8,400	11.6%	8/31/2034	Factory Connection	4,320	6.0%
6.24	Property		1	Plank Plaza	Simply 10	8,000	12.8%	9/30/2026	NAP	NAP	NAP
6.25	Property		1	Collins Plaza	Vickie's Styles	1,200	3.2%	9/30/2029	City Cuts Barber Shop	1,008	2.7%
7	Loan	1, 5, 7, 12, 30	1	32 Old Slip - Leased Fee	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	19	1	Davis Ford Crossing	CVS	9,600	6.2%	11/30/2035	The Mattress Firm	6,400	4.1%
9	Loan	16, 19	1	Norton Links	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	7, 12, 15, 19, 23, 30	1	The Hollywood Collection	La La Land	29,400	16.3%	6/30/2029	CVS Pharmacy	10,985	6.1%
11	Loan	5, 6, 16, 17	3	Leeton Leased Fee Portfolio
11.01	Property		1	Eastchase	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	Teal Run	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	Quad Cities	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	4, 6, 16, 19, 24	2	CorePharma Portfolio
12.01	Property		1	Middlesex	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	Somerset	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	2, 17, 19	1	Menlo Center	Signify North America Corp	4,404	8.2%	9/30/2027	Golden Gate Sotheby's Intl.	3,544	6.6%
14	Loan	18	1	Beltramo Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 19	2	Natson Portfolio
15.01	Property		1	Holiday Inn Express Forsyth	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	La Quinta Douglasville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	4, 19	1	Crown Valley Center	H Studio Salon	3,100	7.3%	5/31/2030	Ronaldo's Taco Shop	2,650	6.3%
17	Loan	7, 10, 16, 19, 20, 23, 24, 26, 30	1	340 Mt Kemble	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	28	1	University Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	29	1	Monticello Meadows Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	3, 30	1	1550 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	46 & 47 Mercer Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	15, 19	1	Mills Pointe	Luxury Salon Suites	5,403	4.3%	6/30/2029	Boardwalk Games	4,659	3.7%
23	Loan		1	El Toro	Angelo's Burgers	2,722	5.1%	4/30/2029	Elephant Thai	2,500	4.7%
24	Loan		1	Golden State Storage - Oak Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	10, 19, 26, 30	1	Hampton Heights Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	5, 16, 18, 19, 30	1	87th Street Retail	CitiTrends	12,132	9.8%	9/30/2028	Kiara Nails	6,944	5.6%
27	Loan	10, 19, 26, 30	1	Silver Swan Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA

28	Loan	5, 10, 16, 19, 26, 30	1	Hopkins Street Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	19	1	Lindham Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	16	1	FedEx Ground Alexandria	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	PrimeWest Warehouse	Hydration Nation LLC	2,125	5.7%	1/31/2027	A1 Pump Inc.	2,125	5.7%
32	Loan		1	Golden State Storage - Tropicana	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	5, 6, 7, 12, 18, 24, 30	13	Adini Portfolio
33.01	Property		1	740 West End Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.02	Property		1	217 East 22nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.03	Property		1	106 East 7th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.04	Property		1	328 East 89th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.05	Property		1	327 East 89th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.06	Property		1	640 East 14th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.07	Property		1	239 East 33rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.08	Property		1	638 East 14th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.09	Property		1	426 East 77th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.10	Property		1	67 Saint Marks Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.11	Property		1	326 East 89th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.12	Property		1	237 East 33rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.13	Property		1	324 East 89th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date
					23							17	17
1	Loan	1, 2, 4, 7, 12, 23	1	Rentar Plaza	12/31/2028	4/29/2025	NAP	4/29/2025	NAP	NAP	No	Fee	NAP
2	Loan	1, 2, 5, 6, 7, 12, 13, 17, 19, 21, 23, 24, 30	8	BioMed MIT Portfolio
2.01	Property		1	45 - 75 Sidney	NAP	4/2/2025	NAP	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099
2.02	Property		1	40 Landsdowne	NAP	4/2/2025	NAP	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099
2.03	Property		1	35 Landsdowne	NAP	4/2/2025	NAP	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099
2.04	Property		1	65 Landsdowne	NAP	4/2/2025	NAP	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099
2.05	Property		1	88 Sidney	NAP	4/2/2025	NAP	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099
2.06	Property		1	64 Sidney	NAP	4/2/2025	NAP	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099
2.07	Property		1	38 Sidney	NAP	4/2/2025	NAP	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099
2.08	Property		1	26 Landsdowne	NAP	4/2/2025	NAP	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099
3	Loan	2, 7, 12, 19, 24	1	29-33 Ninth Avenue	NAP	12/11/2024	NAP	12/11/2024	NAP	NAP	No	Fee	NAP
4	Loan	1, 7, 10, 12, 18, 19	1	Marriott World Headquarters	NAP	1/16/2025	NAP	1/17/2025	NAP	NAP	No	Fee	NAP
5	Loan	1, 3, 4, 5, 7, 10, 12, 19	1	Washington Square	1/31/2027	1/10/2025	NAP	1/10/2025	2/24/2025	13%	No	Fee	NAP
6	Loan	5, 6, 7, 15, 19, 21, 24	25	Coastal Equities Portfolio
6.01	Property		1	The Home Depot	NAP	12/30/2024	NAP	1/2/2025	NAP	NAP	No	Fee	NAP
6.02	Property		1	Westown Square	3/31/2034	11/21/2024	NAP	11/21/2024	NAP	NAP	No	Fee	NAP
6.03	Property		1	Rodney Village Shopping Center	5/31/2026	11/21/2024	NAP	11/21/2024	NAP	NAP	No	Fee	NAP
6.04	Property		1	Mattatuck Plaza	7/31/2027	11/21/2024	NAP	11/21/2024	NAP	NAP	No	Fee	NAP
6.05	Property		1	Athens Town Center	1/31/2031	11/21/2024	NAP	11/22/2024	NAP	NAP	No	Fee	NAP
6.06	Property		1	Northeast Plaza	1/31/2027	11/21/2024	NAP	11/21/2024	NAP	NAP	No	Fee	NAP
6.07	Property		1	Hungarybrook Shopping Center	10/31/2029	11/21/2024	NAP	11/21/2024	NAP	NAP	No	Fee	NAP
6.08	Property		1	Plaza North Shopping Center	12/31/2025	11/21/2024	NAP	11/21/2024	NAP	NAP	No	Fee	NAP
6.09	Property		1	Henderson Marketplace	12/31/2029	11/21/2024	NAP	11/21/2024	NAP	NAP	No	Fee	NAP
6.10	Property		1	Ahoskie Commons	3/31/2031	11/21/2024	NAP	11/21/2024	NAP	NAP	No	Fee	NAP
6.11	Property		1	Cummings Park Plaza	5/31/2029	11/21/2024	NAP	11/21/2024	NAP	NAP	No	Fee	NAP
6.12	Property		1	Glenwood Shopping Plaza	4/30/2028	11/21/2024	NAP	11/21/2024	NAP	NAP	No	Fee	NAP
6.13	Property		1	Boulevard Plaza	2/29/2028	11/21/2024	NAP	11/21/2024	NAP	NAP	No	Fee	NAP
6.14	Property		1	Summer Commons	6/30/2026	11/21/2024	NAP	11/21/2024	11/21/2024	10%	No	Fee	NAP
6.15	Property		1	Centre Plaza	5/31/2029	11/21/2024	NAP	11/21/2024	NAP	NAP	No	Fee	NAP
6.16	Property		1	Market at Riverdale Bend	8/31/2031	11/21/2024	NAP	11/21/2024	11/21/2024	8%	No	Fee	NAP
6.17	Property		1	Cordele Corners	9/30/2029	11/21/2024	NAP	11/21/2024	NAP	NAP	No	Fee	NAP
6.18	Property		1	Anniston Plaza	10/31/2025	11/21/2024	NAP	11/21/2024	NAP	NAP	No	Fee	NAP
6.19	Property		1	Meeting Square	9/30/2033	11/21/2024	NAP	11/21/2024	NAP	NAP	No	Fee	NAP
6.20	Property		1	Northland Plaza	11/30/2026	11/21/2024	NAP	11/21/2024	NAP	NAP	No	Fee	NAP
6.21	Property		1	Homosassa Square	5/31/2027	11/21/2024	NAP	11/21/2024	NAP	NAP	Yes - AE, A1-A30	Fee	NAP
6.22	Property		1	Laurens Plaza	12/31/2027	11/21/2024	NAP	11/21/2024	NAP	NAP	No	Fee	NAP
6.23	Property		1	Pelham Plaza	9/30/2026	11/21/2024	NAP	11/21/2024	NAP	NAP	No	Fee	NAP
6.24	Property		1	Plank Plaza	NAP	11/21/2024	NAP	11/21/2024	NAP	NAP	No	Fee	NAP
6.25	Property		1	Collins Plaza	1/31/2027	11/21/2024	NAP	11/21/2024	NAP	NAP	No	Fee	NAP
7	Loan	1, 5, 7, 12, 30	1	32 Old Slip - Leased Fee	NAP	3/27/2025	NAP	3/27/2025	NAP	NAP	Yes - AE	Fee	NAP
8	Loan	19	1	Davis Ford Crossing	11/30/2026	6/12/2025	NAP	4/29/2025	NAP	NAP	No	Fee	NAP
9	Loan	16, 19	1	Norton Links	NAP	5/12/2025	NAP	5/12/2025	NAP	NAP	No	Fee	NAP
10	Loan	7, 12, 15, 19, 23, 30	1	The Hollywood Collection	1/31/2041	6/4/2025	NAP	6/16/2025	5/27/2025	8%	No	Fee	NAP
11	Loan	5, 6, 16, 17	3	Leeton Leased Fee Portfolio
11.01	Property		1	Eastchase	NAP	3/28/2025	NAP	3/28/2025	NAP	NAP	No	Fee	NAP
11.02	Property		1	Teal Run	NAP	3/28/2025	NAP	3/28/2025	NAP	NAP	No	Fee	NAP
11.03	Property		1	Quad Cities	NAP	3/28/2025	NAP	3/28/2025	NAP	NAP	No	Fee	NAP
12	Loan	4, 6, 16, 19, 24	2	CorePharma Portfolio
12.01	Property		1	Middlesex	NAP	2/10/2025	NAP	2/10/2025	NAP	NAP	No	Fee	NAP
12.02	Property		1	Somerset	NAP	2/10/2025	NAP	2/10/2025	NAP	NAP	No	Fee	NAP
13	Loan	2, 17, 19	1	Menlo Center	3/31/2028	4/10/2025	NAP	4/8/2025	4/9/2025	18%	No	Fee / Leasehold	7/31/2028
14	Loan	18	1	Beltramo Office	NAP	4/10/2025	NAP	4/9/2025	4/9/2025	5%	No	Fee	NAP
15	Loan	6, 19	2	Natson Portfolio
15.01	Property		1	Holiday Inn Express Forsyth	NAP	4/8/2025	NAP	4/8/2025	NAP	NAP	No	Fee	NAP
15.02	Property		1	La Quinta Douglasville	NAP	4/8/2025	NAP	4/8/2025	NAP	NAP	No	Fee	NAP
16	Loan	4, 19	1	Crown Valley Center	7/31/2033	5/20/2025	NAP	5/22/2025	5/20/2025	7%	No	Fee	NAP
17	Loan	7, 10, 16, 19, 20, 23, 24, 26, 30	1	340 Mt Kemble	NAP	10/2/2024	NAP	10/2/2024	NAP	NAP	No	Fee	NAP
18	Loan	28	1	University Gardens	NAP	4/1/2025	NAP	4/2/2025	6/11/2025	9%	No	Fee	NAP
19	Loan	29	1	Monticello Meadows Apartments	NAP	5/7/2025	NAP	5/7/2025	NAP	NAP	No	Fee	NAP
20	Loan	3, 30	1	1550 Broadway	NAP	3/6/2025	NAP	3/6/2025	NAP	NAP	No	Fee	NAP
21	Loan		1	46 & 47 Mercer Street	NAP	4/30/2025	NAP	4/29/2025	NAP	NAP	No	Fee	NAP
22	Loan	15, 19	1	Mills Pointe	3/31/2027	4/3/2025	NAP	6/3/2025	NAP	NAP	No	Fee	NAP
23	Loan		1	El Toro	6/30/2028	3/26/2025	NAP	4/1/2025	3/26/2025	11%	No	Fee	NAP
24	Loan		1	Golden State Storage - Oak Avenue	NAP	4/17/2025	NAP	4/17/2025	6/3/2025	8%	Yes - AE	Fee	NAP
25	Loan	10, 19, 26, 30	1	Hampton Heights Portfolio	NAP	5/7/2025	NAP	5/7/2025	NAP	NAP	No	Fee	NAP
26	Loan	5, 16, 18, 19, 30	1	87th Street Retail	2/28/2035	1/21/2025	NAP	1/20/2025	NAP	NAP	No	Fee	NAP
27	Loan	10, 19, 26, 30	1	Silver Swan Portfolio	NAP	4/30/2025	NAP	4/30/2025	NAP	NAP	No	Fee	NAP

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date
					23							17	17
28	Loan	5, 10, 16, 19, 26, 30	1	Hopkins Street Portfolio	NAP	4/23/2025	NAP	4/23/2025	NAP	NAP	No	Fee	NAP
29	Loan	19	1	Lindham Court	NAP	4/3/2025	NAP	4/3/2025	NAP	NAP	No	Fee	NAP
30	Loan	16	1	FedEx Ground Alexandria	NAP	5/30/2025	NAP	5/30/2025	NAP	NAP	Yes - BL	Fee	NAP
31	Loan		1	PrimeWest Warehouse	9/30/2028	4/3/2025	NAP	4/3/2025	NAP	NAP	No	Fee	NAP
32	Loan		1	Golden State Storage - Tropicana	NAP	4/16/2025	NAP	4/17/2025	NAP	NAP	No	Fee	NAP
33	Loan	5, 6, 7, 12, 18, 24, 30	13	Adini Portfolio
33.01	Property		1	740 West End Avenue	NAP	3/25/2025	NAP	3/25/2025	NAP	NAP	No	Fee	NAP
33.02	Property		1	217 East 22nd Street	NAP	3/24/2025	NAP	3/25/2025	NAP	NAP	No	Fee	NAP
33.03	Property		1	106 East 7th Street	NAP	3/24/2025	NAP	3/25/2025	NAP	NAP	No	Fee	NAP
33.04	Property		1	328 East 89th Street	NAP	3/25/2025	NAP	3/25/2025	NAP	NAP	No	Fee	NAP
33.05	Property		1	327 East 89th Street	NAP	3/25/2025	NAP	3/25/2025	NAP	NAP	No	Fee	NAP
33.06	Property		1	640 East 14th Street	NAP	3/24/2025	NAP	3/25/2025	NAP	NAP	No	Fee	NAP
33.07	Property		1	239 East 33rd Street	NAP	3/24/2025	NAP	3/25/2025	NAP	NAP	No	Fee	NAP
33.08	Property		1	638 East 14th Street	NAP	3/25/2025	NAP	3/25/2025	NAP	NAP	Yes - AE	Fee	NAP
33.09	Property		1	426 East 77th Street	NAP	3/25/2025	NAP	3/25/2025	NAP	NAP	No	Fee	NAP
33.10	Property		1	67 Saint Marks Place	NAP	3/24/2025	NAP	3/25/2025	NAP	NAP	No	Fee	NAP
33.11	Property		1	326 East 89th Street	NAP	3/25/2025	NAP	3/25/2025	NAP	NAP	No	Fee	NAP
33.12	Property		1	237 East 33rd Street	NAP	3/24/2025	NAP	3/25/2025	NAP	NAP	No	Fee	NAP
33.13	Property		1	324 East 89th Street	NAP	3/25/2025	NAP	3/25/2025	NAP	NAP	No	Fee	NAP

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
					17	17	17	18	19	18	19	18	19
1	Loan	1, 2, 4, 7, 12, 23	1	Rentar Plaza	NAP	NAP	NAP	555,723	555,723	0	Springing	0	19,187
2	Loan	1, 2, 5, 6, 7, 12, 13, 17, 19, 21, 23, 24, 30	8	BioMed MIT Portfolio				0	Springing	0	Springing	0	0
2.01	Property		1	45 - 75 Sidney	None	0	No
2.02	Property		1	40 Landsdowne	None	0	No
2.03	Property		1	35 Landsdowne	None	0	No
2.04	Property		1	65 Landsdowne	None	0	No
2.05	Property		1	88 Sidney	None	0	No
2.06	Property		1	64 Sidney	None	0	No
2.07	Property		1	38 Sidney	None	0	No
2.08	Property		1	26 Landsdowne	None	0	No
3	Loan	2, 7, 12, 19, 24	1	29-33 Ninth Avenue	NAP	NAP	NAP	212,776	81,837	0	Springing	0	1,459
4	Loan	1, 7, 10, 12, 18, 19	1	Marriott World Headquarters	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing
5	Loan	1, 3, 4, 5, 7, 10, 12, 19	1	Washington Square	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing
6	Loan	5, 6, 7, 15, 19, 21, 24	25	Coastal Equities Portfolio				700,000	270,000	0	Springing	0	43,115
6.01	Property		1	The Home Depot	NAP	NAP	NAP
6.02	Property		1	Westown Square	NAP	NAP	NAP
6.03	Property		1	Rodney Village Shopping Center	NAP	NAP	NAP
6.04	Property		1	Mattatuck Plaza	NAP	NAP	NAP
6.05	Property		1	Athens Town Center	NAP	NAP	NAP
6.06	Property		1	Northeast Plaza	NAP	NAP	NAP
6.07	Property		1	Hungarybrook Shopping Center	NAP	NAP	NAP
6.08	Property		1	Plaza North Shopping Center	NAP	NAP	NAP
6.09	Property		1	Henderson Marketplace	NAP	NAP	NAP
6.10	Property		1	Ahoskie Commons	NAP	NAP	NAP
6.11	Property		1	Cummings Park Plaza	NAP	NAP	NAP
6.12	Property		1	Glenwood Shopping Plaza	NAP	NAP	NAP
6.13	Property		1	Boulevard Plaza	NAP	NAP	NAP
6.14	Property		1	Summer Commons	NAP	NAP	NAP
6.15	Property		1	Centre Plaza	NAP	NAP	NAP
6.16	Property		1	Market at Riverdale Bend	NAP	NAP	NAP
6.17	Property		1	Cordele Corners	NAP	NAP	NAP
6.18	Property		1	Anniston Plaza	NAP	NAP	NAP
6.19	Property		1	Meeting Square	NAP	NAP	NAP
6.20	Property		1	Northland Plaza	NAP	NAP	NAP
6.21	Property		1	Homosassa Square	NAP	NAP	NAP
6.22	Property		1	Laurens Plaza	NAP	NAP	NAP
6.23	Property		1	Pelham Plaza	NAP	NAP	NAP
6.24	Property		1	Plank Plaza	NAP	NAP	NAP
6.25	Property		1	Collins Plaza	NAP	NAP	NAP
7	Loan	1, 5, 7, 12, 30	1	32 Old Slip - Leased Fee	NAP	NAP	NAP	0	Springing	0	Springing	0	0
8	Loan	19	1	Davis Ford Crossing	NAP	NAP	NAP	84,692	40,330	0	Springing	0	2,584
9	Loan	16, 19	1	Norton Links	NAP	NAP	NAP	143,427	11,952	0	Springing	0	2,083
10	Loan	7, 12, 15, 19, 23, 30	1	The Hollywood Collection	NAP	NAP	NAP	456,241	104,642	27,899	10,730	0	3,013
11	Loan	5, 6, 16, 17	3	Leeton Leased Fee Portfolio				0	0	0	0	0	0
11.01	Property		1	Eastchase	NAP	NAP	NAP
11.02	Property		1	Teal Run	NAP	NAP	NAP
11.03	Property		1	Quad Cities	NAP	NAP	NAP
12	Loan	4, 6, 16, 19, 24	2	CorePharma Portfolio				0	Springing	0	Springing	0	Springing
12.01	Property		1	Middlesex	NAP	NAP	NAP
12.02	Property		1	Somerset	NAP	NAP	NAP
13	Loan	2, 17, 19	1	Menlo Center	10, 5-year extension options	150,601	Yes	79,350	26,450	0	Springing	0	0
14	Loan	18	1	Beltramo Office	NAP	NAP	NAP	107,739	21,548	0	Springing	0	561
15	Loan	6, 19	2	Natson Portfolio				64,845	10,807	0	Springing	0	19,516
15.01	Property		1	Holiday Inn Express Forsyth	NAP	NAP	NAP
15.02	Property		1	La Quinta Douglasville	NAP	NAP	NAP
16	Loan	4, 19	1	Crown Valley Center	NAP	NAP	NAP	53,975	13,494	0	Springing	0	636
17	Loan	7, 10, 16, 19, 20, 23, 24, 26, 30	1	340 Mt Kemble	NAP	NAP	NAP	109,961	109,961	23,610	11,805	0	8,610
18	Loan	28	1	University Gardens	NAP	NAP	NAP	62,310	6,923	11,506	5,753	300,000	0
19	Loan	29	1	Monticello Meadows Apartments	NAP	NAP	NAP	477,560	41,623	65,938	8,193	0	3,872
20	Loan	3, 30	1	1550 Broadway	NAP	NAP	NAP	433,988	89,941	0	11,264	0	141
21	Loan		1	46 & 47 Mercer Street	NAP	NAP	NAP	39,038	18,590	37,649	2,988	0	583
22	Loan	15, 19	1	Mills Pointe	NAP	NAP	NAP	197,218	25,950	20,606	7,926	0	2,114
23	Loan		1	El Toro	NAP	NAP	NAP	44,182	8,836	0	Springing	0	1,375
24	Loan		1	Golden State Storage - Oak Avenue	NAP	NAP	NAP	29,198	7,299	7,337	2,863	0	587
25	Loan	10, 19, 26, 30	1	Hampton Heights Portfolio	NAP	NAP	NAP	39,873	6,645	0	Springing	0	2,106
26	Loan	5, 16, 18, 19, 30	1	87th Street Retail	NAP	NAP	NAP	347,816	57,969	0	Springing	0	2,053
27	Loan	10, 19, 26, 30	1	Silver Swan Portfolio	NAP	NAP	NAP	59,312	9,885	0	Springing	0	1,955

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
					17	17	17	18	19	18	19	18	19
28	Loan	5, 10, 16, 19, 26, 30	1	Hopkins Street Portfolio	NAP	NAP	NAP	37,972	6,329	0	Springing	0	1,541
29	Loan	19	1	Lindham Court	NAP	NAP	NAP	83,986	11,427	11,229	2,674	200,000	Springing
30	Loan	16	1	FedEx Ground Alexandria	NAP	NAP	NAP	96,069	12,009	0	166	0	1,043
31	Loan		1	PrimeWest Warehouse	NAP	NAP	NAP	35,441	5,626	26,482	4,204	0	465
32	Loan		1	Golden State Storage - Tropicana	NAP	NAP	NAP	16,124	3,225	3,887	972	0	386
33	Loan	5, 6, 7, 12, 18, 24, 30	13	Adini Portfolio				897,091	180,705	42,105	34,105	0	7,026
33.01	Property		1	740 West End Avenue	NAP	NAP	NAP
33.02	Property		1	217 East 22nd Street	NAP	NAP	NAP
33.03	Property		1	106 East 7th Street	NAP	NAP	NAP
33.04	Property		1	328 East 89th Street	NAP	NAP	NAP
33.05	Property		1	327 East 89th Street	NAP	NAP	NAP
33.06	Property		1	640 East 14th Street	NAP	NAP	NAP
33.07	Property		1	239 East 33rd Street	NAP	NAP	NAP
33.08	Property		1	638 East 14th Street	NAP	NAP	NAP
33.09	Property		1	426 East 77th Street	NAP	NAP	NAP
33.10	Property		1	67 Saint Marks Place	NAP	NAP	NAP
33.11	Property		1	326 East 89th Street	NAP	NAP	NAP
33.12	Property		1	237 East 33rd Street	NAP	NAP	NAP
33.13	Property		1	324 East 89th Street	NAP	NAP	NAP

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)
					20	18	19	20	18	19
1	Loan	1, 2, 4, 7, 12, 23	1	Rentar Plaza	0	494,695	147,101	0	0	0
2	Loan	1, 2, 5, 6, 7, 12, 13, 17, 19, 21, 23, 24, 30	8	BioMed MIT Portfolio	0	0	Springing	1,314,481	0	0
2.01	Property		1	45 - 75 Sidney
2.02	Property		1	40 Landsdowne
2.03	Property		1	35 Landsdowne
2.04	Property		1	65 Landsdowne
2.05	Property		1	88 Sidney
2.06	Property		1	64 Sidney
2.07	Property		1	38 Sidney
2.08	Property		1	26 Landsdowne
3	Loan	2, 7, 12, 19, 24	1	29-33 Ninth Avenue	0	0	14,590	0	0	0
4	Loan	1, 7, 10, 12, 18, 19	1	Marriott World Headquarters	297,379	0	Springing	2,973,792	0	0
5	Loan	1, 3, 4, 5, 7, 10, 12, 19	1	Washington Square	An amount equal to twenty-four (24) times the required monthly deposit.	0	Springing	An amount equal to twenty-four (24) times the required monthly deposit.	0	0
6	Loan	5, 6, 7, 15, 19, 21, 24	25	Coastal Equities Portfolio	1,034,765	2,000,000	Springing	750,000	0	0
6.01	Property		1	The Home Depot
6.02	Property		1	Westown Square
6.03	Property		1	Rodney Village Shopping Center
6.04	Property		1	Mattatuck Plaza
6.05	Property		1	Athens Town Center
6.06	Property		1	Northeast Plaza
6.07	Property		1	Hungarybrook Shopping Center
6.08	Property		1	Plaza North Shopping Center
6.09	Property		1	Henderson Marketplace
6.10	Property		1	Ahoskie Commons
6.11	Property		1	Cummings Park Plaza
6.12	Property		1	Glenwood Shopping Plaza
6.13	Property		1	Boulevard Plaza
6.14	Property		1	Summer Commons
6.15	Property		1	Centre Plaza
6.16	Property		1	Market at Riverdale Bend
6.17	Property		1	Cordele Corners
6.18	Property		1	Anniston Plaza
6.19	Property		1	Meeting Square
6.20	Property		1	Northland Plaza
6.21	Property		1	Homosassa Square
6.22	Property		1	Laurens Plaza
6.23	Property		1	Pelham Plaza
6.24	Property		1	Plank Plaza
6.25	Property		1	Collins Plaza
7	Loan	1, 5, 7, 12, 30	1	32 Old Slip - Leased Fee	0	0	0	0	0	0
8	Loan	19	1	Davis Ford Crossing	124,049	500,000	Springing	675,000	187,157	0
9	Loan	16, 19	1	Norton Links	125,000	0	0	0	0	0
10	Loan	7, 12, 15, 19, 23, 30	1	The Hollywood Collection	0	500,000	Springing	500,000	0	0
11	Loan	5, 6, 16, 17	3	Leeton Leased Fee Portfolio	0	0	0	0	0	0
11.01	Property		1	Eastchase
11.02	Property		1	Teal Run
11.03	Property		1	Quad Cities
12	Loan	4, 6, 16, 19, 24	2	CorePharma Portfolio	0	0	Springing	0	0	0
12.01	Property		1	Middlesex
12.02	Property		1	Somerset
13	Loan	2, 17, 19	1	Menlo Center	0	300,000	Springing	300,000	0	0
14	Loan	18	1	Beltramo Office	13,464	1,000,000	Springing	1,000,000	0	0
15	Loan	6, 19	2	Natson Portfolio	0	0	0	0	0	0
15.01	Property		1	Holiday Inn Express Forsyth
15.02	Property		1	La Quinta Douglasville
16	Loan	4, 19	1	Crown Valley Center	50,000	200,000	Springing	200,000	0	0
17	Loan	7, 10, 16, 19, 20, 23, 24, 26, 30	1	340 Mt Kemble	309,946	0	0	0	0	0
18	Loan	28	1	University Gardens	0	0	0	0	0	0
19	Loan	29	1	Monticello Meadows Apartments	0	0	0	0	0	0
20	Loan	3, 30	1	1550 Broadway	0	0	0	0	0	0
21	Loan		1	46 & 47 Mercer Street	0	0	0	0	0	0
22	Loan	15, 19	1	Mills Pointe	0	650,000	10,572	850,000	0	0
23	Loan		1	El Toro	33,008	0	3,327	119,788	0	0
24	Loan		1	Golden State Storage - Oak Avenue	0	0	0	0	0	0
25	Loan	10, 19, 26, 30	1	Hampton Heights Portfolio	0	0	0	0	0	0
26	Loan	5, 16, 18, 19, 30	1	87th Street Retail	49,270	0	Springing	246,350	0	0
27	Loan	10, 19, 26, 30	1	Silver Swan Portfolio	0	0	0	0	0	0

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)
					20	18	19	20	18	19
28	Loan	5, 10, 16, 19, 26, 30	1	Hopkins Street Portfolio	0	0	0	0	0	0
29	Loan	19	1	Lindham Court	57,216	0	0	0	0	0
30	Loan	16	1	FedEx Ground Alexandria	0	0	1,738	0	0	0
31	Loan		1	PrimeWest Warehouse	16,725	0	1,549	55,750	0	0
32	Loan		1	Golden State Storage - Tropicana	0	0	0	0	0	0
33	Loan	5, 6, 7, 12, 18, 24, 30	13	Adini Portfolio	0	0	0	0	0	0
33.01	Property		1	740 West End Avenue
33.02	Property		1	217 East 22nd Street
33.03	Property		1	106 East 7th Street
33.04	Property		1	328 East 89th Street
33.05	Property		1	327 East 89th Street
33.06	Property		1	640 East 14th Street
33.07	Property		1	239 East 33rd Street
33.08	Property		1	638 East 14th Street
33.09	Property		1	426 East 77th Street
33.10	Property		1	67 Saint Marks Place
33.11	Property		1	326 East 89th Street
33.12	Property		1	237 East 33rd Street
33.13	Property		1	324 East 89th Street
A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description
					20	18	18	19
1	Loan	1, 2, 4, 7, 12, 23	1	Rentar Plaza	0	0	271,823	Springing	Rent Replication Reserve (Upfront: $271,823), Lease Sweep Reserve (Monthly: Springing), DOT Lease Reserve (Monthly: Springing)
2	Loan	1, 2, 5, 6, 7, 12, 13, 17, 19, 21, 23, 24, 30	8	BioMed MIT Portfolio	0	0	1,869,382	Springing	Initial Unfunded Obligations Reserve (Upfront: $1,869,382), Ground Rent Reserve (Monthly: Springing), Takeda Reserve (Monthly: Springing)
2.01	Property		1	45 - 75 Sidney
2.02	Property		1	40 Landsdowne
2.03	Property		1	35 Landsdowne
2.04	Property		1	65 Landsdowne
2.05	Property		1	88 Sidney
2.06	Property		1	64 Sidney
2.07	Property		1	38 Sidney
2.08	Property		1	26 Landsdowne
3	Loan	2, 7, 12, 19, 24	1	29-33 Ninth Avenue	0	29,900	2,185,089	Springing	Rent Concession Funds (Upfront: $738,750.95); TATILC Funds (Upfront: $1,446,338.00); Condominium Funds (Monthly: Springing); Material Tenants Funds (Monthly: Springing)
4	Loan	1, 7, 10, 12, 18, 19	1	Marriott World Headquarters	0	0	0	0
5	Loan	1, 3, 4, 5, 7, 10, 12, 19	1	Washington Square	0	0	2,908,053	0	Outstanding TI/LC Reserve ($2,752,705), Gap Rent Reserve ($155,348)
6	Loan	5, 6, 7, 15, 19, 21, 24	25	Coastal Equities Portfolio	0	1,873,606	1,863,494	0	Outstanding TI Reserve ($1,565,213), Free Rent Reserve ($298,281)
6.01	Property		1	The Home Depot
6.02	Property		1	Westown Square
6.03	Property		1	Rodney Village Shopping Center
6.04	Property		1	Mattatuck Plaza
6.05	Property		1	Athens Town Center
6.06	Property		1	Northeast Plaza
6.07	Property		1	Hungarybrook Shopping Center
6.08	Property		1	Plaza North Shopping Center
6.09	Property		1	Henderson Marketplace
6.10	Property		1	Ahoskie Commons
6.11	Property		1	Cummings Park Plaza
6.12	Property		1	Glenwood Shopping Plaza
6.13	Property		1	Boulevard Plaza
6.14	Property		1	Summer Commons
6.15	Property		1	Centre Plaza
6.16	Property		1	Market at Riverdale Bend
6.17	Property		1	Cordele Corners
6.18	Property		1	Anniston Plaza
6.19	Property		1	Meeting Square
6.20	Property		1	Northland Plaza
6.21	Property		1	Homosassa Square
6.22	Property		1	Laurens Plaza
6.23	Property		1	Pelham Plaza
6.24	Property		1	Plank Plaza
6.25	Property		1	Collins Plaza
7	Loan	1, 5, 7, 12, 30	1	32 Old Slip - Leased Fee	0	0	0	0
8	Loan	19	1	Davis Ford Crossing	0	0	0	Springing	Material Tenant Reserve
9	Loan	16, 19	1	Norton Links	0	0	0	Springing	Low DSCR Reserve
10	Loan	7, 12, 15, 19, 23, 30	1	The Hollywood Collection	0	19,031	1,000,000	Springing	Material Tenant Reserve
11	Loan	5, 6, 16, 17	3	Leeton Leased Fee Portfolio	0	0	129,844	0	Force Place Insurance Reserve
11.01	Property		1	Eastchase
11.02	Property		1	Teal Run
11.03	Property		1	Quad Cities
12	Loan	4, 6, 16, 19, 24	2	CorePharma Portfolio	0	0	0	Springing	Material Tenant Reserve
12.01	Property		1	Middlesex
12.02	Property		1	Somerset
13	Loan	2, 17, 19	1	Menlo Center	0	15,896	166,548	0	Outstanding TI Reserve ($141,448), Ground Rent Reserve ($25,100)
14	Loan	18	1	Beltramo Office	0	0	0	0
15	Loan	6, 19	2	Natson Portfolio	0	20,700	3,193,927	Springing	PIP Reserve (Upfront: $2,999,300; Monthly: Springing), EIDL Loan Reserve (Upfront: $194,627.34), Low DSCR Reserve (Monthly: Springing)
15.01	Property		1	Holiday Inn Express Forsyth
15.02	Property		1	La Quinta Douglasville
16	Loan	4, 19	1	Crown Valley Center	0	160,425	388,660	0	Certificate of Occupancy Holdback Reserve ($351,200), Free Rent Reserve ($37,460)
17	Loan	7, 10, 16, 19, 20, 23, 24, 26, 30	1	340 Mt Kemble	0	0	0	Springing	FCB Free Rent Reserve
18	Loan	28	1	University Gardens	0	16,250	0	0
19	Loan	29	1	Monticello Meadows Apartments	0	250,000	0	0
20	Loan	3, 30	1	1550 Broadway	0	0	0	0
21	Loan		1	46 & 47 Mercer Street	0	76,875	0	0
22	Loan	15, 19	1	Mills Pointe	0	73,975	0	Springing	Material Tenant Reserve
23	Loan		1	El Toro	0	0	0	0
24	Loan		1	Golden State Storage - Oak Avenue	0	0	0	0
25	Loan	10, 19, 26, 30	1	Hampton Heights Portfolio	0	0	25,000	0	Static Insurance Reserve
26	Loan	5, 16, 18, 19, 30	1	87th Street Retail	0	0	776,218	0	Floor & Decor Reserve
27	Loan	10, 19, 26, 30	1	Silver Swan Portfolio	0	0	22,000	0	Static Insurance Reserve

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description
					20	18	18	19
28	Loan	5, 10, 16, 19, 26, 30	1	Hopkins Street Portfolio	0	0	20,000	0	Static Insurance Reserve
29	Loan	19	1	Lindham Court	0	0	0	0
30	Loan	16	1	FedEx Ground Alexandria	0	0	0	0
31	Loan		1	PrimeWest Warehouse	0	0	0	0
32	Loan		1	Golden State Storage - Tropicana	0	0	0	0
33	Loan	5, 6, 7, 12, 18, 24, 30	13	Adini Portfolio	0	0	0	0
33.01	Property		1	740 West End Avenue
33.02	Property		1	217 East 22nd Street
33.03	Property		1	106 East 7th Street
33.04	Property		1	328 East 89th Street
33.05	Property		1	327 East 89th Street
33.06	Property		1	640 East 14th Street
33.07	Property		1	239 East 33rd Street
33.08	Property		1	638 East 14th Street
33.09	Property		1	426 East 77th Street
33.10	Property		1	67 Saint Marks Place
33.11	Property		1	326 East 89th Street
33.12	Property		1	237 East 33rd Street
33.13	Property		1	324 East 89th Street

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management
					20			26
1	Loan	1, 2, 4, 7, 12, 23	1	Rentar Plaza	0	NAP	NAP	Hard	Springing
2	Loan	1, 2, 5, 6, 7, 12, 13, 17, 19, 21, 23, 24, 30	8	BioMed MIT Portfolio	0	NAP	NAP	Hard	Springing
2.01	Property		1	45 - 75 Sidney
2.02	Property		1	40 Landsdowne
2.03	Property		1	35 Landsdowne
2.04	Property		1	65 Landsdowne
2.05	Property		1	88 Sidney
2.06	Property		1	64 Sidney
2.07	Property		1	38 Sidney
2.08	Property		1	26 Landsdowne
3	Loan	2, 7, 12, 19, 24	1	29-33 Ninth Avenue	Material Tenant Funds: not exceed an aggregate amount equal to $90.00 per square foot of the applicable Material Tenant Space	NAP	NAP	Springing	Springing
4	Loan	1, 7, 10, 12, 18, 19	1	Marriott World Headquarters	0	NAP	NAP	Hard	Springing
5	Loan	1, 3, 4, 5, 7, 10, 12, 19	1	Washington Square	0	NAP	NAP	Hard	Springing
6	Loan	5, 6, 7, 15, 19, 21, 24	25	Coastal Equities Portfolio	0	NAP	NAP	Springing	Springing
6.01	Property		1	The Home Depot
6.02	Property		1	Westown Square
6.03	Property		1	Rodney Village Shopping Center
6.04	Property		1	Mattatuck Plaza
6.05	Property		1	Athens Town Center
6.06	Property		1	Northeast Plaza
6.07	Property		1	Hungarybrook Shopping Center
6.08	Property		1	Plaza North Shopping Center
6.09	Property		1	Henderson Marketplace
6.10	Property		1	Ahoskie Commons
6.11	Property		1	Cummings Park Plaza
6.12	Property		1	Glenwood Shopping Plaza
6.13	Property		1	Boulevard Plaza
6.14	Property		1	Summer Commons
6.15	Property		1	Centre Plaza
6.16	Property		1	Market at Riverdale Bend
6.17	Property		1	Cordele Corners
6.18	Property		1	Anniston Plaza
6.19	Property		1	Meeting Square
6.20	Property		1	Northland Plaza
6.21	Property		1	Homosassa Square
6.22	Property		1	Laurens Plaza
6.23	Property		1	Pelham Plaza
6.24	Property		1	Plank Plaza
6.25	Property		1	Collins Plaza
7	Loan	1, 5, 7, 12, 30	1	32 Old Slip - Leased Fee	0	NAP	NAP	Hard	Springing
8	Loan	19	1	Davis Ford Crossing	Material tenant subaccount will not exceed an aggregate amount equal to (i) if the material tenant trigger event relates to any material tenant lease other than the Staples lease,
$30.00 PSF of the applicable material tenant space as of the commencement of such material tenant trigger event period and (ii) if the material tenant trigger event relates solely to the Staples lease, $20.00 PSF of the Staples space as of the commencement of such material tenant trigger event. The material tenant funds cap with respect to each
					material tenant will, in no event, exceed the product of (x) the applicable monthly material tenant deposit for such material tenant and (y) 12.	NAP	NAP	Hard	Springing
9	Loan	16, 19	1	Norton Links	0	NAP	NAP	Springing	Springing
10	Loan	7, 12, 15, 19, 23, 30	1	The Hollywood Collection	Target Tenant and LA Fitness Tenant ($1,200,000); Marshalls Tenant ($1,000,000); La La Land Tenant ($1,900,000)]	NAP	NAP	Hard	Springing
11	Loan	5, 6, 16, 17	3	Leeton Leased Fee Portfolio	0	NAP	NAP	Hard	In Place
11.01	Property		1	Eastchase
11.02	Property		1	Teal Run
11.03	Property		1	Quad Cities
12	Loan	4, 6, 16, 19, 24	2	CorePharma Portfolio	0	NAP	NAP	Hard	Springing
12.01	Property		1	Middlesex
12.02	Property		1	Somerset
13	Loan	2, 17, 19	1	Menlo Center	0	NAP	NAP	Springing	Springing
14	Loan	18	1	Beltramo Office	0	NAP	NAP	Springing	Springing
15	Loan	6, 19	2	Natson Portfolio	0	NAP	NAP	Springing	Springing
15.01	Property		1	Holiday Inn Express Forsyth
15.02	Property		1	La Quinta Douglasville
16	Loan	4, 19	1	Crown Valley Center	0	NAP	NAP	Springing	Springing
17	Loan	7, 10, 16, 19, 20, 23, 24, 26, 30	1	340 Mt Kemble	10,798,200	NAP	NAP	Hard	Springing
18	Loan	28	1	University Gardens	0	NAP	NAP	Soft	In Place
19	Loan	29	1	Monticello Meadows Apartments	0	NAP	NAP	Springing	Springing
20	Loan	3, 30	1	1550 Broadway	0	NAP	NAP	Hard	Springing
21	Loan		1	46 & 47 Mercer Street	0	NAP	NAP	Springing	Springing
22	Loan	15, 19	1	Mills Pointe	0	NAP	NAP	Springing	Springing
23	Loan		1	El Toro	0	NAP	NAP	Hard	Springing
24	Loan		1	Golden State Storage - Oak Avenue	0	NAP	NAP	Springing	Springing
25	Loan	10, 19, 26, 30	1	Hampton Heights Portfolio	0	NAP	NAP	Springing	Springing
26	Loan	5, 16, 18, 19, 30	1	87th Street Retail	0	NAP	NAP	Springing	Springing
27	Loan	10, 19, 26, 30	1	Silver Swan Portfolio	0	NAP	NAP	Springing	Springing

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management
					20			26
28	Loan	5, 10, 16, 19, 26, 30	1	Hopkins Street Portfolio	0	NAP	NAP	Springing	Springing
29	Loan	19	1	Lindham Court	0	NAP	NAP	Springing	Springing
30	Loan	16	1	FedEx Ground Alexandria	0	NAP	NAP	Hard	Springing
31	Loan		1	PrimeWest Warehouse	0	NAP	NAP	Springing	Springing
32	Loan		1	Golden State Storage - Tropicana	0	NAP	NAP	Springing	Springing
33	Loan	5, 6, 7, 12, 18, 24, 30	13	Adini Portfolio	0	NAP	NAP	Springing	Springing
33.01	Property		1	740 West End Avenue
33.02	Property		1	217 East 22nd Street
33.03	Property		1	106 East 7th Street
33.04	Property		1	328 East 89th Street
33.05	Property		1	327 East 89th Street
33.06	Property		1	640 East 14th Street
33.07	Property		1	239 East 33rd Street
33.08	Property		1	638 East 14th Street
33.09	Property		1	426 East 77th Street
33.10	Property		1	67 Saint Marks Place
33.11	Property		1	326 East 89th Street
33.12	Property		1	237 East 33rd Street
33.13	Property		1	324 East 89th Street

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
											9	9
1	Loan	1, 2, 4, 7, 12, 23	1	Rentar Plaza	Yes	Yes	Yes	Yes	79,000,000	81,000,000	381,949.69	754,468.52
2	Loan	1, 2, 5, 6, 7, 12, 13, 17, 19, 21, 23, 24, 30	8	BioMed MIT Portfolio	Yes	Yes	Yes	No	75,000,000	772,000,000	3,843,707.49	4,217,124.67
2.01	Property		1	45 - 75 Sidney
2.02	Property		1	40 Landsdowne
2.03	Property		1	35 Landsdowne
2.04	Property		1	65 Landsdowne
2.05	Property		1	88 Sidney
2.06	Property		1	64 Sidney
2.07	Property		1	38 Sidney
2.08	Property		1	26 Landsdowne
3	Loan	2, 7, 12, 19, 24	1	29-33 Ninth Avenue	Yes	Yes	Yes	Yes	75,000,000	60,000,000	326,472.22	734,562.50
4	Loan	1, 7, 10, 12, 18, 19	1	Marriott World Headquarters	Yes	Yes	Yes	Yes	74,691,878	176,272,832	1,003,987.29	1,429,405.64
5	Loan	1, 3, 4, 5, 7, 10, 12, 19	1	Washington Square	Yes	No	Yes	No	70,000,000	270,000,000	1,272,253.13	1,602,096.53
6	Loan	5, 6, 7, 15, 19, 21, 24	25	Coastal Equities Portfolio	Yes	No	Yes	No	45,000,000	115,000,000	616,993.64	858,425.93
6.01	Property		1	The Home Depot
6.02	Property		1	Westown Square
6.03	Property		1	Rodney Village Shopping Center
6.04	Property		1	Mattatuck Plaza
6.05	Property		1	Athens Town Center
6.06	Property		1	Northeast Plaza
6.07	Property		1	Hungarybrook Shopping Center
6.08	Property		1	Plaza North Shopping Center
6.09	Property		1	Henderson Marketplace
6.10	Property		1	Ahoskie Commons
6.11	Property		1	Cummings Park Plaza
6.12	Property		1	Glenwood Shopping Plaza
6.13	Property		1	Boulevard Plaza
6.14	Property		1	Summer Commons
6.15	Property		1	Centre Plaza
6.16	Property		1	Market at Riverdale Bend
6.17	Property		1	Cordele Corners
6.18	Property		1	Anniston Plaza
6.19	Property		1	Meeting Square
6.20	Property		1	Northland Plaza
6.21	Property		1	Homosassa Square
6.22	Property		1	Laurens Plaza
6.23	Property		1	Pelham Plaza
6.24	Property		1	Plank Plaza
6.25	Property		1	Collins Plaza
7	Loan	1, 5, 7, 12, 30	1	32 Old Slip - Leased Fee	Yes	No	Yes	No	36,000,000	131,000,000	625,358.21	797,212.38
8	Loan	19	1	Davis Ford Crossing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
9	Loan	16, 19	1	Norton Links	No	No	No	NAP	NAP	NAP	NAP	NAP
10	Loan	7, 12, 15, 19, 23, 30	1	The Hollywood Collection	Yes	Yes	Yes	Yes	25,680,000	24,000,000	135,455.56	280,393.00
11	Loan	5, 6, 16, 17	3	Leeton Leased Fee Portfolio	No	No	No	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	Eastchase
11.02	Property		1	Teal Run
11.03	Property		1	Quad Cities
12	Loan	4, 6, 16, 19, 24	2	CorePharma Portfolio	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	Middlesex
12.02	Property		1	Somerset
13	Loan	2, 17, 19	1	Menlo Center	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
14	Loan	18	1	Beltramo Office	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 19	2	Natson Portfolio	No	No	No	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	Holiday Inn Express Forsyth
15.02	Property		1	La Quinta Douglasville
16	Loan	4, 19	1	Crown Valley Center	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
17	Loan	7, 10, 16, 19, 20, 23, 24, 26, 30	1	340 Mt Kemble	Yes	Yes	Yes	No	13,950,000	59,000,000	431,056.21	532,975.43
18	Loan	28	1	University Gardens	Yes	No	No	NAP	NAP	NAP	NAP	NAP
19	Loan	29	1	Monticello Meadows Apartments	Yes	No	No	NAP	NAP	NAP	NAP	NAP
20	Loan	3, 30	1	1550 Broadway	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
21	Loan		1	46 & 47 Mercer Street	Yes	No	No	NAP	NAP	NAP	NAP	NAP
22	Loan	15, 19	1	Mills Pointe	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
23	Loan		1	El Toro	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Golden State Storage - Oak Avenue	No	No	No	NAP	NAP	NAP	NAP	NAP
25	Loan	10, 19, 26, 30	1	Hampton Heights Portfolio	Yes	No	No	NAP	NAP	NAP	NAP	NAP
26	Loan	5, 16, 18, 19, 30	1	87th Street Retail	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
27	Loan	10, 19, 26, 30	1	Silver Swan Portfolio	Yes	No	No	NAP	NAP	NAP	NAP	NAP

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
											9	9
28	Loan	5, 10, 16, 19, 26, 30	1	Hopkins Street Portfolio	Yes	No	No	NAP	NAP	NAP	NAP	NAP
29	Loan	19	1	Lindham Court	Yes	No	No	NAP	NAP	NAP	NAP	NAP
30	Loan	16	1	FedEx Ground Alexandria	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
31	Loan		1	PrimeWest Warehouse	Yes	No	No	NAP	NAP	NAP	NAP	NAP
32	Loan		1	Golden State Storage - Tropicana	No	No	No	NAP	NAP	NAP	NAP	NAP
33	Loan	5, 6, 7, 12, 18, 24, 30	13	Adini Portfolio	Yes	No	Yes	No	996,975	48,851,795	297,663.41	303,738.17
33.01	Property		1	740 West End Avenue
33.02	Property		1	217 East 22nd Street
33.03	Property		1	106 East 7th Street
33.04	Property		1	328 East 89th Street
33.05	Property		1	327 East 89th Street
33.06	Property		1	640 East 14th Street
33.07	Property		1	239 East 33rd Street
33.08	Property		1	638 East 14th Street
33.09	Property		1	426 East 77th Street
33.10	Property		1	67 Saint Marks Place
33.11	Property		1	326 East 89th Street
33.12	Property		1	237 East 33rd Street
33.13	Property		1	324 East 89th Street

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)
								9		14
1	Loan	1, 2, 4, 7, 12, 23	1	Rentar Plaza	NAP	NAP	160,000,000	754,468.52	32.3%	2.92	17.8%	NAP
2	Loan	1, 2, 5, 6, 7, 12, 13, 17, 19, 21, 23, 24, 30	8	BioMed MIT Portfolio	478,000,000	6.90861305439331%	1,325,000,000	7,007,276.80	55.2%	1.66	10.6%	NAP
2.01	Property		1	45 - 75 Sidney
2.02	Property		1	40 Landsdowne
2.03	Property		1	35 Landsdowne
2.04	Property		1	65 Landsdowne
2.05	Property		1	88 Sidney
2.06	Property		1	64 Sidney
2.07	Property		1	38 Sidney
2.08	Property		1	26 Landsdowne
3	Loan	2, 7, 12, 19, 24	1	29-33 Ninth Avenue	NAP	NAP	135,000,000	734,562.50	58.4%	1.30	9.0%	NAP
4	Loan	1, 7, 10, 12, 18, 19	1	Marriott World Headquarters	NAP	NAP	250,964,710	1,429,405.64	51.7%	1.76	12.0%	NAP
5	Loan	1, 3, 4, 5, 7, 10, 12, 19	1	Washington Square	NAP	NAP	340,000,000	1,602,096.53	51.9%	2.07	12.1%	NAP
6	Loan	5, 6, 7, 15, 19, 21, 24	25	Coastal Equities Portfolio	NAP	NAP	160,000,000	858,425.93	66.9%	1.66	11.8%	NAP
6.01	Property		1	The Home Depot
6.02	Property		1	Westown Square
6.03	Property		1	Rodney Village Shopping Center
6.04	Property		1	Mattatuck Plaza
6.05	Property		1	Athens Town Center
6.06	Property		1	Northeast Plaza
6.07	Property		1	Hungarybrook Shopping Center
6.08	Property		1	Plaza North Shopping Center
6.09	Property		1	Henderson Marketplace
6.10	Property		1	Ahoskie Commons
6.11	Property		1	Cummings Park Plaza
6.12	Property		1	Glenwood Shopping Plaza
6.13	Property		1	Boulevard Plaza
6.14	Property		1	Summer Commons
6.15	Property		1	Centre Plaza
6.16	Property		1	Market at Riverdale Bend
6.17	Property		1	Cordele Corners
6.18	Property		1	Anniston Plaza
6.19	Property		1	Meeting Square
6.20	Property		1	Northland Plaza
6.21	Property		1	Homosassa Square
6.22	Property		1	Laurens Plaza
6.23	Property		1	Pelham Plaza
6.24	Property		1	Plank Plaza
6.25	Property		1	Collins Plaza
7	Loan	1, 5, 7, 12, 30	1	32 Old Slip - Leased Fee	NAP	NAP	167,000,000	797,212.38	74.2%	1.10	6.3%	NAP
8	Loan	19	1	Davis Ford Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	16, 19	1	Norton Links	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	7, 12, 15, 19, 23, 30	1	The Hollywood Collection	NAP	NAP	49,680,000	280,393.00	71.8%	1.48	10.5%	NAP
11	Loan	5, 6, 16, 17	3	Leeton Leased Fee Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	Eastchase
11.02	Property		1	Teal Run
11.03	Property		1	Quad Cities
12	Loan	4, 6, 16, 19, 24	2	CorePharma Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	Middlesex
12.02	Property		1	Somerset
13	Loan	2, 17, 19	1	Menlo Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	18	1	Beltramo Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 19	2	Natson Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	Holiday Inn Express Forsyth
15.02	Property		1	La Quinta Douglasville
16	Loan	4, 19	1	Crown Valley Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	7, 10, 16, 19, 20, 23, 24, 26, 30	1	340 Mt Kemble	NAP	NAP	72,950,000	532,975.43	61.8%	1.61	14.3%	NAP
18	Loan	28	1	University Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	29	1	Monticello Meadows Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	3, 30	1	1550 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	46 & 47 Mercer Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	15, 19	1	Mills Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	El Toro	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Golden State Storage - Oak Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	10, 19, 26, 30	1	Hampton Heights Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	5, 16, 18, 19, 30	1	87th Street Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	10, 19, 26, 30	1	Silver Swan Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)
								9		14
28	Loan	5, 10, 16, 19, 26, 30	1	Hopkins Street Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	19	1	Lindham Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	16	1	FedEx Ground Alexandria	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	PrimeWest Warehouse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	Golden State Storage - Tropicana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	5, 6, 7, 12, 18, 24, 30	13	Adini Portfolio	NAP	NAP	49,848,770	303,738.17	36.9%	1.69	12.5%	NAP
33.01	Property		1	740 West End Avenue
33.02	Property		1	217 East 22nd Street
33.03	Property		1	106 East 7th Street
33.04	Property		1	328 East 89th Street
33.05	Property		1	327 East 89th Street
33.06	Property		1	640 East 14th Street
33.07	Property		1	239 East 33rd Street
33.08	Property		1	638 East 14th Street
33.09	Property		1	426 East 77th Street
33.10	Property		1	67 Saint Marks Place
33.11	Property		1	326 East 89th Street
33.12	Property		1	237 East 33rd Street
33.13	Property		1	324 East 89th Street

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
							9		14		13	13
1	Loan	1, 2, 4, 7, 12, 23	1	Rentar Plaza	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
2	Loan	1, 2, 5, 6, 7, 12, 13, 17, 19, 21, 23, 24, 30	8	BioMed MIT Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan
2.01	Property		1	45 - 75 Sidney
2.02	Property		1	40 Landsdowne
2.03	Property		1	35 Landsdowne
2.04	Property		1	65 Landsdowne
2.05	Property		1	88 Sidney
2.06	Property		1	64 Sidney
2.07	Property		1	38 Sidney
2.08	Property		1	26 Landsdowne
3	Loan	2, 7, 12, 19, 24	1	29-33 Ninth Avenue	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
4	Loan	1, 7, 10, 12, 18, 19	1	Marriott World Headquarters	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
5	Loan	1, 3, 4, 5, 7, 10, 12, 19	1	Washington Square	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
6	Loan	5, 6, 7, 15, 19, 21, 24	25	Coastal Equities Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
6.01	Property		1	The Home Depot
6.02	Property		1	Westown Square
6.03	Property		1	Rodney Village Shopping Center
6.04	Property		1	Mattatuck Plaza
6.05	Property		1	Athens Town Center
6.06	Property		1	Northeast Plaza
6.07	Property		1	Hungarybrook Shopping Center
6.08	Property		1	Plaza North Shopping Center
6.09	Property		1	Henderson Marketplace
6.10	Property		1	Ahoskie Commons
6.11	Property		1	Cummings Park Plaza
6.12	Property		1	Glenwood Shopping Plaza
6.13	Property		1	Boulevard Plaza
6.14	Property		1	Summer Commons
6.15	Property		1	Centre Plaza
6.16	Property		1	Market at Riverdale Bend
6.17	Property		1	Cordele Corners
6.18	Property		1	Anniston Plaza
6.19	Property		1	Meeting Square
6.20	Property		1	Northland Plaza
6.21	Property		1	Homosassa Square
6.22	Property		1	Laurens Plaza
6.23	Property		1	Pelham Plaza
6.24	Property		1	Plank Plaza
6.25	Property		1	Collins Plaza
7	Loan	1, 5, 7, 12, 30	1	32 Old Slip - Leased Fee	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
8	Loan	19	1	Davis Ford Crossing	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
9	Loan	16, 19	1	Norton Links	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
10	Loan	7, 12, 15, 19, 23, 30	1	The Hollywood Collection	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
11	Loan	5, 6, 16, 17	3	Leeton Leased Fee Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
11.01	Property		1	Eastchase
11.02	Property		1	Teal Run
11.03	Property		1	Quad Cities
12	Loan	4, 6, 16, 19, 24	2	CorePharma Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
12.01	Property		1	Middlesex
12.02	Property		1	Somerset
13	Loan	2, 17, 19	1	Menlo Center	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
14	Loan	18	1	Beltramo Office	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
15	Loan	6, 19	2	Natson Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
15.01	Property		1	Holiday Inn Express Forsyth
15.02	Property		1	La Quinta Douglasville
16	Loan	4, 19	1	Crown Valley Center	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
17	Loan	7, 10, 16, 19, 20, 23, 24, 26, 30	1	340 Mt Kemble	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
18	Loan	28	1	University Gardens	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
19	Loan	29	1	Monticello Meadows Apartments	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
20	Loan	3, 30	1	1550 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
21	Loan		1	46 & 47 Mercer Street	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
22	Loan	15, 19	1	Mills Pointe	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
23	Loan		1	El Toro	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
24	Loan		1	Golden State Storage - Oak Avenue	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
25	Loan	10, 19, 26, 30	1	Hampton Heights Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
26	Loan	5, 16, 18, 19, 30	1	87th Street Retail	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
27	Loan	10, 19, 26, 30	1	Silver Swan Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
							9		14		13	13
28	Loan	5, 10, 16, 19, 26, 30	1	Hopkins Street Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
29	Loan	19	1	Lindham Court	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
30	Loan	16	1	FedEx Ground Alexandria	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
31	Loan		1	PrimeWest Warehouse	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
32	Loan		1	Golden State Storage - Tropicana	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
33	Loan	5, 6, 7, 12, 18, 24, 30	13	Adini Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
33.01	Property		1	740 West End Avenue
33.02	Property		1	217 East 22nd Street
33.03	Property		1	106 East 7th Street
33.04	Property		1	328 East 89th Street
33.05	Property		1	327 East 89th Street
33.06	Property		1	640 East 14th Street
33.07	Property		1	239 East 33rd Street
33.08	Property		1	638 East 14th Street
33.09	Property		1	426 East 77th Street
33.10	Property		1	67 Saint Marks Place
33.11	Property		1	326 East 89th Street
33.12	Property		1	237 East 33rd Street
33.13	Property		1	324 East 89th Street

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor	Non-Recourse Carveout Guarantor
						24
1	Loan	1, 2, 4, 7, 12, 23	1	Rentar Plaza	Dennis Ratner and Felice Bassin	NAP
2	Loan	1, 2, 5, 6, 7, 12, 13, 17, 19, 21, 23, 24, 30	8	BioMed MIT Portfolio	BioMed Realty, L.P.	BRE-BMR MA Holdco LLC
2.01	Property		1	45 - 75 Sidney
2.02	Property		1	40 Landsdowne
2.03	Property		1	35 Landsdowne
2.04	Property		1	65 Landsdowne
2.05	Property		1	88 Sidney
2.06	Property		1	64 Sidney
2.07	Property		1	38 Sidney
2.08	Property		1	26 Landsdowne
3	Loan	2, 7, 12, 19, 24	1	29-33 Ninth Avenue	Joseph Cayre	Joseph Cayre
4	Loan	1, 7, 10, 12, 18, 19	1	Marriott World Headquarters	7750 Wisconsin Avenue LLC	7750 Wisconsin Avenue Owner LLC
5	Loan	1, 3, 4, 5, 7, 10, 12, 19	1	Washington Square	The Macerich Partnership, L.P.	The Macerich Partnership, L.P.
6	Loan	5, 6, 7, 15, 19, 21, 24	25	Coastal Equities Portfolio	Coastal Equities Holdings, LLC	Edward Ross, Scott Ross and Howard Arnberg
6.01	Property		1	The Home Depot
6.02	Property		1	Westown Square
6.03	Property		1	Rodney Village Shopping Center
6.04	Property		1	Mattatuck Plaza
6.05	Property		1	Athens Town Center
6.06	Property		1	Northeast Plaza
6.07	Property		1	Hungarybrook Shopping Center
6.08	Property		1	Plaza North Shopping Center
6.09	Property		1	Henderson Marketplace
6.10	Property		1	Ahoskie Commons
6.11	Property		1	Cummings Park Plaza
6.12	Property		1	Glenwood Shopping Plaza
6.13	Property		1	Boulevard Plaza
6.14	Property		1	Summer Commons
6.15	Property		1	Centre Plaza
6.16	Property		1	Market at Riverdale Bend
6.17	Property		1	Cordele Corners
6.18	Property		1	Anniston Plaza
6.19	Property		1	Meeting Square
6.20	Property		1	Northland Plaza
6.21	Property		1	Homosassa Square
6.22	Property		1	Laurens Plaza
6.23	Property		1	Pelham Plaza
6.24	Property		1	Plank Plaza
6.25	Property		1	Collins Plaza
7	Loan	1, 5, 7, 12, 30	1	32 Old Slip - Leased Fee	Leon Melohn	Leon Melohn
8	Loan	19	1	Davis Ford Crossing	Gary D. Rappaport and The Gary D. Rappaport Revocable Trust	Gary D. Rappaport and The Gary D. Rappaport Revocable Trust
9	Loan	16, 19	1	Norton Links	A. Richard Nernberg and Susan L. Nernberg	A. Richard Nernberg and Susan L. Nernberg
10	Loan	7, 12, 15, 19, 23, 30	1	The Hollywood Collection	Kamyar Mateen and Tyler Mateen	Kamyar Mateen and Tyler Mateen
11	Loan	5, 6, 16, 17	3	Leeton Leased Fee Portfolio	Mark Graham, Michael Shabsels and David Shabsels	Mark Graham, Michael Shabsels and David Shabsels
11.01	Property		1	Eastchase
11.02	Property		1	Teal Run
11.03	Property		1	Quad Cities
12	Loan	4, 6, 16, 19, 24	2	CorePharma Portfolio	Vithalbhai Dhaduk	Vithalbhai Dhaduk
12.01	Property		1	Middlesex
12.02	Property		1	Somerset
13	Loan	2, 17, 19	1	Menlo Center	Youritan Construction Company	Youritan Construction Company
14	Loan	18	1	Beltramo Office	Derek K. Hunter, Jr.	Derek K. Hunter, Jr.
15	Loan	6, 19	2	Natson Portfolio	Subhash Patel	Subhash Patel
15.01	Property		1	Holiday Inn Express Forsyth
15.02	Property		1	La Quinta Douglasville
16	Loan	4, 19	1	Crown Valley Center	Joyce Tomi Yada	Joyce Tomi Yada
17	Loan	7, 10, 16, 19, 20, 23, 24, 26, 30	1	340 Mt Kemble	Richard Chera	Richard Chera
18	Loan	28	1	University Gardens	Leslie Westreich	Leslie Westreich
19	Loan	29	1	Monticello Meadows Apartments	Nickolas Palushaj	Nickolas Palushaj
20	Loan	3, 30	1	1550 Broadway	Kenneth Rubinstein	Kenneth Rubinstein
21	Loan		1	46 & 47 Mercer Street	Gerry Bakirtjy	Gerry Bakirtjy
22	Loan	15, 19	1	Mills Pointe	Yury Shapshal and Svetlana Shapshal, As Trustees of The Shapshal Family Living Trust dated May 30, 2018, restated September 2,
2021, Yury Shapshal, Jennifer Feldsher, Gary Radchik and Svetlana Shapshal	Yury Shapshal and Svetlana Shapshal, As Trustees of The Shapshal Family Living Trust dated May 30, 2018, restated September 2, 2021, Yury
						Shapshal, Jennifer Feldsher, Gary Radchik and Svetlana Shapshal
23	Loan		1	El Toro	Howie Wang	The Wang Family Trust
24	Loan		1	Golden State Storage - Oak Avenue	Ryan Off and Tracy Off	Ryan Off and Tracy Off
25	Loan	10, 19, 26, 30	1	Hampton Heights Portfolio	Youssef Berrada	Youssef Berrada
26	Loan	5, 16, 18, 19, 30	1	87th Street Retail	Gabriel Arechaederra and Najam Ahmad	Gabriel Arechaederra and Najam Ahmad
27	Loan	10, 19, 26, 30	1	Silver Swan Portfolio	Youssef Berrada	Youssef Berrada

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor	Non-Recourse Carveout Guarantor
						24
28	Loan	5, 10, 16, 19, 26, 30	1	Hopkins Street Portfolio	Youssef Berrada	Youssef Berrada
29	Loan	19	1	Lindham Court	Troy L. Boone	Troy L. Boone
30	Loan	16	1	FedEx Ground Alexandria	Howard M. Borris	Howard M. Borris
31	Loan		1	PrimeWest Warehouse	John W. Able and Nell Able	John W. Able and Nell Able
32	Loan		1	Golden State Storage - Tropicana	Ryan Off and Tracy Off	Ryan Off and Tracy Off
33	Loan	5, 6, 7, 12, 18, 24, 30	13	Adini Portfolio	Boaz Adini	Boaz Adini
33.01	Property		1	740 West End Avenue
33.02	Property		1	217 East 22nd Street
33.03	Property		1	106 East 7th Street
33.04	Property		1	328 East 89th Street
33.05	Property		1	327 East 89th Street
33.06	Property		1	640 East 14th Street
33.07	Property		1	239 East 33rd Street
33.08	Property		1	638 East 14th Street
33.09	Property		1	426 East 77th Street
33.10	Property		1	67 Saint Marks Place
33.11	Property		1	326 East 89th Street
33.12	Property		1	237 East 33rd Street
33.13	Property		1	324 East 89th Street

A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)
						30		29
1	Loan	1, 2, 4, 7, 12, 23	1	Rentar Plaza	No	No	Refinance	No	160,000,000	0	0	0	160,000,000	131,757,263
2	Loan	1, 2, 5, 6, 7, 12, 13, 17, 19, 21, 23, 24, 30	8	BioMed MIT Portfolio	No	No	Refinance		847,000,000	305,238,760	478,000,000	0	1,630,238,760	1,307,413,701
2.01	Property		1	45 - 75 Sidney				No
2.02	Property		1	40 Landsdowne				No
2.03	Property		1	35 Landsdowne				No
2.04	Property		1	65 Landsdowne				No
2.05	Property		1	88 Sidney				No
2.06	Property		1	64 Sidney				No
2.07	Property		1	38 Sidney				No
2.08	Property		1	26 Landsdowne				No
3	Loan	2, 7, 12, 19, 24	1	29-33 Ninth Avenue	No	No	Refinance	No	135,000,000	7,129,601	0	0	142,129,601	102,289,129
4	Loan	1, 7, 10, 12, 18, 19	1	Marriott World Headquarters	No	No	Refinance	No	252,000,000	1,737,330	0	0	253,737,330	252,777,661
5	Loan	1, 3, 4, 5, 7, 10, 12, 19	1	Washington Square	No	No	Recapitalization	No	340,000,000	0	0	0	340,000,000	0
6	Loan	5, 6, 7, 15, 19, 21, 24	25	Coastal Equities Portfolio	No	No	Refinance		160,000,000	3,398,449	0	0	163,398,449	153,124,511
6.01	Property		1	The Home Depot				No
6.02	Property		1	Westown Square				No
6.03	Property		1	Rodney Village Shopping Center				No
6.04	Property		1	Mattatuck Plaza				No
6.05	Property		1	Athens Town Center				No
6.06	Property		1	Northeast Plaza				No
6.07	Property		1	Hungarybrook Shopping Center				No
6.08	Property		1	Plaza North Shopping Center				No
6.09	Property		1	Henderson Marketplace				No
6.10	Property		1	Ahoskie Commons				No
6.11	Property		1	Cummings Park Plaza				No
6.12	Property		1	Glenwood Shopping Plaza				No
6.13	Property		1	Boulevard Plaza				No
6.14	Property		1	Summer Commons				No
6.15	Property		1	Centre Plaza				No
6.16	Property		1	Market at Riverdale Bend				No
6.17	Property		1	Cordele Corners				No
6.18	Property		1	Anniston Plaza				No
6.19	Property		1	Meeting Square				No
6.20	Property		1	Northland Plaza				No
6.21	Property		1	Homosassa Square				No
6.22	Property		1	Laurens Plaza				No
6.23	Property		1	Pelham Plaza				No
6.24	Property		1	Plank Plaza				No
6.25	Property		1	Collins Plaza				No
7	Loan	1, 5, 7, 12, 30	1	32 Old Slip - Leased Fee	No	Yes	Refinance	No	167,000,000	19,685,488	0	0	186,685,488	176,544,017
8	Loan	19	1	Davis Ford Crossing	No	No	Refinance	No	33,250,000	0	0	0	33,250,000	29,418,959
9	Loan	16, 19	1	Norton Links	No	No	Refinance	No	28,750,000	0	0	0	28,750,000	23,944,923
10	Loan	7, 12, 15, 19, 23, 30	1	The Hollywood Collection	No	No	Acquisition	No	49,680,000	21,643,799	0	0	71,323,799	0
11	Loan	5, 6, 16, 17	3	Leeton Leased Fee Portfolio	No	No	Refinance		23,850,000	991,858	0	0	24,841,858	23,862,564
11.01	Property		1	Eastchase				No
11.02	Property		1	Teal Run				No
11.03	Property		1	Quad Cities				No
12	Loan	4, 6, 16, 19, 24	2	CorePharma Portfolio	No	No	Refinance		20,000,000	0	0	0	20,000,000	7,645,751
12.01	Property		1	Middlesex				No
12.02	Property		1	Somerset				No
13	Loan	2, 17, 19	1	Menlo Center	No	No	Refinance	No	18,000,000	0	0	0	18,000,000	16,428,471
14	Loan	18	1	Beltramo Office	No	No	Refinance	No	16,150,000	0	0	0	16,150,000	14,699,141
15	Loan	6, 19	2	Natson Portfolio	No	No	Refinance		16,000,000	0	0	0	16,000,000	9,921,938
15.01	Property		1	Holiday Inn Express Forsyth				No
15.02	Property		1	La Quinta Douglasville				No
16	Loan	4, 19	1	Crown Valley Center	No	No	Refinance	No
17	Loan	7, 10, 16, 19, 20, 23, 24, 26, 30	1	340 Mt Kemble	No	Yes	Acquisition	No
18	Loan	28	1	University Gardens	Yes	No	Acquisition	No
19	Loan	29	1	Monticello Meadows Apartments	No	No	Refinance	Yes
20	Loan	3, 30	1	1550 Broadway	No	No	Recapitalization	No
21	Loan		1	46 & 47 Mercer Street	No	No	Refinance	No
22	Loan	15, 19	1	Mills Pointe	No	No	Acquisition	No
23	Loan		1	El Toro	No	No	Refinance	No
24	Loan		1	Golden State Storage - Oak Avenue	No	No	Refinance	No
25	Loan	10, 19, 26, 30	1	Hampton Heights Portfolio	No	No	Refinance	No
26	Loan	5, 16, 18, 19, 30	1	87th Street Retail	No	Yes	Refinance	No
27	Loan	10, 19, 26, 30	1	Silver Swan Portfolio	No	No	Refinance	No

A-1-39

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)
						30		29
28	Loan	5, 10, 16, 19, 26, 30	1	Hopkins Street Portfolio	No	No	Refinance	No
29	Loan	19	1	Lindham Court	No	No	Refinance	No
30	Loan	16	1	FedEx Ground Alexandria	No	No	Refinance	No
31	Loan		1	PrimeWest Warehouse	No	No	Acquisition	No
32	Loan		1	Golden State Storage - Tropicana	No	No	Refinance	No
33	Loan	5, 6, 7, 12, 18, 24, 30	13	Adini Portfolio	No	No	Recapitalization
33.01	Property		1	740 West End Avenue				No
33.02	Property		1	217 East 22nd Street				No
33.03	Property		1	106 East 7th Street				No
33.04	Property		1	328 East 89th Street				No
33.05	Property		1	327 East 89th Street				No
33.06	Property		1	640 East 14th Street				No
33.07	Property		1	239 East 33rd Street				No
33.08	Property		1	638 East 14th Street				No
33.09	Property		1	426 East 77th Street				No
33.10	Property		1	67 Saint Marks Place				No
33.11	Property		1	326 East 89th Street				No
33.12	Property		1	237 East 33rd Street				No
33.13	Property		1	324 East 89th Street				No

A-1-40

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)

1	Loan	1, 2, 4, 7, 12, 23	1	Rentar Plaza	0	3,208,444	1,322,241	23,712,052	0	160,000,000	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	1, 2, 5, 6, 7, 12, 13, 17, 19, 21, 23, 24, 30	8	BioMed MIT Portfolio	0	15,155,677	1,869,382	0	305,800,000	1,630,238,760	NAP	NAP	NAP	NAP	NAP	NAP
2.01	Property		1	45 - 75 Sidney							NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	40 Landsdowne							NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	35 Landsdowne							NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	65 Landsdowne							NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	88 Sidney							NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	64 Sidney							NAP	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	38 Sidney							NAP	NAP	NAP	NAP	NAP	NAP
2.08	Property		1	26 Landsdowne							NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	2, 7, 12, 19, 24	1	29-33 Ninth Avenue	0	7,704,988	2,427,765	0	29,707,719	142,129,601	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 7, 10, 12, 18, 19	1	Marriott World Headquarters	0	959,668	0	0	0	253,737,330	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 3, 4, 5, 7, 10, 12, 19	1	Washington Square	0	1,090,095	2,908,053	336,001,852	0	340,000,000	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 6, 7, 15, 19, 21, 24	25	Coastal Equities Portfolio	0	3,836,838	6,437,100	0	0	163,398,449	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	The Home Depot							NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Westown Square							NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Rodney Village Shopping Center							NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	Mattatuck Plaza							NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	Athens Town Center							NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	Northeast Plaza							NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	Hungarybrook Shopping Center							NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	Plaza North Shopping Center							NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	Henderson Marketplace							NAP	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	Ahoskie Commons							NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	Cummings Park Plaza							NAP	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	Glenwood Shopping Plaza							NAP	NAP	NAP	NAP	NAP	NAP
6.13	Property		1	Boulevard Plaza							NAP	NAP	NAP	NAP	NAP	NAP
6.14	Property		1	Summer Commons							NAP	NAP	NAP	NAP	NAP	NAP
6.15	Property		1	Centre Plaza							NAP	NAP	NAP	NAP	NAP	NAP
6.16	Property		1	Market at Riverdale Bend							NAP	NAP	NAP	NAP	NAP	NAP
6.17	Property		1	Cordele Corners							NAP	NAP	NAP	NAP	NAP	NAP
6.18	Property		1	Anniston Plaza							NAP	NAP	NAP	NAP	NAP	NAP
6.19	Property		1	Meeting Square							NAP	NAP	NAP	NAP	NAP	NAP
6.20	Property		1	Northland Plaza							NAP	NAP	NAP	NAP	NAP	NAP
6.21	Property		1	Homosassa Square							NAP	NAP	NAP	NAP	NAP	NAP
6.22	Property		1	Laurens Plaza							NAP	NAP	NAP	NAP	NAP	NAP
6.23	Property		1	Pelham Plaza							NAP	NAP	NAP	NAP	NAP	NAP
6.24	Property		1	Plank Plaza							NAP	NAP	NAP	NAP	NAP	NAP
6.25	Property		1	Collins Plaza							NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	1, 5, 7, 12, 30	1	32 Old Slip - Leased Fee	0	10,141,472	0	0	0	186,685,488	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	19	1	Davis Ford Crossing	0	470,078	771,849	2,589,115	0	33,250,000	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	16, 19	1	Norton Links	0	2,326,501	143,427	2,335,148	0	28,750,000	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	7, 12, 15, 19, 23, 30	1	The Hollywood Collection	69,000,000	320,629	2,003,171	0	0	71,323,799	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	5, 6, 16, 17	3	Leeton Leased Fee Portfolio	0	849,450	129,844	0	0	24,841,858	NAP	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	Eastchase							NAP	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	Teal Run							NAP	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	Quad Cities							NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	4, 6, 16, 19, 24	2	CorePharma Portfolio	0	292,279	0	5,540,256	6,521,714	20,000,000	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	Middlesex							NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	Somerset							NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	2, 17, 19	1	Menlo Center	0	340,488	561,794	669,247	0	18,000,000	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	18	1	Beltramo Office	0	333,835	1,107,739	9,285	0	16,150,000	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 19	2	Natson Portfolio	0	293,134	3,279,472	2,505,455	0	16,000,000	Various	103.67	75.78	73.1%	103.67	75.78
15.01	Property		1	Holiday Inn Express Forsyth							2/18/2039	110.33	79.23	71.8%	110.33	79.23
15.02	Property		1	La Quinta Douglasville							8/31/2042	94.76	71.16	75.1%	94.76	71.16
16	Loan	4, 19	1	Crown Valley Center							NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	7, 10, 16, 19, 20, 23, 24, 26, 30	1	340 Mt Kemble							NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	28	1	University Gardens							NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	29	1	Monticello Meadows Apartments							NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	3, 30	1	1550 Broadway							NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	46 & 47 Mercer Street							NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	15, 19	1	Mills Pointe							NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	El Toro							NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Golden State Storage - Oak Avenue							NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	10, 19, 26, 30	1	Hampton Heights Portfolio							NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	5, 16, 18, 19, 30	1	87th Street Retail							NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	10, 19, 26, 30	1	Silver Swan Portfolio							NAP	NAP	NAP	NAP	NAP	NAP

A-1-41

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)

28	Loan	5, 10, 16, 19, 26, 30	1	Hopkins Street Portfolio							NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	19	1	Lindham Court							NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	16	1	FedEx Ground Alexandria							NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	PrimeWest Warehouse							NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	Golden State Storage - Tropicana							NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	5, 6, 7, 12, 18, 24, 30	13	Adini Portfolio							NAP	NAP	NAP	NAP	NAP	NAP
33.01	Property		1	740 West End Avenue							NAP	NAP	NAP	NAP	NAP	NAP
33.02	Property		1	217 East 22nd Street							NAP	NAP	NAP	NAP	NAP	NAP
33.03	Property		1	106 East 7th Street							NAP	NAP	NAP	NAP	NAP	NAP
33.04	Property		1	328 East 89th Street							NAP	NAP	NAP	NAP	NAP	NAP
33.05	Property		1	327 East 89th Street							NAP	NAP	NAP	NAP	NAP	NAP
33.06	Property		1	640 East 14th Street							NAP	NAP	NAP	NAP	NAP	NAP
33.07	Property		1	239 East 33rd Street							NAP	NAP	NAP	NAP	NAP	NAP
33.08	Property		1	638 East 14th Street							NAP	NAP	NAP	NAP	NAP	NAP
33.09	Property		1	426 East 77th Street							NAP	NAP	NAP	NAP	NAP	NAP
33.10	Property		1	67 Saint Marks Place							NAP	NAP	NAP	NAP	NAP	NAP
33.11	Property		1	326 East 89th Street							NAP	NAP	NAP	NAP	NAP	NAP
33.12	Property		1	237 East 33rd Street							NAP	NAP	NAP	NAP	NAP	NAP
33.13	Property		1	324 East 89th Street							NAP	NAP	NAP	NAP	NAP	NAP

A-1-42

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	1, 2, 4, 7, 12, 23	1	Rentar Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	1, 2, 5, 6, 7, 12, 13, 17, 19, 21, 23, 24, 30	8	BioMed MIT Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.01	Property		1	45 - 75 Sidney	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	40 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	35 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	65 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	88 Sidney	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	64 Sidney	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	38 Sidney	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.08	Property		1	26 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	2, 7, 12, 19, 24	1	29-33 Ninth Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 7, 10, 12, 18, 19	1	Marriott World Headquarters	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 3, 4, 5, 7, 10, 12, 19	1	Washington Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 6, 7, 15, 19, 21, 24	25	Coastal Equities Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	The Home Depot	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Westown Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Rodney Village Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	Mattatuck Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	Athens Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	Northeast Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	Hungarybrook Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	Plaza North Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	Henderson Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	Ahoskie Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	Cummings Park Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	Glenwood Shopping Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.13	Property		1	Boulevard Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.14	Property		1	Summer Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.15	Property		1	Centre Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.16	Property		1	Market at Riverdale Bend	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.17	Property		1	Cordele Corners	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.18	Property		1	Anniston Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.19	Property		1	Meeting Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.20	Property		1	Northland Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.21	Property		1	Homosassa Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.22	Property		1	Laurens Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.23	Property		1	Pelham Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.24	Property		1	Plank Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.25	Property		1	Collins Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	1, 5, 7, 12, 30	1	32 Old Slip - Leased Fee	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	19	1	Davis Ford Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	16, 19	1	Norton Links	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	7, 12, 15, 19, 23, 30	1	The Hollywood Collection	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	5, 6, 16, 17	3	Leeton Leased Fee Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	Eastchase	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	Teal Run	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	Quad Cities	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	4, 6, 16, 19, 24	2	CorePharma Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	Middlesex	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	Somerset	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	2, 17, 19	1	Menlo Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	18	1	Beltramo Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 19	2	Natson Portfolio	73.1%	103.59	76.56	73.9%	108.50	80.04	73.8%
15.01	Property		1	Holiday Inn Express Forsyth	71.8%	110.15	79.42	72.1%	113.53	82.14	72.4%
15.02	Property		1	La Quinta Douglasville	75.1%	94.82	72.73	76.7%	101.77	77.21	75.9%
16	Loan	4, 19	1	Crown Valley Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	7, 10, 16, 19, 20, 23, 24, 26, 30	1	340 Mt Kemble	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	28	1	University Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	29	1	Monticello Meadows Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	3, 30	1	1550 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	46 & 47 Mercer Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	15, 19	1	Mills Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	El Toro	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Golden State Storage - Oak Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	10, 19, 26, 30	1	Hampton Heights Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	5, 16, 18, 19, 30	1	87th Street Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	10, 19, 26, 30	1	Silver Swan Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

28	Loan	5, 10, 16, 19, 26, 30	1	Hopkins Street Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	19	1	Lindham Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	16	1	FedEx Ground Alexandria	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	PrimeWest Warehouse	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	Golden State Storage - Tropicana	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	5, 6, 7, 12, 18, 24, 30	13	Adini Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.01	Property		1	740 West End Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.02	Property		1	217 East 22nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.03	Property		1	106 East 7th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.04	Property		1	328 East 89th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.05	Property		1	327 East 89th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.06	Property		1	640 East 14th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.07	Property		1	239 East 33rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.08	Property		1	638 East 14th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.09	Property		1	426 East 77th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.10	Property		1	67 Saint Marks Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.11	Property		1	326 East 89th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.12	Property		1	237 East 33rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.13	Property		1	324 East 89th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-44

Footnotes to Annex A-1

(1)

“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller, “SGFC” denotes Societe Generale Financial Corporation as Mortgage Loan Seller, “BANA” denotes Bank of America, National Association as Mortgage Loan Seller, “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller, “GS” denotes Goldman Sachs Mortgage Company as Mortgage Loan Seller, “JPMCB” denotes JPMorgan Chase Bank, National Association as Mortgage Loan Seller, “LMF” denotes LMF Commercial, LLC as Mortgage Loan Seller, “GACC” denotes German American Capital Corporation as Mortgage Loan Seller and “UBS AG” denotes UBS AG New York Branch as Mortgage Loan Seller.

With respect to Loan No. 1, Rentar Plaza, the mortgage loan is part of a whole loan that was co-originated by DBR Investments Co. Limited, an affiliate of GACC, and UBS.

With respect to Loan No. 2, BioMed MIT Portfolio, the mortgage loan is part of a whole Loan that was co-originated by JPMCB, Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Deutsche Bank AG, New York Branch, and SGFC.

With respect to Loan No. 4, Marriott World Headquarters, the mortgage loan is part of a whole loan that was co-originated by BANA, JPMCB and Morgan Stanley Bank, N.A.

With respect to Loan No. 5, Washington Square, the mortgage loan is part of a whole loan that was co-originated by GACC, Goldman Sachs Bank USA, Bank of Montreal, JPMCB and Morgan Stanley Bank, N.A.

With respect to Loan No. 7, 32 Old Slip – Leased Fee, the mortgage loan is part of a whole loan that was co-originated by Goldman Sachs Bank USA, Barclays and Morgan Stanley Mortgage Capital Holdings LLC.

(2)

With respect to Loan No. 1, Rentar Plaza, the mortgaged property consists of 1,261,265 square feet of industrial space (82.2% of net rentable area and 80.3% of underwritten base rent), 235,211 square feet of retail space (15.3% of net rentable area and 17.0% of underwritten base rent), and 38,478 square feet of office space (2.5% of net rentable area and 2.7% of underwritten base rent).

With respect to Loan No. 2, BioMed MIT Portfolio, the portfolio is comprised of eight mixed-use properties totaling 1,314,481 square feet. Across the portfolio,1,260,760 square feet (approximately 95.9% of total net rentable area) is used for life science laboratory space, 53,221 square feet (approximately 4.0% of total net rentable area) is used for office space and 500 square feet (approximately 0.0% of total net rentable area) is used for storage space.

With respect to Loan No. 3, 29-33 Ninth Avenue, the mortgaged property is an 87,537 square foot multi-level commercial and retail condominium. The mortgaged property is 100% leased by four tenants. The largest tenant, Soho House New York LLC, occupies 12,675 square feet of retail space on the second floor as well as 57,309 square feet of commercial space on the ground floor, 3rd floor, 4th floor, 5th floor, 6th floor, cellar and roof (totaling 69,984 square feet) pursuant to two separate leases, one for the retail space and one for the commercial space.

With respect to Loan No. 13, Menlo Center, the mortgaged property is comprised of (i) 38,432 square feet of office space and (ii) 15,375 square feet of retail space.

(3)

Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 5, Washington Square, the mortgaged property is part of a larger retail development consisting of a total of 1,243,621 square feet. Macy’s operates 242,505 square feet at the larger retail development and Wells Fargo operates 6,548 square feet at the larger retail development, both of which are not part of the collateral.

With respect to Loan No. 20, 1550 Broadway, Number of Units of the parcel is 8,436 square feet, however the mortgaged property generates revenue (36.8% of underwritten base rent) from 3 static billboard signs affixed to the building: a north-facing billboard, a west-facing billboard, and a northwest-facing, roof-mounted billboard. The north-facing billboard dimensions approximate 36’6” H x 25’5” W (928 square feet), the west-facing billboard dimensions are 35’2” H x 22’3” W (782 square feet), and the northwest-facing, roof-mounted billboard dimensions are 43’ H x 25’ W (1,075 square feet).

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.
A-1-45

With respect to Loan No. 1, Rentar Plaza, the borrower executed a lease with Burlington Coat Factory of Texas Inc. on May 23, 2025 to occupy 28,230 square feet (1.8% of net rentable area) of retail space. The lease agreement provides for a delivery date of May 1, 2026, a 10-year term, and rent commencing at an initial base rent of $931,590 per year. Due to certain tenant termination rights, Burlington Coat Factory of Texas Inc. is not being underwritten. There can be no assurance that such tenant will take occupancy or pay rent, or that it will not exercise its termination rights.

With respect to Loan No. 5, Washington Square, Leased Occupancy (%) at the mortgaged property excludes non-collateral tenants. Current occupancy including anchor spaces is 88.5%.

With respect to Loan No. 12, CorePharma Portfolio, the sole tenant at the Somerset mortgaged property, CorePharma, subleases approximately 15,000 square feet to Solaris Pharma Corp. under a sublease that commenced on September 1, 2024 and expires on December 31, 2030. Solaris Pharma Corp. pays a base rent of $23.50 PSF per annum with $0.50 PSF annual rent escalations. Solaris Pharma Corp. has two five-year renewal options with a nine-month notice period. Solaris Pharma Corp. is contracted by CorePharma to conduct R&D research at the Somerset mortgaged property.

With respect to Loan No. 16, Crown Valley Center, the fourth largest tenant, H Studio Salon, currently occupies 2,200 square feet at the mortgaged property and has executed a lease for an additional 900 square feet. H Studio Salon’s expansion lease is expected to commence in September 2025.

(5)

With respect to all mortgage loans, with the exceptions of the mortgage loans identified in “Description of the Mortgage Pool—Definitions” in the prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 2, BioMed MIT Portfolio, the Appraised Value ($) represents the “As-Portfolio” value of the BioMed MIT Portfolio, which includes a 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio mortgage loan and the BioMed MIT Portfolio whole loan result in a Cut-off Date LTV (%) and LTV Ratio at Maturity / ARD (%) of 36.3% and 56.9%, respectively.

With respect to Loan No. 5, Washington Square, the appraisal is based on the assumption that Dick’s Sporting Goods, which currently leases 90,000 square feet on a month-to-month basis, will execute a ground lease for a Dick’s House of Sport location on the pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by Dick’s Sporting Goods. As of May 20, 2025, Dick’s Sporting Goods executed the ground lease related to the vacant Sears pad site. However, there can be no assurance either that the new Dick’s House of Sport location will be constructed and open for business or that Dick’s Sporting Goods will continue to lease its current space, or of what the value of the Washington Square Mortgaged Property would be absent such assumptions.

With respect to Loan No. 6, Coastal Equities Portfolio, the Appraised Value ($) represents a “Hypothetical – As-If Funded” Portfolio value of $239,000,000 as of February 1, 2025, which (a) is inclusive of a 3.2% portfolio premium over the aggregate “As Is” appraisal value of the individual Mortgaged Properties (excluding Plaza North Shopping Center, for the “Market Value As-Is (Includes Surplus Land Lots 3A, 5A, 5B)” value was utilized and Anniston Plaza, for which the “Market Value As-Is - Including Surplus Land” value was utilized) and (b) assumes that $2,000,000 in tenant improvements and leasing commissions have been escrowed. The related borrowers were required to reserve $2,000,000 at loan origination. In addition, the aggregate appraised value of the individual Coastal Equities Portfolio Mortgaged Properties on a property-by-property basis was $231,500,000, which results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 69.1%.

With respect to Loan No. 7, 32 Old Slip - Leased Fee, the Appraised Value of $225.0 million represents the value of the leased fee interest. The appraisal also provided an “as is” land value of $131.8 million, which results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 126.7%.

With respect to Loan No. 11, Leeton Leased Fee Portfolio, the Appraised Value ($) represents the “Leased Fee Interest in Ground Lease” value of the leased fee interest in the applicable mortgaged property.

A-1-46

With respect to Loan No. 26, 87th Street Retail, the fifth largest tenant, Kiara Nails, signed a 10-year and 9-month lease in February 2024 and took possession of its space in May 2024. The tenant received nine months of free rent as it built out its space and began paying rent in March 2025. At the time of underwriting, the lender did not underwrite any income for Kiara Nails given they were not yet open for business. Kiara Nails has since opened for business and begun paying $9,548 in monthly rent. The appraised value of $13,900,000 as of January 7, 2025 incorporates the Kiara Nails lease terms and assumes the tenant is in occupancy. The appraisal also provided an appraised value of $14,000,000 as of January 7, 2025, resulting in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 61.8%, which is based on the extraordinary assumption that the Kiara Nails lease will be terminated. Under that assumption, this space is treated as a lease-up suite and will be subject to the concluded market leasing assumption package for its space. Additionally, the appraisal provided an appraised value of $14,100,000 as of January 7, 2025 resulting in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 61.3%, which is based on the extraordinary assumption that the tenant allowances and leasing commissions of $187,654 for the Kiara Nails lease will be separately funded and reserved by the lender at origination. The lender did not reserve the tenant allowances and leasing commissions at origination, however there is a payment guaranty from the borrower and guarantor guaranteeing payment to Kiara Nails of the tenant improvement and leasing commissions amount when due and payable under the Kiara Nails lease. Kiara Nails delivered an estoppel confirming there are no outstanding allowances or amounts due to the tenant.

With respect to Loan No. 28, Hopkins Street Portfolio, the Appraised Value ($) of $12,100,000 represents the aggregate as-is portfolio value of the mortgaged properties as of April 11, 2025, which does not include a portfolio premium but is greater than the sum of the appraised values of the individual values of the mortgage properties of $12,050,000 due to rounding.

With respect to Loan No. 33, Adini Portfolio, the Appraised Value ($) is based on the “As Portfolio” value, inclusive of a 2.7% portfolio premium. The aggregate appraised value of the Adini Portfolio Mortgaged Properties as of various dates in March 2025 on a property-by-property basis was $131,450,000, which results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 37.9% and 28.8%, respectively.

(6)

For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

● Loan No. 2, BioMed MIT Portfolio
● Loan No. 6, Coastal Equities Portfolio
● Loan No. 11, Leeton Leased Fee Portfolio
● Loan No. 12, CorePharma Portfolio
● Loan No. 15, Natson Portfolio
● Loan No. 33, Adini Portfolio

(7)

The Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan Per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes”

in “Description of the Mortgage Pool—The Whole Loans” in the prospectus.

● Loan No. 1, Rentar Plaza
● Loan No. 2, BioMed MIT Portfolio
● Loan No. 3, 29-33 Ninth Avenue
● Loan No. 4, Marriott World Headquarters
● Loan No. 5, Washington Square
● Loan No. 6, Coastal Equities Portfolio
● Loan No. 7, 32 Old Slip – Leased Fee
● Loan No. 10, The Hollywood Collection
● Loan No. 17, 340 Mt Kemble
● Loan No. 33, Adini Portfolio

(8)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.
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(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)

With respect to Mortgage Loan No. 4, Marriott World Headquarters, once every 12-month period during the term of the loan, the Grace Period - Default (Days) will be two business days.

With respect to Loan No. 5, Washington Square, a Grace Period – Late Fee (Days) of five days is permitted provided that such Grace Period – Late Fee (Days) does not apply to the amount due on the maturity date.

With respect to Loan No. 17, 340 Mt Kemble, a Grace Period – Default (Days) of five days is permitted provided that such Grace Period – Default (Days) does not apply to the amount due on the maturity date.

With respect to Loan No. 25, Hampton Heights Portfolio, a Grace Period – Default (Days) of five days is permitted provided that such Grace Period – Default (Days) does not apply to the amount due on the maturity date.

With respect to Loan No. 27, Silver Swan Portfolio, a Grace Period – Default (Days) of five days is permitted provided that such Grace Period – Default (Days) does not apply to the amount due on the maturity date.

With respect to Loan No. 28, Hopkins Street Portfolio, a Grace Period – Default (Days) of five days is permitted provided that such Grace Period – Default (Days) does not apply to the amount due on the maturity date.

(11)	Intentionally omitted.

(12)

The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the prospectus.

With respect to Loan No. 1, Rentar Plaza, the defeasance lockout period will be at least 24 months beginning with and including the first payment date on August 6, 2025. Defeasance of the Rentar Plaza Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) June 26, 2028. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2025-C35 securitization in July 2025. The actual defeasance lockout period may be longer.

With respect to Loan No. 2, BioMed MIT Portfolio, defeasance of the Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the loan origination date. The assumed defeasance lockout period is based on the anticipated closing date of the BBCMS 2025-C35 securitization in July 2025. The actual defeasance lockout period may be longer.

With respect to Loan No. 3, 29-33 Ninth Avenue, defeasance of the whole loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 29 payments is based on the anticipated closing date of the BBCMS 2025-C35 securitization trust in July 2025. The actual defeasance lockout period may be longer.

With respect to Loan No. 4, Marriott World Headquarters, defeasance is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) February 27, 2028. The assumed lockout period is based on the expected BBCMS 2025-C35 closing date in July 2025. The actual lockout period may be longer.

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With respect to Loan No. 5, Washington Square, the lockout period will be at least 27 payment dates beginning with and including the first payment date on May 6, 2025. Defeasance of the Washington Square Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Washington Square Whole Loan to be securitized (the “Lockout Release Date”) and (ii) May 6, 2028. In addition, on any business day from and after the Lockout Release Date, voluntary prepayment of the Washington Square Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in October 2034, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Washington Square Whole Loan being prepaid and (y) a yield maintenance premium. The assumed lockout period of 27 payments is based on the expected BBCMS 2025-C35 securitization closing date in July 2025. The actual lockout period may be longer.

With respect to Loan No. 5, Washington Square, the borrowers have the right to obtain releases of outparcels, which include specified portions of the Washington Square Property identified in the Washington Square Whole Loan documents as the “Hotel Release Parcel” (approximately 1.47 acres proposed for future hotel use, and has a separate appraised value of $3,400,000) and the “Multifamily Release Parcel” (approximately 3.77 acres, proposed for future multifamily use and has a separate appraised value of $12,900,000). No release price is required in connection with such a partial release. Further, the borrowers may adjust the boundary lines of such parcels without the lender’s approval, provided that such adjustment does not increase the size of the parcel by more than 15% or would not otherwise be expected to have a material adverse effect (as certified by the borrowers) on the remaining collateral for the Washington Square Whole Loan. In addition, in connection with an expiration (without renewal) of the lease to JCPenney that expires August 31,2030 or other termination of that lease, the borrowers may obtain the release of a portion of the Washington Square Property identified in the Washington Square Whole Loan documents as the “JCPenney Development Parcel”. Such release requires payment of a release price of $3,250,000 together with, if prior to the open prepayment date, payment of a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium. The borrowers may adjust the boundary lines of such parcel without the lender’s approval, provided that such adjustment does not increase the size of the parcel by more than 15% or would not otherwise be expected to have a material adverse effect (as certified by the borrowers) on the remaining collateral for the Washington Square Whole Loan. The related appraisal provided two values for the JCPenney Development Parcel, one, which relates solely to the JCPenney store improvements and underlying site, assuming they continue to be leased, was $5,100,000, while the second value, which relates to a 21.4 acre site that includes the foregoing area plus adjoining non-income producing parking areas, and would need to be separately replotted as a development site was $27,300,000. The Washington Square Whole Loan documents permit release of the larger parcel. The release price for the JCPenney Development Parcel is based on the $5,100,000 value for the smaller parcel, which is included in the valuation of the Washington Square Property (while the $27,300,000 value of the actual release parcel is not included in the valuation of the Washington Square Property). In addition, the Washington Square Whole Loan permits release of unspecified outparcels that are either (A) non-income producing and unimproved for tenant occupancy, the release of which does not have a material adverse effect on (i) the business, operations, or financial condition of the borrowers, (ii) the ability of the borrowers to repay the Washington Square Whole Loan or (iii) the ongoing operations and (B) real property that is as of the date of any potential release non-income producing and improved by structures that (i) were vacant as of the origination date and (ii) have been vacant and non-income producing continuously since the origination date and for at least 3 years prior to the date of any potential release. All of such releases are subject to various conditions, including but not limited to (i) except in the case of the release of the JCPenney Development Parcel, the borrowers certify that the release will not materially and adversely affect the use, operations, economic value of, or the revenue produced by (exclusive of the economic value or revenue lost attributable to the release parcel) the remaining improvements located on the Washington Square Property as a retail shopping center, (ii) compliance with applicable laws, and (iii) satisfaction of REMIC-related conditions.

With respect to Loan No. 7, 32 Old Slip - Leased Fee, defeasance of the 32 Old Slip - Leased Fee Whole Loan is permitted in full at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last 32 Old Slip - Leased Fee Whole Loan note to be securitized and (ii) May 5, 2028. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2025-C35 securitization trust in July 2025. The actual defeasance lockout period may be longer.

With respect to Loan No. 10, The Hollywood Collection, defeasance of the whole loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2025-C35 securitization trust in July 2025. The actual defeasance lockout period may be longer.

With respect to Loan No. 33, the Adini Portfolio, the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, and/or other release conditions, in connection with a partial

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defeasance or prepayment of the related mortgage loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Defeasance” and “—Releases; Partial Releases” in the prospectus.

(13)

Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 2, BioMed MIT Portfolio, the borrowers have a one-time right to incur a mezzanine loan secured by the direct or indirect equity ownership in the borrowers after the earlier of (i) 120 days from the loan origination date and (ii) the securitization of the whole loan (other than any vertical risk retention), subject to, among other conditions, the principal amount not exceeding the amount which, after giving effect thereto, yields (x) an aggregate loan-to-value ratio not greater than 65.0% and (y) a debt service coverage ratio not less than 1.63x.

(14)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Origination Date during the term of the mortgage loan.

(15)

In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.

With respect to Loan No. 6, Coastal Equities Portfolio, a 10.0% credit for the $2,000,000 upfront tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $2,000,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 10, The Hollywood Collection, a credit for the upfront $500,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $500,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 22, Mills Pointe, a credit for the upfront $650,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $650,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

(16)

With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 9, Norton Links, fourth most recent, third most recent and second most recent cash flows were not available as the mortgaged property was constructed in 2024 and subsequently leased up.

With respect to Loan No. 11, Leeton Leased Fee Portfolio, historical financial information is not available as the mortgaged properties were ground leased to the tenants between 2023 and 2024.

With respect to Loan No. 12, CorePharma Portfolio, historical financial information is not shown as the mortgaged properties are leased to a single tenant on a triple-net basis.

With respect to Loan No. 17, 340 Mt Kemble, historical financial information prior to the most recent cash flows are unavailable as the mortgaged property was acquired at origination.

With respect to Loan No. 26, 87th Street Retail, fourth most recent cash flows were not provided due to the extraordinary rollover that occurred in 2020. Burlington Coat Factory, which was previously in occupancy at the mortgaged property and occupied 61.4% of net rentable area, vacated its space upon lease maturity in June 2020. With two additional vacant suites totaling 12,132 square feet in addition to the vacated Burlington Coat Factory space, the mortgaged property was 28.8% occupied. The largest tenant, Floor & Décor, and the fourth largest tenant, CitiTrends (cumulatively 71.2% of net rentable area), backfilled the space and were both renovating their respective spaces in 2021.

With respect to Loan No. 28, Hopkins Street Portfolio, historical information prior to 2024 is unavailable as the borrower sponsor acquired the mortgaged properties in 2023.

With respect to Loan No. 30, FedEx Ground Alexandria, historical financial information is not available as the mortgaged property is leased to a single, investment grade tenant.

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(17)

With respect to Loan No. 2, BioMed MIT Portfolio, each individual mortgaged property is subject to a prime ground lease (collectively, the “Prime Leases”) with Massachusetts Institute of Technology (“MIT”), as ground lessor (the “Prime Lessor”), and a wholly-owned subsidiary of MIT, as ground lessee (the “Prime Lessee”), and a sub-ground lease (and in the case of 65 Landsdowne Street, one sub-ground lease for each of the two applicable Prime Leases) (collectively, the “Ground Leases”), with the Prime Lessee as ground lessor, and the applicable borrower, as ground lessee. The mortgages are secured by the borrowers’ sub-leasehold interest in the Ground Leases and do not encumber the Prime Leases or the fee estate of the Prime Lessor.

With respect to Loan No. 2, BioMed MIT Portfolio the borrower sponsor prepaid the base rent and percentage rent portion of the annual ground lease payment for the 8-year period between 7/1/2024 and 6/30/2032, as well as for an extension term beginning on the date set forth in the applicable ground lease and expiring on April 30, 2099, and therefore, neither base rent nor percentage rent are required to be paid during those periods. Annual Ground Lease Payment as of the Cut-off Date ($) reflects the prepaid ground rent.

With respect to Loan No. 11, Leeton Leased Fee Portfolio - Eastchase, the ground tenant at the mortgaged property, Eastchase, operates under a ground lease expiring on August 1, 2122 and has no extension option.

With respect to Loan No. 11, Leeton Leased Fee Portfolio – Teal Run, the ground tenant at the mortgaged property, Teal Run, operates under a ground lease expiring on November 13, 2123 and has no extension option.

With respect to Loan No. 11, Leeton Leased Fee Portfolio – Quad Cities, the ground tenant at the mortgaged property, Quad Cities, operates under a ground lease expiring on November 20, 2123 and has no extension options.

With respect to Loan No. 13, Menlo Center, there is a ground lease on the mortgaged property with an initial term of 40 years. The lease term commenced in 1988 and has an initial expiration date of July 31, 2028, with a final expiration of July 31, 2078 (inclusive of all ground lease renewal options). The borrower has 10, five-year renewal options that can be exercised after the July 2028 expiration date. There are currently 53 years remaining on the fully extended ground lease term. There are rent adjustments that occur every five years and the rent is set at an annual rate equal to 10% of the calculated value of the “leased land”. The calculated value of the “leased land” is the product of the value of the mortgaged property as determined by the lessor and lessee and the Fixed Percentage (defined as 2.82839%). The most recent rent adjustment occurred on August 1, 2023 and resulted in an annual ground rent of $145,134 per annum. Additionally, there is an annual rent increase pursuant to a CPI adjustment as outlined in the ground lease. The current ground rent is $150,601 per annum.

(18)

Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

With respect to Loan No. 4, Marriott World Headquarters, the borrower may, at borrower’s option, provide one or more letters of credit or guaranties in lieu of any of the tax, insurance, replacement and TI/LC reserves required.

With respect to any such guaranty, among other conditions, the applicable guarantor must maintain an investment grade rating, is an approved guarantor under the Mortgage Loan documents or otherwise reasonably approved by the lender (for purposes of this paragraph, an “Acceptable Guaranty”). In addition, the borrower may provide a letter of credit or an Acceptable Guaranty in order to cure a cash management trigger event caused by a decline in debt service coverage ratio or by certain adverse actions of the single tenant (including terminating its lease, going dark, defaulting in payment of rent for more than 60 days and filing for bankruptcy).

With respect to Loan No. 14, Beltramo Office, the lender reserved $1,000,000 into the Upfront TI/LC Reserve. The borrower is required to deposit $3,365.88 on a monthly basis into the TI/LC Reserve account except for, if at any time, the balance in the TI/LC Reserve is equal to or exceeds $1,000,000, then the borrower is not required to make monthly TI/LC Reserve deposits until the first monthly payment date on which the amount in the TI/LC Reserve Account falls below $1,000,000.

With respect to Loan No. 26, 87th Street Retail, the largest tenant, Floor & Décor, which leases 61.4% of the net rentable area at the Mortgaged Property, has stated in its estoppel that $776,218.34 is due to it from the borrower as a tenant allowance. Commencing in July 2025, Floor & Décor has the right to offset such amount against its monthly base rent. At origination, the borrower reserved with the lender the full amount claimed to be owed by Floor & Décor. Commencing in August 2025 and ending in November 2026, if Floor & Décor offsets its rent, the amount of monthly rent due under its lease will be withdrawn from such reserve and disbursed (x) if a cash management trigger is continuing, to the cash management account and (y) otherwise to the borrower; provided

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that if the lender receives satisfactory evidence that Floor & Décor is paying full unabated rent and all outstanding tenant improvement allowances have either been paid or offset against rent, the remaining amount in the reserve will be disbursed in accordance with the preceding sentence.

With respect to Loan No. 33, Adini Portfolio, in addition to the initial deposit in the amount of $34,105 to be paid for insurance premiums, the borrower was required to deposit $8,000 in connection with the purchase of additional insurance coverage required for the individual mortgaged properties located on 89th Street.

(19)

Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 2, BioMed MIT Portfolio, on each monthly payment date during a cash sweep period, the borrowers are required to pay 1/12 of the annual rents (including both base rent, percentage rent and additional rents (excluding any taxes otherwise reserved for under the whole loan documents)) due from the borrowers under the related ground leases.

With respect to Loan No. 2, BioMed MIT Portfolio, in the event Takeda, the Largest Tenant, has not provided a written notice of renewal or extension of its leases at the 35 Landsdowne mortgaged property and the 40 Landsdowne mortgaged property on the date that is 18 months prior to the expiration of the foregoing respective leases, the borrowers are required to reserve all excess cash remaining after funding all applicable required reserve payments (such funds, the “Takeda Reserve Funds”), which may be disbursed for various leasing costs and upon satisfaction of the related conditions set forth in the whole loan documents. In addition, the borrower has the option to request the disbursement of any portion of the Takeda Reserve Funds for any purpose (such amount, the “Takeda Disbursement Amount”) provided that the borrower delivers a guaranty executed by the non-recourse carveout guarantor or a replacement thereof in accordance with the whole loan documents in an amount equal to the Takeda Disbursement Amount.

With respect to Loan No. 2, BioMed MIT Portfolio, during the continuance of a cash sweep period, the borrowers are required to make ongoing monthly deposits into the rollover reserves equal to 1/12 of the aggregate square footage of the mortgaged properties multiplied by $1.00, capped at 12 times such amount.

With respect to Loan No. 3, 29-33 Ninth Avenue, the monthly escrow for insurance premiums will be waived for so long as, among other conditions, (i) the requirements set forth in the loan agreement relating to all insurance coverage the borrower is required to maintain with respect to the mortgaged property are satisfied by the condominium association, (ii) the condominium documents remain in full force and effect, (iii) the borrower will continue to own all units comprising the condominium, (iv) the condominium association is obligated pursuant to the condominium documents to maintain insurance as required under the mortgage loan documents and (v) the condominium association performs such obligation and the borrower provides lender with evidence of such performance in a timely manner.

With respect to Loan No. 3, 29-33 Ninth Avenue, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit with the lender the material tenant trigger event excess cash for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with leasing material tenant space pursuant to qualified leases. The aggregate amount deposited into the applicable material tenant reserve account in connection with a material tenant trigger event caused by (a) the applicable material tenant “going dark” vacating, ceasing to occupy or ceasing to conduct business in the ordinary course with respect to 25% or more of the rentable square footage of its material tenant space, (b) announcing or disclosing publicly its intention to relocate from or vacate 25% or more of the rentable square footage of its material tenant space, or (c) marketing for sublease or subleasing 25% or more of the rentable square footage of its material tenant space, in each case, will not exceed an amount equal to $90.00 PSF of the applicable premises.

With respect to Loan No. 3, 29-33 Ninth Avenue, on each monthly payment date, the borrower is required to deposit an amount, as lender reasonably estimates will be payable, equal to 1/12th of all common charges, assessments and other items for the payment of which the borrowers are responsible for pursuant to the condominium documents as the same will become due and payable during the next 12 months.

With respect to Loan No. 4, Marriott World Headquarters, on a monthly basis during a Cash Management Sweep Period so long as the Marriott Reserve Condition is not satisfied, the borrower is required to escrow (i) 1/12th of the annual estimated tax payments, (ii) 1/12th of the annual estimated insurance payments, (iii) $12,391 for

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replacement reserves, subject to a cap of $297,379, and (iv) $123,908 for TI/LC reserves, subject to a cap of $2,973,792.

With respect to Loan No. 5, Washington Square, during the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area of the Washington Square Mortgaged Property (excluding non-collateral square footage, excluded replacement reserve premises, which are the premises leased by Nordstrom and by Dick’s Sporting Goods pursuant to the Dick’s House of Sport lease, and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components) multiplied by $0.25 and divided by 12 on a monthly basis for ongoing replacement reserves. The replacement reserve ongoing deposits are capped at an amount equal to 24 times the required deposit.

With respect to Loan No. 5, Washington Square, during the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area of the Washington Square Mortgaged Property (excluding non-collateral square footage and excluded rollover premises, which are premises leased by Nordstrom and Dick’s Sporting Goods pursuant to the Dick’s House of Sport lease) multiplied by $1.00 and divided by 12 on a monthly basis for ongoing rollover reserves. The rollover reserve ongoing deposits are capped at an amount equal to 24 times the required deposit.

With respect to Loan No. 6, Coastal Equities Portfolio, upon the balance in the rollover escrow reserve being equal to or less than $500,000, the borrowers are required to begin making monthly deposits of $114,974, subject to a cap of $750,000.

With respect to Loan No. 6, Coastal Equities Portfolio, the borrowers were required at loan origination to make an upfront deposit of $1,873,606 into a reserve for outstanding repairs at the mortgaged property, representing 105.0% of the estimated cost of completion for all properties with outstanding expenditures identified in excess of $50,000. In addition, after the origination date, the borrowers made an additional deposit of $365,400 into a reserve for outstanding repairs at the mortgaged property.

With respect to Loan No. 8, Davis Ford Crossing, on each monthly payment date following the first occurrence that the balance in the rollover account is equal to $250,000 or less, the borrower is required to deposit with the lender an amount equal to approximately $19,383 to pay for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower after the origination date. The amount of the rollover funds on deposit in the rollover account, net of any outstanding disbursement requests therefrom, will not exceed $675,000.

With respect to Loan No. 8, Davis Ford Crossing, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit with the lender, as applicable, (i) if a material tenant trigger event period exists solely on account of the LA Fitness lease and/or any other material tenant lease other than the Staples lease, an amount equal to (A) the product of (i) the total rentable square footage demised (or theretofore demised) under the LA Fitness lease or any other material tenant lease other than the Staples lease, as applicable and (ii) $30.00, divided by (B) (12), and/or (ii) if a material tenant trigger event period exists solely on account of the Staples lease, an amount equal to (A) the product of (i) the total rentable square footage demised (or theretofore demised) under the Staples lease and (ii) $20.00, divided by (B) (12), for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with leasing material tenant space pursuant to qualified leases, subject to the applicable material tenant funds cap. In addition, within 15 business days of the occurrence of Staples either (i) terminating the Staples lease or (ii) abating rent or failing to pay rent in accordance with the terms of the Staples lease, in each case, as a result of a claimed breach by the borrower, of any exclusive use, prohibited use or restricted use provisions set forth in the Staples lease, the borrower is required to deposit with the lender an amount equal to the positive difference between (x) $409,900 and (y) any material tenant funds then on deposit in the material tenant subaccount relating solely to Staples. During the continuance of a material tenant trigger event period, the amount of the material tenant funds deposited into the material tenant account or the applicable material tenant subaccount will not exceed an aggregate amount equal to (i) if the material tenant trigger event relates to any material tenant lease other than the Staples lease, $30.00 PSF of the applicable material tenant space as of the commencement of such material tenant trigger event period and (ii) if the material tenant trigger event relates solely to the Staples lease, $20.00 PSF of the Staples space as of the commencement of such material tenant trigger event. The material tenant funds cap with respect to each material tenant will, in no event, exceed the product of (x) the applicable monthly material tenant deposit for such material tenant and (y) 12.

With respect to Loan No. 9, Norton Links, on each monthly payment date commencing in August 2027, the borrower will be required to deposit into the replacement reserve an amount equal to $2,083.33.

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With respect to Loan No. 9, Norton Links, on each monthly payment date during the continuance of a low DSCR period, the borrower will be required to deposit into the low DSCR reserve an amount equal to $14,783.33.

With respect to Loan No. 10, The Hollywood Collection, if the rollover reserve balance falls below $200,000, a monthly escrow of approximately $18,833 will be required, subject to a cap of $500,000.

With respect to Loan No. 10, The Hollywood Collection, at origination, the borrower deposited with the lender an amount equal to $1,000,000 into a material tenant subaccount related to Marshalls, which is required to be returned to the borrower, if, among other conditions stated in the loan documents, all of the material tenant space related to the Marshalls lease is leased pursuant to a qualified lease on terms and conditions acceptable to the lender and such lease includes, at a minimum, (i) an annual rental rate of $13.20 PSF, (ii) terms for a triple net lease and (iii) an extension term of at least 36 months from the current Marshalls lease termination date. Provided there is $1,000,000 on deposit (upfront or later in the term if re-deposited in connection with a subsequent renewal period trigger), there is no material tenant cash sweep related to Marshalls for non-renewal conditions.

With respect to Loan No. 10, The Hollywood Collection, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit with the lender the monthly material tenant deposit for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with leasing material tenant space pursuant to qualified leases. During the continuance of a material tenant trigger event period relating to any material tenant, its material tenant lease or its lease guarantor, the amount of the material tenant funds deposited into the material tenant account or the applicable material tenant subaccount will not exceed (i) with respect to Target and LA Fitness, an amount equal to $1,200,000 (per material tenant, not in the aggregate), (ii) with respect to La La Land, $1,900,000 or (iii) with respect to Marshalls, $1,000,000.

With respect to Loan No. 12, CorePharma Portfolio, the borrower will not be required to make monthly deposits for real estate taxes and insurance premiums so long as the following conditions are met: (i) no event of default has occurred and is continuing, (ii) all of the mortgaged property is demised pursuant to the CorePharma lease, (iii) the CorePharma lease is in full force and effect, (iv) no material tenant trigger event has occurred and remains outstanding, (v) the tenant under the CorePharma lease is obligated pursuant to the terms and conditions of the CorePharma lease to pay all taxes directly to the applicable governmental authorities in full in accordance with the terms of the loan agreement, (vi) the tenant under the CorePharma lease is obligated pursuant to the terms and conditions of the CorePharma lease to maintain insurance consistent with the insurance requirements set forth in the loan agreement and (vii) the tenant under the CorePharma lease performs its obligation under clauses (v) and (vi) in a timely manner and the borrower provides evidence, in form and substance reasonably satisfactory to the lender, of such performance by such tenant in a timely manner.

With respect to Loan No. 12, CorePharma Portfolio, the borrower will not be required to make monthly deposits into the capital expenditure reserve so long as the following conditions are met: (i) no event of default has occurred and remains outstanding, (ii) all of the mortgaged property is demised pursuant to the CorePharma lease, (iii) such CorePharma lease is in full force and effect, (iv) no material tenant trigger event has occurred and remains outstanding, (v) the tenant under the CorePharma lease is obligated pursuant to the terms and conditions of such CorePharma lease to maintain the mortgaged property in a condition reasonably acceptable to the lender and (vi) the tenant under the CorePharma lease performs its obligation as described in clause (v) above in a timely manner and the borrower provides evidence, in form and substance reasonably satisfactory to the lender, of such performance by such tenant in a timely manner.

With respect to Loan No. 12, CorePharma Portfolio, the borrower will not be required to make monthly deposits into the rollover reserve so long as the following conditions are met: (i) no event of default has occurred and remains outstanding, (ii) all of the mortgaged property is demised pursuant to the CorePharma lease, (iii) such CorePharma lease is in full force and effect and (iv) no material tenant trigger event has occurred and remains outstanding.

With respect to Loan No. 13, Menlo Center, the borrower is required to escrow approximately $4,484 on each monthly payment date for general tenant improvements and leasing commissions, capped at $300,000. The TI/LC reserve is currently suspended.

With respect to Loan No. 15, Natson Portfolio, on each monthly payment date, the borrower is required to deposit into the FF&E reserve an amount equal to 1/12th of (A) with respect to the Holiday Inn Express Forsyth mortgaged property, the greater of (i) (a) until and including the payment date occurring in June 2026, 0.0% of total gross revenues of the mortgaged property during the prior consecutive 12 month period, (b) following the payment date occurring in June 2026 until and including the payment date occurring in June 2027, 3.0% of total gross revenues

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of the mortgaged property during the prior consecutive 12 month period and (c) at all times thereafter, 4.0% of total gross revenues of the mortgaged property during the prior consecutive 12 month period or (ii) the monthly amount required to be reserved pursuant to the applicable franchise agreement for the replacement of FF&E and (B) with respect to the La Quinta Douglasville mortgaged property, the greater of (i) 4.0% of total gross revenues of the mortgaged property during the prior consecutive 12 month period or (ii) the monthly amount required to be reserved pursuant to the applicable franchise agreement for the replacement of FF&E. The initial monthly payment amount into the FF&E reserve is $19,516.45.

With respect to Loan No. 15, Natson Portfolio, at origination, the borrower was required to deposit into the PIP reserve an amount equal to $2,999,300 in connection with current franchisor-mandated PIPs at each of the related mortgaged properties and, if at any time the franchisor or any new replacement franchisor or licensee requires a PIP to be instituted for any mortgaged property in conjunction with the existing franchise agreement or any replacement franchise or license agreement or in connection with the new license conditions, the borrower will be required to deposit with the lender within 30 days after final determination of the PIP, an amount equal to the PIP Deposit Amount (as defined below). A “PIP Deposit Amount” means 115.0% of the estimated cost of any PIP required by the franchisor or the related franchise agreement (less any amounts then on deposit in the FF&E reserve account).

With respect to Loan No. 15, Natson Portfolio, on each monthly payment date during the continuance of a low DSCR period, the borrower will be required to deposit into the low DSCR reserve an amount equal to $19,166.67.

With respect to Loan No. 16, Crown Valley Center, the borrower is required to escrow approximately $3,531 on each monthly payment date for general tenant improvements and leasing commissions, capped at $200,000. The TI/LC reserve is currently suspended.

With respect to Loan No. 17, 340 Mt Kemble, the borrowers are required to deposit 1/12th of the insurance premiums that the lender estimates will be payable, which currently equates to approximately $11,805. The borrowers will not be required to make monthly insurance deposits with respect to any insurance coverage carried under a blanket insurance policy pursuant to the 340 Mt Kemble whole loan documents so long as (i) no event of default has occurred and is continuing and (ii) the borrowers provide the lender with timely evidence of payment of all such insurance premiums.

With respect to Loan No. 17, 340 Mt Kemble, commencing with the payment date that occurs in June 2033 and ending with the payment date occurring in December 2034, the borrowers will be required to deposit with the lender an amount equal to approximately $568,326 into the FCB free rent reserve subaccount. The borrowers may suspend their obligation to make such deposits into the FCB free rent reserve subaccount if the borrowers have deposited (and maintain on deposit) with the lender cash and/or a letter of credit in the aggregate amount of $10,798,200.

With respect to Loan No. 22, Mills Pointe, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit with the lender an amount equal to, with respect to the applicable period, the greater of (i) the product of (A) the total rentable square footage demised under all material tenant leases with respect to which (or with respect to the related material tenants or lease guarantors) a material tenant trigger event exists and (B) the ratio in which (1) the numerator is equal to $1.00 PSF per annum and (2) the denominator is equal to 12 and (ii) all material tenant trigger event excess cash, for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with leasing material tenant space pursuant to qualified leases.

With respect to Loan No. 25, Hampton Heights Portfolio, on each monthly payment date, the borrower is not required to make monthly deposits into the tax and insurance subaccount for insurance premiums associated with any insurance coverage carried under a blanket insurance policy pursuant to the Hampton Heights Portfolio mortgage loan documents for so long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with timely evidence of payment of all such insurance premiums.

With respect to Loan No. 26, 87th Street Retail, the Monthly TI/LC Reserve is waived until January 6, 2029 and then will begin collecting at $10,264.58 per month, capped at $246,350.

With respect to Loan No. 27, Silver Swan Portfolio, on each monthly payment date, the borrower is not required to make monthly deposits into the tax and insurance subaccount for insurance premiums associated with any insurance coverage carried under a blanket insurance policy pursuant to the Silver Swan Portfolio mortgage loan documents for so long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with timely evidence of payment of all such insurance premiums.

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With respect to Loan No. 28, Hopkins Street Portfolio, on each monthly payment date, the borrower is not required to make monthly deposits into the tax and insurance subaccount for insurance premiums associated with any insurance coverage carried under a blanket insurance policy pursuant to the Hopkins Street Portfolio mortgage loan documents for so long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with timely evidence of payment of all such insurance premiums.

With respect to Loan No. 29, Lindham Court, the borrower is required to escrow $2,384 for replacement reserves on a monthly basis. The reserve (which includes the upfront deposit of $200,000) is subject to a cap of $57,216. The ongoing replacement reserve is currently suspended.

(20)

Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 17, 340 Mt Kemble, the rollover reserve is subject to a cap of approximately $309,946.

(21)

In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

With respect to Loan No. 2, BioMed MIT Portfolio, Takeda, the Largest Tenant, occupies (i) 214,638 square feet of space at the 40 Landsdowne Mortgaged Property with a lease expiration date in June 2030 and two 10-year renewal options, (ii) 202,423 square feet of space at the 35 Landsdowne Mortgaged Property with a lease expiration date in June 2030 and two 10-year renewal options, and (iii) 78,655 square feet of space at the 45 - 75 Sidney Mortgaged Property with a lease expiration date in January 2032 and two five-year renewal options.

With respect to Loan No. 2, BioMed MIT Portfolio, Agios Pharmaceuticals occupies (i) 146,034 square feet of space at the 88 Sidney Mortgaged Property, (ii) 42,564 square feet of space at the 64 Sidney Mortgaged Property and (iii) 12,995 square feet of space at the 38 Sidney Mortgaged Property. Each respective lease expires in February 2028.

With respect to Loan No. 6, Coastal Equities Portfolio, The Home Depot Mortgaged Property is a single-tenant retail property with The Home Depot as the tenant. The Home Depot lease is set to expire on November 30, 2028, subject to nine consecutive renewal options of five years each.

With respect to Loan No. 6, Coastal Equities Portfolio, Big Lots, the Second Largest Tenant, filed for bankruptcy and was later acquired by Gordon Brothers, who then facilitated transfers of the assets of Big Lots to other parties, including Variety Wholesalers, Inc., who intends to re-open more than 200 stores under the Big Lots brand.

(22)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

(23)

The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 1, Rentar Plaza, the largest tenant, City of New York, is made up of three different departments signed to separate leases with various expiration dates. The Department of Citywide Administrative Services, occupying 516,115 square feet with a lease expiration date of February 9, 2041, may terminate its lease without penalty effective February 10, 2031, with notice to the landlord no later than February 10, 2030. The Department of Transportation, occupying 120,000 square feet with a lease expiration date of September 30, 2033, may terminate its lease effective September 30, 2028, or anytime thereafter, without penalty upon at least 180 days advance written notice. The Department of Corrections, occupying 38,478 square feet with a lease expiration date of November 11, 2033, may terminate its lease without penalty no earlier than November 12, 2028, upon at least 180 days’ written notice to the landlord.

With respect to Loan No. 2, BioMed MIT Portfolio, Agios Pharmaceuticals, the second largest tenant at the Mortgaged Properties representing 15.3% of net rentable area and 15.7% of underwritten base rent, is currently dark on 12,995 square feet of space at the 38 Sidney Mortgaged Property and 35,157 square feet of space at the 64 Sidney Mortgaged Property.

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With respect to Loan No. 10, The Hollywood Collection, the Fifth Largest Tenant, CVS Pharmacy, occupies 10,985 square feet under an original 35-year lease that commenced in July 2006 and expires in January 2041. Beginning in lease year 15 (August 1, 2020 through July 31, 2021) and again each five lease years thereafter, CVS has the option to terminate its lease with at least 180 days' written notice prior to the then applicable termination date, which is the last day of the month of February during the next applicable termination year.

With respect to Loan No. 17, 340 Mt Kemble, the largest tenant, CIT/First-Citizens Bank & Trust, has a one-time right to terminate its lease on April 30, 2033 with 12-months’ prior written notice and payment of a termination fee equal to $12,000,000.

With respect to Loan No. 17, 340 Mt Kemble, the second largest tenant, Morgan Stanley, has a one-time right to terminate all or a portion of its leased space on April 30, 2033, which includes the following leased space: (i) 44,985 square feet of ground floor space (the “Ground Floor Premises”), (ii) 71,593 square feet on the first floor (the “First Floor Premises”), (iii) any of the Right of First Offer Space (as defined below) selected by Morgan Stanley and delivered on or before April 30, 2028, upon receipt of the notice of tenant’s election to lease such space (the “Terminable Right of First Offer Space”) or (iv) the entire premises, provided that, in connection with the termination of any space in clauses (i) through (iv), Morgan Stanley provides 12-months’ prior written notice and pays a termination fee equal to (a) with respect to clause (i), $3,769,080 for the Ground Floor Premises only, (b) with respect to clause (ii), $5,998,438 for the First Floor Premises only, (c) with respect to clause (iii), the sum of (x) three months of minimum rent for the Terminable Right of First Offer Space plus (y) the unamortized transaction costs incurred in leasing the space (collectively, the “Terminable Right of First Offer Space Termination Fee”) or (d) with respect to clause (iv), $9,767,518 for the entire premises plus any Terminable Right of First Offer Space Termination Fee. Morgan Stanley has a right of first offer upon the first occasion of the vacating or intended vacating of the space then leased to a third party located in the south tower of the 340 Mt Kemble Property (the “Right of First Offer Space”).

With respect to Loan No. 17, 340 Mt Kemble, the third largest tenant, Zelis Healthcare, LLC, has a one-time right to terminate its lease on April 30, 2033, with 12-months’ prior written notice and payment of a termination fee equal to $3,626,681.

(24)

With respect to Loan No. 2, BioMed MIT Portfolio, the guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in enforcing or preserving its rights under the guaranty. Only the single purpose entity borrowers and not the guarantor have provided an environmental indemnity to the lender. The borrowers have obtained an environmental insurance coverage with a limit of $20,000,000 for each incident and an aggregate of $25,000,000, with a deductible or self-insured retention of no more than $50,000 per incident for clean-up costs and legal liability third-party claims.

With respect to Loan No. 3, 29-33 Ninth Avenue, if there is a material modification or amendment to any of the provisions of the condominium documents or the condominium has terminated or has been withdrawn from the condominium regime, the non-recourse carveout guarantor would be subject to full recourse.

With respect to Loan No. 6, Coastal Equities Portfolio, certain of the individual borrowers may obtain the release of certain outparcels without any prepayment or defeasance upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, the applicable individual borrowers deposit 100% of net sales proceeds from the sale into the excess collateral account. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Releases; Partial Release” in the prospectus.

With respect to Loan No. 12, CorePharma Portfolio, the mortgaged properties are comprised of three flex industrial buildings totaling 91,777 square feet that are 100.0% leased to CorePharma, an affiliate of the borrower sponsor.

With respect to Loan No. 17, 340 Mt Kemble, in the event that the amount on deposit (whether in cash or letter of credit) in the FCB free rent reserve subaccount is less than $10,798,200 in the aggregate, to the extent the borrower and guarantor are not then liable on a recourse basis for the entirety of the 340 Mt Kemble whole loan following a springing recourse event, the borrowers and guarantor will be fully liable on a recourse basis for a portion of the debt up to the amount equal to the difference of (i) $10,798,200 less (ii) the balance on deposit in the FCB free rent reserve subaccount (the “Recourse Portion”). The borrower’s and guarantor’s potential liability for the Recourse Portion will continue and remain in effect until such time as a FCB free rent reserve satisfaction event

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has occurred or the FCB lease is cancelled, terminated or surrendered by the tenant prior to current expiration date thereof.

With respect to Loan No. 33, Adini Portfolio, the nonrecourse carve-out guarantor is an Israeli citizen. However, the underwritten net worth and liquid asset exclude any non-U.S. based assets.

(25)	Each letter identifies a group of related borrowers.

(26)

The classification of the lockbox types is described in the prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions” in the prospectus for further details.

With respect to Loan No. 17, 340 Mt Kemble, which is structured with a hard lockbox, the borrowers may suspend their obligation to cause all rents to be deposited into a clearing account during a debt service coverage ratio cash management period (provided no other cash management period is continuing) if and for so long as the following conditions are satisfied: (A) (i) the borrowers have deposited (and maintain on deposit) with the lender cash in the amount of the difference between (x) the annual net operating income that would be required to achieve a debt service coverage ratio (“DSCR”) of 1.20x, minus (y) the then existing annual net operating income as reasonably determined by the lender (the “NOI Shortfall”), which cash amount will be transferred to the cash collateral subaccount or (ii) the borrowers have deposited (and maintain on deposit) with the lender a letter of credit in the amount of the NOI Shortfall, (B) the cash deposit or letter of credit remain on deposit with the lender until the termination of the DSCR Cash Management Period as provided within the 340 Mt Kemble whole loan documents, at which time the remaining cash deposit or letter or credit will be returned to the borrowers, (C) for the avoidance of doubt, without releasing any such cash previously deposited or such letter of credit previously delivered to the lender, in the event the NOI Shortfall exceeds the amount of cash or the letter of credit on deposit with the lender at the end of any calendar quarter during the continuance of a DSCR Cash Management Period, and the borrowers wish to maintain the suspension of the deposit requirements as set forth in the 340 Mt Kemble whole loan documents, the borrowers will promptly make additional deposits of cash or modifications or supplements to the letter of credit, in amounts sufficient to cover the full amount of the then-existing NOI Shortfall and compliance will be tested quarterly and (D) the borrowers grant to the lender a security interest in such cash deposit or letter of credit, as applicable, and all proceeds thereof, as additional security for the 340 Mt Kemble whole loan.

With respect to the following mortgage loans, which are structured with springing lockboxes, the borrowers may suspend their obligation to cause all rents to be deposited into a clearing account during a debt service coverage ratio cash management period (provided no other cash management period is continuing) if and for so long as the following conditions are satisfied, the borrowers have deposited (and maintains on deposit) with the lender (i) cash in the amount of the difference between (A) the annual net operating income that would be required to achieve a debt service coverage ratio of 1.10x, minus (B) the then-existing annual net operating income, as reasonably determined by the lender (the “NOI Shortfall”), which cash amount will be transferred to the cash collateral subaccount or (ii) a letter of credit in the amount of the NOI Shortfall.

● Loan No. 25, Hampton Heights Portfolio
● Loan No. 27, Silver Swan Portfolio
● Loan No. 28, Hopkins Street Portfolio

(27)	Intentionally left blank.

(28)	With respect to Loan No. 18, University Gardens, a borrower-affiliated entity entered into a master lease with the borrower for purposes of operating under a Delaware Statutory Trust.

(29)	● Loan No. 19, Monticello Meadows Apartments

(30)

With respect to Loan No. 2, BioMed MIT Portfolio, Loan Per Unit ($) is calculated based on 1,769,239 square feet, which is inclusive of 454,758 square feet of parking space.

With respect to Loan No. 2, BioMed MIT Portfolio, Interest Rate represents the weighted average interest rate of the BioMed MIT Portfolio Mortgage Loan and the senior pari passu companion notes. The interest rate of the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.

With respect to Loan No. 7, 32 Old Slip – Leased Fee, the borrowers own the related mortgaged property as tenants-in-common.

With respect to Loan No. 10, The Hollywood Collection, the mortgaged property is subject to a Los Angeles Department of Building Services (“LADBS”) ordinance that requires older buildings to be retrofit for seismic

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compliance. The borrower covenants to comply with any orders issued by LADBS related to the seismic retrofit. The work (estimated to be approx. $2.4 million) is not required to be completed by LADBS until after the loan term (in 2043) and the borrower may elect to complete at any time. A springing payment guaranty was added to cover the costs of the retrofit work if an event of default occurs prior to completion of the retrofit work.

With respect to Loan No. 17, 340 Mt Kemble, the borrowers own the mortgaged property as tenants-in-common.

With respect to Loan No. 17, 340 Mt Kemble, the Partial IO Last IO Payment date of 8/1/2026 represents the last payment of the initial interest-only period. There is a second interest-only period commencing on the payment date in April 2032 through the maturity date.

With respect to Loan No. 20, 1550 Broadway, the mortgaged property generates revenue from static, vinyl signage. The signage space is leased to Media Buyer KD under a short-term agreement which was last extended in January 2025 for a one-year term through January 4, 2026. The two billboards affixed to the building façade generate annual rent of $1,123,200 per annum. The roof-mounted billboard generates annual rent of $520,000 per annum. Additionally, the billboard tenant reimburses the borrower for lighting maintenance, which includes ad installation costs when the signage changes.

With respect to Loan No. 20, 1550 Broadway, the largest tenant, Broadway Cameras / Val Café, operates two stores under a single lease agreement to Matin Corporation and 166 W 46 Street LLC. Matin Corporation operates the Broadway Cameras, and 166 W 46 Street LLC operates the Val Café. The tenant occupies 5,897 square feet, including the entirety of the 1st and 2nd floors, 477 square feet on the 3rd floor, and the entirety of the cellar. The tenant utilizes the ground floor and a portion of the 2nd floor as retail space, while the remainder of the 2nd floor, remainder of the 3rd floor, entire 4th floor, and cellar space, 2,539 square feet in total, is utilized as back-of-the-house storage. The mortgage loan’s underwritten NCF does not attribute any income related to the owner-occupied space.

With respect to the following mortgage loans, all of the multifamily units at the related mortgaged properties are leased on a month-to-month basis.

● Loan No. 25, Hampton Heights Portfolio
● Loan No. 27, Silver Swan Portfolio
● Loan No. 28, Hopkins Street Portfolio

With respect to Loan No. 26, 87th Street Retail, the borrower is a 3 tenant-in-common (“TIC”) ownership structure. The TIC borrowing entities are all newly formed special purpose entities formed in the State of Delaware. The 3 TICs are Legacy 87th Street NA DB, LLC (46.51% ownership interest), 87th Chatham Xchange DB, LLC (28.49% ownership interest), and ACRE Chatham 87th Retail DB, LLC (25.0% ownership interest). Gabe Arechaederra is the guarantor of ACRE Chatham 87th Retail DB, LLC and ultimate control party. Najam Ahmad is the guarantor for both Legacy 87th Street NA DB, LLC and 87th Chatham Xchange DB, LLC and ultimate control party.

With respect to Loan No. 33, Adini Portfolio, the Underwritten NOI of $6,254,703 exceeds the Most Recent NOI of $5,099,207 by an amount over 10%.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2	BBCMS 2025-C35
Collateral Characteristics
Mortgaged Properties by Type(1)
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(3)(4)
Mixed Use	Retail / Industrial	1	$79,000,000	9.9%	2.92x	17.8%	32.3%	32.3%
	Lab / Office	8	75,000,000	9.4	2.75x	16.6%	35.3%	35.3%
	Retail	1	75,000,000	9.4	1.30x	9.0%	58.4%	58.4%
	Office / Retail	1	18,000,000	2.3	2.25x	17.6%	30.1%	28.3%
	Subtotal:	11	$247,000,000	31.1%	2.33x	14.7%	41.0%	40.8%
Retail	Anchored	30	$139,782,781	17.6%	1.74x	12.4%	61.9%	61.9%
	Super Regional Mall	1	70,000,000	8.8	2.07x	12.1%	51.9%	51.9%
	Unanchored	1	14,000,000	1.8	1.44x	11.8%	50.2%	46.2%
	Single Tenant	1	3,757,219	0.5	1.66x	11.8%	66.9%	66.9%
	Subtotal:	33	$227,540,000	28.6%	1.82x	12.2%	58.2%	57.9%
Office	CBD	1	$74,691,878	9.4%	1.76x	12.0%	51.7%	43.4%
	Suburban	2	30,100,000	3.8	2.19x	15.6%	50.2%	46.8%
	Subtotal:	3	$104,791,878	13.2%	1.88x	13.0%	51.3%	44.4%
Multifamily	Garden	5	$41,711,213	5.2%	1.45x	11.6%	56.6%	52.0%
	Mid Rise	14	40,714,336	5.1	1.26x	8.1%	67.7%	67.5%
	Student Housing	1	12,800,000	1.6	2.17x	10.6%	48.8%	48.8%
	High Rise	1	382,639	0.0	1.69x	12.5%	36.9%	28.1%
	Subtotal:	21	$95,608,189	12.0%	1.46x	10.0%	60.2%	58.1%
Other	Leased Fee	4	$59,850,000	7.5%	1.10x	6.6%	76.5%	76.5%
	Subtotal:	4	$59,850,000	7.5%	1.10x	6.6%	76.5%	76.5%
Industrial	Flex / R&D	2	$20,000,000	2.5%	1.38x	10.7%	56.0%	56.0%
	Warehouse / Distribution	1	5,500,000	0.7	1.42x	11.3%	55.0%	55.0%
	Warehouse	1	5,050,000	0.6	1.53x	10.9%	65.6%	65.6%
	Subtotal:	4	$30,550,000	3.8%	1.41x	10.8%	57.4%	57.4%
Hospitality	Limited Service	2	$16,000,000	2.0%	1.89x	15.1%	53.2%	53.2%
	Subtotal:	2	$16,000,000	2.0%	1.89x	15.1%	53.2%	53.2%
Self Storage	Self Storage	2	$14,000,000	1.8%	1.33x	10.8%	54.4%	42.7%
	Subtotal:	2	$14,000,000	1.8%	1.33x	10.8%	54.4%	42.7%
Total / Weighted Average:		80	$795,340,067	100.0%	1.87x	12.4%	53.3%	51.9%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 10, 17 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. With respect to Loan No. 17, UW NCF DSCR is calculated based on the aggregate debt service during the 12-month period commencing on September 1, 2026, based on the non-standard amortization schedule set forth in the Prospectus.
(4)	In the case of Loan Nos. 2, 6, 11, 28 and 33, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.
A-2-1

Annex A-2	BBCMS 2025-C35
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
New York	19	$216,471,100	27.2%	2.00x	12.8%	50.0%	50.0%
Massachusetts	9	103,750,000	13.0%	2.33x	14.1%	44.5%	44.5%
California	6	91,830,000	11.5%	1.84x	13.4%	51.1%	48.9%
Maryland	1	74,691,878	9.4%	1.76x	12.0%	51.7%	43.4%
Oregon	1	70,000,000	8.8%	2.07x	12.1%	51.9%	51.9%
New Jersey	4	45,300,000	5.7%	1.43x	11.3%	60.5%	58.3%
Virginia	2	35,531,219	4.5%	1.47x	10.5%	67.3%	67.3%
Texas	3	26,660,000	3.4%	1.40x	10.1%	66.7%	66.7%
Wisconsin	3	24,061,213	3.0%	1.26x	10.6%	58.3%	51.2%
Georgia	3	17,228,219	2.2%	1.87x	14.9%	54.2%	54.2%
Utah	1	12,800,000	1.6%	2.17x	10.6%	48.8%	48.8%
North Carolina	5	9,787,500	1.2%	1.66x	11.8%	66.9%	66.9%
Indiana	2	9,074,750	1.1%	1.24x	8.3%	76.7%	76.7%
Illinois	1	8,650,000	1.1%	1.74x	13.1%	62.2%	62.2%
Louisiana	2	6,220,281	0.8%	1.45x	11.4%	56.4%	56.4%
IA and IL	1	5,700,000	0.7%	1.10x	7.1%	80.0%	80.0%
Pennsylvania	1	5,650,000	0.7%	1.65x	13.5%	37.2%	33.6%
Tennessee	4	5,507,438	0.7%	1.66x	11.8%	66.9%	66.9%
Nevada	1	5,000,000	0.6%	1.37x	11.1%	43.0%	33.8%
Alabama	3	4,825,406	0.6%	1.66x	11.8%	66.9%	66.9%
Ohio	2	4,438,688	0.6%	1.66x	11.8%	66.9%	66.9%
Michigan	1	3,757,219	0.5%	1.66x	11.8%	66.9%	66.9%
Delaware	1	2,926,406	0.4%	1.66x	11.8%	66.9%	66.9%
Connecticut	1	2,671,031	0.3%	1.66x	11.8%	66.9%	66.9%
Florida	2	1,745,156	0.2%	1.66x	11.8%	66.9%	66.9%
South Carolina	1	1,062,563	0.1%	1.66x	11.8%	66.9%	66.9%
Total / Weighted Average:	80	$795,340,067	100.0%	1.87x	12.4%	53.3%	51.9%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 10, 17 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. With respect to Loan No. 17, UW NCF DSCR is calculated based on the aggregate debt service during the 12-month period commencing on September 1, 2026, based on the non-standard amortization schedule set forth in the Prospectus.
(4)	In the case of Loan Nos. 2, 6, 11, 28 and 33, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-2

Annex A-2	BBCMS 2025-C35
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$996,975	-	$9,999,999	11	$72,908,189	9.2%	6.86285%	119	1.45x	11.4%	54.8%	49.8%
$10,000,000	-	$14,999,999	7	86,060,000	10.8%	6.56107%	119	1.91x	13.5%	52.9%	51.1%
$15,000,000	-	$19,999,999	3	50,150,000	6.3%	6.61011%	119	2.28x	16.5%	40.7%	40.0%
$20,000,000	-	$29,999,999	4	98,280,000	12.4%	6.56149%	119	1.29x	8.9%	69.6%	69.6%
$30,000,000	-	$39,999,999	2	69,250,000	8.7%	6.13591%	119	1.27x	8.3%	70.9%	70.9%
$40,000,000	-	$54,999,999	1	45,000,000	5.7%	6.35000%	118	1.66x	11.8%	66.9%	66.9%
$55,000,000	-	$79,000,000	5	373,691,878	47.0%	5.79725%	117	2.17x	13.6%	45.7%	44.0%
Total / Weighted Average:			33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
4.84000%	-	5.99900%	7	$348,488,853	43.8%	5.60738%	118	2.24x	13.7%	46.0%	44.2%
6.00000%	-	6.49900%	7	202,750,000	25.5%	6.33952%	118	1.46x	10.0%	62.5%	61.7%
6.50000%	-	6.99900%	11	152,540,000	19.2%	6.69021%	119	1.77x	13.1%	56.4%	55.4%
7.00000%	-	7.40000%	8	91,561,213	11.5%	7.19124%	119	1.49x	11.9%	56.0%	53.5%
Total / Weighted Average:			33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%

Original Term to Maturity or ARD in Months

				Weighted Average
Original Term to Maturity or ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
120	33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%
Total / Weighted Average:	33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%

Remaining Term to Maturity or ARD in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
115	-	116	4	$183,641,878	23.1%	6.18574%	116	1.52x	10.8%	55.7%	51.7%
117	-	118	4	151,996,975	19.1%	5.82191%	118	1.72x	10.6%	61.5%	61.5%
119	-	120	25	459,701,213	57.8%	6.30309%	120	2.06x	13.6%	49.7%	48.8%
Total / Weighted Average:			33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 10, 17 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. With respect to Loan No. 17, UW NCF DSCR is calculated based on the aggregate debt service during the 12-month period commencing on September 1, 2026, based on the non-standard amortization schedule set forth in the Prospectus.
(3)	In the case of Loan Nos. 2, 6, 11, 28 and 33, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.
A-2-3

Annex A-2	BBCMS 2025-C35
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	22	$629,990,000	79.2%	6.16798%	118	1.92x	12.4%	54.1%	54.1%
272	1	13,950,000	1.8%	6.94100%	115	1.61x	14.3%	61.8%	54.5%
300	3	14,996,975	1.9%	6.36546%	120	1.36x	10.9%	53.2%	41.8%
360	7	136,403,091	17.2%	6.16082%	117	1.70x	12.5%	49.3%	42.7%
Total / Weighted Average:	33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only			22	$629,990,000	79.2%	6.16798%	118	1.92x	12.4%	54.1%	54.1%
272			1	13,950,000	1.8%	6.94100%	115	1.61x	14.3%	61.8%	54.5%
273	-	300	3	14,996,975	1.9%	6.36546%	120	1.36x	10.9%	53.2%	41.8%
301	-	356	1	74,691,878	9.4%	5.49100%	116	1.76x	12.0%	51.7%	43.4%
357	-	359	3	24,061,213	3.0%	7.24980%	119	1.26x	10.6%	58.3%	51.2%
360			3	37,650,000	4.7%	6.79369%	119	1.86x	14.8%	38.6%	35.8%
Total / Weighted Average:			33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	22	$629,990,000	79.2%	6.16798%	118	1.92x	12.4%	54.1%	54.1%
Amortizing Balloon	7	113,750,067	14.3%	5.97832%	117	1.60x	11.6%	53.3%	44.8%
Interest Only, Amortizing Balloon	3	37,650,000	4.7%	6.79369%	119	1.86x	14.8%	38.6%	35.8%
Interest Only, Amortizing Balloon, Interest Only	1	13,950,000	1.8%	6.94100%	115	1.61x	14.3%	61.8%	54.5%
Total / Weighted Average:	33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.10x	-	1.29x	6	$112,661,213	14.2%	6.25912%	119	1.17x	7.7%	70.6%	69.1%
1.30x	-	1.49x	9	198,780,000	25.0%	6.66744%	118	1.37x	10.0%	60.9%	59.8%
1.50x	-	1.79x	10	185,248,853	23.3%	6.17769%	117	1.70x	12.3%	56.9%	52.9%
1.80x	-	1.99x	1	16,000,000	2.0%	7.09500%	119	1.89x	15.1%	53.2%	53.2%
2.00x	-	2.49x	3	100,800,000	12.7%	5.66609%	118	2.11x	12.9%	47.6%	47.3%
2.50x	-	3.49x	4	181,850,000	22.9%	5.82252%	119	2.87x	17.6%	33.9%	33.9%
Total / Weighted Average:			33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 10, 17 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. With respect to Loan No. 17, UW NCF DSCR is calculated based on the aggregate debt service during the 12-month period commencing on September 1, 2026, based on the non-standard amortization schedule set forth in the Prospectus.
(3)	In the case of Loan Nos. 2, 6, 11, 28 and 33, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-4

Annex A-2	BBCMS 2025-C35
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
27.5%	-	49.9%	10	$233,296,975	29.3%	5.89383%	119	2.67x	16.7%	35.2%	34.7%
50.0%	-	54.9%	5	184,951,878	23.3%	5.85771%	117	1.86x	12.3%	51.8%	48.2%
55.0%	-	59.9%	6	124,561,213	15.7%	6.77690%	116	1.31x	9.7%	57.8%	56.5%
60.0%	-	64.9%	4	43,600,000	5.5%	6.83541%	118	1.60x	12.9%	61.8%	56.7%
65.0%	-	69.9%	5	123,400,000	15.5%	6.40501%	119	1.47x	10.2%	67.4%	67.4%
70.0%	-	80.0%	3	85,530,000	10.8%	6.16700%	119	1.21x	7.8%	75.1%	75.1%
Total / Weighted Average:			33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
27.5%	-	49.9%	13	$330,988,853	41.6%	5.86527%	119	2.38x	15.3%	40.2%	37.5%
50.0%	-	59.9%	10	234,771,213	29.5%	6.45712%	117	1.61x	11.2%	55.8%	54.6%
60.0%	-	64.9%	2	20,650,000	2.6%	6.93860%	120	1.73x	12.9%	62.2%	62.2%
65.0%	-	80.0%	8	208,930,000	26.3%	6.30757%	119	1.36x	9.2%	70.5%	70.5%
Total / Weighted Average:			33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	22	$589,381,878	74.1%	6.15561%	118	1.90x	12.6%	51.2%	49.7%
Yield Maintenance	9	124,258,189	15.6%	6.62512%	118	1.43x	10.6%	66.9%	64.6%
Defeasance or Yield Maintenance	2	81,700,000	10.3%	5.71820%	117	2.27x	13.7%	48.4%	48.4%
Total / Weighted Average:	33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	25	$644,903,091	81.1%	6.21858%	118	1.84x	12.3%	53.1%	51.4%
Recapitalization	3	82,696,975	10.4%	5.71423%	117	2.27x	13.7%	48.3%	48.2%
Acquisition	5	67,740,000	8.5%	6.42870%	119	1.67x	11.7%	62.0%	60.5%
Total / Weighted Average:	33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 10, 17 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. With respect to Loan No. 17, UW NCF DSCR is calculated based on the aggregate debt service during the 12-month period commencing on September 1, 2026, based on the non-standard amortization schedule set forth in the Prospectus.
(3)	In the case of Loan Nos. 2, 6, 11, 28 and 33, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.
A-2-5

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ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

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Annex A-3	BBCMS 2025-C35
No. 1 – Rentar Plaza

A-3-1

Annex A-3	BBCMS 2025-C35
No. 1 – Rentar Plaza

A-3-2

Annex A-3	BBCMS 2025-C35
No. 1 – Rentar Plaza
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GACC, UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$79,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$79,000,000	Property Type – Subtype:	Mixed Use – Retail/Industrial
% of IPB:	9.9%	Net Rentable Area (SF)(5):	1,534,964
Loan Purpose:	Refinance	Location:	Middle Village, NY
Borrower:	Vertical Industrial Park Associates, A Limited Partnership	Year Built / Renovated:	1973 / 2008, 2025
Borrower Sponsors(2):	Dennis Ratner and Felice Bassin	Occupancy:	96.6%
Interest Rate:	5.58100%	Occupancy Date:	6/1/2025
Note Date:	6/26/2025	4th Most Recent NOI (As of):	$22,111,982 (12/31/2022)
Maturity Date:	7/6/2035	3rd Most Recent NOI (As of):	$21,046,525 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$25,152,655 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$26,020,305 (TTM 3/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$45,477,495
Call Protection(3):	L(24),D(91),O(5)	UW Expenses:	$17,070,675
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$28,406,820
Additional Debt(1):	Yes	UW NCF:	$26,411,367
Additional Debt Balance(1):	$81,000,000	Appraised Value / Per SF(6):	$495,000,000 / $322
Additional Debt Type(1):	Pari Passu	Appraisal Date(6):	4/21/2025

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$104
Taxes:	$555,723	$555,723	N/A	Maturity Date Loan / SF:	$104
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	32.3%
Replacement Reserves:	$0	$19,187	N/A	Maturity Date LTV:	32.3%
TI / LC Reserve:	$494,695	$147,101	N/A	UW NCF DSCR:	2.92x
Rent Replication Reserve:	$271,823	Springing	N/A	UW NOI Debt Yield:	17.8%
DOT Lease Reserve:	$0	Springing	N/A
Lease Sweep Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$160,000,000	100.0%	Loan Payoff	$131,757,263	82.3%
			Closing Costs	3,208,444	2.0
			Upfront Reserves	1,322,241	0.8
			Return of Equity	23,712,052	14.8
Total Sources	$160,000,000	100.0%	Total Uses	$160,000,000	100.0%
(1)	The Rentar Plaza Mortgage Loan (as defined below) is part of a whole loan evidenced by 13 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $160.0 million (the “Rentar Plaza Whole Loan”). The Financial Information in the chart above reflects the Rentar Plaza Whole Loan.
(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor for the Rentar Plaza Whole Loan.
(3)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on August 6, 2025. Defeasance of the Rentar Plaza Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Rentar Plaza Whole Loan to be securitized (the “Lockout Release Date”) and (ii) June 26, 2028. The assumed lockout period of 24 payments is based on the expected BBCMS 2025-C35 securitization closing date in July 2025. The actual lockout period may be longer.
(4)	See “Escrows and Reserves” below
(5)	The Rentar Plaza Property (as defined below) consists of 1,261,265 SF of industrial space (82.2% NRA and 80.3% of underwritten base rent), 235,211 SF of retail space (15.3% NRA and 17.0% of underwritten base rent), and 38,478 SF of office space (2.5% NRA and 2.7% of underwritten base rent).
(6)	The land value was concluded at $191.6 million.

The Loan. The largest mortgage loan (the “Rentar Plaza Mortgage Loan”) is part of the Rentar Plaza Whole Loan secured by the borrower’s fee interest in a 2-story mixed use building totaling 1,534,964 SF located in the Middle Village neighborhood in Queens, New York (the “Rentar Plaza Property”). The Rentar Plaza Whole Loan consists of 13 pari passu promissory notes and accrues interest at a rate of 5.58100% per annum on an Actual/360 basis. The Rentar Plaza Whole Loan has a 10-year term and is interest only for the entire duration of the term. The Rentar Plaza Whole Loan was co-originated on June 26, 2025 by DBR Investments Co. Limited (“DBRI”) and UBS AG, New York Branch (“UBS”). The Rentar Plaza Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-3-1 and Note A-4 contributed

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Annex A-3	BBCMS 2025-C35
No. 1 – Rentar Plaza

by German American Capital Corporation, and the non-controlling Note A-6 and Note A-7-2 contributed by UBS, with an aggregate original principal balance of $79,000,000. The Rentar Plaza Property was previously securitized in 2017 within CGCMT 2017-P7. The Rentar Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-C35 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

The table below identifies the promissory notes that comprise the Rentar Plaza Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2025-C35	Yes
A-2(1)	$20,000,000	$20,000,000	DBRI	No
A-3-1	$5,000,000	$5,000,000	BBCMS 2025-C35	No
A-3-2(1)	$5,000,000	$5,000,000	DBRI	No
A-4	$10,000,000	$10,000,000	BBCMS 2025-C35	No
A-5(1)	$30,000,000	$30,000,000	UBS	No
A-6	$20,000,000	$20,000,000	BBCMS 2025-C35	No
A-7-1(1)	$6,000,000	$6,000,000	UBS	No
A-7-2	$4,000,000	$4,000,000	BBCMS 2025-C35	No
A-8(1)	$5,000,000	$5,000,000	UBS	No
A-9(1)	$5,000,000	$5,000,000	UBS	No
A-10(1)	$5,000,000	$5,000,000	UBS	No
A-11(1)	$5,000,000	$5,000,000	UBS	No
Whole Loan	$160,000,000	$160,000,000
(1)	Expected to be contributed to a future securitization.

The Property. The Rentar Plaza Property is a 2-story, 1,534,964 SF mixed-use (retail/industrial) building located at 66-26 Metropolitan Avenue in the Middle Village neighborhood of Queens, New York. The borrower sponsor developed the Rentar Plaza Property in 1973 with renovations in 2008 and 2025. The collateral consists of 1,261,265 SF of industrial space (82.2% of NRA and 80.3% of underwritten base rent), 235,211 SF of retail space (15.3% of NRA and 17.0% of underwritten base rent), and 38,478 SF of office space (2.5% of NRA and 2.7% of underwritten base rent). The collateral consists of a single building with two stories plus a cellar and three mezzanine levels. The Rentar Plaza Property is situated on a 22.06-acre site and contains 1,800 (1,000 rooftop and 800 on-site) parking spaces (approximately 1.17 spaces per 1,000 SF). The Rentar Plaza Property was built with access ramps large enough to allow tractor-trailers to access the rooftop parking lot and grade-level loading docks. The first and second floors have 23- to 25-foot ceiling heights, while the cellar level has a 30-foot ceiling height. On the lower level and the first floor, the bay size is 26 feet by 28 feet, while on the second level the bays are 26 feet by 52 feet. There are 14 electronically-operated steel overhead doors with 28 interior truck bays in the front of the building, approximately 54 loading docks at the rear of the building, and approximately 32 loading docks on the second level.

As of June 1, 2025, the Rentar Plaza Property is 96.6% leased by 10 individual tenants with a remaining weighted average lease term of 10.9 years. Approximately 57.8% of the tenants by NRA have been in occupancy at the Rentar Plaza Property for at least 20 years. The industrial component is primarily occupied by the City of New York and Amazon.com Services LLC, while the retail component is leased to Raymour & Flanigan and BJ's Wholesale Club, among others. The Rentar Plaza Property’s tenancy includes two tenants (63.4% of NRA; 59.4% base rent) that are investment grade or have an investment grade lease guarantor: The City of New York (S/M/F: AA/A2/AA); and Amazon.com Services LLC (S/M/F: AA/A1/AA-). Since 2014, the Rentar Plaza Property has maintained an average occupancy rate of 98.5%. Over the same period, the borrower sponsor has increased NOI at the Rentar Plaza Property from $12.2 million in 2014 to $26.0 million for the trailing 12 months through March 2025.

The Rentar Plaza Property is currently undergoing retail and common area upgrades totaling approximately $9.6 million scheduled to be completed by January 2026. Such upgrades are not required or reserved for under the Rentar Plaza Whole

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Annex A-3	BBCMS 2025-C35
No. 1 – Rentar Plaza

Loan documents. The 235,221 SF retail component has been rebranded as The Shops at Rentar Plaza. The borrower recently signed direct leases with four existing tenants totaling 164,791 SF following the expiration of a prior master lease.

Major Tenants.

City of New York (674,593 SF; 43.9% of NRA; 42.1% of underwritten base rent): (S/M/F: AA/A2/AA) There are three City of New York tenants at the Rentar Plaza Property: Department of Citywide Administrative Services (516,115 SF expiring February 9, 2041), Department of Correction (38,478 SF expiring November 11, 2033) and Department of Transportation (120,000 SF expiring September 30, 2033).

The Department of Citywide Administrative Services (“DCAS”) is responsible for recruiting, hiring and training city employees. The DCAS also manages 55 public buildings and has purchased over $1 billion in goods and services for New York City agencies.

The Department of Correction (“DOC”) is responsible for improving public safety by providing a continuity of appropriate treatment services in safe and secure facilities where the needs of the incarcerated population are addressed and where individuals under its custody are prepared for release.

The Department of Transportation (“DOT”) is responsible for coordinating and developing comprehensive transportation policy and coordinating and assisting in the development and operation of transportation facilities and services for highways, railroads, mass transit systems, ports, waterways and aviation facilities.

The DCAS has two, five-year renewal options remaining and may terminate the lease without any penalty effective February 10, 2031, with notice to the landlord no later than by February 10, 2030. The DOC may terminate the lease without penalty or liability to tenant on or after November 12, 2028, without penalty upon at least 180 days’ written notice to the landlord. The DOT may terminate the lease effective September 30, 2028, or anytime thereafter, without penalty upon at least 180 days’ advance written notice. Notice may be given no earlier than March 31, 2028. The City of New York tenants have been at the Rentar Plaza Property since 1996 for an average of approximately 23.3 years. According to the appraisal, the average rent of the three spaces of $19.51 PSF is 17.5% below the market rent of $23.64 for the same spaces. The Rentar Plaza Whole Loan is structured with a lease sweep tied to DCAS, described below.

Amazon.com Services LLC (298,650 SF; 19.5% of NRA; 17.2% of underwritten base rent): Amazon.com Services LLC is a subsidiary of Amazon.com, an American multinational technology company engaged in e-commerce, cloud computer, online advertising, digital steaming, and artificial intelligence.

Amazon.com Services LLC is currently operating on a 10-year lease that expires July 31, 2030. The tenant currently pays a base rent of $18.00 PSF, which will increase to $19.80 PSF as of August 1, 2025. The tenant has three, five-year renewal options remaining. The tenant has no termination or contraction options. The lease is guaranteed by Amazon.com, Inc. (S/M/F: AA/A1/AA-) (NASDAQ: AMZN).

Raymours Furniture Company, Inc. (174,000 SF; 11.3% of NRA; 12.2% of underwritten base rent): Founded in 1947 by brothers Bernard and Arnold Goldberg, Raymours Furniture Company, Inc. (“Raymour & Flanigan”) began as a single downtown Syracuse, N.Y. showroom and has evolved into the largest furniture and mattress retailer in the Northeast. Raymour & Flanigan uses this space as a showroom for sale of furniture to the public, as well as a warehouse for storage of products. Raymour & Flanigan uses 60,000 SF for retail and 114,000 SF for warehouse. Raymour & Flanigan is currently operating on a 10-year lease that expires March 31, 2034, since the tenant recently exercised its second renewal option in 2024. The tenant currently pays a base rent of $21.93 PSF, which will increase to $24.12 PSF as of April 1, 2029. The tenant has one, ten-year renewal option remaining. There are no termination options.

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Annex A-3	BBCMS 2025-C35
No. 1 – Rentar Plaza

The following table presents certain information relating to the historical and current occupancy of the Rentar Plaza Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
100.0%	100.0%	96.6%	96.6%
(1)	Based on December 31 of each respective year unless otherwise specified.
(2)	Based on the underwritten rent roll as of June 1, 2025.

The following table presents certain information relating to the largest tenants by net rentable area at the Rentar Plaza Property:

Top Tenant Summary(1)
Tenant	Property Type	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Retail Anchor Tenants
BJ’s Wholesale Club, Inc.	Retail	NR/NR/BB+	135,254	8.8%	$29.00	$3,922,366	12.6%	1/31/2045
Matrix Sports Club, LLC	Retail	NR/NR/NR	24,962	1.6%	$21.23	$529,875	1.7%	9/30/2034
Anchor Tenants Subtotal / Wtd. Avg.			160,216	10.4%	$27.79	$4,452,241	14.2%

Remaining Tenants
City of New York(3)	Various	AA/A2/AA	674,593	43.9%	$19.51	$13,160,701	42.1%	Various(3)
Amazon.com Services LLC	Industrial	AA-/A1/AA	298,650	19.5%	$18.00	$5,375,700	17.2%	7/31/2030
Raymour & Flanigan(4)	Industrial(4)	NR/NR/NR	174,000	11.3%	$21.93	$3,815,820	12.2%	3/31/2034
Abco Refrigeration Supply Corp.	Industrial	NR/NR/NR	86,500	5.6%	$22.00	$1,903,000	6.1%	12/31/2028
Bloomberg L.P.	Industrial	NR/NR/NR	66,000	4.3%	$25.00	$1,650,000	5.3%	3/31/2030
Catch Air	Retail	NR/NR/NR	17,870	1.2%	$37.00	$661,190	2.1%	7/1/2035
Unite MJ 168 Inc.	Retail	NR/NR/NR	2,700	0.2%	$50.00	$135,000	0.4%	9/30/2034
Jewelers and Opticals Ltd.	Retail	NR/NR/NR	1,875	0.1%	$50.00	$93,750	0.3%	9/30/2034
Major Tenants Subtotal / Wtd. Avg.			1,322,188	86.1%	$20.27	$26,795,161	85.8%
Occupied Collateral Total / Wtd. Avg.			1,482,404	96.6%	$21.08	$31,247,402	100.0%

Vacant Space(5)			52,560	3.4%

Collateral Total			1,534,964	100.0%

(1)	Based on the underwriting dated June 1, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	The City of New York Space is made up of three different departments. The Department of Citywide Administrative Services (516,115 SF expiring February 9, 2041) may terminate the lease without penalty effective February 10, 2031, with notice to the landlord no later than by February 10, 2030. The Department of Correction (38,478 SF expiring November 11, 2033) may terminate the lease without penalty on or after November 12, 2028, upon at least 180 days’ written notice to the landlord. The Department of Transportation (120,000 SF expiring September 30, 2033) may terminate the lease without penalty effective September 30, 2028, or anytime thereafter, upon at least 180 days advance written notice. Notice may be given no earlier than March 31, 2028.
(4)	Raymour & Flanigan uses 114,000 SF for industrial use and 60,000 SF for retail use.
(5)	The borrower has recently (May 23, 2025) executed a lease with Burlington Coat Factory of Texas Inc. to occupy 28,230 SF (1.8% NRA) of retail space. The lease agreement provides for a delivery date of May 1, 2026, a 10-year term, and rent commencing at an initial base rent of $33.00/SF (NNN). The landlord is required to provide landlord work towards the space (in an undefined dollar amount) to deliver to tenant a turnkey prototypical Burlington store pursuant to the tenant’s plans and specifications. The tenant is required to contribute $1,593,019 ($56.43 PSF) towards the landlord work. Due to certain termination rights, the tenant is being underwritten as vacant. There can be no assurance that such tenant will take occupancy or that it will not exercise its termination rights.

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Annex A-3	BBCMS 2025-C35
No. 1 – Rentar Plaza

The following table presents certain information relating to the lease rollover schedule at the Rentar Plaza Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	52,560	3.4%	NAP	NAP	52,560	3.4%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	52,560	3.4%	$0	0%
2026	0	0	0.0%	$0	0.0%	52,560	3.4%	$0	0%
2027	0	0	0.0%	$0	0.0%	52,560	3.4%	$0	0%
2028	1	86,500	5.6%	$1,903,000	6.1%	139,060	9.1%	$1,903,000	6.1%
2029	0	0	0.0%	$0	0.0%	139,060	9.1%	$1,903,000	6.1%
2030	2	364,650	23.8%	$7,025,700	22.5%	503,710	32.8%	$8,928,700	28.6%
2031	0	0	0.0%	$0	0.0%	503,710	32.8%	$8,928,700	28.6%
2032	0	0	0.0%	$0	0.0%	503,710	32.8%	$8,928,700	28.6%
2033	2	158,478	10.3%	$3,354,516	10.7%	662,188	43.1%	$12,283,216	39.3%
2034	4	203,537	13.3%	$4,574,445	14.6%	865,725	56.4%	$16,857,661	53.9%
2035	1	17,870	1.2%	$661,190	2.1%	883,595	57.6%	$17,518,851	56.1%
2036 & Thereafter	2	651,369	42.4%	$13,728,551	43.9%	1,534,964	100.0%	$31,247,402	100.0%
Total	12	1,534,964	100.0%	$31,247,402	100.0%
(1)	Based on the underwritten rent roll dated June 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. According to the Phase I environmental site assessment dated April 29, 2025, there were no recognized environmental conditions at the Rentar Plaza Property.

The following table presents certain information relating to the historical and underwritten cash flows of the Rentar Plaza Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	2024	Underwritten	Per SF	%(2)
Base Rent	$25,200,534	$25,660,966	$28,847,172	$29,531,800	$31,247,402	$20.36	90.3%
Contractual Rent Steps(3)	-	-	-	-	1,530,712	1.00	4.4%
Gross-Up Vacant Rent	-	-	-	-	1,835,330	1.20	5.3%
Gross Potential Income	$25,200,534	$25,660,966	$28,847,172	$29,531,800	$34,613,444	$22.55	100.0%
Total Recoveries	12,825,747	10,521,350	12,850,234	13,351,482	13,218,357	8.61	29.1%
Vacancy & Bad Debt	-	-	-	-	(2,393,552)	(1.56)	-5.3%
Other Income	70,606	93,610	64,869	64,478	39,246	0.03	0.1%
Effective Gross Income	$38,096,887	$36,275,927	$41,762,274	$42,947,760	$45,477,495	$29.63	100.0%
Real Estate Taxes	6,241,859	6,204,738	6,255,149	6,417,637	6,666,042	4.34	14.7%
Insurance	1,113,509	1,126,716	1,449,337	1,449,337	1,646,920	1.07	3.6%
Management Fee	1,155,463	1,119,332	1,295,623	1,300,623	1,000,000	0.65	2.2%
Other Expenses	7,474,075	6,778,615	7,609,511	7,759,858	7,757,713	5.05	17.1%
Total Expenses	$15,984,906	$15,229,402	$16,609,619	$16,927,455	$17,070,675	$11.12	37.5%
Net Operating Income	$22,111,982	$21,046,525	$25,152,655	$26,020,305	$28,406,820	$18.51	62.5%
Capital Expenditures	-	-	-	-	230,245	0.15	0.5%
TI/LC	-	-	-	-	1,765,209	1.15	3.9%
Net Cash Flow	$22,111,982	$21,046,525	$25,152,655	$26,020,305	$26,411,367	$17.21	58.1%
(1)	Based on the underwritten rent roll dated June 1, 2025.
(2)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Contractual Rent Steps were taken through May 1, 2026.

The Market. The Rentar Plaza Property is located along Metropolitan Avenue between 65th Lane and 69th Street in the Middle Village neighborhood of Queens, NY. Metropolitan Avenue is a major corridor in the area, providing access to other boroughs of New York City and nearby cities like Yonkers, as well as connections to major roads and other cities in the region such as White Plains and Stamford. This corridor is a well-trafficked, east-west artery serving both commercial and residential users within Central Queens. The surrounding area features dense residential neighborhoods, strong industrial uses, and proximity to major distribution routes. These bus routes connect Middle Village to various neighborhoods in Queens and Brooklyn, as well as connections to subway stations and major transit hubs, facilitating travel to destinations

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Annex A-3	BBCMS 2025-C35
No. 1 – Rentar Plaza

throughout New York City. The Rentar Plaza Property is accessible via several public transportation options, including MTA subway and bus lines, offering connectivity to Midtown Manhattan and greater NYC. JFK and LaGuardia Airports are within a 30-minute drive.

According to a third party market report, the Rentar Plaza Property is located in the Central Queens industrial submarket. The Central Queens industrial submarket is characterized by tight vacancy, limited supply, and continued demand from last-mile logistics users. As of June 2025, the Central Queens submarket has a total inventory of approximately 24.1 million SF, vacancy rate of 4.1%, and asking rents of $28.07 PSF. Over the past year, the submarket’s general industrial vacancy rate has decreased by 0.5%.

According to a third party market report, the Rentar Plaza Property is also located in the Central Queens retail submarket. As of June 2025, the Central Queens retail submarket has a total inventory of approximately 18.2 million SF, vacancy rate of 4.5%, and asking rents of $48.01 PSF. Over the past year, the retail submarket’s vacancy rate has decreased by 0.6%, a result of approximately 110,000 SF of net absorption. Central Queens’s vacancy rate of 4.5% compares to the submarket’s five-year average of approximately 3.6% and the 10-year average of approximately 3.2%.

The appraisal concluded to industrial market rents ranging from $22.00 PSF to $25.00 PSF and retail market rents in the range of $33.00 to $50.00 per square foot for the ground floor cellar level retail space and $30.00 to $35.00 per square foot for the mezzanine cellar level retail space, with a weighted average overall market rent of $24.77 PSF for the Rentar Plaza Property. The average in-place rent for the occupied space at the Rentar Plaza Property is $21.08 PSF, which is 14.9% below the appraisal’s concluded market rent, allowing for further rent growth at the Rentar Plaza Property.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Rentar Plaza Property was 91,699, 1,086,976 and 2,832,255 respectively. Additionally, for the same period, the average household income within the same radii was $98,416, $90,433 and $101,183, respectively.

The following table presents certain information relating to competitive retail properties for the Rentar Plaza Property:

Competitive Retail Summary(1)
Property / Location	Year Built / Renovated or Expanded	Gross Leasable Area (GLA)	Occupancy	Distance to Subject	Asking Rent/SF	Anchor Tenants
Rentar Plaza, Queens, NY	1973 / 2008, 2025	235,221(2)	77.7%(2)	NAP	$21.23 - $50.00(2)	Raymour & Flanigan, BJ’s Wholesale Club
Shops at Atlas Park Glendale, Queens, NY	2006 / NAP	528,580	95%	2 miles	$55.00 - $70.00	Regal Cinemas, Laser Bounce, Ashley HomeStore, New York Sports Clubs, TJ Maxx
Queens Center Elmhurst, Queens, NY	1972 / 2004	987,416	100%	3.1 miles	N/A – N/A	Macy’s, JCPenney
Queens Place Elmhurst, Queens, NY	1983 / 2001	455,000	100%	3.3 miles	N/A – N/A	Best Buy, Lidl, Target
Rego Park Center Rego Park, Queens, NY	1996 / NAP	605,393	99%	3.5 miles	$40.00 - $120.00	Costco, At Home, Burlington
Shops at Skyview Center Flushing, Queens, NY	2010 / NAP	775,366	91%	2.8 miles	$44.00 - $65.00	Target, BJ’s Wholesale Club, Marshall’s
(1)	Based on the appraisal.
(2)	Based on the retail space in the underwritten rent roll dated June 1, 2025.

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Annex A-3	BBCMS 2025-C35
No. 1 – Rentar Plaza

The following table presents certain information relating to competitive industrial properties for the Rentar Plaza Property:

Competitive Industrial Summary(1)
Property / Location	Year Built / Renovated or Expanded	Gross Leasable Area (GLA)	Ceiling Heights	Dock High Doors	Asking Rent/SF	Tenant Name
Rentar Plaza, Middle Village, NY	1973 / 2008, 2025	120,000(2)	23-25’	14	$20.90(2)	City of New York(2)
165-25 147th Avenue Jamaica, Queens, NY	1952 / NAP	151,068	16’	7	$27.09	MTA Bus Company
109-05 178th Street Jamaica, Queens, NY	1900 / NAP	51,324	24’	2	$20.04	KSI Auto Parts
29-76 Northern Boulevard Long Island City, Queens, NY	1945 / 1995	214,000	13’	0	$24.46	Fortune Society
49-15 Maspeth Avenue Maspeth, Queens, NY	1966 / NAP	35,658	25’	16	$20.70	FW Webb
56-71 55th Avenue Maspeth, Queens, NY	1961 / NAP	165,931	20’	1	$20.25	Premier Foods
(1)	Based on the appraisal.
(2)	Based on the underwritten rent roll dated June 1, 2025. Reflects the City of New York lease occupied by the Department of Transportation.

The Borrower. The borrower for the Rentar Plaza Whole Loan is Vertical Industrial Park Associates, a New York limited partnership and single purpose entity with at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Rentar Plaza Whole Loan.

The Borrower Sponsors. The borrower sponsors are Dennis Ratner and Felice Bassin. Mr. Ratner is President of Rentar Development Corp. (“Rentar”). Rentar is a fully integrated management and development company, having developed all its commercial properties from the ground up and managed them from the inception. The current portfolio consists of approximately 1,600,000 square feet of industrial and retail space. Additionally, Rentar has developed over one million square feet of condominiums, single family homes and an additional 1,000,000 square feet of retail and industrial space which has been sold. There is no non-recourse carveout guarantor or separate environmental indemnitor for the Rentar Plaza Whole Loan.

Property Management. The Rentar Plaza Property is managed by Rentar Development Corp., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $555,723 for real estate taxes (ii) $494,695 for identified tenant improvements, allowances and leasing commissions due in connection with the Catch Air lease, and (iii) $271,823 into a rent replications reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially approximately $555,723).

Insurance Escrows – The borrower is required, except if the Rentar Plaza Property is insured under an acceptable blanket policy and no event of default for which lender has commenced or an enforcement action is continuing, to escrow 1/12th of the annual estimated insurance payments on a monthly basis. An acceptable blanket policy was in place at origination.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $19,187 into a reserve for replacements.

Rollover Reserves – On a monthly basis, the borrower is required to deposit approximately $147,101 for replacement reserves.

Lease Sweep Reserve – During the continuance of a Lease Sweep Period (as defined below) related to the DCAS lease and/or the Amazon lease, the borrower will be required to deposit monthly an amount equal to 1/6th of the annual base rent due with respect to the lease in question over the then next succeeding six months.

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A “Lease Sweep Period” will commence upon the occurrence of any of the following: (a) with respect to each applicable lease, the earlier to occur of: (1) 12 months prior to the expiration (as the same may have been extended) of such lease; and (2) the date required under such lease for the tenant thereunder to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), unless such notice period has been extended during the active negotiations with the tenant under such lease; (b) the receipt of written notice from any such tenant under an applicable lease exercising its right to terminate its lease prior to its then current expiration date; (c) the date that any such lease is surrendered, cancelled or terminated prior to its then current expiration date or the receipt of written notice from any such tenant under such applicable lease of its intent to surrender, cancel or terminate such lease (or any material portion thereof) prior to its then current expiration date; (d) upon a monetary or material non-monetary default under such lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (e) the occurrence of a bankruptcy or insolvency proceeding of the applicable tenant or its parent company guaranteeing the lease, and will terminate upon the cure of the applicable trigger event in accordance with the loan documents or the deposit of 12 months of base rent for the lease in question into the Lease Sweep Reserve.

Lockbox / Cash Management. The Rentar Plaza Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. Prior to a Trigger Period (as defined below) all sums deposited into the lockbox will be transferred into the borrower’s operating account, on a daily basis. Following a Trigger Period, any transfers to the borrower's operating account will cease and such sums on deposit in the lockbox are required to be transferred on a daily basis to an account controlled by the lender, to be applied to payment of all monthly amounts due under the Rentar Plaza Whole Loan documents (including, without limitation, taxes and insurance, debt service and required reserves) and approved property operating expenses with any excess funds required to be deposited into an excess cash flow reserve account to be held as additional collateral for the Rentar Plaza Whole Loan until the Trigger Period is cured, at which time all funds in such account will be disbursed to the borrower, unless such Trigger Period is continuing solely due to a DOT Lease Trigger Period (as defined below), in which case such excess funds are required to be deposited into a DOT Lease reserve until $900,000.00 has been deposited therein.

A “Trigger Period” commences upon (i) the occurrence of an event of default under the Rentar Plaza Whole Loan documents, (ii) the debt service coverage ratio being less than 1.30x as of any calculation date, (iii) if the property manager is an affiliate of the borrower sponsor and is adjudicated bankrupt or insolvent, (iv) if a receiver, liquidator or trustee is appointed for borrower or guarantor or if borrower or guarantor is adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in by, borrower or guarantor, or if any proceeding for the dissolution or liquidation of borrower or guarantor is instituted, or if borrower is substantively consolidated with any other person, or if borrower or guarantor makes an assignment for the benefit of creditors or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due or (v) upon the occurrence of a DOT Lease Trigger Period. A Trigger Period will end with respect to (a) clause (i), if the cure of the event of default has been accepted by the lender, (b) clause (ii), if the debt service coverage ratio is greater than or equal to 1.35x for two consecutive calendar quarters or, alternatively, the borrower may deposit cash or a letter of credit in an amount that, if applied to reduce the then outstanding principal balance of the Rentar Plaza Whole Loan, would cause the debt service coverage ratio to be greater than or equal to 1.35x, (c) clause (iii), if the property manager is replaced with a non-affiliated manager approved by the lender, (d) clause (iv), if such Trigger Period is solely as a result of the filing of an involuntary petition, case or proceeding against borrower with respect to which none of borrower, guarantor or any affiliate of borrower or guarantor solicited or actively facilitated the solicitation of petitioning creditors or consented to or otherwise joined in such involuntary petition, case or proceeding, upon the same being discharged or dismissed within 30 days of such filing or (e) clause (v), the DOT Lease Trigger Period has ended pursuant to the terms thereof.

A “DOT Lease Trigger Period” commences on the date that is ten business days following the receipt of notice from the tenant under the Department of Transportation lease (“DOT Lease”) that it is requiring certain alterations pursuant to the DOT Lease and ending on the date that $900,000.00 is on deposit in the DOT Lease account. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” in the Prospectus.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

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Partial Release. None.

Ground Lease. None.

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No. 2 – BioMed MIT Portfolio

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No. 2 – BioMed MIT Portfolio

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB, GACC, GSMC, SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$75,000,000	Title:	Sub-Leasehold
Cut-off Date Principal Balance(1):	$75,000,000	Property Type – Subtype:	Mixed Use – Lab / Office
% of IPB:	9.4%	Net Rentable Area (SF):	1,314,481
Loan Purpose:	Refinance	Location:	Cambridge, MA
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor(3):	BioMed Realty, L.P.	Occupancy:	95.9%
Interest Rate(4):	5.89283%	Occupancy Date:	4/1/2025
Note Date:	6/5/2025	4th Most Recent NOI (As of):	$115,820,729 (12/31/2022)
Maturity Date:	6/9/2035	3rd Most Recent NOI (As of):	$123,595,795 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$130,062,720 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$130,971,938 (TTM 2/28/2025)
Original Amortization Term:	None	UW Economic Occupancy:	96.6%
Amortization Type:	Interest Only	UW Revenues:	$182,951,992
Call Protection(5):	L(25), D(88), O(7)	UW Expenses:	$42,158,762
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$140,793,230
Additional Debt(1):	Yes	UW NCF:	$139,281,577
Additional Debt Balance(1):	$772,000,000 / $478,000,000	Appraised Value(7) / Per SF(8):	$2,400,000,000 / $1,357
Additional Debt Type(1):	Pari Passu / Subordinate Debt	Appraisal Date:	3/5/2025

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF(8):	$479	$749
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF(8):	$479	$749
Rollover Reserve:	$0	Springing	$1,314,481	Cut-off Date LTV(7):	35.3%	55.2%
Ground Rent Reserve:	$0	Springing	N/A	Maturity Date LTV(7):	35.3%	55.2%
Unfunded Obligations:	$1,869,382	N/A	N/A	UW NCF DSCR:	2.75x	1.66x
Takeda Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	16.6%	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$847,000,000	52.0%	Loan Payoff(9)	$1,307,413,701	80.2%
Subordinate Loan(1)	478,000,000	29.3	Ground Lease Prepayment & Extension(10)	305,800,000	18.8
Borrower Sponsor Equity	305,238,760	18.7	Closing Costs	15,155,677	0.9
			Upfront Reserves	1,869,382	0.1
Total Sources	$1,630,238,760	100.0%	Total Uses	$1,630,238,760	100.0%
(1)	The BioMed MIT Portfolio mortgage loan (the “BioMed MIT Portfolio Mortgage Loan”) is part of the BioMed MIT Portfolio Whole Loan (as defined below), which is evidenced by 19 senior pari passu promissory notes and 15 junior promissory notes (divided into five B notes, five C notes and five D notes) with an aggregate principal balance as of the Cut-off Date of $1,325,000,000.
(2)	The borrowers of the BioMed MIT Portfolio Whole Loan are BRE-BMR 26 Landsdowne LLC; BRE-BMR 35 Landsdowne LLC; BRE-BMR 38 Sidney LLC; BRE-BMR 40 Landsdowne LLC; BRE-BMR Pilgrim & Sidney LLC; BRE-BMR 64 Sidney LLC; BRE-BMR 65 & 80 Landsdowne LLC and BRE-BMR 88 Sidney LLC.
(3)	The non-recourse carveout guarantor is BRE-BMR MA Holdco LLC. The guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in enforcing or preserving its rights under the guaranty. Only the single purpose entity borrowers and not the guarantor have provided an environmental indemnity to the lender.
(4)	Interest Rate represents the interest rate of the BioMed MIT Portfolio Senior Notes (as defined below). The interest rate of the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.
(5)	Defeasance of the BioMed MIT Portfolio Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the origination date. The assumed defeasance lockout period is based on the anticipated closing date of the BBCMS 2025-C35 securitization in July 2025. The actual defeasance lockout period may be longer.
(6)	See “Escrows and Reserves” below.
(7)	Appraised Value represents the “As-Portfolio” value of the BioMed MIT Portfolio (as defined below), which includes a 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Senior Notes and the BioMed MIT Portfolio Whole Loan result in a Cut-off Date LTV and Maturity Date LTV of 36.3% and 56.9%, respectively.
(8)	Based on 1,769,239 square feet, which is inclusive of 454,758 square feet of parking space.
(9)	The borrower sponsor purchased the BioMed MIT Portfolio in March 2021 and assumed the existing debt totaling $1.30 billion, inclusive of a $1.17 billion existing mortgage loan securitized in the CAMB 2019-LIFE transaction and a $130.0 million mezzanine loan. Loan Payoff shown in the table above is inclusive of accrued interest which was paid off in connection with the origination of the BioMed MIT Portfolio Whole Loan.
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(10)	Ground Lease Prepayment & Extension was paid in 2024 and represents the costs associated with the borrower sponsor prepaying ground lease rents and extending the nine respective ground leases. See “Ground Lease” herein for additional information.

The Loan. The BioMed MIT Portfolio Whole Loan is secured by the borrowers’ sub-leasehold interest in eight Class A, mixed use lab/office properties totaling 1,314,481 square feet and two related parking structures located in Cambridge, Massachusetts (the “BioMed MIT Portfolio”). The BioMed MIT Portfolio Whole Loan is evidenced by (i) 19 pari passu A notes, with an aggregate Cut-off Date balance of $847.0 million (collectively, the “BioMed MIT Portfolio Senior Notes”), (ii) five pari passu B notes, with an aggregate Cut-off Date balance of $191.4 million (collectively, the “BioMed MIT Portfolio B Notes”), (iii) five pari passu C notes, with an aggregate Cut-off Date balance of $192.3 million (collectively, the “BioMed MIT Portfolio C Notes”) and (iv) five pari passu D notes, with an aggregate Cut-off Date balance of $94.3 million (collectively, the “BioMed MIT Portfolio D Notes” and, together with the BioMed MIT Portfolio Senior Notes, the BioMed MIT Portfolio B Notes and the BioMed MIT Portfolio C Notes, the “BioMed MIT Portfolio Whole Loan”). The BioMed MIT Portfolio Mortgage Loan is comprised of a portion of the BioMed MIT Portfolio Senior Notes (Notes A1-C1-A, A3-C1-A, A4-C1-A and A5-C1-A) with an aggregate Cut-off Date balance of $75.0 million, which will be contributed to the BBCMS 2025-C35 trust.

The BioMed MIT Portfolio Whole Loan has a 10-year term and is interest-only for the full term with a maturity date of June 9, 2035. The BioMed MIT Portfolio Senior Notes accrue interest at a fixed rate of 5.89283% per annum, and the BioMed MIT Portfolio Whole Loan accrues at a fixed rate of 6.25927852830189% per annum.

The relationship between the holders of the BioMed MIT Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan” in the Prospectus. The BioMed MIT Portfolio Whole Loan will be serviced under the trust and servicing agreement for the BX 2025-LIFE securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

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The table below identifies the promissory notes that comprise the BioMed MIT Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A1-S	$87,400,000	$87,400,000	BX 2025-LIFE	Yes
A2-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A3-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A4-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A5-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A1-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A1-C1-B	$22,250,000	$22,250,000	JPMCB(1)	No
A1-C2	$41,000,000	$41,000,000	JPMCB(1)	No
A2-C1	$41,000,000	$41,000,000	CREFI(1)	No
A2-C2	$41,000,000	$41,000,000	CREFI(1)	No
A3-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A3-C1-B	$22,250,000	$22,250,000	Deutsche Bank AG, New York Branch(1)	No
A3-C2	$41,000,000	$41,000,000	Deutsche Bank AG, New York Branch(1)	No
A4-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A4-C1-B	$22,250,000	$22,250,000	GSMC(1)	No
A4-C2	$41,000,000	$41,000,000	GSMC(1)	No
A5-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A5-C1-B	$22,250,000	$22,250,000	SGFC(1)	No
A5-C2	$41,000,000	$41,000,000	SGFC(1)	No
B-1	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-2	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-3	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-4	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-5	$38,280,000	$38,280,000	BX 2025-LIFE	No
C-1	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-2	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-3	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-4	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-5	$38,460,000	$38,460,000	BX 2025-LIFE	No
D-1	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-2	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-3	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-4	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-5	$18,860,000	$18,860,000	BX 2025-LIFE	No
Whole Loan	$1,325,000,000	$1,325,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Properties. The BioMed MIT Portfolio is comprised of the sub-leasehold interests in eight Class A, mixed use lab/office properties and two related parking structures, located in Cambridge, Massachusetts totaling 1,314,481 square feet. The BioMed MIT Portfolio is located within University Park at MIT, a 30-acre master planned development completed in partnership with Massachusetts Institute of Technology (“MIT”) and is located directly adjacent to the MIT campus within the Cambridge Market. The University Park at MIT development features four landscaped parks providing abundant green space while being in an urban setting. University Park at MIT integrates scientific research facilities with more than 670 residential units, a hotel and conference center and retail amenities. The residential units, hotel and conference center and retail amenities are not collateral for the BioMed MIT Portfolio Whole Loan. As of April 1, 2025, the BioMed MIT Portfolio was approximately 95.9% leased by 12 individual tenants with a weighted average tenant tenure of approximately 18.7 years (based on solely the first unit occupied by each respective tenant and does not consider renewals and/or expansion space). With the exception of the 38 Sidney property, each BioMed MIT Portfolio property is at least 99.6% leased. The BioMed MIT Portfolio is leased to a strong tenant roster with approximately 47.9% of NRA and 48.8% of UW Base Rent attributable to investment grade rated tenants. The largest tenants by UW Base Rent include Takeda Pharmaceuticals (along with its Millennium Pharmaceuticals subsidiary, which is now branded as Takeda Oncology) (“Takeda”) (37.7% of

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NRA; 37.1% of UW Base Rent; M/F/S&P: Baa1/NR/BBB+), Agios Pharmaceuticals (15.3% of NRA; 15.7% of UW Base Rent), and Blueprint Medicines (13.6% of NRA; 14.4% of UW Base Rent). The BioMed MIT Portfolio properties serve as the headquarter location for five of the tenants (Agios Pharmaceuticals, Blueprint Medicines, Vericel Corporation, Fulcrum Therapeutics and Siena Construction), collectively representing 35.9% of NRA and 37.7% of UW Base Rent. Over the past 20 years, the BioMed MIT Portfolio has maintained an average occupancy of approximately 98%.

Parking at the BioMed MIT Portfolio includes two parking structures, which consist of 1,702 total parking stalls (582 parking stalls at 30 Pilgrim, which is located adjacent to the 45-75 Sidney property, and 1,120 parking stalls at 80 Landsdowne, which is located adjacent to the 65 Landsdowne property). Both parking structures are included in the collateral for the BioMed MIT Portfolio Whole Loan. As of the TTM February 2025 period, the split of contractual to transient revenue across both structures was approximately 80% and 20%, respectively. The parking structures at the BioMed MIT Portfolio represent approximately 9.0% of total revenues at the BioMed MIT Portfolio as of TTM February 2025. ABM Parking manages the two parking structures.

In 2024, the borrower sponsor paid $305.80 million to extend all nine Ground Leases (as defined below) out until April 2099. Prior to the equity contribution, the borrower sponsor purchased the BioMed MIT Portfolio in March 2021 and assumed the existing debt totaling $1.30 billion, comprised of a $1.17 billion mortgage loan securitized in the CAMB 2019-LIFE transaction and a $130.0 million mezzanine loan. The borrower sponsor has a total cost basis of approximately $2.69 billion and approximately $1.37 billion of remaining equity.

Portfolio Summary
Property Name	Location	SF / Parking Stalls	Occupancy(1)	Allocated Cut-off Date Loan Amount (“ALA”)(2)	% of ALA	Appraised Value	UW NCF
45 - 75 Sidney	Cambridge, MA	277,174 / 582	100.0%	$281,747,000	21.3%	$501,300,000	$30,954,999
40 Landsdowne	Cambridge, MA	214,638 / NAP	100.0%	$238,402,000	18.0%	$378,100,000	$21,799,950
35 Landsdowne	Cambridge, MA	202,423 / NAP	100.0%	$221,982,000	16.8%	$356,900,000	$20,576,945
65 Landsdowne	Cambridge, MA	122,410 / 1,120	100.0%	$154,712,000	11.7%	$358,400,000	$23,066,881
88 Sidney	Cambridge, MA	146,034 / NAP	100.0%	$134,655,000	10.2%	$224,900,000	$14,617,830
64 Sidney	Cambridge, MA	126,371 / NAP	99.6%	$107,341,000	8.1%	$183,700,000	$12,980,953
38 Sidney	Cambridge, MA	122,554 / NAP	56.4%	$103,782,000	7.8%	$170,600,000	$5,828,593
26 Landsdowne	Cambridge, MA	102,877 / NAP	100.0%	$82,379,000	6.2%	$156,400,000	$9,455,426
Total / Wtd. Avg.		1,314,481 / 1,702	95.9%	$1,325,000,000	100.0%	$2,400,000,000(3)	$139,281,577
(1)	As of April 1, 2025.
(2)	Based on the BioMed MIT Portfolio Whole Loan.
(3)	Total / Wtd. Avg. Appraised Value represents the BioMed MIT Portfolio value, which includes a 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Whole Loan results in a 56.9% LTV.

Major Tenants.

Takeda (495,716 square feet, 37.7% of NRA; 37.1% of underwritten base rent; M/F/S&P: Baa1/NR/BBB+). Founded in 1993, Millennium Pharmaceuticals was originally a genomics company applying recombinant technology to the discovery and development of new therapies in a broad spectrum of diseases. In May 2008, Millennium Pharmaceuticals was acquired and absorbed by Takeda (NYSE: TAK). The company’s five core therapeutic areas are oncology, gastroenterology, neuroscience, rare diseases, and plasma-derived therapies, which collectively account for more than 80% of revenue. Its geographic footprint is diversified, with 50% derived from the US, 20% from Japan and 20% from Europe and Canada. As of December 31, 2024, Takeda held over 12,000 active patents.

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Agios Pharmaceuticals (“Agios”) (201,593 square feet, 15.3% of NRA; 15.7% of underwritten base rent). Agios Pharmaceuticals is a biopharmaceutical company with a focus on developing treatments geared towards cancer and rare genetic disorders of metabolism. The company’s primary focus is to develop potentially transformative small-molecule medicines. The clinical development plan for Agios’ product candidates includes a precision approach with initial study designs that allow for genetically or biomarker-defined patient populations. The company seeks the potential for proof of concept early in clinical development, along with any potential for accelerated approval. Founded in 2008, Agios employs nearly 400 people.

Blueprint Medicines (178,330 square feet, 13.6% of NRA; 14.4% of underwritten base rent). Blueprint Medicines is a global biopharmaceutical company dedicated to inventing life-changing medicines in two core areas: allergy / inflammation and oncology / hematology. Blueprint Medicines and its approximately 655 employees aim to improve and extend patients’ lives by targeting the root causes of diseases through a combination of biological expertise, drug design capabilities and clinical development and commercial infrastructure.

Environmental. According to the Phase I environmental assessments all dated April 2, 2025, there is no evidence of any recognized environmental conditions at the BioMed MIT Portfolio. However, controlled recognized environmental conditions were identified at the 45-75 Sidney property and 88 Sidney property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus.

The following table presents certain information relating to the historical and current occupancy of the BioMed MIT Portfolio:

Historical and Current Occupancy(1)
2019	2020	2021	2022	2023	2024	Current(2)
100.0%	100.0%	100.0%	98.3%	99.0%	95.1%	95.9%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of April 1, 2025.

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The following table presents certain information relating to the largest tenants by net rentable area of the BioMed MIT Portfolio:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Takeda	Baa1 / BBB+ / NR	495,716	37.7%	$96.28	$47,726,248	37.1%	Various(3)
Agios Pharmaceuticals(4)(5)(6)	NR / NR / NR	201,593	15.3%	$100.36	$20,232,748	15.7%	2/29/2028
Blueprint Medicines(7)	NR / NR / NR	178,330	13.6%	$103.79	$18,508,766	14.4%	11/30/2029
Brigham & Women's Hospital	Aa3 / AA- / NR	122,410	9.3%	$112.55	$13,777,246	10.7%	8/31/2026
BioNTech	NR / NR / NR	59,303	4.5%	$127.43	$7,556,973	5.9%	Various(8)
Vericel Corporation	NR / NR / NR	57,159	4.3%	$114.80	$6,561,853	5.1%	2/29/2032
Beam Therapeutics(9)	NR / NR / NR	38,203	2.9%	$95.93	$3,664,814	2.9%	Various(10)
Repertoire Immune Medicine(11)(12)	NR / NR / NR	35,943	2.7%	$97.16	$3,492,222	2.7%	9/30/2028
Fulcrum Therapeutics	NR / NR / NR	28,731	2.2%	$93.47	$2,685,487	2.1%	6/30/2028
Voyager Therapeutics(13)	NR / NR / NR	26,148	2.0%	$102.08	$2,669,188	2.1%	11/30/2026
Total Top Tenant		1,243,536	94.6%	$102.03	$126,875,543	98.7%
Other Tenants		17,044	1.3%	$98.88	$1,685,291	1.3%
Occupied Collateral Total / Wtd. Avg.		1,260,580	95.9%	$101.99	$128,560,835	100.0%
Vacant Space		53,901	4.1%
Collateral Total		1,314,481	100.0%

(1)  Based on the underwritten rent roll dated April 1, 2025, inclusive of rent steps through March 2026.

(2)  In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)  Takeda occupies (i) 214,638 square feet of space at the 40 Landsdowne property with a lease expiration date in June 2030 and two 10-year renewal options, (ii) 202,423 square feet of space at the 35 Landsdowne property with a lease expiration date in June 2030 and two 10-year renewal options and (iii) 78,655 square feet of space at the 45 - 75 Sidney property with a lease expiration date in January 2032 and two five-year renewal options.

(4)  Agios Pharmaceuticals is subleasing 7,407 square feet of space to Watershed Informatics in suite 100 at the 64 Sidney property at a sublease rate of $50.00 per square foot. UW Base Rent Per SF represents the prime lease rent.

(5)  Agios Pharmaceuticals is currently dark in 12,995 square feet of space at the 38 Sidney property and 35,157 square feet of space at the 64 Sidney property.

(6)  Agios Pharmaceuticals occupies (i) 146,034 square feet of space at the 88 Sidney property, (ii) 42,564 square feet of space at the 64 Sidney property and (iii) 12,995 square feet of space at the 38 Sidney property. Each respective lease expires in February 2028.

(7)  Blueprint Medicines occupies (i) 139,216 square feet of space at the 45 – 75 Sidney property and (ii) 39,114 square feet of space at the 38 Sidney property. Each respective lease expires in November 2029.

(8)  BioNTech is subject to (i) 47,493 square feet of space expiring in January 2032 and (ii) 11,810 square feet of space expiring in March 2026.

(9)  Beam Therapeutics is subleasing 6,000 square feet of space to Xsphera Biosciences in suite 100 at a sublease rate of $80.00 per square foot. UW Base Rent Per SF represents the prime lease rent.

(10)  Beam Therapeutics is subject to (i) 16,518 square feet of space expiring in September 2028 and (ii) 21,685 square feet of space expiring in September 2029.

(11)  Repertoire Immune Medicine is subleasing 14,437 square feet of space to Montai Health in suite 400. UW Base Rent Per SF represents the prime lease rent.

(12)  Repertoire Immune Medicine is currently dark in 21,506 square feet of space.

(13)  Voyager Therapeutics is subleasing 26,148 square feet of space to Skylark Bio in suite 500 at a sublease rate of $84.00 per square foot. UW Base Rent Per SF represents the prime lease rent.

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Annex A-3	BBCMS 2025-C35
No. 2 – BioMed MIT Portfolio

The following table presents certain information relating to the tenant lease expirations at the BioMed MIT Portfolio:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring(3)	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	53,901	4.1%	$0	0.0%	53,901	4.1%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	53,901	4.1%	$0	0.0%
2026	4	171,422	13.0%	$19,019,777	14.8%	225,323	17.1%	$19,019,777	14.8%
2027	0	0	0.0%	$0	0.0%	225,323	17.1%	$19,019,777	14.8%
2028	4	282,785	21.5%	$27,995,029	21.8%	508,108	38.7%	$47,014,805	36.6%
2029	3	206,005	15.7%	$21,030,171	16.4%	714,113	54.3%	$68,044,976	52.9%
2030	1	417,061	31.7%	$41,097,191	32.0%	1,131,174	86.1%	$109,142,167	84.9%
2031	0	0	0.0%	$0	0.0%	1,131,174	86.1%	$109,142,167	84.9%
2032	3	183,307	13.9%	$19,418,667	15.1%	1,314,481	100.0%	$128,560,835	100.0%
2033	0	0	0.0%	$0	0.0%	1,314,481	100.0%	$128,560,835	100.0%
2034	0	0	0.0%	$0	0.0%	1,314,481	100.0%	$128,560,835	100.0%
2035 & Beyond	0	0	0.0%	$0	0.0%	1,314,481	100.0%	$128,560,835	100.0%
Total	15	1,314,481	100.0%	$128,560,835	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Certain tenants are subject to more than one lease, and certain tenants are either dark or subleasing their space. The information regarding the leases is based on the prime leases. See “Top Tenant Summary” above for additional information.

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Annex A-3	BBCMS 2025-C35
No. 2 – BioMed MIT Portfolio

The following table presents certain information relating to the operating history and underwritten cash flows of the BioMed MIT Portfolio:

Operating History and Underwritten Cash Flow(1)
	2022	2023	2024	TTM February 2025	UW	UW Per SF
Base Rental Revenue	$116,471,876	$123,542,607	$123,154,745	$122,653,922	$124,884,823	$95.01
Rent Steps	0	0	0	0	3,676,012	2.80
Credit Tenant Rent Steps	0	0	0	0	3,050,199	2.32
Vacant Income	0	0	0	0	5,884,110	4.48
Potential Gross Revenue	$116,471,876	$123,542,607	$123,154,745	$122,653,922	$137,495,143	$104.60
Expense Reimbursement	32,545,853	35,355,800	37,198,115	37,340,208	35,472,053	26.99
Less Vacancy & Credit Loss	0	0	0	0	(5,884,110)	(4.48)
Parking Income	12,298,665	14,549,243	16,372,784	15,868,905	15,868,905	12.07
Other Income	0	0	8,273	8,273	0	0.00
Effective Gross Income	$161,316,394	$173,447,650	$176,733,917	$175,871,308	$182,951,992	$139.18
Real Estate Taxes	16,587,593	17,643,136	19,021,431	19,263,100	19,742,278	15.02
Insurance	268,675	292,707	410,003	434,254	483,503	0.37
Ground Lease(2)(3)	10,622,391	12,015,486	6,248,644	4,096,463	3,528,710	2.68
Repairs & Maintenance	6,391,858	7,550,251	7,435,051	7,795,754	7,795,754	5.93
Management Fee	3,556,254	3,871,438	3,737,688	3,701,282	1,000,000	0.76
Payroll	677,854	690,339	838,522	860,001	860,001	0.65
General and Administrative	1,770,155	1,205,638	1,308,553	1,311,718	1,311,718	1.00
Other Expenses	5,620,883	6,582,859	7,671,304	7,436,798	7,436,798	5.66
Total Expenses	$45,495,665	$49,851,854	$46,671,196	$44,899,369	$42,158,762	$32.07
Net Operating Income	$115,820,729	$123,595,795	$130,062,720	$130,971,938	$140,793,230	$107.11
Replacement Reserves	0	0	0	0	197,172	0.15
TI/LC	0	0	0	0	1,314,481	1.00
Net Cash Flow	$115,820,729	$123,595,795	$130,062,720	$130,971,938	$139,281,577	$105.96
(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(2)	The borrower sponsor prepaid the Ground Lease Expense for the next eight years starting in July 2024 through June 30, 2032, as well as the Ground Lease Extension Term. 2024 Ground Lease Expense represents a partial-year payment due to the prepayment.
(3)	UW Ground Lease represents the 10-year average of the borrower sponsor's projections during the term of the BioMed MIT Portfolio Whole Loan, inclusive of pre-payments. All ground rent payments through June 2032 have been pre-paid (except in certain circumstances as described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Prospectus). UW Ground Lease also includes the annual payment for each of the Prime Leases as described under “Prime Lease” herein.

The Market. The BioMed MIT Portfolio is located in Greater Boston, Massachusetts, directly adjacent to the campus of MIT. As of the fourth quarter of 2024, Boston remains a center of the life science sector across the globe, with occupancy rates above 75% and average triple net lease asking rents of approximately $89.07 per square foot. Boston is home to 24 hospitals and research institutions. Venture capital funding in Boston reached approximately $2.1 billion as of year-end 2024 in line with 2023’s investment totals. In 2024, approximately 7.6 million square feet of research and development space was delivered in Boston with approximately 3.8 million square feet of leases signed in the Boston metropolitan area throughout 2024 and 544,000 square feet signed in the fourth quarter of 2024. The East Cambridge submarket led fourth quarter leasing activity, exceeding 211,000 square feet.

The BioMed MIT Portfolio is further located within the Mid-Cambridge submarket, directly adjacent to the East Cambridge submarket. At the core of Boston’s life science industry is East Cambridge/Kendall Square. As of year-end 2024, vacancy rates in the East Cambridge submarket reached 10.7% and average triple net lease asking rents exceeded $107 per square foot. The East Cambridge submarket is comprised of approximately 16.8 million square feet and features Boston’s highest asking rents. Approximately 3.8 million square feet of leases were signed in the Boston MSA throughout 2024, with 544,000 square feet signed in the fourth quarter. The East Cambridge submarket led fourth quarter leasing activity, exceeding 211,000 square feet. The East Cambridge submarket’s proximity to the knowledge capital associated with both Harvard and MIT bolsters prospects for both the near-and long-term tenancy. The BioMed MIT Portfolio properties in the East Cambridge submarket benefit from a location in one of the most desirable life science clusters in the world.

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Annex A-3	BBCMS 2025-C35
No. 2 – BioMed MIT Portfolio

The following table presents certain information relating to comparable lab rentals for the BioMed MIT Portfolio:

Comparable Lab Rentals(1)
Property Name	Submarket	Year Built / Renovated	Tenant Name	Lease Date	NRA	Lease Term (Yrs)	Rent PSF
BioMed MIT Portfolio	Mid Cambridge	1989 / 2019(2)	Various	Various	1,207,359(3)(4)	Various	$103.13(3)(4)
100-700 Technology Square(5)	East Cambridge	1964 / 2001	Intellia Therapeutics	Jul-25	147,000	13	$108.00
100-700 Technology Square	East Cambridge	1964 / 2001	Ainra Corporation	May-26	18,998	4	$105.00
100-700 Technology Square	East Cambridge	1964 / 2001	Flare Therapeutics	Oct-24	21,621	3	$108.00
1 Kendall Square	East Cambridge	1893 / 2018	Convergence	Oct-24	12,165	3	$105.00
1 Kendall Square(5)	East Cambridge	1893 / 2018	InduPro Labs	Oct-24	10,838	3	$108.50
1 Kendall Square(5)	East Cambridge	1893 / 2018	Nava Therapeutics	Sep-24	13,906	3	$105.00
441 Morgan Avenue(5)	East Cambridge	2024 / NAP	Astellas Pharma	Jul-24	63,000	11	$106.00
(1)	Source: Appraisal.
(2)	Represents the earliest year built and latest year renovated throughout the BioMed MIT Portfolio.
(3)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(4)	Represents occupied life sciences square feet and rents within the BioMed MIT Portfolio only.
(5)	Denotes a first-generation lease.

The Borrowers. The borrowers are BRE-BMR 26 Landsdowne LLC, BRE-BMR 35 Landsdowne LLC, BRE-BMR 38 Sidney LLC, BRE-BMR 40 Landsdowne LLC, BRE-BMR Pilgrim & Sidney LLC, BRE-BMR 64 Sidney LLC, BRE-BMR 65 & 80 Landsdowne LLC, and BRE-BMR 88 Sidney LLC, each of which is a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), and each of which owns a sub-leasehold interest in the applicable BioMed MIT Portfolio property. The Borrowers are recycled bankruptcy remote single purpose entities. The Borrowers are required to have at least two independent directors consistent with rating agency requirements, whose responsibilities will be limited solely to voting on certain matters relating to bankruptcy and insolvency issues. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the BioMed MIT Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor is BioMed Realty, L.P. (“BioMed”), a portfolio company of Blackstone. BioMed is a leading provider of real estate solutions to the life science and technology industries. BioMed owns and operates life science real estate comprising 15.9 million square feet concentrated in leading innovation markets throughout the United States and United Kingdom, including Boston/Cambridge, San Francisco, San Diego, Seattle, Boulder, and Cambridge, U.K. BioMed is one of the largest laboratory/office owners in Boston/Cambridge with its portfolio totaling over 5.6 million square feet. BioMed maintains a fully integrated operating platform across leasing, development, investments, operations, and facilities management.

The non-recourse carveout guarantor is BRE-BMR MA Holdco LLC. The guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in enforcing or preserving its rights under the guaranty. Only the Borrowers and not the guarantor have provided an environmental indemnity to the lender.

Blackstone is a leading investment firm with approximately $1.1 trillion in total assets under management across investment vehicles focused on private equity, real estate, public debt and equity, infrastructure, life science, growth equity, opportunistic, non-investment grade credit, real assets, and secondary funds, all on a global basis. Blackstone’s Real Estate group began investing in real estate in 1991 and has approximately $315 billion of investor capital under management.

Property Management. Each of the BioMed MIT Portfolio properties is managed by BioMed Realty LLC, a Delaware limited liability company, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the BioMed MIT Portfolio Whole Loan, the Borrowers deposited approximately $1,869,382 into an outstanding landlord obligations reserve.

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Tax Reserve – During the continuance of a Cash Sweep Period (as defined below), the Borrowers are required to make ongoing monthly deposits into the tax reserve equal to 1/12 of annual real estate taxes (exclusive of taxes required to be paid by tenants under leases) based on the lender’s estimate.

Insurance Reserve – During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the insurance reserves equal to 1/12 of annual insurance premiums, except if the BioMed MIT Portfolio properties are covered under a blanket policy reasonably acceptable to lender and no event of default is continuing.

Rollover Reserves - During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the rollover reserves equal to 1/12 of the aggregate square footage of the BioMed MIT Portfolio properties multiplied by $1.00, capped at 12 times such amount.

Ground Rent Reserve - During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the ground rent reserves equal to 1/12 of the ground rent due during the next ensuing 12 months in order to accumulate sufficient funds to pay all ground rent at least 30 days prior to the due dates under the Ground Leases.

Takeda Reserve - During the continuance of a Takeda Sweep Event (as defined below), the Borrowers are required to reserve all excess cash remaining after funding all applicable required reserve payments (such funds, the “Takeda Reserve Funds”), which may be disbursed for various leasing costs and upon satisfaction of the related conditions set forth in the BioMed MIT Portfolio Whole Loan documents. In addition, the Borrowers have the option to request the disbursement of any portion of the Takeda Reserve Funds for any purpose (such amount, the “Takeda Disbursement Amount”) provided that the Borrowers deliver a guaranty executed by the non-recourse carveout guarantor or a replacement thereof in accordance with the BioMed MIT Portfolio Whole Loan documents in an amount equal to the Takeda Disbursement Amount.

Lockbox / Cash Management. The BioMed MIT Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers are required to deposit, or cause to be deposited, all revenues derived from the BioMed MIT Portfolio properties into restricted accounts (each, a “Lockbox Account”) in the name of certain of the Borrowers for the benefit of the lender to the extent set forth in the BioMed MIT Portfolio Whole Loan documents. During a Cash Sweep Period, funds on deposit in the Lockbox Accounts are required to be transferred to a single segregated account held in trust and for the benefit of the lender. If a Cash Sweep Period does not exist, the Borrowers have access to the Lockbox Account and may direct funds to be transferred to an account designated by the Borrowers which is not pledged as security for the BioMed MIT Portfolio Whole Loan or the Mezzanine Loan (as defined below).

A “Cash Sweep Period” commences upon the earliest of the occurrence of any of the following: (i) a BioMed MIT Portfolio Whole Loan event of default; (ii) bankruptcy or insolvency events with respect to the Borrowers; (iii) the debt service coverage ratio for the BioMed MIT Portfolio Whole Loan falling below 1.30x for two consecutive calendar quarters immediately preceding the applicable debt service coverage ratio determination date set forth in the BioMed MIT Portfolio Whole Loan documents (a “DSCR Trigger Event”); (iv) the date which is 18 months prior to the expiration date of the Takeda 2030 Lease (as defined below) at the BioMed MIT Portfolio (the “Takeda Extension Date”), unless Takeda has provided written notice of renewal or extension of the applicable Takeda 2030 Lease in accordance with the terms of the Takeda 2030 Lease and the BioMed MIT Portfolio Whole Loan documents (a “Takeda Sweep Event”); or (v) a Mezzanine Loan default. A Cash Sweep Period will expire upon the first date on which: (a) with regard to clause (i) above, the BioMed MIT Portfolio Whole Loan event of default is no longer continuing; (b) with regard to clause (ii) above, solely with respect to an involuntary bankruptcy action that was not consented to by a Borrower or its general partner or managing member, as applicable, such bankruptcy action is discharged, stayed or dismissed within 90 days of the filing of such bankruptcy action; (c) with regard to clause (iii) above, (1) the debt service coverage ratio is equal to or greater than 1.30x on the first day of each of two consecutive calendar quarters, (2) immediately either (x) at any time from and after December 9, 2034 (the “Permitted Par Prepayment Date”), upon the Borrowers’ and/or Mezzanine Borrower’s (as defined below) prepayment of the BioMed MIT Portfolio Whole Loan and/or the Mezzanine Loan, as applicable, on a pro rata basis or (y) at any time after the Permitted Defeasance Date (defined below) and prior to the Permitted Par Prepayment Date, partial defeasance of the BioMed MIT Portfolio Whole Loan, in each case, in an amount such that the debt service coverage ratio is equal to 1.30x without any obligation to wait two consecutive quarters, (3) the Borrower and the Mezzanine Borrowers collectively deliver to the lender cash or a letter of credit in an amount equal to the amount by which net operating income would need to increase in order to achieve a debt service coverage ratio equal to 1.30x (as applicable, “DSCR Cure Collateral” or the “Mezzanine DSCR Cure Collateral”), which such DSCR Cure Collateral and the Mezzanine DSCR Cure Collateral will be held by the respective lenders in escrow as additional collateral for the BioMed MIT Portfolio Whole Loan, and is required to be returned to the Borrower or the Mezzanine Borrower, as applicable, upon the earlier of (x) the occurrence of a DSCR Trigger Event cure

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pursuant to clause (1) or (2) above or (4) below (provided that no other Cash Sweep Period is then in effect), and (y) the repayment of the BioMed MIT Portfolio Whole Loan or the Mezzanine Loan, as applicable, in full or (4) the guarantor delivers to the lender a guaranty in an amount equal to the mortgage lender’s allocation of the trigger prepayment amount; (d) with regard to clause (iv) above, either (1) the debt service coverage ratio is equal to or greater than 1.30x on the first day of any calendar quarter beginning and ending after the current expiration date of the Takeda 2030 Lease at the BioMed MIT Portfolio properties or (2) Takeda renews or extends the applicable Takeda 2030 Lease or enters into a new lease for substantially the same space as the space for which it previously failed to provide an extension notice by the Takeda Extension Date, and (e) with regard to clause (v) above, the Mezzanine Loan default is no longer continuing. For the avoidance of doubt, the DSCR Cure Collateral cannot be applied by the lender to satisfy any portion of the BioMed MIT Portfolio Whole Loan other than during the continuance of a Priority Payment Cessation Event (as defined below). In the event the DSCR Trigger Event cure is achieved by delivery of the DSCR Cure Collateral to lender and delivery of the Mezzanine DSCR Cure Collateral to Mezzanine Lender, the applicable DSCR Trigger Event period will cease upon delivery of such DSCR Cure Collateral to mortgage lender and such Mezzanine DSCR Cure Collateral to mezzanine lender without any obligation to wait two consecutive calendar quarters.

“Priority Payment Cessation Event” means (a) the acceleration of the BioMed MIT Portfolio Whole Loan during the continuance of an event of default, (b) the initiation of (x) judicial or nonjudicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the BioMed MIT Portfolio Whole Loan documents or the other related loan documents relating to all or a material portion of the applicable individual BioMed MIT Portfolio property, and/or (c) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the BioMed MIT Portfolio Whole Loan documents or the other related loan documents.

“Takeda 2030 Lease” means, individually and/or collectively, as the context may require, (i) that certain lease with Takeda, as tenant, and BRE-BMR 35 Landsdowne LLC, as landlord, as amended, modified or assigned, and (ii) that certain lease with Takeda, as tenant, and BRE-BMR 40 Landsdowne LLC, as landlord, as amended, modified or assigned.

Subordinate and Mezzanine Debt. The subordinate debt is evidenced by the BioMed MIT Portfolio B Notes, the BioMed MIT Portfolio C Notes and the BioMed MIT Portfolio D Notes, totaling $478,000,000.

Subordinate Note Summary(1)
	Subordinate-Note Original Principal Balance(2)	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
BioMed MIT Portfolio Subordinate Companion Loan	$478,000,000	(2)	120	0	120	1.66x	10.6%	55.2%
(1)	The interest rate for the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.
(2)	The subordinate notes are comprised of (i) five pari passu B notes, which accrue interest at a rate of 6.34313% and have an aggregate Cut-off Date balance of $191.4 million, (ii) five pari passu C notes which accrue interest at a rate of 6.96993% and have an aggregate Cut-off Date balance of $192.3 million and (iii) five pari passu D notes which accrue interest at a rate of 7.93133% and have an aggregate Cut-off Date balance of $94.3 million.

Permitted Future Mezzanine Debt. The Borrowers have a one-time right without the consent of the lender to cause a mezzanine borrower (the “Mezzanine Borrower”) to incur additional indebtedness in the form of one or more mezzanine loans (the “Mezzanine Loan”), subject to satisfaction of certain conditions precedent set forth in the BioMed MIT Portfolio Whole Loan documents, including that no BioMed MIT Portfolio Whole Loan event of default is then continuing and the principal amount of the Mezzanine Loan will in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate LTV ratio not greater than 65% and (y) a DSCR not less than the Origination Date DSCR (as defined below).

Partial Release. The Borrowers may, at any time after the date that is the earlier of (a) two years after the closing date of the last securitization trust to hold a note comprising the BioMed MIT Portfolio Whole Loan and (b) June 5, 2028 (the “Permitted Defeasance Date”), obtain the release of an individual BioMed MIT Portfolio property (each, a “Release Property”) from the lien of the BioMed MIT Portfolio Whole Loan, subject to the satisfaction of certain conditions, including, but not limited to, (i) (x) if prior to the Permitted Par Prepayment Date, partial defeasance of the BioMed MIT Portfolio Whole Loan in an amount equal to the applicable Release Amount (as defined below) or (y) if on or after the Permitted Par Prepayment Date, payment of the applicable Release Amount; (ii) after giving effect to such release, the debt service coverage ratio of the BioMed MIT Portfolio properties as of the determination date immediately preceding such release (the “Release DSCR”) is greater than or equal to the Origination Date DSCR (the “Release DSCR Test”), provided that the Release DSCR Test may be satisfied by (x) partially defeasing a portion of the BioMed MIT Portfolio Whole Loan in accordance with the BioMed MIT Portfolio Whole Loan documents or (y) depositing cash to be held in a reserve account as cash collateral for the BioMed MIT Portfolio Whole Loan, in accordance with the BioMed MIT Portfolio Whole Loan

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documents, provided, further, that, in the event the foregoing Release DSCR Test is not satisfied and the release of the BioMed MIT Portfolio property is in connection with an arms-length transaction to a third-party which is not controlled by the borrower sponsor and/or by a Blackstone Fund Entity (as defined below) that controls, or is, the borrower sponsor, the Borrower may release such Release Property upon a partial defeasance of the BioMed MIT Portfolio Whole Loan in an amount (the “Low DSCR Release Amount” equal to the lesser of (I) the mortgage lender’s allocation of 100% of the net sales proceeds derived from the sale of the Release Property and (II) the greater of (x) the applicable Release Amount for the Release Property and (y) an amount necessary to, after giving effect to such release, satisfy the Release DSCR Test (the lesser of (I) and (II), the “Alternate Release Price”); (iii) if any Mezzanine Loan is outstanding, concurrently with the partial defeasance of the Release Amount (or, if applicable the Alternate Release Price), the Mezzanine Borrower will partially defease the Mezzanine Loan equal to the applicable release amount under the Mezzanine Loan (or, if applicable, the Alternate Release Price (as defined in the Mezzanine Loan agreement)) applicable to such individual BioMed MIT Portfolio property, together with any related interest, fees, prepayment premiums or other amounts payable as set forth in the Mezzanine Loan agreement; (iv) the absence of a BioMed MIT Portfolio Whole Loan event of default on the date that the related individual BioMed MIT Portfolio property is released from the lien of the BioMed MIT Portfolio Whole Loan (except as expressly permitted in the BioMed MIT Portfolio Whole Loan documents); and (v) compliance with REMIC related provisions.

“Blackstone Fund Entity” means, individually or collectively, as the context requires, any entity comprising, (i) BRE Edison, L.P., a Delaware limited partnership, BioMed LSRE LR (Lux) Holdings L.P., a Delaware limited partnership, BioMed LSRE LR Holdings L.P., a Delaware limited partnership, BioMed LSRE LR – G Holdings L.P., a Delaware limited partnership, BioMed LSRE Upper REIT L.L.C., a Delaware limited liability company, BioMed LSRE Upper REIT 2 L.L.C., a Delaware limited liability company, and any parallel vehicles or alternative investment vehicles comprising the fund holding the assets and properties of the business otherwise known as BioMed Realty and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities, (ii) Blackstone Real Estate Income Trust, Inc. or any successor thereto, (iii) BREIT Operating Partnership L.P. or any successor thereto, (iv) Blackstone Property Partners Lower Fund 1 L.P. and Blackstone Property Partners Lower Fund 2 L.P. or any successor thereto, and any parallel vehicles or alternative investment vehicles comprising the real estate investment fund commonly known as Blackstone Property Partners and any co-investment or managed vehicles controlled thereby or under common control with any of the foregoing entities, (v) any entity comprising any real estate investment fund commonly known as a Blackstone Real Estate Partners fund (including, without limitation, Blackstone Real Estate Partners VIII, Blackstone Real Estate Partners IX and Blackstone Real Estate Partners X), and any parallel vehicles or alternative investment vehicles comprising such fund and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities, or (vi) any entity comprising any other real estate investment fund sponsored by Blackstone Inc. (or any successor thereto) and any parallel vehicles or alternative investment vehicles comprising such fund and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities.

“DSCR Deficiency” means the amount by which the then outstanding BioMed MIT Portfolio Whole Loan amount and the then outstanding Mezzanine Loan amount (as defined below), in the aggregate, need to be reduced in order for the Release DSCR to equal or be greater than 1.63x (the “Origination Date DSCR”).

“Release Amount” means, for a BioMed MIT Portfolio property, the lesser of: (a) the outstanding BioMed MIT Portfolio Whole Loan amount (plus interest and any other amounts that may be due); or (b) an amount equal to the allocated loan amount for such individual BioMed MIT Portfolio property multiplied by (1) 105% until such time that the outstanding BioMed MIT Portfolio Whole Loan amount has been reduced to $927,500,000 and (2) thereafter, 110%.

Ground Lease. Each BioMed MIT Portfolio property is subject to a prime ground lease (or in the case of the 65 Landsdowne property, two prime ground leases) (collectively, the “Prime Leases”) with MIT, as ground lessor (the “Prime Lessor”), and a wholly-owned subsidiary of MIT, as ground lessee (the “Prime Lessee”), and a sub-ground lease (or in the case of 65 Landsdowne property, one sub-ground lease for each of the two applicable Prime Leases) (collectively, the “Ground Leases”) with the Prime Lessee as ground lessor (the “Ground Lessor”) and the applicable Borrower, as ground lessee (the “Ground Lessee”). Each mortgage is secured by the applicable Borrower’s sub-leasehold interest in the applicable Ground Lease and does not encumber the Prime Leases or the fee estate of the Prime Lessor.

Each of the Ground Leases is structured with base rent and percentage rent components, with percentage rent driven by revenue at the BioMed MIT Portfolio properties (the “Percentage Rent”). Each Borrower has fully pre-paid the base rent and the Percentage Rent (subject to certain exceptions described in the immediately following two sentences) for the period beginning on July 1, 2024 and ending on June 30, 2032 (the “Eight Year Period”) and for the extension term beginning on

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the date set forth in the applicable Ground Lease and expiring on April 30, 2099 (the “Extension Term”). In the event the applicable Borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to any tenant during the Eight Year Period that, in the aggregate, are in excess of the total amount of rent that the tenant would have otherwise paid during the remaining portion of the Eight Year Period, the applicable Borrower must pay percentage rent equal to 15% of such excess during the year such payment was received from the tenant. In addition, if a tenant is relocated to another premises outside of the BioMed MIT Portfolio properties that is owned by the applicable Borrower or an affiliate and located within 70 miles of the applicable BioMed MIT Portfolio property and the applicable Borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to the termination of the tenant’s lease during the Eight Year Period, the applicable Borrower must pay percentage rent equal to 15% on a percentage of the gross revenues received by the Borrower, which percentage is calculated by dividing (i) the net present value as of the date of lease termination using a discount rate of 8% of rent payments due under the applicable lease following the Eight Year Period until the end of the applicable lease term and (B) the net present value using a discount rate of 8% of all rent payments due under the applicable lease for the remainder of the lease term as of the date of lease termination. Each Borrower is required to resume regular payments of base rent and percentage rent upon the expiration of the Eight Year Period and continuing until the commencement of the Extension Term.

In addition to base rent, each Ground Lessee is required to pay percentage rent at an annual rate equal to 15% of annual gross revenues from the subject BioMed MIT Portfolio property in excess of the applicable Percentage Rent Threshold (as defined below). Under certain Ground Leases, gross revenues excludes, among other items, deemed tenant improvement reimbursements equal to the tenant improvement allowance amortized over the tenant’s lease term at the Prime Rate + 1.50%.

The “Percentage Rent Threshold” is equal to the amount of annualized gross revenues attributable to 90% of the gross rentable area of the subject premises on the date that Ground Lessee first receives rents from occupants attributable to 90% or more of the gross rentable area.

The Percentage Rent Threshold may be increased or decreased in connection with a refinancing as provided in the Ground Leases based on increases or decreases in the debt service based on the type of refinancing due under any loan(s) secured by the applicable BioMed MIT Portfolio property.

With respect to each BioMed MIT Portfolio property, the related Ground Lessor is also entitled to 15% of (a) the share of any financing which is reasonably allocable to such Ground Lessee’s interest in the related Ground Lease or (b) the gross proceeds received by the applicable Ground Lessee from any refinancing of the improvements or Ground Lessee’s interest under the Ground Lease, less only (i) the greater of (x) amounts outstanding on any first mortgage note or financing allocated to such Ground Lessee’s interest in the Ground Lease, as applicable, or (y) any purchase price paid by the Ground Lessee to a previous ground tenant to acquire the improvements or such Ground Lessee’s interest in a transaction which occurs within 10 days prior to such refinancing; and (ii) certain other deductions, including, but not limited to, direct costs of refinancing, reasonable costs of refurbishing, renovating or capital improvements to the portion of the BioMed MIT Portfolio property being refinanced and reasonable amounts established as capital reserve funds.

With respect to each BioMed MIT Portfolio property, the related Ground Lessor is also entitled to 15% of the gross proceeds received by Ground Lessee from any sale or resale of the improvements or such Ground Lessee’s interest under the Ground Lease, either directly or indirectly, by sale of the stock, shares or other beneficial interest in such Ground Lessee, or otherwise, less only (i) the greater of (x) amounts outstanding on any first mortgage note (or unpaid on any first mortgage note of any Approved First Mortgagee that directly or through a controlled entity is the selling Borrower); or (y) the purchase price paid by the Ground Lessee to a previous ground lessee (if any) to acquire such improvements or such Borrower’s interest; and (ii) certain other deductions, including, but not limited to, direct costs of refinancing, reasonable costs of refurbishing, renovating or capital improvements to the portion of the BioMed MIT Portfolio property being refinanced and reasonable amounts established as capital reserve funds.

The Ground Leases provide certain rights restrictions by the Ground Lessors with regard to any future mortgage financing, mezzanine financing and/or transfer of the BioMed MIT Portfolio properties. The Ground Leases also provide certain mortgagee protections for mortgage lender, provided that such lenders qualify as “Approved First Mortgagees” as defined in the applicable Ground Lease. Pursuant to the estoppels delivered to mortgage lender in connection with the BioMed MIT Portfolio Whole Loan, each Ground Lessor acknowledged each mortgage lender as an “Approved First Mortgagee”. Future mortgage and mezzanine lenders will be subject to each Ground Lessor’s consent in accordance with the Ground Lease and associated estoppels.

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An “Approved First Mortgagee” will include, among other things, (i) any bank, trust company or national banking association, (ii) any insurance company, (iii) any pension or retirement trust or fund for which any bank, trust company, national banking association or registered investment adviser is acting as trustee or agent, or if self-managed, having gross assets of at least $50 million, (iv) any investment company as defined in the Investment Company Act of 1940, (v) any government or public employees’ pension or retirement system, (vi) any REIT, (vii) certain charitable foundations and (viii) any federal or Massachusetts state government agency, in each case (other than clause (viii)), subject to certain other conditions set forth in the Ground Leases.

Transfers are prohibited without each Ground Lessor’s consent, unless such transferee meets certain criteria set forth in the Ground Leases, including that such transferee is required to (i) have a reputation of high quality and to operate the improvements in a first-class manner, and (ii) have, in the reasonable opinion of such Ground Lessor, the qualifications, experience and financial responsibility required to fulfill the obligations contained in the subject Ground Leases for the continued first class management and operation of the BioMed MIT Portfolio properties, or otherwise would be required to hire a manager that would meet such experience test.

Each Ground Lease provides each Ground Lessor with (i) a right of first refusal to finance the applicable BioMed MIT Portfolio property, which the Ground Lessor waived in connection with the making of the BioMed MIT Whole Loan and (ii) a right of first refusal with respect to any sale of the leasehold interest in the applicable BioMed MIT Portfolio property, other than in connection with a mortgage foreclosure in which case Ground Lessor has no right of first refusal . Each of the above-described rights of first refusal under the Ground Lease were assigned by Ground Lessor to Prime Lessor.

In the event that a Ground Lease is terminated for any reason, including rejection of such Ground Lease in any bankruptcy or insolvency proceeding, at the request of the mortgage lenders delivered in writing to the related Ground Lessor within 15 days after receipt of notice of such termination, such Ground Lessor will, upon compliance with the requirements set forth in the related Ground Lease, enter into a new lease directly with the mortgage lenders for the remainder of the term and having the same priority as the related Ground Lease.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Prospectus.

Prime Lease.

The Prime Lessee is required to pay to the Prime Lessor base rent in an amount equal to $10.00 per year. Additionally, Prime Lessee is required to pay to the Prime Lessor, as additional rent, any payment the Prime Lessee receives from the applicable Borrower in connection with the profit-sharing provisions related to future sales and refinancings as set forth in the Ground Lease. Each Prime Lease commences on the origination date and expires on April 30, 2099.

Each Prime Lessor entered into a Fee Owner Recognition Agreement with the mortgage lender and each Ground Lessor entered into a Sublandlord Mortgagee Recognition Agreement with the mortgage lender at origination.

The Prime Leases include customary leasehold financing provisions and mortgagee protections in favor of a lender making a loan secured by the Prime Lessee’s leasehold interest in the Prime Lease (and most of which do not inure to the lenders of the Ground Leases), provided that any mortgage or other encumbrance secured by Prime Lessee’s interest in the Prime Lease will be subject and subordinate to the Ground Lease, the applicable Borrower’s interest in the Ground Lease and any mortgage secured by Borrower’s interest in the Ground Lease, including the mortgages.

Any mortgage or other encumbrance secured by the Prime Lessor’s fee interest will be subject and subordinate to the Prime Lease, the Ground Lease, any mortgage or mezzanine loan secured by Prime Lessee’s leasehold interest in the Prime Lease, and any mortgage or mezzanine loan secured by Borrower’s sub-leasehold interest in the Ground Lease, including the mortgages.

The Prime Lessee is a wholly owned and controlled subsidiary of the Prime Lessor. The Prime Lessor must refrain from taking any action directly or indirectly, that would (i) result in the Prime Lessor no longer holding fee simple title to any BioMed MIT Portfolio property or any portion thereof (including refraining from any sale, assignment or other transfer of the Prime Lessor’s fee interest in any BioMed MIT Portfolio property to any other person or entity), (ii) result in the Prime Lessee no longer being a wholly owned and controlled subsidiary of the Prime Lessor (other than in connection with a foreclosure under a mortgage loan secured by the Prime Lessee’s leasehold interest in the Prime Lease), or (iii) impose mortgages, deed restrictions or other encumbrances on Prime Lessor’s fee simple title that would materially interfere with (a) the Prime Lessee’s ability to exercise its rights and fulfill its obligations under the Prime Lease, or (b) the Prime Lessor’s ability to

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lease the BioMed MIT Portfolio property, provided that any such mortgage, deed restriction or other encumbrance upon the Prime Lessor’s fee simple title to the BioMed MIT Portfolio property is required to, in any case, be subordinated to the encumbrance of the Prime Lease and the Ground Lease. Notwithstanding the foregoing to the contrary and without limiting Prime Lessor’s covenants in this paragraph, if for any reason Prime Lessor is no longer the fee simple owner of any BioMed MIT Portfolio property or any portion thereof, then, the Prime Lease will be deemed terminated and the Ground Lease is required to automatically become a Direct Lease with the then fee simple owner.

In the event that the Prime Lease is terminated for any reason (including in the event of a rejection in bankruptcy, insolvency or similar proceeding involving Prime Lessee) prior to the expiration date of the Prime Lease, including an event where the Ground Lease would be deemed terminated solely as a result of termination of the Prime Lease, the Ground Lease (excluding any amendments thereto that have not been consented to by Prime Lessor in writing) will automatically continue in full force and effect for the balance of the term of the Ground Lease and be deemed for all purposes to be a direct lease between Prime Lessor and the applicable Borrower, upon the terms and conditions of, and having the same priority as, the Ground Lease (the “Direct Lease”), provided that the Borrowers are not in default of the Ground Lease beyond all applicable notice and cure periods of the Borrowers and the mortgage lender or any mezzanine lender such that the Prime Lessee had the right to terminate the Ground Lease at the time of termination of the Prime Lease. Where the Ground Lease becomes a Direct Lease, the Borrowers are required to attorn to Prime Lessor in accordance with the terms of a subordination, non-disturbance and attornment agreement, as landlord under the Ground Lease; provided the Ground Lease will not be deemed to have been terminated. In the event Prime Lessor and Borrower are deemed to have entered into a Direct Lease, Prime Lessor acknowledges and agrees that the mortgage lender will have all of the rights of an Approved First Mortgagee under the Direct Lease. In addition, if the mortgage lender (or its nominee or any other party which Approved First Mortgagee may designate in accordance with the terms of the Ground Lease) forecloses on the related security instrument or otherwise exercises remedies so that it succeeds to the interest of the Borrowers under the Ground Lease, the Prime Lessor agrees that the Direct Lease provisions are applicable to the mortgage lender (or its nominee or any other party which Approved First Mortgagee may designate in accordance with the terms of the Ground Lease), as the successor to the Borrowers.

The Prime Lease may not be amended, changed, or modified except by an instrument in writing signed by the Prime Lessor and Prime Lessee and consented to in writing by Prime Lessee’s mortgagee (if applicable), Borrower and the mortgage lender. For the avoidance of doubt, subject to the right to obtain a Direct Lease as described above, Prime Lessor retains all rights to terminate the Prime Lease following a default beyond any applicable notice and cure period in accordance with the terms of the Prime Lease. In the event of a monetary default under the Prime Lease that does not exceed $10,000 or concurrent monetary defaults that do not exceed $50,000 in the aggregate, if those monetary defaults are not caused by a default of the applicable Borrower under the Ground Lease, Prime Lessor must simultaneously deliver a copy of any written notice of default to the applicable Borrower, mortgage lender and any mezzanine lender, and the applicable mortgage lender, and any mezzanine lender will have the right, but not the obligation, to cure such monetary default within five (5) business days following receipt of such notice. For all other events of default under the Prime Lease that are not a monetary default and are not caused by a default of the applicable Borrower under the Ground Lease, the applicable Borrower, mortgage lender and any mezzanine will have no right to cure directly with Prime Lessor; provided however, Prime Lessor must simultaneously deliver a copy of any written notice of default received by or sent to Prime Lessor to the applicable Borrower, the mortgage lender, and any mezzanine lender.

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No. 3 – 29-33 Ninth Avenue

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No. 3 – 29-33 Ninth Avenue

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No. 3 – 29-33 Ninth Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$75,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$75,000,000	Property Type - Subtype:	Mixed Use – Retail
% of IPB:	9.4%	Net Rentable Area (SF):	87,537
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	33 Ninth Commercial Owner LLC and 33 Ninth Retail Owner LLC	Year Built / Renovated:	1903 / 2003
Borrower Sponsor:	Joseph Cayre	Occupancy:	100.0%
Interest Rate:	6.44000%	Occupancy Date:	11/30/2024
Note Date:	2/4/2025	4th Most Recent NOI (As of):	$9,471,222 (12/31/2021)
Maturity Date:	2/6/2035	3rd Most Recent NOI (As of):	$10,481,090 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$10,645,576 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of)(3):	$8,138,512 (TTM 11/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$14,653,657
Call Protection(2):	L(29),D(86),O(5)	UW Expenses:	$2,513,592
Lockbox / Cash Management:	Springing	UW NOI(3):	$12,140,065
Additional Debt(1):	Yes	UW NCF:	$11,443,857
Additional Debt Balance(1):	$60,000,000	Appraised Value / Per SF:	$231,000,000 / $2,639
Additional Debt Type(1):	Pari Passu	Appraisal Date:	12/5/2024

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$1,542
Taxes:	$212,776	$81,837	N/A	Maturity Date Loan / SF:	$1,542
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.4%
Replacement Reserve:	$0	$1,459	N/A	Maturity Date LTV:	58.4%
TI / LC Reserve:	$0	$14,590	N/A	UW NCF DSCR:	1.30x
Immediate Repairs:	$29,900	$0	N/A	UW NOI Debt Yield:	9.0%
Other Reserves(5):	$2,185,089	Springing	(5)

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$135,000,000	95.0%	Loan Payoff	$102,289,129	72.0%
Borrower Sponsor Equity	7,129,601	5.0	Other Debt	29,707,719	20.9
			Closing Costs(6)	7,704,988	5.4
			Upfront Reserves	2,427,765	1.7
Total Sources	$142,129,601	100.0%	Total Uses	$142,129,601	100.0%
(1)	The 29-33 Ninth Avenue Mortgage Loan (as defined below) is part of a whole loan evidenced by nine pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $135.0 million (the “29-33 Ninth Avenue Whole Loan”). The Financial Information in the chart above reflects the 29-33 Ninth Avenue Whole Loan.
(2)	Defeasance of the 29-33 Ninth Avenue Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 29 payments is based on the anticipated closing date of the BBCMS 2025-C35 securitization trust in July 2025. The actual defeasance lockout period may be longer.
(3)	The increase from Most Recent NOI to UW NOI is primarily driven by (i) European Crystal (Baccarat) occupying 3,995 square feet of space in November 2024 accounting for approximately $2.4 million of underwritten base rent and (ii) rent steps through February 2026 totaling approximately $338,550.
(4)	See “Escrows and Reserves” below for further discussion of reserve information.
(5)	Other Reserves consist of (i) an upfront reserve of $1,446,338 for outstanding tenant allowances, tenant improvements and leasing commissions related to the Baccarat lease, (ii) an upfront reserve of approximately $738,751 for rent concession funds related to the leases with Baccarat ($590,000) and Chez Margaux (approximately $148,751), (iii) monthly Condominium Charges (as defined below) and (iv) a springing monthly Material Tenant (as defined below) reserve subject to a cap as further detailed in the “Lockbox / Cash Management” section.
(6)	Closing Costs include an interest rate buydown of approximately $3,411,907.

The Loan. The 29-33 Ninth Avenue mortgage loan (the “29-33 Ninth Avenue Mortgage Loan”) is secured by the borrowers’ fee simple interest in an 87,537 square foot mixed use Commercial Condominium Unit (as defined below) and Retail Condominium Unit (as defined below) located in New York, New York (the “29-33 Ninth Avenue Property”). The 29-33 Ninth Avenue Whole Loan consists of nine pari passu notes and accrues interest at a rate of 6.44000% per annum. The 29-33 Ninth Avenue Whole Loan has a 10-year term, is interest only for the entire term and accrues interest on an Actual/360

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No. 3 – 29-33 Ninth Avenue

basis. The 29-33 Ninth Avenue Whole Loan was originated on February 4, 2025 by UBS AG. The 29-33 Ninth Avenue Mortgage Loan is evidenced by the controlling Note A-1 and non-controlling Notes A-3, A-5 and A-8, with an aggregate principal balance as of the Cut-off Date of $75,000,000. The relationship between the holders of the 29-33 Ninth Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus. The 29-33 Ninth Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-C35 securitization trust. See “The Pooling and Servicing Agreement” in the Prospectus.

The table below identifies the promissory notes that comprise the 29-33 Ninth Avenue Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2025-C35	Yes
A-2	$30,000,000	$30,000,000	BMO 2025-C11	No
A-3	$20,000,000	$20,000,000	BBCMS 2025-C35	No
A-4	$10,000,000	$10,000,000	BMO 2025-C11	No
A-5	$10,000,000	$10,000,000	BBCMS 2025-C35	No
A-6(1)	$10,000,000	$10,000,000	UBS AG	No
A-7	$5,000,000	$5,000,000	BMO 2025-C11	No
A-8	$5,000,000	$5,000,000	BBCMS 2025-C35	No
A-9(1)	$5,000,000	$5,000,000	UBS AG	No
Whole Loan	$135,000,000	$135,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The 29-33 Ninth Avenue Property is an 87,537 square foot multi-level building comprised of 57,309 square feet of commercial space (the “Commercial Condominium Unit”) and 30,228 square feet of retail space (the “Retail Condominium Unit”) within a six-story loft building located along Ninth Avenue in the Meatpacking District of New York, New York. The 29-33 Ninth Avenue Property has approximately 200 feet of frontage along West 13th Street and Ninth Avenue. The building was originally developed in 1903 as a warehouse.

The 29-33 Ninth Avenue Property is anchored by Soho House New York LLC (“Soho House New York”), a subsidiary of the Soho House & Co Inc. (NYSE: SHCO), a private members’ club comprised of a 44-room hotel, Cowshed Spa, a luxury spa, as well as extensive facilities including a restaurant, bar, private dining room and a 44-seat cinema. It also offers a private rooftop featuring a heated pool, bar, dining area and lounge area. Soho House New York occupies 12,675 square feet of retail space on the second floor as well as 57,309 square feet of commercial space on the ground floor, 3rd floor, 4th floor, 5th floor, 6th floor, cellar and roof (totaling 69,984 square feet), which make up 79.9% of NRA and 50.9% of the underwritten base rent.

Additionally, the 29-33 Ninth Avenue Property features spaces leased by luxury brands such as Tourneau, LLC (“Rolex”), European Crystal (“Baccarat”) and HC Leaseco LLC (“Chez Margaux”). The 29-33 Ninth Avenue Property was bifurcated in 2013 into a two-unit condominium structure consisting of the Commercial Condominium Unit and the Retail Condominium Unit, which are both collateral for the 29-33 Ninth Avenue Whole Loan. The Commercial Condominium Unit consists of portions of the cellar, the ground floor, the entire rentable portions of floors three through six and a large portion of the main roof. The Retail Condominium Unit is located on the remaining large portions of the cellar, ground floor and second floor. Approximately $7.7 million in capital has been invested in the Retail Condominium Unit since acquisition to update tenant spaces via tenant improvement allowances. The 29-33 Ninth Avenue Property is owned by an affiliate of Midtown Equities (as defined below).

Major Tenants.

Soho House New York (69,984 square feet; 79.9% of NRA; 50.9% of underwritten base rent). Soho House New York opened in 2003 and is a subsidiary of Soho House & Co Inc. Soho House & Co Inc. was founded in London, in 1995, as a private members’ club for those in film, media and creative industries and has since expanded to include hotel operations, restaurants and spas with locations across Europe and the United States. As of the third quarter of 2024, Soho House Group had approximately 267,494 members with a waiting list of more than 111,000 individuals. Soho House Group has a global collection of 45 Soho Houses, 8 Soho Works, Scorpios Beach Club in Mykonos and Bodrum, Soho Home (interiors

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and lifestyle retail brand) and digital channels. The Soho House New York annual membership fees range from $1,550 to $3,150. Soho House New York has occupied the 29-33 Ninth Avenue Property since 2002 and most recently extended its lease in 2020 for an additional four-year term through January 31, 2034. The lease is structured with one, five-year renewal option and no termination options. The Soho House New York lease encompassing its occupancy in the Retail Condominium Unit began in late 2016 and expires co-terminously with the lease for the Commercial Condominium Unit. The lease is structured with one, five-year renewal option and no termination options.

Chez Margaux (9,617 square feet; 11.0% of NRA; 13.2% of underwritten base rent). Chez Margaux is a private member’s club located at the 29-33 Ninth Avenue Property. In partnership with chef Jean-Georges, Margaux offers a unique blend of sumptuous spaces: the main dining room, highlighting modern French cuisine; a Japanese-inspired lounge for more casual dining; and a caviar-and-cocktails bar that transforms into an intimate nightclub, Gaux Gaux. Chez Margaux occupies 9,617 square feet of space under a lease that commenced February 1, 2023, with a lease expiration date of February 28, 2035. Chez Margaux pays a base rental rate of $185.61 per square foot with annual 2.0% rent increases each February. Chez Margaux has two, five-year renewal options and no termination options.

Baccarat (3,995 square feet; 4.6% of NRA; 17.4% of underwritten base rent). Baccarat is a French luxury house founded in 1764, and manufacturer of fine crystal located in Baccarat, Meurthe-et-Moselle, France. Baccarat recently signed its lease in November 2024 for 3,995 square feet of retail space through May 2035. Baccarat pays a base rental rate of $590.74 per square foot with annual 3.0% rent increases each June. Baccarat has no renewal options and no termination options.

The following table presents certain information relating to the historical and current occupancy of the 29-33 Ninth Avenue Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
86.7%	88.9%	94.5%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of November 30, 2024.

The following table presents certain information relating to the tenants at the 29-33 Ninth Avenue Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
Soho House New York	NR/NR/NR	69,984	79.9%	$98.70	$6,907,097	50.9%	1/31/2034
Chez Margaux	NR/NR/NR	9,617	11.0%	$185.61	$1,785,011	13.2%	2/28/2035
Baccarat	NR/NR/NR	3,995	4.6%	$590.74	$2,360,000	17.4%	5/31/2035
Rolex	NR/NR/NR	3,941	4.5%	$636.26	$2,507,501	18.5%	8/31/2030
Occupied Collateral Total / Wtd. Avg.		87,537	100.0%	$154.90	$13,559,609	100.0%

Vacant Space		0	0.0%

Collateral Total		87,537	100.0%

(1)	Based on the underwritten rent roll dated November 30, 2024.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $338,550 of contractual rent steps through February 2026.

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Annex A-3	BBCMS 2025-C35
No. 3 – 29-33 Ninth Avenue

The following table presents certain information relating to the lease rollover schedule at the 29-33 Ninth Avenue Property:

Lease Rollover Schedule(1)
	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2030	1	3,941	4.5%	$2,507,501	18.5%	3,941	4.5%	$2,507,501	18.5%
2031	0	0	0.0%	$0	0.0%	3,941	4.5%	$2,507,501	18.5%
2032	0	0	0.0%	$0	0.0%	3,941	4.5%	$2,507,501	18.5%
2033	0	0	0.0%	$0	0.0%	3,941	4.5%	$2,507,501	18.5%
2034	2	69,984	79.9%	$6,907,097	50.9%	73,925	84.5%	$9,414,598	69.4%
2035	2	13,612	15.5%	$4,145,011	30.6%	87,537	100.0%	$13,559,609	100.0%
2036 & Beyond	0	0	0.0%	$0	0.0%	87,537	100.0%	$13,559,609	100.0%
Total	5	87,537	100.0%	$13,559,609	100.0%
(1)	Based on the underwritten rent roll dated November 30, 2024.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of approximately $338,550 of contractual rent steps through February 2026.

The following table presents certain information relating to the operating history and underwritten cash flows at the 29-33 Ninth Avenue Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$10,141,918	$11,119,928	$11,264,673	$8,740,936	$13,559,609	$154.90	87.9%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$10,141,918	$11,119,928	$11,264,673	$8,740,936	$13,559,609	$154.90	87.9%
Total Reimbursements	1,411,270	1,394,508	1,422,274	1,593,942	1,865,292	21.31	12.1
Other Income	0	0	15,113	0	0	0.00	0.0
Net Rental Income	$11,553,188	$12,514,437	$12,702,059	$10,334,878	$15,424,902	$176.21	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(771,245)	(8.81)	(5.0)
Effective Gross Income	$11,553,188	$12,514,437	$12,702,059	$10,334,878	$14,653,657	$167.40	95.0%

Total Expenses	2,081,965	2,033,346	2,056,483	2,196,366	2,513,592	28.71	17.2

Net Operating Income(4)	$9,471,222	$10,481,090	$10,645,576	$8,138,512	$12,140,065	$138.68	82.8%

Total TI/LC, Capex/RR	0	0	0	0	696,208	7.95	4.8

Net Cash Flow	$9,471,222	$10,481,090	$10,645,576	$8,138,512	$11,443,857	$130.73	78.1%
(1)	TTM represents the trailing 12-month period ending November 30, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll dated November 30, 2024 with rent steps totaling $338,550 through February 2026.
(4)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily driven by (i) European Crystal (Baccarat) occupying 3,995 square feet of space in November 2024 accounting for approximately $2.4 million of underwritten base rent and (ii) rent steps through February 2026 totaling approximately $338,550

Environmental. According to the Phase I environmental assessment dated December 11, 2024, there was no evidence of any recognized environmental conditions at the 29-33 Ninth Avenue Property.

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Annex A-3	BBCMS 2025-C35
No. 3 – 29-33 Ninth Avenue

Appraisal. According to the appraisal, the 29-33 Ninth Avenue Property had an “as-is” appraised value of $231,000,000 as of December 5, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Direct Capitalization Approach	$231,000,000	5.00%
(1)	Source: Appraisal.
(2)	The appraisal used a discounted cash flow approach to arrive at the appraised value. The capitalization rate shown above represents the overall capitalization rate.

The Market. The 29-33 Ninth Avenue Property is located on the northwest corner of West 13th Street and Ninth Avenue in the Meatpacking District of New York, New York. The Meatpacking District is located in Lower Manhattan and is characterized by high-end boutique shops, retailers, restaurants, nightclubs and residences. The immediate surrounding area includes Loro Piana, Gucci, Hermes, Sephora, Apple and Google. Nearby developments include Chelsea Market, the High Line Park, Google’s New York headquarters and the Whitney Museum. According to a third-party market research report, the New York State Comptroller found that 62.2 million people visited New York City in 2023, and more than 64 million people were on pace to visit in 2024. Visitation figures are forecasted to continue rising, surpassing pre-pandemic records in 2025, with 68 million visitors expected.

According to a third-party market research report, the 29-33 Ninth Avenue Property is located in the New York retail market within the Chelsea retail submarket. As of November 2024, the Chelsea retail submarket contained 5,010,704 square feet of retail inventory space with an average rent of $118.40 PSF and a vacancy rate of 5.0%. As of year-end 2023, the Chelsea retail submarket contained 5,008,499 square feet of retail inventory space with an average rent of $119.89 and a vacancy rate of 5.4%.

According to a third-party market research report, the estimated 2024 population within a one-, three- and five-mile radius of the 29-33 Ninth Avenue Property was 137,469, 1,132,283 and 2,432,215, respectively, and the estimated 2024 average household income within the same radii was $197,847, $179,391 and $164,201, respectively.

The following table presents certain information with respect to comparable retail leases to the 29-33 Ninth Avenue Property as identified in the appraisal:

Comparable Retail Leases(1)
Property Name/Location	Tenant Name	Lease Date/Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
29-33 Ninth Avenue New York, NY	Baccarat(2)	Nov-2024 / 10.5(2)	3,995(2)	$590.74(2)	Modified Gross(2)
875 Washington Street New York, NY	Cadar	Jul-2024 / NAV	2,000	$400.00	Modified Gross
371-373 Bleeker Street New York, NY	Redvanly	Jun-2024 / NAV	900	$425.00	Modified Gross
70 Gansevoort Street New York, NY	Retail	Aug-2023 / 15.0	11,149	$260.11	Modified Gross
875 Washington Street New York, NY	Breitlin	Mar-2022 / NAV	3,807	$550.00	Modified Gross
400 West 14th Street New York, NY	Gucci	Mar-2022 / NAV	9,500	$631.57	Modified Gross
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 30, 2024.

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Annex A-3	BBCMS 2025-C35
No. 3 – 29-33 Ninth Avenue

The Borrowers. The borrowers are 33 Ninth Commercial Owner LLC and 33 Ninth Retail Owner LLC, each a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 29-33 Ninth Avenue Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for 29-33 Ninth Avenue Whole Loan is Joseph Cayre, the founder and chairman of Midtown Equities LLC (“Midtown Equities”). Headquartered in New York, Midtown Equities is a privately held real estate investment and development company with a portfolio of over 100 properties that encompass over 14.0 million square feet in the retail, office, residential, industrial and hospitality sectors. Midtown Equities maintains holdings in urban markets such as New York, Washington, D.C., Miami, Chicago and Los Angeles, as well as abroad.
Property Management. The 29-33 Ninth Avenue Property is self-managed.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) approximately $212,776 for real estate taxes, (ii) $1,446,338 for outstanding tenant allowances, tenant improvements and leasing commissions related to the Baccarat lease, (iii) $29,900 for immediate repairs and (iv) approximately $738,751 for rent concession funds related to the leases with Baccarat ($590,000) and Chez Margaux (approximately $148,751).

Tax Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated tax payments, which currently equates to approximately $81,837.

Insurance Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated insurance premiums; provided, such monthly deposits will be waived so long as the borrowers maintain a blanket insurance policy acceptable to the lender. In addition, such monthly deposits will be waived if the policies the borrowers are required to maintain are maintained by the condominium association and (a) the borrowers continue to own all of the units of the condominium, (b) the condominium association is required to maintain the policies required under the 29-33 Ninth Avenue Whole Loan documents pursuant to the terms and provisions of the condominium documents and the condominium association actually maintains the same, (c) the condominium documents remain in full force and effect and (d) the borrowers deliver to the lender evidence that the policies are maintained by the condominium association.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit approximately $1,459 for replacement reserves.

TI / LC Reserve – On a monthly basis, the borrowers are required to deposit approximately $14,590 for tenant allowances, tenant improvements and leasing commissions.

Condominium Funds – On a monthly basis, the borrowers are required to deposit 1/12th of all common charges, assessments for common charges and expenses, special or general, and other items for the payment of which the borrowers are responsible for pursuant to the condominium documents against the 29-33 Ninth Avenue Property as the same will become due and payable (the “Condominium Charges”), as the lender reasonably estimates will be payable during the next 12 months in order to accumulate sufficient funds to pay all such Condominium Charges at least 30 days prior to their respective due dates.

Lockbox / Cash Management. The 29-33 Ninth Avenue Whole Loan is structured with a springing lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). During the continuance of a Cash Management Trigger Event, rents received from the 29-33 Ninth Avenue Property are required to be deposited directly into the lockbox account or, if received by the borrowers or the property manager, as applicable, deposited within two business days of receipt. All funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the 29-33 Ninth Avenue Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the 29-33 Ninth Avenue Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) (subject to a cap of $90.00 per square foot with respect to the triggers set forth in clauses (vii), (xiii) and (ix) of the definition of “Material Tenant Trigger Event” and only to the extent that no other Material Tenant Trigger Event exists) (but not during a Cash Management Trigger Event which is not also a Material Tenant Trigger Event) has occurred and is continuing, to a Material Tenant rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) (but not during a Cash Management Trigger Event which is not also a Cash Sweep Trigger Event) has occurred and is continuing (but not a Material Tenant Trigger Event), to the

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Annex A-3	BBCMS 2025-C35
No. 3 – 29-33 Ninth Avenue

lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrowers.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the 29-33 Ninth Avenue Whole Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantor, the borrower sponsor or an affiliated property manager, (iii) the trailing 12-month period debt service coverage ratio (“DSCR”) falling below 1.20x, (iv) the indictment for fraud or misappropriation of funds by any of the borrowers, the guarantor, the borrower sponsor or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to the 29-33 Ninth Avenue Property), or any director or officer of the aforementioned parties or (v) a Material Tenant Trigger Event, and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, the filing being discharged or dismissed within 45 days, and the lender’s determination that such filing does not materially and adversely affect the borrowers’, the guarantor’s, the borrower sponsor’s or affiliated property manager’s obligations, or with respect to the property manager, the replacement of such property manager, (c) clause (iii) above, the trailing 12-month DSCR being at least 1.20x for two consecutive calendar quarters, (d) clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the affiliated property manager with a third-party property manager that constitutes a qualified property manager under the 29-33 Ninth Avenue Whole Loan documents or (e) clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the 29-33 Ninth Avenue Whole Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantor, the borrower sponsor or an affiliated property manager or (iii) the trailing 12-month period DSCR falling below 1.20x, and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, as to an involuntary filing, the filing being discharged or dismissed within 45 days, and the lender’s determination that such filing does not materially and adversely affect the borrowers’, the guarantor’s, the borrower sponsor’s or the affiliated property manager’s obligations, or with respect to the property manager, the replacement of such property manager or (c) clause (iii) above, the trailing 12-month DSCR is at least 1.20x for two consecutive calendar quarters.

A “Material Tenant” means (i) Soho House New York or (ii) any tenant at the 29-33 Ninth Avenue Property that, individually or together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the 29-33 Ninth Avenue Property or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the 29-33 Ninth Avenue Property.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate or not to extend or renew its lease, (ii) on or prior to the date that is 12 months prior to the then applicable expiration date under its Material Tenant lease, a Material Tenant does not extend such Material Tenant lease, (iii) on or prior to the date by which a Material Tenant is required under its Material Tenant lease to notify the borrowers of its election to extend such Material Tenant lease, the Material Tenant does not give such notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated with respect to at least 25% or more of the applicable Material Tenant space, (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course of at least 25% or more of its Material Tenant space, (viii) a Material Tenant announcing or disclosing publicly its intention to relocate from or vacate at least 25% or more of its Material Tenant space or (ix) if at least 25% or more of a Material Tenant space is marketed in writing for sublease by or on behalf of a Material Tenant or subleased, and expiring upon, with respect to (a) clauses (i), (ii), (iii), (vi), (vii), (viii) and (ix) above, the date that (1) the applicable Material Tenant lease is extended with respect to all or at least 75% of its Material Tenant space pursuant to a qualified lease or (2) all or at least 75% of all of the applicable Material Tenant space is leased under one or more qualified leases provided that, in each case, the occupancy conditions have been satisfied as reasonably determined by the lender, (b) clause (i) above, the unconditional revocation or rescission by the applicable Material Tenant of all termination or non-extension notices with respect to its Material Tenant lease, (c) clause (iv) above, a cure of the applicable event of default, (d) clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) clause (vii) above, the applicable Material Tenant re-commences its operations and the conduct of business in the ordinary course at its Material Tenant space or at least 75% of its applicable portion thereof, as the case may be, such that it is no longer dark, and has not vacated or ceased to conduct business in the ordinary course at the applicable property or a portion thereof, (f)

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Annex A-3	BBCMS 2025-C35
No. 3 – 29-33 Ninth Avenue

clause (viii) above, the unconditional retraction by the applicable Material Tenant of all announcements or disclosures of its intention to relocate from or vacate all or at least 75% of its Material Tenant space or (g) clause (ix) above, the unconditional cessation of all marketing efforts by or on behalf of the applicable Material Tenant with respect to at least 75% of its Material Tenant space.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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Annex A-3	BBCMS 2025-C35
No. 4 – Marriott World Headquarters

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Annex A-3	BBCMS 2025-C35
No. 4 – Marriott World Headquarters

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Annex A-3	BBCMS 2025-C35
No. 4 – Marriott World Headquarters

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BANA, JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$75,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$74,691,878	Property Type – Subtype:	Office – CBD
% of IPB:	9.4%	Net Rentable Area (SF):	743,448
Loan Purpose:	Refinance	Location:	Bethesda, MD
Borrower:	7750 Wisconsin Avenue Owner LLC	Year Built / Renovated:	2022 / NAP
Borrower Sponsor:	7750 Wisconsin Avenue LLC	Occupancy:	100.0%
Interest Rate:	5.4910%	Occupancy Date:	7/1/2025
Note Date:	2/27/2025	4th Most Recent NOI (As of):	$16,420,045 (12/31/2022)
Maturity Date:	3/1/2035	3rd Most Recent NOI (As of):	$28,362,110 (12/31/2023)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$28,730,817 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$28,792,599 (TTM 2/28/2025)
Original Amortization Term:	360 months	UW Economic Occupancy:	96.7%
Amortization Type:	Amortizing Balloon	UW Revenues:	$31,171,210
Call Protection(2):	L(28),D(85),O(7)	UW Expenses:	$935,979
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$30,235,231
Additional Debt(1):	Yes	UW NCF:	$30,160,887
Additional Debt Balance(1):	$176,272,832	Appraised Value / Per SF:	$485,000,000 / $652
Additional Debt Type:	Pari Passu	Appraisal Date:	1/14/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$338
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$283
Insurance:	$0	Springing	N/A	Cut-Off Date LTV:	51.7%
Replacement Reserves:	$0	Springing	$297,379	Maturity Date LTV:	43.4%
TI/LC:	$0	Springing	$2,973,792	UW NCF DSCR:	1.76x
				UW NOI Debt Yield:	12.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$252,000,000	99.3%	Loan Payoff	$252,777,661	99.6%
Borrower Equity	$1,737,330	0.7	Closing Costs	$959,668	0.4
Total Sources	$253,737,330	100.0%	Total Uses	$253,737,330	100.0%
(1)	The Marriott World Headquarters Mortgage Loan (as defined below) is part of the Marriott World Headquarters Whole Loan (as defined below), which is evidenced by sixteen pari passu promissory notes with an aggregate principal balance of $252,000,000. The Cut-off Date Loan / SF, Maturity Date Loan / SF, UW NOI Debt Yield, UW NCF DSCR, Cut-off Date LTV and Maturity Date LTV numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Marriott World Headquarters Whole Loan.
(2)	The lockout period will be at least 28 months beginning with and including the first payment date on April 1, 2025. Defeasance is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) February 27, 2028. The assumed lockout period is based on the expected BBCMS 2025-C35 closing date in July 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” section below for further discussion.

The Loan. The Marriott World Headquarters mortgage loan (the “Marriott World Headquarters Mortgage Loan”) is part of a whole loan (the “Marriott World Headquarters Whole Loan”) that is evidenced by sixteen pari passu promissory notes in the aggregate original principal amount of $252,000,000 and secured by a fee simple interest in a 743,448 square foot office property located in Bethesda, Maryland (the “Marriott World Headquarters Property”). The Marriott World Headquarters Whole Loan was co-originated by Bank of America, N.A., Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, N.A. The Marriott World Headquarters Whole Loan has a 10-year term that amortizes on a 30-year amortization schedule and accrues at a fixed rate of 5.4910% per annum on an Actual/360 basis. The scheduled maturity date of the Marriott World Headquarters Whole Loan is March 1, 2035. The Marriott World Headquarters Whole Loan is evidenced by the controlling Note A-1 being contributed by Bank of America, N.A. and Note A-10 and Note A-12-2 being contributed by JPMorgan Chase Bank, N.A., with an aggregate original principal amount of $75,000,000. The remaining promissory notes comprising the Marriott World Headquarters Whole Loan are summarized in the table below. The Marriott World Headquarters Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-C35 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

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Annex A-3	BBCMS 2025-C35
No. 4 – Marriott World Headquarters
Marriott World Headquarters Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$43,015,200	$42,838,481	BBCMS 2025-C35	Yes
A-2	$20,000,000	$19,917,834	BANK 2025-BNK49	No
A-3-1(1)	$21,015,200	$20,928,863	BANA	No
A-3-2	$24,500,000	$24,399,347	BANK 2025-BNK50	No
A-4	$10,000,000	$9,958,917	BANK 2025-BNK49	No
A-5	$5,000,000	$4,979,459	BANK 2025-BNK49	No
A-6-1	$12,250,000	$12,199,673	BANK 2025-BNK50	No
A-6-2(1)	$11,984,800	$11,935,563	MSMCH	No
A-7	$20,000,000	$19,917,834	BANK 2025-BNK49	No
A-8(1)	$10,000,000	$9,958,917	MSMCH	No
A-9-1(1)	$5,000,000	$4,979,459	MSMCH	No
A-9-2(1)	$5,000,000	$4,979,459	MSMCH	No
A-10	$24,234,800	$24,135,236	BBCMS 2025-C35	No
A-11	$20,000,000	$19,917,834	BANK 2025-BNK49	No
A-12-1	$12,250,000	$12,199,673	BANK 2025-BNK50	No
A-12-2	$7,750,000	$7,718,161	BBCMS 2025-C35	No
Whole Loan	$252,000,000	$250,964,710
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Marriott World Headquarters Property is a 743,448 square foot office property located in Bethesda, Maryland. Situated on a 1.74-acre site, the Marriott World Headquarters Property was constructed in 2022 and has achieved LEED Gold V4 status. The Marriott World Headquarters Property consists of 21-stories of office space and a 5-level, below-grade parking garage with 805 spaces. As of July 1, 2025, the Marriott World Headquarters Property was 100.0% leased to Marriott International Administrative Services Inc through May 31, 2042. The Marriott World Headquarters Property offers flexible and collaborative workspaces, as well as additional on-site amenities, including a childcare center for associates, a fitness center, cafeteria, and accessible parking. Adjacent to the Marriott World Headquarters Property, and not part of the collateral, is a 245-key, full-service Marriott hotel that is owned and was developed by The Bernstein Companies.

The Marriott World Headquarters Property was developed and is currently owned by a joint venture between Boston Properties and The Bernstein Companies. This location serves as the only corporate headquarters for Marriott International, Inc., with approximately 3,000 employees. The building serves as the main site for all top company executives, a hub for worldwide corporate orientations and training, and is the office for corporate functions, including marketing, human resources, test kitchen, technology, design and finance.

Condominium. The Marriott World Headquarters Property is one of two units in a condominium known as the “Bethesda Center Commercial Condominium” (the “Condo”). The Marriott World Headquarters Property represents the office/garage unit (the “Office/Garage Unit”) and the adjacent Marriott hotel represents the hotel unit (the “Hotel Unit”). The Hotel Unit is owned by an entity affiliated with The Bernstein Companies, owners of the borrower sponsor. The Condo is operated by a council of unit owners (the “Council”), which also maintains the common elements of the Condo. A board of directors has not been appointed. The Council is made up of two members, with each unit owner being a member. A unanimous vote of the unit owners is required for any action by the Council, giving the borrower a veto right. Marriott International Administrative Services, Inc the sole tenant at the Marriott World Headquarters Property, administers the budgeting and payment of general common expenses. The borrower has a 79.3% interest in the general common elements. The Council has agreed to provide to the lender copies of any notice of default under the Condo documents delivered by the Council to the borrower, including for any unpaid general common expenses or other charges or assessments, and the Council has agreed that it will accept a cure of any such borrower default from the lender as mortgagee.

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Sole Tenant.

Marriott International Administrative Services Inc (743,448 square feet, 100.0% of NRA, 100.0% of underwritten base rent). Marriott International Administrative Services Inc (NASDAQ: MAR) (“Marriott”) operates, franchises, and licenses hotel, residential and timeshare properties worldwide. Marriott operates its properties under the brand names JW Marriott, The Ritz-Carlton, Ritz-Carlton Reserve, W Hotels, The Luxury Collection, St. Regis, EDITION, Bulgari, Marriott Hotels, Sheraton, Delta Hotels, Marriott Executive Apartments, Marriott Vacation Club, Westin, Renaissance, Le Méridien, Autograph Collection, Gaylord Hotels, Tribute Portfolio, Design Hotels, Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, Four Points, TownePlace Suites, Aloft, AC Hotels by Marriott, Protea Hotels, Element and Moxy. As of July 31, 2024, Marriott operated approximately 9,000 properties, with 1.66 million rooms across 30 hotel brands in 141 countries and territories. As of October 4, 2024, Marriott had a market capitalization of approximately $71.7 billion. Marriott reported a net income of $455 million as of the fourth quarter of 2024.

Marriott occupies 735,573 square feet of office space and 7,875 square feet of storage space at the Marriott World Headquarters Property. Marriott’s lease commenced on April 12, 2021 and extends through May 31, 2042, with one 10-year renewal option followed by one 5- or 10-year renewal option. Provided the second renewal term is for a period of five years, then Marriott will have a third option to renew its premises in whole or in part for an additional period of five years. Marriott currently pays a rent of $38.99 per square foot on its office space (with 1.3% annual escalations) and $25.65 per square foot on its storage space (with 1.3% annual escalations) and does not have any termination options. Marriott did not receive a tenant improvement allowance and it is estimated that the tenant invested approximately $200 million ($269 per square foot) into the build-out of its space.

The lease is structured as an absolute NNN lease, with Marriott responsible for payment of all operating expenses, which includes all actual operating expenses incurred in connection with the management, operation and ownership of the building (including the parking garage) plus all capital expenditures, real estate taxes and condominium costs incurred by the borrower. Marriott is obligated to contract directly for operating expenses with third-party providers. The only property level expense incurred by the borrower is real estate taxes and Marriott is required to fully reimburse the borrower for the same under the terms of the lease.

The following table presents certain information relating to the historical and current occupancy of the Marriott World Headquarters Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated July 1, 2025.

The following table presents certain information relating to the sole tenant at the Marriott World Headquarters Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Marriott International Administrative Services Inc	Baa2/BBB/NR	743,448	100.0%	$39.36	$29,260,780	100.0%	5/31/2042
Occupied Collateral Total / Wtd. Avg.		743,448	100.0%	$39.36	$29,260,780	100.0%
Vacant Space		0	0.0%
Collateral Total		743,448	100.0%

(1)	Information is based on the underwritten rent roll dated July 1, 2025 and includes straight-lined rent through the end of the loan term.
(2)	The lease is guaranteed by Marriott’s parent company, Marriott International, Inc.

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No. 4 – Marriott World Headquarters

Appraisal. The appraisal concluded to an “as-is” appraised value of $485,000,000 as of January 14, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$485,000,000	6.00%
(1)	Source: Appraisal.

The following table presents certain information relating to the tenant lease expiration at the Marriott World Headquarters Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	0	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2032	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2033	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2034	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2035	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
Thereafter	1	743,448	100.0	$29,260,780	100.0	743,448	100.0%	$29,260,780	100.0%
Total	1	743,448	100.0%	$29,260,780	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2025.

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No. 4 – Marriott World Headquarters

The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Marriott World Headquarters Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM 2/28/2025	Underwritten(1)	Per Square Foot	%(2)
Rents in Place	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$29,260,780	$39.36	91.1%
IG Straight-lined Rent(3)	$0	$0	$0	$0	$1,938,510	$2.61	6.0%
Gross Potential Rent	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$31,199,289	$41.97	97.1%
Total Reimbursements	0	0	0	0	$935,979	$1.26	2.9%
Net Rental Income	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$32,135,268	$43.22	100.0%
(Vacancy/Credit Loss)	0	0	0	0	$964,058	$1.30	3.1%
Effective Gross Income	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$31,171,210	$41.93	100.0%
Management Fee(4)	0	0	0	0	$935,979	$1.26	3.0%
Total Expenses	$0	$0	$0	$0	$935,979	$1.26	3.0%
Net Operating Income	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$30,235,231	$40.67	97.0%
Capital Expenditures	0	0	0	0	$74,345	$0.10	0.2%
TI/LC	0	0	0	0	0	$0.00	0.0%
Net Cash Flow	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$30,160,887	$40.57	96.8%
(1)	Information is based on the underwritten rent roll dated July 1, 2025. The Marriott lease is structured as an absolute NNN lease, with Marriott being responsible for payment of all operating expenses.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	UW IG Straight-lined Rent calculation is based on the average base rents for office and storage space for Marriott through the end of the loan term.
(4)	UW Management Fee is 3.0% of UW Gross Potential Rental Income and UW Straight-lined IG Rent. The Marriott World Headquarters Property is self-managed by Marriott. There is no actual Management Fee assessed at the property level and the borrower incurs no direct property management expenses.

Environmental. According to the Phase I environmental site assessment dated January 16, 2025, there was no evidence of any recognized environmental conditions at the Marriott World Headquarters Property.

The Market. The Marriott World Headquarters Property is situated along Wisconsin Avenue, approximately 7.3 miles north of Washington, D.C. Two major highways, I-495 and I-270, are accessible from Wisconsin Avenue. The Marriott World Headquarters Property is located close to more than 200 restaurants and over 500 retail shops and services within Bethesda, Maryland. The Marriott World Headquarters Property has access to various bus lines and the Washington Metropolitan Area Transit Authority’s ( “WMATA”) Red Line. The upcoming WMATA Purple Line, which is expected to open at the end of 2026, will also be in close proximity to the Marriott World Headquarters Property. The Marriott World Headquarters Property is located in walking distance to the Bethesda Metro Center at the intersection of Wisconsin Avenue and East-West Highway.

The Marriott World Headquarters Property is located within the Washington D.C. USA office market and the Bethesda/Chevy Chase office submarket. The top three industries within the area are Professional, Scientific and Technical Services, Public Administration, and Health Care and Social Assistance (together, 43% of the workforce). As of the third quarter of 2024, the Washington D.C. USA office market had existing supply of approximately 523.1 million square feet, an average vacancy of 17.4% and an average rent of $39.18 per square foot. As of the third quarter of 2024, the Bethesda/Chevy Chase office submarket had existing supply of approximately 14.7 million square feet, an average vacancy of 23.8% and an average asking rent of $40.00 per square foot.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Marriott World Headquarters Property was 28,420, 158,743 and 467,720, respectively. The estimated 2024 average household income within the same radii was $214,761, $247,162 and $204,891, respectively.

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No. 4 – Marriott World Headquarters

The following table presents recent leasing data at comparable properties with respect to the Marriott World Headquarters Property:

Summary of Comparable Leases(1)
Property / Location	Tenant	Distance from Subject	Year Built/ Renov.	Lease Date	Term (Yrs.)	Size (SF)	Initial Rent PSF (NNN)	TIs PSF / Free Rent / Escalations
Marriott World Headquarters 7750 Wisconsin Avenue Bethesda, MD	Marriott International Administrative Services Inc(2)	-	2022/NAP	Apr-21(2)	21.0(2)	743,448(2)	$39.36(2)	None / 13 mos. /1.3%
Avocet Tower(3) 7373 Wisconsin Ave Bethesda, MD 20814	RLJ Lodging Stewart Investment Partners Inter American Management AGNC Mortgage - Top Floor	0.3 Miles	2022/NAP	Sep-24 Sep-23 May-23 Apr-23	13.1 5.5 11.5 13.0	21,841 2,083 8,527 27,120	$50.00 $50.00 $50.00 $58.50	$155.00 / 20 mos. / 2.5% $120.00 / 6 mos. / 2.5% $142.00 / 18 mos. / 2.5% $140.00 / 25 mos. / 2.5%
The Wilson(3) 7272a Wisconsin Ave Bethesda, MD 20814	Arlington Mgmt Employees Fox5DC Profund Advisors Enviva	0.4 Miles	2021/NAP	Apr-23 Jan-21 Dec-20 Oct-20	9.5 15.0 11.0 11.0	19,746 59,178 54,615 98,944	$48.00 $51.25 $54.00 $48.00	$102.00 / 9 mos. / 2.5% $100.00 / 13 mos. / 2.5% $110.00 / 18 mos. / 2.5% $100.00 / 13 mos. / 2.5%
4747 Bethesda(3) 4747 Bethesda Avenue Bethesda, MD 20814	Rotunda Capital Tiedmann Investment Pebblebrook Hotel	0.4 Miles	2019/NAP	Aug-22 Aug-20 Nov-19	7.6 7.6 12.0	4,730 2,800 16,154	$55.00 $53.50 $55.00	$95.00 / 7 mos. / 2.5% $105.00 / 7 mos. / 2.5% $100.00 / 14 mos. / 2.5%
One Bethesda Center 4800 Hampden Ln Bethesda, MD 20814	Greysteel Capitol Hill Group RCLCO DANAC Realty	0.4 Miles	1986/NAP	Mar-25 Oct-24 Jun-24 Jun-23	5.8 5.5 11.0 11.3	5,475 7,680 5,232 5,200	$37.50 $37.50 $37.75 $37.00	$100.00 / 10 mos. / 2.5% $100.00 / 6 mos. / 2.5% $120.00 / 14 mos. / 2.5% $140.00 / 15 mos. / 2.5%
Francis G. Newlands Building 2 Bethesda Metro Center Bethesda, MD 20814	Citrin Cooperman Open Industrial Manager	0.3 Miles	1999/2004	Nov-24 Mar-24	7.8 5.0	3,298 5,431	$37.00 $33.00	$100.00 / 10 mos. / 2.5% $100.00 / 0 mos. / 2.75%
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated July 1, 2025.
(3)	Avocet Tower, The Wilson and 4747 Bethesda serve as the Marriott World Headquarters Property’s direct competition due to the newly built quality of the buildings.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Marriott World Headquarters Property:

Market Rent Summary
Space Type	Market Rent (PSF)	Lease Term (Years)	Rent Increase Projection
Office	$40.00	10	2.5% per annum
Storage	$25.00	10	2.5% per annum

The Borrower. The borrower is 7750 Wisconsin Avenue Owner LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Marriott World Headquarters Whole Loan.

The Borrower Sponsor. The borrower is directly wholly owned by the borrower sponsor, 7750 Wisconsin Avenue LLC. The borrower sponsor is owned by Boston Properties (50%) and The Bernstein Companies (50%). There is no separate non-recourse carveout guarantor or environmental indemnitor for the Marriott World Headquarters Whole Loan.

Boston Properties (NYSE: BXP, S&P/Moody’s: BBB/Baa2) is a fully integrated real estate company, organized as a real estate investment trust, and is a leading developer, owner and manager of workplaces in the United States, with a current portfolio of 181 properties. The portfolio is concentrated in six markets: 16.5 million square feet (52 properties) in Boston, Massachusetts, 2.3 million square feet (27 properties) in Los Angeles, California, 12.6 million square feet (26 properties) in New York, New York, 7.9 million square feet (38 properties) in San Francisco, California, 1.5 million square feet (two properties) in Seattle, Washington, and 9.6 million square feet (31 properties) in Washington, D.C.

The Bernstein Companies, founded in 1933, is one of Washington, D.C.’s oldest real estate development, investment, and management organizations. The Bernstein Companies is focused on strategic acquisitions, ground-up developments, redevelopments and investments, as well as the management of its office, hotel and multi-family properties. The Bernstein Companies has successfully completed over $4.0 billion in real property transactions, $2.2 billion of tax credit transactions and have managed the company’s privately held portfolio totaling over 4.6 million square feet. The company currently holds

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a commercial portfolio of more than 40 properties, including office buildings, multifamily properties, land development parcels and hotels within the Mid-Atlantic and Midwest regions.

Boston Properties has indicated that it may sell its 50% interest in the borrower. Pursuant to the applicable joint venture agreement, The Bernstein Companies will have a right of first offer (“ROFO”) to purchase Boston Properties’ interest in the borrower. In the event The Bernstein Companies does not purchase Boston Properties’ interest in the borrower pursuant to the ROFO, it is expected that Boston Properties would then market its interest in the borrower for sale to third parties. Pursuant to the loan agreement, the transfer of Boston Properties’ interest will be permitted without the lender’s consent and without the payment of any fee, so long as The Bernstein Companies retains its 50% interest in the borrower and no less than the level of control of the borrower that it had at the time the Marriott World Headquarters Whole Loan was originated, subject to the satisfaction of certain conditions, including customary credit and background searches of the transferee that are reasonably acceptable to the lender and delivery of a new non-consolidation opinion.

Property Management. The Marriott World Headquarters Property is self-managed by the sole tenant, Marriott International Administrative Services Inc.

Escrows and Reserves.

Tax Escrows – On a monthly basis during a Cash Management Sweep Period (as defined below) so long as the Marriott Reserve Condition (as defined below) is not satisfied, the borrower is required to escrow 1/12th of the annual estimated tax payments.

Insurance Escrows – On a monthly basis during a Cash Management Sweep Period so long as the Marriott Reserve Condition is not satisfied, and if there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments.

Replacement Reserve - On a monthly basis during a Cash Management Sweep Period so long as the Marriott Reserve Condition is not satisfied, the borrower is required to escrow $12,391 for replacement reserves, subject to a cap of $297,379.

Rollover Reserve - On a monthly basis during a Cash Management Sweep Period so long as the Marriott Reserve Condition is not satisfied, the borrower is required to escrow $123,908 for TI/LC reserves, subject to a cap of $2,973,792.

“Marriott Reserve Condition” means, with respect to an applicable reserve fund, the applicable reserve amount is required to be paid by Marriott pursuant to its lease and, with respect to insurance and tax escrows only, the borrower has delivered evidence reasonably satisfactory to the lender that Marriott is paying such amounts.

Lockbox / Cash Management. The Marriott World Headquarters Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Marriott World Headquarters Property are required to be deposited directly by Marriott to the lockbox account and, so long as a Cash Management Sweep Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Cash Management Sweep Period, the borrower will not be permitted access to the funds in the lockbox account, and such funds will be required to be transferred to the lender-controlled cash management account and disbursed according to the Marriott World Headquarters Whole Loan documents. During a Cash Management Sweep Period, all excess cash is required to be held by the lender as additional security for the Marriott World Headquarters Whole Loan; provided that so long as no event of default exists, excess cash will be available to the borrower (i) to fund shortfalls in debt service on the Marriott World Headquarters Whole Loan, and (ii) to fund operating expenses that are consistent with the annual budget and operating expenses and extraordinary expenses approved by the lender.

A “Cash Management Sweep Period” will commence upon (i) the occurrence of an event of default under the Marriott World Headquarters Whole Loan documents, (ii) the debt service coverage ratio being less than 1.25x for any calendar quarter; or (iii) the commencement of a Marriott Sweep Period (as defined below).

A Cash Management Sweep Period and will end upon (a) with respect to clause (i) above, the cure of such event of default; (b) with respect to clause (ii) above, the Marriott World Headquarters Whole Loan having a debt service coverage ratio of at least 1.25x for two calendar quarters; or (c) with respect to clause (iii) above, the Marriott Sweep Period ending. In addition, with respect to clause (ii) above, the borrower is permitted to end a Cash Management Sweep Period by depositing cash, a letter of credit and/or an acceptable guaranty (as long as Marriott maintains a senior unsecured credit rating of

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“Baa3” or better from Moody’s and “BBB-” or better from S&P and Fitch) in an amount which, if applied to the outstanding balance of Marriott World Headquarters Whole Loan, would result in a debt service coverage ratio of at least 1.25x for one calendar quarter.

A “Marriott Sweep Period” will commence upon the earliest to occur of the date that Marriott (i) has exercised any right to terminate its lease, (ii) has gone dark for 6 months or more, (iii) is required to exercise its option to extend the term of its lease but has not done so (or, if no date is specified, 12 months prior to the Marriott lease expiration), (iv) defaults in the payment of rent (after the expiration of any notice and cure periods) and such default continues for more than 60 days past such notice and/or cure periods, or (v) files, or is the subject of, any bankruptcy proceeding or has its assets made subject to the jurisdiction of a bankruptcy court.

A Marriott Sweep Period will end when (a) with respect to clauses (i), (ii) or (iii) above, one or more replacement leases are signed in accordance with the terms of the loan documents, (b) as it relates to clause (iv) above, the default has been cured, or (c) as it relates to clause (v) above, Marriott assumes the Marriott lease or the assets of Marriott are no longer subject to the jurisdiction of a bankruptcy court. Funds collected as a result of a Marriott Sweep Period together with (y) the amount of any letter of credit delivered in accordance with the terms of the loan documents, and/or (z) any guaranty delivered (as long as Marriott maintains a senior unsecured credit rating of “BBB-” or better from S&P and Fitch, and “Baa3” or better from Moody’s) will be capped at $75 per square foot of the applicable rentable area.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

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No. 5 – Washington Square

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No. 5 – Washington Square

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Annex A-3	BBCMS 2025-C35
No. 5 – Washington Square
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GACC, GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$70,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$70,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	8.8%	Net Rentable Area (SF)(4):	994,568
Loan Purpose:	Recapitalization	Location:	Portland, OR
Borrowers:	PPR Washington Square LLC and MS Washington Square LLC	Year Built / Renovated:	1974, 2005 / 1995, 2008, 2018-2019
Borrower Sponsor:	The Macerich Partnership, L.P.	Occupancy:	85.6%
Interest Rate:	5.57700%	Occupancy Date:	3/27/2025
Note Date:	3/27/2025	4th Most Recent NOI (As of):	$34,916,211 (12/31/2021)
Maturity Date:	4/6/2035	3rd Most Recent NOI (As of):	$40,807,876 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$37,934,316 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$40,052,391 (TTM 12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	93.7%
Amortization Type:	Interest Only	UW Revenues:	$52,293,715
Call Protection(2):	L(27),DorYM1(86),O(7)	UW Expenses:	$11,301,353
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$40,992,362
Additional Debt(1):	Yes	UW NCF:	$39,798,880
Additional Debt Balance(1):	$270,000,000	Appraised Value / Per SF(4)(5):	$655,000,000 / $659
Additional Debt Type(1):	Pari Passu	Appraisal Date(5):	3/1/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(5):	$342
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(5):	$342
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.9%
Replacement Reserves:	$0	Springing	Variable(3)	Maturity Date LTV:	51.9%
TI / LC Reserve:	$0	Springing	Variable(3)	UW NCF DSCR:	2.07x
Gap Rent Reserve:	$155,348	$0	N/A	UW NOI Debt Yield:	12.1%
Outstanding TI / LC Reserve	$2,752,705	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$340,000,000	100.0%	Return of Equity	$336,001,852	98.8%
			Upfront Reserves	2,908,053	0.9
			Closing Costs	1,090,095	0.3
Total Sources	$340,000,000	100.0%	Total Uses	$340,000,000	100.0%
(1)	The Washington Square Mortgage Loan (as defined below) is part of a whole loan evidenced by 27 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $340.0 million (the “Washington Square Whole Loan”). The Financial Information in the chart above reflects the Washington Square Whole Loan.
(2)	The lockout period will be at least 27 payment dates beginning with and including the first payment date on May 6, 2025. Defeasance of the Washington Square Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Washington Square Whole Loan to be securitized (the “Lockout Release Date”) and (ii) May 6, 2028. In addition, on any business day from and after the Lockout Release Date, voluntary prepayment of the Washington Square Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in October 2034, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Washington Square Whole Loan being prepaid and (y) a yield maintenance premium. The assumed lockout period of 27 payments is based on the expected BBCMS 2025-C35 securitization closing date in July 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	The Washington Square Property (as defined below) is part of a larger retail development consisting of a total of 1,243,621 square feet (“SF”). Macy’s operates 242,505 SF at the larger retail development and Wells Fargo operates 6,548 SF at the larger retail development, both of which are not part of the collateral.
(5)	The appraisal is based on the assumption that DICK’s Sporting Goods (“Dick’s”), which currently leases 90,000 square feet on a month-to-month basis, will execute a ground lease for a Dick’s House of Sport on a pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by Dick’s. As of May 20, 2025, Dick’s executed the ground lease related to the vacant Sears pad site. However, there can be no assurance either that the new Dick’s House of Sport location will be constructed and open for business or that Dick’s Sporting Goods will continue to lease its current space while the new store is constructed, or of what the value of the Washington Square Property would be absent such assumptions.

The Loan. The fifth largest mortgage loan (the “Washington Square Mortgage Loan”) is part of the Washington Square Whole Loan secured by the borrowers’ fee interests in a super-regional mall totaling 994,568 SF located in Portland, Oregon (the “Washington Square Property”). The Washington Square Whole Loan is evidenced by 27 pari passu promissory

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No. 5 – Washington Square

notes and accrues interest at a rate of 5.57700% per annum on an Actual/360 basis. The Washington Square Whole Loan has a 10-year term and is interest only for the entire duration of the term. The Washington Square Whole Loan was co-originated on March 27, 2025 by German American Capital Corporation (“GACC”), Goldman Sachs Bank USA (“GSBI”), Bank of Montreal (“BMO”), JPMorgan Chase Bank, National Association (“JPMCB”), and Morgan Stanley Bank, N.A. (“MSBNA”). The Washington Square Mortgage Loan is evidenced by the non-controlling Note A-1-2, Note A-1-3 and Note A-1-4, contributed by GACC and Note A-2-3 and Note A-2-4-1 contributed by GSMC with an aggregate original principal balance of $70,000,000. The Washington Square Whole Loan is serviced pursuant to the pooling and servicing agreement for the BMO 2025-C12 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

The table below identifies the promissory notes that comprise the Washington Square Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$29,100,000	$29,100,000	BMO 2025-C12	Yes
A-1-2	$10,900,000	$10,900,000	BBCMS 2025-C35	No
A-1-3	$15,000,000	$15,000,000	BBCMS 2025-C35	No
A-1-4	$15,000,000	$15,000,000	BBCMS 2025-C35	No
A-1-5(1)	$15,000,000	$15,000,000	GACC	No
A-1-6(1)	$10,000,000	$10,000,000	GACC	No
A-1-7(1)	$10,000,000	$10,000,000	GACC	No
A-1-8(1)	$8,333,334	$8,333,334	GACC	No
A-2-1	$17,000,000	$17,000,000	BMO 2025-C12	No
A-2-2-1(1)	$16,550,000	$16,550,000	GSBI	No
A-2-2-2	$450,000	$450,000	BMO 2025-C12	No
A-2-3	$17,000,000	$17,000,000	BBCMS 2025-C35	No
A-2-4-1	$12,100,000	$12,100,000	BBCMS 2025-C35	No
A-2-4-2	$4,900,000	$4,900,000	GSBI	No
A-3-1A	$24,500,000	$24,500,000	BANK 2025-BNK50	No
A-3-1B(1)	$15,500,000	$15,500,000	JPMCB	No
A-3-2(1)	$5,333,333	$5,333,333	JPMCB	No
A-4-1	$17,450,000	$17,450,000	BMO 2025-C12	No
A-4-2(1)	$12,000,000	$12,000,000	BMO	No
A-4-3(1)	$3,550,000	$3,550,000	BMO	No
A-4-4(1)	$9,000,000	$9,000,000	BMO	No
A-4-5(1)	$9,000,000	$9,000,000	BMO	No
A-4-6(1)	$6,000,000	$6,000,000	BMO	No
A-4-7(1)	$6,000,000	$6,000,000	BMO	No
A-4-8(1)	$5,000,000	$5,000,000	BMO	No
A-5-1-1	$24,500,000	$24,500,000	BANK 2025-BNK50	No
A-5-1-2(1)	$20,833,333	$20,833,333	MSBNA	No
Whole Loan	$340,000,000	$340,000,000
(1)	Expected to be contributed to a future securitization.

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No. 5 – Washington Square

The Property. The Washington Square Property is a super-regional mall located in the western suburbs of Portland, Oregon. The Washington Square Property is located at the intersection of Highway 217 and Highway 210 in the Beaverton and Tigard neighborhoods. The Washington Square Property generates approximately 9.2 million annual visits and serves a trade area of 1.4 million people and 557,000 households. The Washington Square Property features a customer base with an average household income of approximately $143,000, which is 32.0% greater than the U.S. average. Additionally, the Washington Square Property is located less than 20 miles from the Washington State border, offering a nearby, sales-tax free, shopping destination for Washington State residents. According to the appraisal, the Washington Square Property features 6,488 surface and garage parking spaces, resulting in a parking ratio of 5.24 parking spots per 1,000 SF.

As of March 27, 2025, the Washington Square Property was 85.6% leased to 128 unique tenants (excluding non-collateral stores). The majority of the vacant space is attributable to the 120,000 SF dark former Sears box, which has been identified for development as a Dick’s House of Sport concept store. Dick’s Sporting Goods has entered into a ground lease and is currently building out the Dick’s House of Sport store. The Washington Square Property has average total occupancy of 96.3% over the past 10 years, and has historically had limited available space for new tenants or tenants looking to expand. The Washington Square Property is anchored by Nordstrom, Macy’s (non-collateral), Dick’s Sporting Goods (currently on a month-to-month lease in its original space), and JCPenney, which collectively generated estimated sales of approximately $137.2 million as of 2024 (approximately $90.2 million excluding Macy’s). In-line stores smaller than 10,000 SF generated sales of approximately $332.6 million in 2024, resulting in a sales volume of approximately $1,275 PSF ($881 PSF excluding Apple) and an occupancy cost of 10.9% (14.3% excluding Apple). Sales PSF excluding Apple, tenants greater than 10,000 SF, stores open less than 12 months, arcades and non-retail stores have increased by 19.4% since 2019. The Washington Square Property is home to several restaurants including Din Tai Fung (9,000 SF / $1,737 PSF) and The Cheesecake Factory (10,178 SF / $1,217 PSF), which collectively generated approximately $28.0 million of sales in 2024.

The borrowers have executed nearly 200,000 SF of new leases, renewals, relocations, and expansions since 2022, with over 80,000 SF signed since 2024, reflecting total annual base rent of approximately $4.9 million. Across 59 same space renewals, relocations, expansions, and new leases executed since 2022, the borrower sponsor has been able to increase rents by 20.5% over prior rents, resulting in approximately $2.9 million of incremental net operating income for the Washington Square Property. To achieve the recent leasing, approximately $29.3 million has been invested into the Washington Square Property, with $19.8 million focused on leasing improvements.

Major Tenants.

JCPenney (210,585 SF; 21.2% of NRA; 0.9% of underwritten base rent): JCPenney (Fitch/Moody’s/S&P: NR/NR/NR) was founded in 1902 and is one of the nation’s largest retailers of apparel, home goods, jewelry, and beauty merchandise. JCPenney employs more than 50,000 associates worldwide and operates over 650 stores across the United States and Puerto Rico. With $10.2 million of sales in 2024, JCPenney at the Washington Square Property exceeds its national average sales per store of $10.0 million. Lender underwriting includes JCPenney’s recently executed 5-year lease extension, which nearly doubled the tenant’s prior rents. JCPenney’s lease includes a 1.50% percentage rent rate at a breakpoint of $32,929,515 as of the Cut-off Date.

Nordstrom (180,000 SF; 18.1% of NRA; 1.2% of underwritten base rent): Nordstrom (Fitch/Moody’s/S&P: BB+/Ba2/BB) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom is a fashion retailer offering clothing, shoes and accessories for men, women and kids. Nordstrom has more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations. Nordstrom is the highest performing anchor tenant at the Washington Square Property, generating sales of $61.5 million in 2024. Additionally, Nordstrom has a significant online presence and has unofficially reported that its Washington Square Property location generates approximately $98.0 million including on-line fulfillments in 2023. Nordstrom recently completed a $15.0 million renovation which included modern cosmetic upgrades, new flooring, café renovation, and department reconfiguration across both levels. Nordstrom’s lease includes a 0.50% percentage rent rate at a breakpoint of $100,000,000 but not in excess of $200,000,000. Nordstrom pays 0.25% percentage rent for sales in excess of $200,000,000. Nordstrom owns its box at the Washington Square Property.

DICK’S Sporting Goods (90,000 SF; 9.0% of NRA; 7.0% of underwritten base rent): DICK’S Sporting Goods (Fitch/Moody's/S&P: NR/Baa2/BBB) was founded in 1948 as a bait-and-tackle shop in Binghamton, New York, and has since grown to become an omnichannel sporting goods retailer, with a primary focus on sports equipment, apparel, footwear and accessories. Headquartered in Coraopolis, Pennsylvania, Dick’s offers a wide range of products through its main and specialty concept stores, including Dick’s Sporting Goods, Public Lands, Moosejaw and Going Going Gone! Having generated $18.6 million of sales in 2023, the Dick’s at the Washington Square Property exceeds its national average sales

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No. 5 – Washington Square

per store of $13.9 million. A lease with Dick’s dated May 20, 2025 was entered into after origination, for which the leased premises comprise a to-be-constructed two story Dick’s House of Sport store expected to contain approximately 141,980 square feet of leasable floor area, and an outdoor athletic field consisting of approximately 20,000 square feet of land, to be located on a former Sears pad site. Dick’s was underwritten based on the current month-to-month lease. There can be no assurance that such month-to-month lease will continue in effect until the new store is open, or as to whether or when the new store will open.

The following table presents certain information relating to the historical and current occupancy of the Washington Square Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
96.5%	98.1%	97.8%	85.6%
(1)	Based on December 31 of each respective year unless otherwise specified. Historical occupancy does not include anchor spaces.
(2)	Based on the underwritten rent roll as of March 27, 2025. Excludes non-collateral tenants.

The following table presents certain information relating to the largest tenants by net rentable area at the Washington Square Property:

Top Tenant Summary(1)
Tenant	Ratings (Fitch/ Moody’s/ S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date
Anchor Tenants
JCPenney	NR/NR/NR	210,585	21.2%	$1.42	$300,000	0.9%	$48.44	4.9%	8/31/2030
Nordstrom	BB+/Ba2/BB	180,000	18.1%	$2.22	$399,600	1.2%	$341.42	1.0%	2/28/2035
Dick’s(3)	NR/Baa2/BBB	90,000	9.0%	$26.32	$2,368,800	7.0%	$206.33	16.3%	MTM
Anchor Tenants Subtotal / Wtd. Avg.		480,585	48.3%	$6.38	$3,068,400	9.1%	$187.74	5.6%

Major Tenants
Pottery Barn	NR/NR/NR	21,246	2.1%	$31.06	$659,900	2.0%	$249.08	14.3%	1/31/2026
H&M	NR/NR/BBB	19,481	2.0%	$40.23	$783,659	2.3%	$276.80	14.6%	1/31/2027
Victoria’s Secret	NR/B1/BB-	10,187	1.0%	$71.74	$730,815	2.2%	$586.00	18.4%	3/31/2030
The Cheesecake Factory	NR/NR/NR	10,178	1.0%	$50.00	$508,900	1.5%	$1,217.47	7.1%	1/31/2031
Apple Store	NR/Aaa/AA+	9,500	1.0%	$116.07	$1,102,665	3.3%	$9,041.37	1.5%	1/31/2028
Janelle James(4)	NR/NR/NR	9,321	0.9%	$0.00(5)	$0(5)	0.0%(5)			Various(6)
Din Tai Fung	NR/NR/NR	9,000	0.9%	$62.41	$561,690	1.7%	$1,736.90	6.1%	2/28/2029
American Eagle Outfitters	NR/NR/NR	8,930	0.9%	$85.45	$763,058	2.3%	$827.57	16.4%	1/31/2026
Aritzia	NR/NR/NR	7,880	0.8%	$59.82	$471,382	1.4%	$1,402.97	7.9%	1/31/2033
Hollister Co.	NR/NR/NR	7,626	0.8%	$45.49	$346,932	1.0%	$606.02	19.0%	1/31/2026
Major Tenants Subtotal / Wtd. Avg.		113,349	11.4%	$52.31	$5,929,001	17.6%	$1,476.89	12.2%
Remaining Occupied		257,752	25.9%	$95.72	$24,673,120	73.3%
Occupied Collateral Total / Wtd. Avg.		851,686	85.6%	$39.53	$33,670,522	100.0%

Vacant Space		142,882	14.4%

Collateral Total		994,568	100.0%

(1)	Based on the underwritten rent roll dated March 27, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	See “Major Tenants—Dick’s Sporting Goods” regarding the new ground lease for the Dick’s House of Sport store. The Washington Square Whole Loan was underwritten based on the current month-to-month lease.
(4)	Janelle James sales are excluded as the tenant took occupancy in 2024.
(5)	Janelle James does not have underwritten rent as the store is categorized as under a Specialty Lease Agreement and is being underwritten separately.
(6)	Janelle James has 7,209 SF expiring on September 30, 2025 and 2,112 SF leased on a MTM basis.

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No. 5 – Washington Square

The following table presents certain information relating to the sales history of certain tenants of the Washington Square Property:

Tenant Sales(1)(2)
	2019	2022	2023	2024	PSF / Occ. Cost 2024
Gross Mall Sales	$462,146,922	$496,051,790	$517,149,498	$504,269,175(3)	$458.12 / 9.3%
Sales (Inline < 10,000 SF)	$280,020,294	$326,125,793	$349,359,669	$332,638,894	$1,274.72 / 10.9%
Sales (Inline < 10,000 SF, Excluding Apple)	$151,941,257	$208,286,233	$233,660,240	$246,745,839	$880.85 / 14.3%
SLA (Specialty Lease Agreements)	$100,017	$2,572,391	$3,497,853	$5,358,023	$262.84 / NAP
Inline > 10,000 SF	$30,160,772	$30,869,484	$30,412,079	$29,045,488	$475.44 / 12.1%
Anchor Tenants(4)	$151,865,839	$136,484,122	$133,879,898	$137,226,771	$189.78 / 3.7%
(1)	Includes the borrower sponsor’s provided estimates for non-reporting anchor tenants and/or non-collateral tenants.
(2)	2020 and 2021 sales are excluded due to the adverse impact of the COVID-19 pandemic.
(3)	Tesla closed in January 2024.
(4)	Includes sales from Macy’s, which is not part of the collateral for the Washington Square Whole Loan.

The following table presents certain information relating to the sales history of major tenants of the Washington Square Property:

Top Tenant Sales(1)(2)
Tenant Name	SF	2019	2022	2023	2024	Occupancy Cost
Anchor Tenants
JCPenney	210,585	$16,600,412	$11,614,465	$10,820,321	$10,200,519	4.9%
Nordstrom	180,000	$66,393,324	$59,200,709	$57,489,636	$61,456,311	1.0%
Dick’s	90,000	$13,372,103	$18,668,948	$18,569,941	NAV(3)	16.3%(4)
Major Tenants
Pottery Barn	21,246	$6,144,052	$7,763,323	$6,153,922	$5,292,034	14.3%
H&M	19,481	$6,995,065	$6,966,381	$6,545,905	$5,392,411	14.6%
Victoria’s Secret	10,187	$5,756,509	$5,984,613	$5,610,653	$5,969,587	18.4%
The Cheesecake Factory	10,178	$11,265,146	$10,155,168	$12,101,598	$12,391,456	7.1%
Apple Store	9,500	$128,079,037	$117,839,560	$115,699,429	$85,893,054	1.5%
Janelle James	9,321	NAV	NAV	NAV	NAV(5)	NAV
Din Tai Fung	9,000	$11,404,828	$15,612,822	$16,886,801	$15,632,089	6.1%
American Eagle Outfitters	8,930	$6,747,987	$5,831,614	$6,190,226	$7,390,233	16.4%
Aritzia	7,880	$3,673,131	$5,940,033	$10,996,292	$11,055,371	7.9%
Hollister Co.	7,626	$2,418,389	$2,829,824	$3,443,065	$4,621,544	19.0%
(1)	All sales information presented herein with respect to the Washington Square Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	2020 and 2021 excluded due to the adverse impact of the COVID-19 pandemic on the Washington Square Property.
(3)	Dick’s sales are excluded due to the disruptions due to the change to Dick’s House of Sport.
(4)	Occupancy Cost is calculated from 2023 sales.
(5)	Sales for the Janelle James store are not included as the tenant took occupancy in 2024.
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No. 5 – Washington Square

The following table presents certain information relating to the lease rollover schedule at the Washington Square Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	142,882	14.4%	NAP	NAP	142,882	14.4%	NAP	NAP
2025 & MTM	31	148,984	15.0%	$5,603,773	16.6%	291,866	29.3%	$5,603,773	16.6%
2026	32	87,253	8.8%	$8,656,859	25.7%	379,119	38.1%	$14,260,632	42.4%
2027	12	40,444	4.1%	$2,810,101	8.3%	419,563	42.2%	$17,070,733	50.7%
2028	8	26,642	2.7%	$2,948,866	8.8%	446,205	44.9%	$20,019,599	59.5%
2029	10	26,100	2.6%	$2,363,731	7.0%	472,305	47.5%	$22,383,330	66.5%
2030	14	258,142	26.0%	$4,588,618	13.6%	730,447	73.4%	$26,971,948	80.1%
2031	5	24,784	2.5%	$1,715,384	5.1%	755,231	75.9%	$28,687,332	85.2%
2032	1	1,064	0.1%	$154,642	0.5%	756,295	76.0%	$28,841,974	85.7%
2033	6	27,153	2.7%	$1,658,856	4.9%	783,448	78.8%	$30,500,830	90.6%
2034	4	13,606	1.4%	$1,051,739	3.1%	797,054	80.1%	$31,552,569	93.7%
2035	8	197,514	19.9%	$2,117,953	6.3%	994,568	100.0%	$33,670,522	100.0%
2036 & Thereafter	0	0	0.0%	$0	0.0%	994,568	100.0%	$33,670,522	100.0%
Total	131	994,568	100.0%	$33,670,522	100.0%
(1)	Based on the underwritten rent roll dated March 27, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. According to the Phase I environmental site assessment dated January 10, 2025 there was a recognized environmental condition at the Washington Square Property but no investigation was warranted. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus.

The following table presents certain information relating to the historical and underwritten cash flows of the Washington Square Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	2024	Underwritten	Per SF	%(2)
Base Rent	$26,319,105	$27,605,675	$29,612,737	$31,678,533	$33,670,522	$33.85	88.4%
Contractual Rent Steps(3)	0	0	0	0	895,145	$0.90	2.4
Gross-Up Vacant Rent	0	0	0	0	3,509,611	$3.53	9.2
Gross Potential Income	$26,319,105	$27,605,675	$29,612,737	$31,678,533	$38,075,277	$38.28	100.0%
Total Recoveries	9,362,302	10,174,065	10,878,330	11,694,598	12,481,747	$12.55	32.8
Vacancy & Bad Debt	331,602	2,017	(194,460)	74,039	(3,509,611)	($3.53)	-9.2
Other Income(4)	7,544,280	12,195,473	7,639,570	6,938,175	5,246,301	$5.27	13.8
Effective Gross Income	$43,557,289	$49,977,230	$47,936,177	$50,385,345	$52,293,715	$52.58	137.3%
Real Estate Taxes	2,413,579	2,491,047	2,572,031	2,602,680	3,074,235	$3.09	5.9
Insurance	528,609	583,308	668,975	817,604	764,945	$0.77	1.5
Management Fee	817,959	966,204	914,934	871,977	1,000,000	$1.01	1.9
Other Expenses	4,880,931	5,128,795	5,845,921	6,040,693	6,462,173	$6.50	12.4
Total Expenses	$8,641,078	$9,169,354	$10,001,861	$10,332,954	$11,301,353	$11.36	21.6%
Net Operating Income	$34,916,211	$40,807,876	$37,934,316	$40,052,391	$40,992,362	$41.22	78.4%
Capital Expenditures	0	0	0	0	198,914	$0.20	0.4
TI/LC	0	0	0	0	994,568	$1.00	1.9
Net Cash Flow	$34,916,211	$40,807,876	$37,934,316	$40,052,391	$39,798,880	$40.02	76.1%
(1)	Based on the underwritten rent roll dated March 27, 2025. Includes rents from Dick’s Sporting Goods, which leases its space on a month-to-month basis.
(2)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Contractual Rent Steps were taken through March 27, 2026.
(4)	Other Income includes Percent in Lieu, Overage Rent, Specialty Leasing, Business Development, Storage Income, and Miscellaneous Income.
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No. 5 – Washington Square

The Market. According to the appraisal, the Washington Square Property is located in the Portland retail market and the Beaverton/I-5/217 Corridor submarket. The Washington Square Property benefits from its position at the intersection of Highway 217 and Highway 210 in the Beaverton and Tigard neighborhoods. The Portland retail market has one of the nation’s lowest rates of retail space per capita and is sales-tax free, allowing the Washington Square Property to attract 9.2 million visitors annually. Key competitors offer strong regional appeal, but do not match Washington Square’s scale at 1.2 million SF (including non-collateral tenants).

According to the appraisal, the Beaverton/I-5/217 Corridor consists of approximately 7.7 million SF and is the largest of the five submarkets within the approximately 24.8 million SF Portland retail market. As of the third quarter of 2024, the 5.1% vacancy rate in the submarket is lower than the 5.8% vacancy rate for the region. Additionally, the Beaverton/I-5/217 Corridor submarket asking rent of $24.68 per square foot is the highest of all the submarkets in the Portland retail market, which averages $22.83. Asking rent in the submarket and Portland retail market have grown each year since 2021. The appraisal forecasts submarket rents to grow to $25.70 by 2028.

According to the appraisal, the estimated 2023 population within a five-, seven- and 10-mile radius of the Washington Square Property was 324,164, 541,622 and 1,029,104, respectively. Additionally, for the same period, the average household income within the same radii was $127,920, $130,676 and $126,337, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Washington Square Property:

Market Rent Summary(1)
	Market Rent (PSF)	Attained Rent (PSF)	Rent Increase Projections	New Tenant Improvements
Washington Square	$69.91	$68.92	3.0%	$40.00
(1)	Based on the appraisal.

Appraisal. The appraisal is based on the assumption that Dick’s, which currently leases 90,000 square feet on a month-to-month basis, will execute a ground lease for a Dick’s House of Sport on a pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by Dick’s. A lease with Dick’s dated May 20, 2025 was entered into after origination, for which the leased premises include a to-be-constructed two story Dick’s House of Sport store expected to contain approximately 141,980 square feet of leasable floor area, and an outdoor athletic field consisting of approximately 20,000 square feet of land, to be located on the former Sears pad site. However, there can be no assurance either that the new Dick’s House of Sport location will be constructed and open for business or that Dick’s will continue to lease its current space while the new store is constructed, or of what the value of the Washington Square Property would be absent such assumption.

Appraisal Valuation Summary
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$655,000,000	6.00%

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The following table presents certain information relating to comparable retail centers for the Washington Square Property:

Competitive Retail Center Summary(1)
Property / Location	Year Built / Renovated or Expanded	Total NRA (SF)	Occupancy	Distance to Subject	Sales PSF	Anchor Tenants
Washington Square Portland, OR	1974, 2005 / 1995, 2008, 2018-2019	994,568(2)(3)	85.6%(2)(3)	NAP	$1,200 - $1,300(4)	Dick’s Sporting Goods, JCPenney, Macy’s, Nordstrom, Dick’s House of Sport
Bridgeport Village Tigard, OR	2004 / 2022	485,584	96.8%	5.7 miles	$900 - $1,100(4)	Crate & Barrel, Regal Cinemas, Saks Off Fifth Avenue, Barnes & Noble
Nyberg Woods Tualatin, OR	2006 / NAP	367,967	95.1%	6.2 miles	NAV	Best Buy, Old Navy, BootBarn, PetSmart
Nyberg Rivers Tualatin, OR	2014 / 2015	567,479	96.9%	6.1 miles	NAV	Cabela’s, New Seasons Market, LA Fitness, HomeGoods, Michaels
Pioneer Place Portland, OR	1990 / 2000, 2012, 2018	356,223	63.2%	8.7 miles	$450 - $500(5)	Zara, Regal Cinemas, H&M, Apple Flagship, Punch Bowl Social
Clackamas Town Center Happy Valley, OR	1980 / 1994, 2012	1,415,000	84.8%	14.1 miles	$550 - $650	Dick’s Sporting Goods, Macy’s, JCPenney, REI
(1)	Based on the appraisal.
(2)	Based on the underwritten rent roll as of March 27, 2025.
(3)	Total NRA (SF) and Occupancy exclude the non-collateral space.
(4)	Sales PSF includes Apple.
(5)	Sales PSF excludes Luxury. Sales PSF including luxury are ($2,500 - $3,000).

The Borrowers. The borrowers for the Washington Square Whole Loan are PPR Washington Square LLC and MS Washington Square LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Washington Square Whole Loan. MS Washington Square LLC owns the portion of the Washington Square Property on which the vacant Sears store is located, and PPR Washington Square LLC owns the remainder of the Washington Square Property.

The Borrower Sponsor. The borrower sponsor is The Macerich Partnership, L.P. (“Macerich”). Macerich is a fully integrated, self-managed and self-administered real estate investment trust. As an owner, operator and developer of retail real estate in densely populated U.S. markets. Macerich’s portfolio is concentrated in California, the Pacific Northwest, Phoenix/Scottsdale, and the metropolitan New York to Washington, D.C. corridor. Macerich currently owns 43 million square feet of real estate consisting primarily of interests in 40 assets.

Since 2016, approximately $29.3 million has been invested into the Washington Square Property, with $19.8 million focused on leasing improvements. Further, the borrower sponsor is planning additional leasing-driven investments including a $33 million center court renovation and approximately $21 million for the new Dick’s House of Sport location. Such investments are not required or reserved for under the Washington Square Whole Loan Documents.

Property Management. The Washington Square Property is managed by Macerich Property Management Company, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) $2,752,705 for outstanding tenant improvements and leasing costs and (ii) $155,348 for a gap rent reserve.

Tax Escrows – On a monthly basis, during the continuance of a Trigger Period (as defined below) or at any time taxes are not paid by the borrowers prior to the assessment of any penalty, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – During the continuance of a Trigger Period, except if the Washington Square Property is insured under an acceptable blanket policy and no event of default for which lender has commenced or an enforcement action is continuing, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. An acceptable blanket policy was in place at origination.

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Replacement Reserves – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area of the Washington Square Property (excluding non-collateral square footage, excluded replacement reserve premises, which are the premises leased by Nordstrom and Dick’s Sporting Goods pursuant to the House of Sport lease, and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components) multiplied by $0.25 and divided by 12 on a monthly basis for ongoing replacement reserves. The replacement reserve ongoing deposits are capped at an amount equal to 24 times the required deposit.

Rollover Reserves – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area of the Washington Square Property (excluding non-collateral square footage and excluded rollover premises, which are premises leased by Nordstrom and Dick’s Sporting Goods pursuant to the House of Sport lease) multiplied by $1.00 and divided by 12 on a monthly basis for ongoing rollover reserves. The rollover reserve ongoing deposits are capped at an amount equal to 24 times the required deposit.

A “Trigger Period” commences upon the occurrence of (i) an event of default or (ii) a Low Debt Service Period (as defined below) and will end if, (a) with respect to clause (i), the lender has waived the event of default or the borrowers have cured the event of default (and the lender has accepted such cure in its sole discretion) and no other event of default is then continuing, and (b) with respect to clause (ii), the Low Debt Service Period has ended pursuant to the definition thereof, or, after the Lockout Release Date, the borrowers have prepaid the Washington Square Whole Loan in an amount that would result in a debt service coverage ratio of 1.40x in accordance with the Washington Square Whole Loan documents or provided additional credit support in an amount such that when added to the underwritten net operating income, the actual debt service coverage ratio is 1.40x or above.

A “Low Debt Service Period” commences upon the actual debt service coverage ratio being less than 1.40x for two consecutive calendar quarters, and will end upon the Washington Square Whole Loan achieving an actual debt service coverage ratio of at least 1.40x for two consecutive calendar quarters.

Lockbox / Cash Management. The Washington Square Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within three business days after receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a weekly basis, and on the second business day preceding each monthly payment date, to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lenders as cash collateral for the Washington Square Whole Loan or (ii) if no Trigger Period is continuing, disbursed to the borrowers.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The borrowers have the right to obtain releases of outparcels, which include specified portions of the Washington Square Property identified in the Washington Square Whole Loan documents as the “Hotel Release Parcel” (approximately 1.47 acres proposed for future hotel use, which has a separate appraised value of $3,400,000) and the “Multifamily Release Parcel” (approximately 3.77 acres, proposed for future multifamily use, which has a separate appraised value of $12,900,000). No release price is required in connection with such a partial release. Further, the borrowers may adjust the boundary lines of such parcels without the lender’s approval, provided that such adjustment does not increase the size of the parcel by more than 15% or would not otherwise be expected to have a material adverse effect (as certified by the borrowers) on the remaining collateral for the Washington Square Whole Loan. In addition, in connection with an expiration (without renewal) of the lease to JCPenney that expires August 31, 2030 or other termination of that lease, the borrowers may obtain the release of a portion of the Washington Square Property identified in the Washington Square Whole Loan documents as the “JCPenney Development Parcel”. Such release requires payment of a release price of $3,250,000 together with, if prior to the open prepayment date, payment of a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium. The borrowers may adjust the boundary lines of such parcel without the lender’s approval, provided that such adjustment does not increase the size of the parcel by more than 15% or would not otherwise be expected to have a material adverse effect (as certified by the borrowers) on the remaining collateral for the Washington Square Whole Loan. The related appraisal provided two values for the JCPenney Development Parcel, one, which relates solely to the JCPenney store improvements and underlying site, assuming they continue to be leased, was $5,100,000, while the second value, which relates to a 21.4 acre site that includes the foregoing area plus adjoining

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non-income producing parking areas, and would need to be separately replotted as a development site, was $27,300,000. The Washington Square Whole Loan documents permit release of the larger parcel. The release price for the JCPenney Development Parcel is based on the $5,100,000 value for the smaller parcel, which is included in the valuation of the Washington Square Property (while the $27,300,000 value of the actual release parcel is not included in the valuation of the Washington Square Property). In addition, the Washington Square Whole Loan permits release of unspecified outparcels that are either (A) non-income producing and unimproved for tenant occupancy, the release of which does not have a material adverse effect on (i) the business, operations, or financial condition of the borrowers, (ii) the ability of the borrowers to repay the Washington Square Whole Loan or (iii) the ongoing operations and (B) real property that is as of the date of any potential release non-income producing and improved by structures that (i) were vacant as of the origination date and (ii) have been vacant and non-income producing continuously since the origination date and for at least 3 years prior to the date of any potential release. All of such releases are subject to various conditions, including but not limited to (i) except in the case of the release of the JCPenney Development Parcel, the borrowers certify that the release will not materially and adversely affect the use, operations, economic value of, or the revenue produced by (exclusive of the economic value or revenue lost attributable to the release parcel) the remaining improvements located on the Washington Square Property as a retail shopping center, (ii) compliance with applicable laws, and (iii) satisfaction of REMIC-related conditions.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$45,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$45,000,000	Property Type – Subtype:	Retail – Various
% of IPB:	5.7%	Net Rentable Area (SF)(3):	3,424,574
Loan Purpose:	Refinance	Location(3):	Various, Various
Borrowers:	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Coastal Equities Holdings, LLC	Occupancy:	88.6%
Interest Rate:	6.35000%	Occupancy Date:	4/1/2025
Note Date:	4/30/2025	4th Most Recent NOI (As of):	$17,738,800 (12/31/2022)
Maturity Date:	5/1/2035	3rd Most Recent NOI (As of):	$18,650,166 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$19,105,510 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$18,715,136 (TTM 5/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	87.9%
Amortization Type:	Interest Only	UW Revenues:	$26,569,295
Call Protection:	L(25),YM1(89),O(6)	UW Expenses:	$7,768,777
Lockbox / Cash Management:	Springing	UW NOI:	$18,800,517
Additional Debt(1):	Yes	UW NCF(4):	$17,117,002
Additional Debt Balance(1):	$115,000,000	Appraised Value / Per SF(1)(5):	$239,000,000 / $70
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/1/2025

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$47
Taxes:	$700,000	$270,000	N/A	Maturity Date Loan / SF:	$47
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	66.9%
Replacement Reserves:	$0	$43,115	$1,034,765	Maturity Date LTV:	66.9%
Rollover Reserve:	$2,000,000	Springing	$750,000	UW NCF DSCR:	1.66x
Free Rent Reserve:	$298,281	$0	N/A	UW NOI Debt Yield:	11.8%
Outstanding TI Reserve:	$1,565,213	$0	N/A
Required Repairs Reserve:	$1,873,606	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$160,000,000	97.9%	Loan Payoff	$153,124,511	93.7%
Borrower Sponsor Equity	3,398,449	2.1	Upfront Reserves	6,437,100	3.9
			Closing Costs	3,836,838	2.3
Total Sources	$163,398,449	100.0%	Total Uses	$163,398,449	100.0%
(1)	The Coastal Equities Portfolio Mortgage Loan (as defined below) is part of the Coastal Equities Portfolio Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $160,000,000.
(2)	See “Escrows and Reserves” below.
(3)	See “Portfolio Summary” table below for details regarding individual properties.
(4)	Big Lots filed for bankruptcy and was later acquired by Gordon Brothers, who then facilitated transfers of the assets of Big Lots to other parties, including Variety Wholesalers, Inc., who is in the process of re-opening more than 200 stores under the Big Lots brand. Big Lots has reopened at the Athens Town Center property and rent attributable to Big Lots was underwritten.
(5)	Appraised Value is based on the "Hypothetical – As-If Funded” value, inclusive of a 3.2% portfolio premium, based on the assumption that $2,000,000 in tenant improvements and leasing commissions have been escrowed. The aggregate appraised value of the Coastal Equities Portfolio Properties (as defined below) between January 9, 2025 and February 7, 2025 on a property-by-property basis was $231,500,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 69.1%. Appraised Value is inclusive of certain, primarily non-income producing, outparcels which are permitted to be released. In aggregate, the eight release parcels, across six Coastal Equities Portfolio Properties, account for $2,185,000 in value. See “Outparcel Releases” below.
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The Loan. The sixth largest mortgage loan (the “Coastal Equities Portfolio Mortgage Loan”) is part of a whole loan (the “Coastal Equities Portfolio Whole Loan”) comprised of six pari passu promissory notes with an aggregate original principal balance of $160,000,000. The Coastal Equities Portfolio Whole Loan is secured by first priority mortgages encumbering the fee interests in a portfolio of 25 retail properties totaling 3,424,574 square feet located across 14 states (each, individually, a “Coastal Equities Portfolio Property”, and, collectively, the “Coastal Equities Portfolio” or the “Coastal Equities Portfolio Properties”). The Coastal Equities Portfolio Mortgage Loan is comprised of the non-controlling notes A-3, A-4 and A-5-2 with an aggregate original principal balance of $45,000,000, which will be included in the BBCMS 2025-C35 securitization trust. The relationship between the holders of the Coastal Equities Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus. The Coastal Equities Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement of the BANK 2025-BNK50 securitization trust until the controlling note is securitized, at which point it will be serviced pursuant to the pooling and servicing agreement of the securitization to which the controlling note is contributed. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

The table below identifies the promissory notes that comprise the Coastal Equities Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$60,000,000	$60,000,000	JPMCB	Yes
A-2	$49,000,000	$49,000,000	BANK 2025-BNK50	No
A-3	$25,000,000	$25,000,000	BBCMS 2025-C35	No
A-4	$16,000,000	$16,000,000	BBCMS 2025-C35	No
A-5-1(1)	$6,000,000	$6,000,000	JPMCB	No
A-5-2	$4,000,000	$4,000,000	BBCMS 2025-C35	No
Whole Loan	$160,000,000	$160,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Properties. The Coastal Equities Portfolio is comprised of 25 retail properties totaling 3,424,574 square feet located across 14 states. The Coastal Equities Portfolio is a granular and geographically diverse, with no single Coastal Equities Portfolio Property representing greater than 8.3% of the allocated loan amount (“ALA”). The five largest states by ALA are North Carolina (five properties, 21.8% of ALA), Tennessee (four properties, 12.2% of ALA), Alabama (three properties, 10.7% of ALA), Ohio (two properties, 9.9% of ALA) and Michigan (one property, 8.3% of ALA), with no other state representing greater than 6.5% of ALA. Similarly, the Coastal Equities Portfolio features a diverse tenant roster of over 380 leases across over 280 retailers, with no individual tenant accounting for greater than 5.7% of UW base rent. Additionally, among the top 25 tenants in the Coastal Equities Portfolio, four tenants (Tractor Supply, Dollar Tree, The Home Depot and Food Lion) are investment grade, representing 16.2% of portfolio square feet and 16.7% of UW base rent. Overall tenancy is varied across retail sectors, with tenants operating across the household goods, home improvement, sports, furniture, beauty, food and automotive industries. The wide array of retail offerings helps to cater towards a broad range of consumer preferences as well as attract a variety of shoppers in different age and income demographics. Moreover, the properties are largely community retail centers that help serve essential functions including discount grocers and home goods, facilitating a consistent stream of consumer traffic as evidenced by high historical occupancy. The previous loan encumbering the Coastal Equities Portfolio Properties, securitized in MSBAM 2015-C24, was a performing loan throughout its 10 year term, without ever missing a mortgage payment or experiencing delinquency, despite the onset of the COVID-19 pandemic.

The Coastal Equities Portfolio Properties were all built between 1959 and 2003 and range in size from 37,458 square feet to 261,418 square feet. The Coastal Equities Portfolio has an in-place occupancy of 88.6% as of April 1, 2025 and has averaged 90.6% occupancy dating back to 2015. The maximum amount of rollover in any single year is approximately 15.8%, providing a staggered rollover profile in low vacancy submarkets with significant brick and mortar retail demand. In addition, the borrower sponsor has maintained strong leasing momentum, recently renewing approximately 593,814 square feet and signing an additional 182,753 square feet of new tenant space between 2022 and 2025. While several anchors across the Coastal Equities Portfolio have vacated in recent months (Big Lots and American Freight), the borrower sponsor has continued to successfully backfill with quality tenancy and maintain the viability of retail offerings. On average, new

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leases represent an approximately 45.1% increase over the prior rent. Outsized leasing spreads demonstrate the strength and positioning of the Coastal Equities Portfolio Properties within their respective markets. Further, $2.0 million was reserved for lease rollover at loan origination to help support continued leasing momentum. Within the Coastal Equities Portfolio, there are 36 unique anchor tenants, each providing valuable foot traffic and sustained demand, with over 15 retail grocer leases. Top contributors to 2023 sales include The Home Depot (one location, $71,936,611 in sales, $517.32 sales/PSF), Food Lion (three locations, $49,319,556 in sales, $489.16 sales/PSF) and Piggly Wiggly (one location, $12,749,294 in sales, $509.20 sales/PSF).

The following table presents certain information relating to the Coastal Equities Portfolio Properties:

Portfolio Summary
Property Name City, State	Property Subtype	Year Built / Renovated	Occupancy %(1)	SF(1)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value	% of Appraised Value	UW NCF	% of UW NCF
The Home Depot Detroit, MI	Single Tenant	1998/2002	100.0%	139,056	$3,757,219	8.3%	$22,300,000	9.6%	$1,096,340	6.5%
Westown Square Cleveland, OH	Anchored	1988/2013	96.7%	176,761	$3,259,688	7.2%	$15,600,000	6.7%	$1,504,917	8.9%
Rodney Village Shopping Center Dover, DE	Anchored	1960/2004	95.2%	213,468	$2,926,406	6.5%	$14,000,000	6.0%	$1,309,421	7.7%
Mattatuck Plaza Waterbury, CT	Anchored	1978;1979; 2003/2009	88.2%	147,010	$2,671,031	5.9%	$13,700,000	5.9%	$1,043,761	6.2%
Athens Town Center Athens, AL	Anchored	1988/NAP	97.4%	209,124	$2,651,625	5.9%	$13,600,000	5.9%	$1,120,113	6.6%
Northeast Plaza Greensboro, NC	Anchored	1959/2000	97.7%	111,296	$2,461,500	5.5%	$12,625,000	5.5%	$922,156	5.5%
Hungarybrook Shopping Center Henrico, VA	Anchored	1988/NAP	100.0%	87,190	$2,281,219	5.1%	$11,700,000	5.1%	$791,960	4.7%
Plaza North Shopping Center Terre Haute, IN	Anchored	1966/1997	62.0%	261,418	$2,274,750	5.1%	$12,100,000	5.2%	$635,700	3.8%
Henderson Marketplace Henderson, NC	Anchored	1991/1994	100.0%	89,100	$1,954,688	4.3%	$10,025,000	4.3%	$825,538	4.9%
Ahoskie Commons Ahoskie, NC	Anchored	1987/NAP	99.2%	193,653	$1,949,625	4.3%	$10,000,000	4.3%	$692,985	4.1%
Cummings Park Plaza Burlington, NC	Anchored	1963/NAP	79.7%	200,253	$1,842,469	4.1%	$9,450,000	4.1%	$551,167	3.3%
Glenwood Shopping Plaza Oneida, NY	Anchored	1989/NAP	77.1%	218,861	$1,774,125	3.9%	$9,100,000	3.9%	$691,031	4.1%
Boulevard Plaza Wilson, NC	Anchored	1988/NAP	87.4%	108,568	$1,579,219	3.5%	$8,100,000	3.5%	$568,578	3.4%
Summer Commons Memphis, TN	Anchored	1974/2008	68.3%	139,785	$1,559,813	3.5%	$8,000,000	3.5%	$570,013	3.4%
Centre Plaza Clinton, TN	Anchored	1989/NAP	91.1%	101,642	$1,497,375	3.3%	$7,175,000	3.1%	$621,660	3.7%
Market at Riverdale Bend Memphis, TN	Anchored	1998;2003/NAP	100.0%	157,695	$1,254,094	2.8%	$6,000,000	2.6%	$496,071	2.9%
Cordele Corners Cordele, GA	Anchored	1986/NAP	91.1%	120,868	$1,228,219	2.7%	$6,300,000	2.7%	$493,582	2.9%
Anniston Plaza Anniston, AL	Anchored	1965/NAP	88.0%	129,565	$1,198,969	2.7%	$6,150,000	2.7%	$453,764	2.7%
Meeting Square Jefferson City, TN	Anchored	1984/NAP	100.0%	94,345	$1,196,156	2.7%	$5,775,000	2.5%	$532,219	3.1%
Northland Plaza Lima, OH	Anchored	1960/2003	68.1%	170,037	$1,179,000	2.6%	$5,650,000	2.4%	$335,293	2.0%
Homosassa Square Homosassa Springs, FL	Anchored	1981/NAP	100.0%	84,765	$1,072,406	2.4%	$5,500,000	2.4%	$416,529	2.5%
Laurens Plaza Laurens, SC	Anchored	1989/NAP	100.0%	97,946	$1,062,563	2.4%	$5,450,000	2.4%	$433,747	2.6%
Pelham Plaza Jacksonville, AL	Anchored	1974/NAP	85.3%	72,430	$974,813	2.2%	$5,000,000	2.2%	$353,897	2.1%
Plank Plaza Baton Rouge, LA	Anchored	1967/NAP	100.0%	62,280	$720,281	1.6%	$4,750,000	2.1%	$239,068	1.4%
Collins Plaza Plant City, FL	Anchored	1989/NAP	92.9%	37,458	$672,750	1.5%	$3,450,000	1.5%	$217,490	1.3%
Total/Wtd. Avg			88.6%	3,424,574	$45,000,000	100.0%	$239,000,000(2)	100.0%	$17,117,002(3)	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2025.
(2)	Total Appraised Value represents the portfolio appraised value, including an approximately 3.2% portfolio premium.
(3)	Total UW NCF is inclusive of a $200,000 offset to underwritten TI/LCs for the $2,000,000 upfront rollover reserve to be utilized over the 10 year term.

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No. 6 – Coastal Equities Portfolio

Major Tenants.

Ollie’s (195,341 square feet, 5.7% of NRA; 4.7% of underwritten rent). Founded in July 1982, Ollie’s has grown to be America’s largest retailer of closeout merchandise and excess inventory, selling goods ranging from housewares and flooring to food, cookware, toys, electronics and more. Ollie’s focuses on purchasing inventory from closeouts, overstocks, package changes, manufacturer-refurbished goods and irregulars from manufacturers around the globe. Ollie’s is located at six Coastal Equities Portfolio Properties and has been in tenancy for a weighted average of approximately 11.0 years as of the transaction Cut-off Date.

Tractor Supply (164,513 square feet, 4.8% of NRA; 3.4% of underwritten rent). Tractor Supply is the largest rural lifestyle retailer in the U.S., ranking 293 on the Fortune 500. Founded in 1938 as a mail order tractor parts business, Tractor Supply now operates by supplying basic maintenance products to home, land, pet and animal owners. As of December 28, 2024, Tractor Supply operated 2,296 stores in 49 states, employing over 50,000 employees and generating $14.9 billion in sales for 2024. Tractor Supply is located at six Coastal Equities Portfolio Properties and has been in tenancy for a weighted average of approximately 16.9 years as of the Cut-off Date. The Tractor Supply anchoring the Ahoskie property reported 2023 sales of $3,757,815 ($174.54 sales/PSF, 2.3% occupancy cost).

Dollar Tree (149,539 square feet, 4.4% of NRA; 5.4% of underwritten rent). Comprised of two brands, Dollar Tree and Family Dollar, Dollar Tree, Inc. is ranked 137 on the Fortune 500 list. Dollar Tree is a leading operator of discount variety stores that has served North America for more than thirty years. Dollar Tree is headquartered in Chesapeake, Virginia and operates more than 15,500 stores across the 48 contiguous states and five Canadian provinces, supported by a coast-to-coast logistics network and more than 193,000 associates. Dollar Tree is located at 12 Coastal Equities Portfolio Properties and has been in tenancy for a weighted average of approximately 16.0 years.

The following table presents certain information relating to the tenancy for the Coastal Equities Portfolio:

Tenant Summary(1)
Tenant Name	Number of Locations	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
Ollie’s	6	NR/NR/NR	195,341	5.7%	$1,078,281	4.7%	$5.52
Tractor Supply	6	NR/Baa1/BBB	164,513	4.8%	$773,754	3.4%	$4.70
Dollar Tree	12	NR/Baa2/BBB	149,539	4.4%	$1,244,173	5.4%	$8.32
The Home Depot	1	A/A2/A	139,056	4.1%	$1,317,595	5.7%	$9.48
Food Lion	3	NR/Baa1/BBB+	100,826	2.9%	$498,352	2.2%	$4.94
Harbor Freight Tools	5	NR/B1/BB-	88,916	2.6%	$659,026	2.9%	$7.41
Goodwill	5	NR/NR/NR	88,324	2.6%	$678,344	3.0%	$7.68
Roses	2	NR/NR/NR	88,200	2.6%	$227,000	1.0%	$2.57
Citi Trends	6	NR/NR/NR	69,634	2.0%	$472,120	2.1%	$6.78
Habitat For Humanity	1	NR/NR/NR	61,532	1.8%	$318,120	1.4%	$5.17
Subtotal/Wtd. Avg.			1,145,881	33.5%	$7,266,765	31.7%	$6.34

Other Tenants			1,887,393	55.1%	$15,677,813	68.3%	$8.31
Occupied Collateral Total			3,033,274	88.6%	$22,944,578	100.0%	$7.56
Vacant Space			391,300	11.4%
Total			3,424,574	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through April 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
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No. 6 – Coastal Equities Portfolio

The following table presents certain information relating to the lease rollover schedule for the Coastal Equities Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	47	168,660	4.9%	4.9%	$1,343,850	5.9%	5.9%	$7.97
2026	71	451,917	13.2%	18.1%	$3,191,839	13.9%	19.8%	$7.06
2027	65	497,650	14.5%	32.7%	$3,515,307	15.3%	35.1%	$7.06
2028	54	540,100	15.8%	48.4%	$4,638,222	20.2%	55.3%	$8.59
2029	62	449,485	13.1%	61.5%	$3,456,048	15.1%	70.4%	$7.69
2030	35	235,855	6.9%	68.4%	$1,954,380	8.5%	78.9%	$8.29
2031	22	344,357	10.1%	78.5%	$2,022,040	8.8%	87.7%	$5.87
2032	10	141,838	4.1%	82.6%	$1,036,139	4.5%	92.2%	$7.31
2033	8	55,675	1.6%	84.3%	$551,870	2.4%	94.6%	$9.91
2034	7	105,649	3.1%	87.3%	$829,804	3.6%	98.2%	$7.85
2035	1	10,080	0.3%	87.6%	$60,000	0.3%	98.5%	$5.95
2036 & Thereafter	4	32,008	0.9%	88.6%	$345,080	1.5%	100.0%	$10.78
Vacant	NAP	391,300	11.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	386	3,424,574	100.0%		$22,944,578	100.0%		$7.56
(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through April 2026.
(2)	Certain tenants may have termination options that are not accounted for in the Lease Rollover Schedule above.

Environmental. According to the Phase I environmental site assessments dated between November 21, 2024 and December 30, 2024, there was no evidence of any recognized environmental conditions at 22 Coastal Equities Portfolio Properties. The environmental site assessments for Westown Square (with respect to the former presence of a coal furnace manufacturing facility and potential related hazardous materials), Anniston Plaza (former presence of dry cleaners) and Rodney Village Shopping Center (current presence of dry cleaners) identified RECs, and in lieu of completing a phase II assessment, the borrower sponsor opted to purchase environmental insurance acceptable to lender. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus for additional information.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Coastal Equities Portfolio:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	2024	TTM 5/31/2025	Underwritten	Per SF	%(2)
Base Rent	$20,906,738	$21,529,338	$22,209,777	$22,701,981	$22,695,964	$22,729,641	$6.64	75.2%
Rent Steps	0	0	0	0	0	214,937	$0.06	0.7
Vacant Income	0	0	0	0	0	2,630,518	$0.77	8.7
Gross Potential Rent	$20,906,738	$21,529,338	$22,209,777	$22,701,981	$22,695,964	$25,575,096	$7.47	84.6%
Total Reimbursements	4,067,106	4,151,734	4,272,101	4,547,682	4,409,104	4,644,570	$1.36	15.4
Other Income	223,550	252,775	371,377	40,234	36,456	0	$0.00	0.0
Net Rental Income	$25,197,394	$25,933,847	$26,853,255	$27,289,897	$27,141,524	$30,219,666	$8.82	100.0%
Vacancy	0	0	0	0	0	(3,650,371)	($1.07)	(12.1)
Effective Gross Income	$25,197,394	$25,933,847	$26,853,255	$27,289,897	$27,141,524	$26,569,295	$7.76	87.9%
Taxes	3,079,678	3,095,354	3,137,980	3,123,328	3,129,316	3,123,328	$0.91	11.8
Insurance	492,893	740,928	730,569	880,370	955,266	976,090	$0.29	3.7
Management Fee	975,999	997,875	1,046,176	1,084,968	1,074,954	797,079	$0.23	3.0
CAM Expenses	3,119,994	3,360,891	3,288,365	3,095,721	3,266,852	2,872,281	$0.84	10.8
Total Expenses	$7,668,563	$8,195,047	$8,203,090	$8,184,386	$8,426,388	$7,768,777	$2.27	29.2%
Net Operating Income	$17,528,831	$17,738,800	$18,650,166	$19,105,510	$18,715,136	$18,800,517	$5.49	70.8%
Capital Expenditures	0	0	0	0	0	513,686	$0.15	1.9
TI/LC	0	0	0	0	0	1,369,830	$0.40	5.2
Cap Reserve(3)	0	0	0	0	0	(200,000)	($0.06)	(0.8)
Net Cash Flow	$17,528,831	$17,738,800	$18,650,166	$19,105,510	$18,715,136	$17,117,002	$5.00	64.4%
(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through April 2026.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	At origination, the borrowers were required to make an upfront deposit of $2,000,000 into a rollover escrow reserve, to be utilized over the 10 year term.

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No. 6 – Coastal Equities Portfolio

The Markets. The Coastal Equities Portfolio Properties are located in submarkets with average vacancy rates ranging from 1.1% to 15.4%, with a weighted average of 6.3%. Market rent ranges from $4.71 to $13.21 per square feet, with a weighted average of $8.30 per square foot.

The following table presents certain market information relating to the Coastal Equities Portfolio:

Market Summary
Property Name	Location(1)	Market(1)	Submarket(1)	UW Rent PSF(2)	Market Rent Rate PSF(1)	Submarket Vacancy(1)
Ahoskie Commons	Ahoskie, NC	Hertford County	Hertford County	$5.39	$5.81	4.5%
Anniston Plaza	Anniston, AL	Anniston-Oxford	Anniston-Oxford	$5.29	$4.71	2.7%
Athens Town Center	Athens, AL	Huntsville	Athens	$6.64	$6.15	2.9%
Boulevard Plaza	Wilson, NC	Wilson County	Wilson County	$7.68	$6.77	3.5%
Centre Plaza	Clinton, TN	Knoxville	Anderson County	$8.00	$8.28	1.1%
Collins Plaza	Plant City, FL	Tampa	Eastern Outlying	$7.42	$8.05	2.2%
Cordele Corners	Cordele, GA	Cordele	NAP	$6.02	$5.47	NAP
Cummings Park Plaza	Burlington, NC	Burlington	Burlington	$4.92	$5.00	1.6%
Glenwood Shopping Plaza	Oneida, NY	Syracuse	Central/East Syracuse	$7.76	$7.80	12.8%
Henderson Marketplace	Henderson, NC	Vance/Granville	Vance/Granville	$10.97	$11.03	1.6%
Homosassa Square	Homosassa Springs, FL	Homosassa Springs/Citrus County	Homosassa Springs/Citrus County	$7.37	$7.63	2.9%
Hungarybrook Shopping Center	Henrico, VA	Richmond	Northwest	$10.95	$12.05	10.2%
Laurens Plaza	Laurens, SC	Greenville	Laurens County	$5.92	$5.24	3.6%
Market at Riverdale Bend	Memphis, TN	Memphis	Germantown	$5.82	$5.97	3.8%
Mattatuck Plaza	Waterbury, CT	New Haven	New Haven North	$10.56	$10.75	14.3%
Meeting Square	Jefferson City, TN	Morristown	Morristown	$7.09	$8.18	1.9%
Northeast Plaza	Greensboro, NC	Greensboro/Winston-Salem	South Guilford	$9.93	$10.17	8.4%
Northland Plaza	Lima, OH	Lima	Lima	$5.43	$4.87	10.9%
Pelham Plaza	Jacksonville, AL	Anniston-Oxford	Anniston-Oxford	$6.88	$6.59	2.7%
Plank Plaza	Baton Rouge, LA	Baton Rouge	Greater Baton Rouge North	$5.37	$7.50	2.1%
Plaza North Shopping Center	Terre Haute, IN	Terre Haute	Terre Haute	$6.53	$6.63	3.2%
Rodney Village Shopping Center	Dover, DE	Dover	Dover	$7.73	$8.31	4.2%
Summer Commons	Memphis, TN	Memphis	Memphis	$10.06	$13.21	3.8%
The Home Depot	Detroit, MI	Detroit	Detroit/West Wayne	$9.48	$10.50	15.4%
Westown Square	Cleveland, OH	Cleveland	Fairview Park	$11.59	$9.54	6.8%
Total/Wtd. Avg.				$8.14	$8.30	6.3%
(1)	Information is based on the appraisals.
(2)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through April 2026.

The Borrowers. The borrowers are 25 limited liability companies and single purpose entities, owned by the borrower sponsor, each a Delaware limited liability company, structured with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Coastal Equities Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor of the Coastal Equities Portfolio Whole Loan is Coastal Equities Holdings, LLC (“Coastal Equities”) and the non-recourse carveout guarantors are Edward Ross, Scott Ross and Howard Arnberg. Edward Ross is the founder of Coastal Equities, while Scott Ross and Howard Arnberg are both managing partners at Coastal Equities. Formed in the late 1970s, Coastal Equities is a real estate company specializing in the investment, development, syndication and management of retail shopping centers. Since its inception, Coastal Equities has been responsible for placing and managing over $1.0 billion of investments and over 40,000,000 square feet of commercial real estate nationwide. Coastal Equities focuses on grocery-anchored neighborhood and community shopping centers with a high volume of repeat shopper traffic.

Property Management. The Coastal Equities portfolio is managed by EH Scott, LLC, a third-party property management company.

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Escrows and Reserves.

Tax Reserve – At origination, the borrowers were required to make an upfront deposit of $700,000 into a tax escrow reserve, and are required to escrow monthly payments equal to 1/12 of the annual estimated real estate taxes (initially $270,000).

Insurance Reserve – So long as (i) no event of default has occurred and is continuing and (ii) the borrowers provide the lender with evidence that there is a blanket policy in place, the borrowers are not required to make monthly insurance deposits; otherwise, the borrowers are required to escrow monthly payments equal to 1/12 of the annual estimated insurance premiums.

Replacement Reserve – The borrowers are required to deposit monthly replacement reserves of $43,115 ($0.15 PSF per annum), subject to a cap of $1,034,765.

Rollover Reserves – At origination, the borrowers were required to make an upfront deposit of $2,000,000 into a rollover escrow reserve, and upon the balance in the rollover escrow reserve being equal to or less than $500,000, the borrowers are required to begin making monthly deposits of $114,974 ($0.40 PSF per annum), subject to a cap of $750,000.

Free Rent Reserve – At origination, the borrowers were required to make an upfront deposit of $298,281, representing the amount of remaining free rent which tenants are entitled to receive under the existing leases at the Coastal Equities Portfolio as of the origination date.

Existing TI/LC Reserve – At origination, the borrowers were required to make an upfront deposit of $1,565,213 into a reserve for outstanding tenant improvements and leasing commissions under existing leases at the properties in the Coastal Equities Portfolio as of the origination date.

Required Repairs Reserve – At origination, the borrowers were required to make an upfront deposit of $1,873,606 into a reserve for outstanding repairs at the Coastal Equities Portfolio Properties, representing 105.0% of the estimated cost of completion for all properties with outstanding expenditures identified in excess of $50,000. In addition, after the origination date, the borrower made an additional deposit of $365,400 into a reserve for outstanding repairs at the Coastal Equities Portfolio Properties.

Lockbox / Cash Management. The Coastal Equities Portfolio Whole Loan documents require a springing lockbox with springing cash management. Within 60 days from the origination date, the borrowers are required to establish an initial lockbox account. Following the occurrence of a Lockbox Event (as defined below), each of the individual borrowers is required to establish an additional lockbox account in the names of each individual borrower, at which point all rents are required to be deposited into each such lockbox account within one business day following the receipt thereof. Following the occurrence of a Lockbox Event, if no Cash Sweep Period (as defined below) is continuing, the borrowers may direct the flow of funds from the lockbox account to an account of their selection. Following the occurrence of a Cash Sweep Period, the borrowers are required to establish a cash management account and all amounts on deposit in the lockbox accounts are required to be transferred into the cash management account on every business day. So long as a Cash Sweep Period is not continuing, funds in the lockbox account are required to be transferred on each business day to the borrower’s operating account. During a Cash Sweep Period, funds in the lockbox account are required to be transferred to a lender-controlled cash management account once every business day and disbursed according to the Coastal Equities Portfolio Whole Loan documents. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the Coastal Equities Portfolio Whole Loan.

“Lockbox Event” means the earlier to occur of (i) the initial occurrence of a Cash Sweep Period or (ii) the debt service coverage ratio being less than 1.20x.

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“Cash Sweep Period” means the period commencing upon (i) an event of default, (ii) any bankruptcy action of a borrower or manager, (iii) a debt service coverage ratio of less than 1.15x as of the date of determination or (iv) failure to complete the required repairs by the timeframes set forth in the Coastal Equities Portfolio Whole Loan documents (subject to extension as provided therein). Such Cash Sweep Period expires (a) with respect to clause (i), upon the acceptance by lender of a cure for such event of default, (b) with respect to clause (ii), upon the replacement of the manager with a qualified manager under a replacement management agreement within 60 days after commencement of such bankruptcy, (c) with respect to clause (iii), upon the achievement of a debt service coverage ratio equal or greater than 1.20x for two consecutive calendar quarters and (d) with respect to clause (iv), upon completion of the required repairs in accordance with the Coastal Equities Portfolio Whole Loan documents; provided, however, that, such Cash Sweep Period cure is subject to the following conditions: (I) that no other event of default has occurred and is continuing, (II) a Cash Sweep Period cure resulting from an event of default or a bankruptcy action of a manager may occur no more than a total of six times, and (III) borrower has paid all of lender’s reasonable out-of-pocket expenses incurred in connection with such Cash Sweep Event cure. In no event will borrowers be entitled to cure a Cash Sweep Period caused by a bankruptcy action of a borrower.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. None.

Outparcel Releases. Other than during the period that is 60 days prior to and after a securitization, the applicable related individual borrower (each, an “Individual Borrower”) may obtain release of eight, primarily non-income producing, outparcels across six properties (in aggregate accounting for $2,185,000 of the total Appraised Value for the Coastal Equities Portfolio Properties) from the lien of the Coastal Equities Portfolio Whole Loan upon satisfaction of certain conditions set forth in the Coastal Equities Portfolio Whole Loan documents, including, without limitation: (a) 100% of net sales proceeds from the sale are deposited into the excess collateral reserve account, (b) the debt service coverage ratio for the remaining Coastal Equities Portfolio Properties is equal to or greater than the greater of (i) 1.55x and (ii) the debt service coverage ratio immediately preceding such release, (c) the applicable Individual Borrower conveys the outparcel to a person other than another Individual Borrower or the managing member any Individual Borrower and (d) the applicable Individual Borrower submits an officer’s certificate certifying that, as of loan origination and release of such outparcel, such outparcel was non-income producing (other than with respect to the outparcel for Anniston Plaza, for which the in-place tenant accounts for 0.1% of underwritten rent). See “Description of the Mortgage Pool—Releases; Partial Releases; Property Additions” in the Prospectus for additional information.

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No. 7 – 32 Old Slip - Leased Fee
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$36,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$36,000,000	Property Type – Subtype:	Other – Leased Fee
% of IPB:	4.5%	Net Rentable Area (SF)(4):	42,176
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	32 Slipstream, LLC and 32 Old Stream, LLC	Year Built / Renovated:	NAP / NAP
Borrower Sponsor:	Leon Melohn	Occupancy:	NAP
Interest Rate:	5.65000%	Occupancy Date:	NAP
Note Date:	5/5/2025	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	5/6/2035	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	120 months	Most Recent NOI (As of)(5):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$10,481,490
Call Protection(2):	L(26),D(87),O(7)	UW Expenses:	$0
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$10,481,490
Additional Debt(1):	Yes	UW NCF:	$10,481,490
Additional Debt Balance(1):	$131,000,000	Appraised Value / Per SF(6):	$225,000,000 / $5,335
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/24/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$3,960
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$3,960
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	74.2%
				Maturity Date LTV(6):	74.2%
				UW NCF DSCR:	1.10x
				UW NOI Debt Yield:	6.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$167,000,000	89.5%	Loan Payoff	$176,544,017	94.6%
Borrower Sponsor Equity	19,685,488	10.5	Closing Costs(7)	10,141,472	5.4
Total Sources	$186,685,488	100.0%	Total Uses	$186,685,488	100.0%
(1)	The 32 Old Slip - Leased Fee Loan (as defined below) is part of the 32 Old Slip - Leased Fee Whole Loan (as defined below), which is evidenced by seven pari passu promissory notes with an aggregate principal balance of $167,000,000. The Financial Information presented above is based on the aggregate original principal balance of the promissory notes comprising the 32 Old Slip - Leased Fee Whole Loan.
(2)	Defeasance of the 32 Old Slip - Leased Fee Whole Loan is permitted in full at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last 32 Old Slip - Leased Fee Whole Loan note to be securitized and (ii) May 5, 2028. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2025-C35 securitization trust in July 2025. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Net Rentable Area (SF) reflects square footage attributable to the parcel of land which serves as collateral for the 32 Old Slip - Leased Fee Loan.
(5)	Historical NOI data is not available for the ground lease. However, certain historical operating information and occupancy data relating to the Non-Collateral Improvements (as defined below) are available. Please refer to “Underwritten Net Cash Flow” below.
(6)	The Appraised Value of $225.0 million represents the value of the leased fee interest. The appraiser also provided an “as is” land value of $131.8 million, which results in a Cut-off Date LTV and Maturity Date LTV of 126.7%.
(7)	Closing Costs are inclusive of a rate buydown totaling $8,663,125.

The Loan. The seventh largest mortgage loan (the “32 Old Slip - Leased Fee Loan”) is part of a whole loan (the “32 Old Slip - Leased Fee Whole Loan”) evidenced by seven pari passu promissory notes with an aggregate original principal balance of $167,000,000. The 32 Old Slip - Leased Fee Loan is evidenced by the non-controlling Notes A-4 and A-5, with an aggregate outstanding principal balance as of the Cut-off Date of $36,000,000. The 32 Old Slip - Leased Fee Loan will be included in the BBCMS 2025-C35 securitization trust and represents approximately 4.5% of the Initial Pool Balance. The 32 Old Slip - Leased Fee Whole Loan was co-originated by Goldman Sachs Bank USA, Barclays Capital Real Estate Inc. (“BCREI”) and Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) on May 5, 2025. The 32 Old Slip - Leased Fee Whole Loan is secured by the borrowers’ fee simple interest in the land beneath a Class-A office building (not part of the collateral) totaling 1,170,997 square feet located in Manhattan, New York (the “32 Old Slip - Leased Fee Property”). The

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No. 7 – 32 Old Slip - Leased Fee

32 Old Slip - Leased Fee Whole Loan has a 10-year term, is interest-only for the full term and accrues interest at a rate of 5.65000% per annum on an Actual/360 basis. The scheduled maturity date of the 32 Old Slip - Leased Fee Whole Loan is May 6, 2035.

The table below identifies the promissory notes that comprise the 32 Old Slip - Leased Fee Whole Loan. The 32 Old Slip - Leased Fee Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-C12 trust securitization. The relationship between the holders of the 32 Old Slip - Leased Fee Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2025-C12	Yes
A-2(1)	$31,000,000	$31,000,000	GSMC	No
A-3	$24,000,000	$24,000,000	BMO 2025-C12	No
A-4	$25,000,000	$25,000,000	BBCMS 2025-C35	No
A-5	$11,000,000	$11,000,000	BBCMS 2025-C35	No
A-6(1)	$26,000,000	$26,000,000	MSMCH	No
A-7(1)	$10,000,000	$10,000,000	MSMCH	No
Whole Loan	$167,000,000	$167,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The 32 Old Slip - Leased Fee Property consists of approximately 0.97 acres of land located in New York, New York, which is encumbered by a long term ground lease (the “Ground Lease”) that commenced on April 13, 2015 and ends on April 29, 2114, with two, 25-year extension options and no unilateral termination rights and was entered into by the borrowers, collectively as landlord in connection with the acquisition of the 32 Old Slip - Leased Fee Property. The tenant under the Ground Lease, RXR 32 Old Slip Owner LLC, or any successor tenant under the Ground Lease (the “Ground Tenant”), owns the improvements and fixtures currently located on the 32 Old Slip - Leased Fee Property (the “Non-Collateral Improvements”) and none of the Non-Collateral Improvements serves as collateral for the 32 Old Slip - Leased Fee Whole Loan. The ownership interests of the Non-Collateral Improvements are held by a fund that started on March 30, 2016. The Ground Tenant may not sell, assign or otherwise transfer its leasehold interest (except for (i) assignments or subleases consented to by the landlord, (ii) collateral assignments to obtain any financing secured by a qualifying leasehold mortgage and (iii) sales, assignments and transfers of the entirety of Ground Tenant’s interest under the Ground Lease to a Permitted Transferee (as defined in the Ground Lease)), nor may it engage in any transaction which would (directly or indirectly) result in a change of control of the Ground Tenant (other than an assignment or transfer of the interests in the Ground Tenant that (directly or indirectly) results in the Ground Tenant being controlled by a Permitted Transferee). In addition to the foregoing, the Ground Tenant may, without the consent of the borrowers, enter into subleases with respect to the demised premises, subject only to limited requirements under the Ground Lease. The Non-Collateral Improvements consist of a Class-A office building totaling 1,170,997 square feet constructed in 1987. The Ground Tenant is required to pay ground rent for the current lease year (through April 12, 2026) in the amount of $9,572,381. The ground rent contractually increases by 2.0% annually, provided that the first year of any extension term under the Ground Lease requires the Ground Tenant to pay ground rent equal to the greater of (x) the ground rent for the year prior to the commencement of the extension term and (y) the fair market rental value of the land as of the commencement of the extension term, with 2.0% contractual increases in ground rent thereafter for the remainder of such extension term. The borrowers receive the rental income only from the Ground Lease and not from the operation of the Non-Collateral Improvements. For additional information, see “Ground Lease” below.

Provided that the ground tenant is not in default under the Ground Lease, the Ground Tenant has a right of first offer with respect of the sale of the 32 Old Slip – Leased Fee Property by the landlord, with certain excluded transfers (including foreclosures (or deeds in lieu of foreclosures) by fee mortgagees and the first transfer following a foreclosure (or a deed in lieu of foreclosure) by a fee mortgagee). In addition, in the 60th lease year, the Ground Tenant has an option to purchase the land (together with the landlord’s reversionary interest with 180 days’ written notice and delivery of a required deposit amount under the Ground Lease to the borrowers. To the borrowers’ knowledge, the Ground Tenant has no assets other than its leasehold interest under the Ground Lease and its ownership of the Non-Collateral Improvements.

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The Ground Tenant obtained a leasehold mortgage in the amount of $404 million on April 9, 2019, which is secured by (i) the leasehold interest and (ii) the Non-Collateral Improvements, and is scheduled to mature in December 2025. We cannot assure you that the Ground Tenant will be able to repay or refinance such loan or that additional debt will not be imposed on the Non-Collateral Improvements.

The following information presents certain information relating to the current economic occupancy of the 32 Old Slip – Leased Fee Property:

Current Occupancy(1)
100.0%
(1)	Current occupancy is based on the economic occupancy.

Appraisal. According to the appraisal dated May 1, 2025, the 32 Old Slip - Leased Fee Property had an “as-is” appraised value of $225,000,000 as of March 24, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$225,000,000	6.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated March 27, 2025, there are no recognized environmental conditions or current recommendations for further action at the 32 Old Slip - Leased Fee Property. The Phase I environmental site assessment identified the presence of underground storage tanks at the 32 Old Slip - Leased Fee Property, however, which, while not identified as a significant environmental concern to the 32 Old Slip - Leased Fee Property at this time, are recommended to be properly handled in accordance with governmental regulations in the event the 32 Old Slip - Leased Fee Property is redeveloped and/or any onsite excavations occur and disturb the area of the closed underground storage tanks.

Non-Collateral Improvements Major Tenants. The three largest tenants by base rent at the Non-Collateral Improvements of the 32 Old Slip - Leased Fee Property are Cahill Gordon & Reindel LLP, Daiwa Capital Markets America and PG32OS LLC.

Cahill Gordon & Reindel LLP (201,621 square feet; 17.2% of NRA; 19.8% of base rent): Cahill Gordon & Reindel LLP is an American law firm based in New York City with offices in Washington, D.C. and London. Founded in 1919, the firm has maintained practices in, among other areas, banking and finance. Cahill Gordon & Reindel uses the 32 Old Slip - Leased Fee Property as its headquarters and occupies 201,621 SF with a lease expiration in September 2040.

Daiwa Capital Markets America (112,270 square feet; 9.6% of NRA; 14.0% of base rent): Daiwa Capital Markets America Inc. is a New York-based registered securities broker-dealer, a futures commission merchant, a primary dealer of U.S. Treasury securities, and a member of the New York Stock Exchange. This tenant currently occupies 112,270 SF with a lease that expires in June 2026.

PG32OS LLC (85,526 square feet; 7.3% of NRA; 9.9% of underwritten base rent): PG32OS LLC is an affiliate of the leasehold owner that occupies 85,526 SF with a lease expiration in September 2032.

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The following table presents certain information relating to the major tenants at the Non-Collateral Improvements:

Non-Collateral Improvements Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Exp. Date
Cahill Gordon & Reindel LLP	NR/NR/NR	201,621	17.2%	$56.50	$11,391,587	19.8%	9/30/2040
Daiwa Capital Markets America	Baa1/BBB+/A-	112,270	9.6%	$72.00	$8,083,440	14.0%	6/30/2026
PG32OS LLC(2)	NR/NR/NR	85,526	7.3%	$66.41	$5,679,696	9.9%	9/30/2032
Tradition America Holdings Inc.	NR/NR/NR	70,120	6.0%	$65.88	$4,619,670	8.0%	6/30/2030
Alliant Insurance Services	NR/NR/NR	55,939	4.8%	$61.00	$3,412,218	5.9%	9/30/2030
Catlin Specialty Insurance Co	NR/NR/NR	47,566	4.1%	$58.00	$2,758,828	4.8%	6/30/2025
CLS Bank International	NR/NR/NR	38,743	3.3%	$65.00	$2,518,295	4.4%	6/30/2027
The Cementbloc Inc.	NR/NR/NR	55,268	4.7%	$44.00	$2,431,792	4.2%	6/30/2031
T.Y. Lin International	NR/NR/NR	50,532	4.3%	$45.77	$2,312,652	4.0%	5/31/2030
Candid	NR/NR/NR	38,723	3.3%	$46.00	$1,781,258	3.1%	1/31/2031
Major Tenants		756,308	64.6%	$59.49	$44,989,435	78.2%
Other Tenants(3)		256,005	21.9%	$49.07	$12,562,717	21.8%
Occupied Total Leasehold		1,012,313	86.4%	$56.85	$57,552,153	100.0%
Vacant Space (Owned)		158,684	13.6%
Leasehold Total		1,170,997	100.0%
(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip - Leased Fee Whole Loan. The tenant summary for the Non-Collateral Improvements is provided above for informational purposes only. Information is based on the rent roll provided by the Ground Tenant to the borrowers for the Non-Collateral Improvements as of December 31, 2024.
(2)	PG32OS LLC is an affiliate of the leasehold owner.
(3)	Other Tenants includes RXR 32 Old Slip TRS LLC, which is an affiliate of the leasehold owner that occupies 38,750 SF and pays $930,000 of base rent on a lease that expires on January 31, 2032.

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The following table presents certain information relating to the lease rollover schedule at the Non-Collateral Improvements:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	158,684	13.6%	NAP	NAP	158,684	13.6%	NAP	NAP
2025 & MTM	14	108,312	9.2%	$5,391,055	9.4%	266,996	22.8%	$5,391,055	9.4%
2026	3	117,898	10.1%	$8,415,492	14.6%	384,894	32.9%	$13,806,547	24.0%
2027	9	59,697	5.1%	$3,773,955	6.6%	444,591	38.0%	$17,580,502	30.5%
2028	4	15,072	1.3%	$919,392	1.6%	459,663	39.3%	$18,499,894	32.1%
2029	11	70,976	6.1%	$4,426,719	7.7%	530,639	45.3%	$22,926,613	39.8%
2030	11	176,330	15.1%	$10,344,540	18.0%	706,969	60.4%	$33,271,153	57.8%
2031	4	98,297	8.4%	$4,475,716	7.8%	805,266	68.8%	$37,746,869	65.6%
2032	4	124,650	10.6%	$6,647,888	11.6%	929,916	79.4%	$44,394,757	77.1%
2033	2	21,321	1.8%	$530,104	0.9%	951,237	81.2%	$44,924,861	78.1%
2034	0	0	0.0%	$0	0.0%	951,237	81.2%	$44,924,861	78.1%
2035	1	15,949	1.4%	$1,235,705	2.1%	967,186	82.6%	$46,160,566	80.2%
2036 & Beyond	6	203,811	17.4%	$11,391,587	19.8%	1,170,997	100.0%	$57,552,153	100.0%
Total	69	1,170,997	100.0%	$57,552,153	100.0%
(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip - Leased Fee Whole Loan. The tenant summary for the Non-Collateral Improvements is provided above for informational purposes only. Information is based on the rent roll for the Non-Collateral Improvements as of December 31, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 32 Old Slip - Leased Fee Property and Non-Collateral Improvements:

Underwritten Net Cash Flow
	Underwritten	PSF(1)%
Base Rental Revenue(2)	$10,481,490	$248.52	100.0%
Effective Gross Revenue	$10,481,490	$248.52	100.0%
Net Operating Income	$10,481,490	$248.52	100.0%
Net Cash Flow	$10,481,490	$248.52	100.0%
(1)	Based on 42,176 square feet.
(2)	Based on the 10-yr average of contractual ground rent.
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Non-Collateral Look-Through Underwritten Net Cash Flow(1)
	2021	2022	2023	2024
Base Rental Revenue	$55,042,000	$56,598,502	$60,857,000	$55,485,161
Expense Reimbursements	5,419,000	4,891,978	6,637,000	7,640,694
Other Revenue	237,000	385,574	316,000	1,348,428
Effective Gross Revenue	$60,698,000	$61,876,054	$67,810,000	$64,474,283
Property Operating Expenses	14,821,000	15,434,204	15,945,000	18,068,419
Real Estate Taxes	11,452,000	10,313,266	11,124,000	12,012,446
Marketing, General & Administrative	2,098,000	1,347,808	2,472,000	1,442,863
Total Reimbursable Expenses	$28,371,000	$27,095,278	$29,541,000	$31,523,727
Fee Simple Net Operating Income	$32,327,000	$34,780,776	$38,269,000	$32,950,555
Ground Rent	8,500,000	8,500,000	8,500,000	8,500,000
Leasehold Net Operating Income	$23,827,000	$26,280,776	$29,769,000	$24,450,555

Ground Rent Coverage	3.80x	4.09x	4.50x	3.88x
(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip - Leased Fee Whole Loan.

The Market. The 32 Old Slip - Leased Fee Property is located in the Financial District submarket of Manhattan. According to the appraisal, Financial District vacancy and availability rates are near all-time highs, reported at 12.6% and 25.0%, respectively, for the fourth quarter of 2024 and are already reflective of the significant amount of office space withdrawn due to planned residential conversion.

The following table presents certain information regarding the Financial District Historical Office Market Overview:

Financial District Historical Office Market Overview(1)
Period	Average Asking Rent	Vacancy Rate	Availability Rate	Leasing Activity YTD	Net Absorption YTD
Q4 2024	$55.58	12.60%	25.00%	$1,546,338	$2,863,493
Q3 2024	$55.70	23.30%	27.20%	NAV	NAV
Q2 2024	$55.34	24.50%	28.40%	NAV	NAV
Q1 2024	$55.21	24.70%	28.70%	NAV	NAV
Q4 2023	$55.81	25.50%	29.30%	$1,323,522	($452,881)
Q3 2023	$55.68	24.70%	28.80%	NAV	NAV
Q2 2023	$56.14	24.40%	28.40%	NAV	NAV
Q1 2023	$56.31	23.40%	27.80%	NAV	NAV
Q4 2022	$56.73	23.30%	27.40%	$1,879,198	$61,951
Q3 2022	$56.18	24.30%	28.40%	NAV	NAV
Q2 2022	$56.52	21.70%	28.00%	NAV	NAV
Q1 2022	$57.04	19.80%	27.20%	NAV	NAV
Average	$56.02	22.70%	27.90%	$1,583,019	$824,188
(1)	Source: Appraisal.

The Borrowers. The borrowers are 32 Slipstream, LLC and 32 Old Stream, LLC, as tenants-in-common as to the 32 Old Slip - Leased Fee Property, each a Delaware limited liability company structured to be bankruptcy-remote with one independent manager. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the 32 Old Slip - Leased Fee Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Leon Melohn.

Property Management. The 32 Old Slip - Leased Fee Property is managed by Melohn Enterprises, LLC, a New York limited liability company and an affiliate of the borrowers.

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Escrows and Reserves.

Tax Reserve – On a monthly basis during a 32 Old Slip Ground Lease Cessation Period (as defined below), the borrowers are required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the next ensuing 12 months.

Insurance Reserve – On a monthly basis during a 32 Old Slip Ground Lease Cessation Period, the borrowers are required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided, however, such insurance reserve will be conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the 32 Old Slip - Leased Fee Whole Loan documents, there is no continuing event of default under the 32 Old Slip - Leased Fee Whole Loan documents and the borrowers provide timely evidence of payment of the applicable premiums. At origination, there was no such blanket policy in place.

REMIC Payment Reserve – During a 32 Old Slip REMIC Cash Sweep Period (as defined below), all excess cash flow after payment of debt service, required reserves and budgeted operating expenses will be deposited into a REMIC payment reserve until such amount deposited in the REMIC payment reserve equals the 32 Old Slip REMIC Payment (as defined below) amount (as reasonably determined by the lender) in accordance with the 32 Old Slip - Leased Fee Whole Loan documents.

Upon the completion of any 32 Old Slip Tenant Change (as defined below) for which the borrowers’ consent is required pursuant to the terms of the 32 Old Slip Ground Lease, if the 32 Old Slip - Leased Fee Whole Loan is included in a securitization trust as to which REMIC elections are made (a “REMIC”) and immediately following such completion the 32 Old Slip - Leased Fee Whole Loan fails to satisfy a Lender 80% Determination (as defined below), then the borrowers are required (on the first payment date following the completion of such 32 Old Slip Tenant Change) to prepay the outstanding principal balance of the 32 Old Slip - Leased Fee Whole Loan in an amount equal to either (i) the amounts necessary to cause the Lender 80% Determination to be satisfied or (ii) a lesser amount, provided that the borrowers deliver to the lender an opinion of counsel, in form and substance reasonably satisfactory to the lender and delivered by counsel reasonably satisfactory to the lender, opining that the prosecution and completion of such 32 Old Slip Tenant Change does not cause any portion of the 32 Old Slip - Leased Fee Whole Loan to cease to be a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (such amount to satisfy the immediately preceding clause (i) or (ii), a “32 Old Slip REMIC Payment”).

A “32 Old Slip Trigger Period” means each period that commences upon the occurrence of any of the following events: (i) there is a default by the 32 Old Slip Ground Tenant (as defined below) under the 32 Old Slip Ground Lease arising out of a failure by the 32 Old Slip Ground Tenant to pay rent required thereunder (after all applicable notice and cure periods afforded to the 32 Old Slip Ground Tenant and the 32 Old Slip Ground Leasehold Mortgagee (as defined below) pursuant to the terms of the 32 Old Slip Ground Lease), (ii) the debt service coverage ratio, determined as of the first day of any fiscal quarter during any 32 Old Slip Ground Lease Cessation Period, is less than the 32 Old Slip Trigger Level (as defined below), or (iii) upon the 32 Old Slip Ground Tenant commencing any 32 Old Slip Tenant Change for which the borrowers’ consent is required pursuant to the terms of the 32 Old Slip Ground Lease, if the lender reasonably determines that that the 32 Old Slip - Leased Fee Whole Loan would not satisfy the Lender 80% Determination when such 32 Old Slip Tenant Change is completed, which 32 Old Slip Trigger Period concludes upon the earlier to occur of (a) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (i) or (ii), the debt service coverage ratio, determined as of the first day of each of two consecutive fiscal quarters thereafter, is equal to or greater than the 32 Old Slip Trigger Level, (b) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (i), either (x) such default is waived by the borrowers in writing in connection with the borrowers’ actual receipt of the payment in cash of all such outstanding rent under the 32 Old Slip Ground Lease (whether such rent is paid by the 32 Old Slip Ground Tenant or the 32 Old Slip Ground Leasehold Mortgagee), which waiver is subject to the approval of the lender (not to be unreasonably withheld, conditioned or delayed) or (y) the borrowers enter into a replacement 32 Old Slip Ground Lease (subject to and in accordance with the terms of the 32 Old Slip Ground Lease) with the 32 Old Slip Ground Leasehold Mortgagee and the 32 Old Slip Ground Leasehold Mortgagee actually pays to the borrowers in cash all such outstanding rent under the 32 Old Slip Ground Lease, (c) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (ii), the borrowers enter into a replacement 32 Old Slip Ground Lease in accordance with the terms of the 32 Old Slip - Leased Fee Whole Loan documents, and (d) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (iii), until the earlier to occur of (x) such 32 Old Slip REMIC Payment is paid to the lender in full or (y) the borrowers demonstrate, to the lender’s reasonable satisfaction, that the 32

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Old Slip Ground Tenant has ceased the 32 Old Slip Tenant Change giving rise to such 32 Old Slip Trigger Period and has restored the 32 Old Slip - Leased Fee Property to substantially the same condition of the 32 Old Slip - Leased Fee Property as it existed immediately preceding such 32 Old Slip Tenant Change (the period commencing upon such 32 Old Slip REMIC Payment being due until its conclusion pursuant to this clause (d), a “32 Old Slip REMIC Cash Sweep Period”).

A “32 Old Slip Trigger Level” means (i) with respect to each determination of debt service coverage ratio during the period commencing on the origination date of the 32 Old Slip - Leased Fee Whole Loan and ending on May 4, 2026, 1.00x, (ii) with respect to each determination of debt service coverage ratio during the period commencing on May 5, 2026 and ending on May 4, 2027, 1.02x, and (iii) with respect to each determination of debt service coverage ratio during the period commencing on May 5, 2027 and thereafter, 1.04x.

A “32 Old Slip Ground Lease Cessation Period” means the period commencing upon the 32 Old Slip Ground Lease ceasing to be in full force and effect (whether by reason of the 32 Old Slip Ground Lease’s expiration or termination by its terms, any termination of the 32 Old Slip Ground Lease by any party thereunder, any rejection of the 32 Old Slip Ground Lease in bankruptcy or similar proceeding by any party thereunder (provided, that the mere filing of a bankruptcy petition or petition for a similar proceeding by or against the 32 Old Slip Ground Tenant will not in and of itself constitute a 32 Old Slip Ground Lease Cessation Period unless and until the 32 Old Slip Ground Lease is actually rejected in such bankruptcy or similar proceeding) or any finding by a court of competent jurisdiction that the 32 Old Slip Ground Lease is no longer in full force and effect) and ending on the earlier to occur of (x) the date on which the borrowers enter into a replacement 32 Old Slip Ground Lease in accordance with the terms of the 32 Old Slip - Leased Fee Whole Loan documents, (y) the date on which the borrowers enter into a replacement 32 Old Slip Ground Lease with a 32 Old Slip Ground Leasehold Mortgagee in accordance with the 32 Old Slip Ground Lease or (z) the date on which any 32 Old Slip Ground Leasehold Mortgagee unconditionally assumes in writing all of the obligations of the 32 Old Slip Ground Tenant under the applicable 32 Old Slip Ground Lease pursuant to the terms of the 32 Old Slip Ground Lease and the 32 Old Slip Ground Lease is reinstated and is in full force and effect.

A “32 Old Slip Ground Tenant” means RXR 32 Old Slip Owner LLC, a Delaware limited liability company, or any other lessee under any replacement 32 Old Slip Ground Lease entered into in accordance with the 32 Old Slip - Leased Fee Whole Loan documents.

A “32 Old Slip Ground Leasehold Mortgagee” means (i) MESA WEST CORE LENDING FUND, LLC, a Delaware limited liability company (to the extent it is a mortgagee secured by the 32 Old Slip Ground Tenant’s leasehold interest in the 32 Old Slip - Leased Fee Property), and any assignee or transferee thereof (to the extent such transferee or assignee is a qualified leasehold mortgagee under the 32 Old Slip Ground Lease), and (ii) any qualified leasehold mortgagee under the 32 Old Slip Ground Lease.

A “32 Old Slip Tenant Change” means any and all alterations, additions and other changes that the 32 Old Slip Ground Tenant is permitted to make, or may permit to be made, to the improvements on the 32 Old Slip - Leased Fee Property under the 32 Old Slip Ground Lease.

A “Lender 80% Determination” means a determination by the lender that, based on a current or updated appraisal, a broker’s price opinion or other written determination of value by an independent third party that is a broker or appraiser using a valuation method satisfactory to the lender, the fair market value of the 32 Old Slip - Leased Fee Property securing the 32 Old Slip - Leased Fee Whole Loan at the time of such determination (but excluding any value attributable to property that is not an interest in real property within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code of 1986, as amended, and reducing the fair market value of the 32 Old Slip - Leased Fee Property by (a) the amount of any lien on the 32 Old Slip - Leased Fee Property that is senior to the applicable portion of the 32 Old Slip - Leased Fee Whole Loan that is held in the REMIC and (b) a proportionate amount of any lien on the 32 Old Slip - Leased Fee Property that is in parity with the applicable portion of the loan that is held in the REMIC) is at least 80% of the adjusted issue price (within the meaning of the Internal Revenue Code of 1986, as amended) of the applicable portion of the 32 Old Slip - Leased Fee Whole Loan that is held in the REMIC.

Lockbox / Cash Management. The 32 Old Slip - Leased Fee Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrowers were required to direct the 32 Old Slip Ground Tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues and all other money received by the borrowers or the property manager (other than tenant security deposits) to be deposited into the lockbox account by the end of the first business day following receipt. On each business day during the continuance of a

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No. 7 – 32 Old Slip - Leased Fee

32 Old Slip Trigger Period or event of default under the 32 Old Slip - Leased Fee Whole Loan documents, all amounts in the lockbox, less the minimum balance as set forth in the 32 Old Slip - Leased Fee Whole Loan documents, are required to be remitted to the cash management account. At the end of each business day that no 32 Old Slip Trigger Period and no event of default under the 32 Old Slip - Leased Fee Whole Loan is continuing, all amounts in the lockbox account, less the minimum balance as set forth in the 32 Old Slip - Leased Fee Whole Loan documents, are required to be remitted to a borrower-controlled operating account.

On each payment date during the continuance of a 32 Old Slip Trigger Period, provided no event of default is continuing (or, at the lender’s discretion, during an event of default under the 32 Old Slip - Leased Fee Whole Loan documents), all funds on deposit in the cash management account after payment of debt service on the 32 Old Slip - Leased Fee Whole Loan, required reserves (including the REMIC payment reserve described above under “Escrows and Reserves”) and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the 32 Old Slip - Leased Fee Whole Loan.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The borrowers’ interest in the 32 Old Slip - Leased Fee Property is a fee interest, and the borrowers have ground leased the 32 Old Slip - Leased Fee Property to the Ground Tenant.

10- Year Ground Rent Schedule
Start Date	End Date	Monthly Base Rent	Annual Base Rent
4/13/2025	4/12/2026	$797,698	$9,572,381
4/13/2026	4/12/2027	$813,652	$9,763,829
4/13/2027	4/12/2028	$829,925	$9,959,105
4/13/2028	4/12/2029	$846,524	$10,158,287
4/13/2029	4/12/2030	$863,454	$10,361,453
4/13/2030	4/12/2031	$880,724	$10,568,682
4/13/2031	4/12/2032	$898,338	$10,780,056
4/13/2032	4/12/2033	$916,305	$10,995,657
4/13/2033	4/12/2034	$934,631	$11,215,570
4/13/2034	4/12/2035	$953,323	$11,439,881
10-Yr Average		$873,458	$10,481,490
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No. 8 – Davis Ford Crossing

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No. 8 – Davis Ford Crossing

Dulles Intl. Airport 8 miles
Wash. DC 23 miles
Fair Oaks
Cub Run Park
Village Center
Pleasant Valley Rd
Stone Rd
Pickwick Square Shopping Ctr.
Centreville Sq. Shopping Center
Centre Ridge Marketplace
Lee Hwy
New Braddock Rd
Braddock Rd
Stringfellow Rd
Fairfax Co. Pkwy
Twin Lakes Golf Course
MANASSAS NATIONAL BATTLE PARK
Centreville
Northern VA Comm. Coll - Manassas Campus
Parkridge Center
Bull Run Regional Park
Popes Head Rd
Compton Rd
Ordway Rd
FAIRFAX COUNTY
Westfields Golf Club
Balls Ford Rd
Promenade at Manassas
Sudley Rd
Sudley Towne Plaza
Splash Down Waterpark
Yorkshire
Bull Run Plaza
Sudley Manor Square
Lomond Dr
Prince William Pkwy
Sudley Manor Dr
Westgate Plaza
Festival at Manassas Shopping Center
VRE MANASSAS LINE
Chapel Rd
Manassas Park
Bull Run
Manassas Mall
UVA Health Prince William Medical Ctr.
Hemlock Overlook Regional Park
Wellington Rd
Manassas Junction
Manassas Park
Clifton Rd
Broad Run Industrial Park
Hylton Performing Arts Center
Manassas Shopping Ctr.
Liberia Ave
Manassas
BAE Systems
Freedom Museum
FBI Manassas Field Office
George Mason Univ. Science & Tech. Campus
Lockheed Martin
Manassas
Linton Hall
Grant Avenue
Davis Ford Crossing
9860-9972 Liberia Avenue and
10055-10017 Wellington Road
Manassas, VA 20110
Henderson Rd
Center at Innovation
Nokesville Rd
Wellington Station
Prince William Pkwy
Yates Ford Rd
Broad Run
AMTRAK
Manassas Regional Airport
Dumfries Rd
Buckhall
Fountainhead Regional Park
Davis Ford Rd
Bristow Manor Golf Course
Bristow Rd
Brentsville Rd
Nokesville
PRINCE WILLIAM COUNTY
Woodbine Shopping Center
Aden Rd
Purcellville
Leesburg
Poolesville
Gaithersburg
Olney
MARYLAND
Rockville
Ashburn
Wheaton
Sterling
Potomac
Silver Spring
Bethesda
Middleburg
Aldie
Brambleton
Herndon
Reston
VIRGINIA
Chantilly
WASH. DC
ARLINGTON
McLean
Vienna
Centreville
Haymarket
Fairfax
Annandale
ALEXANDRIA
Gainesville
Springfield
Linton Hall
Manassas
Franconia
New Baltimore
Burke
Nokesville
Lake Ridge
Mt. Vernon
Lorton
Dale City
Calverton
Woodbridge
Midland

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No. 8 – Davis Ford Crossing
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,250,000	Title:	Fee
Cut-off Date Principal Balance:	$33,250,000	Property Type - Subtype:	Retail – Anchored
% of IPB:	4.2%	Net Rentable Area (SF):	155,061
Loan Purpose:	Refinance	Location:	Manassas, VA
Borrower:	Davis Ford Crossing, LLC	Year Built / Renovated:	1990, 2003, 2017 / 2015
Borrower Sponsors:	Gary D. Rappaport and The Gary D. Rappaport Revocable Trust	Occupancy:	94.8%
Interest Rate:	6.66200%	Occupancy Date:	6/10/2025
Note Date:	6/25/2025	4th Most Recent NOI (As of):	$3,312,069 (12/31/2022)
Maturity Date:	7/6/2035	3rd Most Recent NOI (As of):	$3,325,479 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$3,197,126 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$3,299,248 (TTM 3/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	93.9%
Amortization Type:	Interest Only	UW Revenues:	$4,569,629
Call Protection:	L(24),D(89),O(7)	UW Expenses:	$1,117,263
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,452,366
Additional Debt:	No	UW NCF:	$3,276,009
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$49,400,000 / $319
Additional Debt Type:	N/A	Appraisal Date:	4/12/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$214
Taxes:	$84,692	$40,330	N/A	Maturity Date Loan / SF:	$214
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	67.3%
Replacement Reserve:	$0	$2,584	$124,049	Maturity Date LTV:	67.3%
TI / LC Reserve:	$500,000	Springing	$675,000	UW NCF DSCR:	1.46x
Debt Service Reserve:	$187,157	$0	N/A	UW NOI Debt Yield:	10.4%
Material Tenant Reserve:	$0	Springing	(2)

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,250,000	100.0%	Loan Payoff	$29,418,959	88.5%
			Return of Equity	2,589,115	7.8
			Upfront Reserves	771,849	2.3
			Closing Costs	470,078	1.4
Total Sources	$33,250,000	100.0%	Total Uses	$33,250,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	See “Lockbox / Cash Management” below for further discussion.

The Loan. The Davis Ford Crossing mortgage loan (the “Davis Ford Crossing Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $33,250,000 and is secured by the borrower’s fee simple interest in a 155,061 square foot anchored retail center located in Manassas, Virginia (the “Davis Ford Crossing Property”). The Davis Ford Crossing Mortgage Loan has a 10-year term, is interest only for the entire term and accrues interest at a fixed rate of 6.66200% per annum on an Actual/360 basis.

The Property. The Davis Ford Crossing Property is a 155,061 square foot anchored shopping center located in Manassas, Virginia. The Davis Ford Crossing Property is anchored by LA Fitness (29.0% of NRA; 21.6% of underwritten base rent) and Staples (13.2% of NRA; 4.7% of underwritten base rent). Other retail tenants include Petco Animal Supplies Stores (“Petco”), CVS, The Mattress Firm, McDonald’s, Arby’s and Krispy Kreme Doughnuts. The Davis Ford Crossing Property consists of seven buildings situated on an approximately 20.1-acre site and includes 826 parking spaces (5.3 spaces per 1,000 square feet). The Davis Ford Crossing Property was constructed in stages from 1990 to 2017 with the main shopping center building (140,075 square feet) most recently renovated in 2015. As of June 10, 2025, the Davis Ford Crossing Property was 94.8% occupied by 26 tenants.

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No. 8 – Davis Ford Crossing

Major Tenants.

LA Fitness (45,000 square feet; 29.0% of NRA; 21.6% of underwritten base rent). LA Fitness (S&P: B) is a privately-owned fitness club chain that operates more than 700 locations in the U.S. and Canada and was established in Southern California in 1984. LA Fitness occupies 45,000 square feet of space under a lease that commenced December 5, 2013, with a current lease expiration date of June 30, 2029. LA Fitness pays a base rental rate of $17.85 per square foot. LA Fitness has three, five-year renewal options and no termination options.

Staples (20,495 square feet; 13.2% of NRA; 4.7% of underwritten base rent). Specializing in office supplies, business services, and workplace solutions, Staples (Moody’s/S&P: Caa2/B-) is a retail chain founded in 1986. The company has grown into a global brand with locations across North America and a strong online presence. Staples serves a broad customer base, including small businesses, large corporations, educators, and everyday consumers, by offering a wide array of products and services. Staples has over 1,000 retail store locations across North America with locations also in Germany, Argentina, and Brazil. Staples occupies 20,495 square feet of space under a lease that commenced May 21, 2005, with a current lease expiration date of May 31, 2026. Staples pays a base rental rate of $8.50 per square foot. Staples has two, five-year renewal options and no termination options.

The following table presents certain information relating to the historical and current occupancy of the Davis Ford Crossing Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
99.0%	99.0%	98.0%	94.8%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of June 10, 2025.

The following table presents certain information relating to the tenants at the Davis Ford Crossing Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Top 10 Tenants
LA Fitness	NR/B/NR	45,000	29.0%	$17.85	$803,138	21.6%	6/30/2029
Staples	Caa2/B-/NR	20,495	13.2%	$8.50	$174,207	4.7%	5/31/2026
Petco	NR/B/NR	10,287	6.6%	$20.63	$212,221	5.7%	1/31/2029
CVS	Baa3/BBB/BBB	9,600	6.2%	$25.00	$240,000	6.5%	11/30/2035
The Mattress Firm	NR/NR/NR	6,400	4.1%	$26.40	$168,960	4.5%	11/30/2026
Phenix Salon Suites	NR/NR/NR	6,338	4.1%	$25.03	$158,640	4.3%	11/30/2025
VA ABC	NR/NR/NR	5,800	3.7%	$22.00	$127,600	3.4%	2/28/2035
Shakin Crab	NR/NR/NR	4,000	2.6%	$27.87	$111,480	3.0%	4/30/2027
McDonald's	Baa1/BBB+/NR	3,812	2.5%	$37.80	$144,106	3.9%	5/3/2026
Arby's	NR/NR/NR	3,209	2.1%	$29.98	$96,195	2.6%	7/31/2028
Subtotal / Wtd. Avg.		114,941	74.1%	$19.46	$2,236,548	60.2%

Other Tenants		32,120	20.7%	$46.11	$1,481,050	39.8%

Occupied Collateral Total		147,061	94.8%	$25.28	$3,717,598	100.0%

Vacant Space		8,000	5.2%

Collateral Total		155,061	100.0%

(1)	Based on the underwritten rent roll dated June 10, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $148,320 of contractual rent steps through July 2026.

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No. 8 – Davis Ford Crossing

The following table presents certain information relating to the lease rollover schedule at the Davis Ford Crossing Property:

Lease Rollover Schedule(1)
	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	8,000	5.2%	NAP	NAP	8,000	5.2%	NAP	NAP
2025 & MTM	1	6,338	4.1%	$158,640	4.3%	14,338	9.2%	$158,640	4.3%
2026	8	38,691	25.0%	749,557	20.2%	53,029	34.2%	$908,197	24.4%
2027	1	4,000	2.6%	111,480	3.0%	57,029	36.8%	$1,019,677	27.4%
2028	3	8,015	5.2%	249,008	6.7%	65,044	41.9%	$1,268,685	34.1%
2029	4	58,887	38.0%	1,125,231	30.3%	123,931	79.9%	$2,393,916	64.4%
2030	2	2,365	1.5%	75,474	2.0%	126,296	81.4%	$2,469,390	66.4%
2031	2	5,200	3.4%	311,484	8.4%	131,496	84.8%	$2,780,874	74.8%
2032	0	0	0.0%	0	0.0%	131,496	84.8%	$2,780,874	74.8%
2033	1	3,200	2.1%	107,424	2.9%	134,696	86.9%	$2,888,298	77.7%
2034	0	0	0.0%	0	0.0%	134,696	86.9%	$2,888,298	77.7%
2035	2	15,400	9.9%	367,600	9.9%	150,096	96.8%	$3,255,898	87.6%
2036 & Beyond	2	4,965	3.2%	461,700	12.4%	155,061	100.0%	$3,717,598	100.0%
Total	26	155,061	100.0%	$3,717,598	100.0%
(1)	Based on the underwritten rent roll dated June 10, 2025.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of approximately $148,320 of contractual rent steps through July 2026.

The following table presents certain information relating to the operating history and underwritten cash flows at the Davis Ford Crossing Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$3,337,267	$3,354,354	$3,504,230	$3,525,950	$3,717,598(3)	$23.98	76.5%
Straight-Line Rent	0	0	0	0	12,358(4)	0.08	0.3
Percentage Rent(5)	69,196	173,021	0	120,350	0	0.00	0.0
Vacant Income	0	0	0	0	248,000	1.60	5.1
Gross Potential Rent	$3,406,463	$3,527,375	$3,504,230	$3,646,299	$3,977,956	$25.65	81.9%
Total Reimbursements	743,001	670,161	677,271	689,252	762,005	4.91	15.7
Other Income	111,328	133,063	112,048	120,006	120,006	0.77	2.5
Net Rental Income	$4,260,792	$4,330,600	$4,293,548	$4,455,557	$4,859,966	$31.34	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(290,337)	(1.87)	(6.0)
Effective Gross Income	$4,260,792	$4,330,600	$4,293,548	$4,455,557	$4,569,629	$29.47	94.0%

Total Expenses	948,723	1,005,120	1,096,422	1,156,310	1,117,263	7.21	24.4

Net Operating Income	$3,312,069	$3,325,479	$3,197,126	$3,299,248	$3,452,366	$22.26	75.6%

Total TI/LC, Capex/RR	0	0	0	0	176,357	1.14	3.9

Net Cash Flow	$3,312,069	$3,325,479	$3,197,126	$3,299,248	$3,276,009	$21.13	71.7%
(1)	TTM represents the trailing 12-month period ending March 31, 2025.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll dated June 10, 2025 with rent steps totaling $148,320 through July 2026.
(4)	Straight-Line Rent was underwritten to the average rent steps through the loan term for investment grade tenant, CVS.
(5)	Historical cash flows reflect percentage rent for CVS. Historically, percentage rent was received in the following year, but the 2023 percentage rent was provided in December 2023 instead of the first quarter of 2024, resulting in no percentage rent being received in 2024. The 2024 percentage rent of $120,350 was received in the first quarter of 2025. Percentage Rent was not underwritten as CVS’s recent lease extension does not include percentage rent.
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No. 8 – Davis Ford Crossing

Environmental. According to the Phase I environmental assessment dated June 12, 2025, the onsite 7-Eleven, Inc. (“7-Eleven”) gasoline station has active underground storage tanks (“UST”) containing gasoline, which were installed in 1994. Fueling activities have occurred at this facility since 1994. The presence of active USTs and fueling activities for over 30 years at the 7-Eleven facility are considered to represent a recognized environmental condition at the Davis Ford Crossing Property. If petroleum-impacted soils and/or groundwater are encountered during future tank system upgrades or replacements, the appropriate regulatory agency should be notified in accordance with the applicable regulations. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus.

Appraisal. According to the appraisal, the Davis Ford Crossing Property had an “as-is” appraised value of $49,400,000 as of April 12, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$49,400,000	7.25%
(1)	Source: Appraisal.

The Market. The Davis Ford Crossing Property is located at 9860-9972 Liberia Avenue and 10055-10017 Wellington Road in Manassas, approximately 30 miles southwest of Washington, D.C. Manassas is a historic city located in Manassas City County, Virginia. Primary access to the Davis Ford Crossing Property is provided by Liberia Avenue, Prince William Parkway and Centreville Road. According to a third-party market research report, the Davis Ford Crossing Property is in a busy retail corridor with traffic counts of approximately 41,000 vehicles per day on Liberia Avenue and approximately 37,000 vehicles per day on Prince William County Parkway. The Davis Ford Crossing Property is near numerous shopping centers, free-standing retail, restaurants, hotels, and other commercial properties in the immediate vicinity. Nearby shopping centers include Hastings Marketplace, anchored by Harris Teeter, Parkhurst Plaza, anchored by ALDI, Signal Hill Shopping Center, anchored by Fresh World, Evergreen Terrance, and Far East Plaza. Other nearby national retailers include the following: Walmart Supercenter, Smoothie King, Texas Roadhouse, Nothing Bundt Cakes, Jersey Mike’s Subs, Lidl, Navy Federal Credit Union, Gold’s Gym, Starbucks, Red Robin Gourmet Burgers and Brews, Chipotle, Raising Cane’s, Wawa, PNC, Panera Bread and Chick-fil-A, among others.

According to a third-party market research report, the Davis Ford Crossing Property is located in the Washington - DC retail market within the Manassas retail submarket. As of April 2025, the Manassas retail submarket contained 4,500,655 square feet of retail inventory space with an average rent of $27.25 PSF and a vacancy rate of 3.3%. As of year-end 2024, the Manassas retail submarket contained 4,488,596 square feet of retail inventory space with an average rent of $27.09 and a vacancy rate of 3.2%.

According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of the Davis Ford Crossing Property was 8,122, 80,773 and 145,538, respectively, and the estimated 2025 average household income within the same radii was $147,226, $168,443 and $163,545, respectively.

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No. 8 – Davis Ford Crossing

The following table presents certain information with respect to market rent at the Davis Ford Crossing Property as identified in the appraisal:

Market Rent Summary(1)
	Inline	Junior Anchor	Fitness Anchor	Fast Food Pad Site	Anchor	Drug Store	Gas/C-Store Pad Site	Bank Pad Site
Market Rent (PSF/Years)	$31.00	$20.50	$18.00	$125,000 / Year	$9.00	$25.00	$300,000 / Year	$200,000 / Year
Lease Term (Years)	5	10	10	20	10	20	20	20
Lease Type	Net	Net	Net	Net	Net	Net	Net	Net
Escalations	3.0% / Year	10.0% / 5 Years	10.0% / 5 Years	10.0% / 5 Years	10.0% / 5 Years	10.0% / 5 Years	10.0% / 5 Years	10.0% / 5 Years
(1)	Source: Appraisal.

The Borrower. The borrower is Davis Ford Crossing, LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Davis Ford Crossing Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for Davis Ford Crossing Mortgage Loan are Gary D. Rappaport and The Gary D. Rappaport Revocable Trust. Gary D. Rappaport is chief executive officer of Rappaport, a retail real estate company he founded in 1984. Rappaport provides leasing, tenant representation, management and development services for more than 16.8 million square feet. Rappaport’s portfolio includes approximately 76 shopping centers and ground floor retail in approximately 115 mixed-use properties, both residential and office, located primarily throughout the mid-Atlantic region. Gary D. Rappaport is principal partner for approximately 5 million square feet of the shopping centers managed by Rappaport.

Property Management. The Davis Ford Crossing Property is Rappaport Management Company, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $84,692 for real estate taxes, (ii) $500,000 for tenant allowances, tenant improvements and leasing commissions and (iii) approximately $187,157 for the monthly debt service payment amount due to the lender on August 6, 2025.

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated tax payments, which currently equates to approximately $40,330.

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premiums; provided, such monthly deposits will be waived so long as the borrower maintain a blanket insurance policy acceptable to the lender.

Replacement Reserve – On a monthly basis, the borrower is required to deposit $2,584 for replacement reserves subject to a cap of $124,049.

TI / LC Reserve – Upon the first occurrence of the balance in the TI / LC reserve account being equal to or less than $250,000, the borrower is required to deposit on a monthly basis, approximately $19,383 for tenant allowances, tenant improvements and leasing commissions subject to a cap of $675,000.

Lockbox / Cash Management. The Davis Ford Crossing Mortgage Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). During the continuance of a Cash Management Trigger Event, rents received from the Davis Ford Crossing Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, as applicable, deposited within one business day of receipt. All funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Davis Ford Crossing Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Davis Ford Crossing Mortgage Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) (but not during a Cash Management Trigger Event which is not also a Material Tenant Trigger Event) has occurred and is continuing, to a Material

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No. 8 – Davis Ford Crossing

Tenant (as defined below) rollover reserve (subject to a cap of (i) $30.00 per square foot if the Material Tenant Trigger Event relates to any Material Tenant other than Staples or (ii) $20.00 per square foot if the Material Tenant Trigger Event relates solely to Staples), (b) if a Cash Sweep Trigger Event (as defined below) (but not during a Cash Management Trigger Event which is not also a Cash Sweep Trigger Event) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrower.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Davis Ford Crossing Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantors, the borrower sponsors or the property manager, (iii) the trailing 12-month period debt service coverage ratio (“DSCR”) falling below 1.20x, (iv) the indictment for fraud or misappropriation of funds by any of the borrower, the guarantors, the borrower sponsors or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to the Davis Ford Crossing Property), or any director or officer of the aforementioned parties or (v) a Material Tenant Trigger Event, and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, the filing being discharged or dismissed within 45 days, and the lender’s determination that such filing does not materially and adversely affect the borrower’s, the guarantors’, the borrower sponsors’ or property manager’s obligations, or with respect to the property manager, the replacement of such property manager, (c) clause (iii) above, the trailing 12-month DSCR being at least 1.25x for two consecutive calendar quarters, (d) clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the affiliated property manager with a third-party property manager that constitutes a qualified property manager under the Davis Ford Crossing Mortgage Loan documents or (e) clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Davis Ford Crossing Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantors, the borrower sponsors or an affiliated property manager or (iii) the trailing 12-month period DSCR falling below 1.20x, and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, as to an involuntary filing, the filing being discharged or dismissed within 45 days, and the lender’s determination that such filing does not materially and adversely affect the borrower’s, the guarantors’, the borrower sponsors’ or the affiliated property manager’s obligations, or with respect to the property manager, the replacement of such property manager or (c) clause (iii) above, the trailing 12-month DSCR is at least 1.25x for two consecutive calendar quarters.

A “Material Tenant” means (i) LA Fitness, (ii) Staples or (iii) any tenant at the Davis Ford Crossing Property that, individually or together with its affiliates, either (a) leases no less than 15% of the total rentable square footage of the Davis Ford Crossing Property or (b) accounts for (or would account for) no less than 15% of the total in-place base rent at the Davis Ford Crossing Property.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate or not to extend or renew its lease, (ii) on or prior to the date that is nine months prior to the then applicable expiration date under its Material Tenant lease, a Material Tenant does not extend such Material Tenant lease, (iii) on or prior to the date by which a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend such Material Tenant lease, the Material Tenant does not give such notice, (iv) a monetary or material non-monetary event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated (in whole or in part) or is no longer in full force and effect, (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course of at least 25% or more of its Material Tenant space, (viii) a Material Tenant announcing or disclosing publicly its intention to relocate from or vacate all or any portion of its Material Tenant space or (ix) if all or a material portion of a Material Tenant space is marketed for sublease by or on behalf of a Material Tenant, and expiring upon, with respect to (a) clauses (i), (ii), (iii), (vi), (vii), (viii) and (ix) above, (1) the applicable Material Tenant lease is extended with respect to all or substantially all of the applicable Material Tenant space (provided, however, with respect to a Material Tenant Trigger Event caused solely by the occurrence of clauses (i), (ii) or (iii) with respect to the Staples lease, such condition will be satisfied in the event the Staples lease is extended at the existing rent of $8.50 per square foot and for a minimum term of one year, subject however to the occurrence of a subsequent Material Tenant Trigger Event with respect to Staples) or (2) all substantially all of the applicable Material Tenant space is leased under one or more qualified leases provided that, in each case, the occupancy conditions have been satisfied as reasonably determined by the lender, (b) clause (i) above, the unconditional revocation or rescission by the applicable Material Tenant of all termination or non-extension notices with respect to its Material Tenant lease, (c) clause (iv) above, a cure of the applicable event of default, (d) clause (v) above, the affirmation of the Material Tenant lease in the

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applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) clause (vii) above, the applicable Material Tenant re-commences its operations and the conduct of business in the ordinary course at its Material Tenant space or the applicable portion thereof, as the case may be, such that it is no longer dark, and has not vacated or ceased to conduct business in the ordinary course at the applicable property or a portion thereof, (f) clause (viii) above, the unconditional retraction by the applicable Material Tenant of all announcements or disclosures of its intention to relocate from or vacate any portion of its Material Tenant space or (g) clause (ix) above, the unconditional cessation of all marketing efforts by or on behalf of the applicable Material Tenant with respect to its Material Tenant space.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 9 – Norton Links

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No. 9 – Norton Links

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No. 9 – Norton Links
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,750,000	Title:	Fee
Cut-off Date Principal Balance:	$28,750,000	Property Type – Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	3.6%	Net Rentable Area (Units):	100
Loan Purpose:	Refinance	Location:	Norton, MA
Borrower:	Norton Apartments LLC	Year Built / Renovated:	2024 / NAP
Borrower Sponsors:	A. Richard Nernberg and Susan L. Nernberg	Occupancy:	97.0%
Interest Rate:	6.08000%	Occupancy Date:	5/30/2025
Note Date:	6/26/2025	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	7/6/2035	3rd Most Recent NOI (As of) (2):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2) :	NAV
Original Term:	120 months	Most Recent NOI (As of)(2):	$1,091,007 (T-6 Annualized 5/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,060,533
Call Protection:	L(24),D(92),O(4)	UW Expenses:	$856,737
Lockbox / Cash Management:	Springing	UW NOI(3):	$2,203,796
Additional Debt:	No	UW NCF:	$2,178,796
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$41,900,000 / $419,000
Additional Debt Type:	N/A	Appraisal Date:	4/28/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$287,500
Taxes:	$143,427	$11,952	N/A	Maturity Date Loan / Unit:	$287,500
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	68.6%
Replacement Reserve:	$0	$2,083	$125,000	Maturity Date LTV:	68.6%
Other:	$0	Springing	N/A	UW NCF DSCR:	1.23x
				UW NOI Debt Yield:	7.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,750,000	100.0%	Loan Payoff	$23,944,923	83.3%
			Closing Costs(4)	2,326,501	8.1
			Return of Equity	2,335,148	8.1
			Reserves	143,427	0.5
Total Sources	$28,750,000	100.0%	Total Uses	$28,750,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	4th Most Recent NOI, 3rd Most Recent NOI and 2nd Most Recent NOI are unavailable due to the Norton Links Property (as defined below) being constructed in 2024. See “Underwritten Net Cash Flow and Operating History” below for the T6 Annualized May 2025, T3 Annualized May 2025 and T1 Annualized May 2025 figures.
(3)	Gross potential rent is underwritten to the rent roll dated May 30, 2025 and expenses, not including management fees, are underwritten to the borrower’s budget. Management fees are underwritten to 3% of effective gross income.
(4)	Closing Costs include a rate buydown of $1,940,625.

The Loan. The Norton Links mortgage loan (the “Norton Links Mortgage Loan”) is secured by the borrower’s fee interest in a mid-rise multifamily property located in Norton, Massachusetts (the “Norton Links Property”). The Norton Links Mortgage Loan accrues interest at a fixed rate of 6.08000% per annum on an Actual/360 basis with an initial term of ten years and is interest-only for the full term.

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The Property. The Norton Links Property is a 100-unit, mid-rise multifamily property located in Norton, Massachusetts, approximately 40 miles southwest of Boston, Massachusetts and approximately 20 miles northeast of Providence, Rhode Island. The Norton Links Property was constructed in 2024. The borrower sponsor developed the Norton Links Property for a total construction cost of approximately $33.0 million. The first move-ins occurred in November 2024. Amenities at the Norton Links Property include a fitness center, lounge areas and a dog wash area. Unit amenities include quartz countertops, stainless steel appliances, luxury vinyl tile flooring, walk-in closets, private balconies, in-unit washer/dryers and wooded and lake views in select units.

Current occupancy at the Norton Links Property is 97.0% as of May 30, 2025. The unit mix of the Norton Links Property includes 27 studio units, 32 one-bedroom units, 31 two-bedroom units and 10 three-bedroom units with an average unit size of 883 square feet and an average monthly rental rate of $2,421 per square foot. The Norton Links Property was developed under Massachusetts Chapter 40B, which requires 25 units at the Norton Links Property to be affordable units leased to persons or families whose annual incomes do not exceed 80% of the median income for the Taunton-Mansfield-Norton, MA area.

The following table presents certain information relating to the historical and current occupancy of the Norton Links Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
NAP	NAP	NAP	97.0%
(1)	Historical Occupancy is unavailable due to the Norton Links Property being constructed in 2024.
(2)	Current occupancy is based on the underwritten rent roll as of May 30, 2025.

The following table presents detailed information with respect to the residential units at the Norton Links Property:

Unit Summary(1)
Unit Type	No. of Units	% of Total	Occupied Units	Occupancy %	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)	Average Monthly Market Rental Rate(3)	Average Monthly Market Rental Rate per SF(3)
Studio	27	27.0%	26	96.3%	556	$1,936	$3.48	NAV	NAV
1BR	32	32.0%	32	100.0%	749	$2,242	$2.99	$2,450	$3.28
2BR	31	31.0%	31	100.0%	1,157	$2,716	$2.35	$2,950	$2.61
3BR	10	10.0%	8	80.0%	1,474	$3,572	$2.42	$4,360	$2.90
Total/Wtd. Avg.	100	100.0%	97	97.0%	883	$2,421	$2.87	$2,924	$2.94
(1)	Based on the underwritten rent roll as of May 30, 2025, unless otherwise indicated.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF are calculated based on the in-place contract rent of the Occupied Units.
(3)	Source: Appraisal. Total/Wtd. Avg. excludes the studio units.

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No. 9 – Norton Links

The following table presents certain information relating to the operating history and underwritten cash flows of the Norton Links Property:

Underwritten Net Cash Flow and Operating History(1)
	T6 Annualized May 2025(2)	T3 Annualized May 2025(2)	T1 Annualized May 2025(2)	Underwritten(3)	Per Unit	%(4)
Gross Potential Rent	$1,425,456	$1,830,324	$2,106,312	$2,938,469	$29,385	91.2%
Other Income(5)	137,834	157,936	192,816	283,145	2,831	8.8%
Net Rental Income	$1,563,290	$1,988,260	$2,299,128	$3,221,614	$32,216	100.0%
(Vacancy/Credit Loss)	0	0	0	(161,081)	(1,611)	-5.0%
Effective Gross Income	$1,563,290	$1,988,260	$2,299,128	$3,060,533	$30,605	95.0%
Management Fee	46,899	59,648	68,974	91,816	918	3.0%
Utilities	24,932	38,428	43,692	82,000	820	2.7%
Repairs and Maintenance	164,228	175,152	188,400	161,000	1,610	5.3%
Payroll	68,794	88,104	102,744	145,000	1,450	4.7%
General and Administrative	26,292	33,488	38,124	20,000	200	0.7%
Marketing	27,138	22,580	21,972	15,000	150	0.5%
Real Estate Taxes	96,000	96,000	96,000	311,280	3,113	10.2%
Insurance	18,000	18,000	18,000	30,641	306	1.0%
Total Expenses	$472,283	$531,400	$577,906	$856,737	$8,567	28.0%

Net Operating Income	$1,091,007	$1,456,860	$1,721,222	$2,203,796	$22,038	72.0%
CapEx	0	0	0	25,000	250	0.8%
Net Cash Flow	$1,091,007	$1,456,860	$1,721,222	$2,178,796	$21,788	71.2%
(1)	Based on th e underwritten rent roll dated as of May 30, 2025.
(2)	Historical Operating History includes May 2025 annualized figures due to the Norton Links Property being constructed in 2024.
(3)	Gross potential rent is underwritten to the rent roll dated May 30, 2025 and expenses, not including management fees, are underwritten to the borrower’s budget. Management fees are underwritten to 3% of effective gross income.
(4)	% column represents percent of Net Rental Income for revenue fields and of Effective Gross Income for the remaining fields.
(5)	Other Income includes amenity fee income, water & sewer and other miscellaneous income.

Environmental. According to the Phase I environmental assessment dated May 12, 2025, there was no evidence of any recognized environmental conditions at the Norton Links Property.

The Market. The Norton Links Property is located in Norton, Massachusetts, approximately 40 miles southwest of Boston, Massachusetts and approximately 20 miles northeast of Providence, Rhode Island. Primary access to the Norton Links Property is provided by Interstate 495, which is located approximately one mile from the Norton Links Property. Public transportation is available through bus access throughout the town of Norton as well as a Massachusetts Bay Transit Authority train station located approximately four miles from the Norton Links Property. The Norton Links Property is located adjacent to Great Woods Market Place, a grocery-anchored retail center. Main attractions in the area include TPC Boston and Norton Country Club, which are home to two of the region’s top golf courses (located approximately one mile from the Norton Links Property) and The Xfinity Center, an outdoor amphitheater and concert venue (located approximately 0.5 miles from the Norton Links Property).

According to the appraisal, the Norton Links Property is located in the Greater Providence Class A market and the Outlying Bristol County Class A submarket. As of the first quarter of 2025, the Greater Providence Class A multifamily market had an inventory of 4,855 units, a vacancy rate of 2.2% and asking rent per unit of $2,222. The Outlying Bristol County Class A multifamily submarket had inventory of 572 units, a vacancy rate of 2.6% and asking rent per unit of $2,815 for the same period.

The 2024 population within a one-, three- and five-mile radius from the Norton Links Property is 1,836, 23,659 and 76,881, respectively. The 2024 median household income within the same radii is $101,443, $132,411 and $119,431, respectively.

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The following table presents certain information relating to comparable multifamily rentals to the Norton Links Property:

Comparable Multifamily Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units	Average Unit Size (SF)	Average Monthly Rent ($/month)(2)	Average Monthly Rent ($/SF)(2)
Norton Links 195 Mansfield Avenue Norton, MA	2024 / NAP	97.0%	100	1 BR – 749 2 BR – 1,157 3 BR - 1,474	1 BR - $2,242 2 BR - $2,716 3 BR - $3,572	1 BR - $2.99 2 BR - $2.35 3 BR - $2.42
274 E. Main St. Norton, MA	2016 / NAP	95.2%	188	1 BR – 906 2 BR - 1,219 3 BR – 1,422	1 BR - $2,439 2 BR - $2,855 3 BR - $3,650	1 BR - $2.69 2 BR - $2.34 3 BR - $2.57
60 Robert Drive South Easton, MA	2017 / NAP	99.0%	290	1 BR – 899 2 BR – 1,180 3 BR – 1,384	1 BR - $2,565 2 BR - $2,850 3 BR - $4,235	1 BR - $2.85 2 BR - $2.42 3 BR - $3.06
1 Meadow Drive Raynham, MA	2016 / 2021	98.7%	225	1 BR – 770 2 BR – 1,163	1 BR - $2,200 2 BR - $2,600	1 BR - $2.86 2 BR - $2.24
4100 Summit Dr. Bridgewater, MA	2015 / NAP	91.7%	289	1 BR – 781 2 BR – 1,116 3 BR – 1,501	1 BR – $2,450 2 BR - $2,995 3 BR - $3,348	1 BR - $3.14 2 BR - $2.68 3 BR - $2.23
10 Conners Avenue Mansfield, MA	2006 / NAP	90.9%	66	1 BR – 867 2 BR – 1,203	1 BR - $2,477 2 BR – 2,712	1 BR - $2.86 2 BR - $2.25
791 West St. Mansfield, MA	2007 / NAP	97.0%	200	1 BR – 850 2 BR – 1,171 3 BR – 1,340	1 BR - $2,707 2 BR - $3,429 3 BR - $3,884	1 BR - $3.18 2 BR - $2.93 3 BR - $2.90
300 North Main Street Mansfield, MA	2020 / NAP	98.1%	100	1 BR – 738 2 BR – 918	1 BR - $2,306 2 BR - $2,940	1 BR - $3.12 2 BR - $3.20
(1)	Source: Appraisal, except for the Norton Links Property, which information is based on the underwritten rent roll dated May 30, 2025.
(2)	Represents the average in-place rents of occupied units.

The Borrower. The borrower is Norton Apartments LLC, a Massachusetts limited liability company and recycled special purpose entity.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are A. Richard Nernberg and Susan L. Nernberg. A. Richard Nernberg is the founder of AR Building Company, Inc. (“ARB”). ARB is a real estate developer and operator engaged in multifamily apartment rental business. Its portfolio includes 9,504 apartment and townhouse units in 69 properties across 12 states, as well as one office property. ARB has real estate assets in excess of $2 billion. A. Richard Nernburg has had one prior foreclosure on a CMBS loan, and ARB is subject to litigation matters. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus for additional information regarding the borrower sponsors.

Property Management. The Norton Links Property is managed by A.R. Building Company, Inc., an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $143,427 for real estate taxes.

Tax Escrows – The borrower is required to escrow 1/12th of the annual estimated tax payments on a monthly basis, which currently equates to approximately $11,952.

Insurance Escrow – In the event that the borrower does not maintain an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance premiums on a monthly basis.

Replacement Reserve – On a monthly basis starting on the payment date in August 2027, the borrower is required to escrow approximately $2,083 for replacement reserves ($250 per unit annually), capped at $125,000.

Low DSCR Reserve – During the continuation of a Low DSCR Period (as defined below), the borrower is required to escrow approximately $14,783 on a monthly basis until the end of such Low DSCR Period.

A “Low DSCR Period” will commence upon the last day of any two consecutive calendar quarters for which the debt service coverage ratio is less than 1.10x and will end upon the last day of any two consecutive calendar quarters in which the debt service coverage ratio is greater than or equal to 1.15x.

Lockbox / Cash Management. The Norton Links Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and during the continuance of a Trigger Period (as defined below), the borrower is

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required to establish and maintain a lockbox account and is required to cause all rents received by the property manager or borrower with respect to the Norton Links Property to be deposited into such lockbox account within one business day of receipt. During a Trigger Period, funds deposited into the lockbox account are to be swept on each business day into a cash management account and disbursed in accordance with the Norton Links Mortgage Loan documents, which includes reserving remaining available cash in an excess cash flow reserve account.

A “Trigger Period” will commence upon the occurrence of an event of default under the Norton Links Mortgage Loan documents. A Trigger Period will end upon the cure of such event of default.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 10 – The Hollywood Collection

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7021 HOLLYWOOD

STREET LEVEL
CVS pharmacy
SUBWAY
OPEN BELOW
TARGET
UPPER LEVEL
LA FITNESS
LOWER LEVEL
PARKING STRUCTURE
SHARED PATIO
TARGET

THE PETERSON BUILDING

FIRST LEVEL
LA LA LAND
Marshalls
LOBBY
SECOND LEVEL
Marshalls
N. ORANGE DRIVE
HOLLYWOOD BOULEVARD
Vacant
Leased

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No. 10 – The Hollywood Collection

The Hollywood Collection
7001-7013 & 7021 Hollywood Boulevard
Hollywood, CA 90028
Hollywood
LOS ANGELES
West Hollywood
SANTA MONICA MTS.
Hollywood Freeway
METRO B LINE
Downtown Los Angeles 6 miles
Hollywood Bowl Overlook
Hillpark Open Space
Hollywood Bowl
The Ford
Hollywood Heritage Museum
Runyon Canyon Park
Trebek Open Space
Hollywood Blvd Peterson Building
TCL Chinese Theatre
Ovation Hollywood
Dolby Theatre
Madame Tussauds
The Hollywood Roosevelt
El Capitan Theatre
Hollywood Wax Museum, Medieval Torture Museum
The Egyptian Theatre Hollywood
The Hollywood Museum
Hollywood Walk of Fame
Capitol Records Building
The Aster
Pantages Theatre
Museum of Death Hollywood
The Los Angeles Film School
Sunset & LaBrea
Palihotel Hollywood
Cinerama Dome
The Godfrey Hotel Hollywood
Southern California Hospital at Hollywood
Academy of Motion Picture Arts and Sciences
Pickford Center for Motion Pictures Study
De Longpre Park
Hollywood Recreation Center
Paramount Recording Studio
West Hollywood Gateway
Sunset Las Palmas Studios
Poinsettia Recreation Center
Hollywood Blvd
Sunset Blvd
Santa Monica Blvd
Franklin Ave
Fountain Ave
Romaine St
Willoughby Ave
Waring Ave
Highland Ave
La Brea Ave
Vine St
Cahuenga Blvd
Burbank
Glendale
Pasadena
Santa Monica
Inglewood
Torrance
Long Beach
Pacific Ocean

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,680,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,680,000	Property Type - Subtype:	Retail – Anchored
% of IPB:	3.2%	Net Rentable Area (SF):	180,797
Loan Purpose:	Acquisition	Location:	Hollywood, CA
Borrower:	Hollywood Block LLC	Year Built / Renovated:	1929, 1990 / 2014
Borrower Sponsors:	Kamyar Mateen and Tyler Mateen	Occupancy:	86.0%
Interest Rate:	6.68000%	Occupancy Date:	5/31/2025
Note Date:	6/23/2025	4th Most Recent NOI (As of):	$5,426,464 (12/31/2022)
Maturity Date:	7/6/2035	3rd Most Recent NOI (As of):	$5,247,900 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$5,006,500 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$5,128,361 (TTM 3/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	87.7%
Amortization Type:	Interest Only	UW Revenues:	$8,208,271
Call Protection(2):	L(24),D(89),O(7)	UW Expenses:	$2,972,767
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,235,504
Additional Debt(1):	Yes	UW NCF:	$4,981,102
Additional Debt Balance(1):	$24,000,000	Appraised Value / Per SF:	$69,200,000 / $383
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/20/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$275
Taxes:	$456,241	$104,642	N/A	Maturity Date Loan / SF:	$275
Insurance:	$27,899	$10,730	N/A	Cut-off Date LTV:	71.8%
Replacement Reserve:	$0	$3,013	N/A	Maturity Date LTV:	71.8%
TI / LC Reserve:	$500,000	Springing	$500,000	UW NCF DSCR:	1.48x
Immediate Repairs:	$19,031	$0	N/A	UW NOI Debt Yield:	10.5%
Material Tenant Reserve:	$1,000,000	Springing	(4)

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$49,680,000	69.7%	Purchase Price	$69,000,000	96.7%
Borrower Sponsor Equity	21,643,799	30.3	Upfront Reserves	2,003,171	2.8
			Closing Costs	320,629	0.4
Total Sources	$71,323,799	100.0%	Total Uses	$71,323,799	100.0%
(1)	The Hollywood Collection Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $49.68 million (“The Hollywood Collection Whole Loan”). The Financial Information in the chart above reflects The Hollywood Collection Whole Loan.
(2)	Defeasance of The Hollywood Collection Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2025-C35 securitization trust in July 2025. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	See “Lockbox / Cash Management” below for further discussion.

The Loan. The Hollywood Collection mortgage loan (“The Hollywood Collection Mortgage Loan”) is secured by the borrower’s fee simple interest in a 180,797 square foot anchored retail center located in Hollywood, California (“The Hollywood Collection Property”). The Hollywood Collection Whole Loan consists of two pari passu notes and accrues interest at a fixed rate of 6.68000% per annum. The Hollywood Collection Whole Loan has a 10-year term, is interest only for the entire term and accrues interest on an Actual/360 basis. The Hollywood Collection Whole Loan was originated on June 23, 2025 by UBS AG. The Hollywood Collection Mortgage Loan is evidenced by the controlling Note A-1, with a principal balance as of the Cut-off Date of $25,680,000. The Hollywood Collection Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-C35 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Prospectus.

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The table below identifies the promissory notes that comprise The Hollywood Collection Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,680,000	$25,680,000	BBCMS 2025-C35	Yes
A-2(1)	$24,000,000	$24,000,000	UBS AG	No
Whole Loan	$49,680,000	$49,680,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Hollywood Collection Property is a 180,797 square foot anchored shopping center located on the north side of Hollywood Boulevard in Hollywood, California. The Hollywood Collection Property is anchored by L.A. Fitness Sports Clubs (“LA Fitness”) (23.8% of NRA; 24.4% of underwritten base rent), Target (21.5% of NRA; 21.3% of underwritten base rent), Marshalls (17.7% of NRA; 4.0% of underwritten base rent) and La La Land (16.3% of NRA; 39.5% of underwritten base rent). As of May 31, 2025, The Hollywood Collection Property was 86.0% occupied by eight tenants. Investment-grade tenants represent 45.2% of NRA and 32.6% of underwritten base rent at The Hollywood Collection Property with seven of the eight tenants having been in occupancy for over ten years. In addition, The Hollywood Collection Property owns a large format, double-sided rooftop billboard with visibility to both eastbound and westbound traffic along Hollywood Boulevard.

The Hollywood Collection Property consists of two buildings situated on two parcels totaling approximately 2.8 acres and includes a multi-level subterranean parking garage with 661 parking spaces (3.7 spaces per 1,000 square feet). Built in 1990, the three-story 7021 Hollywood Boulevard building totals 119,481 square feet and is occupied by Target, LA Fitness, CVS and Subway. Built in 1929 and most recently renovated in 2014, the two-story 7001-7013 Hollywood Boulevard building totals 61,316 square feet and is occupied by Marshalls and La La Land.

Major Tenants.

LA Fitness (43,000 square feet; 23.8% of NRA; 24.4% of underwritten base rent). LA Fitness (S&P: B) is a privately-owned fitness club chain that operates more than 700 locations in the U.S. and Canada and was established in Southern California in 1984. LA Fitness occupies 43,000 square feet of space under a lease that commenced April 6, 2006, with a current lease expiration date of April 5, 2031. LA Fitness pays a base rental rate of $27.27 per square foot, which increases to $30.00 per square foot in April 2026. LA Fitness has one, five-year renewal option remaining and no termination options.

Target (38,839 square feet; 21.5% of NRA; 21.3% of underwritten base rent). Target (Fitch/Moody’s/S&P: A/A2/A) Target was incorporated in Minnesota in 1902 offering customers merchandise and everyday essentials at discounted prices. Target operates as a single segment designed to enable customers to purchase products seamlessly in stores or through its digital channels. Target occupies 38,839 square feet of space under a lease that commenced August 3, 2019, with a lease expiration date of January 31, 2037. Target pays a base rental rate of $29.00 per square foot with 10.0% rent increases every five years. Target has three consecutive, five-year renewal options and one, 4.5-year renewal option remaining and no termination options.

Marshalls (31,916 square feet; 17.7% of NRA; 4.0% of underwritten base rent). One of the operating banners of the TJX Companies (Moody’s/S&P: A2/A), Marshalls operates over 1,000 stores in the U.S. and Canada. The TJX Companies is the leading off-price retailer of apparel and home fashions in the U.S. and worldwide. The company operates approximately 5,000 stores in nine countries under the banners TJ Maxx, Marshalls, HomeGoods, Sierra Trading Post, Winners, HomeSense, TK Maxx, and TJX. Marshalls occupies 31,916 square feet of space under a lease that commenced October 22, 2014, with a current lease expiration date of January 31, 2026. Marshalls pays a base rental rate of $6.60 per square foot. Marshalls has three, five-year renewal options remaining and no termination options. In addition, Marshalls has the right, at its election, to extend the original term, or the original term as it may have been previously extended, for an extension option of a fraction of a year ending upon the January 31st next following the expiration of its original term, or the original term as previously extended, as the case may be. In lieu of a Material Tenant Trigger Event (as defined below) that would occur on Marshalls’ July 31, 2026 notice date, the borrower was required to deposit $1,000,000 into a Marshalls reserve at origination, in addition to minimum Marshalls Renewal Requirements (as defined below).

La La Land (29,400 square feet; 16.3% of NRA; 39.5% of underwritten base rent). La La Land is a souvenirs and gifts store in Hollywood, located on the Hollywood Walk of Fame, with over 30,000 square feet of gifts, the latest fashions, mugs, collectables, license plates, toys, original movie posters, black and white movie stills, and many more movie props. La La

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Land offers licensed merchandise from many major Hollywood Studios, including Disney, Warner Brothers, and Universal Studios. La La Land occupies 29,400 square feet of space under a lease that commenced January 1, 2014, with a lease expiration date of June 30, 2029. La La Land pays a base rental rate of $71.03 per square foot. La La Land has three, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the historical and current occupancy of The Hollywood Collection Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
86.0%	86.0%	86.0%	86.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of May 31, 2025.

The following table presents certain information relating to the tenants at The Hollywood Collection Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Anchor Tenants
LA Fitness	NR/B/NR	43,000	23.8%	$30.00	$1,290,100	24.4%	4/5/2031
Target	A2/A/A	38,839	21.5%	$29.00	$1,126,331	21.3%	1/31/2037
Marshalls	A2/A/NR	31,916	17.7%	$6.60	$210,646	4.0%	1/31/2026
La La Land	NR/NR/NR	29,400	16.3%	$71.03	$2,088,281	39.5%	6/30/2029
Subtotal / Wtd. Avg.		143,155	79.2%	$32.94	$4,715,358	89.3%

Other Tenants		12,276	6.8%	$46.27	$567,952	10.7%

Occupied Collateral Total		155,431	86.0%	$33.99	$5,283,310	100.0%

Vacant Space		25,366	14.0%

Collateral Total		180,797	100.0%

(1)	Based on the underwritten rent roll dated May 31, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $117,282 of contractual rent steps through July 2026.

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The following table presents certain information relating to the lease rollover schedule at The Hollywood Collection Property:

Lease Rollover Schedule(1)
	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	25,366	14.0%	NAP	NAP	25,366	14.0%	NAP	NAP
2025 & MTM	1	0	0.0%	$91,629	1.7%	25,366	14.0%	$91,629	1.7%
2026	2	33,207	18.4%	$303,869	5.8%	58,573	32.4%	$395,498	7.5%
2027	0	0	0.0%	$0	0.0%	58,573	32.4%	$395,498	7.5%
2028	1	0	0.0%	$56,400	1.1%	58,573	32.4%	$451,898	8.6%
2029	1	29,400	16.3%	$2,088,281	39.5%	87,973	48.7%	$2,540,179	48.1%
2030	0	0	0.0%	$0	0.0%	87,973	48.7%	$2,540,179	48.1%
2031	1	43,000	23.8%	$1,290,100	24.4%	130,973	72.4%	$3,830,279	72.5%
2032	0	0	0.0%	$0	0.0%	130,973	72.4%	$3,830,279	72.5%
2033	0	0	0.0%	$0	0.0%	130,973	72.4%	$3,830,279	72.5%
2034	0	0	0.0%	$0	0.0%	130,973	72.4%	$3,830,279	72.5%
2035	0	0	0.0%	$0	0.0%	130,973	72.4%	$3,830,279	72.5%
2036 & Beyond	2	49,824	27.6%	$1,453,031	27.5%	180,797	100.0%	$5,283,310	100.0%
Total	8	180,797	100.0%	$5,283,310	100.0%
(1)	Based on the underwritten rent roll dated May 31, 2025.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of approximately $117,282 of contractual rent steps through July 2026.

The following table presents certain information relating to the operating history and underwritten cash flows at The Hollywood Collection Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,680,716	$5,683,600	$5,660,600	$5,674,492	$5,283,310(3)	$29.22	57.2%
Straight-Line Rent	0	0	0	0	183,083(4)	1.01	2.0
Vacant Income	0	0	0	0	493,665	2.73	5.3
Gross Potential Rent	$5,680,716	$5,683,600	$5,660,600	$5,674,492	$5,960,058	$32.97	64.5%
Total Reimbursements	1,909,700	2,051,400	2,101,900	2,034,988	2,387,308	13.20	25.8
Other Income	890,613	847,700	908,600	890,991	890,991	4.93	9.6
Net Rental Income	$8,481,029	$8,582,700	$8,671,100	$8,600,471	$9,238,357	$51.10	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,030,086)	(5.70)	(11.2)
Effective Gross Income	$8,481,029	$8,582,700	$8,671,100	$8,600,471	$8,208,271	$45.40	88.8%

Total Expenses	3,054,565	3,334,800	3,664,600	3,472,110	2,972,767	16.44	36.2

Net Operating Income	$5,426,464	$5,247,900	$5,006,500	$5,128,361	$5,235,504	$28.96	63.8%

Total TI/LC, Capex/RR	0	0	0	0	254,402	1.41	3.1

Net Cash Flow	$5,426,464	$5,247,900	$5,006,500	$5,128,361	$4,981,102	$27.55	60.7%
(1)	TTM represents the trailing 12-month period ending March 31, 2025.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll dated May 31, 2025, with rent steps totaling $117,282 through July 2026.
(4)	Straight-Line Rent was underwritten to the average rent steps through the loan term for investment grade tenants, Target and CVS.

Environmental. According to the Phase I environmental assessment dated June 4, 2025, there was no evidence of any recognized environmental conditions at The Hollywood Collection Property.

Appraisal. According to the appraisal, The Hollywood Collection Property had an “as-is” appraised value of $69,200,000 as of May 20, 2025. The table below shows the appraisal’s “as-is” conclusions.

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Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$69,200,000	7.00%
(1)	Source: Appraisal.

The Market. The Hollywood Collection Property is located on the Hollywood Walk of Fame in Hollywood, California. The Hollywood Collection Property has 405 feet of direct frontage on Hollywood Boulevard and is adjacent to several landmarks including the TCL Chinese Theatre, Disney's El Capitan Theatre, Dolby Theatre, Madame Tussaud's Museum, The Hollywood Roosevelt Hotel, Loews Hollywood Hotel, and Ovation Hollywood (formerly Hollywood & Highland). The Hollywood Collection Property is one block west of the Hollywood / Highland Station (B Line) on LA Metro's light-rail system.

According to a third-party market research report, The Hollywood Collection Property is located in the Los Angeles - CA retail market within the Hollywood retail submarket. As of May 2025, the Hollywood retail submarket contained 5,022,789 square feet of retail inventory space with an average rent of $55.36 PSF and a vacancy rate of 10.3%. As of year-end 2024, the Hollywood retail submarket contained 5,022,789 square feet of retail inventory space with an average rent of $55.80 and a vacancy rate of 8.5%.

According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of The Hollywood Collection Property was 49,557, 285,504 and 827,380, respectively, and the estimated 2025 average household income within the same radii was $104,123, $124,910 and $120,203, respectively.

The following table presents certain information with respect to comparable retail leases to The Hollywood Collection Property as identified in the appraisal:

Comparable Retail Leases(1)
Property Name/Location	Tenant Name	Lease Date/Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
The Hollywood Collection Hollywood, CA	Target(2)	Aug-2019 / 17.5(2)	38,839(2)	$29.00(2)	NNN(2)
8550 Santa Monica Boulevard West Hollywood, CA	NAV	Feb-2024 / 15.0	11,220	$51.60	NNN
7323 Beverly Boulevard Los Angeles, CA	Confidential	Dec-2023 / 5.0	11,317	$60.00	Modified Gross
3550 South La Brea Avenue Los Angeles, CA	NAV	May-2025 / 5.0	19,451	$33.00	NNN
Lincoln and Rose Shopping Center 225 Lincoln Boulevard Venice, CA	DSW Shoe Warehouse	May-2024 / 10.7	14,977	$45.96	NNN
1105 Fair Oaks Avenue South Pasadena, CA	Trader Joe's	May-2024 / 10.0	28,900	$41.52	NNN
Lincoln and Rose Shopping Center 115-241 Lincoln Boulevard Venice, CA	DSW, Inc.	Aug-2024 / 10.0	15,000	$45.00	NNN
Hollywood Park - Phase I 1213 South District Drive Inglewood, CA	Typical Anchor/Junior	Dec-2022 / 10.0	20,000	$30.00	NNN
NoHo West 6130-6160 Laurel Canyon Boulevard and 12001 Oxnard Street Los Angeles, CA	Confidential	Mar-2023 / 10.1	26,346	$20.00	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 31, 2025.

The Borrower. The borrower is Hollywood Block LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Hollywood Collection Whole Loan.

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The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for The Hollywood Collection Whole Loan are Kamyar Mateen and Tyler Mateen. Kamyar Mateen is principal of Cannon Commercial Inc., a privately operated real estate investment and management company based in Los Angeles, California with a reach across selected regions of the United States in its holdings. Cannon Commercial Inc.’s investments under management and integrated joint venture properties make for a diversified real estate portfolio including office, retail, multifamily, and industrial assets.

Property Management. The property manager is Grand Canyon Center GP, LLC, an affiliate of the borrower sponsors, pursuant to an asset management agreement.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $456,241 for real estate taxes, (ii) $27,899 for insurance premiums, (iii) $500,000 for tenant allowances, tenant improvements and leasing commissions, (iv) approximately $19,031 for immediate repairs and (v) $1,000,000 for material tenant reserves related to the Marshalls lease (the “Marshalls Renewal Reserve Cap”).

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated tax payments, which currently equates to approximately $104,642.

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premiums, which currently equates to approximately $10,730.

Replacement Reserve – On a monthly basis, the borrower is required to deposit $3,013 for replacement reserves.

TI / LC Reserve – Upon the funds in the TI / LC reserve account being equal to or less than $200,000, the borrower is required to deposit on a monthly basis, approximately $18,833 for tenant allowances, tenant improvements and leasing commissions, subject to a cap of $500,000.

Lockbox / Cash Management. The Hollywood Collection Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). During the continuance of a Cash Management Trigger Event, rents received from The Hollywood Collection Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, as applicable, deposited within one business day of receipt. All funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with The Hollywood Collection Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on The Hollywood Collection Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) (but not during a Cash Management Trigger Event which is not also a Material Tenant Trigger Event) has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve (subject to a cap of (i) $1,200,000 (per Material Tenant, not in the aggregate) if the Material Tenant Trigger Event relates to Target or LA Fitness or (ii) $1,900,000 if the Material Tenant Trigger Event relates solely to La La Land, and if the Material Tenant Trigger Event relates to a Marshalls Non-Renewal Trigger Event (as defined below) (i.e. for a subsequent renewal cycle not cured by the upfront $1,000,000 deposit), the cap is $1,000,000), (b) if a Cash Sweep Trigger Event (as defined below) (but not during a Cash Management Trigger Event which is not also a Cash Sweep Trigger Event) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrower.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under The Hollywood Collection Whole Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantors, the borrower sponsors or the property manager, (iii) the trailing 12-month period debt service coverage ratio (“DSCR”) falling below 1.30x, (iv) the indictment for fraud or misappropriation of funds by any of the borrower, the guarantors, the borrower sponsors or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to The Hollywood Collection Property), or any director or officer of the aforementioned parties or (v) a Material Tenant Trigger Event, provided, however, that no Cash Management Trigger Event will be deemed to exist with respect to a Marshalls Non-Renewal Trigger Event during any period that the borrower has deposited in cash or letter of credit an amount equal to the Marshalls Renewal Reserve Cap and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, the filing being discharged or dismissed within 60 days, and the lender’s determination that such filing does not materially and adversely affect the borrower’s, the guarantors’, the borrower sponsors’ or property manager’s obligations, or with respect to the property manager, the

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replacement of such property manager, (c) clause (iii) above, the trailing 12-month DSCR being at least 1.35x for two consecutive calendar quarters, (d) clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the affiliated property manager with a third-party property manager that constitutes a qualified property manager under The Hollywood Collection Whole Loan documents or (e) clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under The Hollywood Collection Whole Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantors, the borrower sponsors or an affiliated property manager or (iii) the trailing 12-month period DSCR falling below 1.25x, and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, as to an involuntary filing, the filing being discharged or dismissed within 60 days, and the lender’s determination that such filing does not materially and adversely affect the borrower’s, the guarantors’, the borrower sponsors’ or the affiliated property manager’s obligations, or with respect to the property manager, the replacement of such property manager or (c) clause (iii) above, the trailing 12-month DSCR is at least 1.30x for two consecutive calendar quarters.

A “Material Tenant” means (i) LA Fitness, (ii) Target, (iii) La La Land, (iv) Marshalls or (v) any tenant at The Hollywood Collection Property that, individually or together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of The Hollywood Collection Property or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at The Hollywood Collection Property.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate or not to extend or renew its lease, (ii) on or prior to the Material Tenant Extension Deadline (as defined below) applicable to such Material Tenant, a Material Tenant does not extend such Material Tenant lease, (iii) on or prior to the Material Tenant Extension Deadline applicable to such Material Tenant, such Material Tenant does not give notice of its election to extend such Material Tenant lease (and, if any of clause (i), (ii) or (iii) above occurs with respect to Marshalls, such event is a “Marshalls Non-Renewal Trigger Event”), (iv) a monetary or material non-monetary event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated (in whole or in part) or is no longer in full force and effect, (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at all or a portion of its Material Tenant space, provided, however, the foregoing will not apply to Target unless, at the time of such “go dark” event, Target either (a) fails to satisfy a long term unsecured debt rating of at least “BBB-” by S&P, “Baa3” by Moody’s and “BBB-” by Fitch (the “Required Ratings”) or (b) “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course at all or a portion of its Material Tenant space during the last 12 months of The Hollywood Collection Whole Loan term, (viii) a Material Tenant announcing or disclosing publicly its intention to relocate from or vacate all or any portion of its Material Tenant space, (ix) if all or a material portion of a Material Tenant space is marketed for sublease by or on behalf of a Material Tenant other than a sublease for an immaterial portion of the applicable Material Tenant space intended to be an amenity for shoppers such as a Starbucks in the Material Tenant space related to Target, provided any such sublease does not exceed 5% of the square footage of such Material Tenant space and, other than a Permitted Affiliate Lease (as defined below), is not leased to an affiliate of the borrower, the guarantors, the borrower sponsors or any affiliated property manager or (x) if the debt rating of a Material Tenant or its lease guarantor fails to satisfy the Required Ratings; provided, however, that the foregoing requirement will not apply to La La Land or LA Fitness, and expiring upon, with respect to (a) clauses (i), (ii), (iii), (vi), (vii), (viii) and (ix) above, (1) the applicable Material Tenant lease is extended with respect to all or substantially all of the applicable Material Tenant space or (2) all substantially all of the applicable Material Tenant space is leased under one or more qualified leases provided that, in each case, the occupancy conditions have been satisfied as reasonably determined by the lender, (b) clause (i) above, the unconditional revocation or rescission by the applicable Material Tenant of all termination or non-extension notices with respect to its Material Tenant lease, (c) clause (iv) above, a cure of the applicable event of default, (d) clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) clause (vii) above, the applicable Material Tenant re-commences its operations and the conduct of business in the ordinary course at its Material Tenant space or the applicable portion thereof, as the case may be, such that it is no longer dark, and has not vacated or ceased to conduct business in the ordinary course at the applicable property or a portion thereof, (f) clause (viii) above, the unconditional retraction by the applicable Material Tenant of all announcements or disclosures of its intention to relocate from or vacate any portion of its Material Tenant space, (g) clause (ix) above, the unconditional cessation of all marketing

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efforts by or on behalf of the applicable Material Tenant with respect to its Material Tenant space, (h) clause (x) above, the debt rating of the applicable Material Tenant or the applicable lease guarantor is raised or otherwise modified such that it satisfies the Required Ratings and (i) if the Material Tenant Trigger Event is caused solely by a Marshalls Non-Renewal Trigger Event, the first to occur of (a) the satisfaction of Marshalls Renewal Requirements and (b) the date that amounts on deposit in the Marshalls subaccount equal or exceed the Marshalls Renewal Reserve Cap.

A “Material Tenant Extension Deadline” means (i) with respect to Marshalls, the date which is six months prior to the expiration of its lease, (ii) with respect to LA Fitness, the date which is 10 months prior to the expiration of its lease, (iii) with respect to Target, the date which is 12 months prior to the expiration of its lease, (iv) with respect to La La Land, the date which is 12 months prior to the expiration of its lease and (v) with respect to any other Material Tenant, the date which is the earlier of (a) 12 months prior to the then-applicable expiration date under its Material Tenant lease and (b) the date by which a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend such Material Tenant lease.

“Marshalls Renewal Requirements” mean such Material Tenant lease will include, at a minimum, (i) an annual rental of $13.20 per square foot, (ii) terms for a triple net lease and (iii) an extension term of at least 36 months from the current Marshalls lease termination date.

A “Permitted Affiliate Lease” means the borrower will be permitted to lease space at The Hollywood Collection Property to an affiliate of the guarantors, provided that (i) the space leased is not in excess of 15,000 square feet and (ii) such lease contains commercially reasonable terms (including terms relating to free rent, tenant allowances or tenant improvements) consistent with existing local market terms for similar properties, as reasonably approved by the lender.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$23,850,000	Title(2):	Fee Simple
Cut-off Date Principal Balance:	$23,850,000	Property Type – Subtype:	Other – Leased Fee
% of IPB:	3.0%	Net Rentable Area (SF):	629,088
Loan Purpose:	Refinance	Location:	Various
Borrowers:	Integrated Eastchase Holdings LLC, Three Property Holdings of Quad Cities LLC and Windsong Equity Holdings LLC	Year Built / Renovated:	Various / Various
Borrower Sponsors:	Mark Graham, Michael Shabsels and David Shabsels	Occupancy:	100.0%
Interest Rate:	6.39500%	Occupancy Date:	6/24/2025
Note Date:	6/24/2025	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	7/6/2035	3rd Most Recent NOI (As of)(3)(4):	$2,193,624 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(3)(4):	$3,080,489 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of)(3):	$3,861,376 (12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$1,695,000
Call Protection:	L(24),YM1(89),O(7)	UW Expenses:	$0
Lockbox / Cash Management:	Hard/In Place	UW NOI:	$1,695,000
Additional Debt:	No	UW NCF:	$1,695,000
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$29,820,000 / $47
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap		Leased Fee	Look-Through
Taxes:	$0	$0	N/A	Cut-off Date Loan / SF:	NAP	$38
Insurance:	$0	$0	N/A	Maturity Date Loan / SF:	NAP	$38
Replacement Reserve:	$0	$0	N/A	Cut-off Date LTV(5):	80.0%	29.6%
TI/LC:	$0	$0	N/A	Maturity Date LTV(5):	80.0%	29.6%
Other(1):	$129,844	$0	N/A	UW NCF DSCR(6):	1.10x	2.16x
				UW NOI Debt Yield(6):	7.1%	14.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,850,000	96.0%	Loan Payoff	$23,862,564	96.1%
Borrower Equity	991,858	4.0	Closing Costs(7)	849,450	3.4
			Reserves	129,844	0.5
Total Sources	$24,841,858	100.0%	Total Uses	$21,841,858	100.0%
(1)	Other includes an approximately $129,844 reserve for a force place insurance fund.
(2)	The Leeton Leased Fee Portfolio Mortgage Loan (as defined below) is secured by the borrowers’ fee simple interest in three land parcels (collectively, the “Leeton Leased Fee Portfolio Properties”), which are improved by four multifamily buildings and one retail building (collectively, the “Improvements”) located across Texas, Indiana, Iowa and Illinois.
(3)	The borrower sponsors acquired the fee simple interest of the Leeton Leased Fee Portfolio Properties between August 2023 and November 2024. The Leeton Leased Fee Portfolio Properties (collateral) and the Improvements (non-collateral) were subsequently bifurcated and the three ground leases commenced at various dates between August 2023 to November 2024. Historical NOI performance is based on the “look-through” of the Improvements (non-collateral) net operating income under seller-management, as described below under “Operating History and Underwritten Net Cash Flow”.
(4)	The increase from 3rd Most Recent NOI to 2nd Most Recent NOI is due to the 2022 operating statements being unavailable for the Quad Cities properties.
(5)	Leased Fee Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the Leeton Leased Fee Portfolio Mortgage Loan and the aggregate of the Leased Fee Value of the Ground Leases totaling $29,820,000. The Look Through Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the Hypothetical As-Is Market Value of the Leased Fee totaling $80,700,000.
(6)	Financial Information is based on (a) the in-place ground rent for each property in the portfolio and (b) the underwritten “look-through” of Improvements (non-collateral) net operating income of $3,342,284, as described below under “Operating History and Underwritten Net Cash Flow”.
(7)	Closing costs include a rate buydown of $238,500.

The Loan. The Leeton Leased Fee Portfolio mortgage loan (the “Leeton Leased Fee Portfolio Mortgage Loan”) is secured by a first priority fee mortgage encumbering the land beneath three assets across five properties, all of which land is encumbered by three individual ground leases. The Leeton Leased Fee Portfolio Properties encompass approximately 2.9 million square feet of land on 67.7 acres located across Texas, Indiana, Iowa and Illinois. The buildings

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constructed on the properties are not collateral for the Leeton Leased Fee Portfolio Mortgage Loan, totaling 629,088 SF. The ground lessees hold title to the Improvements during the terms of the ground leases, while each Leeton Leased Fee Portfolio borrower has a reversionary interest in the related Improvements upon expiration of the applicable ground lease terms. However, the Improvements are 100.0% owned by the ground lessee pursuant to the ground leases, and the payment stream to support the debt service will come from the ground rent encumbering the three leasehold properties. The Leeton Leased Fee Portfolio Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest at a rate of 6.39500% per annum on an Actual/360 basis.

The borrower sponsors for the Leeton Leased Fee Mortgage Loan are Mark Graham, Michael Shabsels and David Shabsels. The borrowing entities controlled by the borrower sponsors acquired the fee simple interests in the Leeton Leased Fee Portfolio Properties between August 2023 and November 2024. At the closing of the acquisitions, the acquiring limited liability companies simultaneously conveyed the leasehold interests to Michael and David Shabsels, separating the fee and leasehold estates and entering into 99-year ground leases. Upon bifurcating the leased fee and leasehold positions, Leeton Real Estate (owned by Mark Graham) received financing on the leased fee positions, and Michael and David Shabsels received financing on the leasehold positions (the “Leasehold Mortgage Loan”). The Leasehold Mortgage Loan totaled approximately $34.0 million and is guaranteed by a personal guaranty from Michael Shabsels.

The borrowing entities are the ground lessors and are party to such ground leases, which commenced between August 2023 and November 2024 and expire between August 2122 and November 2123, with no renewal options. The ground leases are absolute net and structured with flat rental payments for the first 10 years of the ground lease terms. Starting in the 11th year, rental payments under the ground leases increase by approximately 21%, with approximately 10% increases every five years thereafter.

The Properties. The Leeton Leased Fee Portfolio Properties consist of three land parcels containing four multifamily buildings and one retail building totaling 629,088 SF located across Texas, Indiana, Iowa and Illinois. The collateral does not include the Improvements constructed on such parcels of land.

The following tables present certain information relating to the Leeton Leased Fee Portfolio Properties:

Portfolio Summary
Property	Ground Lease Expiration	Leased Fee UW NOI(1)	% of UW NOI(1)	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(2)
Eastchase	8/1/2122	$825,000	48.7%	$11,350,000	47.6%	$14,000,000
Teal Run	11/13/2123	$475,000	28.0%	$6,800,000	28.5%	$8,640,000
Quad Cities	11/20/2123	$395,000	23.3%	$5,700,000	23.9%	$7,180,000
Total / Wtd. Avg.		$1,695,000	100.0%	$23,850,000	100.0%	$29,820,000
(1)	Information is based on the underwritten rent rolls.
(2)	Information is based on the appraisals.

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Look-Through Portfolio Summary
Property	City, State(1)	Property Type/Subtype(1)	NRA (SF)(2)(3)	Year Built(1)	Occ. %(2)	Look Through UW NOI(2)	% of UW NOI(2)	As-Is Fee Simple Appraised Value(1)(4)
Eastchase	Fort Worth, TX	Retail/Anchored	261,730	1994	79.2%	$1,734,748	51.9%	$46,000,000
Teal Run	Indianapolis, IN	Multifamily/Garden	184,128	1982	98.0%	$1,046,901	31.3%	$17,000,000
Quad Cities	Davenport, IA; Moline, IL; Bettendorf, IA	Multifamily/Garden	183,230	1967	89.8%	$560,642	16.8%	$17,700,000
Total / Wtd. Avg.			629,088			$3,342,290	100.0%	$80,700,000
(1)	Information is based on the appraisals.
(2)	Information is based on the underwritten rent rolls.
(3)	NRA (SF) represents the square footage of the underlying improvements. The land area is approximately 2.9 million square feet.
(4)	The As-Is Fee Simple Appraised Value assumes the properties are unencumbered by the ground leases.

Eastchase (41.6 % of NRA; 47.6% of ALA) – The Eastchase property is a 261,730 SF anchored retail center located in Fort Worth, Texas. The Eastchase property was built in 1994 on a 44.67-acre site with 2,007 parking spaces (approximately 7.7 spaces per 1,000 square feet). As of March 1, 2025, the Eastchase property was 79.2% leased to 24 tenants. The Eastchase property is anchored by AMC Theaters, Spec’s Wine and Spirits, Ross Dress for Less and Marshalls.

The following table presents information relating to the largest tenants at the Eastchase property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
AMC Theaters	NR/NR/NR	39,136	15.0%	$8.50	$332,656	12.0%	1/31/2029
Spec’s Wine, Spirits	NR/NR/NR	30,080	11.5	$13.20	397,056	14.3	12/31/2027
Ross Dress for Less	NR/NR/NR	27,102	10.4	$11.04	299,206	10.8	1/31/2031
Marshalls	NR/NR/NR	25,950	9.9	$7.00	181,650	6.5	5/31/2027
Harbor Freight Tools	NR/NR/NR	18,670	7.1	$13.00	242,710	8.7	9/30/2032
Five Largest Tenants		140,938	53.9%	$10.31	$1,453,278	52.4%
Remaining Occupied		66,365	25.4%	$19.91	1,321,612	47.6
Total Occupied		207,303	79.2%	$13.39	$2,774,890	100.0%
Vacant Space		54,381	20.8
Collateral Total		261,684	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2025.

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The following table presents information relating to the tenant rollover schedule at the Eastchase property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	54,381	20.8%	NAP	NAP	54,381	20.8%	NAP	NAP
MTM & 2025	2	8,293	3.2	$175,984	6.3%	62,674	24.0%	$175,984	6.3%
2026	3	7,850	3.0	207,999	7.5	70,524	27.0%	$383,983	13.8%
2027	5	73,381	28.0	838,324	30.2	143,905	55.0%	$1,222,307	44.0%
2028	5	16,171	6.2	273,614	9.9	160,076	61.2%	$1,495,921	53.9%
2029	2	41,926	16.0	416,356	15.0	202,002	77.2%	$1,912,277	68.9%
2030	2	7,910	3.0	170,698	6.2	209,912	80.2%	$2,082,974	75.1%
2031	1	27,102	10.4	299,206	10.8	237,014	90.6%	$2,382,180	85.8%
2032	3	22,670	8.7	338,710	12.2	259,684	99.2%	$2,720,890	98.1%
2033	1	2,000	0.8	54,000	1.9	261,684	100.0%	$2,774,890	100.0%
2034	0	0	0.0	0	0.0	261,684	100.0%	$2,774,890	100.0%
2035 & Beyond	0	0	0.0	0	0.0	261,684	100.0%	$2,774,890	100.0%
Total / Wtd. Avg.	24	261,684	100.0%	$2,774,890	100.0%
(1)	Based on the underwritten rent rolls dated March 1, 2025.

Teal Run (29.3% of NRA; 28.5% of ALA) – The Teal Run property is a 153-unit garden multifamily building located in Indianapolis, Indiana. The Teal Run property was built in 1982 and consists of 56 one-bedroom, one-bathroom units and 97 two-bedroom, one-bathroom units. Project amenities include a business center, clubhouse, common laundry, an on-site manager, playground, fitness center and covered parking. Unit amenities include air conditioning, balconies/patios, dishwashers, microwaves and walk-in closets. The average asking rents are $1,128 per square foot. As of March 16, 2025, the Teal Run property was 98.0% occupied.

Unit Summary(1)
Unit Type	No. of Units	% of Total	Occupied Units	Occupancy %	Average Monthly Rental Rate(2)
1BR / 1BA	56	36.6%	54	96.4%	$1,010
2BR / 1BA	97	63.4%	96	99.0%	$1,194
Total/Wtd. Avg.	153	100.0%	150	98.0%	$1,128
(1)	Based on the underwritten rent roll as of March 16, 2025, unless otherwise indicated.
(2)	Average Monthly Rental Rate is calculated based on the in-place contract rent of the Occupied Units.

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Quad Cities (29.1% of NRA; 23.9% of ALA) – The Quad Cities properties consist of three garden multifamily properties totaling an aggregate of 226 units located in Davenport, Iowa, Moline, Illinois and Bettendorf, Iowa. The Quad Cities properties were built in 1967 and include 16 studio units, 86 one-bedroom, one-bathroom units, 112 two-bedroom, one-bathroom units, five three-bedroom, one-bathroom units and seven three-bedroom, two-bathroom units. Project amenities include surface parking and common area laundry. As of March 28, 2025, the Quad Cities properties were 89.8% occupied.

Unit Summary(1)
Unit Type	No. of Units	% of Total	Occupied Units	Occupancy %	Average Monthly Rental Rate(2)
Studio	16	7.1%	15	93.8%	$619
1BR / 1BA	86	38.1%	81	94.2%	$717
2BR / 1BA	112	49.6%	99	88.4%	$821
3BR / 1BA	5	2.2%	2	40.0%	$1,020
3BR / 2BA	7	3.1%	6	85.7%	$1,027
Total/Wtd. Avg.	226	100.0%	203	89.8%	$772
(1)	Based on the underwritten rent roll as of March 28, 2025, unless otherwise indicated.
(2)	Average Monthly Rental Rate is calculated based on the in-place contract rent of the Occupied Units.

Environmental. According to the Phase I environmental reports dated March 28, 2025, there were no recognized environmental conditions identified at the Leeton Leased Fee Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Leeton Leased Fee Portfolio Properties:

Underwritten Cash Flow
Underwritten
Base Rent(1)	$1,695,000
Gross Potential Income	$1,695,000
Total Recoveries	0
Effective Gross Income	$1,695,000
Total Expenses	$0
Net Operating Income	$1,695,000
TI/LC	0
Cap Ex	0
Net Cash Flow	$1,695,000
(1)	Base rent has been underwritten to in-place ground rent for each property in the Leeton Leased Fee Portfolio.

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Look-Through of the Improvements (Non- Collateral)(1)
	2022(2)	2023(2)	2024	Underwritten	Per SF	%(3)
Commercial
Base Rent	$2,508,690	$2,956,474	$3,012,768	$2,774,891	$4.41	57.0%
Vacancy Gross Up	53,812	7,176	8,969	922,346	1.47	18.9
Percentage Rent	132,428	0	0	0	0.00	0.0
Gross Potential Income	$2,694,930	$2,963,650	$3,021,737	$3,697,237	$5.88	75.9%
Reimbursements	1,166,722	1,037,179	1,152,390	1,152,390	1.83	23.7
Other Income	(32,425)	11,429	19,585	19,585	0.03	0.4
Net Rental Income	$3,829,227	$4,012,258	$4,193,712	$4,869,212	$7.74	100.0%
(Vacancy/Credit Loss)	0	0	(20,925)	(922,346)	(1.47)	(18.9)
Commercial Effective Gross Income	$3,829,227	$4,012,258	$4,172,787	$3,946,866	$6.27	81.1%
Multifamily
Gross Potential Rent	$1,880,798	$3,847,580	$3,902,616	$4,185,156	$6.65	92.8%
Other Income	254,754	319,827	486,156	327,043	0.52	7.2
Gross Potential Income	$2,135,552	$4,167,407	$4,388,772	$4,512,199	$7.17	100.0%
(Vacancy/Credit Loss)	(260,997)	(490,222)	0	(350,238)	(0.56)	(7.8)
Multifamily Effective Gross Income	$1,874,555	$3,677,185	$4,388,772	$4,161,961	$6.62	92.2%
Total Effective Gross Income	$5,703,782	$7,689,443	$8,561,559	$8,108,827	$12.89	100.0%
Taxes	868,662	899,195	1,057,885	1,072,015	1.70	13.2%
Insurance	115,187	286,515	516,262	312,186	0.50	3.8
Management Fee	159,868	223,332	273,958	243,265	0.39	3.0
Ground Rent	1,300,000	1,695,000	1,695,000	1,695,200	2.69	20.9
Other Expenses	1,066,442	1,504,912	1,157,078	1,443,877	2.30	17.8
Total Expenses	$3,510,159	$4,608,954	$4,700,183	$4,766,543	$7.58	58.8%
Net Operating Income	$2,193,623	$3,080,489	$3,861,376	$3,342,284	$5.31	41.2%
TI/LC	0	0	0	0	0.00	0.0
Cap Ex	0	0	0	0	0.00	0.0
Net Cash Flow	$2,193,623	$3,080,489	$3,861,376	$3,342,284	$5.31	41.2%
(1)	The table represents the look-through cash flow for the Improvements that are not collateral for the Leeton Leased Fee Portfolio Mortgage Loan.
(2)	The increase from 2022 to 2023 is due to the 2022 operating statements being unavailable for the Quad Cities properties.
(3)	% represents percentage of Net Rental Income for the commercial fields, percentage of Gross Potential Income for the multifamily fields and percentage of Total Effective Gross Income for all Other Fields.

The Markets.

Eastchase – The Eastchase property is located in the Dallas/Fort Worth market and the East Fort Worth submarket. According to the appraisal, as of the fourth quarter of 2024, the Dallas/Fort Worth market had a vacancy rate of 4.4% and asking rents of $20.13 per square foot. As of the fourth quarter of 2024, the East Fort Worth submarket had a vacancy rate of 2.6% and asking rents of $14.67 per square foot. According to the appraisal, the 2024 population and median income in a one-, three- and five-mile radius was 11,057, 77,324 and 251,423 and $69,786, $75,657 and $61,614, respectively.

Teal Run – The Teal Run property is located in the Indianapolis-Carmel-Anderson, IN market and the East Indianapolis submarket. According to the appraisal, as of the fourth quarter of 2024, the Indianapolis-Carmel-Anderson, IN market had a vacancy rate of 5.0% with low-rise asking rents of $1,253 per unit. As of the fourth quarter of 2024, the East Indianapolis submarket had a vacancy rate of 5.0% and low-rise asking rents of $1,115. According to the appraisal, the 2024 population and median income in a one-, three- and five-mile radius were 12,296, 85,085 and 165,644 and $48,796, $54,608 and $55,776, respectively.

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Quad Cities – The Quad Cities properties are located in the Davenport-Moline Metro market. As of the third quarter of 2024, the Davenport-Moline Metro market had a vacancy rate of 3.3% and asking rents of $860 per unit. The Davenport-Moline metropolitan area had a 2024 population of 380,564 and median household income of $68,095.

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No. 12 – CorePharma Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$20,000,000	Title:	Fee
Cut-off Date Principal Balance:	$20,000,000	Property Type - Subtype:	Industrial – Flex / R&D
% of IPB:	2.5%	Net Rentable Area (SF):	91,777
Loan Purpose:	Refinance	Location:	Various, NJ
Borrowers:	DAP Dhaduk Limited Liability Company, DAP Dhaduk X LLC and DAP Dhaduk III, LLC	Year Built / Renovated:	1982 / Various
Borrower Sponsor:	Vithalbhai Dhaduk	Occupancy:	100.0%
Interest Rate:	7.30000%	Occupancy Date:	3/5/2025
Note Date:	3/5/2025	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	3/6/2035	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	120 months	Most Recent NOI (As of)(1):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$2,701,244
Call Protection:	L(28),D(88),O(4)	UW Expenses:	$562,422
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,138,822
Additional Debt:	No	UW NCF:	$2,041,457
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$35,700,000 / $389
Additional Debt Type:	N/A	Appraisal Date:	2/3/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$218
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$218
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	56.0%
Replacement Reserve:	$0	Springing	N/A	Maturity Date LTV:	56.0%
TI / LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.38x
Material Tenant Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,000,000	100.0%	Loan Payoff	$7,645,751	38.2%
			Other Debt	6,521,714	32.6
			Return of Equity	5,540,256	27.7
			Closing Costs	292,279	1.5
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%
(1)	Historical financial information is not shown as the CorePharma Portfolio Properties (as defined below) are leased to a single tenant on a triple-net basis.

The Loan. The CorePharma Portfolio mortgage loan (the “CorePharma Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $20,000,000 and is secured by the borrowers’ fee interest in a 91,777 square foot portfolio consisting of two industrial properties located in New Jersey (each, a “CorePharma Portfolio Property”, and collectively, the “CorePharma Portfolio Properties”). The CorePharma Portfolio Mortgage Loan has a 10-year term, is interest only for the entire term and accrues interest at a fixed rate of 7.30000% per annum on an Actual/360 basis.

The Properties.

Middlesex – The Middlesex mortgaged property is a 58,277 square foot industrial flex research and development property located in Middlesex, New Jersey. The Middlesex mortgaged property was built in 1982, renovated in 2019 and consists of two, one- and two-story buildings situated on an approximately 2.9-acre site. The Middlesex mortgaged property features three dock-high doors, 13.0% of office space and clear ceiling heights of 21 feet. Onsite parking includes a total of approximately 82 parking spaces resulting in a parking ratio of 1.4 spaces per 1,000 square feet. As of March 5, 2025, the

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Middlesex mortgaged property was 100.0% occupied by CorePharma, LLC (“CorePharma”), a developer & manufacturer of branded & generic pharmaceuticals.

Somerset – The Somerset mortgaged property is a 33,500 square foot industrial flex research and development property located in Somerset, New Jersey. The Somerset mortgaged property was built in 1982 and consists of a one-story building situated on an approximately 2.1-acre site. The Somerset mortgaged property features three dock-high doors, 13.0% of office space and clear ceiling heights of 21 feet. Onsite parking includes a total of 35 parking spaces resulting in a parking ratio of 1.0 spaces per 1,000 square feet. As of March 5, 2025, the Somerset mortgaged property was 100.0% occupied by CorePharma.

Sole Tenant.

CorePharma (91,777 square feet; 100.0% of NRA; 100.0% of underwritten base rent). CorePharma is a developer & manufacturer of branded & generic pharmaceuticals across a variety of dosage forms and therapeutic categories. Founded in 1998, CorePharma offers services in contract development for a variety of dosage forms as well as complex niche formulations. CorePharma offers contract manufacturing services in the oral solid dosage space for tablets and capsules products, with an annual capacity exceeding two billion dosage units.

CorePharma has been at the Middlesex mortgaged property since June 2002 and expanded into an additional 19,973 square feet in February 2005 and has been at the Somerset mortgaged property since August 2024. As part of the refinancing, CorePharma extended its leases at both CorePharma Portfolio Properties through February 2038, at a weighted average base rental rate of $24.85 per square foot triple-net. The leases have no renewal options remaining and no termination options. CorePharma subleases approximately 15,000 square feet to Solaris Pharma Corp. at the Somerset mortgaged property under a sublease that commenced on September 1, 2024, and expires on December 31, 2030. Solaris Pharma Corp. pays a base rent of $23.50 per square foot with $0.50 per square foot annual rent escalations. Solaris Pharma Corp. has two, five-year renewal options.

The following table presents certain information relating to the historical and current occupancy of the CorePharma Portfolio Properties:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of March 5, 2025.

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The following table presents certain information relating to the sole tenant at the CorePharma Portfolio Properties:

Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
CorePharma	Middlesex	NR/NR/NR	38,304	41.7%	$27.50	$1,053,360	46.2%	2/28/2038
CorePharma(2)	Somerset	NR/NR/NR	33,500	36.5%	$20.25	$678,375	29.7%	2/28/2038
CorePharma	Middlesex	NR/NR/NR	19,973	21.8%	$27.50	$549,258	24.1%	2/28/2038
Occupied Collateral Total / Wtd. Avg.			91,777	100.0%	$24.85	$2,280,993	100.0%

Vacant Space			0	0.0%

Collateral Total			91,777	100.0%

(1)	Based on the underwritten rent roll dated March 5, 2025.
(2)	CorePharma subleases approximately 15,000 square feet to Solaris Pharma Corp. at the Somerset mortgaged property under a sublease that commenced on September 1, 2024 and expires on December 31, 2030. Solaris Pharma Corp. pays an annual base rent of $23.50 per square foot with $0.50 per square foot annual rent escalations. Solaris Pharma Corp. has two, five-year renewal options.

The following table presents certain information relating to the lease rollover schedule at the CorePharma Portfolio Properties:

Lease Rollover Schedule(1)
	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2032	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2033	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2034	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2035	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2036 & Beyond	3	91,777	100.0%	$2,280,993	100.0%	91,777	100.0%	$2,280,993	100.0%
Total	3	91,777	100.0%	$2,280,993	100.0%
(1)	Based on the underwritten rent roll dated March 5, 2025.

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The following table presents certain information relating to the underwritten cash flows at the CorePharma Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$2,280,993	$24.85	80.2%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$2,280,993	$24.85	80.2%
Total Reimbursements	562,422	6.13	19.8
Other Income	0	0.00	0.0
Net Rental Income	$2,843,415	$30.98	100.0%
(Vacancy/Credit Loss)	(142,171)	(1.55)	(5.0)
Effective Gross Income	$2,701,244	$29.43	95.0%
Total Expenses	562,422	6.13	20.8
Net Operating Income	$2,138,822	$23.30	79.2%
Total TI/LC, Capex/RR	97,365	1.06	3.6
Net Cash Flow	$2,041,457	$22.24	75.6%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Based on the underwritten rent roll dated March 5, 2025.

Environmental. According to the Phase I environmental assessments dated February 10, 2025, there was no evidence of any recognized environmental conditions at the CorePharma Portfolio Properties.

The Markets. The Middlesex mortgaged property is located in Middlesex, New Jersey in the Western Rt 287 industrial submarket within the New York - NY industrial market. According to a third-party market research report, as of January 2025, the Western Rt 287 industrial submarket had approximately 36.8 million square feet of inventory, an overall vacancy rate of approximately 2.9% and an asking rental rate of $14.37 per square foot. As of January 2025, the New York - NY industrial market had approximately 889.4 million square feet of inventory, an overall vacancy rate of approximately 7.0% and an asking rental rate of $19.69 per square foot. According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of the Middlesex mortgaged property located at 245-249 Wagner Street was 15,915, 91,577 and 239,576, respectively, and the estimated 2025 average household income within the same radii was $147,073, $152,436 and $151,254, respectively.

The Somerset mortgaged property is located in Somerset, New Jersey in the Somerset industrial submarket within the Northern New Jersey - NJ industrial market. According to a third-party market research report, as of January 2025, the Somerset industrial submarket had approximately 39.0 million square feet of inventory, an overall vacancy rate of approximately 5.6% and an asking rental rate of $15.26 per square foot. As of January 2025, the Northern New Jersey - NJ industrial market had approximately 260.0 million square feet of inventory, an overall vacancy rate of approximately 5.5% and an asking rental rate of $15.74 per square foot. According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of the Somerset mortgaged property was 6,219, 69,038 and 224,147, respectively, and the estimated 2025 average household income within the same radii was $152,568, $150,699 and $143,183, respectively.

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The following table presents certain information relating to comparable industrial leases for the Middlesex mortgaged property:

Comparable Industrial Rental Summary(1)
Property Name / Location	Year Built / Renovated	Gross Building Area (SF)	Clear Height	Tenant Name	Tenant Size (SF)	Base Rent PSF	Commencement	Lease Term (Years)
236-237 Lackland Drive and 245-249 Wagner Street Middlesex, NJ	1982 / 2019	58,277(2)	21’	CorePharma(2)	58,277(2)	$27.50(2)	Jun-02(2)	35.7(2)
301 College Road Princeton, NJ	1978 / NAP	64,812	14'	Syneos	43,865	$28.00	Jun-24	10.0
2 Commerce Drive Cranbury, NJ	1988 / 2010	69,000	20'	MJH Life Sciences	69,000	$26.50	Dec-23	18.4
77 Corporate Drive Bridgewater, NJ	2011 / NAP	208,803	15'	Avantor	61,120	$33.50	Jun-23	13.0
Princeton Innovation Campus 311 Pennington Rocky Hill Road Pennington, NJ	1962 / 2017	1,216,368	16'	Enzene Biosciences	55,921	$40.00	Jun-23	12.0
INQ 400 400 Devon Park Drive Wayne, PA	1969 / 2024	138,065	20' - 24’	DSM Biomedical	76,793	$28.00	Nov-24	15.0
Spring Mill 2-30 Spring Mill Drive Malvern, PA	1988 / NAP	76,561	18'	Venatorx	24,583	$31.00	Sep-23	5.0
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 5, 2025.

The following table presents certain information relating to comparable industrial leases for the Somerset mortgaged property:

Comparable Industrial Rental Summary(1)
Property Name / Location	Year Built / Renovated	Gross Building Area (SF)	Clear Height	Tenant Name	Tenant Size (SF)	Base Rent PSF	Commencement	Lease Term (Years)
49 Napoleon Court Somerset, NJ	1982 / NAP	33,500(2)	21’	CorePharma(2)	33,500(2)	$20.25(2)	Aug-24(2)	13.5(2)
301 College Road Princeton, NJ	1978 / NAP	64,812	14'	Syneos	43,865	$28.00	Jun-24	10.0
2 Commerce Drive Cranbury, NJ	1988 / 2010	69,000	20'	MJH Life Sciences	69,000	$26.50	Dec-23	18.4
300 Columbus Circle Edison, NJ	1983 / NAP	122,710	18'	DRS Imaging Services	13,352	$16.00	Sep-23	5.0
Oaklands Corporate Center 436 Creamery Way Exton, PA	1991 / NAP	72,300	19' 6”	US Medical Equipment	35,983	$18.00	May-23	10.0
INQ 400 400 Devon Park Drive Wayne, PA	1969 / 2024	138,065	20' - 24’	DSM Biomedical	76,793	$28.00	Nov-24	15.0
222 New Road Parsippany-Troy Hills, NJ	1988 / NAP	150,000	22'	Motion Industries	30,809	$15.00	Aug-24	7.0
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 5, 2025.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance:	$18,000,000	Property Type - Subtype:	Mixed Use – Office / Retail
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	53,807
Loan Purpose:	Refinance	Location:	Menlo Park, CA
Borrower:	Tan I, LLC	Year Built / Renovated:	1989 / NAP
Borrower Sponsor:	Youritan Construction Company	Occupancy:	81.0%
Interest Rate:	6.60000%	Occupancy Date:	5/20/2025
Note Date:	5/22/2025	4th Most Recent NOI (As of):	$3,325,445 (12/31/2022)
Maturity Date:	6/6/2035	3rd Most Recent NOI (As of):	$3,267,303 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,844,415 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$2,915,933 (TTM 3/31/2025)
Original Amortization Term:	360 months	UW Economic Occupancy:	86.4%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$4,739,484
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$1,569,649
Lockbox / Cash Management:	Springing	UW NOI:	$3,169,834
Additional Debt:	No	UW NCF:	$3,105,266
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$59,900,000 / $1,113
Additional Debt Type:	N/A	Appraisal Date:	3/31/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$335
Taxes:	$79,350	$26,450	N/A	Maturity Date Loan / SF:	$315
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	30.1%
TI/LC(2):	$300,000	Springing	$300,000	Maturity Date LTV:	28.3%
Deferred Maintenance:	$15,896	$0	N/A	UW NCF DSCR:	2.25x
Other Reserve(3):	$166,548	$0	N/A	UW NOI Debt Yield:	17.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,000,000	100.0%	Loan Payoff	$16,428,471	91.3%
			Return of Equity	669,247	3.7
			Upfront Reserves	561,794	3.1
			Closing Costs	340,488	1.9
Total Sources	$18,000,000	100.0%	Total Uses	$18,000,000	100.0%
(1)	The borrower is required to escrow 1/12th of the annual estimated insurance payments; however, the lender will not require the borrower to make monthly deposits for insurance premiums, provided that, among other conditions, no event of default has occurred and the Menlo Center Property (as defined below) is insured under a blanket policy. The Menlo Center Property is currently insured under a blanket policy.
(2)	The borrower is required to escrow approximately $4,484 on each monthly payment date for general tenant improvements and leasing commissions, capped at $300,000. The TI/LC reserve is currently suspended.
(3)	The Other Reserves represents (i) $141,448 in outstanding tenant improvements and leasing commissions and (ii) $25,100 for a ground rent reserve.

The Loan. The Menlo Center mortgage loan (the “Menlo Center Mortgage Loan”) is secured by the borrower’s fee and leasehold interests in a 53,807 square foot mixed-use office / retail property located in Menlo Park, California (the “Menlo Center Property”). The Menlo Center Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $18,000,000, has a 10-year term, is interest-only for an initial five-year period and accrues interest at a fixed rate of 6.60000% per annum on an Actual/360 basis.

The Property. The Menlo Center Property is a 53,807 square foot mixed-use office / retail property located in Menlo Park, California. The Menlo Center Property was originally constructed in 1989 and sits on 1.66 acres. The Menlo Center Property consists of one, three-story mixed-use building with a courtyard area and an underground and above-ground parking garage with 266 parking spaces. The Menlo Center Property consists of 38,432 square feet of office space (approximately 71.4% of NRA; 86.1% of underwritten base rent) on the second and third floor of the Menlo Center Property and 15,375 square feet of ground-floor retail space (approximately 28.6% of NRA; 13.9% of underwritten base rent). As of May 20, 2025, the

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Menlo Center Property was 81.0% leased to eight national, regional and local tenants. The fee and leasehold estate was purchased by the borrower sponsor in 1996 for $16.2 million.

There is a ground lease on the Menlo Center Property with an initial term of 40 years. The lease term commenced in 1988 and has an initial expiration date of July 31, 2028, with a final expiration of July 31, 2078 (inclusive of all ground lease renewal options). The borrower has 10, five-year renewal options that can be exercised after the July 2028 expiration date. There are currently 53 years remaining on the fully extended ground lease term. There are rent adjustments that occur every five years and the rent is set at an annual rate equal to 10% of the calculated value of the “leased land”. The calculated value of the “leased land” is the product of the value of the Menlo Center Property as determined by the lessor and lessee and the Fixed Percentage (defined as 2.82839%). The most recent rent adjustment occurred on August 1, 2023 and resulted in an annual ground rent of $145,134 per annum. Additionally, there is an annual rent increase pursuant to a CPI adjustment as outlined in the ground lease. The current ground rent is $150,601 per annum, which is approximately 3.2% of the underwritten effective gross income.

Major Tenants. The three largest tenants at the Menlo Center Property are Analysis Group, Juniper Hill Capital Mgmt LP (“Juniper Hill”) and Kepler’s 2020 FPC (“Kepler’s”).

Analysis Group (16,969 square feet; 31.5% of NRA; 42.3% of underwritten base rent). Analysis Group is an international economics consulting firm that provides expertise in economics, finance, health care analytics and strategy to top law firms, Fortune Global 500 companies and government agencies worldwide. Analysis Group has more than 1,500 professionals across 15 offices in North America, Europe and Asia. Analysis Group has been at the Menlo Center Property since 2002 and extended its lease in January 2024 through December 2028. Analysis Group has one, two- or five-year renewal option remaining and no termination options.

Juniper Hill (6,457 square feet; 12.0% of NRA; 18.4% of underwritten base rent). Juniper Hill is a California-based hedge fund manager that was established in 2018 and has approximately $6.16 billion in assets under management. Juniper Hill provides investment management services to its clients, formulating investment objectives, directing and managing investments and providing reports. Juniper Hill has been at the Menlo Center Property since 2022 and has a lease through October 2027. Juniper Hill has one five-year renewal option remaining and no termination options.

Kepler’s (6,440 square feet; 12.0% of NRA; 6.1% of underwritten base rent). Kepler’s is a San Francisco Peninsula-based bookstore. Kepler’s year-end 2024 sales were approximately $3.2 million, which results in the tenant exceeding its break point of $2.8 million. Kepler’s paid $30,333 in percentage rent for the 2024 year. Kepler’s has two, five-year renewal options remaining and no termination options.

Environmental. According to the Phase I environmental assessment dated April 10, 2025, there was no evidence of any recognized environmental conditions at the Menlo Center Property.

The following table presents certain information relating to the historical and current occupancy at the Menlo Center Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
89.4%	89.4%	89.4%	81.0%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated May 20, 2025.

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The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Menlo Center Property:

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Analysis Group(3)	Office	NR / NR / NR	16,969	31.5%	$93.60	$1,588,298	42.3%	12/31/2028
Juniper Hill(4)	Office	NR / NR / NR	6,457	12.0	$106.87	690,051	18.4	10/31/2027
Kepler’s(5)(6)	Retail	NR / NR / NR	6,440	12.0	$35.50	228,600	6.1	8/31/2027
Signify North America Corp(7)	Office	NR / NR / NR	4,404	8.2	$106.87	470,650	12.5	9/30/2027
Golden Gate Sotheby’s Intl.(8)	Office	NR / NR / NR	3,544	6.6	$96.00	340,224	9.1	3/31/2028
Cafe Borrone(9)	Retail	NR / NR / NR	2,738	5.1	$79.20	216,850	5.8	12/31/2030
A Good Venture LLC(10)	Retail	NR / NR / NR	1,664	3.1	$46.20	76,877	2.0	12/31/2030
VandenBossche Financial Services	Office	NR / NR / NR	1,363	2.5	$105.72	144,096	3.8	8/31/2026
Occupied Collateral Total / Wtd. Avg.			43,579	81.0%	$86.18	$3,755,646	100.0%

Vacant Space			10,228	19.0%

Collateral Total			53,807	100.0%

(1)	Based on the underwritten rent roll dated May 20, 2025 with rent steps totaling $84,832 through January 2026.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Analysis Group has one, two- or five-year lease renewal option remaining.
(4)	Juniper Hill has one, five-year lease renewal option remaining.
(5)	Kepler’s has two, five-year lease renewal options remaining.
(6)	As of the trailing 12 months ending December 2024, Kepler’s reported sales of approximately $482 per SF equating to an occupancy cost of approximately 8.0%.
(7)	Signify North America Corp has one, five-year lease renewal option remaining.
(8)	Golden Gate Sotheby’s Intl. has two, three-year lease renewal options remaining.
(9)	Cafe Borrone has two, five-year lease renewal options remaining.
(10)	A Good Venture LLC has two, five-year lease renewal options remaining.

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The following table presents certain information relating to the lease rollover schedule at the Menlo Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	10,228	19.0%	NAP	NA	P	10,228	19.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		10,228	19.0%	$0	0.0%
2026	1	1,363	2.5	144,096	3.8		11,591	21.5%	$144,096	3.8%
2027	3	17,301	32.2	1,389,301	37.0		28,892	53.7%	$1,533,397	40.8%
2028	2	20,513	38.1	1,928,522	51.3		49,405	91.8%	$3,461,920	92.2%
2029	0	0	0.0	0	0.0		49,405	91.8%	$3,461,920	92.2%
2030	2	4,402	8.2	293,726	7.8		53,807	100.0%	$3,755,646	100.0%
2031	0	0	0.0	0	0.0		53,807	100.0%	$3,755,646	100.0%
2032	0	0	0.0	0	0.0		53,807	100.0%	$3,755,646	100.0%
2033	0	0	0.0	0	0.0		53,807	100.0%	$3,755,646	100.0%
2034	0	0	0.0	0	0.0		53,807	100.0%	$3,755,646	100.0%
2035	0	0	0.0	0	0.0		53,807	100.0%	$3,755,646	100.0%
2036 & Beyond	0	0	0.0	0	0.0		53,807	100.0%	$3,755,646	100.0%
Total	8	53,807	100.0%	$3,755,646	100.0%
(1)	Based on the underwritten rent roll dated May 20, 2025 with rent steps totaling $84,832 through January 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The Market. The Menlo Center Property is located in Menlo Park, California. According to the appraisal, the Menlo Center Property is located in the Menlo Park retail and office submarkets within the San Francisco retail and office markets. According to the appraisal, the San Francisco office market has a vacancy rate of approximately 22.8% and quoted rental rates of $50.83 per square foot as of the fourth quarter of 2024. Additionally, according to the appraisal, the Menlo Park office submarket has a vacancy rate of approximately 20.8% and average asking rents of $72.67 per square foot as of the fourth quarter of 2024. According to the appraisal, the San Francisco retail market has a vacancy rate of approximately 6.5% and quoted rental rates of $41.71 per square foot as of the fourth quarter of 2024. Additionally, according to the appraisal, the Menlo Park retail submarket has a vacancy rate of approximately 3.9% and average asking rents of $47.03 per square foot as of the fourth quarter of 2024.

Within a one-, three- and five-mile radius of the Menlo Center Property, the estimated 2024 population is 16,248, 172,751 and 277,506, respectively. Within the same radii, the estimated 2024 average annual household income is $241,392, $211,664 and $228,641, respectively.

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The following table presents certain information relating to the appraiser’s market rent conclusions for the Menlo Center Property:

Market Rent Summary(1)
	Property SF	Market Rent (PSF)	Lease Term (Mos.)	Rent Increase Projections	New Tenant Improvements
Retail – Superior	2,738	$54.00 NNN	120	3.0% annually	$25.00
Retail – Large	6,440	$45.00 NNN	60	3.0% annually	$25.00
Retail – Inferior	6,197	$42.00 NNN	60	3.0% annually	$25.00
Office – Average	21,463	$96.00 NNN	60	3.0% annually	$25.00
Office – Large	16,969	$90.00 NNN	60	3.0% annually	$25.00
(1)	Source: Appraisal.

The following table presents certain information relating to the operating history and underwritten cash flows at the Menlo Center Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per SF	%(2)
Gross Potential Rent	$4,361,563	$4,479,441	$4,364,891	$4,375,954	$3,670,814	$68.22	67.5%
Rent Steps(3)	0	0	0	0	84,832	1.58	1.6
Vacant Income	0	0	0	0	737,106	13.70	13.6
Reimbursements	731,169	778,553	748,972	879,108	943,138	17.53	17.4
Net Rental Income	$5,092,732	$5,257,994	$5,113,863	$5,255,061	$5,435,890	$101.03	100.0%
(Vacancy/Credit Loss)	(435,532)	(555,591)	(789,495)	(787,277)	(737,106)	(13.70)	(13.6)
Other Income(4)	0	0	1,576	1,576	40,700	0.76	0.7
Effective Gross Income	$4,657,200	$4,702,403	$4,325,943	$4,469,360	$4,739,484	$88.08	87.2%

Real Estate Taxes	292,904	299,924	308,180	311,177	317,401	5.90	6.7
Insurance	83,329	119,746	155,585	163,118	122,710	2.28	2.6
Ground Rent	151,209	151,922	148,138	149,504	176,963	3.29	3.7
Other Expenses	804,313	863,509	869,626	929,629	952,575	17.70	20.1
Total Expenses	$1,331,754	$1,435,100	$1,481,529	$1,553,427	$1,569,649	$29.17	33.1%

Net Operating Income	$3,325,445	$3,267,303	$2,844,415	$2,915,933	$3,169,834	$58.91	66.9%

TI/LC	0	0	0	0	53,807	1.00	1.1
Capex/RR	0	0	0	0	10,761	0.20	0.2

Net Cash Flow	$3,325,445	$3,267,303	$2,844,415	$2,915,933	$3,105,266	$57.71	65.5%
(1)	TTM represents the trailing 12-month period ending March 31, 2025.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Underwritten Rent Steps totaling $84,832 underwritten through January 2026.
(4)	Other Income is underwritten to the trailing 12 months plus (i) storage rent for Café Barrone (which is included in Gross Potential Rent in the presented historical operating history) and (ii) Kepler's percentage rent of $30,333.

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Annex A-3	BBCMS 2025-C35
No. 14 – Beltramo Office
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,150,000	Title:	Fee
Cut-off Date Principal Balance:	$16,150,000	Property Type – Subtype:	Office – Suburban
% of IPB:	2.0%	Net Rentable Area (SF):	26,927
Loan Purpose:	Refinance	Location:	Menlo Park, CA
Borrower:	LDH 1460 Owner, LLC	Year Built / Renovated:	2014 / NAP
Borrower Sponsor:	Derek K. Hunter, Jr.	Occupancy:	100.0%
Interest Rate:	6.14100%	Occupancy Date:	5/20/2025
Note Date:	5/27/2025	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	6/6/2035	3rd Most Recent NOI (As of):	$1,895,463 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,719,387 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$2,734,143 (TTM 2/28/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,467,673
Call Protection:	L(25),D(88),O(7)	UW Expenses:	$757,116
Lockbox / Cash Management:	Springing	UW NOI:	$2,710,557
Additional Debt:	No	UW NCF:	$2,703,825
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$40,300,000 / $1,497
Additional Debt Type:	N/A	Appraisal Date:	4/1/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$600
Taxes:	$107,739	$21,548	N/A	Maturity Date Loan / SF:	$600
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	40.1%
TI/LC(3):	$1,000,000	Springing	$1,000,000	Maturity Date LTV:	40.1%
Replacement Reserves:	$0	$561	$13,464	UW NCF DSCR:	2.69x
				UW NOI Debt Yield:	16.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,150,000	100.0%	Loan Payoff	$14,699,141	91.0%
			Upfront Reserves	1,107,739	6.9
			Closing Costs	333,835	2.1
			Princip	9,285	0.1
Total Sources	$16,150,000	100.0%	Total Uses	$16,150,000	100.0%
(1)	4th Most Recent NOI was not provided for the Beltramo Office Property (as defined below).
(2)	Monthly insurance reserve payments spring if the borrower does not maintain a blanket insurance policy acceptable to the lender.
(3)	The lender reserved $1,000,000 into the Upfront TI/LC Reserve. The borrower is required to deposit $3,365.88 on a monthly basis into the TI/LC Reserve account, provided that the obligation to make such monthly deposits is suspended at any time the amount in such reserve is at least $1,000,000.

The Loan. The 14th largest mortgage loan (the “Beltramo Office Mortgage Loan”) is secured by the borrower’s fee interest in a 26,927 SF suburban office property located in Menlo Park, California (the “Beltramo Office Property”). The Beltramo Office Mortgage Loan accrues interest at a rate of 6.14100% per annum. The Beltramo Office Mortgage Loan is interest only for the entire loan term of 120 months. The Beltramo Office Mortgage Loan accrues interest on an Actual/360 basis.

The Property. The Beltramo Office Property is a 26,927 SF suburban office property that was built in 2014. The Beltramo Office Property consists of a two-story multi-tenant office building and is situated on a 37,576 SF site in Menlo Park, California.

The Beltramo Office Property is currently 100.0% occupied by 3 individual tenants which have all been at the Beltramo Office Property since 2015. The Beltramo Office Property has new glass storefront entryways, tile flooring, and custom lighting fixtures. The building also features 10’ to 12’ slab-to-slab ceiling heights and floor to ceiling windows. The Beltramo Office Property has a parking ratio of 4.1 spaces per 1,000 SF with 88 subterranean spaces and 22 surface parking spaces.

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Annex A-3	BBCMS 2025-C35
No. 14 – Beltramo Office

The Beltramo Office Property is located approximately 0.5 miles north of Downtown Menlo Park and Santa Cruz Avenue, which feature a mix of residential, retail, and office uses. El Camino Real is the primary north / south artery running through Menlo Park and has residential, retail, and office uses, including newly delivered large-scale mixed-use developments. Additionally, the Beltramo Office Property is centrally located in Menlo Park and is two and three miles away from Highway 101 and Interstate-20, respectively, which are primary highways connecting Menlo Park to the rest of the Bay Area. The Beltramo Office Property is half a mile from the Menlo Park CalTrain Station, providing additional access to commuters from the Bay Area.

Major Tenants.

A&O Shearman (13,386 square feet; 49.7% of NRA, 48.5% of underwritten base rent). A&O Shearman is a global law firm formed by the merger of Allen & Overy and Shearman & Sterling in May 2024. The combined firm has nearly 4,000 lawyers across 48 offices in 29 countries A&O Shearman has been in occupancy at the Beltramo Office Property since 2015 and executed a 6-year and two month renewal in July 2022, which commenced in April 2023, extending its lease through May 2029. A&O Shearman’s new rent on its extension was 24% higher than its previous rent. A&O Shearman has one 5-year extension option remaining with 9-months’ notice, and no termination or contraction options.

USVP Management (9,306 square feet; 34.6% of NRA, 35.6% of underwritten base rent). USVP Management (“USVP”) was founded in 1981 by Bill Bowes, Stuart Moldaw, and Robert Sackman. The firm now specializes in early-stage ventures in enterprise software, cybersecurity, consumer, e-commerce, healthcare, and IT-enabled healthcare services. Since its inception, USVP has invested across 532 companies, of which 94 have completed initial public offerings. Notable historical investments include Sun Microsystems, Callaway Golf, St. Francis Medical, SanDisk, Ross Stores, PetSmart, Yammer, and Check Point, among others. USVP has been at the Beltramo Office Property since 2015 and has executed a renewal at a rent approximately 31% higher than its previous rent, extending its lease through February 2031. USVP has one 7-year renewal option at fair market value, and no termination or contraction options.

Lawyers Title Company (4,235 square feet; 15.7% of NRA, 15.8% of underwritten base rent). Part of Fidelity National Financial’s family of title companies, Lawyers Title Company seeks to help lenders, builders, developers, attorneys and real estate professionals grow and succeed. Lawyers Title Company has been in occupancy at the Beltramo Office Property since 2015 and executed a 5-year renewal that commenced in July 2022, extending its lease through June 2027 at a rent approximately 20% higher than its previous rent. Lawyers Title Company has one 3-year extension option remaining with 6 months’ notice and no termination or contraction options.

The Beltramo Office Mortgage Loan is structured with a major tenant cash flow sweep tied to A&O Shearman and USVP, pursuant to which, upon certain events relating to such tenants, all excess funds after payment of monthly debt service and reserve amounts required under the Beltramo Office Mortgage Loan documents will be swept to a reserve, subject to a cap of $50 PSF for the tenants’ respective square footages.

Environmental. According to the Phase I environmental report dated April 10, 2025, there was a controlled recognized environmental condition at the Beltramo Office Property related to residual contamination and related land use restrictions and ongoing monitoring. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus.

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Annex A-3	BBCMS 2025-C35
No. 14 – Beltramo Office
Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy represents occupancy as of May 20, 2025.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
A&O Shearman	NR/NR/NR	13,386	49.7%	$101.85	$1,363,316	48.5%	5/31/2029
USVP Management	NR/NR/NR	9,306	34.6%	$107.53	$1,000,693	35.6%	2/28/2031
Lawyers Title Company	NR/NR/NR	4,235	15.7%	$105.03	$444,798	15.8%	6/30/2027
Occupied Collateral Total / Wtd. Avg.		26,927	100.0%	$104.31	$2,808,807	100.0%

Vacant Space		0	0.0%

Collateral Total		26,927	100.0%

(1)	Based on the underwritten rent roll dated May 20, 2025.
(2)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent includes contractual rent steps through April 2026.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	0	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0%	0	0	0	0.0%	$0	0.0%
2026	0	0	0.0%	0	0	0	0.0%	$0	0.0%
2027	1	4,235	15.7%	444,798	15.8%	4,235	15.7%	$444,798	15.8%
2028	0	0	0.0%	0	0	4,235	15.7%	$444,798	15.8%
2029	1	13,386	49.7%	1,363,316	48.5%	17,621	65.4%	$1,808,114	64.4%
2030	0	0	0.0%	0	0	17,621	65.4%	$1,808,114	64.4%
2031	1	9,306	34.6%	1,000,693	35.6%	26,927	100.0%	$2,808,807	100.00%
2032	0	0	0.0%	0	0	26,927	100.0%	$2,808,807	100.00%
2033	0	0	0.0%	0	0	26,927	100.0%	$2,808,807	100.00%
2034	0	0	0.0%	0	0	26,927	100.0%	$2,808,807	100.00%
2035	0	0	0.0%	0	0	26,927	100.0%	$2,808,807	100.00%
2036 & Beyond	0	0	0.0%	0	0	26,927	100.0%	$2,808,807	100.00%
Total	3	26,927	100.0%	$2,808,807	100.0%
(1)	Based on the underwritten rent roll dated May 20, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps through April 2026.

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Annex A-3	BBCMS 2025-C35
No. 14 – Beltramo Office
Operating History and Underwritten Net Cash Flow(1)
	2023	2024	TTM 2/28/2025	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$1,964,434	$2,730,229	$2,745,780	$2,808,807	$104.31	76.9%
Rent Step	0	0	0	84,259	3.13	2.3%
Gross Potential Rent	$1,964,434	$2,730,229	$2,745,780	$2,893,066	$107.44	79.3%
CAM + Other Reimbursement	645,706	745,997	739,032	757,116	28.12	20.7%
Net Rental Income	$2,610,140	$3,476,226	$3,484,812	$3,650,182	$135.56	100.0%
(Vacancy)	0	0	0	(182,509)	(6.78)	(5.0%)
Effective Gross Income	$2,610,140	$3,476,226	$3,484,812	$3,467,673	$128.78	95.0%

Total Expenses	$714,677	$756,839	$750,669	$757,116	$28.12	21.8%

Net Operating Income	$1,895,463	$2,719,387	$2,734,143	$2,710,557	$100.66	78.2%
Capital Expenditures	0	0	0	6,732	0.25	0.2%
TI/LC	0	0	0	0	$0.00	0.0%
Net Cash Flow	$1,895,463	$2,719,387	$2,734,143	$2,703,825	$100.41	78.0%
(1)	Based on the underwritten rent roll dated May 20, 2025.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place include contractual rent steps through April 2026.

The Market. According to the appraisal, the Beltramo Office Property is located in the San Francisco-Oakland-Fremont, CA Office Market. The market has a population of approximately 4.7 million with a median age of 40. The population has increased by 411,376 since 2010, reflecting an annual increase of 0.6%. The area has a median household income of $134,234. The top three industries in the area are Prof/Scientific/Tech Services, Healthcare/Social Assistance, and Retail Trade, which represent a combined 39% of the workforce. As of the fourth quarter of 2024, the market saw an occupancy rate of 79.3%, which represents an increase over the prior quarter’s 79.2% and a decrease from 80.0% in the prior year. The San Francisco-Oakland-Fremont, CA Office Market achieved an average asking rent of $46.30 in the fourth quarter of 2024, $46.45 in the third quarter of 2024, and $47.42 in the fourth quarter of 2023.

The Beltramo Office Property is located in the Menlo Park Office Submarket, which has an inventory of 5,469,815 SF. The Menlo Park Office Submarket had an occupancy of 90.1% and average asking rents of $67.21 PSF over the fourth quarter of 2024. The submarket had zero completions in the fourth quarter of 2024.

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Annex A-3	BBCMS 2025-C35
No. 15 – Natson Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$16,000,000	Title:	Fee
Cut-off Date Principal Balance:	$16,000,000	Property Type - Subtype:	Hospitality – Limited Service
% of Pool by IPB:	2.0%	Net Rentable Area (Rooms):	209
Loan Purpose:	Refinance	Location(1):	Various, GA
Borrowers:	Sai Ram Hotel, LLC and Hare Krishna Douglasville Hotel, LLC	Year Built / Renovated(1):	Various / Various
Borrower Sponsor:	Subhash Patel	Occupancy / ADR / RevPAR:	73.1% / $103.67 / $75.78
Interest Rate:	7.09500%	Occupancy / ADR / RevPAR Date:	3/31/2025
Note Date:	6/5/2025	4th Most Recent NOI (As of):	$2,436,741 (12/31/2022)
Maturity Date:	6/6/2035	3rd Most Recent NOI (As of):	$2,425,235 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,431,534 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$2,383,483 (TTM 3/31/2025)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	73.1% / $103.67 / $75.78
Amortization Type:	Interest Only	UW Revenues:	$5,854,935
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$3,442,263
Lockbox / Cash Management:	Springing	UW NOI:	$2,412,672
Additional Debt:	No	UW NCF:	$2,178,475
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$30,100,000 / $144,019
Additional Debt Type:	N/A	Appraisal Date:	3/31/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$76,555
Taxes:	$64,845	$10,807	N/A	Maturity Date Loan / Room:	$76,555
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.2%
FF&E Reserves:	$0	$19,516	N/A	Maturity Date LTV:	53.2%
Immediate Repairs:	$20,700	$0	N/A	UW NCF DSCR:	1.89x
PIP Reserve:	$2,999,300	Springing	N/A	UW NOI Debt Yield:	15.1%
Other Reserves(2):	$194,627	Springing(3)	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,000,000	100.0%	Loan Payoff	$9,921,938	62.0%
			Reserves	3,279,472	20.5
			Return of Equity	2,505,455	15.7
			Closing Costs	293,134	1.8
Total Sources	$16,000,000	100.0%	Total Uses	$16,000,000	100.0%
(1)	See the “Portfolio Summary” table below for details regarding the individual properties.
(2)	Other Reserves include an upfront EIDL Loan Reserve and a monthly springing Low DSCR Reserve.
(3)	The Low DSCR Reserve monthly deposit of $19,166.67 is waived except for any period commencing on the last day of any two consecutive calendar quarters during which (i) through and including December 6, 2026, the DSCR is less than (a) with respect to the La Quinta Douglasville Property (as defined below), 1.20x based on a thirty year amortization schedule and the aggregate allocated loan amount of the La Quinta Douglasville Property or (b) 1.05x based on a thirty year amortization schedule, and (ii) from and after December 7, 2026, the DSCR for the Natson Portfolio Properties is less than 1.20x based on a thirty year amortization schedule.

The Loan. The Natson Portfolio mortgage loan (the “Natson Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $16,000,000 and is secured by a first lien mortgage on the borrowers’ fee interest in a portfolio of two limited-service hospitality properties located across two cities in Georgia. The Natson Portfolio Mortgage Loan has a ten-year term, is interest-only for the entire term and accrues interest at a fixed rate of 7.09500% per annum on an Actual/360 basis.

The Properties. The Natson Portfolio Mortgage Loan is secured by two limited-service hospitality properties totaling 209 rooms located across two cities in Georgia (the “The Holiday Inn Express Forsyth” and the “La Quinta Douglasville Property”, and together, the “Natson Portfolio Properties”).

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No. 15 – Natson Portfolio

The following table presents certain information relating to the Natson Portfolio Properties:

Portfolio Summary
Property Name / Location	Year Built / Renovated(1)	Number of Rooms(1)	Occupancy %	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	UW NOI	% of UW NOI
Holiday Inn Express Forsyth 520 Holiday Circle, Forsyth, GA 31029	1986 / 2015	119	71.8%	$10,750,000	67.2%	$20,900,000	$1,614,917	66.9%
La Quinta Douglasville 1000 Linnenkohl Drive, Douglasville, GA 30134	2005 / 2017-2018, 2022	90	75.1%	$5,250,000	32.8%	$9,200,000	$797,755	33.1%
				$16,000,000	100.0%	$30,100,000	$2,412,672	100.0%
(1)	Source: Appraisals

Holiday Inn Express Forsyth

The Holiday Inn Express Forsyth Property is a four-story, limited-service hotel located in Forsyth, Georgia. The Holiday Inn Express Forsyth Property was built in 1986 and most recently went under significant renovation in 2015. However, the Holiday Inn Express Forsyth Property has an upcoming Formula Blue 2.0 Renovation PIP at a cost of approximately $2.95 million ($24,759 per key), which will include improvements to guestrooms, plumbing, and interior and exterior spaces. Amenities at the Holiday Inn Express Forsyth Property include a complimentary breakfast area, outdoor pool, laundry facilities, fitness center and 300 square feet of meeting space. The 119 guestrooms at the Holiday Inn Express Forsyth Property include 57 king bed, 50 queen/queen bed and 12 single bed rooms.

The Holiday Inn Express Forsyth is subject to a 25 year franchise agreement with Holiday Hospitality Franchising, LLC that is scheduled to expire February 18, 2039.

The following table presents certain information relating to the Holiday Inn Express Forsyth Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)
	Holiday Inn Express Forsyth(2)			Competitive Set(4)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	72.4%	$113.53	$82.14	71.0%	$106.73	$75.74	102.0%	106.4%	108.5%
2024	72.1%	$110.15	$79.42	68.9%	$107.67	$74.16	104.7%	102.3%	107.1%
TTM(3)	71.8%	$110.33	$79.23	67.6%	$109.55	$74.09	106.2%	100.7%	106.9%
(1)	Data obtained from a third-party hospitality research report, unless stated otherwise.
(2)	Based on operating statements provided by the borrower sponsor.
(3)	TTM is as of March 31, 2025.
(4)	Competitive Set includes La Quinta Inn & Suites by Wyndham Forsyth, Comfort Suites Forsyth Near I-75, Clarion Pointe Forsyth I-75 and Hampton Inn Forsyth.

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No. 15 – Natson Portfolio

La Quinta Douglasville

The La Quinta Douglasville Property is a five-story, limited-service hotel located in Douglasville, Georgia. The La Quinta Douglasville Property was built in 2005, and underwent major renovations to the guestrooms and public spaces in 2017-2018. Following the hotel’s acquisition in 2022, ownership completed a change-of-ownership PIP totaling $314,120 (approximately $3,500 per key) with an additional $53,000 remaining being held for future PIP. Additionally, further upgrades were made to the lobby, dining area, and exterior of the building throughout 2024 and 2025. Amenities at the La Quinta Douglasville Property include a complimentary breakfast area, outdoor pool, fitness center, on-site parking, and laundry facilities. The 90 guestrooms at the La Quinta Douglasville Property include 53 queen/queen bed, 21 king bed, and 4 queen bed rooms, as well as 12 king bed suites.

The La Quinta Douglasville Property is subject to a 20 year franchise agreement with La Quinta Franchising LLC that is scheduled to expire August 31, 2042.

The following table presents certain information relating to the La Quinta Douglasville Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)
	La Quinta Douglasville(2)			Competitive Set(4)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	75.9%	$101.77	$77.21	77.8%	$100.80	$78.43	97.5%	101.0%	98.4%
2024	76.7%	$94.82	$72.73	73.8%	$98.82	$72.90	104.0%	96.0%	99.8%
TTM(3)	75.1%	$94.76	$71.16	74.9%	$99.83	$74.81	100.2%	94.9%	95.1%
(1)	Data obtained from a third-party hospitality research report, unless stated otherwise.
(2)	Based on operating statements provided by the borrower sponsor.
(3)	TTM is as of March 31, 2025.
(4)	The Competitive Set includes Sleep Inn Douglasville, Holiday Inn Express Atlanta West I 20 Douglasville, Comfort Inn Douglasville and Hampton by Hilton Inn Atlanta/Douglasville.

Environmental. According to the Phase I environmental site assessments dated April 8, 2025, there was no evidence of any recognized environmental conditions at the Natson Portfolio Properties.

The Markets.

The Holiday Inn Express Forsyth Property is located in Forsyth, Monroe County, Georgia within the Georgia South market and submarket. The Holiday Inn Express Forsyth Property benefits primarily from its access to Interstate 75, and is approximately 50 miles southeast of Atlanta and approximately 20 miles northwest of Downtown Macon. Government and state agencies have a strong presence in Macon County, making up the three largest employers in the area as of fiscal year 2022. According to the appraisal report, the GA Department of Corrections, Monroe County Board of Education and GA Public Safety Training Center accounted for approximately 36.9% of employment in Macon County in fiscal year 2022.

According to the appraisal, Monroe County has seen an accelerated increase in population by a compound annual rate of 1.93% from 2018 through 2024, and had a 18.0% increase in population from 2014 figures. The 2024 estimated population within a 1-, 3-, and 5-mile radius of the Holiday Inn Express Forsyth Property is 1,562, 8,360 and 11,129, respectively. The 2024 average household income within the same radii is $54,526, $71,040 and $73,370, respectively.

A-3-133

Annex A-3	BBCMS 2025-C35
No. 15 – Natson Portfolio

The following table presents certain information relating to the primary hotel competition for the Holiday Inn Express Forsyth Property:

Competitive Set(1)(2)
			2024 Market Mix				2024 Operating Statistics
Property	Year Opened	Number of Rooms	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Holiday Inn Express Forsyth(2)	1986	119	70%	20%	10%	71.8%	$110.33	$79.23
Hampton Inn Forsyth	2018	78	80%	10%	10%	75%-80%	$140-$150	$105-$115
La Quinta Inn & Suites by Wyndham Forsyth	2016	67	75%	10%	15%	70%-75%	$110-$120	$80-$90
Comfort Suites Forsyth	2008	53	70%	20%	10%	65%-70%	$85-$90	$50-$60
Clarion Pointe Forsyth	1996	59	80%	5%	15%	55%-60%	$55-$60	$30-$40
Total/Avg.		376	75%	14%	12%	70%	$109.61	$76.37
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2024 values.
(2)	Occupancy, ADR and RevPAR are based on the UW as of March 31, 2025

The La Quinta Douglasville Property is located in Douglasville, Douglas County, Georgia within the Atlanta market and Atlanta West submarket. The La Quinta Douglasville Property benefits from its access to Interstate 20, and is located approximately 18 miles west of Downtown Atlanta via I-20. Atlanta is the eighth-largest metropolitan area in the U.S. with a population of 6.3 million people. The Atlanta area benefits from a strong transportation network and serves as a major business hub, holding headquarters for 31 Fortune 1,000 companies including AT&T, Coca-Cola and Invesco. Most notably, Atlanta is home to the busiest airport in the world, which saw passenger traffic of 108,067,766 people in 2024.

According to the appraisal, Douglas County has seen a steady increase in population by a compound annual rate of 0.78% from 2018 through 2024, and had a 10.0% increase in population from 2014 figures. The 2024 estimated population within a 1-, 3-, and 5-mile radius of the La Quinta Douglasville Property is 4,988, 40,775 and 87,082, respectively. The 2024 average household income within the same radii is $71,351, $78,545 and $85,797, respectively.

The following table presents certain information relating to the primary hotel competition for the La Quinta Douglasville Property:

Competitive Set(1)(2)
			2024 Market Mix				2024 Operating Statistics
Property	Year Opened	Number of Rooms	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
La Quinta Douglasville(2)	2005	90	65%	15%	20%	75.1%	$94.76	$71.16
Holiday Inn Express Atlanta W (I-20) Douglasville by IHG	1995	100	65%	15%	20%	80%-85%	$110-$120	$90-$100
Sleep Inn Douglasville	1997	60	60%	10%	30%	60%-65%	$75-$80	$45-$55
Hampton Inn Atlanta/Douglasville	1998	89	65%	15%	20%	75%-80%	$95-$105	$75-$85
Comfort Inn Douglasville Atlanta West	1998	69	60%	10%	30%	65%-70%	$85-$90	$55-$65
Total/Avg.		408	63%	13%	23%	74%	$98.76	$73.19
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2024 values.
(2)	Occupancy, ADR and RevPAR are based on the UW as of March 31, 2025

A-3-134

Annex A-3	BBCMS 2025-C35
No. 15 – Natson Portfolio

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Natson Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2022	2023	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Room Revenue	$6,076,259	$5,812,356	$5,753,026	$5,753,026	$27,526	98.3%
Miscellaneous Income	61,725	88,872	101,909	101,909	488	1.7%
Total Revenue	$6,137,984	$5,901,228	$5,854,935	$5,854,935	$28,014	100.0%
Room Expense	1,587,463	1,538,396	1,563,429	1,563,429	7,481	27.2%
Miscellaneous Expenses	20,135	15,167	15,360	15,360	73	15.1%
Total Departmental Expenses	$1,607,598	$1,553,563	$1,578,789	$1,578,789	$7,554	27.0%
Gross Operating Profit	$4,530,386	$4,347,666	$4,276,147	$4,276,147	$20,460	73.0%
Management Fees	184,140	177,037	175,648	175,648	840	3.0%
Real Estate Taxes	115,148	135,399	140,764	135,361	648	2.3%
Property Insurance	92,768	84,741	79,131	72,380	346	1.2%
Other Expenses	1,713,095	1,518,955	1,497,121	1,480,086	7,082	25.3%
Total Other Expenses	$2,105,151	$1,916,132	$1,892,664	$1,863,474	$8,916	31.8%
Net Operating Income	$2,425,235	$2,431,534	$2,383,483	$2,412,672	$11,544	41.2%
FF&E	245,519	236,049	230,121	234,197	1,121	4.0%
Net Cash Flow	$2,179,716	$2,195,485	$2,153,362	$2,178,475	$10,423	37.2%
(1)	TTM is as of March 31, 2025.
(2)	Per Room values are based on 209 rooms.
(3)	% of Total Revenue for Room Expense and Miscellaneous Expenses are based on their corresponding revenue line item. All other line items are based on Total Revenue.

A-3-135

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Contacts
Role	Party and Contact Information
Depositor	Barclays Commercial Mortgage Securities LLC
	Attention: General Contact		RRcmbs@barclays.com; SPLegalNotices@barclays.com
745 Seventh Avenue | New York, NY 10019 | United States
Master Servicer	Midland Loan Services, a Division of PNC Bank, N.A.
	Attention: Executive Vice President – Division Head	(913) 253-9000	NoticeAdmin@midlandls.com
10851 Mastin Street, Building 82, Suite 300 | Overland Park, KS 66210 | United States
Special Servicer	CWCapital Asset Management LLC
	Attention: Brian Hanson	(202) 715-9500
900 19th Street NW, 8th Floor | Washington, DC 20006 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	BellOak, LLC
	Attention: Reporting		Reporting@belloakadvisors.com
200 N. Pacific Coast Highway, Suite 1400 | El Segundo, CA 90245 | United States
Directing Certificateholder	Blackstone Real Estate Services LLC
345 Park Avenue
New York, New York 10154
This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
K-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
VRR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.
© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
K-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
VRR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
K-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
VRR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Penalties
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Aug-25	0	0	0	0	0	0
Jul-25	0	0	0	0	0	0
Jun-25	0	0	0	0	0	0
May-25	0	0	0	0	0	0
Apr-25	0	0	0	0	0	0
Mar-25	0	0	0	0	0	0
Feb-25	0	0	0	0	0	0
Jan-25	0	0	0	0	0	0
Dec-24	0	0	0	0	0	0
Nov-24	0	0	0	0	0	0
Oct-24	0	0	0	0	0	0
Sep-24	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	08/15/25	BBCMS Mortgage Trust 2025-C35
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-C35

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated and effective as of July 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and Trustee, and BellOak, LLC, as Operating Advisor and Asset Representations Reviewer.
Transaction: BBCMS Mortgage Trust 2025-C35, Commercial Mortgage Pass-Through Certificates, Series 2025-C35
Operating Advisor: BellOak, LLC
Special Servicer: CWCapital Asset Management LLC
Directing Certificateholder: Blackstone Real Estate Services LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.
2.	[●] Mortgage Loans were the subject of a Major Decision as to which the Operating Advisor had consultation rights pursuant to the Pooling and Servicing Agreement.

II. Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review of the items listed in this report, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on an “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

1    This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]
III.	List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.     Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.     Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.     The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.     [LIST OTHER REVIEWED INFORMATION].

5.     [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.     As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

2.     In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.     Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor

C-2

does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.     The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.     Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.     There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, the Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.     The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.     This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-3

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.       Loan Document Status. Each related Mortgage Note, Mortgage, assignment of leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

D-1-1

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.       Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after the Cut-off Date.

6.       Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

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7.       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or, with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.       Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

9.       Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the

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collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10.       Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11.       Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12.       Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

13.       Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14.       Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit

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of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15.       Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

16.       No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17.       Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or, with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

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If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18.       Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way

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permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19.       No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20.       No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

21.       REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

22.       Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

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23.       Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

24.       Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25.       Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.       Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

27.       Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the

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Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28.       Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC provisions of the Code.

29.       Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for

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properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30.       Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31.       Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific person designated in the related Mortgage Loan documents or a person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32.       Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-

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off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33.       Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.       Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of situations where default interest is imposed.

35.       Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (“IDA”) or similar leases for purposes of conferring a tax abatement.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)    The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related

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Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)    The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c)    The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)    The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)    Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)    The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)    The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)    A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)    The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)    Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a

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trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)    In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)    Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36.    Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37.    Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38.    No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

39.    Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40.    Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

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41.    Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

42.    Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43.    Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44.    Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45.    Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither

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the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46.    Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller and officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Barclays Capital Real Estate Inc.	Societe Generale Financial Corporation	UBS AG New York Branch	German American Capital Corporation	JPMorgan Chase Bank, National Association
None.	None.	None.	None.	None.

Bank of America, National Association	Starwood Mortgage Capital LLC	Goldman Sachs Mortgage Company	LMF Commercial, LLC
None.	None.	None.	None.
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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Barclays Capital Real Estate Inc.	Societe Generale Financial Corporation	UBS AG New York Branch	German American Capital Corporation	JPMorgan Chase Bank, National Association
None.	BioMed MIT Portfolio (Loan No. 2)	None.	BioMed MIT Portfolio (Loan No. 2)	BioMed MIT Portfolio (Loan No. 2)

Bank of America, National Association	Starwood Mortgage Capital LLC	Goldman Sachs Mortgage Company	LMF Commercial, LLC
None.	None.	BioMed MIT Portfolio (Loan No. 2)	None.
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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Barclays Capital Real Estate Inc.	Societe Generale Financial Corporation	UBS AG New York Branch	German American Capital Corporation	JPMorgan Chase Bank, National Association
None.	Hampton Heights Portfolio (Loan No. 25) Silver Swan Portfolio (Loan No. 27) Hopkins Street Portfolio (Loan No. 28)	None.	None.	None.
Bank of America, National Association	Starwood Mortgage Capital LLC	Goldman Sachs Mortgage Company	LMF Commercial, LLC
None.	Golden State Storage - Oak Avenue (Loan No. 24) Golden State Storage – Tropicana (Loan No. 32)	None.	None.
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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	32 Old Slip (Loan No. 7)	The related Mortgagor’s fee interest in the Mortgaged Property is encumbered by, and the mortgage is subordinate to, a Ground Lease.
(6) Lien; Valid Assignment	Leeton Leased Fee Portfolio (Loan No. 11)	The Mortgage Loan is secured by the related Mortgagor’s leased fee interest in each of the related Mortgaged Properties. The ground tenant at the Quad Cities Mortgaged Property has a right of first refusal to purchase such Mortgaged Property in the event of a proposed transfer of the Mortgaged Property. The right of first refusal does not apply to an acquisition of the Mortgaged Property by the lender in connection with a foreclosure, deed-in-lieu of foreclosure or otherwise, or to any subsequent sale thereof.
(7) Permitted Liens; Title Insurance	32 Old Slip (Loan No. 7)	Provided that the ground tenant at the Mortgaged Property is not in default under its Ground Lease with the Mortgagor, the ground tenant has a right of first offer in the event of a proposed transfer of the Mortgaged Property, the Ground Lease or 75% of the direct or indirect interest in the Mortgagor. Such right does not apply to foreclosures (or deeds in lieu thereof) by fee mortgagees or the first transfer following a foreclosure (or a deed in lieu thereof) by a fee mortgagee. In addition, during the 60th year of the Ground Lease, the ground tenant will have the option to purchase the related land and reversionary interest with 180 days’ written notice and delivery of a required deposit amount under the Ground Lease to the Mortgagor.
(7) Permitted Liens; Title Insurance	Leeton Leased Fee Portfolio (Loan No. 11)	See exception to Representation and Warranty No. 6, above.
(14) Actions Concerning Mortgage Loan	Leeton Leased Fee Portfolio (Loan No. 11)	The related borrower sponsors are defendants in a civil action filed by certain minority owners of a recreational summer camp for children in which the borrower sponsors acquired a controlling ownership interest on or around August 28, 2013. The plaintiffs allege that the borrower sponsors partook in a hostile takeover of the operating company of the camp by demanding 51% of the ownership interests in the operating company even though plaintiffs claim the defendants initially agreed to only take a 50% ownership interest (with the plaintiffs owning the other 50%) and are seeking an undetermined amount of damages and to compel the operating company of the summer camp to make disbursements. Although an initial action filed by the plaintiffs in January 2020 which contained causes of action for: (a) breaches of (i) employment contracts due to the plaintiffs being discharged and (ii) various other side letters, purchase agreements and contracts, (b) fraud by scheming to defraud the plaintiffs of their ownership in the camp and (c) breach of fiduciary duty by (i) denying access to books and records and (ii) failing to cause the operating company to make disbursements, the parties agreed to dismiss the action with prejudice. The plaintiffs filed a new action in May 2021 which contained causes of action for (a) breach of fiduciary duty in connection with (i) granting William Yahr (the camp director) an ownership interest in the operating company and (ii) failing to cause the operating company of the camp to make distributions and (b) breach of contract by granting Yahr an ownership interest in operating company. The borrower sponsors filed a motion for summary judgment in which the court dismissed the cause of action claiming a breach of fiduciary duty by granting Yahr an ownership interest in the operating company, but denied the remainder of the motion. The borrower sponsor appealed the decision, which is still pending before the court. In addition, the borrower sponsors are defendants in a civil action filed in 2024. The
D-2-1

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
plaintiff alleges he was retained by the borrower sponsors to identify certain commercial properties for acquisition in exchange for a salary of $50,000 and a 20% interest in any entities formed to own such properties. The plaintiff alleges that the borrower sponsors fraudulently induced the plaintiff into locating properties for the borrower sponsors by promising a 20% interest in any entities which were formed to own properties found by the plaintiff, breached their fiduciary duty by failing to give plaintiff 20% ownership interest in the entities formed to own the properties and excluded the plaintiff from management and is seeking 20% ownership in the entities formed to own the properties and damages in excess of $3,500,000. Oral arguments were held in April 2025 on a motion to dismiss filed by the borrower sponsor, which is pending decision by the related court.
(17) Insurance	32 Old Slip (Loan No. 7)	The Mortgage Loan documents permit the Mortgagor, as ground lessor, to rely on the insurance maintained by the related ground lessee provided that such insurance satisfies the conditions set forth in the Mortgage Loan documents. The Mortgage Loan documents require restoration and use of insurance proceeds in respect of a property loss to be governed by the Ground Lease. The Ground Lease provides that the ground lessee may elect whether or not to restore the improvements at the Mortgaged Property following a casualty. If the ground lessee elects to restore the improvements at the Mortgaged Property and the insurance proceeds are less than $15,000,000, the insurance proceeds will be paid to the ground lessee or its qualifying leasehold mortgagee. If the ground lessee elects to restore the improvements at the Mortgaged Property and the insurance proceeds are $15,000,000 or more, the insurance proceeds will be paid to a qualifying leasehold mortgagee or, if there is no qualifying leasehold mortgage, to an institutional lender selected by the fee mortgagee, or if there is no fee mortgage, to an institutional lender selected by the ground lessor. In each case, the insurance proceeds will be held in a trust in an eligible account to be applied to the repair or restoration of the improvements at the Mortgaged Property. If the ground lessee elects not to restore the improvements at the Mortgaged Property, the ground lessee will receive the insurance proceeds only after it has provided a letter of credit to the landlord under the Ground Lease in an amount equal to the pro rata portion of the present value of all base rent payable through the remainder of the term based on the percentage of space lease revenue affected by the casualty. Pursuant to the Mortgage Loan documents, the Mortgagee holds the letter of credit as additional collateral, subject to the terms of the Ground Lease.
(17) Insurance	32 Old Slip (Loan No. 7), Norton Links (Loan No. 9), Leeton Leased Fee Portfolio (Loan No. 11), and FedEx Ground Alexandria (Loan No. 30)	The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.
(17) Insurance	Leeton Leased Fee Portfolio (Loan No. 11)

The Mortgage Loan documents permit the Mortgagor to rely on insurance provided by the related ground tenants provided that, among other conditions, such insurance satisfies the requirements set forth in the Mortgage Loan documents.

D-2-2

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

In addition, in the event of a casualty the related ground leases permit the related leasehold lender (as opposed to the lender under the Mortgage Loan) to appoint a proceeds trustee to hold and disburse insurance proceeds, provided that such appointment is subject to the reasonable approval of the lender under the Mortgage Loan and such proceeds trustee is required to satisfy certain eligible institution requirements set forth in the applicable ground lease.

(17) Insurance	FedEx Ground Alexandria (Loan No. 30)	The Mortgage Loan documents permit the Mortgagor to rely on insurance provided by the sole tenant at the related Mortgaged Property provided that, among other conditions, such insurance satisfies the requirements set forth in the Mortgage Loan documents.
(25) Local Law Compliance	32 Old Slip (Loan No. 7)	Certain fire code, housing and preservation and building department violations are open at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to use commercially reasonable efforts to cause the related ground tenant to promptly pay, satisfy or otherwise fully discharge such violations. If the current Ground Lease ceases to be in full force and effect and the Mortgagor has not entered into a replacement Ground Lease in accordance with the terms of the related loan agreement, the Mortgagor is required to promptly pay, satisfy or otherwise fully discharge such violations.
(25) Local Law Compliance	Leeton Leased Fee Portfolio (Loan No. 11)

The portion of the Quad Cities Mortgaged Property located in Moline, Illinois (comprised of 70 multifamily units) is legal non-conforming as to use as multifamily developments in excess of 50 dwelling units are no longer permitted under the current zoning code without a special use permit (and the related Mortgagor has not obtained such a permit). If damage to the structure exceeds 50% or more of the fair market value, such structure may be restored to its existing number of units so long as the structure and property are in compliance with all other regulations of the related zoning code (i.e. all property conditions other than density are brought into conformance). The Mortgage Loan documents provide recourse to the guarantor for any losses to the lender arising out of or in connection with an inability to restore the portion of the Quad Cities Mortgaged Property located in Moline, Illinois to the same use with the same number of rentable square feet following a casualty.

In addition, certain building and housing code violations are open at the portion of the Quad Cities Mortgaged Property located in Davenport, Iowa (comprised of 120 multifamily units). The Mortgage Loan documents require the Mortgagor to cure such open violations and provide recourse to the guarantor for any losses to the lender arising out of or in connection with the open violations until cured.

(27) Recourse Obligations	32 Old Slip (Loan No. 7)	The Mortgage Loan documents do not provide for recourse for breach of environmental covenants; however, the Guarantor has entered into a separate environmental indemnity agreement.

D-2-3

UBS AG New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(14) Actions Concerning the Mortgage Loan	29-33 Ninth Avenue (Loan No. 3)	There are three existing mechanic’s lien on the property (one in the amount of $2,016,119.50; one in the amount of $8,960; and one in the amount of $4,411.18). The title company is holding $2,513,519.36 in escrow from the Mortgagor to satisfy such mechanic’s liens pursuant to a separate indemnity agreement between the title company and the Mortgagor. The same do not appear as exceptions in the title policy.
(17) Insurance	Rentar Plaza (Loan No. 1)	The Mortgage Loan documents permit he Mortgagor to maintain insurance policies which do not meet the requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”) so long as the Mortgagor has received the lender’s prior written consent thereto and confirmed that the lender has received rating agency confirmation with respect to any such Non-Conforming Policy.
(17) Insurance	29-33 Ninth Avenue (Loan No. 3)	The insurance required under the Mortgage Loan documents may be maintained by the condominium association or Midtown Equities LLC, an affiliate of the Mortgagor.
(17) Insurance	CorePharma Portfolio (Loan No. 12)	The Mortgage Loan documents permit the Mortgagors to rely on insurance provided by CorePharma, the sole tenant at the Mortgaged Properties provided that, among other conditions, (i) no event of default exists, (ii), all of the Mortgaged Property is demisted pursuant to the CorePharma lease, (iii) the CorePharma lease is in full force and effect, (iv) no material tenant trigger event exists, (v) the sole tenant is obligated pursuant to the terms and conditions of the CorePharma lease to maintain insurance consistent with the insurance requirements under the Mortgage Loan documents and (vi) the sole tenant performs its obligation under clause (v) in a timely manner and the Mortgagors provide evidence, in form and substance reasonably satisfactory to the lender, of such performance by the sole tenant in a timely manner.
(27) Recourse Obligations	Rentar Plaza (Loan No. 1)	The related Mortgage Loan documents do not provide recourse to a separate guarantor or environmental indemnitor that is distinct from the Mortgagor.
(27) Recourse Obligations	29-33 Ninth Avenue (Loan No. 3)	The Mortgage Loan documents do not provide for recourse for breach of environmental covenants; however the guarantor has executed an environmental indemnity that achieves the same result.
(28) Mortgage Releases	Rentar Plaza (Loan No. 1)	The Mortgage Loan documents provide that in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions if the Mortgagor delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as a REMIC.
(30) Acts of Terrorism Exclusion	Rentar Plaza (Loan No. 1)	All exceptions to Representation 17 are also exceptions to this representation 30.

D-2-4

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment (7) Permitted Liens; Title Insurance	Washington Square (Loan No. 5)

For so long as no event of default under the related Whole Loan exists, the Whole Loan documents prohibit the lender from selling any portion of the Mortgage Loan, other than sales of securities as a result of a securitization, to Simon Property Group, Brookfield Property Partners LP, Westfield Group, Taubman Centers, Inc., CBL & Associates, Pennsylvania Real Estate Investment Trust (PREIT), Washington Prime, Kimco Realty, Starwood Retail, Pyramid Management Group, Unibail-Rodamco, Ashkenazy Development Inc. or Centennial (or any entity controlled by any of the foregoing).

The Mortgagors have the right to obtain a PACE Loan (as defined below) for an amount not to exceed $10,000,000, without the consent of the lender or rating agency confirmation. “PACE Loan” means (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.

(6) Lien; Valid Assignment	BioMed MIT Portfolio (Loan No. 2)

Each of the individual Mortgaged Properties is subject to (i) a lease by the Massachusetts Institution of Technology, as the landlord (“MIT”), and a wholly-owned subsidiary of MIT, as the tenant (the “Prime Lessee”) (the “Prime Ground Lease”) and (ii) a lease by the Prime Lessee, as the landlord (in such capacity, the “Sub-Landlord”), and the borrower, as the tenant (the “Sub-Ground Lease”). Pursuant to each of the Sub-Ground Leases, the borrower has granted to the Sub-Landlord (i) a right of first refusal to finance the applicable BioMed MIT Portfolio property, which the Sub-Landlord waived in connection with the making of the BioMed MIT Whole Loan and (ii) a right of first refusal to purchase the sub-ground leasehold interest in the premises and its interest in the improvements in the event that the borrower receives a bona fide offer from any third party to purchase its sub-ground leasehold interest. In each of the Sub-Ground Leases, the right of first refusal does not apply in connection with an offer or bid received in connection with a deed or grant in lieu of foreclosure, the sale in foreclosure by a first mortgagee, or a sale by a first mortgagee or its nominee subsequent to acquiring title through a deed or grant in lieu of foreclosure. Sub-Landlord assigned its right of first refusal contained in each of the Sub-Ground Leases to MIT. Each of the Prime Ground Leases also contains the foregoing right of first refusal, granted in favor of MIT, which does not apply in connection with a foreclosure of the Sub-Landlord’s interest in the Prime Ground Lease.

The lender may (i) sell or otherwise transfer the Whole Loan as an entire loan or sell or otherwise transfer or syndicate, or sell participations in, all or any portion of the Whole Loan and the Whole Loan documents, except that any such sale, transfer, syndication or participation (but not a Securitization, as defined below) may only be to an eligible assignee as more fully described in the Whole Loan documents or (ii) consummate one or more private or public securitizations of rated or unrated single-class or multi-class securities secured by or evidencing ownership interests in all or any portion of the Mortgage Loan and the Mortgage Loan documents (a “Securitization”).

D-2-5

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	Washington Square (Loan No. 5)	The Mortgage Loan documents permit (i) a property insurance deductible of up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property subject to a $500,000 minimum and (ii) a liability insurance deductible up to $500,000.
(17) Insurance	Washington Square (Loan No. 5)	The Mortgage Loan documents permit the Mortgagor to maintain insurance policies which do not meet the requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”) so long as the Mortgagor has received the lender’s prior written consent thereto and confirmed that the lender has received rating agency confirmation with respect to any such Non-Conforming Policy.
(17) Insurance	Rentar Plaza (Loan No. 1)	The Mortgage Loan documents permit the Mortgagor to maintain insurance policies which do not meet the requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”) so long as the Mortgagor has received the lender’s prior written consent thereto and confirmed that the lender has received rating agency confirmation with respect to any such Non-Conforming Policy.
(17) Insurance	BioMed MIT Portfolio (Loan No. 2)	The threshold at or above which the lender has the right to hold and disburse insurance proceeds is, with respect to an individual Mortgaged Property, the greater of (x) 10% of the sum of the allocated loan amount of such individual Mortgaged Property, and, if applicable, the allocated loan amount for such individual Mortgaged Property under any related mezzanine loan and (y) 5% of the sum of the outstanding principal amount of the related Whole Loan and, if applicable, the outstanding principal amount of any related mezzanine loan.
(27) Recourse Obligations	All GACC Mortgage Loans	In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
(27) Recourse Obligations	Washington Square (Loan No. 5)

Recourse for voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents are limited to damages under the Mortgage Loan Documents, rather than full recourse.

Recourse for damages for misappropriation of rents after an event of default, insurance proceeds, or condemnation awards is limited to intentional misappropriation.

The Mortgage Loan documents do not expressly provide for recourse for misappropriation of security deposits.

D-2-6

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Recourse Obligations	Rentar Plaza (Loan No. 1)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Mortgage Loan or the related Whole Loan.
(27) Recourse Obligations	BioMed MIT Portfolio (Loan No. 2)

Clause (a)(ii) is limited to affirmative collusion in writing.

Clause (a)(iii) is not a full recourse item (but loss recourse).

The non-recourse carveout guarantor’s liability with respect to the items in clause (a)(i) and (a)(ii) are limited to 15% of the outstanding Whole Loan amount (but in no event will the carveout guarantor’s aggregate liability be less than $100,000,000), plus costs of enforcement.

With respect to clause (b)(i): security deposits, recourse is limited to after an event of default, and all recourse under clause (b)(i) is limited such that it will not be deemed misappropriation to the extent such amounts are applied to pay costs and expenses incurred in connection with the ownership, operation or management of the Mortgaged Properties in accordance with the terms of the Whole Loan documents or applied to pay other obligations required to be paid pursuant to the Whole Loan documents, or otherwise delivered to the lender.

With respect to clause (b)(iii), the environmental covenants do not trigger recourse to the guarantor, except, subject to a cap equal to the aggregated PLL policy limit of $20,000,000 per incident and $25,000,000 in the aggregate for the Mortgaged Properties, to the extent that the Mortgagors obtain a pollution legal liability policy (the “PLL Policy”) that does not run through at least two years past the then-current maturity date of the Whole Loan (the “Required PLL Period”) and the Mortgagors fail to renew, replace or extend such PLL Policy through the Required PLL Period as required under the Whole Loan documents, any liability pursuant to the related environmental indemnity agreement that first arises after the expiration of such PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period, except to the extent such loss is caused by or results from the gross negligence or willful misconduct of the lender.

With respect to (b)(iii), there is no separate environmental indemnitor with respect to the Whole Loan.

(28) Mortgage Releases	All GACC Mortgage Loans	In most cases, the Mortgage Loan documents provide that in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions if the Mortgagor delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as a REMIC.

D-2-7

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(28) Mortgage Releases	BioMed MIT Portfolio (Loan No. 2)

The related Mortgagors may at any time obtain the release of an individual Mortgaged Property (each, a “Release Property”) from the lien of the Whole Loan and the release of the applicable Mortgagor’s obligations under the Whole Loan documents with respect to the released Mortgaged Property, subject to the satisfaction of certain conditions, including, among other conditions, (a) (x) if prior to December 9, 2034 (the “Permitted Par Prepayment Date”), the Mortgagors have completed a defeasance of the portion of the Whole Loan in connection with the release of an individual Mortgaged Property (the “Property Partial Defeasance”) by partially defeasing the Whole Loan in an amount equal to the applicable Release Amount, plus the applicable lender’s allocation of any amount of the Whole Loan that need to be reduced for the debt service coverage ratio after such partial release to equal the debt service coverage ratio at loan origination or the applicable Low DSCR Release Amount (as defined below), all in accordance with the applicable terms and conditions of the Whole Loan documents or (y) if on or after the Permitted Par Prepayment Date, the Mortgagors have paid the applicable Release Amount; and (b) satisfaction of REMIC related requirements. As used herein, “Release Amount”, means, for an individual Mortgaged Property, the lesser of: (a) the outstanding debt amount (plus interest and any other amounts that may be due); or (b) an amount equal to the allocated loan amount for such Release Property (the “Allocated Loan Amount”) multiplied by (1) 105% until such time that the outstanding Whole Loan amount has been reduced to $927,500,000 and (2) thereafter, 110%.

In addition, if the debt service coverage ratio requirement in connection with a partial release is not satisfied and the release of an individual Mortgaged Property is in connection with an arms-length transaction to a third party (provided that if a Blackstone entity controls the related Mortgagor, such transfer may be to an affiliate in certain circumstances), or pursuant to a tenant purchase option, the Mortgagors may obtain the release of such Mortgaged Property upon a partial defeasance of the Whole Loan in an amount (the “Low DSCR Release Amount”) equal to the lesser of (i) 100% of the net sales proceeds derived from the sale of such individual Mortgaged Property and (ii) the greater of (x) the applicable Release Amount for such individual Mortgaged Property and (y) an amount necessary to, after giving effect to such release, satisfy the foregoing debt service coverage ratio requirement. Such provision may result in a Mortgaged Property being released upon prepayment or defeasance of an amount that is less than its Allocated Loan Amount, subject to satisfaction of REMIC related requirements.

In the event of any release of a portion of an individual Mortgaged Property (each, an “Individual Property”) that is not (x) a full Individual Property release subject to the Whole Loan documents or (y) a release of any parcels or rights that are non-income producing or not essential to the operation of the Mortgaged Properties in accordance with the Whole Loan documents, the lender has agreed that consent to such release is not required to be conditioned upon a partial defeasance of the Loan in excess of the lesser of (x) the lender’s allocation of 100% of the net sales proceeds derived from the sale of such portion of such Individual Property or (y) the agreed upon release amount for the release of such portion of the Individual Property, unless a greater amount is required to be partially defeased in order for the securitization to maintain its status as a REMIC trust. In connection with a release in connection with any purchase option granted to a tenant (each such purchase option, a “Tenant Purchase Option”, and any such release, a “Tenant Purchase Option Release”), the amount of the outstanding Whole Loan amount required to be partially defeased by the Mortgagor in connection with such Tenant Purchase Option Release must be equal to the lesser of (i) the lender’s allocation of 100% of the net sales proceeds derived from the exercise of the Tenant Purchase Option and (ii) the greater of (1) an amount necessary to, after giving

D-2-8

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

effect to such release, satisfy the debt service coverage ratio required in connection with any partial release in accordance with the Whole Loan documents and (2) the applicable Release Amount for the Release Property. Such provision may result in a Mortgaged Property or portion thereof being released upon prepayment or defeasance of an amount that is less than its Allocated Loan Amount, subject to satisfaction of REMIC related requirements.

(29) Financial Reporting and Rent Rolls	BioMed MIT Portfolio (Loan No. 2)	With respect to annual financials, the Mortgagors must provide a complete copy of the Mortgagors’ (or, at the Mortgagors’ election, any direct or indirect owner of the Mortgagors; provided that as of the date of such annual financial statements, the aggregate square footage of the improvements at the Mortgaged Properties accounts for 80% or more of the aggregate rentable square footage at all Mortgaged Properties owned directly or indirectly by such entity) annual financial statements audited by a Big Four accounting firm or other independent certified public accountant reasonably approved by Lender and prepared in accordance with approved accounting principles.
(30) Acts of Terrorism Exclusion	All GACC Mortgage Loans	All exceptions to Representation 17 are also exceptions to this Representation 30.
(30) Acts of Terrorism Exclusion	Washington Square (Loan No. 5)	The Mortgage Loan documents permit terrorism insurance to be maintained under a blanket policy that covers more than one location within a one thousand foot radius of the Mortgaged Property (the “Radius”), and such coverage is permitted to be in an amount equal to not less than $1,000,000,000 per occurrence rather than in the amount of the aggregate insurable values of the properties within the Radius.
(30) Acts of Terrorism Exclusion	BioMed MIT Portfolio (Loan No. 2)	The Mortgage loan documents permit terrorism insurance to be written by a non-rated captive insurer owned by Gryphon Core, LLC through one of its protective cells (“Gryphon”), subject to satisfaction of the conditions set forth in the Mortgage Loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Gryphon will be reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement.
(31) Due on Sale or Encumbrance	BioMed MIT Portfolio (Loan No. 2)

The Whole Loan documents permit free transfers or pledges of interests in an Excluded Entity. As used herein, “Excluded Entity” is defined as any entity comprising Initial Sponsor or any other Approved Sponsor Entity or any direct or indirect legal or beneficial owner (including, without limitation, any shareholder, partner, member and/or non-member manager) of any entity comprising Initial Sponsor or any other Approved Sponsor Entity. “Initial Sponsor” means certain Blackstone funds specified or described in the Whole Loan documents. “Approved Sponsor Entity” means any entity comprising Initial Sponsor and/or certain Blackstone funds specified or described in the Whole Loan documents, as well as other Blackstone affiliates as described in the Whole Loan documents.

The Whole Loan documents provide that none of the Mortgagor, any mezzanine borrower, or any other direct or indirect equity holder in the Mortgagor up to the first direct or indirect holder that has substantial assets other than its indirect interest in the Mortgaged Properties (each, a “Restricted Pledge Party”), other than the Mortgagor or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such

D-2-9

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan.

Upon satisfaction of certain conditions set forth in the Whole Loan documents, certain transfers are permitted without the lender’s consent, including, without limitation, after giving effect to such sale or pledge, (A) one or more of the, among other entities, initial sponsor and any Blackstone fund entity (each, an “Approved Sponsor Entity”) must individually or collectively, directly or indirectly, own the applicable Required Ownership Interest, where “Required Ownership Interest” means (i) for so long as one or more Approved Sponsor Entities individually or collectively controls the Mortgagor and the related mezzanine borrower, not less than 5% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower, or (ii) in the event that an Approved Sponsor Entity does not individually or collectively control the Mortgagor and the related mezzanine borrower, not less than 15% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower.

(32) Single-Purpose Entity	Washington Square (Loan No. 5)	In a certificate delivered in connection with the origination of the Mortgage Loan, the Mortgagors certified that, to their knowledge since its formation, the Mortgagor PPR Washington Square has never owned any property other than its fee interest in the Mortgaged Property, and (1) until February 13, 2025, adjacent real property conveyed to PPR Square Too LLC and (2) until January 4, 2023, adjacent real property condemned by the State of Oregon Department of Transportation for public use.
(33) Defeasance	BioMed MIT Portfolio (Loan No. 2)	All exceptions to Representation 28 are also exceptions to this Representation 33.
(33) Defeasance	Washington Square (Loan No. 5)	In connection with a defeasance, the Mortgagors’ obligation to pay servicing fees is capped at $25,000.
(35) Ground Leases	BioMed MIT Portfolio (Loan No. 2)

Under each related Sub-Ground Lease securing the Whole Loan (which, for the avoidance of doubt, is not secured by the Prime Ground Leases):

With respect to clause (b), the Sub-Ground Lease cannot be modified, terminated, amended, altered or cancelled by the landlord, nor will a surrender of the premises be accepted by the landlord, without the prior written consent of the lender (unless such amendment is permitted pursuant to the related loan documents and the Mortgagor warrants and represents same to Sub-Lessor). Under the related Whole Loan documents, the Mortgagor may not, without the prior consent of the lender (which consent may not be unreasonably withheld, conditioned or delayed), modify, change, supplement, alter or amend the Sub-Ground Lease in a manner that could reasonably be expected to result in a material adverse effect on the applicable individual Mortgaged Property.

With respect to clause (e), each Mortgagor has the right to assign its sublease to the lender and a securitization trust. However, any subsequent transfers after a foreclosure or enforcement action would require satisfaction of the transfer provisions, including

D-2-10

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

confirmation from the landlord that the proposed transferee satisfies the transferee requirements, which include that the Mortgagee must be an “Approved First Mortgagee”. An “Approved First Mortgagee” means, subject to certain additional conditions set forth in each related sublease, (A) any mortgage lender approved by the landlord or (B) any one or combination of the following persons: (i) any bank, trust company or national banking association, acting for its own account or in a fiduciary capacity; (ii) any charitable foundation or eleemosynary institution other than an educational institution or charitable or nonprofit organization which by its ownership of the premises would cause the same to be exempt from property taxes under the laws of the Commonwealth of Massachusetts and other than an educational institution or charitable or nonprofit organization with a principal office in the City of Cambridge; (iii) any insurance company; (iv) any pension or retirement trust or fund for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, or if self-managed, having gross assets of at least $50,000,000; (v) any investment company, as defined in the Investment Company Act of 1940, as amended; (vi) any government or public employees' pension or retirement system, or any other governmental agency supervising the investment of public funds; (vii) “real estate investment trust,” as defined in Section 856 of the Internal Revenue Code of 1954, as amended, or any subsidiary thereof, the shares of which are traded on a nationally recognized stock exchange, or (viii) any federal or state government agency or body politic and corporate incorporated under the laws of the Commonwealth of Massachusetts or corporations established by federal law; provided that in the case of each of clauses (i)-(vii) above: (a) such person is not an affiliate; (b) such person has a reputation of high quality; (c) such person has, in the reasonable opinion of Sub-Landlord, the qualifications, experience and financial responsibility required to employ and administer the personnel and/or independent contractors necessary to fulfill the obligations contained in the Sub-Ground Lease for the continued first class management and operation of the related improvements; (d) the transaction of business with such person shall not violate or conflict with any written policy of Sub-Landlord in effect prior to the date on which Sub-Landlord receives a request for confirmation that such person meets the requirements for an Approved First Mortgagee; (e) if such person is chartered, or directly controlled by a person chartered, in a country other than the United States of America, the transaction of business with such person shall not violate or otherwise be in conflict with any law, regulation, order or decree of the government of the United States of America; and (f) the information concerning such person required pursuant to the provisions of the Sub-Ground Lease has been submitted to Sub-Landlord in conformity with such provisions.

With respect to clause (i), without the Sub-Landlord’s prior consent, the tenant may not enter into any subleases (i) covering an aggregate rentable floor area greater than 25,000 square feet, (ii) having a term longer than 10 years (including options to extend), (iii) having a term which extends beyond the term of the Sub-Ground Lease, (iv) providing parking in garage facilities at less than fair market rents or fees, or (v) with an affiliate, without the prior consent of the landlord, not to be unreasonably withheld.

With respect to clause (j), with respect to casualty proceeds, if the total amount of the proceeds exceeds $100,000, the proceeds are required to be paid into an escrow account with an escrow agent appointed by Approved First Mortgagee, which has the right to appoint itself as the escrow agent. Payments from the escrow account are required to be made in accordance with the Sub-Ground Lease (i.e., on a progress payment basis against architect certified vouchers). Unless the Sub-Ground Lease is being terminated, the tenant must fully restore the improvements, and the insurance

D-2-11

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

proceeds must be used for such purpose. Unless there is substantial damage or destruction (i) which damage is such that the reconstruction of economically viable improvements is not practicable (as jointly agreed upon by the tenant and the Sub-Ground Landlord, or if the parties cannot agree, as determined by an arbitrator), or (ii) which damage occurs during the last five years of the term, in which event the tenant has the right to terminate the lease, provided that any mortgagee must consent thereto in writing. With respect to a condemnation, the full amount of any award is required to be paid into an escrow account with an escrow agent appointed by the mortgagee. The mortgagee has the right to appoint itself as the escrow agent. The Sub-Landlord and the tenant are required to attempt to fairly allocate the award between the Sub-Landlord and the tenant (taking into account any restoration obligation of the tenant). If the parties are unable to agree on an allocation, the allocation is required to be made pursuant to the arbitration provisions set forth in the Sub-Ground Lease.

With respect to clause (k), the full amount of any award is required to be paid into an escrow account with an escrow agent appointed by a mortgagee, which has the right to appoint itself as the escrow agent. The Sub-Landlord and the tenant are required to attempt to fairly allocate the award between the Sub-Landlord and the tenant (taking into account any restoration obligation of the tenant). If the parties are unable to agree on an allocation, the allocation will be made pursuant to the arbitration provisions set forth in the Sub-Ground Lease.

D-2-12

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	BioMed MIT Portfolio (Loan No. 2)

Each of the individual Mortgaged Properties is subject to (i) a lease by the Massachusetts Institution of Technology, as the landlord (“MIT”), and a wholly-owned subsidiary of MIT, as the tenant (the “Prime Lessee”) (the “Prime Ground Lease”) and (ii) a lease by the Prime Lessee, as the landlord (in such capacity, the “Sub-Landlord”), and the borrower, as the tenant (the “Sub-Ground Lease”). Pursuant to each of the Sub-Ground Leases, the borrower has granted to the Sub-Landlord (i) a right of first refusal to finance the applicable BioMed MIT Portfolio property, which the Sub-Landlord waived in connection with the making of the BioMed MIT Whole Loan and (ii) a right of first refusal to purchase the sub-ground leasehold interest in the premises and its interest in the improvements in the event that the borrower receives a bona fide offer from any third party to purchase its sub-ground leasehold interest. In each of the Sub-Ground Leases, the right of first refusal does not apply in connection with an offer or bid received in connection with a deed or grant in lieu of foreclosure, the sale in foreclosure by a first mortgagee, or a sale by a first mortgagee or its nominee subsequent to acquiring title through a deed or grant in lieu of foreclosure. Sub-Landlord assigned its right of first refusal contained in each of the Sub-Ground Leases to MIT. Each of the Prime Ground Leases also contains the foregoing right of first refusal, granted in favor of MIT, which does not apply in connection with a foreclosure of the Sub-Landlord’s interest in the Prime Ground Lease.

The Mortgagee may (i) sell or otherwise transfer the Whole Loan as an entire loan or sell or otherwise transfer or syndicate, or sell participations in, all or any portion of the Whole Loan and the Whole Loan documents, except that any such sale, transfer, syndication or participation (but not a Securitization, as defined below) may only be to an eligible assignee as more fully described in the Whole Loan documents or (ii) consummate one or more private or public securitizations of rated or unrated single-class or multi-class securities secured by or evidencing ownership interests in all or any portion of the Mortgage Loan and the Mortgage Loan documents (a “Securitization”).

(6) Lien; Valid Assignment	Marriott World Headquarters (Loan No. 4)	The lease with the single tenant at the Mortgaged Property, Marriott International Administrative Services Inc (“Marriott”), prohibits the transfer of beneficial ownership of the Mortgaged Property to certain competitors, including Hilton, IHG, Choice, Hyatt or any other entity that has the power to direct or influence the management and policies of a company that operates or licenses a chain of lodging facilities totaling at least 50 full service hotels or 125 select service hotels that directly competes with Marriott or its affiliates (“Competitors”). Such restriction will not apply to a transfer to a portfolio or institutional investor, including, private equity firms, investment management firms, hedge funds, institutional owners or development firms (such as but not limited to The Blackstone Group, L.P., The Related Companies and Host Hotels) that directly or indirectly own or control individual hotels or a Competitor as part of its holdings (but the value of a Competitor must not be more than 35% of portfolio holdings of the investor and its controlled affiliates, including managed funds).
(7) Permitted Liens; Title Insurance.	Marriott World Headquarters (Loan No. 4)	See exception to Representation 7.
(17) Insurance	BioMed MIT Portfolio (Loan No. 2)	The threshold at or above which the lender has the right to hold and disburse insurance proceeds is, with respect to an individual Mortgaged Property, the greater of (x) 10% of the sum of the allocated loan amount of such individual Mortgaged Property, and, if applicable, the allocated loan amount for such individual Mortgaged Property under any related mezzanine loan and (y) 5% of the sum of the outstanding principal amount of the related Whole Loan and, if
D-2-13

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
applicable, the outstanding principal amount of any related mezzanine loan.
(17) Insurance	Coastal Equities (Loan No. 6)

The Mortgagors are permitted to finance the payment of the insurance premiums through a third-party premium financing company under a premium finance agreement (the “Premium Finance Agreement”), provided (A) the Mortgagors are required to submit to the lender evidence of payment of each and every installment due under the Premium Finance Agreement as each installment becomes due and payable; and (B) the premium financing company must have agreed to provide the lender with notice in the event of cancellation of the Policies that are subject to the Premium Finance Agreement.

The Mortgagors may rely on any tenant maintaining all or a portion of the property insurance coverage required under the Mortgage Loan documents to the extent, among other conditions (i) such tenant is in actual, physical possession of the entire leased premises and is open to the public for business during customary hours, (iii) such tenant has satisfied all insurance requirements set forth in its lease and is permitted to maintain insurance for the applicable individual Mortgaged Property pursuant to its lease, (iv) such tenant has provided third-party insurance which satisfies the insurance requirements set forth in the Mortgage Loan documents, (v) such tenant’s lease provides that such lease will remain in full force and effect without any right to rental abatement following a casualty or to the extent such tenant’s lease is terminated following any casualty, the applicable insurance proceeds will be deposited with the Mortgagors and/or the lender, (A) the lender is named as a loss payee, as required pursuant to the Mortgage Loan documents, on each of the insurance policies maintained by such tenant and (B) the Mortgagors are named as an additional insured or additional named insured on each of the insurance policies maintained by such tenant (collectively the “Tenant Insurance Conditions”). If any of the Tenant Insurance Conditions are not satisfied, the Mortgagors are required to, at the Mortgagors’ sole cost and expense, promptly procure and maintain either (x) “primary” insurance coverage in the event that the tenant under the lease does not provide the applicable insurance coverage required in the Mortgage Loan documents “excess and contingent” insurance coverage, in the event that the tenant under the lease does not have sufficient insurance coverage to meet the requirements in the Mortgage Loan documents, in each case, over and above any other valid and collectible coverage then in existence, as will be necessary to bring the insurance coverage for the Mortgaged Property into full compliance with all of the terms and conditions under the Mortgage Loan documents.

(17) Insurance	Marriott World Headquarters (Loan No. 4)	The related Mortgaged Loan documents permit the Mortgagor to rely on the insurance provided by Marriott International Administrative Services, Inc., the sole tenant at the Mortgaged Property, under the terms of its lease.
(17) Insurance	Adini Portfolio (Loan No. 33)	The threshold above which the Mortgagee has the right to hold and disburse the insurance proceeds is $250,000 instead of 5% of the then-outstanding principal amount of the Mortgage Loan. The Mortgagor are required to make monthly debt service payments of a fixed monthly amount consisting of principal and interest.
(25) Local Law Compliance	Coastal Equities (Loan No. 6)	The individual Mortgaged Properties identified on Annex A-1 as Glenwood Shopping Plaza, Hungarybrook Shopping Center, Collins Plaza, Northeast Plaza, The Home Depot have various open code violations, which the Mortgagors are required to clear within 60 following loan origination (with applicable extensions as provided in the Mortgage Loan documents). The Mortgage Loan documents
D-2-14

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
provide for non-recourse carveout for losses associated with failure to resolve such open code violations.
(27) Recourse Obligations	BioMed MIT Portfolio (Loan No. 2)

Clause (a)(ii) is limited to affirmative collusion in writing.

Clause (a)(iii) is not a full recourse item (but loss recourse).

The non-recourse carveout guarantor’s liability with respect to the items in clause (a)(i) and (a)(ii) are limited to 15% of the outstanding Whole Loan amount (but in no event will the carveout guarantor’s aggregate liability be less than $100,000,000), plus costs of enforcement.

With respect to clause (b)(i): security deposits, recourse is limited to after an event of default, and all recourse under clause (b)(i) is limited such that it will not be deemed misappropriation to the extent such amounts are applied to pay costs and expenses incurred in connection with the ownership, operation or management of the Mortgaged Properties in accordance with the terms of the Whole Loan documents or applied to pay other obligations required to be paid pursuant to the Whole Loan documents, or otherwise delivered to the Mortgagee.

With respect to clause (b)(iii), the environmental covenants do not trigger recourse to the guarantor, except, subject to a cap equal to the aggregated PLL policy limit of $20,000,000 per incident and $25,000,000 in the aggregate for the Mortgaged Properties, to the extent that the Mortgagors obtain a pollution legal liability policy (the “PLL Policy”) that does not run through at least two years past the then-current maturity date of the Whole Loan (the “Required PLL Period”) and the Mortgagors fail to renew, replace or extend such PLL Policy through the Required PLL Period as required under the Whole Loan documents, any liability pursuant to the related environmental indemnity agreement that first arises after the expiration of such PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period, except to the extent such loss is caused by or results from the gross negligence or willful misconduct of the lender.

With respect to (b)(iii), there is no separate environmental indemnitor with respect to the Whole Loan.

The obligations of the Mortgagor, as environmental indemnitor, under the related environmental indemnity agreement will terminate and be of no further force and effect on the second anniversary of the date on which the Mortgage Loan is paid in full in the ordinary course, provided that, among other conditions, the Mortgagor, at its sole cost and expense, delivers to the indemnitee an environmental assessment report relating to the Mortgaged Property, in form and substance reasonably acceptable to the indemnitee and otherwise in accordance with the environmental indemnity agreement.

(27) Recourse Obligations	Adini Portfolio (Loan No. 33)

The obligations of the Mortgagor, as environmental indemnitor, under the related environmental indemnity agreement will terminate and be of no further force and effect on the second anniversary of the date on which the Mortgage Loan is paid in full in the ordinary course, provided that, among other conditions, the Mortgagor, at its sole cost and expense, delivers to the indemnitee an environmental assessment report relating to the Mortgaged Property, in form and substance reasonably acceptable to the indemnitee and otherwise in accordance with the environmental indemnity agreement.

D-2-15

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

The non-recourse carveout guarantor of the Mortgage Loan is an entity incorporated and domiciled in Israel. Pursuant to Israel’s Foreign Judgments Enforcement Law, the Israeli courts may recognize a foreign judgment or declare it to be enforceable if a lawsuit is filed for a successful declaration that a judgment is enforceable, satisfying certain conditions under the Foreign Judgments Enforcement Law, including, without limitation, that the judgment (a) must be in a civil matter, (b) is given by a court of competent jurisdiction, (c) must be final and no longer appealable, and (d) must be no more than five years old.

(27) Recourse Obligations	Marriott World Headquarters (Loan No. 4)

There is no separate non-recourse carveout guarantor or environmental indemnitor with respect to the Whole Loan. Only the single-purpose entity Mortgagor is (i) obligated under the non-recourse carveout provisions in the related loan agreement (such provisions are not guaranteed by a separate entity) and (ii) an indemnitor under the environmental indemnity agreement.

The losses carveout for misappropriation of insurance proceeds or condemnation awards is limited to intentional misappropriation by the Mortgagor.

In lieu of an environmental indemnity from an entity other than the Mortgagor, the related loan documents require the Mortgagor to maintain environmental impairment liability insurance against claims for pollution and remediation legal liability for existing conditions coverage as well as new conditions coverage for first-party and third-party claims related to the Mortgaged Property.

The related loan documents do not include losses carveouts relating to misappropriation of rents after an event of default and security deposits. They do include similar losses carveouts with respect to (i) the Mortgagor’s failure to apply any rents received during the continuance of an event of default to amounts due under the loan documents or to operating expenses which are in accordance with the manner the Mortgagor operated the Mortgaged Property prior to such event of default other than those payable to affiliates of the Mortgagor unless such affiliate payments are pursuant to an arm's length agreement on market terms and any such agreement existed prior to an event of default; and (ii) any security deposits actually collected by the Mortgagor from tenants which are not delivered to the lender upon a foreclosure of the Mortgaged Property or action in lieu thereof, except to the extent such security deposits were applied in accordance with the terms the related leases. The obligations of the Mortgagor, as environmental indemnitor, under the related environmental indemnity agreement will terminate and be of no further force and effect on the date that is one year after the date on which the Mortgage Loan is paid in full in the ordinary course, provided that, among other conditions, the Mortgagor delivers to the indemnitee an environmental assessment report relating to the Mortgaged Property, in form and substance reasonably acceptable to the indemnitee and otherwise in accordance with the environmental indemnity agreement.

(28) Mortgage Releases	BioMed MIT Portfolio (Loan No. 2)

The related Mortgagors may at any time obtain the release of an individual Mortgaged Property (each, a “Release Property”) from the lien of the Whole Loan and the release of the applicable Mortgagor’s obligations under the Whole Loan documents with respect to the released Mortgaged Property, subject to the satisfaction of certain conditions, including, among other conditions, (a) (x) if prior to December 9, 2034 (the “Permitted Par Prepayment Date”), the Mortgagors have completed a defeasance of the portion of the Whole Loan in connection with the release of an individual Mortgaged Property (the “Property Partial Defeasance”) by partially defeasing the Whole Loan in an amount equal to the applicable Release Amount, plus the applicable lender’s allocation of any

D-2-16

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

amount of the Whole Loan that need to be reduced for the debt service coverage ratio after such partial release to equal the debt service coverage ratio at loan origination or the applicable Low DSCR Release Amount (as defined below), all in accordance with the applicable terms and conditions of the Whole Loan documents or (y) if on or after the Permitted Par Prepayment Date, the Mortgagors have paid the applicable Release Amount; and (b) satisfaction of REMIC related requirements. As used herein, “Release Amount”, means, for an individual Mortgaged Property, the lesser of: (a) the outstanding debt amount (plus interest and any other amounts that may be due); or (b) an amount equal to the allocated loan amount for such Release Property (the “Allocated Loan Amount”) multiplied by (1) 105% until such time that the outstanding Whole Loan amount has been reduced to $927,500,000 and (2) thereafter, 110%.

In addition, if the debt service coverage ratio requirement in connection with a partial release is not satisfied and the release of an individual Mortgaged Property is in connection with an arms-length transaction to a third party (provided that if a Blackstone entity controls the related Mortgagor, such transfer may be to an affiliate in certain circumstances), or pursuant to a tenant purchase option, the Mortgagors may obtain the release of such Mortgaged Property upon a partial defeasance of the Whole Loan in an amount (the “Low DSCR Release Amount”) equal to the lesser of (i) 100% of the net sales proceeds derived from the sale of such individual Mortgaged Property and (ii) the greater of (x) the applicable Release Amount for such individual Mortgaged Property and (y) an amount necessary to, after giving effect to such release, satisfy the foregoing debt service coverage ratio requirement. Such provision may result in a Mortgaged Property being released upon prepayment or defeasance of an amount that is less than its Allocated Loan Amount, subject to satisfaction of REMIC related requirements.

In the event of any release of a portion of an individual Mortgaged Property (each, an “Individual Property”) that is not (x) a full Individual Property release subject to the Whole Loan documents or (y) a release of any parcels or rights that are non-income producing or not essential to the operation of the Mortgaged Properties in accordance with the Whole Loan documents, the lender has agreed that consent to such release is not required to be conditioned upon a partial defeasance of the Loan in excess of the lesser of (x) the lender’s allocation of 100% of the net sales proceeds derived from the sale of such portion of such Individual Property or (y) the agreed upon release amount for the release of such portion of the Individual Property, unless a greater amount is required to be partially defeased in order for the securitization to maintain its status as a REMIC trust. In connection with a release in connection with any purchase option granted to a tenant (each such purchase option, a “Tenant Purchase Option”, and any such release, a “Tenant Purchase Option Release”), the amount of the outstanding Whole Loan amount required to be partially defeased by the Mortgagor in connection with such Tenant Purchase Option Release must be equal to the lesser of (i) the lender’s allocation of 100% of the net sales proceeds derived from the exercise of the Tenant Purchase Option and (ii) the greater of (1) an amount necessary to, after giving effect to such release, satisfy the debt service coverage ratio required in connection with any partial release in accordance with the Whole Loan documents and (2) the applicable Release Amount for the Release Property. Such provision may result in a Mortgaged Property or portion thereof being released upon prepayment or defeasance of an amount that is less than its Allocated Loan Amount, subject to satisfaction of REMIC related requirements.

The Mortgage Loan documents provide that in the event of a condemnation or taking of any portion of the Mortgaged Property by a state or any political subdivision or authority thereof, whether by

D-2-17

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

legal proceeding or by agreement, the Mortgagor may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions if the Mortgagor delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as a REMIC.

(29) Financial Reporting and Rent Rolls	BioMed MIT Portfolio (Loan No. 2)	With respect to annual financials, the Mortgagors must provide a complete copy of the Mortgagors’ (or, at the Mortgagors’ election, any direct or indirect owner of the Mortgagors; provided that as of the date of such annual financial statements, the aggregate square footage of the improvements at the Mortgaged Properties accounts for 80% or more of the aggregate rentable square footage at all Mortgaged Properties owned directly or indirectly by such entity) annual financial statements audited by a Big Four accounting firm or other independent certified public accountant reasonably approved by Lender and prepared in accordance with approved accounting principles.
(30) Acts of Terrorism Exclusion	BioMed MIT Portfolio (Loan No. 2)	The Mortgage loan documents permit terrorism insurance to be written by a non-rated captive insurer owned by Gryphon Core, LLC through one of its protective cells (“Gryphon”), subject to satisfaction of the conditions set forth in the Mortgage Loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Gryphon will be reinsured with a cut through endorsement acceptable to the Mortgagee and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement.
(31) Due on Sale or Encumbrance	BioMed MIT Portfolio (Loan No. 2)

The Whole Loan documents permit free transfers or pledges of interests in an Excluded Entity. As used herein, “Excluded Entity” is defined as any entity comprising Initial Sponsor or any other Approved Sponsor Entity or any direct or indirect legal or beneficial owner (including, without limitation, any shareholder, partner, member and/or non-member manager) of any entity comprising Initial Sponsor or any other Approved Sponsor Entity. “Initial Sponsor” means certain Blackstone funds specified or described in the Whole Loan documents. “Approved Sponsor Entity” means any entity comprising Initial Sponsor and/or certain Blackstone funds specified or described in the Whole Loan documents, as well as other Blackstone affiliates as described in the Whole Loan documents.

The Whole Loan documents provide that none of the Mortgagor, any mezzanine borrower, or any other direct or indirect equity holder in the Mortgagor up to the first direct or indirect holder that has substantial assets other than its indirect interest in the Mortgaged Properties (each, a “Restricted Pledge Party”), other than the Mortgagor or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan.

Upon satisfaction of certain conditions set forth in the Whole Loan documents, certain transfers are permitted without the Mortgagee’s consent, including, without limitation, after giving effect to such sale or pledge, (A) one or more of the, among other entities, initial sponsor and any Blackstone fund entity (each, an “Approved Sponsor Entity”) must individually or collectively, directly or indirectly, own the applicable Required Ownership Interest, where “Required Ownership Interest” means (i) for so long as one or more Approved Sponsor Entities individually or collectively controls the Mortgagor and the related mezzanine borrower, not less than 5% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower, or (ii) in the event that an Approved Sponsor Entity does not individually or collectively control the Mortgagor and the related

D-2-18

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
mezzanine borrower, not less than 15% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower.
(32) Single-Purpose Entity	Coastal Equities (Loan No. 6)	The Mortgagors of Summer Commons Mortgaged Property and the Plank Plaza Mortgaged Property previously owned properties other than the Summer Commons Mortgaged Property and the Plank Plaza Mortgaged Property (such previous ownerships, collectively, the “Previous Ownership”). The Mortgage Loan documents provide for non-recourse carveout for losses associated with the Previous Ownership.
(33) Defeasance	BioMed MIT Portfolio (Loan No. 2)	All exceptions to Representation 28 are also exceptions to this Representation 33.
(35) Ground Leases	BioMed MIT Portfolio (Loan No. 2)

Under each related Sub-Ground Lease securing the Whole Loan (which, for the avoidance of doubt, is not secured by the prime lease underlying the ground leases):

With respect to clause (b), the Sub-Ground Lease cannot be modified, terminated, amended, altered or cancelled by the landlord, nor will a surrender of the premises be accepted by the landlord, without the prior written consent of the lender (unless such amendment is permitted pursuant to the related loan documents and the Mortgagor warrants and represents same to Sub-Lessor). Under the related Whole Loan documents, the Mortgagor may not, without the prior consent of the lender (which consent may not be unreasonably withheld, conditioned or delayed), modify, change, supplement, alter or amend the Sub-Ground Lease in a manner that could reasonably be expected to result in a material adverse effect on the applicable individual Mortgaged Property.

With respect to clause (e), each Mortgagor has the right to assign its sublease to the lender and a securitization trust. However, any subsequent transfers after a foreclosure or enforcement action would require satisfaction of the transfer provisions, including confirmation from the landlord that the proposed transferee satisfies the transferee requirements, which include that the Mortgagee must be an “Approved First Mortgagee”. An “Approved First Mortgagee” means, subject to certain additional conditions set forth in each related sublease, (A) any mortgage lender approved by the landlord or (B) any one or combination of the following persons: (i) any bank, trust company or national banking association, acting for its own account or in a fiduciary capacity; (ii) any charitable foundation or eleemosynary institution other than an educational institution or charitable or nonprofit organization which by its ownership of the premises would cause the same to be exempt from property taxes under the laws of the Commonwealth of Massachusetts and other than an educational institution or charitable or nonprofit organization with a principal office in the City of Cambridge; (iii) any insurance company; (iv) any pension or retirement trust or fund for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, or if self-managed, having gross assets of at least $50,000,000; (v) any investment company, as defined in the Investment Company Act of 1940, as amended; (vi) any government or public employees' pension or retirement system, or any other governmental agency supervising the investment of public funds; (vii) “real estate investment trust,” as defined in Section 856 of the Internal Revenue Code of 1954, as amended, or any subsidiary thereof, the shares of which are traded on a nationally recognized stock exchange, or (viii) any federal or state government agency or body politic and corporate incorporated under the laws of the Commonwealth of Massachusetts or corporations established by federal law; provided that in the case of each of clauses (i)-(vii) above: (a) such person is not an affiliate; (b) such person has a reputation of high quality; (c) such person has, in the reasonable

D-2-19

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

opinion of Sub-Landlord, the qualifications, experience and financial responsibility required to employ and administer the personnel and/or independent contractors necessary to fulfill the obligations contained in the Sub-Ground Lease for the continued first class management and operation of the related improvements; (d) the transaction of business with such person shall not violate or conflict with any written policy of Sub-Landlord in effect prior to the date on which Sub-Landlord receives a request for confirmation that such person meets the requirements for an Approved First Mortgagee; (e) if such person is chartered, or directly controlled by a person chartered, in a country other than the United States of America, the transaction of business with such person shall not violate or otherwise be in conflict with any law, regulation, order or decree of the government of the United States of America; and (f) the information concerning such person required pursuant to the provisions of the Sub-Ground Lease has been submitted to Sub-Landlord in conformity with such provisions.

With respect to clause (i), without the Sub-Landlord’s prior consent, the tenant may not enter into any subleases (i) covering an aggregate rentable floor area greater than 25,000 square feet, (ii) having a term longer than 10 years (including options to extend), (iii) having a term which extends beyond the term of the Sub-Ground Lease, (iv) providing parking in garage facilities at less than fair market rents or fees, or (v) with an affiliate, without the prior consent of the landlord, not to be unreasonably withheld.

With respect to clause (j), with respect to casualty proceeds, if the total amount of the proceeds exceeds $100,000, the proceeds are required to be paid into an escrow account with an escrow agent appointed by Approved First Mortgagee, which has the right to appoint itself as the escrow agent. Payments from the escrow account are required to be made in accordance with the Sub-Ground Lease (i.e., on a progress payment basis against architect certified vouchers). Unless the Sub-Ground Lease is being terminated, the tenant must fully restore the improvements, and the insurance proceeds must be used for such purpose. Unless there is substantial damage or destruction (i) which damage is such that the reconstruction of economically viable improvements is not practicable (as jointly agreed upon by the tenant and the Sub-Landlord, or if the parties cannot agree, as determined by an arbitrator), or (ii) which damage occurs during the last five years of the term, in which event the tenant has the right to terminate the lease, provided that any mortgagee must consent thereto in writing. With respect to a condemnation, the full amount of any award is required to be paid into an escrow account with an escrow agent appointed by the mortgagee. The mortgagee has the right to appoint itself as the escrow agent. The Sub-Landlord and the tenant are required to attempt to fairly allocate the award between the Sub-Landlord and the tenant (taking into account any restoration obligation of the tenant). If the parties are unable to agree on an allocation, the allocation is required to be made pursuant to the arbitration provisions set forth in the Sub-Ground Lease.

With respect to clause (k), the full amount of any award is required to be paid into an escrow account with an escrow agent appointed by a mortgagee, which has the right to appoint itself as the escrow agent. The Sub-Landlord and the tenant are required to attempt to fairly allocate the award between the Sub-Landlord and the tenant (taking into account any restoration obligation of the tenant). If the parties are unable to agree on an allocation, the allocation will be made pursuant to the arbitration provisions set forth in the Sub-Ground Lease.

D-2-20

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	University Gardens (Loan No. 18)	The roofs at the Mortgaged Property are insured at actual cash value rather than at replacement cost.
(17) Insurance	Golden State Storage – Oak Avenue (Loan No. 24)	The roofs at the Mortgaged Property are insured at actual cash value rather than at replacement cost.
(17) Insurance	Golden State Storage – Tropicana (Loan No. 32)	The roofs at the Mortgaged Property are insured at actual cash value rather than at replacement cost.
(25) Local Law Compliance	Crown Valley Center (Loan No. 16)	The Mortgaged Property is the subject of a certain fire code violation. A certain tenant at the Mortgaged Property has not obtained a certificate of occupancy.
(25) Local Law Compliance	Monticello Meadows Apartments (Loan No. 19)	The Mortgaged Property is legal non-conforming as to use. The Mortgaged Property is the subject of a certain building code violation.
(25) Local Law Compliance	Golden State Storage - Oak Avenue (Loan No. 24)	The Mortgaged Property is legal non-conforming as to use.
(26) Licenses and Permits	Crown Valley Center (Loan No. 16)	A certain tenant at the Mortgaged Property has not obtained a certificate of occupancy.

D-2-21

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	BioMed MIT Portfolio (Loan No. 2)

Each of the individual Mortgaged Properties is subject to (i) a lease by the Massachusetts Institution of Technology, as the landlord (“MIT”), and a wholly-owned subsidiary of MIT, as the tenant (the “Prime Lessee”) (the “Prime Ground Lease”) and (ii) a lease by the Prime Lessee, as the landlord (in such capacity, the “Sub-Landlord”), and the applicable Mortgagor, as the tenant (the “Sub-Ground Lease”). Pursuant to each of the Sub-Ground Leases, each Mortgagor has granted to the Sub-Landlord (i) a right of first refusal to finance the applicable Mortgaged Property, which the Sub-Landlord waived in connection with the making of the related Whole Loan and (ii) a right of first refusal to purchase the sub-ground leasehold interest in the premises and its interest in the improvements in the event that such Mortgagor receives a bona fide offer from any third party to purchase its sub-ground leasehold interest. In each of the Sub-Ground Leases, the right of first refusal does not apply in connection with an offer or bid received in connection with a deed or grant in lieu of foreclosure, the sale in foreclosure by a first mortgagee or a sale by a first mortgagee or its nominee subsequent to acquiring title through a deed or grant in lieu of foreclosure. Sub-Landlord assigned its right of first refusal contained in each of the Sub-Ground Leases to MIT. Each of the Prime Ground Leases also contains the foregoing right of first refusal, granted in favor of MIT, which does not apply in connection with a foreclosure of the Sub-Landlord’s interest in the Prime Ground Lease.

The Mortgagee may (i) sell or otherwise transfer the related Whole Loan as an entire loan or sell or otherwise transfer or syndicate, or sell participations in, all or any portion of the related Whole Loan and the Whole Loan documents, except that any such sale, transfer, syndication or participation (but not a Securitization, as defined below) may only be to an eligible assignee as more fully described in the Whole Loan documents or (ii) consummate one or more private or public securitizations of rated or unrated single-class or multi-class securities secured by or evidencing ownership interests in all or any portion of the Whole Loan and the Whole Loan documents (a “Securitization”).

(14) Actions Concerning Mortgage Loan	Hampton Heights Portfolio (Loan No. 25) Silver Swan Portfolio (Loan No. 27) Hopkins Street Portfolio (Loan No. 28)	The related borrower sponsor and non-recourse carveout guarantor and his affiliated property management company (collectively, the “Defendants”) were defendants in a civil action filed by the State of Wisconsin (the “State”) in November 2021 alleging that the Defendants regularly violated certain state trade, consumer protection and landlord-tenant laws across the portfolio of multifamily properties owned and/or managed by the Defendants (which may include the related Mortgaged Properties) through a pattern of conduct that included, among other things, (i) including prohibited provisions in their rental agreements, such as (x) requiring tenants to pay attorney fees or costs incurred by the landlord in any legal action or dispute arising under the rental agreement, (y) waiving landlord liability for property damage or negligent acts or omissions of the landlord and (z) waiving the landlord’s statutory duty to maintain appliances furnished at the related premises, (ii) failure to return security deposits or unauthorized security deposit deductions, (iii) unauthorized entry into units without giving required notice or obtaining tenant consent for the purpose of making non-emergency alterations to the related premises, (iv) constructive eviction of tenants by the way the Defendants conducted renovation projects of newly acquired buildings, including blocking tenant access to dwellings, changing locks to doors, leaving hazards in walkways and creating unreasonable noise and air pollution, (v) confiscating personal property through seizing tenant property during the related tenancy and disposing of the property without permission or agreement from the tenant, (vi) charging late fees not authorized by the related rental agreement and (vii) fraudulent representations to tenants, including telling tenants, before and after the date the Defendants took over new buildings that the Defendants had
D-2-22

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
purchased, that the related tenants had 30 days to vacate their apartment even if they had a valid rental agreement for longer (collectively, the “Violations”). On February 4, 2025, the Defendants and the State entered a Consent Judgment (the “Consent Judgment”) with the presiding court whereby the Defendants are required to, among other things, (i) comply with updated leasing and property management practices, including retention of tenant records and delivering annual compliance reports to the State for a period of four years, (ii) pay restitution in the amount of $250-$750 each to any tenants affected by the practices identified in the Consent Judgment, (iii) fund certain community-based rental assistance and eviction diversion programs over a four year period in the maximum aggregate amount of $2,050,000, and (iv) pay a civil forfeiture penalty to the State in the amount of $1,500,000 plus cost reimbursement in the amount of $249,225, each in monthly installment payments over a 36-month period. Per the terms of the Consent Judgment, and in lieu of personal liability for any future breach of the Consent Judgment, the Defendants have posted a letter of credit with Northern Trust Bank as security for all monetary obligations under the Consent Judgment.
(17) Insurance	BioMed MIT Portfolio (Loan No. 2)	The threshold at or above which the Mortgagee has the right to hold and disburse insurance proceeds is, with respect to an individual Mortgaged Property, the greater of (x) 10% of the sum of the allocated loan amount of such individual Mortgaged Property, and, if applicable, the allocated loan amount for such individual Mortgaged Property under any related mezzanine loan and (y) 5% of the sum of the outstanding principal amount of the related Whole Loan and, if applicable, the outstanding principal amount of any related mezzanine loan.
(25) Local Law Compliance	Silver Swan Portfolio (Loan No. 27)	The portion of the Mortgaged Property located at 7100 West Villard Avenue, improved by approximately three multifamily units, is legal non-conforming as to use as multifamily residential use is no longer permitted under the current zoning code. If a structure containing a legal non-conforming residential use is damaged or destroyed, such legal non-conforming residential use may be reconstructed to its existing dimensions and number of dwelling units provided that such reconstruction does not increase the degree of non-conformity (except that the new structure may be larger than the nonconforming structure immediately before the damage or destruction if the larger size is necessary for the structure to comply with applicable state or federal requirements).
(25) Local Law Compliance	Hopkins Street Portfolio (Loan No. 28)	The portion of the Mortgaged Property located at 2903 West Michigan Street, improved by approximately 12 multifamily units, is legal non-conforming as to use as multifamily residential use is no longer permitted under the current zoning code. If a structure containing a legal non-conforming residential use existing on October 1, 2002 (which includes the improvements located at 2903 West Michigan Street) is damaged or destroyed, such legal non-conforming residential use may be reconstructed to its existing dimensions and number of dwelling units provided that a building permit for reconstruction is obtained within 18 months of the date of damage or destruction.
(27) Recourse Obligations	BioMed MIT Portfolio (Loan No. 2)

Clause (a)(ii) is limited to affirmative collusion in writing.

Clause (a)(iii) is not a full recourse item (but loss recourse).

The non-recourse carveout guarantor’s liability with respect to the items in clause (a)(i) and (a)(ii) are limited to 15% of the outstanding Whole Loan amount (but in no event will the carveout guarantor’s

D-2-23

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

aggregate liability be less than $100,000,000), plus costs of enforcement.

With respect to clause (b)(i), security deposits recourse is limited to after an event of default, and all recourse under clause (b)(i) is limited such that it will not be deemed misappropriation to the extent such amounts are applied to pay costs and expenses incurred in connection with the ownership, operation or management of the Mortgaged Properties in accordance with the terms of the Whole Loan documents or applied to pay other obligations required to be paid pursuant to the Whole Loan documents, or otherwise delivered to the Mortgagee.

With respect to clause (b)(iii), the environmental covenants do not trigger recourse to the guarantor, except, subject to a cap equal to the aggregated PLL policy limit of $20,000,000 per incident and $25,000,000 in the aggregate for the Mortgaged Properties, to the extent that the Mortgagors obtain a pollution legal liability policy (the “PLL Policy”) that does not run through at least two years past the then-current maturity date of the Whole Loan (the “Required PLL Period”) and the Mortgagors fail to renew, replace or extend such PLL Policy through the Required PLL Period as required under the Whole Loan documents, any liability pursuant to the related environmental indemnity agreement that first arises after the expiration of such PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period, except to the extent such loss is caused by or results from the gross negligence or willful misconduct of the Mortgagee.

With respect to (b)(iii), there is no separate environmental indemnitor with respect to the Whole Loan.

The obligations of the Mortgagors, as environmental indemnitors, under the related environmental indemnity agreement will terminate and be of no further force and effect on the second anniversary of the date on which the Whole Loan is paid in full in the ordinary course, provided that, among other conditions, the Mortgagors, at their sole cost and expense, deliver to the indemnitee an environmental assessment report relating to the Mortgaged Properties, in form and substance reasonably acceptable to the indemnitee and otherwise in accordance with the environmental indemnity agreement.

(28) Mortgage Releases	BioMed MIT Portfolio (Loan No. 2)

The related Mortgagors may at any time obtain the release of an individual Mortgaged Property (each, a “Release Property”) from the lien of the Whole Loan and the release of the applicable Mortgagor’s obligations under the Whole Loan documents with respect to the released Mortgaged Property, subject to the satisfaction of certain conditions, including, among other conditions, (a) (x) if prior to December 9, 2034 (the “Permitted Par Prepayment Date”), the Mortgagors have completed a defeasance of the portion of the Whole Loan in connection with the release of an individual Mortgaged Property (the “Property Partial Defeasance”) by partially defeasing the Whole Loan in an amount equal to the applicable Release Amount, plus the applicable Mortgagee’s allocation of any amount of the Whole Loan that need to be reduced for the debt service coverage ratio after such partial release to equal the debt service coverage ratio at loan origination or the applicable Low DSCR Release Amount (as defined below), all in accordance with the applicable terms and conditions of the Whole Loan documents or (y) if on or after the Permitted Par Prepayment Date, the Mortgagors have paid the applicable Release Amount; and (b) satisfaction of REMIC related requirements.

As used herein, “Release Amount”, means, for an individual Mortgaged Property, the lesser of: (a) the outstanding debt amount (plus interest and any other amounts that may be due); or (b) an

D-2-24

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

amount equal to the allocated loan amount for such Release Property (the “Allocated Loan Amount”) multiplied by (1) 105% until such time that the outstanding Whole Loan amount has been reduced to $927,500,000 and (2) thereafter, 110%.

In addition, if the debt service coverage ratio requirement in connection with a partial release is not satisfied and the release of an individual Mortgaged Property is in connection with an arms-length transaction to a third party (provided that if a Blackstone entity controls the related Mortgagor, such transfer may be to an affiliate in certain circumstances), or pursuant to a tenant purchase option, the Mortgagors may obtain the release of such Mortgaged Property upon a partial defeasance of the Whole Loan in an amount (the “Low DSCR Release Amount”) equal to the lesser of (i) 100% of the net sales proceeds derived from the sale of such individual Mortgaged Property and (ii) the greater of (x) the applicable Release Amount for such individual Mortgaged Property and (y) an amount necessary to, after giving effect to such release, satisfy the foregoing debt service coverage ratio requirement. Such provision may result in a Mortgaged Property being released upon prepayment or defeasance of an amount that is less than its Allocated Loan Amount, subject to satisfaction of REMIC related requirements.

In the event of any release of a portion of an individual Mortgaged Property (each, an “Individual Property”) that is not (x) a full Individual Property release subject to the Whole Loan documents or (y) a release of any parcels or rights that are non-income producing or not essential to the operation of the Mortgaged Properties in accordance with the Whole Loan documents, the Mortgagee has agreed that consent to such release is not required to be conditioned upon a partial defeasance of the Whole Loan in excess of the lesser of (x) the Mortgagee’s allocation of 100% of the net sales proceeds derived from the sale of such portion of such Individual Property or (y) the agreed upon release amount for the release of such portion of the Individual Property, unless a greater amount is required to be partially defeased in order for the securitization to maintain its status as a REMIC trust. In connection with a release in connection with any purchase option granted to a tenant (each such purchase option, a “Tenant Purchase Option”, and any such release, a “Tenant Purchase Option Release”), the amount of the outstanding Whole Loan amount required to be partially defeased by the Mortgagor in connection with such Tenant Purchase Option Release must be equal to the lesser of (i) the Mortgagee’s allocation of 100% of the net sales proceeds derived from the exercise of the Tenant Purchase Option and (ii) the greater of (1) an amount necessary to, after giving effect to such release, satisfy the debt service coverage ratio required in connection with any partial release in accordance with the Whole Loan documents and (2) the applicable Release Amount for the Individual Property. Such provision may result in a Mortgaged Property or portion thereof being released upon prepayment or defeasance of an amount that is less than its Allocated Loan Amount, subject to satisfaction of REMIC related requirements.

(28) Mortgage Releases	All Societe Generale Financial Corporation Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(29) Financial Reporting and Rent Rolls	BioMed MIT Portfolio (Loan No. 2)	With respect to annual financials, the Mortgagors must provide a complete copy of the Mortgagors’ (or, at the Mortgagors’ election, any direct or indirect owner of the Mortgagors; provided that as of the date of such annual financial statements, the aggregate square footage of the improvements at the Mortgaged Properties accounts for 80% or more of the aggregate rentable square footage at all Mortgaged Properties owned directly or indirectly by such entity) annual financial
D-2-25

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
statements audited by a Big Four accounting firm or other independent certified public accountant reasonably approved by the Mortgagee and prepared in accordance with approved accounting principles.
(30) Acts of Terrorism Exclusion	BioMed MIT Portfolio (Loan No. 2)	The Whole Loan documents permit terrorism insurance to be written by a non-rated captive insurer owned by Gryphon Core, LLC through one of its protective cells (“Gryphon”), subject to satisfaction of the conditions set forth in the Whole Loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Gryphon will be reinsured with a cut through endorsement acceptable to the Mortgagee and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement.
(31) Due on Sale or Encumbrance	BioMed MIT Portfolio (Loan No. 2)

The Whole Loan documents permit free transfers or pledges of interests in an Excluded Entity. As used herein, “Excluded Entity” is defined as any entity comprising Initial Sponsor or any other Approved Sponsor Entity or any direct or indirect legal or beneficial owner (including, without limitation, any shareholder, partner, member and/or non-member manager) of any entity comprising Initial Sponsor or any other Approved Sponsor Entity. “Initial Sponsor” means certain Blackstone funds specified or described in the Whole Loan documents. “Approved Sponsor Entity” means any entity comprising Initial Sponsor and/or certain Blackstone funds specified or described in the Whole Loan documents, as well as other Blackstone affiliates as described in the Whole Loan documents.

The Whole Loan documents provide that none of the Mortgagor, any mezzanine borrower, or any other direct or indirect equity holder in the Mortgagor up to the first direct or indirect holder that has substantial assets other than its indirect interest in the Mortgaged Properties (each, a “Restricted Pledge Party”), other than the Mortgagor or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan.

Upon satisfaction of certain conditions set forth in the Whole Loan documents, certain transfers are permitted without the Mortgagee’s consent, including, without limitation, after giving effect to such sale or pledge, (A) one or more of the, among other entities, initial sponsor and any Blackstone fund entity (each, an “Approved Sponsor Entity”) must individually or collectively, directly or indirectly, own the applicable Required Ownership Interest, where “Required Ownership Interest” means (i) for so long as one or more Approved Sponsor Entities individually or collectively controls the Mortgagor and the related mezzanine borrower, not less than 5% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower, or (ii) in the event that an Approved Sponsor Entity does not individually or collectively control the Mortgagor and the related mezzanine borrower, not less than 15% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower.

(32) Single-Purpose Entity	Hampton Heights Portfolio (Loan No. 25) Silver Swan Portfolio (Loan No. 27) Hopkins Street Portfolio (Loan No. 28)	Neither the Mortgagor’s organization documents nor the Mortgage Loan documents require compliance, and the Mortgagor’s operations do not comply, with all of the separateness covenants required for it to be a Single-Purpose Entity; however, the Mortgagor has agreed to certain fundamental covenants, such as owning no other properties (other than the Mortgaged Properties that are collateral for the Mortgage Loan) and incurring no other debt (other than the Mortgage Loan and customary trade payables in compliance with the terms of the Mortgage Loan documents). In order to mitigate the risks associated with the foregoing, the guarantor (who has an approximate net worth and liquidity of $1,026,844,321 and $94,434,037,
D-2-26

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
respectively) has agreed to be liable on a recourse basis (in addition to the standard recourse provisions) for (i) any losses suffered by the Mortgagee resulting from the Mortgagor’s failure to be a fully compliant Single-Purpose Entity, and (ii) the full amount of the debt in the event (x) the Mortgagor is substantively consolidated in a bankruptcy proceeding with any other person or entity, and/or (y) the Mortgagor’s failure to be, and at all times have been, a fully compliant Single-Purpose Entity is cited as a material factor in any involuntary bankruptcy proceeding.
(33) Defeasance	BioMed MIT Portfolio (Loan No. 2)	See exceptions to Representation and Warranty No. 28, above.
(35) Ground Leases	BioMed MIT Portfolio (Loan No. 2)

Under each related Sub-Ground Lease securing the Whole Loan (which, for the avoidance of doubt, is not secured by the prime lease underlying the ground leases):

With respect to clause (b), the Sub-Ground Lease cannot be modified, terminated, amended, altered or cancelled by the landlord, nor will a surrender of the premises be accepted by the landlord, without the prior written consent of the lender (unless such amendment is permitted pursuant to the related loan documents and the Mortgagor warrants and represents same to Sub-Lessor). Under the related Whole Loan documents, the Mortgagor may not, without the prior consent of the lender (which consent may not be unreasonably withheld, conditioned or delayed), modify, change, supplement, alter or amend the Sub-Ground Lease in a manner that could reasonably be expected to result in a material adverse effect on the applicable individual Mortgaged Property.

With respect to clause (e), each Mortgagor has the right to assign its sublease to the Mortgagee and a securitization trust. However, any subsequent transfers after a foreclosure or enforcement action would require satisfaction of the transfer provisions, including confirmation from the landlord that the proposed transferee satisfies the transferee requirements, which include that the Mortgagee must be an “Approved First Mortgagee”. An “Approved First Mortgagee” means, subject to certain additional conditions set forth in each related sublease, (A) any mortgage lender approved by the landlord or (B) any one or combination of the following persons: (i) any bank, trust company or national banking association, acting for its own account or in a fiduciary capacity; (ii) any charitable foundation or eleemosynary institution other than an educational institution or charitable or nonprofit organization which by its ownership of the premises would cause the same to be exempt from property taxes under the laws of the Commonwealth of Massachusetts and other than an educational institution or charitable or nonprofit organization with a principal office in the City of Cambridge; (iii) any insurance company; (iv) any pension or retirement trust or fund for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, or if self-managed, having gross assets of at least $50,000,000; (v) any investment company, as defined in the Investment Company Act of 1940, as amended; (vi) any government or public employees' pension or retirement system, or any other governmental agency supervising the investment of public funds; (vii) “real estate investment trust,” as defined in Section 856 of the Internal Revenue Code of 1954, as amended, or any subsidiary thereof, the shares of which are traded on a nationally recognized stock exchange, or (viii) any federal or state government agency or body politic and corporate incorporated under the laws of the Commonwealth of Massachusetts or corporations established by federal law; provided that in the case of each of clauses (i)-(vii) above: (a) such person is not an affiliate; (b) such person has a reputation of high quality; (c) such person has, in the reasonable opinion of Sub-Landlord, the qualifications, experience and financial responsibility required to employ and administer the personnel

D-2-27

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

and/or independent contractors necessary to fulfill the obligations contained in the Sub-Ground Lease for the continued first class management and operation of the related improvements; (d) the transaction of business with such person will not violate or conflict with any written policy of Sub-Landlord in effect prior to the date on which Sub-Landlord receives a request for confirmation that such person meets the requirements for an Approved First Mortgagee; (e) if such person is chartered, or directly controlled by a person chartered, in a country other than the United States of America, the transaction of business with such person will not violate or otherwise be in conflict with any law, regulation, order or decree of the government of the United States of America; and (f) the information concerning such person required pursuant to the provisions of the Sub-Ground Lease has been submitted to Sub-Landlord in conformity with such provisions.

With respect to clause (i), without the Sub-Landlord’s prior consent, the tenant may not enter into any subleases (i) covering an aggregate rentable floor area greater than 25,000 square feet, (ii) having a term longer than 10 years (including options to extend), (iii) having a term which extends beyond the term of the Sub-Ground Lease, (iv) providing parking in garage facilities at less than fair market rents or fees, or (v) with an affiliate, without the prior consent of the landlord, not to be unreasonably withheld.

With respect to clause (j), with respect to casualty proceeds, if the total amount of the proceeds exceeds $100,000, the proceeds are required to be paid into an escrow account with an escrow agent appointed by Approved First Mortgagee, which has the right to appoint itself as the escrow agent. Payments from the escrow account are required to be made in accordance with the Sub-Ground Lease (i.e., on a progress payment basis against architect certified vouchers). Unless the Sub-Ground Lease is being terminated, the tenant must fully restore the improvements, and the insurance proceeds must be used for such purpose. Unless there is substantial damage or destruction (i) which damage is such that the reconstruction of economically viable improvements is not practicable (as jointly agreed upon by the tenant and the Sub-Ground Landlord, or if the parties cannot agree, as determined by an arbitrator), or (ii) which damage occurs during the last five years of the term, in which event the tenant has the right to terminate the lease, provided that any mortgagee must consent thereto in writing. With respect to a condemnation, the full amount of any award is required to be paid into an escrow account with an escrow agent appointed by the mortgagee. The mortgagee has the right to appoint itself as the escrow agent. The Sub-Landlord and the tenant are required to attempt to fairly allocate the award between the Sub-Landlord and the tenant (taking into account any restoration obligation of the tenant). If the parties are unable to agree on an allocation, the allocation is required to be made pursuant to the arbitration provisions set forth in the Sub-Ground Lease.

With respect to clause (k), the full amount of any award is required to be paid into an escrow account with an escrow agent appointed by a mortgagee, which has the right to appoint itself as the escrow agent.  The Sub-Landlord and the tenant are required to attempt to fairly allocate the award between the Sub-Landlord and the tenant (taking into account any restoration obligation of the tenant).  If the parties are unable to agree on an allocation, the allocation will be made pursuant to the arbitration provisions set forth in the Sub-Ground Lease.

D-2-28

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	BioMed MIT Portfolio (Loan No. 2)

Each of the individual Mortgaged Properties is subject to (i) a lease by the Massachusetts Institution of Technology, as the landlord (“MIT”), and a wholly-owned subsidiary of MIT, as the tenant (the “Prime Lessee”) (the “Prime Ground Lease”) and (ii) a lease by the Prime Lessee, as the landlord (in such capacity, the “Sub-Landlord”), and the borrower, as the tenant (the “Sub-Ground Lease”). Pursuant to each of the Sub-Ground Leases, the borrower has granted to the Sub-Landlord (i) a right of first refusal to finance the applicable BioMed MIT Portfolio property, which the Sub-Landlord waived in connection with the making of the BioMed MIT Whole Loan and (ii) a right of first refusal to purchase the sub-ground leasehold interest in the premises and its interest in the improvements in the event that the borrower receives a bona fide offer from any third party to purchase its sub-ground leasehold interest. In each of the Sub-Ground Leases, the right of first refusal does not apply in connection with an offer or bid received in connection with a deed or grant in lieu of foreclosure, the sale in foreclosure by a first mortgagee or a sale by a first mortgagee or its nominee subsequent to acquiring title through a deed or grant in lieu of foreclosure. Sub-Landlord assigned its right of first refusal contained in each of the Sub-Ground Leases to MIT. Each of the Prime Ground Leases also contains the foregoing right of first refusal, granted in favor of MIT, which does not apply in connection with a foreclosure of the Sub-Landlord’s interest in the Prime Ground Lease.

The Mortgagee may (i) sell or otherwise transfer the Whole Loan as an entire loan or sell or otherwise transfer or syndicate, or sell participations in, all or any portion of the Whole Loan and the Whole Loan documents, except that any such sale, transfer, syndication or participation (but not a Securitization, as defined below) may only be to an eligible assignee as more fully described in the Whole Loan documents or (ii) consummate one or more private or public securitizations of rated or unrated single-class or multi-class securities secured by or evidencing ownership interests in all or any portion of the Mortgage Loan and the Mortgage Loan documents (a “Securitization”).

(6) Lien; Valid Assignment (7) Permitted Liens; Title Insurance	Washington Square (Loan No. 5)

For so long as no event of default under the related Whole Loan exists, the Whole Loan documents prohibit the lender from selling any portion of the Mortgage Loan, other than sales of securities as a result of a securitization, to Simon Property Group, Brookfield Property Partners LP, Westfield Group, Taubman Centers, Inc., CBL & Associates, Pennsylvania Real Estate Investment Trust (PREIT), Washington Prime, Kimco Realty, Starwood Retail, Pyramid Management Group, Unibail-Rodamco, Ashkenazy Development Inc. or Centennial (or any entity controlled by any of the foregoing).

The Mortgagors have the right to obtain a PACE Loan (as defined below) for an amount not to exceed $10,000,000, without the consent of the lender or rating agency confirmation. “PACE Loan” means (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.

(17) Insurance	BioMed MIT Portfolio (Loan No. 2)	The threshold at or above which the lender has the right to hold and disburse insurance proceeds is, with respect to an individual Mortgaged Property, the greater of (x) 10% of the sum of the allocated loan amount of such individual Mortgaged Property, and, if applicable, the allocated loan amount for such individual Mortgaged Property under any related mezzanine loan and (y) 5% of the sum of the outstanding principal amount of the related Whole Loan and, if applicable, the outstanding principal amount of any related mezzanine loan.
D-2-29

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	Washington Square (Loan No. 5)

The Mortgage Loan documents permit (i) a property insurance deductible of up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property subject to a $500,000 minimum and (ii) a liability insurance deductible up to $500,000.

The Mortgage Loan documents may permit the related Mortgagor to maintain policies which do not meet the requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”) so long as the Mortgagor has received the lender’s prior written consent thereto and confirmed that the lender has received rating agency confirmation with respect to any such Non-Conforming Policy.

(27) Recourse Obligations	BioMed MIT Portfolio (Loan No. 2)

Clause (a)(ii) is limited to affirmative collusion in writing.

Clause (a)(iii) is not a full recourse item (but loss recourse).

The non-recourse carveout guarantor’s liability with respect to the items in clause (a)(i) and (a)(ii) are limited to 15% of the outstanding Whole Loan amount (but in no event will the carveout guarantor’s aggregate liability be less than $100,000,000), plus costs of enforcement.

With respect to clause (b)(i): security deposits, recourse is limited to after an event of default, and all recourse under clause (b)(i) is limited such that it will not be deemed misappropriation to the extent such amounts are applied to pay costs and expenses incurred in connection with the ownership, operation or management of the Mortgaged Properties in accordance with the terms of the Whole Loan documents or applied to pay other obligations required to be paid pursuant to the Whole Loan documents, or otherwise delivered to the Mortgagee.

With respect to clause (b)(iii), the environmental covenants do not trigger recourse to the guarantor, except, subject to a cap equal to the aggregated PLL policy limit of $20,000,000 per incident and $25,000,000 in the aggregate for the Mortgaged Properties, to the extent that the Mortgagors obtain a pollution legal liability policy (the “PLL Policy”) that does not run through at least two years past the then-current maturity date of the Whole Loan (the “Required PLL Period”) and the Mortgagors fail to renew, replace or extend such PLL Policy through the Required PLL Period as required under the Whole Loan documents, any liability pursuant to the related environmental indemnity agreement that first arises after the expiration of such PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period, except to the extent such loss is caused by or results from the gross negligence or willful misconduct of the lender.

With respect to (b)(iii), there is no separate environmental indemnitor with respect to the Whole Loan.

(27) Recourse Obligations	Washington Square (Loan No. 5)

Recourse for voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents are limited to damages under the Mortgage Loan Documents, rather than full recourse.

Recourse for damages for misappropriation of rents after an event of default, insurance proceeds, or condemnation awards is limited to intentional misappropriation.

The Mortgage Loan documents do not expressly provide for recourse for misappropriation of security deposits.

D-2-30

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(28) Mortgage Releases	All GSMC Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(28) Mortgage Releases	BioMed MIT Portfolio (Loan No. 2)

The related Mortgagors may at any time obtain the release of an individual Mortgaged Property (each, a “Release Property”) from the lien of the Whole Loan and the release of the applicable Mortgagor’s obligations under the Whole Loan documents with respect to the released Mortgaged Property, subject to the satisfaction of certain conditions, including, among other conditions, (a) (x) if prior to December 9, 2034 (the “Permitted Par Prepayment Date”), the Mortgagors have completed a defeasance of the portion of the Whole Loan in connection with the release of an individual Mortgaged Property (the “Property Partial Defeasance”) by partially defeasing the Whole Loan in an amount equal to the applicable Release Amount, plus the applicable lender’s allocation of any amount of the Whole Loan that need to be reduced for the debt service coverage ratio after such partial release to equal the debt service coverage ratio at loan origination or the applicable Low DSCR Release Amount (as defined below), all in accordance with the applicable terms and conditions of the Whole Loan documents or (y) if on or after the Permitted Par Prepayment Date, the Mortgagors have paid the applicable Release Amount; and (b) satisfaction of REMIC related requirements. As used herein, “Release Amount”, means, for an individual Mortgaged Property, the lesser of: (a) the outstanding debt amount (plus interest and any other amounts that may be due); or (b) an amount equal to the allocated loan amount for such Release Property (the “Allocated Loan Amount”) multiplied by (1) 105% until such time that the outstanding Whole Loan amount has been reduced to $927,500,000 and (2) thereafter, 110%.

In addition, if the debt service coverage ratio requirement in connection with a partial release is not satisfied and the release of an individual Mortgaged Property is in connection with an arms-length transaction to a third party (provided that if a Blackstone entity controls the related Mortgagor, such transfer may be to an affiliate in certain circumstances), or pursuant to a tenant purchase option, the Mortgagors may obtain the release of such Mortgaged Property upon a partial defeasance of the Whole Loan in an amount (the “Low DSCR Release Amount”) equal to the lesser of (i) 100% of the net sales proceeds derived from the sale of such individual Mortgaged Property and (ii) the greater of (x) the applicable Release Amount for such individual Mortgaged Property and (y) an amount necessary to, after giving effect to such release, satisfy the foregoing debt service coverage ratio requirement. Such provision may result in a Mortgaged Property being released upon prepayment or defeasance of an amount that is less than its Allocated Loan Amount, subject to satisfaction of REMIC related requirements.

In the event of any release of a portion of an individual Mortgaged Property (each, an “Individual Property”) that is not (x) a full Individual Property release subject to the Whole Loan documents or (y) a release of any parcels or rights that are non-income producing or not essential to the operation of the Mortgaged Properties in accordance with the Whole Loan documents, the lender has agreed that consent to such release is not required to be conditioned upon a partial defeasance of the Loan in excess of the lesser of (x) the lender’s allocation of 100% of the net sales proceeds derived from the sale of such portion of such Individual Property or (y) the agreed upon release amount for the release of such portion of the Individual Property, unless a greater amount is required to be partially defeased in order for the securitization to maintain its status as a REMIC trust. In connection with a release in connection with any purchase option granted to a tenant (each such purchase option, a

D-2-31

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

“Tenant Purchase Option”, and any such release, a “Tenant Purchase Option Release”), the amount of the outstanding Whole Loan amount required to be partially defeased by the Mortgagor in connection with such Tenant Purchase Option Release must be equal to the lesser of (i) the lender’s allocation of 100% of the net sales proceeds derived from the exercise of the Tenant Purchase Option and (ii) the greater of (1) an amount necessary to, after giving effect to such release, satisfy the debt service coverage ratio required in connection with any partial release in accordance with the Whole Loan documents and (2) the applicable Release Amount for the Release Property. Such provision may result in a Mortgaged Property or portion thereof being released upon prepayment or defeasance of an amount that is less than its Allocated Loan Amount, subject to satisfaction of REMIC related requirements.

(29) Financial Reporting and Rent Rolls	BioMed MIT Portfolio (Loan No. 2)	With respect to annual financials, the Mortgagors must provide a complete copy of the Mortgagors’ (or, at the Mortgagors’ election, any direct or indirect owner of the Mortgagors; provided that as of the date of such annual financial statements, the aggregate square footage of the improvements at the Mortgaged Properties accounts for 80% or more of the aggregate rentable square footage at all Mortgaged Properties owned directly or indirectly by such entity) annual financial statements audited by a Big Four accounting firm or other independent certified public accountant reasonably approved by Lender and prepared in accordance with approved accounting principles.
(30) Acts of Terrorism Exclusion	BioMed MIT Portfolio (Loan No. 2)	The Mortgage Loan documents permit terrorism insurance to be written by a non-rated captive insurer owned by Gryphon Core, LLC through one of its protective cells (“Gryphon”), subject to satisfaction of the conditions set forth in the Mortgage Loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Gryphon will be reinsured with a cut through endorsement acceptable to the Mortgagee and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement.
(30) Acts of Terrorism Exclusion	Washington Square (Loan No. 5)	The Mortgage Loan documents permit terrorism insurance to be maintained under a blanket policy that covers more than one location within a one thousand foot radius of the Mortgaged Property (the “Radius”), and such coverage is permitted to be in an amount equal to not less than $1,000,000,000 per occurrence rather than in the amount of the aggregate insurable values of the properties within the Radius.
(31) Due on Sale or Encumbrance	BioMed MIT Portfolio (Loan No. 2)

The Whole Loan documents permit free transfers or pledges of interests in an Excluded Entity. As used herein, “Excluded Entity” is defined as any entity comprising Initial Sponsor or any other Approved Sponsor Entity or any direct or indirect legal or beneficial owner (including, without limitation, any shareholder, partner, member and/or non-member manager) of any entity comprising Initial Sponsor or any other Approved Sponsor Entity. “Initial Sponsor” means certain Blackstone funds specified or described in the Whole Loan documents. “Approved Sponsor Entity” means any entity comprising Initial Sponsor and/or certain Blackstone funds specified or described in the Whole Loan documents, as well as other Blackstone affiliates as described in the Whole Loan documents.

The Whole Loan documents provide that none of the Mortgagor,

any mezzanine borrower, or any other direct or indirect equity holder in the Mortgagor up to the first direct or indirect holder that has substantial assets other than its indirect interest in the

Mortgaged Properties (each, a “Restricted Pledge Party”), other than the Mortgagor or any future mezzanine borrower, may be

restricted from any sale or pledge of its direct or indirect assets,

provided such assets are not encumbered or required to be

encumbered by the Whole Loan or any mezzanine loan.

D-2-32

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Upon satisfaction of certain conditions set forth in the Whole Loan documents, certain transfers are permitted without the Mortgagee’s consent, including, without limitation, after giving effect to such sale or pledge, (A) one or more of the, among other entities, initial sponsor and any Blackstone fund entity (each, an “Approved

Sponsor Entity”) must individually or collectively, directly or indirectly, own the applicable Required Ownership Interest, where

“Required Ownership Interest” means (i) for so long as one or more

Approved Sponsor Entities individually or collectively controls the

Mortgagor and the related mezzanine borrower, not less than 5% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower, or (ii) in the event that an Approved Sponsor

Entity does not individually or collectively control the Mortgagor and the related mezzanine borrower, not less than 15% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower.

(32) Single-Purpose Entity	Washington Square (Loan No. 5)	In a certificate delivered in connection with the origination of the Mortgage Loan, the Mortgagors certified that, to their knowledge since their formation, the Mortgagor PPR Washington Square has never owned any property other than its fee interest in the Mortgaged Property, and (1) until February 13, 2025, adjacent real property conveyed to PPR Square Too LLC and (2) until January 4, 2023, adjacent real property condemned by the State of Oregon Department of Transportation for public use.
(33) Defeasance	BioMed MIT Portfolio (Loan No. 2)	All exceptions to Representation 28 are also exceptions to this Representation 33.
(33) Defeasance	Washington Square (Loan No. 5)	In connection with a defeasance, the Mortgagors’ obligation to pay servicing fees is capped at $25,000.
(35) Ground Leases	BioMed MIT Portfolio (Loan No. 2)

Under each related Sub-Ground Lease securing the Whole Loan (which, for the avoidance of doubt, is not secured by the Prime Ground Leases):

With respect to clause (b), the Sub-Ground Lease cannot be modified, terminated, amended, altered or cancelled by the landlord, nor will a surrender of the premises be accepted by the landlord, without the prior written consent of the lender (unless such amendment is permitted pursuant to the related loan documents and the Mortgagor warrants and represents same to Sub-Lessor). Under the related Whole Loan documents, the Mortgagor may not, without the prior consent of the lender (which consent may not be unreasonably withheld, conditioned or delayed), modify, change, supplement, alter or amend the Sub-Ground Lease in a manner that could reasonably be expected to result in a material adverse effect on the applicable individual Mortgaged Property.

With respect to clause (e), each Mortgagor has the right to assign its sublease to the lender and a securitization trust. However, any subsequent transfers after a foreclosure or enforcement action would require satisfaction of the transfer provisions, including confirmation from the landlord that the proposed transferee satisfies the transferee requirements, which include that the Mortgagee must be an “Approved First Mortgagee”. An “Approved First Mortgagee” means, subject to certain additional conditions set forth in each related sublease, (A) any mortgage lender approved by the landlord or (B) any one or combination of the following persons: (i) any bank, trust company or national banking association, acting for its own

D-2-33

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

account or in a fiduciary capacity; (ii) any charitable foundation or eleemosynary institution other than an educational institution or charitable or nonprofit organization which by its ownership of the premises would cause the same to be exempt from property taxes under the laws of the Commonwealth of Massachusetts and other than an educational institution or charitable or nonprofit organization with a principal office in the City of Cambridge; (iii) any insurance company; (iv) any pension or retirement trust or fund for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, or if self-managed, having gross assets of at least $50,000,000; (v) any investment company, as defined in the Investment Company Act of 1940, as amended; (vi) any government or public employees' pension or retirement system, or any other governmental agency supervising the investment of public funds; (vii) “real estate investment trust,” as defined in Section 856 of the Internal Revenue Code of 1954, as amended, or any subsidiary thereof, the shares of which are traded on a nationally recognized stock exchange, or (viii) any federal or state government agency or body politic and corporate incorporated under the laws of the Commonwealth of Massachusetts or corporations established by federal law; provided that in the case of each of clauses (i)-(vii) above: (a) such person is not an affiliate; (b) such person has a reputation of high quality; (c) such person has, in the reasonable opinion of Sub-Landlord, the qualifications, experience and financial responsibility required to employ and administer the personnel and/or independent contractors necessary to fulfill the obligations contained in the Sub-Ground Lease for the continued first class management and operation of the related improvements; (d) the transaction of business with such person shall not violate or conflict with any written policy of Sub-Landlord in effect prior to the date on which Sub-Landlord receives a request for confirmation that such person meets the requirements for an Approved First Mortgagee; (e) if such person is chartered, or directly controlled by a person chartered, in a country other than the United States of America, the transaction of business with such person shall not violate or otherwise be in conflict with any law, regulation, order or decree of the government of the United States of America; and (f) the information concerning such person required pursuant to the provisions of the Sub-Ground Lease has been submitted to Sub-Landlord in conformity with such provisions.

With respect to clause (i), without the Sub-Landlord’s prior consent, the tenant may not enter into any subleases (i) covering an aggregate rentable floor area greater than 25,000 square feet, (ii) having a term longer than 10 years (including options to extend), (iii) having a term which extends beyond the term of the Sub-Ground Lease, (iv) providing parking in garage facilities at less than fair market rents or fees, or (v) with an affiliate, without the prior consent of the landlord, not to be unreasonably withheld.

With respect to clause (j), with respect to casualty proceeds, if the total amount of the proceeds exceeds $100,000, the proceeds are required to be paid into an escrow account with an escrow agent appointed by Approved First Mortgagee, which has the right to appoint itself as the escrow agent. Payments from the escrow account are required to be made in accordance with the Sub-Ground Lease (i.e., on a progress payment basis against architect certified vouchers). Unless the Sub-Ground Lease is being terminated, the tenant must fully restore the improvements, and the insurance proceeds must be used for such purpose. Unless there is substantial damage or destruction (i) which damage is such that the reconstruction of economically viable improvements is not practicable (as jointly agreed upon by the tenant and the Sub-Landlord, or if the parties cannot agree, as determined by an arbitrator), or (ii) which damage occurs during the last five years of the term, in which event the tenant has the right to terminate the

D-2-34

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

lease, provided that any mortgagee must consent thereto in writing. With respect to a condemnation, the full amount of any award is required to be paid into an escrow account with an escrow agent appointed by the mortgagee. The mortgagee has the right to appoint itself as the escrow agent. The Sub-Landlord and the tenant are required to attempt to fairly allocate the award between the Sub-Landlord and the tenant (taking into account any restoration obligation of the tenant). If the parties are unable to agree on an allocation, the allocation is required to be made pursuant to the arbitration provisions set forth in the Sub-Ground Lease.

With respect to clause (k), the full amount of any award is required to be paid into an escrow account with an escrow agent appointed by a mortgagee, which has the right to appoint itself as the escrow agent.  The Sub-Landlord and the tenant are required to attempt to fairly allocate the award between the Sub-Landlord and the tenant (taking into account any restoration obligation of the tenant).  If the parties are unable to agree on an allocation, the allocation will be made pursuant to the arbitration provisions set forth in the Sub-Ground Lease.

D-2-35

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment.	Marriott World Headquarters (Loan No. 4)	The lease with the single tenant at the Mortgaged Property, Marriott International Administrative Services Inc (“Marriott”), prohibits the transfer of beneficial ownership of the Mortgaged Property to certain competitors, including Hilton, IHG, Choice, Hyatt or any other entity that has the power to direct or influence the management and policies of a company that operates or licenses a chain of lodging facilities totaling at least 50 full service hotels or 125 select service hotels that directly competes with Marriott or its affiliates (“Competitors”). Such restriction will not apply to a transfer to a portfolio or institutional investor, including, private equity firms, investment management firms, hedge funds, institutional owners or development firms (such as but not limited to The Blackstone Group, L.P., The Related Companies and Host Hotels) that directly or indirectly own or control individual hotels or a Competitor as part of its holdings (but the value of a Competitor must not be more than 35% of portfolio holdings of the investor and its controlled affiliates, including managed funds).
(7) Permitted Liens; Title Insurance.	Marriott World Headquarters (Loan No. 4)	See exception to Representation 6.
(17) Insurance.	Marriott World Headquarters (Loan No. 4)	All exceptions to Representation 30 set forth below for all Bank of America mortgage loans are also exceptions to this Representation 18.
(17) Insurance.	Marriott World Headquarters (Loan No. 4)	The related Mortgage Loan documents permit the related Mortgagor to rely on the insurance provided by Marriott International Administrative Services, Inc., the sole tenant at the Mortgaged Property, under the terms of its lease.
(17) Insurance.	Marriott World Headquarters (Loan No. 4)	The related Mortgage Loan documents do not use the exact phrase “intentional material physical waste at the Mortgaged Property” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.
(17) Insurance.	Marriott World Headquarters (Loan No. 4)	The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $250,000, with respect to the required environmental impairment liability insurance.
(17) Insurance.	Marriott World Headquarters (Loan No. 4)	With respect to multi-layered policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: or fewer insurance companies issue the related insurance policies, then at least 75% of the required coverage must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance company and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P, “Baa2” by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance company and “BBB” by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance company, or (B) if five (5) or more insurance companies issue the related insurance policies, then at least 60% of the required coverage must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance company and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P, “Baa2” by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance company and “BBB” by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance company, and (2) a rating of A-VIII or better in the current Best’s Insurance Reports.
D-2-36

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Recourse Obligations.	Marriott World Headquarters (Loan No. 4)

There is no separate non-recourse carveout guarantor or environmental indemnitor with respect to the Whole Loan. Only the single-purpose entity Mortgagor is (i) obligated under the non-recourse carveout provisions in the related loan agreement (such provisions are not guaranteed by a separate entity) and (ii) an indemnitor under the environmental indemnity agreement.

In addition, in lieu of an environmental indemnity from an entity other than the Mortgagor, the related Mortgage Loan documents require the Mortgagor to maintain environmental impairment liability insurance against claims for pollution and remediation legal liability for existing conditions coverage as well as new conditions coverage for first-party and third-party claims related to the Mortgaged Property.

(27) Recourse Obligations.	Marriott World Headquarters (Loan No. 4)

The losses carveout for misappropriation of insurance proceeds or condemnation awards is limited to intentional misappropriation by the Mortgagor.

The related Mortgage Loan documents do not include losses carveouts relating to misappropriation of rents after an event of default and security deposits. They do include similar losses carveouts with respect to (i) the Mortgagor’s failure to apply any rents received during the continuance of an event of default to amounts due under the related Mortgage Loan documents or to operating expenses which are in accordance with the manner the Mortgagor operated the Mortgaged Property prior to such event of default other than those payable to affiliates of the Mortgagor unless such affiliate payments are pursuant to an arm's length agreement on market terms and any such agreement existed prior to an event of default; and (ii) any security deposits actually collected by the Mortgagor from tenants which are not delivered to the lender upon a foreclosure of the Mortgaged Property or action in lieu thereof, except to the extent such security deposits were applied in accordance with the terms of the related leases.

(27) Recourse Obligations.	Marriott World Headquarters (Loan No. 4)	The obligations of the Mortgagor, as environmental indemnitor, under the related environmental indemnity agreement will terminate and be of no further force and effect on the date that is one year after the date on which the Mortgage Loan is paid in full in the ordinary course, provided that, among other conditions, the Mortgagor delivers to the indemnitee an environmental assessment report relating to the Mortgaged Property, in form and substance reasonably acceptable to the indemnitee and otherwise in accordance with the environmental indemnity agreement.
(30) Acts of Terrorism Exclusion.	Marriott World Headquarters (Loan No. 4)	If TRIPRA is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two times the amount of the then-current annual premium for the required comprehensive all risk insurance (excluding any terrorism, earthquake or flood component thereof) and business income/rent loss insurance
(32) Single-Purpose Entity.	Marriott World Headquarters (Loan No. 4)	Each related borrower is a recycled single-purpose entity, however, such borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.

D-2-37

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(25) Local Law Compliance	Lindham Court (Loan No. 29)	The Mortgagor leases certain ancillary storage units at the Mortgaged Property to non-tenants. The ancillary self-storage use for non-tenants / third parties is considered an illegal non-conforming use, as rentals to non-tenants or third parties is not permitted under the current zoning code. The borrower is required to terminate the ancillary storage unit leases to non-tenants as such leases expire.
(32) Single-Purpose Entity	46 & 47 Mercer Street (Loan No. 21)	One of the borrowers, 47 Mercer Street, LLC (the “47 Mercer Borrower”) is a named plaintiff in litigation relating to a contract to acquire real property located at 78 Summit Avenue, New Jersey (the “78 Summit Property”) (not collateral for the Mortgage Loan). According to the 47 Mercer Borrower’s counsel, the 47 Mercer Borrower initially entered into the contract to purchase the 78 Summit Property and subsequently assigned (prior to the purchase and sale of the 78 Summit Property) all of its rights under such contract to an affiliate (the “78 Summit Purchaser”). After the 78 Summit Purchaser purchased the 78 Summit Property, the 78 Summit Purchaser discovered alleged defects at the 78 Summit Property and brought claims against the seller of the 78 Summit Property, including for intentional concealment.
D-2-38

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance($)
August 2025	$11,907,000.00
September 2025	$11,907,000.00
October 2025	$11,907,000.00
November 2025	$11,907,000.00
December 2025	$11,907,000.00
January 2026	$11,907,000.00
February 2026	$11,907,000.00
March 2026	$11,907,000.00
April 2026	$11,907,000.00
May 2026	$11,907,000.00
June 2026	$11,907,000.00
July 2026	$11,907,000.00
August 2026	$11,907,000.00
September 2026	$11,907,000.00
October 2026	$11,907,000.00
November 2026	$11,907,000.00
December 2026	$11,907,000.00
January 2027	$11,907,000.00
February 2027	$11,907,000.00
March 2027	$11,907,000.00
April 2027	$11,907,000.00
May 2027	$11,907,000.00
June 2027	$11,907,000.00
July 2027	$11,907,000.00
August 2027	$11,907,000.00
September 2027	$11,907,000.00
October 2027	$11,907,000.00
November 2027	$11,907,000.00
December 2027	$11,907,000.00
January 2028	$11,907,000.00
February 2028	$11,907,000.00
March 2028	$11,907,000.00
April 2028	$11,907,000.00
May 2028	$11,907,000.00
June 2028	$11,907,000.00
July 2028	$11,907,000.00
August 2028	$11,907,000.00
September 2028	$11,907,000.00
October 2028	$11,907,000.00
November 2028	$11,907,000.00
December 2028	$11,907,000.00
January 2029	$11,907,000.00
February 2029	$11,907,000.00
March 2029	$11,907,000.00
April 2029	$11,907,000.00
May 2029	$11,907,000.00
June 2029	$11,907,000.00
July 2029	$11,907,000.00
August 2029	$11,907,000.00
September 2029	$11,907,000.00
October 2029	$11,907,000.00
November 2029	$11,907,000.00
December 2029	$11,907,000.00
January 2030	$11,907,000.00
February 2030	$11,907,000.00
March 2030	$11,907,000.00
April 2030	$11,907,000.00
May 2030	$11,907,000.00

Distribution Date	Balance($)
June 2030	$11,907,000.00
July 2030	$11,906,810.25
August 2030	$11,715,803.53
September 2030	$11,523,783.43
October 2030	$11,304,642.11
November 2030	$11,110,436.33
December 2030	$10,889,168.45
January 2031	$10,692,753.79
February 2031	$10,495,296.61
March 2031	$10,219,013.19
April 2031	$10,019,029.44
May 2031	$9,792,139.82
June 2031	$9,589,885.69
July 2031	$9,360,787.09
August 2031	$9,156,238.44
September 2031	$8,950,603.41
October 2031	$8,718,215.34
November 2031	$8,510,249.85
December 2031	$8,275,594.33
January 2032	$8,065,273.59
February 2032	$7,853,835.35
March 2032	$7,590,328.41
April 2032	$7,403,755.76
May 2032	$7,193,107.70
June 2032	$7,004,458.05
July 2032	$6,791,789.33
August 2032	$6,601,040.97
September 2032	$6,409,297.06
October 2032	$6,193,618.04
November 2032	$5,999,743.09
December 2032	$5,781,990.85
January 2033	$5,585,962.57
February 2033	$5,388,910.78
March 2033	$5,122,543.56
April 2033	$4,923,058.84
May 2033	$4,699,848.97
June 2033	$4,498,152.18
July 2033	$4,272,790.26
August 2033	$4,068,858.27
September 2033	$3,863,860.81
October 2033	$3,635,287.76
November 2033	$3,428,020.58
December 2033	$3,197,239.36
January 2034	$2,987,678.71
February 2034	$2,777,022.74
March 2034	$2,498,302.67
April 2034	$2,285,076.05
May 2034	$2,048,497.01
June 2034	$1,832,914.46
July 2034	$1,594,043.38
August 2034	$1,376,080.23
September 2034	$1,156,977.14
October 2034	$914,681.02
November 2034	$693,160.48
December 2034	$448,512.46
January 2035	$224,549.15
February 2035 and thereafter	$0.00

E-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX F

ASSUMED PRINCIPAL PAYMENT SCHEDULE FOR THE
340 Mt Kemble MORTGAGE LOAN

Period	Payment Date	Principal Payment ($)	Ending Principal Balance ($)
1	3/1/2025	$0.00	$13,950,000.00
2	4/1/2025	$0.00	$13,950,000.00
3	5/1/2025	$0.00	$13,950,000.00
4	6/1/2025	$0.00	$13,950,000.00
5	7/1/2025	$0.00	$13,950,000.00
6	8/1/2025	$0.00	$13,950,000.00
7	9/1/2025	$0.00	$13,950,000.00
8	10/1/2025	$0.00	$13,950,000.00
9	11/1/2025	$0.00	$13,950,000.00
10	12/1/2025	$0.00	$13,950,000.00
11	1/1/2026	$0.00	$13,950,000.00
12	2/1/2026	$0.00	$13,950,000.00
13	3/1/2026	$0.00	$13,950,000.00
14	4/1/2026	$0.00	$13,950,000.00
15	5/1/2026	$0.00	$13,950,000.00
16	6/1/2026	$0.00	$13,950,000.00
17	7/1/2026	$0.00	$13,950,000.00
18	8/1/2026	$0.00	$13,950,000.00
19	9/1/2026	$18,540.46	$13,931,459.54
20	10/1/2026	$21,337.34	$13,910,122.20
21	11/1/ 2026	$18,778.80	$13,891,343.40
22	12/1/2026	$21,569.38	$13,869,774.02
23	1/1/2027	$19,019.96	$13,850,754.06
24	2/1/2027	$19,133.65	$13,831,620.41
25	3/1/2027	$27,248.46	$13,804,371.95
26	4/1/2027	$19,410.88	$13,784,961.07
27	5/1/2027	$22,184.71	$13,762,776.36
28	6/1/2027	$19,659.49	$13,743,116.87
29	7/1/2027	$22,426.74	$13,720,690.13
30	8/1/2027	$19,911.04	$13,700,779.09
31	9/1/2027	$20,030.05	$13,680,749.04
32	10/1/2027	$22,787.48	$13,657,961.56
33	11/1/2027	$20,285.97	$13,637,675.59
34	12/1/2027	$23,036.64	$13,614,638.95
35	1/1/2028	$20,544.91	$13,594,094.04
36	2/1/2028	$20,667.70	$13,573,426.34
37	3/1/2028	$26,025.29	$13,547,401.05
38	4/1/2028	$20,946.78	$13,526,454.27
39	5/1/2028	$23,679.95	$13,502,774.32
40	6/1/ 2028	$21,213.52	$13,481,560.80
41	7/1/2028	$23,939.62	$13,457,621.18
42	8/1/2028	$21,483.39	$13,436,137.79
43	9/1/2028	$21,611.80	$13,414,525.99
44	10/1/2028	$24,327.37	$13,390,198.62
45	11/1/2028	$21,886.38	$13,368,312.24
46	12/1/2028	$24,594.68	$13,343,717.56
47	1/1/2029	$22,164.19	$13,321,553.37
48	2/1/2029	$22,296.67	$13,299,256.70
49	3/1/2029	$30,122.45	$13,269,134.25
50	4/1/2029	$22,609.97	$13,246,524.28
51	5/1/2029	$25,299.12	$13,221,225.16
52	6/1/2029	$22,896.33	$13,198,328.83
53	7/1/2029	$25,577.89	$13,172,750.94
54	8/1/2029	$23,186.05	$13,149,564.89
55	9/1/2029	$23,324.63	$13,126,240.26
56	10/1/2029	$25,994.86	$13,100,245.40
57	11/1/2029	$23,619.42	$13,076,625.98
58	12/1/2029	$26,281.84	$13,050,344.14
59	1/1/2030	$23,917.68	$13,026,426.46
60	2/1/2030	$24,060.63	$13,002,365.83

Period	Payment Date	Principal Payment ($)	Ending Principal Balance ($)
61	3/1/2030	$31,725.23	$12,970,640.60
62	4/1/2030	$24,394.07	$12,946,246.53
63	5/1/2030	$27,035.97	$12,919,210.56
64	6/1/ 2030	$24,701.46	$12,894,509.10
65	7/1/2030	$27,335.23	$12,867,173.87
66	8/1/2030	$25,012.48	$12,842,161.39
67	9/1/2030	$25,161.98	$12,816,999.41
68	10/1/2030	$27,783.56	$12,789,215.85
69	11/1/2030	$25,478.44	$12,763,737.41
70	12/1/2030	$28,091.64	$12,735,645.77
71	1/1/2031	$25,798.62	$12,709,847.15
72	2/1/2031	$25,952.82	$12,683,894.33
73	3/1/2031	$33,444.51	$12,650,449.82
74	4/1/2031	$26,307.84	$12,624,141.98
75	5/1/2031	$28,899.08	$12,595,242.90
76	6/1/ 2031	$26,637.81	$12,568,605.09
77	7/1/2031	$29,220.31	$12,539,384.78
78	8/1/2031	$26,971.67	$12,512,413.11
79	9/1/2031	$27,132.88	$12,485,280.23
80	10/1/2031	$29,702.28	$12,455,577.95
81	11/1/2031	$27,472.58	$12,428,105.37
82	12/1/2031	$30,032.99	$12,398,072.38
83	1/1/2032	$27,816.29	$12,370,256.09
84	2/1/2032	$27,982.55	$12,342,273.54
85	3/1/2032	$32,909.09	$12,309,364.45
86	4/1/2032	$0.00	$12,309,364.45
87	5/1/2032	$0.00	$12,309,364.45
88	6/1/ 2032	$0.00	$12,309,364.45
89	7/1/2032	$0.00	$12,309,364.45
90	8/1/2032	$0.00	$12,309,364.45
91	9/1/2032	$0.00	$12,309,364.45
92	10/1/2032	$0.00	$12,309,364.45
93	11/1/2032	$0.00	$12,309,364.45
94	12/1/2032	$0.00	$12,309,364.45
95	1/1/2033	$0.00	$12,309,364.45
96	2/1/2033	$0.00	$12,309,364.45
97	3/1/2033	$0.00	$12,309,364.45
98	4/1/2033	$0.00	$12,309,364.45
99	5/1/2033	$0.00	$12,309,364.45
100	6/1/ 2033	$0.00	$12,309,364.45
101	7/1/2033	$0.00	$12,309,364.45
102	8/1/2033	$0.00	$12,309,364.45
103	9/1/2033	$0.00	$12,309,364.45
104	10/1/2033	$0.00	$12,309,364.45
105	11/1/2033	$0.00	$12,309,364.45
106	12/1/2033	$0.00	$12,309,364.45
107	1/1/2034	$0.00	$12,309,364.45
108	2/1/2034	$0.00	$12,309,364.45
109	3/1/2034	$0.00	$12,309,364.45
110	4/1/2034	$0.00	$12,309,364.45
111	5/1/2034	$0.00	$12,309,364.45
112	6/1/ 2034	$0.00	$12,309,364.45
113	7/1/2034	$0.00	$12,309,364.45
114	8/1/2034	$0.00	$12,309,364.45
115	9/1/2034	$0.00	$12,309,364.45
116	10/1/2034	$0.00	$12,309,364.45
117	11/1/2034	$0.00	$12,309,364.45
118	12/1/2034	$0.00	$12,309,364.45
119	1/1/2035	$0.00	$12,309,364.45
120	2/1/2035	$0.00	$12,309,364.45

F-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates(*)	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in This Prospectus	16
Summary of Terms	27
Summary of Risk Factors	59
Risk Factors	61
Description of the Mortgage Pool	150
Transaction Parties	234
Credit Risk Retention	328
Description of the Certificates	335
Description of the Mortgage Loan Purchase Agreements	373
Pooling and Servicing Agreement	383
Certain Legal Aspects of Mortgage Loans	490
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	506
Pending Legal Proceedings Involving Transaction Parties	509
Use of Proceeds	509
Yield and Maturity Considerations	509
Material Federal Income Tax Considerations	521
Certain State and Local Tax Considerations	532
Method of Distribution (Underwriter)	533
Incorporation of Certain Information by Reference	536
Where You Can Find More Information	536
Financial Information	537
Certain ERISA Considerations	537
Legal Investment	541
Legal Matters	542
Ratings	542
Index of Defined Terms	544

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$691,826,000
(Approximate)

Barclays
Commercial Mortgage
Securities LLC

Depositor

BBCMS
MORTGAGE TRUST 2025-C35

Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2025-C35

Class A-1	$9,224,000
Class A-4	$100,000,000
Class A-5	$416,956,000
Class A-SB	$11,907,000
Class X-A	$538,087,000
Class A-S	$82,635,000
Class B	$41,317,000
Class C	$29,787,000

PROSPECTUS

Barclays

Co-Lead Manager and Joint Bookrunner

BofA Securities

Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities

Co-Lead Manager and Joint Bookrunner

Goldman Sachs & Co. LLC

Co-Lead Manager and Joint Bookrunner

J.P. Morgan

Co-Lead Manager and Joint Bookrunner

Société Générale

Co-Lead Manager and Joint Bookrunner

UBS Securities LLC

Co-Lead Manager and Joint Bookrunner

Bancroft Capital, LLC

Co-Manager

Academy Securities

Co-Manager

July 10, 2025